    As filed with the Securities and Exchange Commission on December 7, 2000
                                                      Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------
                                    FORM F-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                ---------------
                          The News Corporation Limited
           (Exact Name of the Registrant as Specified in its Charter)

   South Australia, Australia         4833           Not Applicable
     (State or Other            (Primary Standard       (I.R.S.
     Jurisdiction of               Industrial           Employer
     Incorporation or          Classification Code   Identification
      Organization)                  Number)            Number)

                                 2 Holt Street
                    Sydney, New South Wales 2010, Australia
                         (Country Code 61) 2-9-288-3000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                            Arthur M. Siskind, Esq.
                          The News Corporation Limited
                         c/o News America Incorporated
                          1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 852-7000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                With Copies to:

     Jeffrey W. Rubin, Esq.             Lou R. Kling, Esq.             Lynn Toby Fisher, Esq.
      Stephen H. Kay, Esq.             Howard L. Ellin, Esq.       Kaye, Scholer, Fierman, Hays &
  Squadron, Ellenoff, Plesent &    Skadden, Arps, Slate, Meagher            Handler, LLP
         Sheinfeld, LLP                     & Flom LLP                    425 Park Avenue
        551 Fifth Avenue                 Four Times Square            New York, New York 10022
    New York, New York 10176         New York, New York 10036              (212) 836-8000
         (212) 661-6500                   (212) 735-3000

                                ---------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the closing of the mergers as described herein.
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                            Proposed        Proposed
 Title of each Class of       Amount        Maximum          Maximum       Amount of
    Securities to be          to be      Offering Price     Aggregate     Registration
       Registered           Registered     Per Share     Offering Price       Fee
--------------------------------------------------------------------------------------
Preferred Limited Voting
 Ordinary
 Shares (the "News
 Corporation
 Preferred Ordinary
 Shares")
 (1)(2)................   242,688,279(5) Not applicable $1,716,452,407(8)   $453,143
--------------------------------------------------------------------------------------
News Corporation
 Preferred
 Ordinary
 Shares(1)(3)..........   210,636,586(6) Not applicable   $296,835,834(9)    $78,365
--------------------------------------------------------------------------------------
News Corporation
 Preferred
 Ordinary
 Shares(1)(4)..........    84,129,597(7) Not applicable  $284,360,825(10)    $75,071
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               (footnotes on the following page)

                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(continued from previous page)
--------
 (1) News Corporation's American Depositary Shares ("News Corporation Preferred ADSs"), evidenced by American Depositary Receipts issuable upon deposit of News Corporation Preferred Ordinary Shares, will be registered under a separate registration statement on Form F-6. Each News Corporation Preferred ADS represents four News Corporation Preferred Ordinary Shares.
 (2) These News Corporation Preferred Ordinary Shares are being registered by News Corporation on this Registration Statement in connection with the proposed merger transaction with Chris-Craft Industries, Inc. ("Chris-Craft").
 (3) These News Corporation Preferred Ordinary Shares are being registered by News Corporation on this Registration Statement in connection with the proposed merger transaction with BHC Communications, Inc. ("BHC").
 (4) These News Corporation Preferred Ordinary Shares are being registered by News Corporation on this Registration Statement in connection with the proposed merger transaction with United Television, Inc. ("United Television").
 (5) News Corporation is registering a total of 242,688,279 News Corporation Preferred Ordinary Shares in connection with a proposed merger transaction with Chris-Craft. This number is based on (A) (i) (a) 27,151,893 shares of Chris-Craft Common Stock outstanding as of October 31, 2000, (b) 7,845,639 shares of Chris-Craft Common Stock issuable upon conversion of the 7,845,639 shares of Chris-Craft Class B Common Stock outstanding as of October 31, 2000 and (c) 8,365,884 shares of Chris-Craft Common Stock issuable upon conversion of the Chris-Craft Convertible Preferred Stock, outstanding as of October 31, 2000; and (ii) an exchange ratio of 1.2273, which is the exchange ratio applicable if the merger is effected as a reverse merger, and represents the higher of two possible exchange ratios under the Chris-Craft merger agreement, multiplied by 4, which is the number of News Corporation Preferred Ordinary Shares underlying each News Corporation Preferred ADS; and (B) (i) 3,643,192 shares of Chris-Craft Common Stock issuable upon exercise of options to purchase Chris-Craft Common Stock ("Chris-Craft Options") outstanding as of October 31, 2000 and Chris-Craft Options that may be issued prior to the merger, and (ii) an exchange ratio of 2.0455, which is the exchange ratio applicable to the Chris-Craft Options if the merger is effected as a reverse merger, and represents the higher of two possible exchange ratios under the Chris-Craft merger agreement, multiplied by 4, which is the number of News Corporation Preferred Ordinary Shares underlying each News Corporation Preferred ADS.
 (6) News Corporation is registering a total of 210,636,586 News Corporation Preferred Ordinary Shares in connection with a proposed merger transaction with BHC. This number is based on (i) (a) 4,511,605 shares of BHC Class A Common Stock outstanding as of October 31, 2000 and (b) 18,000,000 shares of BHC Class A Common Stock issuable upon conversion of the 18,000,000 shares of BHC Class B Common Stock outstanding as of October 31, 2000 and
     (ii) an exchange ratio of 2.3392, which is the exchange ratio applicable if the merger is effected as a reverse merger, and represents the higher of two possible exchange ratios under the BHC merger agreement, multiplied by 4, which is the number of News Corporation Preferred Ordinary Shares underlying each News Corporation Preferred ADS.
 (7) News Corporation is registering a total of 84,129,597 News Corporation Preferred Ordinary Shares in connection with a proposed merger transaction with United Television. This number is based on (A)(i) 9,520,753 shares of United Television Common Stock outstanding as of October 31, 2000, and
     (ii) an exchange ratio of 2.1266, which is the exchange ratio applicable if the merger is effected as a reverse merger, and represents the higher of two possible exchange ratios under the United Television merger agreement, multiplied by 4, which is the number of News Corporation Preferred Ordinary Shares underlying each News Corporation Preferred ADS, and (B) (i) 221,640 shares of United Television Common Stock issuable upon exercise of options to purchase United Television Common Stock ("United Television Options") outstanding as of October 31, 2000 and United Television Options that may be issued prior to the merger, and (ii) an exchange ratio of 3.5443, which is the exchange ratio applicable to the United Television Options if the merger is effected as a reverse merger, and represents the higher of two possible exchange ratios under the United Television merger agreement, multiplied by 4, which is the number of News Corporation Preferred Ordinary Shares underlying each News Corporation Preferred ADS.
 (8) The proposed maximum aggregate offering price of all of the News Corporation Preferred Ordinary Shares being registered by News Corporation in connection with the Chris-Craft merger is $1,716,452,407. Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to: (i) the aggregate market value of the approximate number of shares of Chris-Craft stock to be cancelled in the Chris-Craft merger (as set forth in note (5) above) based upon a market value of $67.88 per share of Chris-Craft Common Stock, the average of the high and low sale prices per share of Chris-Craft Common Stock on the New York Stock Exchange on December 1, 2000; less (ii) the estimated amount of cash to be paid by News Corporation in the Chris-Craft merger equal to the product of (a) the approximate number of shares of Chris-Craft stock to be cancelled in the Chris-Craft merger (as set forth in note (5) above), net of shares of Chris-Craft Common Stock underlying Chris-Craft Options for which no cash will be paid, and (b) $34, representing the lower of two possible per share cash portions of the merger consideration, in accordance with the Chris-Craft merger agreement.
 (9) The proposed maximum aggregate offering price of all of the News Corporation Preferred Ordinary Shares being registered by News Corporation in connection with the BHC merger is $296,835,834. Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to (i) the aggregate market value of the approximate number of shares of BHC stock to be cancelled in the BHC merger (as set forth in note (6) above, but excluding the 18,010,000 shares of BHC stock that are held by Chris-Craft) based upon a market value of $131.94 per share of BHC Class A Common Stock, the average of the high and low sale prices per share of BHC Class A Common Stock on the American Stock Exchange on December 1, 2000; less (ii) the estimated amount of cash to be paid by News Corporation in the BHC merger equal to the product of (a) the approximate number of shares of BHC stock to be cancelled in the BHC merger (as set forth in note (6) above) and (b) $66, representing the lower of two possible per share cash portions of the merger consideration in accordance with the BHC merger agreement.
(10) The proposed maximum aggregate offering price of all of the News Corporation Preferred Ordinary Shares being registered by News Corporation in connection with the United Television merger is $284,360,825. Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to: (i) the aggregate market value of the approximate number of shares of United Television stock to be cancelled in the United Television merger (as set forth in note (7) above, but excluding the 5,509,027 shares of United Television stock that are held by BHC) based upon a market value of $124.03 per share of United Television Common Stock, the average of the high and low sale prices per share of United Television Common Stock on the Nasdaq National Market on December 1, 2000; less (ii) the estimated amount of cash to be paid by the Registrant in the United Television merger equal to the product of (a) the approximate number of shares of United Television stock to be cancelled in the United Television merger (as set forth in note (7) above), net of shares of United Television Common Stock underlying United Television Options for which no cash will be paid, and (b) $60, representing the lower of two possible per share cash portions of the merger consideration in accordance with the United Television merger agreement.

        PRELIMINARY DRAFT DATED DECEMBER 7, 2000--SUBJECT TO COMPLETION

                          CHRIS-CRAFT INDUSTRIES, INC.
                          767 Fifth Avenue, 46th Floor
                               New York, NY 10153

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

Dear Chris-Craft Stockholder:

   Chris-Craft Industries, Inc., BHC Communications, Inc. and United Television, Inc. have each agreed to merge with a subsidiary of The News Corporation Limited under three separate merger agreements, each dated as of August 13, 2000. Chris-Craft owns approximately 80% of BHC (representing approximately 97% of the voting power) and BHC owns approximately 58% of United Television.

   To complete the proposed mergers, Chris-Craft, BHC and United Television must each obtain the approval of their stockholders. Accordingly, we have scheduled a special meeting of Chris-Craft stockholders on [month, day], 2001 at [time], local time, at [location] at which we will ask you to vote to approve and adopt the Chris-Craft merger agreement. BHC and United Television have scheduled similar meetings on the same date.

   In the Chris-Craft merger, you will receive cash and/or News Corporation Preferred ADSs in the amounts and in accordance with the election procedures described in this joint proxy statement/prospectus. News Corporation Preferred ADSs are American depositary shares of News Corporation, which are traded on the New York Stock Exchange under the symbol "NWS.A". Each News Corporation Preferred ADS represents four preferred limited voting ordinary shares of News Corporation, which are traded on the Australian Stock Exchange under the symbol "NCPDP".

   This joint proxy statement/prospectus provides you with detailed information regarding the mergers. We urge you to read it carefully and in its entirety. In particular, you should read the "Risk Factors" section beginning on page [ . ] for a description of the various risks you should consider in evaluating the Chris-Craft merger.

   Your board of directors has approved the Chris-Craft merger and unanimously recommends that Chris-Craft stockholders vote FOR the Chris-Craft merger proposal described in this joint proxy statement/prospectus.

   Your vote is important, regardless of the number of shares you own. Please vote your shares as soon as possible so that your shares are represented at the special meeting. To vote your shares, please complete, sign, date and return the enclosed proxy card. This will not limit your right to vote in person or to attend the special meeting.

                                          Very truly yours,

                                          Herbert J. Siegel
                                          Chairman of the Board


 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this joint proxy statement/prospectus, or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


       This joint proxy statement/prospectus is dated [month, day], 2000, and is first being mailed to stockholders on or about [month, day], 2000.

        PRELIMINARY DRAFT DATED DECEMBER 7, 2000--SUBJECT TO COMPLETION

                            BHC COMMUNICATIONS, INC.
                          767 Fifth Avenue, 46th Floor
                               New York, NY 10153

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

Dear BHC Stockholder:

   BHC Communications, Inc., Chris-Craft Industries, Inc. and United Television, Inc. have each agreed to merge with a subsidiary of The News Corporation Limited under three separate merger agreements, each dated as of August 13, 2000. Chris-Craft owns approximately 80% (representing approximately 97% of the voting power) of BHC and BHC owns approximately 58% of United Television.

   To complete the proposed mergers, BHC, Chris-Craft and United Television must each obtain the approval of their stockholders. Accordingly, we have scheduled a special meeting of BHC stockholders on [month, day], 2001 at [time], local time, at [location] at which we will ask you to vote to approve and adopt the BHC merger agreement. Chris-Craft and United Television have scheduled similar meetings on the same date. Chris-Craft, which owns sufficient shares of BHC to approve the BHC merger proposal, has agreed to vote its shares in favor of the BHC merger proposal.

   In the BHC merger, you will receive cash and/or News Corporation Preferred ADSs in the amounts and in accordance with the election procedures described in this joint proxy statement/prospectus. News Corporation Preferred ADSs are American depositary shares of News Corporation, which are traded on the New York Stock Exchange under the symbol "NWS.A". Each News Corporation Preferred ADS represents four preferred limited voting ordinary shares of News Corporation, which are traded on the Australian Stock Exchange under the symbol "NCPDP".

   This joint proxy statement/prospectus provides you with detailed information regarding the mergers. We urge you to read it carefully and in its entirety. In particular, you should read the "Risk Factors" section beginning on page [ . ] for a description of the various risks you should consider in evaluating the BHC merger.

   Your board of directors has approved the BHC merger and unanimously recommends that BHC stockholders vote FOR the BHC merger proposal described in this joint proxy statement/prospectus.

   Your vote is important, regardless of the number of shares you own. Please vote your shares as soon as possible so that your shares are represented at the special meeting. To vote your shares, please complete, sign, date and return the enclosed proxy card. This will not limit your right to vote in person or to attend the special meeting.

                                          Very truly yours,

                                          William D. Siegel
                                          President and Chief Executive
                                           Officer


 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this joint proxy statement/prospectus, or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


       This joint proxy statement/prospectus is dated [month, day], 2000, and is first being mailed to stockholders on or about [month, day], 2000.

        PRELIMINARY DRAFT DATED DECEMBER 7, 2000--SUBJECT TO COMPLETION

                            UNITED TELEVISION, INC.
                        132 South Rodeo Drive, 4th Floor
                        Beverly Hills, California 90212

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

Dear United Television Stockholder:

   United Television, Inc., Chris-Craft Industries, Inc. and BHC
Communications, Inc. have each agreed to merge with a subsidiary of The News Corporation Limited under three separate merger agreements, each dated as of August 13, 2000. Chris-Craft owns approximately 80% (representing approximately 97% of the voting power) of BHC and BHC owns approximately 58% of United Television.

   To complete the proposed mergers, United Television, Chris-Craft and BHC must each obtain the approval of their stockholders. Accordingly, we have scheduled a special meeting of United Television stockholders on [month, day], 2001 at [time], local time, at [location] at which we will ask you to vote to approve and adopt the United Television merger agreement. Chris-Craft and BHC have scheduled similar meetings on the same date. BHC, which owns sufficient shares of United Television to approve the United Television merger proposal, has agreed to vote its shares in favor of the United Television merger proposal.

   In the United Television merger, you will receive cash and/or News Corporation Preferred ADSs in the amounts and in accordance with the election procedures described in this joint proxy statement/prospectus. News Corporation Preferred ADSs are American depositary shares of News Corporation, which are traded on the New York Stock Exchange under the symbol "NWS.A". Each News Corporation Preferred ADS represents four preferred limited voting ordinary shares of News Corporation, which are traded on the Australian Stock Exchange under the symbol "NCPDP".

   This joint proxy statement/prospectus provides you with detailed information regarding the mergers. We urge you to read it carefully and in its entirety. In particular, you should read the "Risk Factors" section beginning on page [ . ] for a description of the various risks you should consider in evaluating the United Television merger.

   Your board of directors has approved the United Television merger and unanimously recommends that United Television stockholders vote FOR the United Television merger proposal described in this joint proxy statement/prospectus.

   Your vote is important, regardless of the number of shares you own. Please vote your shares as soon as possible so that your shares are represented at the special meeting. To vote your shares, please complete, sign, date and return the enclosed proxy card. This will not limit your right to vote in person or to attend the special meeting.

                                          Very truly yours,

                                          John C. Siegel
                                          Chairman of the Board


 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this joint proxy statement/prospectus, or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


       This joint proxy statement/prospectus is dated [month, day], 2000, and is first being mailed to stockholders on or about [month, day], 2000.

                          CHRIS-CRAFT INDUSTRIES, INC.
                          767 Fifth Avenue, 46th Floor
                               New York, NY 10153

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               ----------------

To the Stockholders of Chris-Craft Industries, Inc.:

   A special meeting of stockholders of Chris-Craft Industries, Inc. will be held at [time], local time, on [month, day], 2001 at [location] for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 13, 2000, as amended, among Chris-Craft Industries, Inc., The News Corporation Limited, News Publishing Australia Limited and Fox Television Holdings, Inc. We have attached a copy of the merger agreement as Annex A to the joint proxy statement/prospectus that accompanies this notice.

     2. To transact such other business as may properly come before the Chris-Craft special meeting or any adjournment or postponement of the meeting.

   As described in the joint proxy statement/prospectus that accompanies this notice, the Agreement and Plan of Merger contemplates two alternative mergers (a forward merger and a reverse merger). A vote in favor of the approval and adoption of the Agreement and Plan of Merger constitutes the approval of both alternative mergers.

   Only stockholders of record at the close of business on [ . ], 2000, the record date for the special meeting, are entitled to vote at the special meeting. A list of stockholders entitled to vote at the special meeting will be available for examination at the special meeting and for ten days before the special meeting, during ordinary business hours, at Chris-Craft's principal place of business, 767 Fifth Avenue, 46th Floor, New York, NY 10153. To vote your shares, please complete, sign, date and return the enclosed proxy card. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                          By order of the Board of Directors,

                                          Brian C. Kelly
                                          Secretary

New York, New York
[ . ], 2000

                                   IMPORTANT


 Whether or not you expect to be present at the special meeting, please promptly complete, sign, date and return the enclosed proxy card. This will not limit your right to vote in person or to attend the special meeting.

                            BHC COMMUNICATIONS, INC.
                          767 Fifth Avenue, 46th Floor
                               New York, NY 10153

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               ----------------

To the Stockholders of BHC Communications, Inc.:

   A special meeting of stockholders of BHC Communications, Inc. will be held at [time], local time, on [month, day], 2001 at [location] for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 13, 2000, as amended, among BHC Communications, Inc., The News Corporation Limited, News Publishing Australia Limited and Fox Television Holdings, Inc. We have attached a copy of the merger agreement as Annex B to the joint proxy statement/prospectus that accompanies this notice.

     2. To transact such other business as may properly come before the BHC special meeting or any adjournment or postponement of the meeting.

   As described in the joint proxy statement/prospectus that accompanies this notice, the Agreement and Plan of Merger contemplates two alternative mergers (a forward merger and a reverse merger). A vote in favor of the approval and adoption of the Agreement and Plan of Merger constitutes the approval of both alternative mergers.

   Only stockholders of record at the close of business on [ . ], 2000, the record date for the special meeting, are entitled to vote at the special meeting. A list of stockholders entitled to vote at the special meeting will be available for examination at the special meeting and for the ten days before the special meeting, during ordinary business hours, at BHC's principal place of business, 767 Fifth Avenue, 46th Floor, New York, NY 10153. To vote your shares, please complete, sign, date and return the enclosed proxy card. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                          By order of the Board of Directors,

                                          Brian C. Kelly
                                          Secretary

New York, New York
[ . ], 2000

                                   IMPORTANT


 Whether or not you expect to be present at the special meeting, please promptly complete, sign, date and return the enclosed proxy card. This will not limit your right to vote in person or to attend the special meeting.

                            UNITED TELEVISION, INC.
                        132 South Rodeo Drive, 4th Floor
                        Beverly Hills, California 90212

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               ----------------

To the Stockholders of United Television, Inc.:

   A special meeting of stockholders of United Television, Inc. will be held at [time], local time, on [month, day], 2001 at [location] for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 13, 2000, as amended, among United Television, Inc., The News Corporation Limited, News Publishing Australia Limited and Fox Television Holdings, Inc. We have attached a copy of the merger agreement as Annex C to the joint proxy statement/prospectus that accompanies this notice.

     2. To transact such other business as may properly come before the United Television special meeting or any adjournment or postponement of the meeting.

   As described in the joint proxy statement/prospectus that accompanies this notice, the Agreement and Plan of Merger contemplates two alternative mergers (a forward merger and a reverse merger). A vote in favor of the approval and adoption of the Agreement and Plan of Merger constitutes the approval of both alternative mergers.

   Only stockholders of record at the close of business on [ . ], 2000, the record date for the special meeting, are entitled to vote at the special meeting. A list of stockholders entitled to vote at the special meeting will be available for examination at the special meeting and for the ten days before the special meeting, during ordinary business hours, at United Television's principal place of business, 132 South Rodeo Drive, 4th Floor, Beverly Hills, California 90212. To vote your shares, please complete, sign, date and return the enclosed proxy card. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                          By order of the Board of Directors,

                                          Garth S. Lindsey
                                          Secretary

Beverly Hills, California
[ . ], 2000

                                   IMPORTANT


 Whether or not you expect to be present at the special meeting, please promptly complete, sign, date and return the enclosed proxy card. This will not limit your right to vote in person or to attend the special meeting.

                             ADDITIONAL INFORMATION

   This joint proxy statement/prospectus incorporates important business and financial information about News Corporation, Chris-Craft, BHC and United Television from documents filed with the Securities and Exchange Commission that are not included in or delivered with this joint proxy statement/prospectus. News Corporation will provide you with copies of this information relating to News Corporation, without charge, upon written or oral request to:

     Investor Relations
     The News Corporation Limited
     c/o News America Incorporated
     1211 Avenue of the Americas
     New York, NY 10036
     Tel: (212) 852-7000

   Chris-Craft, BHC and United Television will provide you with copies of this information relating to their respective company, without charge, upon written or oral request to:

     Innisfree M&A Incorporated
     501 Madison Avenue, 20th Floor
     New York, NY 10022
     Tel: (212) 750-5833 (for banks and brokers)
       (888) 750-5834 (toll-free for stockholders)

   In order to receive timely delivery of the documents in advance of the Chris-Craft special meeting, BHC special meeting or United Television special meeting, as applicable, you should make your request no later than [ . ] , 2000.

   In addition, if you have questions about the Chris-Craft merger, BHC merger or United Television merger, as applicable, you may contact Innisfree M&A Incorporated at the address and telephone number set forth above.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETINGS...........   1
SUMMARY....................................................................   4
  The Companies............................................................   4
  The Mergers..............................................................   5
  Overview and Structure of the Mergers....................................   5
  What You Will Receive in the Mergers.....................................   6
  Election Procedures......................................................  17
  Preferred ADSs...........................................................  18
  Our Recommendations to Stockholders......................................  18
  Votes Required to Approve the Proposals..................................  18
  Possibility of BHC and United Television Mergers Without Chris-Craft
   Merger..................................................................  19
  Opinions of Financial Advisors...........................................  20
  Additional Interests of our Executive Officers and Boards of Directors as
   a Result of the Mergers.................................................  20
  Conditions to the Mergers................................................  21
  Restrictions on Alternate Transactions...................................  22
  Termination of the Merger Agreements.....................................  22
  Termination Fees.........................................................  24
  Related Transactions.....................................................  24
  Regulatory Matters.......................................................  24
  Material U.S. Federal Income Tax Consequences of the Mergers.............  25
  Accounting Treatment.....................................................  25
  Appraisal Rights.........................................................  25
  Comparative Market Price Data............................................  26
  Currencies and Exchange Rates............................................  26
  SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA.........................  27
  UNAUDITED COMPARATIVE PER SHARE INFORMATION..............................  34

RISK FACTORS...............................................................  35
  The value of the merger consideration to be received may fluctuate considerably............................................................  35
  Stockholders may receive a form of consideration different from what they elect...................................................................  35
  The form of consideration received by, and the U.S. federal income tax consequences to, Chris-Craft, BHC and United Television stockholders vary based on the structure of the mergers and each stockholder's election, variables which will not be known prior to the time of the special meetings........................................................  35
  News Corporation is controlled by one principal stockholder..............  36
  Members of the management and boards of directors of Chris-Craft, BHC and
   United Television have interests in the mergers that may differ from the interests of their stockholders.........................................  36
  Obtaining required regulatory approvals may delay completion of the mergers.................................................................  36

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.................  37

THE CHRIS-CRAFT SPECIAL MEETING............................................  38
  Where and when the Chris-Craft special meeting will be held..............  38
  What will be voted upon..................................................  38
  Only Chris-Craft holders of record are entitled to vote..................  38
  Quorum...................................................................  39
  Vote required to adopt the Chris-Craft merger proposal...................  39
  Voting your shares and changing your vote by revoking your proxy.........  39
  How proxies are counted..................................................  40
  Cost of solicitation.....................................................  40

THE BHC SPECIAL MEETING....................................................  41
  Where and when the BHC special meeting will be held......................  41
  What will be voted upon..................................................  41

  Only BHC holders of record are entitled to vote..........................  41
  Quorum...................................................................  41
  Vote required to adopt the BHC merger proposal...........................  42
  Voting your shares and changing your vote by revoking your proxy.........  42
  How proxies are counted..................................................  42
  Cost of solicitation.....................................................  43

THE UNITED TELEVISION SPECIAL MEETING......................................  44
  Where and when the United Television special meeting will be held........  44
  What will be voted upon..................................................  44
  Only United Television holders of record are entitled to vote............  44
  Quorum...................................................................  44
  Vote required to adopt the United Television merger proposal.............  44
  Voting your shares and changing your vote by revoking your proxy.........  45
  How proxies are counted..................................................  45
  Cost of solicitation.....................................................  46

THE MERGERS................................................................  47
  The Background of the Mergers............................................  47
  News Corporation's Reasons for the Mergers...............................  57
  Chris-Craft's, BHC's and United Television's Reasons for the Mergers;
   Recommendations of the Special Committees and Boards of Directors.......  57
  Financial Advisor Fairness Opinions......................................  64
  Accounting Treatment.....................................................  81
  Material Income Tax Consequences.........................................  81
  Stock Exchange Listing...................................................  87
  Restrictions on Sales of Preferred ADSs by Affiliates of Chris-Craft, BHC
   and United Television...................................................  88
  Delisting and Deregistration of Stock after Mergers......................  88
  Regulatory Matters Relating to the Mergers...............................  88
  Stockholder Litigation...................................................  92

APPRAISAL RIGHTS...........................................................  93
  Appraisal Rights of Chris-Craft Stockholders.............................  93
  Appraisal Rights of BHC Stockholders.....................................  94
  Appraisal Rights of United Television Stockholders.......................  95

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS............  97

INTERESTS OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANIES IN
 THE MERGERS............................................................... 114
  Chris-Craft Executive Officers........................................... 114
  Bonus Pool............................................................... 116
  Directors' and Officers' Insurance; Indemnification...................... 116
  BHC Executive Officers................................................... 116
  United Television Executive Officers..................................... 116

SUMMARY OF THE TRANSACTION DOCUMENTS....................................... 118
  The Chris-Craft Merger Agreement......................................... 118
  The BHC Merger Agreement................................................. 138
  The BHC Voting Agreement and Proxy....................................... 156
  The United Television Merger Agreement................................... 157
  The United Television Voting Agreement and Proxy......................... 175

THE COMPANIES.............................................................. 176
  News Corporation......................................................... 176
  Chris-Craft.............................................................. 178
  BHC...................................................................... 180
  United Television........................................................ 180

COMPARISON OF STOCKHOLDERS' RIGHTS......................................... 181

DESCRIPTION OF NEWS CORPORATION CAPITAL STOCK.............................. 211
  The Preferred American Depositary Shares................................. 211
  The Preferred Ordinary Shares............................................ 219
  Australian exchange controls and other limitations affecting holders..... 225
  Limitations on foreign acquisitions and investment in Australian companies............................................................... 225

RELATED TRANSACTIONS....................................................... 229

MARKET PRICE DATA.......................................................... 230
  News Corporation Preferred ADSs.......................................... 230
  Chris-Craft Common Stock................................................. 231
  BHC Common Stock......................................................... 232
  United Television Common Stock........................................... 233

DIVIDEND DATA.............................................................. 234
  News Corporation Preferred Ordinary Shares............................... 234
  Chris-Craft Common Stock................................................. 234
  BHC Common Stock......................................................... 234
  United Television Common Stock........................................... 235

DEADLINE FOR STOCKHOLDER PROPOSALS......................................... 236
  Chris-Craft.............................................................. 236
  BHC...................................................................... 236
  United Television........................................................ 236

CURRENCY OF PRESENTATION, EXCHANGE RATES AND CERTAIN DEFINITIONS........... 237

EXCHANGE CONTROLS AND OTHER LIMITATIONS.................................... 238

ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS................... 239

ENFORCEABILITY OF JUDGMENTS................................................ 240

LEGAL MATTERS.............................................................. 242

EXPERTS.................................................................... 242

WHERE YOU CAN FIND MORE INFORMATION........................................ 243

ANNEXES
  ANNEX A: Agreement and Plan of Merger (Chris-Craft)...................... A-1
  ANNEX B: Agreement and Plan of Merger (BHC).............................. B-1
  ANNEX C: Agreement and Plan of Merger (United Television)................ C-1
  ANNEX D: Opinion of Allen & Company Incorporated......................... D-1
  ANNEX E: Opinion of Wasserstein Perella & Co., Inc. ..................... E-1
  ANNEX F: Opinion of Bear, Stearns & Co. Inc.............................. F-1
  ANNEX G: Section 262 of the Delaware General Corporation Law............. G-1

       QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETINGS
Q: What are the proposed transactions?

A: News Corporation is proposing to acquire Chris-Craft, BHC and United
   Television in three separate merger transactions.

   If possible, the mergers will be completed as "forward mergers", which means that Chris-Craft, BHC and United Television will each merge into a subsidiary of News Corporation, and the News Corporation subsidiary will continue as the surviving corporation in each of the mergers. For each merger to be effected as a forward merger, the parties to that merger must receive a favorable tax ruling from the Internal Revenue Service and a related tax opinion from their respective legal counsel. In addition, the Federal Communications Commission must consent to the structure proposed by the parties for the ownership of Chris-Craft's, BHC's and United Television's television stations following each merger.

   If those tax and regulatory conditions are not met with respect to a particular merger, that merger will be restructured as a "reverse merger". In a reverse merger, a subsidiary of Fox Entertainment Group, Inc., a publicly-held company in which News Corporation holds an 82.76% equity interest (representing a 97.79% voting interest), will merge into Chris-Craft, BHC or United Television, as applicable, with Chris-Craft, BHC or United Television, as applicable, continuing as the surviving corporation in the merger.

   Because each merger is a separate transaction, it is possible that one or more of the mergers may be effected as a forward merger, with the other mergers being effected as reverse mergers.

Q: What is the difference between a forward merger and a reverse merger?

A: The principal difference to stockholders between a forward merger and a reverse merger is that, in a forward merger, the receipt of Preferred American Depositary Shares of News Corporation (Preferred ADSs), but not cash, by Chris-Craft, BHC or United Television stockholders will generally be tax-free for U.S. federal income tax purposes and, in a reverse merger, the receipt of Preferred ADSs by Chris-Craft, BHC and United Television stockholders will be taxable for U.S. federal income tax purposes. In the reverse mergers, Chris-Craft, BHC and United Television stockholders will receive more consideration than they would otherwise receive in the forward mergers. In addition, in the forward mergers, Chris-Craft, BHC and United Television stockholders will be able to make elections to receive cash and/or Preferred ADSs; however, in the reverse mergers, the stockholders will not have the right to elect the type of merger consideration they will receive.

Q: What will I receive in these mergers?

A: The consideration you will receive and detailed information about your ability to elect cash and/or Preferred ADSs, and about potential proration, adjustments and other factors that may affect what you receive, are described beginning on page [ . ] of the Summary.

Q: Will the final structure of the mergers be announced prior to the special meetings?

A: No. However, each company will issue a press release announcing whether its merger will proceed as a forward merger or reverse merger promptly after it is determined.

Q: When do the companies expect to complete the mergers?

A: We anticipate completing the mergers by June 30, 2001, or as soon as practicable following receipt of all required stockholder and regulatory approvals. Because all three mergers are subject to regulatory approvals and other factors outside the control of the parties, we cannot predict the exact timing of their completion.

Q: What vote is required to approve the mergers?

A: The Chris-Craft merger

   For the Chris-Craft merger to occur, the Chris-Craft merger agreement must be approved and adopted by a majority of the votes entitled to be cast by stockholders at the Chris-Craft special meeting (including the Chris-Craft convertible preferred stockholders), voting together as a single class, and a majority of the votes entitled to be cast by holders of Chris-Craft convertible preferred stock at the Chris-Craft special meeting, voting as a separate class.

   As of the record date, Chris-Craft directors and executive officers and their affiliates (none of whom have entered into agreements as to how they will vote with respect to the Chris-Craft merger proposal) owned common stock, class B common stock and convertible preferred stock entitling them to cast approximately [ . ]% of the votes entitled to be cast by stockholders voting together as a single class at the Chris-Craft special meeting, and convertible preferred stock entitling them to cast approximately [ . ]% of the votes entitled to be cast by holders of convertible preferred stock at the Chris-Craft special meeting.

  The BHC merger

   For the BHC merger to occur, the BHC merger agreement must be approved and adopted by a majority of the votes entitled to be cast by holders of BHC's class A and class B common stock at the BHC special meeting, voting together as a single class. Chris-Craft, which holds shares representing approximately 97% of the voting power of BHC, and, accordingly, holds sufficient shares to approve the BHC merger proposal, has agreed to vote its BHC shares in favor of the BHC merger proposal.

  The United Television merger

   For the United Television merger to occur, the United Television merger agreement must be approved and adopted by a majority of the votes entitled to be cast by stockholders at the United Television special meeting. BHC, which holds shares representing approximately 58% of the voting power of United Television and, accordingly, holds sufficient shares to approve the United Television merger proposal, has agreed to vote its United Television shares in favor of the United Television merger proposal.

Q: Is it possible that some but not all of the mergers will occur?

A: Yes. It is possible for the BHC and United Television mergers to occur without the occurrence of the Chris-Craft merger. The completion of the Chris-Craft merger, however, is conditioned on satisfaction of the conditions for the completion of the BHC and United Television mergers. The conditions to the mergers are described beginning on page [ . ] of the Summary.

Q: What do I need to do now?

A: First, carefully read and consider the information contained in this joint proxy statement/prospectus. Then, please vote your shares as soon as possible, so that your shares may be represented at your special meeting.

Q: How do I vote?

A: You may choose one of the following ways to cast your vote:

  . by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage paid envelope; or

  . by appearing and voting in person at the Chris-Craft special meeting if you are a Chris-Craft stockholder, at the BHC special meeting if you are a BHC stockholder, or at the United Television special meeting if you are a United Television stockholder.

   If you sign, date and send in your proxy and do not indicate how you wish to vote, we will count your proxy as a vote in favor of approval and adoption of the applicable merger agreement on which you are entitled to vote.

   If you send in your proxy but abstain from voting or if you do not send in your proxy or vote at the meetings, it will have the same effect as a vote against the approval and adoption of the applicable merger agreement on which you are entitled to vote.

   The Chris-Craft, BHC and United Television special meetings will each take place on [ . ], 2001. You may attend your special meeting and vote your shares in person rather than voting by proxy.

Q: Can I change my vote after I have mailed in my proxy card?

A: Yes. You may revoke your proxy or change your vote at any time before the vote is taken at your special meeting. You can do this in one of three ways:

  . delivering notice in writing to your company's corporate secretary that you have revoked your proxy;

  . properly submitting a later-dated proxy before your special meeting; or

  . appearing and voting in person at your special meeting.

Q: If my broker holds my shares in "street name', will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not provide your broker with instructions on how to vote your shares, it will have the same effect as a vote against the approval and adoption of your merger agreement.

Q: When should I send in my stock certificates? How do I make elections as to the form of consideration I prefer to receive?

A: Please DO NOT send in your stock certificates with your proxy card.

   We are sending you a letter of transmittal to surrender your stock certificates and a form of election with instructions for making your election as to the form of consideration you prefer to receive in the event of a forward merger. You should follow the instructions in the letter of transmittal and form of election regarding how and when to surrender your stock certificates. The available elections, election procedures and deadline for making elections are described beginning on page [ . ] of the Summary. You will only be permitted to make an election if your merger is structured as a forward merger. To make an election, you will need to deliver the form of election, the letter of transmittal and your stock certificates (or a properly completed notice of guaranteed delivery) according to the instructions set forth in the letter of transmittal and the form of election to the exchange agent before the election deadline. Prior to the closing of the mergers, we will publicly announce the structure of the mergers and, if applicable, the election deadline, which will be 10:00 a.m. New York time on the date of the closing of the mergers.

   Additional copies of the form of election and letter of transmittal can be obtained by contacting Innisfree M&A Incorporated at the address and telephone number set forth below. Copies will also be available at Innisfree M&A Incorporated until 5:00 p.m. New York City time on the last business day prior to the effective time of the merger.

   If your merger is structured as a reverse merger or if you have not sent in a letter of transmittal and form of election prior to the deadline, after your merger is completed, we will send you a letter of transmittal and instructions explaining how to exchange your stock certificates for the merger consideration.

Q: Am I entitled to appraisal rights?

A: Yes. Under Delaware law, Chris-Craft, BHC and United Television stockholders are entitled to exercise appraisal rights in connection with their mergers. Stockholders wishing to exercise appraisal rights who follow the procedures and satisfy the requirements of Delaware law will have the right to receive an appraisal of the fair value of their shares. We describe the procedures for exercising appraisal rights in this joint proxy statement/prospectus in "Appraisal Rights" on page [ . ], and we have attached the provisions of Delaware law that govern appraisal rights as Annex G.

Q: Whom should I call if I have any questions?

A: If you have any questions about the mergers or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus, the enclosed proxy card or voting instructions, or the form of election and letter of transmittal you should contact:

   Innisfree M&A Incorporated
   501 Madison Avenue, 20th Floor
   New York, NY 10022
  Tel: (212) 750-5833 (for banks and brokers)
     (888) 750-5834 (toll-free for stockholders)

                                    SUMMARY

   This summary highlights selected information about the Chris-Craft, BHC and United Television mergers from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the mergers fully, and for a more complete description of the terms of the mergers, you should read carefully this entire joint proxy statement/prospectus and the documents to which we have referred you. For more information, see "Where You Can Find More Information" beginning on page [ . ].

The Companies

   (See page [ . ])

The News Corporation Limited
2 Holt Street
Sydney, New South Wales, 2010
Australia
Telephone: 2-9-288-3000

   The News Corporation Limited, together with its subsidiaries, is a diversified international communications company principally engaged in the production and distribution of motion pictures and television programming; television, satellite and cable broadcasting; the publication of newspapers, magazines and books; the production and distribution of promotional and advertising products and services; the development and distribution of conditional access systems, interactive television applications and broadcast control software systems; and the creation and distribution of on-line programming. The activities of News Corporation are conducted principally in the United States, the United Kingdom and Australia and the Pacific Basin. News Corporation has also entered into joint ventures to provide direct-to-home
(DTH) television services in Italy and Latin America.

   News Corporation holds an 82.76% equity interest (representing a 97.79% voting interest) in Fox Entertainment Group, Inc. Fox Entertainment Group is principally engaged in the development, production and worldwide distribution of feature films and television programs, television broadcasting and cable network programming.

Chris-Craft Industries, Inc.
767 Fifth Avenue, 46th Floor
New York, New York 10153
Telephone: (212) 421-0200

   Chris-Craft is primarily engaged in television broadcasting, conducted through its majority-owned (80% at November 30, 2000) subsidiary, BHC Communications, Inc., which owns 100% of Chris-Craft Television, Inc., 100% of Pinelands, Inc. and, as of November 30, 2000, 58% of United Television, Inc. BHC and United Television together operate six very high frequency (VHF) television stations and four ultra high frequency (UHF) television stations, together constituting Chris-Craft's Television Division. Chris-Craft Industrial Products, Inc., a wholly-owned subsidiary of Chris-Craft that constitutes its Industrial Division, is primarily engaged in manufacturing plastic flexible films and distributing containment systems to the healthcare industry.

BHC Communications, Inc.
767 Fifth Avenue, 46th Floor
New York, New York 10153
Telephone: (212) 421-0200

   BHC is the majority-owned television broadcasting subsidiary of Chris-Craft. BHC's principal business is television broadcasting, conducted through its wholly-owned subsidiaries, Chris-Craft Television, Inc. and

Pinelands, Inc., and its majority-owned subsidiary, United Television. BHC and United Television together operate six VHF television stations and four UHF television stations. Eight stations are affiliates of United Paramount Network
(UPN), one is affiliated with ABC, and one is affiliated with NBC.

United Television, Inc.
132 South Rodeo Drive, 4th Floor
Beverly Hills, California 90212
Telephone: (310) 281-4844

   United Television is the majority-owned subsidiary of BHC Communications, Inc. United Television owns and operates seven of BHC's ten television stations that comprise Chris-Craft's Television Division. United Television operates three VHF television stations and four UHF television stations. Five stations are affiliates of UPN, one is affiliated with ABC, and one is affiliated with NBC.

The Mergers

   (See page [ . ])

Overview and Structure of the Mergers

   News Corporation is proposing to acquire Chris-Craft, BHC and United Television in three separate merger transactions. The mergers are structured initially as "forward mergers" as described below. For each merger to be effected as a forward merger, the parties to that merger must obtain a favorable tax ruling from the Internal Revenue Service regarding the merger and a related tax opinion from their respective legal counsel. In addition, the Federal Communications Commission must consent to the mergers and reorganization transactions and the structure proposed by the parties for the ownership and operation of Chris-Craft's, BHC's and United Television's television stations following the mergers. If those tax and regulatory conditions are not met with respect to a particular merger, that merger will be restructured as a "reverse merger" as described below.

   If a merger is effected as a forward merger, Chris-Craft, BHC and United Television, as applicable, simultaneously with the closing of the merger, will merge into News Publishing Australia Limited, a subsidiary of News Corporation. News Publishing will survive each of the forward mergers and transfer the television assets formerly held by Chris-Craft, BHC and United Television, as applicable, to a subsidiary of Fox Entertainment Group. The Fox Entertainment Group subsidiary will simultaneously transfer the title to all of the FCC licenses to Fox Television Stations, Inc. The ownership of Fox Television Stations is described under "Related Transactions" on page [ . ].

   If a merger is restructured as a reverse merger, a wholly-owned subsidiary of Fox Entertainment Group will merge into Chris-Craft, BHC or United Television, as applicable, and Chris-Craft, BHC or United Television, as applicable, will be the surviving corporation in the merger. The mergers will occur in order such that the Chris-Craft merger occurs first, followed by the BHC merger and then the United Television merger. Because each merger is a separate transaction, it is possible that one or more of the mergers may be effected as a forward merger, with the other mergers being effected as reverse mergers.

   The principal difference to stockholders between the forward mergers and the reverse mergers is that, in the forward mergers, the receipt of Preferred ADSs, but not cash, by Chris-Craft, BHC or United Television stockholders will generally be tax-free for U.S. federal income tax purposes and, in the reverse mergers, the receipt of Preferred ADSs by Chris-Craft, BHC or United Television stockholders will be taxable for U.S. federal income tax purposes. In the reverse mergers, Chris-Craft, BHC and United Television stockholders will receive more consideration than they would otherwise receive in the forward mergers. However, in the reverse mergers, stockholders will not be able to make any election as to the type of merger consideration they will receive.

 The Chris-Craft Merger

   In a forward merger, Chris-Craft will merge into News Publishing and, as a result, Chris-Craft will cease to exist and News Publishing will be the surviving corporation in the merger. In a reverse merger, a wholly-owned subsidiary of Fox Entertainment Group will merge into Chris-Craft and, as a result, Chris-Craft will be the surviving corporation in the merger and become a wholly-owned subsidiary of Fox Entertainment Group. The terms and conditions of the Chris-Craft merger are contained in a merger agreement, dated as of August 13, 2000, as amended, which is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the Chris-Craft merger agreement as it is the legal document that governs the Chris-Craft merger.

 The BHC Merger

   In a forward merger, BHC will merge into News Publishing and, as a result, BHC will cease to exist and News Publishing will be the surviving corporation in the merger. In a reverse merger, a wholly-owned subsidiary of Fox Entertainment Group will merge into BHC and, as a result, BHC will be the surviving corporation in the merger and will become a wholly-owned subsidiary of Fox Entertainment Group. The terms and conditions of the BHC merger are contained in a merger agreement, dated as of August 13, 2000, as amended, which is attached as Annex B to this joint proxy statement/prospectus. We encourage you to read the BHC merger agreement as it is the legal document that governs the BHC merger.

   In a voting agreement entered into with News Corporation, Chris-Craft agreed to vote its approximate 97% voting interest in BHC in favor of the BHC merger proposal. Approval and adoption of the BHC merger agreement is assured, provided that Chris-Craft votes its shares of BHC in accordance with the terms of this voting agreement.

 The United Television Merger

   In a forward merger, United Television will merge into News Publishing and, as a result, United Television will cease to exist and News Publishing will be the surviving corporation in the merger. In a reverse merger, a wholly-owned subsidiary of Fox Entertainment Group will merge into United Television and, as a result, United Television will be the surviving corporation in the merger and become a wholly-owned subsidiary of Fox Entertainment Group. The terms and conditions of the United Television merger are contained in a merger agreement, dated as of August 13, 2000, as amended, which is attached as Annex C to this joint proxy statement/prospectus. We encourage you to read the United Television merger agreement as it is the legal document that governs the United Television merger.

   In a voting agreement entered into with News Corporation, BHC agreed to vote its approximate 58% voting interest in United Television in favor of the United Television merger proposal. Approval and adoption of the United Television merger agreement is assured, provided that BHC votes its shares of United Television in accordance with the terms of this voting agreement.

What You Will Receive in the Mergers

Chris-Craft Stockholders

   (See page [ . ])

   The consideration to be received by Chris-Craft stockholders in the Chris-Craft merger depends on whether the Chris-Craft merger is effected as a forward merger or a reverse merger. In both the forward merger and the reverse merger, shares of Chris-Craft convertible preferred stock will be treated as if they had been fully converted into shares of Chris-Craft common stock immediately prior to the merger.

 The Chris-Craft Forward Merger

   In a forward merger, Chris-Craft stockholders will have the right to make one of the following elections for each of their Chris-Craft shares. The elections are subject to proration and adjustment in some circumstances as described below.

                                           Consideration to be Received per
            Type of Election                   Chris-Craft Common Share
            ----------------               --------------------------------
 . Mixed Election...................... $34 in cash (or $35 if the merger is completed after August 13, 2001) and
                                        1.1591 Preferred ADSs of News
                                        Corporation


 . All Cash Election................... An amount in cash equivalent in value to the per share consideration
                                        received by a stockholder who made a
                                        mixed election

 . All Stock Election.................. A number of Preferred ADSs equivalent in value to the per share
                                        consideration received by a
                                        stockholder who made a mixed election

   We can approximate the value of the per share consideration to be received by a stockholder who makes a mixed election as the sum of (1) $34 (or $35 if the merger is completed after August 13, 2001) and (2) the value of 1.1591 Preferred ADSs based on the volume weighted average trading price for all trades of Preferred ADSs reported on the New York Stock Exchange for each day of the five trading days prior to the closing date of the Chris-Craft merger. We illustrate this methodology in the examples below, which show you one way of approximating what you will receive under the different election alternatives. However, we will compute the actual amount of cash and number of Preferred ADSs you will receive in the merger using a complex formula contained in the Chris-Craft merger agreement. This complex formula produces substantially the same result as the methodology used in the examples set forth below except for differences due to rounding. For a summary of the formula contained in the Chris-Craft merger agreement, see "Summary of the Transaction Documents--The Chris-Craft Merger Agreement--Merger Consideration" on page [ . ].

   The consideration to be paid to stockholders who make all cash or all stock elections cannot be determined until the close of trading on the business day immediately prior to the closing of the merger. We intend to announce these amounts when known.

   Chris-Craft stockholders who fail to make an election may be paid in cash, Preferred ADSs or a mixture of cash and Preferred ADSs depending on the types of elections of the other Chris-Craft stockholders.

   Examples. Assuming, solely for purposes of the all cash election and all stock election examples below, that the weighted average trading price for Preferred ADSs is $40, then, subject to proration and adjustment, you can approximate what you will receive in the manner illustrated below:

 . Mixed Election...................... If you own 100 shares of Chris-Craft common stock and you make a mixed
                                        election, you will receive $34
                                        multiplied by 100, or $3,400, in cash
                                        (or $35 multiplied by 100, or $3,500,
                                        in cash if the merger is completed
                                        after August 13, 2001) and 1.1591
                                        multiplied by 100, or 115.91,
                                        Preferred ADSs. The amount of cash and
                                        number of Preferred ADSs you receive
                                        in a mixed election is unaffected by
                                        the assumed weighted average trading
                                        price of Preferred ADSs of $40.


 . All Cash Election................... If you own 100 shares of Chris-Craft common stock and you make an all cash
                                        election, you will receive
                                        approximately $8,036.40 in cash (or
                                        approximately $8,136.40 if the merger
                                        is completed after August 13, 2001).
                                        This amount is the sum of:

                                        . $34 multiplied by 100, or $3,400
                                          ($35 multiplied by 100, or $3,500,
                                          if the merger occurs after August
                                          13, 2001), plus

                                        . 1.1591 multiplied by 100, or 115.91,
                                          Preferred ADSs, multiplied by the
                                          assumed weighted average trading
                                          price of Preferred ADSs of $40, or
                                          $4,636.40.

 . All Stock Election.................. If you own 100 shares of Chris-Craft common stock and you make an all stock
                                        election, you will receive
                                        approximately 200.91 Preferred ADSs
                                        (or approximately 203.41 Preferred
                                        ADSs if the merger is completed after
                                        August 13, 2001). This amount is the
                                        result of dividing the cash amount
                                        obtained in the all cash election
                                        example above for 100 shares of Chris-
                                        Craft common stock, by the assumed
                                        weighted average trading price of
                                        Preferred ADSs of $40.

   Stockholders receiving any Preferred ADSs as consideration in the merger will receive cash in lieu of any fractional Preferred ADSs. For example, if you were entitled to receive 200.91 Preferred ADSs, as in the above example, you would instead receive 200 Preferred ADSs and cash representing the value of .91 Preferred ADSs. This value will be derived from your proportionate share of the proceeds from the sale of the aggregate fractional Preferred ADSs that would otherwise have been issued to Chris-Craft stockholders.

   Set forth below is a table showing a range of prices for Preferred ADSs, along with entries showing the corresponding consideration that a Chris-Craft stockholder would receive in a mixed election, an all cash election and an all stock election, as well as the value of the consideration a Chris-Craft stockholder would receive (regardless of the election the stockholder makes). The table does not reflect the additional $1 per share of consideration payable to Chris-Craft stockholders if the merger closes after August 13, 2001, the fact that cash will be paid in lieu of fractional shares or the effects of proration or adjustment. Because the entries in the following table have been derived using the complex formula contained in the Chris-Craft merger agreement, the table entries may differ slightly from the results you would obtain using the methodology illustrated above as a result of differences due to rounding.

      Weighted Average                                                         Value of
      Trading Price of                             All Cash    All Stock     Consideration
      News Corporation        Mixed Election       Election     Election      (regardless
       Preferred ADSs    (Cash and Preferred ADSs)  (Cash)  (Preferred ADSs) of election)
      ----------------   ------------------------- -------- ---------------- -------------
           $50.00            $34 + 1.1591 ADSs      $91.95     1.839 ADSs       $91.95
            48.00             34 + 1.1591            89.64     1.867             89.64
            46.00             34 + 1.1591            87.32     1.898             87.32
            44.00             34 + 1.1591            85.00     1.932             85.00
            42.00             34 + 1.1591            82.68     1.969             82.68
            40.00             34 + 1.1591            80.36     2.009             80.36
            38.00             34 + 1.1591            78.05     2.054             78.05
            36.00             34 + 1.1591            75.73     2.104             75.73
            34.00             34 + 1.1591            73.41     2.159             73.41
            32.00             34 + 1.1591            71.09     2.222             71.09
            30.00             34 + 1.1591            68.77     2.292             68.77

   As illustrated in the above table and examples, whether you make a mixed election, an all cash election or an all stock election, the value of the consideration that you will receive as of the closing date will be the same.

   Although the value of the consideration you receive will not be altered, under some circumstances, even if you make an all cash election, you may receive some Preferred ADSs in lieu of cash and, even if you make an all stock election, you may receive some cash in lieu of Preferred ADSs. For a discussion of these circumstances, see "Proration" on page [ . ] of this Summary and "Adjustment" on page [ . ] of this Summary. In addition, if you make an all cash election or a mixed election in a forward merger, you may receive less cash per share and more Preferred ADSs under the circumstances described under "Adjustment" on page [ . ] of this Summary.

 The Chris-Craft Reverse Merger

   In a reverse merger, each Chris-Craft share will be converted into $36 in cash (or $37 if the merger is completed after August 13, 2001) and 1.2273 Preferred ADSs. Unlike the forward merger, Chris-Craft stockholders have no right to make elections in the reverse merger and the merger consideration is only subject to adjustment in limited circumstances (such as to give effect to stock splits).

   Set forth below is a table showing a range of prices for Preferred ADSs, along with entries showing the corresponding consideration that a Chris-Craft stockholder would receive in the reverse merger and the value of this consideration. The table does not reflect the additional $1 per share of consideration payable to Chris-Craft stockholders if the merger closes after August 13, 2001, or the fact that cash will be paid in lieu of fractional shares.

      Weighted Average
      Trading Price of          Consideration Received in
      News Corporation               Reverse Merger                       Value of
       Preferred ADSs           (Cash and Preferred ADSs)               Consideration
      ----------------          -------------------------               -------------
           $50.00                   $36 + 1.2273 ADSs                      $97.37
            48.00                    36 + 1.2273                            94.91
            46.00                    36 + 1.2273                            92.46
            44.00                    36 + 1.2273                            90.00
            42.00                    36 + 1.2273                            87.55
            40.00                    36 + 1.2273                            85.09
            38.00                    36 + 1.2273                            82.64
            36.00                    36 + 1.2273                            80.18
            34.00                    36 + 1.2273                            77.73
            32.00                    36 + 1.2273                            75.27
            30.00                    36 + 1.2273                            72.82

   For example, a stockholder holding 100 shares of Chris-Craft stock would receive $3,600 in cash and 122.73 Preferred ADSs in the reverse merger. Because cash will be paid in lieu of fractional Preferred ADSs, the Chris-Craft stockholder would receive, in lieu of the 122.73 Preferred ADSs, 122 Preferred ADSs and cash representing the value of .73 Preferred ADSs. This value will be derived from that stockholder's proportionate share of the proceeds from the sale of the aggregate fractional Preferred ADSs that would have otherwise been issued to Chris-Craft stockholders.

BHC Stockholders

   (See page [ . ])

   The consideration to be received by BHC stockholders in the BHC merger depends on whether the BHC merger is effected as a forward merger or a reverse merger.

 The BHC Forward Merger

   In a forward merger, BHC stockholders will have the right to make one of the following elections for each of their BHC shares. The elections are subject to proration and adjustment in some circumstances as described below.

                                         Consideration to be Received per BHC
            Type of Election                         Common Share
            ----------------             ------------------------------------
 . Mixed Election...................... $66 in cash and 2.2278 Preferred ADSs of News Corporation


 . All Cash Election................... An amount in cash equivalent in value to the per share consideration
                                        received by a stockholder who made a
                                        mixed election

 . All Stock Election.................. A number of Preferred ADSs equivalent in value to the per share
                                        consideration received by a
                                        stockholder who made a mixed election

   We can approximate the value of the per share consideration to be received by a stockholder who makes a mixed election as the sum of (1) $66 and (2) the value of 2.2278 Preferred ADSs based on the volume weighted average trading price for all trades of Preferred ADSs reported on the NYSE for each day of the five trading days prior to the closing date of the BHC merger. We illustrate this methodology in the examples below, which show you one way of approximating what you will receive under the different election alternatives. However, we will compute the actual amount of cash and number of Preferred ADSs you will receive in the merger using a complex formula contained in the BHC merger agreement. This complex formula produces substantially the same result as the methodology used in the examples set forth below except for differences due to rounding. For a summary of the formula contained in the BHC merger agreement, see "Summary of the Transaction Documents--The BHC Merger Agreement--Merger Consideration" on page [ . ].

   The consideration to be paid to stockholders who make all cash or all stock elections cannot be determined until the close of trading on the business day immediately prior to the closing of the merger. We intend to announce these amounts when known.

   BHC stockholders who fail to make an election may be paid in cash, Preferred ADSs, or a mixture of cash and Preferred ADSs, depending on the types of elections of the other BHC stockholders.

   Examples. Assuming, solely for purposes of the all cash election and all stock election examples below, that the weighted average trading price for Preferred ADSs is $40, then, subject to proration and adjustment, you can approximate what you will receive in the manner illustrated below:

 . Mixed Election...................... If you own 100 shares of BHC common stock and you make a mixed election,
                                        you will receive $66 multiplied by
                                        100, or $6,600, in cash and 2.2278
                                        multiplied by 100, or 222.78,
                                        Preferred ADSs. The amount of cash and
                                        number of Preferred ADSs you receive
                                        in a mixed election is unaffected by
                                        the assumed weighted average trading
                                        price of Preferred ADSs of $40.

 . All Cash Election................... If you own 100 shares of BHC common stock and you make an all cash
                                        election, you will receive
                                        approximately $15,511.20 in cash. This
                                        amount is the sum of:

                                        . $66 multiplied by 100, or $6,600,


                                        . plus 2.2278 multiplied by 100, or
                                          222.78, Preferred ADSs, multiplied
                                          by the assumed weighted average
                                          trading price of Preferred ADSs of
                                          $40, or $8,911.20.

 . All Stock Election.................. If you own 100 shares of BHC common stock and you make an all stock
                                        election, you will receive
                                        approximately 387.78 Preferred ADSs.
                                        This amount is the result of dividing
                                        the cash amount obtained in the all
                                        cash election example above for 100
                                        shares of BHC common stock, by the
                                        assumed weighted average trading price
                                        of Preferred ADSs of $40.

   Stockholders receiving any Preferred ADSs as consideration in the merger will receive cash in lieu of any fractional Preferred ADSs. For example, if you were entitled to receive 387.78 Preferred ADSs, as in the above example, you would instead receive 387 Preferred ADSs and cash representing the value of .78 Preferred ADSs. This value will be derived from your proportionate share of the proceeds from the sale of the aggregate fractional Preferred ADSs that would otherwise have been issued to BHC stockholders.

   Set forth below is a table showing a range of prices for Preferred ADSs, along with entries showing the corresponding consideration that a BHC stockholder would receive in a mixed election, an all cash election and an all stock election, as well as the value of the consideration a BHC stockholder would receive (regardless of the election the stockholder makes). The table does not reflect the fact that cash will be paid in lieu of fractional shares or the effects of proration or adjustment. Because the entries in the following table have been derived using the complex formula contained in the BHC merger agreement, the table entries may differ slightly from the results you would obtain using the methodology illustrated above as a result of differences due to rounding.

      Weighted Average                                                         Value of
      Trading Price of                             All Cash    All Stock     Consideration
      News Corporation        Mixed Election       Election     Election      (regardless
       Preferred ADSs    (Cash and Preferred ADSs)  (Cash)  (Preferred ADSs) of election)
      ----------------   ------------------------- -------- ---------------- -------------
           $50.00            $66 + 2.2278 ADSs     $177.39     3.548 ADSs       $177.39
            48.00             66 + 2.2278           172.94     3.603             172.94
            46.00             66 + 2.2278           168.48     3.663             168.48
            44.00             66 + 2.2278           164.03     3.728             164.03
            42.00             66 + 2.2278           159.57     3.799             159.57
            40.00             66 + 2.2278           155.11     3.878             155.11
            38.00             66 + 2.2278           150.66     3.965             150.66
            36.00             66 + 2.2278           146.20     4.061             146.20
            34.00             66 + 2.2278           141.75     4.169             141.75
            32.00             66 + 2.2278           137.29     4.290             137.29
            30.00             66 + 2.2278           132.83     4.428             132.83

   As illustrated in the above table and examples, whether you make a mixed election, an all cash election or an all stock election, the value of the consideration that you will receive as of the closing date will be the same.

   Although the value of the consideration you receive will not be altered, under some circumstances, even if you make an all cash election, you may receive some Preferred ADSs in lieu of cash and, even if you make an all stock election, you may receive some cash in lieu of Preferred ADSs. For a discussion of these circumstances, see "Proration" on page [ . ] of this Summary and "Adjustment" on page [ . ] of this Summary. In addition, if you make an all cash election or a mixed election in a forward merger, you may receive less cash per share and more Preferred ADSs under the circumstances described under "Adjustment" on page [ . ] of this Summary.

 The BHC Reverse Merger

   In a reverse merger, each BHC share will be converted into $69.30 in cash and 2.3392 Preferred ADSs. Unlike the forward merger, BHC stockholders have no right to make elections in the reverse merger and the merger consideration is only subject to adjustments in limited circumstances (such as to give effect to stock splits).

   Set forth below is a table showing a range of prices for Preferred ADSs, along with entries showing the corresponding consideration that a BHC stockholder would receive in the reverse merger and the value of this consideration. The table does not reflect the fact that cash will be paid in lieu of fractional shares.

      Weighted Average
      Trading Price of          Consideration Received in
      News Corporation               Reverse Merger                       Value of
       Preferred ADSs           (Cash and Preferred ADSs)               Consideration
      ----------------          -------------------------               -------------
           $50.00                 $69.30 + 2.3392 ADSs                     $186.26
            48.00                  69.30 + 2.3392                           181.58
            46.00                  69.30 + 2.3392                           176.90
            44.00                  69.30 + 2.3392                           172.22
            42.00                  69.30 + 2.3392                           167.55
            40.00                  69.30 + 2.3392                           162.87
            38.00                  69.30 + 2.3392                           158.19
            36.00                  69.30 + 2.3392                           153.51
            34.00                  69.30 + 2.3392                           148.83
            32.00                  69.30 + 2.3392                           144.15
            30.00                  69.30 + 2.3392                           139.48

   For example, a stockholder holding 100 shares of BHC stock would receive in the reverse merger $6,930 in cash and 233.92 Preferred ADSs. Because cash will be paid in lieu of fractional Preferred ADSs, the BHC stockholder would receive, in lieu of the 233.92 Preferred ADSs, 233 Preferred ADSs and cash representing the value of .92 Preferred ADSs. This value will be derived from that stockholder's proportionate share of the proceeds from the sale of the aggregate fractional Preferred ADSs that would have otherwise been issued to BHC stockholders.

United Television Stockholders

   (See page [ . ]

   The consideration to be received by United Television stockholders in the United Television merger depends on whether the United Television merger is effected as a forward merger or a reverse merger.

 The United Television Forward Merger

   In a forward merger, United Television stockholders will have the right to make one of the following elections for each of their United Television shares. The elections are subject to proration and adjustment in some circumstances as described below.

                                           Consideration to be Received per
            Type of Election                United Television Common Share
            ----------------               --------------------------------
 . Mixed Election...................... $60 in cash and 2.0253 Preferred ADSs of News Corporation


 . All Cash Election................... An amount in cash equivalent in value to the per share consideration
                                        received by a stockholder who made a
                                        mixed election

 . All Stock Election.................. A number of Preferred ADSs equivalent in value to the per share
                                        consideration received by a
                                        stockholder who made a mixed election

   We can approximate the value of the per share consideration to be received by a stockholder who makes a mixed election as the sum of (1) $60 and (2) the value of 2.0253 Preferred ADSs based on the volume weighted average trading price for all trades of Preferred ADSs reported on the NYSE for each day of the five trading days prior to the closing date of the United Television merger. We illustrate this methodology in the examples below, which show you one way of approximating what you will receive under the different election alternatives. However, we will compute the actual amount of cash and number of Preferred ADSs you will receive in the merger using a complex formula contained in the United Television merger agreement. This complex formula produces substantially the same result as the methodology used in the examples set forth below except for differences due to rounding. For a summary of the formula contained in the United Television merger agreement, see "Summary of the Transaction Documents-- The United Television Merger Agreement--Merger Consideration" on page [ . ].

   The consideration to be paid to stockholders who make all cash or all stock elections cannot be determined until the close of trading on the business day immediately prior to the closing of the merger. We intend to announce these amounts when known.

   United Television stockholders who fail to make an election may be paid in cash, Preferred ADSs or a mixture of cash and Preferred ADSs, depending on the type of elections of the other United Television stockholders.

   Examples. Assuming, solely for purposes of the all cash election and all stock election examples below, that the weighted average trading price for Preferred ADSs is $40, then, subject to proration and adjustment, you can approximate what you will receive in the manner illustrated below:

 . Mixed Election...................... If you own 100 shares of United
                                        Television common stock and you make a
                                        mixed election, you will receive $60
                                        multiplied by 100, or $6,000, in cash
                                        and 2.0253 multiplied by 100, or
                                        202.53 Preferred ADSs. The amount of
                                        cash and number of Preferred ADSs you
                                        receive in a mixed election is
                                        unaffected by the assumed weighted
                                        average trading price of Preferred
                                        ADSs of $40.


 . All Cash Election................... If you own 100 shares of United
                                        Television common stock and you make
                                        an all cash election, you will receive
                                        approximately $14,101.20 in cash. This
                                        amount is the sum of:

                                        . $60 multiplied by 100, or $6,000,
                                          plus


                                        . 2.0253 multiplied by 100, or 202.53,
                                          Preferred ADSs, multiplied by the
                                          assumed weighted average trading
                                          price of Preferred ADSs of $40, or
                                          $8,101.20.

 . All Stock Election.................. If you own 100 shares of United
                                        Television common stock and you make
                                        an all stock election, you will
                                        receive approximately 352.53 Preferred
                                        ADSs. This amount is the result of
                                        dividing the cash amount obtained in
                                        the all cash election example above
                                        for 100 shares of United Television
                                        common stock by the assumed weighted
                                        average trading price of Preferred
                                        ADSs of $40.

   Stockholders receiving any Preferred ADSs as consideration in the merger will receive cash in lieu of any fractional Preferred ADSs. For example, if you were entitled to receive 352.53 Preferred ADSs, as in the above example, you would instead receive 352 Preferred ADSs and cash representing the value of .53 Preferred ADSs. This value will be derived from your proportionate share of the proceeds from the sale of the aggregate fractional Preferred ADSs that would otherwise have been issued to United Television stockholders.

   Set forth below is a table showing a range of prices for Preferred ADSs, along with entries showing the corresponding consideration that a United Television stockholder would receive in a mixed election, an all cash election and an all stock election, as well as the value of the consideration a United Television stockholder would receive (regardless of the election the stockholder makes). The table does not reflect the fact that cash will be paid in lieu of fractional shares or the effects of proration or adjustment. Because the entries in the following table have been derived using the complex formula contained in the United Television merger agreement, the table entries may differ slightly from the results you would obtain using the methodology illustrated above as a result of differences due to rounding.

      Weighted Average                              All Stock    Value of
      Trading Price of    Mixed Election   All Cash  Election  Consideration
      News Corporation       (Cash and     Election (Preferred  (regardless
       Preferred ADSs     Preferred ADSs)   (Cash)    ADSs)    of election)
      ----------------    ---------------  -------- ---------- -------------
           $50.00        $60 + 2.0253 ADSs $161.27  3.225 ADSs    $161.27
            48.00         60 + 2.0253       157.21  3.275          157.21
            46.00         60 + 2.0253       153.16  3.330          153.16
            44.00         60 + 2.0253       149.11  3.389          149.11
            42.00         60 + 2.0253       145.06  3.454          145.06
            40.00         60 + 2.0253       141.01  3.525          141.01
            38.00         60 + 2.0253       136.96  3.604          136.96
            36.00         60 + 2.0253       132.91  3.692          132.91
            34.00         60 + 2.0253       128.86  3.790          128.86
            32.00         60 + 2.0253       124.81  3.900          124.81
            30.00         60 + 2.0253       120.76  4.025          120.76

   As illustrated in the above table and examples, whether you make a mixed election, an all cash election or an all stock election, the value of the consideration that you will receive as of the closing date will be the same.

   Although the value of the consideration you receive will not be altered, under some circumstances, even if you make an all cash election, you may receive some Preferred ADSs in lieu of cash and, even if you make an all stock election, you may receive some cash in lieu of Preferred ADSs. For a discussion of these circumstances, see "Proration" on page [ . ] of this Summary and "Adjustment" on page [ . ] of this Summary. In addition, if you make an all cash election or a mixed election in a forward merger, you may receive less cash per share and more Preferred ADSs under the circumstances described under "Adjustment" on page [ . ] of this Summary.

 The United Television Reverse Merger

   In a reverse merger, each United Television share will be converted into $63 in cash and 2.1266 Preferred ADSs. Unlike the forward merger, United Television stockholders have no right to make elections in the reverse merger and the merger consideration is only subject to adjustments in limited circumstances (such as to give effect to stock splits).

   Set forth below is a table showing a range of prices for Preferred ADSs, along with entries showing the corresponding consideration that a United Television stockholder would receive in the reverse merger and the value of this consideration. This table does not reflect the fact that cash will be paid in lieu of fractional shares.

      Weighted Average
      Trading Price of          Consideration Received in
      News Corporation               Reverse Merger                       Value of
       Preferred ADSs           (Cash and Preferred ADSs)               Consideration
      ----------------          -------------------------               -------------
           $50.00                   $63 + 2.1266 ADSs                      $169.33
            48.00                    63 + 2.1266                            165.08
            46.00                    63 + 2.1266                            160.82
            44.00                    63 + 2.1266                            156.57
            42.00                    63 + 2.1266                            152.32
            40.00                    63 + 2.1266                            148.06
            38.00                    63 + 2.1266                            143.81
            36.00                    63 + 2.1266                            139.56
            34.00                    63 + 2.1266                            135.30
            32.00                    63 + 2.1266                            131.05
            30.00                    63 + 2.1266                            126.80

   For example, a stockholder holding 100 shares of United Television stock would receive in the reverse merger $6,300 in cash and 212.66 Preferred ADSs. Because cash will be paid in lieu of fractional Preferred ADSs, the United Television stockholder would receive, in lieu of the 212.66 Preferred ADSs, 212 Preferred ADSs and cash representing the value of .66 Preferred ADSs. This value will be derived from that stockholder's proportionate share of the proceeds from the sale of the aggregate fractional Preferred ADSs that would have otherwise been issued to United Television stockholders.

Proration

   (See pages [ . ] (Chris-Craft), [ . ] (BHC) and [ . ] (United Television))

   The aggregate amount of cash and the aggregate number of Preferred ADSs which will be paid as merger consideration in each of the three mergers is fixed. The aggregate number of Preferred ADSs that will be issued and the aggregate amount of cash that will be paid in the Chris-Craft forward merger is
1.15908 and $34 (or $35 if the merger is completed after August 13, 2001), respectively, multiplied by the total number of Chris-Craft shares outstanding immediately prior to the completion of the Chris-Craft merger. The aggregate number of Preferred ADSs that will be issued and the aggregate amount of cash that will be paid in the BHC forward merger is 2.22786 and $66, respectively, multiplied by the total number of BHC shares outstanding immediately prior to the completion of the BHC merger. The aggregate number of Preferred ADSs that will be issued and the aggregate amount of cash that will be paid in the United Television forward merger is 2.02530 and $60, respectively, multiplied by the total number of United Television shares outstanding immediately prior to the completion of the United Television merger.

   The all cash elections and the all stock elections in each of the three forward mergers are subject to proration to preserve these fixed limitations on the amount of cash to be paid and number of Preferred ADSs to be issued in each merger. As a result, even if you make the all cash election or the all stock election, you may nevertheless receive a mix of cash and stock. Holders who make a mixed election will not be subject to this proration.

   Example 1. If too many stockholders in your merger have made the all cash election, then all stockholders making all stock elections and stockholders failing to make an election will receive only Preferred ADSs, and stockholders making all cash elections will receive as much cash as is available for this group (after honoring the cash portion to be paid to all stockholders making mixed elections), on a proportionate basis, and will receive the rest of their consideration in Preferred ADSs.

   Example 2. If too many stockholders in your merger have made the all stock election, then all stockholders making all cash elections and stockholders failing to make an election will receive only cash, and the stockholders making all stock elections will receive as many Preferred ADSs as are available for this group (after honoring the stock portion to be paid to all stockholders making mixed elections), on a proportionate basis, and will receive the rest of their consideration in cash.

Adjustment

   (See pages [ . ] (Chris-Craft), [ . ] (BHC) and [ . ] (United Television))

   In a forward merger, an all cash election and a mixed election are subject to an adjustment to the extent required to preserve the tax-free treatment of the receipt of Preferred ADSs by Chris-Craft, BHC and United Television stockholders, as applicable, for U.S. federal income tax purposes.

   This adjustment could occur in your merger if the amount of cash to be paid as consideration in your merger would exceed 55% of the aggregate value of cash and Preferred ADSs paid as consideration in your merger based on the closing price of Preferred ADSs reported on the NYSE on the trading day immediately prior to the closing of the merger. If this type of adjustment is made with respect to your merger, you may receive more Preferred ADSs and less cash than you elected, even after giving effect to proration and even if you have made a mixed election.

   This adjustment will be made in each merger if the closing price of Preferred ADSs on the trading day immediately prior to the closing of the merger is less than approximately $24.

Election Procedures

   (See pages [ . ] (Chris-Craft), [ . ] (BHC) and [ . ] (United Television))

   Concurrently with the mailing of this joint proxy statement/prospectus, we will mail you a form with instructions for making the mixed election, the all cash election or the all stock election, and a letter of transmittal that you must properly complete and deliver to the exchange agent along with your stock certificates (or a properly completed notice of guaranteed delivery). Do not send your stock certificates or letter of transmittal and form of election with your proxy card. Letters of transmittal and forms of election and stock certificates (or a properly completed notice of guaranteed delivery) must be received by the exchange agent by the election deadline, which will be 10:00 a.m. New York City time on the date of the closing of your merger. Since we do not know the closing date, we intend to publicly announce the proposed closing date for each of the mergers three to five business days prior to the proposed date. If you fail to submit a properly completed letter of transmittal and form of election, together with your stock certificates (or a properly completed notice of guaranteed delivery), prior to the deadline, you will be deemed to have made a non-election. As a non-electing holder, you will be paid an equivalent value per share to the amount paid per share to holders making elections, but you may be paid all in cash, all in Preferred ADSs, or in part cash and in part Preferred ADSs, depending on the pool of cash and Preferred ADSs available for paying merger consideration after honoring the all cash elections, all stock elections and mixed elections that other stockholders have made. If you own Chris-Craft, BHC or United Television shares in a "street name' through a bank, broker or other financial institution, and you wish to make an election, you should seek instructions from the financial institution holding your shares concerning how to make your election.

   Elections are applicable only to forward mergers. If your merger is effected as a reverse merger, the amount of cash and Preferred ADSs you receive will be fixed as described above.

Preferred ADSs

   (See page [ . ])

   Preferred ADSs are American depositary shares of News Corporation which are traded on the New York Stock Exchange under the symbol "NWS.A". Each Preferred ADS represents four preferred limited voting ordinary shares of News Corporation, which are traded on the Australian Stock Exchange under the symbol "NCPDP".

Our Recommendations to Stockholders

   (See pages [ . ] (Chris-Craft), [ . ] (BHC) and [ . ] (United Television))

 To Chris-Craft Stockholders

   The Chris-Craft board of directors believes that the Chris-Craft merger agreement and the Chris-Craft merger are fair to and in the best interests of Chris-Craft and its stockholders and has approved and declared advisable the Chris-Craft merger agreement and the Chris-Craft merger. The Chris-Craft board of directors recommends that Chris-Craft stockholders vote FOR the Chris-Craft merger proposal.

 To BHC Stockholders

   The BHC board of directors believes that the BHC merger agreement and the BHC merger are fair to and in the best interests of BHC and its stockholders and has approved and declared advisable the BHC merger agreement and the BHC merger. The BHC board of directors recommends that BHC stockholders vote FOR the BHC merger proposal.

 To United Television Stockholders

   The United Television board of directors believes that the United Television merger agreement and the United Television merger are fair to and in the best interests of United Television and its stockholders and has approved and declared advisable the United Television merger agreement and the United Television merger. The United Television board of directors recommends that United Television stockholders vote FOR the United Television merger proposal.

Votes Required to Approve the Proposals

   (See pages [ . ] (Chris-Craft), [ . ] (BHC) and [ . ] (United Television))

 Chris-Craft Stockholders

   Chris-Craft stockholders will vote on a proposal to approve and adopt the Chris-Craft merger agreement. The vote required for approval and adoption is the affirmative vote of:

  . a majority of the votes entitled to be cast by stockholders at the Chris-
    Craft special meeting (including the Chris-Craft convertible preferred stockholders), voting together as a single class; and

  . a majority of the votes entitled to be cast by holders of Chris-Craft convertible preferred stock at the Chris-Craft special meeting, voting as a separate class.

   As of the record date, Chris-Craft directors and executive officers and their affiliates (none of whom have entered into agreements as to how they will vote with respect to the Chris-Craft merger proposal) owned common stock, class B common stock and convertible preferred stock entitling them to cast approximately [ . ]% of the votes entitled to be cast by stockholders voting together as a single class at the Chris-Craft special meeting, and convertible preferred stock entitling them to cast approximately [ . ]% of the votes entitled to be cast by holders of convertible preferred stock at the Chris-Craft special meeting.

 BHC Stockholders

   BHC stockholders will vote on a proposal to approve and adopt the BHC merger agreement. The vote required for approval and adoption is the affirmative vote of a majority of the votes entitled to be cast by holders of BHC's class A and class B common stock at the BHC special meeting, voting together as a single class.

   Chris-Craft owns approximately 80% of the common stock, which shares represent approximately 97% of the voting power, of BHC. Accordingly, Chris-Craft owns sufficient shares to approve the BHC merger proposal. Chris-Craft has agreed with News Corporation in the BHC voting agreement to vote Chris-Craft's BHC shares in favor of the BHC merger proposal.

   As of the record date, BHC directors and executive officers and their affiliates (none of whom have entered into agreements as to how they will vote with respect to the BHC merger proposal) owned class A common stock and class B common stock entitling them to cast approximately [ . ]% of the votes entitled to be cast at the BHC special meeting. This number does not include the BHC common stock that is owned by Chris-Craft.

 United Television Stockholders

   United Television stockholders will vote on a proposal to approve and adopt the United Television merger agreement. The vote required for approval and adoption is the affirmative vote of a majority of the votes entitled to be cast by stockholders at the United Television special meeting.

   BHC owns approximately 58% of United Television's voting shares and, accordingly, sufficient shares to approve the United Television merger proposal. BHC has agreed with News Corporation in the United Television voting agreement to vote BHC's United Television shares in favor of the United Television merger proposal.

   As of the record date, United Television directors and executive officers and their affiliates (none of whom have entered into agreements as to how they will vote with respect to the United Television merger proposal), excluding BHC, owned United Television common stock entitling them to cast approximately [ . ]% of the votes entitled to be cast at the United Television special meeting.

Possibility of BHC and United Television Mergers Without Chris-Craft Merger

   It is possible that the BHC and United Television mergers could occur without the Chris-Craft merger occurring if the requisite vote to approve the Chris-Craft merger proposal was not obtained and the other conditions to the completion of the BHC and United Television mergers were satisfied. This is possible because BHC and United Television stockholders owning sufficient shares to approve the BHC and United Television mergers have entered into the voting agreements described above, but no Chris-Craft stockholders have entered into voting agreements with respect to the Chris-Craft merger proposal. If the BHC and United Television mergers were to occur without the Chris-Craft merger, Chris-Craft would receive the same consideration, in respect of the approximately 18,010,000 BHC shares it owns (as of November 30, 2000), as BHC's other stockholders, which consideration would be less than the aggregate value of the consideration received by Chris-Craft stockholders in the Chris-Craft merger. In this event, any cash received by Chris-Craft in a forward merger would be taxable to Chris-Craft and both cash and Preferred ADSs received by Chris-Craft in a reverse merger would be taxable to Chris-Craft.

Opinions of Financial Advisors

   (See pages [ . ] (Chris-Craft), [ . ] (BHC) and [ . ] (United Television))

   In deciding to approve and declare advisable the merger agreements, the board of directors of Chris-Craft and the special committees of the boards of directors of BHC and United Television each received an opinion from its financial advisor. These opinions are addressed to the board of directors or special committees and do not constitute recommendations to any stockholder as to the form of consideration to be elected in the mergers or any other matters relating to the mergers.

 Opinion to the board of directors of Chris-Craft

   On August 13, 2000, the board of directors of Chris-Craft received a written opinion from its financial advisor, Allen & Company Incorporated, substantially to the effect that, based upon and subject to the matters set forth in the opinion, as of the date of the opinion, the merger consideration to be received by Chris-Craft stockholders in connection with the Chris-Craft merger was fair from a financial point of view. We have included this opinion in this joint proxy statement/prospectus as Annex D. Chris-Craft urges its stockholders to read the opinion of Allen & Company in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Allen & Company.

 Opinion to the special committee of the board of directors of BHC

   On August 13, 2000, the special committee of the board of directors of BHC received an oral opinion from its financial advisor, Wasserstein Perella & Co., Inc., subsequently confirmed in writing, substantially to the effect that, based upon and subject to the matters set forth in the opinion, as of the date of the opinion, the merger consideration to be received by BHC stockholders (other than Chris-Craft) in connection with the BHC merger was fair from a financial point of view. We have included this opinion in this joint proxy statement/prospectus as Annex E. BHC urges its stockholders to read the opinion of Wasserstein Perella in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Wasserstein Perella.

 Opinion to the special committee of the board of directors of United
 Television

   On August 13, 2000, the special committee of the board of directors of United Television received an oral opinion from its financial advisor, Bear, Stearns & Co. Inc., subsequently confirmed in writing, substantially to the effect that, based upon and subject to the matters set forth in the opinion, as of the date of the opinion, the merger consideration to be received by United Television's public stockholders in connection with the United Television merger was fair from a financial point of view. We have included this opinion in this joint proxy statement/prospectus as Annex F. United Television urges its stockholders to read the opinion of Bear Stearns in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Bear Stearns.

Additional Interests of our Executive Officers and Boards of Directors as a Result of the Mergers

   (See page [ . ])

   Some of the directors and executive officers of Chris-Craft, BHC and United Television have interests in the mergers that are different from, or are in addition to, the interests of their company's stockholders. You should be aware of these interests because they might conflict with yours. These interests include the potential for employment with a surviving entity, special bonuses and severance payments.

Conditions to the Mergers

   (See pages [ . ] (Chris-Craft), [ . ] (BHC) and [ . ] (United Television))

   The completion of each merger depends on the satisfaction of a number of conditions, including those set forth below. Because the three mergers have a number of conditions in common, we have described those conditions first, followed by conditions that are particular to each merger.

 Conditions common to the Chris-Craft, BHC and United Television mergers

   We may not complete the Chris-Craft, BHC or United Television mergers unless a number of conditions are satisfied or waived. Conditions that are common to all three mergers include:

  . the absence of any law, order or injunction preventing that merger;

  . the clearance of that merger under antitrust laws and the receipt of required regulatory approvals, including the approval of the FCC;

  . the material accuracy as of the closing of the parties' representations and warranties contained in the applicable merger agreement;

  . the performance by each party of its obligations under the applicable merger agreement; and

  . as to each merger structured as a forward merger, the receipt by the parties to the merger of:

   . legal opinions from their respective tax counsel as to the tax-free receipt of Preferred ADSs in the merger; and

   . a favorable private letter ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations.

 Additional conditions to the Chris-Craft merger

   We may not complete the Chris-Craft merger unless a number of conditions are satisfied or waived in addition to the common conditions listed above. These include:

  . adoption of the Chris-Craft merger agreement by the required stockholder vote; and

  . satisfaction or waiver of all conditions to the parties' obligations to complete the BHC merger and the United Television merger, except the completion of the Chris-Craft merger, and in the case of the United Television merger, the completion of the BHC merger; provided that this condition may not be enforced by Chris-Craft because of any failure of BHC or United Television stockholders to approve their merger at a duly held meeting.

 Additional conditions to the BHC merger

   We may not complete the BHC merger unless a number of conditions are satisfied or waived in addition to the common conditions listed above. These include:

  . completion of the Chris-Craft merger, or the failure of the stockholders of Chris-Craft to approve the Chris-Craft merger at a duly held stockholders' meeting;

  . adoption of the BHC merger agreement by the required stockholder vote;
    and

  . satisfaction or waiver of all conditions to the parties' obligations to complete the United Television merger; provided, however, that a party may not enforce this condition if that party prevented the satisfaction of those conditions; and, provided further, that BHC may not enforce this condition to the BHC merger because of the failure of the United Television stockholders to approve their merger at a duly held meeting.

 Additional conditions to the United Television merger

   We may not complete the United Television merger unless a number of additional conditions are satisfied or waived in addition to the common conditions listed above. These include:

  . completion of the Chris-Craft merger, or the failure of the stockholders of Chris-Craft to approve the Chris-Craft merger at a duly held stockholders' meeting;

  . adoption of the United Television merger agreement by the required stockholder vote; and

  . satisfaction or waiver of all conditions to the parties' obligations to complete the BHC merger; provided, however, that a party may not enforce this condition if that party prevented the satisfaction of those conditions.

Restrictions on Alternate Transactions

   (See pages [ . ] (Chris-Craft), [ . ] (BHC) and [ . ] (United Television))

   The merger agreements limit the ability of Chris-Craft, BHC and United Television to endorse, initiate, solicit, enter into or continue discussions with any third parties about any potentially competing business combinations or transactions; provided, however, that each of Chris-Craft, BHC and United Television may, prior to receiving stockholder approval of its merger, participate in discussions and negotiations with a third party making an unsolicited proposal regarding the acquisition of more than 50% of the voting power of its capital stock or all or substantially all of its assets for consideration which its board of directors concludes in good faith would be more favorable to its stockholders than the applicable merger with News Corporation. However, the foregoing activities would not affect the obligations of the parties under the two voting agreements.

Termination of the Merger Agreements

   (See pages [ . ] (Chris-Craft), [ . ] (BHC) and [ . ] (United Television))

 Termination of the Chris-Craft merger agreement

   News Corporation and Chris-Craft may agree to terminate the Chris-Craft merger agreement at any time prior to completing the Chris-Craft merger. In addition, either company may terminate the Chris-Craft merger agreement prior to completing the Chris-Craft merger if specified events occur. These include:

  . if Chris-Craft stockholders fail to approve and adopt the Chris-Craft merger at a duly held stockholders' meeting;

  . if the Chris-Craft merger is not completed on or prior to November 13, 2001;

  . if any governmental authority issues a final and non-appealable order or takes any other action permanently restraining, enjoining or otherwise prohibiting completion of the Chris-Craft merger;

  . if the BHC or United Television merger agreement is terminated; provided that a party may not terminate the Chris-Craft merger agreement if it prevented the completion of the BHC or United Television merger; and provided further that Chris-Craft may not terminate the Chris-Craft merger agreement because the BHC or United Television stockholders fail to approve their respective company's merger agreement; or

  . if the other party breaches, and cannot timely cure, its representations, warranties or covenants in the Chris-Craft merger agreement.

 Termination of the BHC merger agreement

   News Corporation and BHC may agree to terminate the BHC merger agreement at any time prior to completing the BHC merger. In addition, either company may terminate the BHC merger agreement prior to completing the BHC merger if specified events occur. These include:

  . if BHC stockholders fail to approve and adopt the BHC merger at a duly held stockholders' meeting; provided that BHC may not terminate the BHC merger agreement if the reason for this failure is Chris-Craft's breach of its voting agreement with News Corporation;

  . if the BHC merger is not completed on or prior to November 13, 2001;

  . if any governmental authority issues a final and non-appealable order or takes any other action permanently restraining, enjoining or otherwise prohibiting completion of the BHC merger;

  . if the Chris-Craft merger agreement is terminated; provided that neither party may terminate the BHC merger agreement if it prevented the completion of the Chris-Craft merger; and provided further that BHC may not terminate the BHC merger agreement because Chris-Craft stockholders fail to approve the Chris-Craft merger agreement;

  . if the United Television merger agreement is terminated; provided that neither party may terminate the BHC merger agreement if it prevented the completion of the United Television merger; and provided further that BHC may not terminate the BHC merger agreement because United Television stockholders fail to approve the United Television merger agreement; or

  . if the other party breaches, and cannot timely cure, its representations, warranties or covenants in the BHC merger agreement.

 Termination of the United Television merger agreement

   News Corporation and United Television may agree to terminate the United Television merger agreement at any time prior to completing the United Television merger. In addition, either company may terminate the United Television merger agreement prior to completing the United Television merger if specified events occur. These include:

  . if United Television stockholders fail to approve and adopt the United
    Television merger at a duly held stockholders' meeting; provided that United Television may not terminate the United Television merger agreement if the reason for this failure is BHC's breach of its voting agreement with News Corporation;

  . if the United Television merger is not completed on or prior to November
    13, 2001;

  . if any governmental authority issues a final and non-appealable order or takes any other action permanently restraining, enjoining or otherwise prohibiting the completion of the United Television merger;

  . if the Chris-Craft merger agreement is terminated; provided that neither party may terminate the United Television merger agreement if it prevented the completion of the Chris-Craft merger; and provided further that United Television may not terminate the United Television merger agreement because Chris-Craft stockholders fail to approve the Chris-Craft merger agreement;

  . if the BHC merger agreement is terminated; provided that neither party may terminate the United Television merger agreement if it prevented the completion of the BHC merger; or

  . if the other party breaches, and cannot timely cure, its representations, warranties or covenants in the United Television merger agreement.

Termination Fees

   None of the parties is required to pay a "termination" or "break-up" fee or make any similar payment to another party if any merger agreement is terminated.

Related Transactions

   (See page [ . ])

   Simultaneously with the closing of the forward mergers, News Publishing (the News Corporation subsidiary that Chris-Craft, BHC and United Television would merge into in a forward merger) will contribute substantially all of the television assets and liabilities of Chris-Craft, BHC and United Television to a newly-formed subsidiary of Fox Entertainment Group in exchange for shares of Fox Entertainment Group's class A common stock. The remaining assets and liabilities (including Chris-Craft's industrial business) will remain with News Publishing. As a result, News Corporation's indirect equity interest in Fox Entertainment Group will increase from approximately 82.76% to approximately 85.25%, and its indirect voting interest will increase from approximately 97.79% to approximately 97.84%. Upon receipt of these Chris-Craft, BHC and United Television assets and liabilities, the newly-formed subsidiary of Fox Entertainment Group will simultaneously transfer title to all of the FCC licenses of the ten television stations historically owned and operated by Chris-Craft, BHC and United Television to Fox Television Stations, Inc., the ownership structure of which is described under "Related Transactions" on page [ . ]. In connection with the license transfer, the newly formed Fox Entertainment Group subsidiary will enter into an operating agreement with Fox Television Stations which will provide that Fox Television Stations will own the licenses and control the management and operation of the acquired television stations. The proposed transfer of these assets and liabilities, including the licenses, and the operating agreement with Fox Television Stations are subject to approval by the FCC.


   If the mergers are effected as reverse mergers, simultaneously with the closing, the Preferred ADSs to be issued in the mergers will be contributed to Fox Entertainment Group in exchange for Fox Entertainment Group class A common stock. As a result of this contribution, News Corporation's indirect equity interest in Fox Entertainment Group will increase from approximately 82.76% to approximately 85.45%, and its indirect voting interest will increase from approximately 97.79% to approximately 97.84%. Following the reverse mergers, Fox Entertainment Group will transfer the non-television operating assets and liabilities acquired in the mergers, including Chris-Craft's industrial business, to a subsidiary of News Corporation. The television assets and liabilities, or the ownership interests in Chris-Craft and its subsidiaries, will be transferred simultaneously with the closing of the reverse mergers to Fox Television Stations, subject to approval by the FCC.

Regulatory Matters

   (See pages [ . ] and [ . ])

   Each of the three mergers is subject to the receipt of regulatory approvals, including the approval of the FCC and the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR Act).

   The parties have agreed to use their reasonable best efforts to obtain all regulatory and other required approvals, and to do so as expeditiously as possible. Premerger Notification and Report Forms were filed with the Federal Trade Commission and the Department of Justice under the HSR Act, by News Corporation on October 12, 2000 and by Chris-Craft (the latter on its own behalf and on behalf of BHC and United Television) on October 11, 2000. On November 9, 2000, the Antitrust Division of the Department of Justice issued a request to News Corporation and Chris-Craft for additional information.

   An application with the FCC was filed on September 18, 2000. On October 27, 2000, a coalition of advocacy and community groups filed a Petition to Deny and Motion to Dismiss the FCC application, and Fox

Television Stations and Chris-Craft (for itself and BHC and United Television) filed a Joint Opposition on November 9, 2000. The Petitioners filed a reply on November 22, 2000.

   The parties to each of the merger agreements have agreed that they will not be required to make divestitures, or accept substantial limitations on the operations, of specified television assets held by each of them.

Material U.S. Federal Income Tax Consequences

   (See page [ . ])

   With respect to each merger effected as a forward merger, the parties to the merger will obtain an opinion from their respective legal counsel substantially to the effect that, for U.S. federal income tax purposes, (1) the merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, (2) no income, gain or loss will be recognized by the parties to the merger as a result of the merger, and (3) no income, gain or loss will be recognized by any stockholder of the acquired corporation as a result of the merger (except to the extent cash is received by a stockholder in connection with the merger). The tax opinions issued in connection with each forward merger will rely in part on a ruling by the IRS that each merger satisfies the continuity of business requirement described in section 1.368-1(d) of the Treasury Regulations. If a merger is restructured as a reverse merger under the circumstances described in this joint proxy statement/prospectus, then the merger will not qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, and each stockholder in that merger will be treated for U.S. federal income tax purposes as having sold their stock in that merger in a fully taxable transaction.

Accounting Treatment

   (See page [ . ])

   News Corporation will account for each of the mergers as a purchase, and Chris-Craft, BHC and United Television will become controlled entities in accordance with Australian and U.S. generally accepted accounting principles.

Appraisal Rights

   (See page [ . ])

   Under the laws of the State of Delaware, where Chris-Craft, BHC and United Television are incorporated, stockholders of Chris-Craft, BHC and United Television who comply with the applicable requirements of Delaware law will have the right to receive an appraisal of the fair value of their shares. We have included a copy of the provisions of Delaware law that govern appraisal rights as Annex G to this joint proxy statement/prospectus.

Comparative Market Price Data

   (See page [ . ])

   We present below the per share closing prices for Preferred ADSs of News Corporation (symbol: NWS.A) and Chris-Craft common stock (symbol: CCN), each as quoted on the NYSE, BHC class A common stock (symbol: BHC) as quoted on the AMEX and United Television common stock (symbol: UTVI) as quoted on NASDAQ. These prices are presented on the following dates:

  . August 11, 2000, the last trading day before the public announcement of the signing of the Chris-Craft, BHC and United Television merger agreements and the day on which Viacom Inc. issued a press release to the effect that it had terminated discussions with Chris-Craft regarding an acquisition; and

  . [ . ], the latest practicable date before the printing of this joint proxy statement/prospectus.

                          News Corporation      Chris-Craft        BHC Class A     United Television
                         Preferred ADS Price Common Stock Price Common Stock Price Common Stock Price
                         ------------------- ------------------ ------------------ ------------------
August 11, 2000.........     $44 1/8              $62               $141 3/4            $136
[ . ] , 2000............     $[ . ]               $[ . ]            $[ . ]              $[ . ]

   Chris-Craft stockholders are urged to obtain current market quotations for Preferred ADSs and Chris-Craft common stock before making a decision with respect to the Chris-Craft merger. BHC stockholders are urged to obtain current market quotations for Preferred ADSs and BHC class A common stock before making a decision with respect to the BHC merger. United Television stockholders are urged to obtain current market quotations for Preferred ADSs and United Television common stock before making a decision with respect to the United Television merger.

Currencies and Exchange Rates

   (See page [ . ])

   Unless otherwise stated or the context otherwise requires, all references in this joint proxy statement/prospectus to "A$" are to Australian dollars and references to "$" or "US$" are to U.S. dollars.

   For your convenience, this joint proxy statement/prospectus contains translations of certain A$ amounts into US$ amounts at specified exchange rates. These translations of A$ into US$ and of US$ into A$ have been made at the indicated Noon Buying Rate in New York City for cable transfers in Australian dollars as certified for customs purposes by The Federal Reserve Bank of New York. On [ . ], 2000, the latest practicable date for which exchange rate information was available before the printing of this joint proxy statement/prospectus, the Noon Buying Rate was US$ [ . ] per A$1.00. These translations should not be construed as representations that the A$ amounts actually represent such US$ amounts or could be converted to US$ at the rates indicated.

   For a five-year history of relevant exchange rates, see "Currency of Presentation, Exchange Rates and Certain Definitions" on page [ . ].

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

                                NEWS CORPORATION
                       Selected Historical Financial Data

   The selected historical financial data of News Corporation has been derived from the audited historical consolidated financial statements and related notes of News Corporation for each of the years in the five-year period ended June 30, 2000 and from the unaudited consolidated financial statements of News Corporation for the three months ended September 30, 2000 and 1999. The historical data is only a summary, and should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual reports of News Corporation, its Report on Form 6-K filed on November 1, 2000 and its Report on Form 6-K filed on November 10, 2000 which have been filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. To obtain copies of these documents, see "Where You Can Find More Information" on page [ . ]. The selected historical financial data is set forth in Australian dollars with a translation of amounts for the three months ended September 30, 2000 (A-GAAP) and the fiscal year ended June 30, 2000 (US-GAAP) into U.S. dollars at A$1.00 = US$0.5372, the Noon Buying Rate on December 1, 2000, solely for your convenience.

   The audited consolidated financial statements of News Corporation contained in its Report on Form 6-K filed on November 1, 2000 have been prepared in accordance with Australian generally accepted accounting principles (A-GAAP). A-GAAP differs significantly in certain respects from U.S. generally accepted accounting principles (US-GAAP). A discussion of these significant differences is found in Note 18 of News Corporation's audited consolidated financial statements.

                                                                                  Three months ended
                                  Fiscal Years Ended June 30(1),                     September 30,
                         --------------------------------------------------  ------------------------------
                           1996      1997      1998      1999       2000       1999       2000       2000
                         --------- --------- --------- ---------  ---------  --------  ----------- --------
                                                                                       (unaudited) (In US$)
                                              (in thousands, except per share data)
Amounts in Accordance
 with A-GAAP
Income statement data:
Revenues................  A$13,088  A$14,389  A$18,949  A$21,774   A$22,443  A$ 4,852   A$ 5,620   US$3,019
Operating income........     1,593     1,700     2,646     2,752      2,742       606        676        363
Equity in net earnings
 (losses) of associated
 companies..............       351       393       259       (66)      (125)      (33)       (32)       (17)
Interest expense, net...       605       634       770       775        822       204        216        116
Other income............        23        15         7         2          8       --         --         --
Income before abnormal
 items..................     1,263     1,295     1,800     1,471      1,259       251        259        139
Net income (loss).......     1,020       720     1,682     1,088      1,921       251       (439)      (236)
Income before abnormal
 items
 per share..............  A$  0.40  A$  0.38  A$  0.46  A$  0.37   A$  0.30   A$0.061   A$ 0.061   US$0.033
Net income (loss) per
 share..................      0.32      0.20      0.43      0.27       0.47     0.061     (0.111)    (0.060)
Dividends per preferred
 ordinary share.........     0.075     0.075     0.075     0.075      0.075       --         --         --
Dividends per preferred
 ordinary share in U.S.
 dollars................ US$ 0.057 US$ 0.058 US$ 0.051 US$ 0.047  US$ 0.047  US$  --    US$  --    US$  --
Balance sheet data at
 period end:
Cash....................  A$ 2,298  A$ 3,616  A$ 4,314  A$ 7,483   A$ 4,638  A$ 4,068    A$4,409   US$2,369
Total assets............    30,763    41,358    54,484    53,972     65,585    58,974     70,435     37,838
Total debt..............     8,542    11,339    14,422    13,167     15,431    14,698     16,859      9,057
Total stockholders'
 equity.................    17,166    22,234    27,211    27,109     32,660    29,603     34,563     18,567

                                       Fiscal Years Ended June 30(1),
                         ----------------------------------------------------------------
                           1996       1997       1998       1999       2000       2000
                         ---------  ---------  ---------  ---------  ---------  ---------
                                                                                (in US$)
                                    (in millions, except per share data)
Amounts in Accordance
 with US-GAAP(2)
Income Statement data:
Revenues................  A$13,088   A$14,389   A$18,949   A$21,774   A$22,451  US$12,061
Operating income........     1,318        541      1,921      2,012      1,509        811
Equity in net earnings
 (losses) of associated
 companies..............       267        284       (116)      (509)      (936)      (503)
Interest expense, net...       613        642        778        783        829        445
Other income............      (380)      (185)      (111)      (506)     1,070        575
Income (loss) before
 extraordinary item.....       483       (184)       555        963       (329)      (177)
Net income (loss).......       483       (199)       555        963       (329)      (177)
Income (loss) before
 extraordinary item per
 share..................  A$  0.15   A$ (0.08)  A$  0.14   A$  0.24   A$ (0.10) US$ (0.05)
Net income (loss) per
 share..................      0.15      (0.08)      0.14       0.24      (0.10)     (0.05)
Dividends per preferred
 ordinary share.........     0.075      0.075      0.075      0.075      0.075      0.040
Dividends per preferred
 ordinary share in U.S.
 dollars................ US$ 0.057  US$ 0.058  US$ 0.051  US$ 0.047  US$ 0.047  US$ 0.040
Balance sheet data at
 period end:
Cash....................  A$ 2,298   A$ 3,616   A$ 4,314   A$ 7,483   A$ 4,638  US$ 2,492
Total assets............    25,451     35,991     48,094     47,094     57,986     31,150
Total debt..............     8,542     11,339     14,422     13,167     15,431      8,290
Total stockholders'
 equity.................     8,841     11,292     15,713     14,044     18,443      9,908

--------
(/1/) See Note 2 to the audited consolidated financial statements of News
      Corporation for information on significant acquisitions and dispositions occurring during fiscal 1998, 1999 and 2000. In fiscal 1996, News Corporation acquired six television stations for an aggregate purchase price of US$643 million, an additional 36.4% interest in STAR TV for approximately US$345 million and the Advanced Products Division of National Transcommunications, Ltd. (DigiMedia Vision) for US$142 million. During fiscal 1996, News Corporation sold HarperCollins' Scott Foresman and College divisions for US$585 million. During fiscal 1997, News Corporation acquired New World Communications Group, Inc. for an aggregate consideration of approximately US$3.4 billion plus the assumption of debt.
(/2/) News Corporation's reports under the Securities Exchange Act of 1934, as amended, contain reconciliations of its A-GAAP financial information to US-GAAP information on a semi-annual basis only.

                          CHRIS-CRAFT INDUSTRIES, INC.

                       Selected Historical Financial Data

   The selected historical financial data of Chris-Craft has been derived from audited consolidated financial statements of Chris-Craft as of and for the years ended December 31, 1995 through 1999 and unaudited consolidated financial statements as of and for the nine months ended September 30, 1999 and 2000. The historical data is only a summary, and should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual reports, quarterly reports and other information that Chris-Craft has filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. To obtain copies of these documents, see "Where You Can Find More Information" on page [ . ].

                                                                                       For the Nine Months
                                 For the Fiscal Years Ended December 31,               Ended September 30,
                          ----------------------------------------------------------  ----------------------
                             1995        1996        1997        1998        1999        1999        2000
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                             (in thousands, except per share data)
Income Statement Data
Operating revenue.......  $  472,081  $  465,695  $  464,646  $  467,093  $  491,547  $  355,089  $  390,542
Operating income........     110,633     103,268      95,525      94,670      94,197      71,604      84,045
Interest and other
 income, net............      83,949      81,879      80,556      80,337     106,183      61,330      71,864
Equity in UPN (loss)....    (129,303)   (146,313)    (87,430)    (88,597)    (97,344)    (74,238)    (35,696)
Gain on change of
 ownership in UPN.......         --          --      153,933         --          --          --          --
Income taxes............     (17,600)    (19,500)    (99,600)    (32,500)    (32,300)    (25,200)    (52,900)
Minority interest.......     (25,714)    (18,522)    (49,483)    (24,440)    (28,303)    (18,265)    (24,723)
Net income..............      21,965         812      93,501      29,470      42,433      15,231      42,590
Earnings per share
 (diluted)..............        0.49        0.01        2.13        0.67        0.97        0.35        0.96
Common dividends
 declared per share(1)..         --          --          --          --          --          --          --

Balance Sheet Data (at
 period end)
Cash and marketable
 securities.............  $1,523,438  $1,395,179  $1,501,929  $1,415,543  $1,359,668  $1,353,506  $1,439,422
Working capital.........   1,531,416   1,418,085   1,486,556   1,387,978   1,353,942   1,332,491   1,420,273
Total assets............   2,203,853   2,137,259   2,226,429   2,245,423   2,345,985   2,323,415   2,390,662
Minority interest.......     560,326     506,260     484,268     479,820     503,447     492,966     518,830
Shareholders'
 investment.............   1,319,020   1,288,918   1,383,180   1,408,469   1,441,803   1,416,141   1,488,869

--------
(1) Chris-Craft has not declared cash dividends on its common stock during the periods presented; however, Chris-Craft has declared a 3% stock dividend on its common stock with respect to each of the calendar years presented.

                            BHC COMMUNICATIONS, INC.

                       Selected Historical Financial Data

   The selected historical financial data of BHC has been derived from audited consolidated financial statements of BHC as of and for the years ended December 31, 1995 through 1999 and unaudited consolidated financial statements as of and for the nine months ended September 30, 1999 and 2000. The historical data is only a summary, and should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual reports, quarterly reports and other information that BHC has filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. To obtain copies of these documents, see "Where You Can Find More Information" on page [ . ].

                                                                                         For the Nine
                                                                                         Months Ended
                                For the Fiscal Years Ended December 31,                  September 30,
                         ----------------------------------------------------------  ----------------------
                            1995        1996        1997        1998        1999        1999        2000
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                            (in thousands, except per share data)
Income Statement Data
Operating revenue....... $  454,702  $  446,292  $  443,499  $  445,850  $  469,347  $  339,157  $  373,355
Operating income........    118,579     107,148     101,338      96,729     102,156      75,868      86,072
Interest and other
 income.................     82,483      81,849      82,809      79,366     105,805      61,276      65,386
Equity in UPN (loss)....   (129,303)   (146,313)    (87,430)    (88,597)    (97,344)    (74,238)    (35,696)
Gain on change of
 ownership in UPN.......        --          --      153,933         --          --          --          --
Income taxes............    (18,800)    (21,000)   (101,000)    (31,500)    (41,900)    (25,100)    (50,400)
Minority interest.......    (15,902)    (17,448)    (18,473)    (16,425)    (18,184)    (13,366)    (14,564)
Net income..............     37,057       4,236     131,177      39,573      50,533      24,440      50,798
Earnings per share
 (diluted)..............       1.50        0.17        5.61        1.75        2.24        1.08        2.25
Dividends declared per
 share..................       1.00         --         1.00        1.00        1.00        1.00        2.00

Balance Sheet Data (at
 period end)
Cash and marketable
 securities............. $1,499,365  $1,391,992  $1,487,280  $1,403,245  $1,336,328  $1,332,760  $1,356,525
Total assets............  2,159,010   2,097,263   2,142,488   2,142,601   2,224,448   2,211,598   2,210,032
Shareholders'
 investment.............  1,781,893   1,705,533   1,724,954   1,696,327   1,714,482   1,699,220   1,721,030

                            UNITED TELEVISION, INC.

                       Selected Historical Financial Data

   The selected historical financial data of United Television has been derived from audited consolidated financial statements of United Television as of and for the years ended December 31, 1995 through 1999 and unaudited consolidated financial statements as of and for the nine months ended September 30, 1999 and 2000. The historical data is only a summary, and should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual reports, quarterly reports and other information that United Television has filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. To obtain copies of these documents, see "Where You Can Find More Information" on page [.].

                                                                              For the Nine
                           At or For the Fiscal Years Ended December          Months Ended
                                              31,                             September 30,
                          ------------------------------------------------  ------------------
                            1995      1996      1997      1998      1999      1999      2000
                          --------  --------  --------  --------  --------  --------  --------
                                      (in thousands, except per share data)
Income Statement Data
Net revenue.............  $165,559  $174,339  $170,963  $182,849  $209,746  $149,778  $168,180
Operating income........    50,882    59,076    62,412    54,932    61,276    43,692    46,830
Gain on sale of BHC
 common stock...........       --        --        --     19,932       --        --        --
Interest and other
 income, net............    10,290    10,163    12,317    11,587    12,028     9,520    10,854
Income taxes............   (24,300)  (27,500)  (29,750)  (33,625)  (29,575)  (21,025)  (23,075)
Net income..............    36,872    41,739    44,979    52,826    43,729    32,187    34,609
Earnings per share
 (diluted)..............      3.74      4.36      4.76      5.59      4.62      3.41      3.63
Dividends declared per
 share..................      0.50      0.50      0.50      0.50      0.50      0.50      0.50

Balance Sheet Data (at
 period end)
Cash and current
 marketable securities..  $199,500  $194,866  $270,581  $216,827  $186,197  $173,184  $222,464
Total assets............   330,987   335,598   387,986   437,641   504,681   492,713   540,812
Working capital.........   216,198   205,170   280,828   228,982   199,897   188,768   227,328
Shareholders'
 investment.............   240,469   250,441   300,740   337,447   382,939   366,120   414,427

                                NEWS CORPORATION
       Selected Unaudited Pro Forma Consolidated Condensed Financial Data

   The selected unaudited pro forma consolidated condensed financial data of News Corporation has been derived from the unaudited pro forma consolidated condensed financial statements included in this joint proxy statement/prospectus under "Unaudited Pro Forma Consolidated Condensed Financial Statements" on page [ . ]. The unaudited pro forma consolidated condensed financial statements give effect to:

  . the Chris-Craft, BHC and United Television mergers (assuming that each merger is effected as a forward merger and without giving effect to the additional US$1 per share in cash increase in the Chris-Craft merger consideration if the Chris-Craft merger closes after August 13, 2001);

  . the increase of News Corporation's equity investment in Gemstar - TV
    Guide International, Inc., a global technology and media company focused on consumer entertainment, to approximately 43% as a result of the pending acquisition by News Corporation of Liberty Media Corporation's approximate 21% investment in Gemstar - TV Guide pursuant to an agreement entered into on September 27, 2000, and certain related transactions; and

  . the increase of News Corporation's equity investment in Stream S.p.A., an Italian pay television service provider, from 35% to 50%.

   The unaudited pro forma consolidated condensed statements of operations were prepared as if the transactions had occurred as of the first day of the periods presented. The unaudited pro forma consolidated condensed balance sheets were prepared as if the above transactions had occurred as of September 30, 2000 (A-
GAAP) and June 30, 2000 (A-GAAP and US-GAAP). The pro forma results are not necessarily indicative of actual results that would have been achieved by News Corporation had such transactions been consummated on such dates. For additional information, see "Unaudited Pro Forma Consolidated Condensed Financial Statements" on page [ . ] and the historical consolidated financial statements of News Corporation contained in the News Corporation Reports on Form 6-K filed November 1, 2000 and November 10, 2000, which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus.

   The following unaudited pro forma consolidated condensed financial data is set forth in Australian dollars with a translation of amounts to U.S. dollars at A$1.00=US$0.5372, the Noon Buying Rate on December 1, 2000, solely for your convenience.

                                     Fiscal Year Ended     Three Months Ended
                                       June 30, 2000       September 30, 2000
                                    ---------------------  -------------------
                                     (in millions, except per share data)
                                     (in A$)    (in US$)    (in A$)   (in US$)
Amounts in accordance with A-GAAP
Income statement data:
  Revenues......................... A$  23,271  US$12,501  A$  5,837  US$3,136
  Operating income.................      2,943      1,581        722       388
  Equity (losses) net earnings of
   associated companies............       (146)       (78)         2         1
  Interest expense, net............       (649)      (349)      (171)      (92)
  Other expense....................        (79)       (42)       (21)      (11)
  Income before abnormal items.....      1,655        890        385       207
  Net income (loss)................      2,180      1,172       (354)     (190)
  Net income (loss) per share...... A$    0.45  US$  0.24  A$  (0.07) US$(0.04)
  Dividends per preferred ordinary
   share........................... A$   0.075      0.040        --        --
  Dividend per preferred ordinary
   share (in U.S. dollars)......... US$  0.047  US$ 0.040  US$   --   US$  --

Balance sheet data at period end:
  Cash............................. A$   1,503  US$   807  A$  1,315  US$  706
  Total assets.....................     82,573     44,358     87,584    47,050
  Total debt.......................     15,431      8,290     16,859     9,057
  Total shareholders' equity.......     46,247     24,844     47,995    25,783

Amounts in accordance with US-
 GAAP(1)
Income statement data:
  Revenue.......................... A$  23,279  US$12,505
  Operating income.................      1,478        794
  Equity losses of associated
   companies.......................     (1,486)      (798)
  Interest expense, net............       (656)      (352)
  Other income.....................      1,924      1,034
  Income before minority interest..        486        262
  Net loss.........................       (738)      (396)
  Net loss per share............... A$   (0.15) US$ (0.08)
  Dividends per preferred ordinary
   share........................... A$   0.075      0.040
  Dividend per preferred ordinary
   share (in U.S. dollars)......... US$  0.047      0.040

Balance sheet data at period end:
  Cash............................. A$   1,503  US$   807
  Total assets.....................     77,442     41,601
  Total debt.......................     15,431      8,290
  Total shareholders' equity.......     34,811     18,700

--------
(1) News Corporation's reports under the Securities Exchange Act of 1934, as amended, contain reconciliations of its A-GAAP financial information to US-GAAP information on a semi-annual basis only.

                  UNAUDITED COMPARATIVE PER SHARE INFORMATION
   We present below per share data regarding the income, cash dividends declared and book value of News Corporation, Chris-Craft, BHC and United Television on both an historical and unaudited equivalent pro forma consolidated basis. We have derived the unaudited pro forma consolidated per share information from the unaudited pro forma consolidated condensed financial statements presented in this joint proxy statement/prospectus on page [ . ] under the heading "Unaudited Pro Forma Consolidated Condensed Financial Statements". The unaudited comparative per share data is being shown as of and for the twelve months ended June 30, 2000, which is the fiscal year end of News Corporation and the combined company after the mergers, and as of and for the three months ended September 30, 2000 (A-GAAP only). You should read the information below in conjunction with the financial statements and accompanying notes that are incorporated by reference in this joint proxy statement/prospectus and with the unaudited pro forma consolidated condensed financial information included under "Unaudited Pro Forma Consolidated Condensed Financial Statements" on page [ . ].

                                            As of and for the
                                              Twelve Months    As of and  for the
                                                  Ended        Three Months Ended
                                              June 30, 2000    September 30, 2000
                                            ------------------ ------------------
                                               US-
                                            GAAP(/1/)  A-GAAP        A-GAAP
                                            ---------  ------- ------------------
News Corporation Historical Per Share
 Data:
  Net income (loss) per share:
    Basic and diluted.....................  A$ (0.10)  A$ 0.47      A$ (0.11)
  Cash dividends per preferred ordinary
   share..................................  $  0.075   $ 0.075      $    --
  Book value per preferred ordinary
   share..................................  A$  2.20   A$ 3.60      A$  3.81
  Net income per share (in US$):
    Basic and diluted.....................  US$(0.05)  US$0.25      US$(0.06)
  Cash dividends per preferred ordinary
   share..................................  $  0.040   $ 0.040      $    --
  Book value per preferred ordinary share
   (in US$)...............................  US$ 1.18   US$1.94      US$ 2.05
News Corporation Pro Forma Per Share Data:
  Net income (loss) per share:
    Basic and diluted.....................  $  (0.08)  $  0.24      $  (0.04)
  Cash dividends per preferred ordinary
   share..................................  $  0.040   $ 0.040      $    --
  Book value per preferred ordinary
   share..................................  $   2.18   $  2.90      $   3.00
Chris-Craft Historical Per Share Data:
  Net income per common share:
    Basic.................................  $   1.67       --       $    --
    Diluted...............................  $   1.32       --       $    --
  Cash dividends per common share.........  $    --        --       $    --
  Book value per common share.............  $  33.87       --       $
Chris-Craft Equivalent Per Share
 Data:(/2/)
  Net income (loss) per common share:
    Basic and diluted.....................  $  (0.37)     1.12      $  (0.18)
  Cash dividends per common share.........  $   0.19      0.19      $    --
  Book value per common share.............  $  10.10     13.45      $  13.91
BHC Historical Per Share Data:
  Net income per common share:
    Basic.................................  $   3.08       --       $    --
    Diluted...............................  $   3.08       --       $    --
  Cash dividends per common share.........  $   2.00       --       $    --
  Book value per common share.............  $  75.57       --       $    --
BHC Equivalent Per Share Data:(/2/)
  Net income (loss) per common share:
    Basic and diluted.....................  $  (0.72)     2.14      $  (0.35)
  Cash dividends per common share.........  $   0.36      0.36      $    --
  Book value per common share.............  $  19.42     25.84      $  26.74
United Television Historical Per Share
 Data:
  Net income per common share:
    Basic.................................  $   4.94       --       $    --
    Diluted...............................  $   4.92       --       $    --
  Cash dividends per common share.........  $   0.50       --       $    --
  Book value per common share.............  $  42.41       --       $    --
United Television Equivalent Per Share
 Data:(/2/)
  Net income (loss) per common share:
    Basic and diluted.....................  $  (0.65)     1.95      $  (0.32)
  Cash dividends per common share.........  $   0.33      0.33      $    --
  Book value per common share.............  $  17.66     23.49      $  24.30

--------
(/1/) News Corporation's reports under the Securities Exchange Act of 1934, as amended, contain reconciliations of its A-GAAP financial information to its US-GAAP information on a semi-annual basis only.
(/2/) The Chris-Craft, BHC and United Television equivalent per share data was computed by multiplying the News Corporation Pro Forma Per Share Data above by a ratio of 1.1591, 2.2278 and 2.0253, respectively, and then by multiplying that result by four, as four preferred ordinary shares underlie each Preferred ADS. These ratios represent the number of Preferred ADSs a Chris-Craft, BHC and United Television stockholder would receive for each share owned in a mixed election in a forward merger. Assuming an all stock election, the Chris-Craft, BHC and United Television equivalent per share data would be computed by multiplying the News Corporation Pro Forma Per Share Data above by a ratio of 2.265,
      4.374 and 3.977, respectively, multiplied by four. These ratios are based on US$30.75, the volume weighted average trading price for all trades of Preferred ADSs for the five trading days ending on December 1, 2000. All calculations assume a forward merger and no proration, adjustment or US$1 increase in the Chris-Craft merger consideration in the event the Chris-Craft merger closes after August 13, 2001.

                                  RISK FACTORS

   In addition to the other information included or incorporated by reference in this joint proxy statement/prospectus (including the matters addressed in "Cautionary Statement Concerning Forward-Looking Statements" on page [ . ]), you should consider the following in determining whether to vote in favor of your merger. In this "Risk Factors" section, the terms "we", "our", "us" and similar terms refer to News Corporation either before or after the mergers.

The value of the merger consideration to be received may fluctuate considerably.

   The value of the consideration Chris-Craft, BHC and United Television stockholders receive in the mergers may fluctuate considerably. Because a portion of the aggregate merger consideration in each merger consists of a fixed number of Preferred ADSs, the value of the aggregate merger consideration will fluctuate based on changes in the market price of Preferred ADSs, regardless of how the mergers are structured and regardless of any elections you make in a forward merger. None of the Chris-Craft, BHC or United Television merger agreements contain a provision to adjust the exchange ratios with respect to per share consideration in the event that the market price of Preferred ADSs declines. In addition, none of the merger agreements permit Chris-Craft, BHC or United Television to "walk away" from the completion of the mergers if the market price of Preferred ADSs declines.

   The mergers will not be completed until a significant period of time has passed from the date of the special meetings because of the lengthy regulatory review process. Therefore, at the time of the special meetings, Chris-Craft, BHC and United Television stockholders will not know the value of the consideration they will receive in the mergers. Factors which could affect the market price of Preferred ADSs, and thus the value of the merger consideration in each merger, include those we discuss under "Cautionary Statement Concerning Forward-Looking Statements" on page [ . ].

Stockholders may receive a form of consideration different from what they elect.

   The consideration to be received by Chris-Craft, BHC and United Television stockholders in the forward mergers is subject to proration to preserve the contractual limitations on the maximum amount of cash and Preferred ADSs to be issued in each forward merger. If a stockholder elects all cash and the available cash is oversubscribed, then the stockholder will receive a portion of the merger consideration in Preferred ADSs. If a stockholder elects all stock and the available stock is oversubscribed, then the stockholder will receive a portion of the merger consideration in cash. Further, the total amount of cash to be paid in each forward merger may be reduced and replaced with Preferred ADSs, if necessary to preserve beneficial U.S. federal income tax treatment. In other words, if the amount of cash is reduced in a forward merger as a result of the tax adjustment, stockholders making an all cash election and, in some cases, a mixed election may receive more Preferred ADSs and less cash than they elected even after accounting for proration. Accordingly, in the event of a forward merger, Chris-Craft, BHC and United Television stockholders may not receive the type of consideration they elect to receive in the mergers.

The form of consideration received by, and the U.S. federal income tax consequences to, Chris-Craft, BHC and United Television stockholders vary based on the structure of the mergers and each stockholder's election, variables which will not be known prior to the time of the special meetings.

   The U.S. federal income tax consequences of the acquisition to each Chris-Craft, BHC and United Television stockholder will vary depending on whether the mergers are completed through the use of the forward merger structure or the reverse merger structure. These tax consequences will also vary in a forward merger depending on whether a Chris-Craft, BHC or United Television stockholder receives cash, stock, or a combination of cash and stock in exchange for the stockholder's shares. At the time that a Chris-Craft, BHC or United Television stockholder makes an election as to the form of the consideration to be received in the applicable forward merger and at the time that the stockholder votes on the applicable merger, the stockholder will not know if, or to what extent, the stockholder's elected consideration will be subject to proration or adjustment. Therefore, a Chris-Craft, BHC or United Television stockholder will not know at those times the extent to which the stockholder's elected form of merger consideration will be given effect. Additionally, at the time of voting on the applicable merger, the Chris-Craft, BHC and United Television stockholders will not know which of the two alternative structures, forward or reverse, will be used to complete the applicable merger. Accordingly, although the form of consideration and the U.S. federal income tax treatment of both of these alternative structures are described in this joint proxy statement/prospectus, the actual form of consideration and the U.S. federal income tax consequences to each Chris-Craft, BHC and United Television stockholder will not be known at that time.

News Corporation is controlled by one principal stockholder.

   Approximately 30% of the ordinary shares of News Corporation are owned by
(1) K. Rupert Murdoch; (2) Cruden Investments Pty. Limited, a private Australian investment company owned by Mr. Murdoch, members of his family and various corporations and trusts, the beneficiaries of which include Mr. Murdoch, members of his family and certain charities; and (3) corporations which are controlled by trustees of settlements and trusts set up for the benefit of the Murdoch family, various charities and other persons. By virtue of the shares of News Corporation owned by Mr. Murdoch and these entities, and Mr. Murdoch's position as chairman and chief executive of News Corporation, Mr. Murdoch may be deemed to control the operations of News Corporation.

Members of the management and boards of directors of Chris-Craft, BHC and United Television have interests in the mergers that may differ from the interests of their stockholders.

   Members of Chris-Craft's, BHC's and United Television's management and boards of directors have interests in the mergers that may be different from the interests of Chris-Craft, BHC and United Television stockholders. The mergers will give rise to entitlements and benefits to some members of management and the boards of directors of Chris-Craft, BHC and United Television that are not provided to other Chris-Craft, BHC and United Television stockholders.

Obtaining required regulatory approvals may delay completion of the mergers.

   Various regulatory approvals must be obtained from, or notifications submitted to, regulatory authorities, including competition authorities in the U.S. and the Federal Communications Commission before the mergers may be completed. No assurance can be given, however, that these approvals will be obtained, or, if they are obtained, as to the terms, conditions and timing of these approvals. The requirement for these approvals could delay the completion of the mergers for a significant period of time after Chris-Craft, BHC and United Television stockholders have approved the proposals relating to the mergers at their respective special meetings. If regulators require material divestitures or operating restrictions of the types specified in the merger agreements, News Corporation will have the right to terminate any of the Chris-Craft, BHC and United Television merger agreements. There is a risk that News Corporation will terminate the merger agreements if these conditions are imposed by regulators.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

   This joint proxy statement/prospectus and the documents that are incorporated by reference contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. These forward-looking statements are based on the beliefs and assumptions of each company's management and may include statements regarding the period following the completion of the mergers. Words like "anticipates", "believes", "estimates", "expects", "hopes", "intends", "plans" and similar expressions are used to identify these forward-looking statements.

   These forward-looking statements are subject to risks, uncertainties and assumptions about us and our businesses and are not guarantees of performance. Important factors that could affect the future results of News Corporation and cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements include:

  . the risks and other factors described in "Risk Factors" above and elsewhere in this joint proxy statement/prospectus and in the documents which are incorporated by reference in this joint proxy statement/prospectus;

  . those factors we discuss or identify in our public filings with the Securities and Exchange Commission;

  .  worldwide economic and business conditions;

  .  changing technology and our businesses' ability to adapt successfully;

  .  exposure to exchange rate fluctuations;

  . our assumptions about customer acceptance, overall market penetration and competition from providers of alternative products and services;

  .  regulatory developments; and

  .  changes in our business strategy or development plans.

   In light of these risks, uncertainties and assumptions, the results or outcomes expressed in these forward-looking statements might not occur. Because the above factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us, you should not place undue reliance on any forward-looking statement. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the forward-looking statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

                        THE CHRIS-CRAFT SPECIAL MEETING

   This joint proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of Chris-Craft common stock, class B common stock and convertible preferred stock by the Chris-Craft board of directors with regard to the Chris-Craft merger proposal and other matters to be voted upon at the Chris-Craft special meeting and at any adjournment or postponement of the meeting. This joint proxy statement/prospectus is also a prospectus for the Preferred ADSs of News Corporation to be issued in the Chris-Craft, BHC and United Television mergers. We mailed this joint proxy statement/prospectus to stockholders beginning [month, day], 2000. You should read this joint proxy statement/prospectus carefully before voting your shares.

Where and when the Chris-Craft special meeting will be held

   The Chris-Craft special meeting will be held at [location, city, state], on [month, day], 2001 starting at [time], local time.

What will be voted upon

   At the Chris-Craft special meeting, you will be asked to consider and vote upon the following items:

  . to approve and adopt the Agreement and Plan of Merger, dated as of August 13, 2000, as amended, among Chris-Craft Industries, Inc., The News Corporation Limited, News Publishing Australia Limited and Fox Television Holdings, Inc.; and

  . such other business as may properly come before the Chris-Craft special meeting or any adjournment or postponement of the special meeting.

   The Agreement and Plan of Merger contemplates two alternative mergers (a forward merger and a reverse merger). A vote in favor of the approval and adoption of the Agreement and Plan of Merger constitutes the approval of both alternative mergers.

Only Chris-Craft holders of record are entitled to vote

   Chris-Craft stockholders who hold their shares of record as of the close of business on [month, day], 2000 are entitled to notice of and to vote at the Chris-Craft special meeting. On the record date, there were outstanding approximately:

  . [ . ] shares of Chris-Craft common stock, each carrying one vote per share;

  . [ . ] shares of Chris-Craft class B common stock, each carrying ten votes per share; and

  .  [ . ] shares of Chris-Craft convertible preferred stock, each carrying
     35.9 votes per share, or 252 votes per share if held by the person owning the shares on November 10, 1986 or a permitted transferee of that person under Chris-Craft's restated certificate of incorporation.

   Notwithstanding the foregoing, if the holder of record of a share of class B common stock or convertible preferred stock is a broker or dealer in securities, a bank or voting trustee or nominee of any of the foregoing, or if a share is otherwise held of record by a nominee of the beneficial owner of the share, then the share of class B common stock instead entitles its record holder to one vote and the share of convertible preferred stock entitles its record holder to 35.9 votes, except to the extent that such record holder establishes to Chris-Craft's satisfaction, pursuant to procedures set forth in Chris-Craft's restated certificate of incorporation, that the share has been held continuously since November 10, 1986 or its later issuance by a named beneficial owner or permitted transferee (whose address must also be specified).

   On the record date, there were approximately [ . ] holders of record of Chris-Craft common stock, [ . ] holders of record of Chris-Craft class B common stock and [ . ] holders of record of Chris-Craft convertible preferred stock.

Quorum

   A quorum of Chris-Craft stockholders is necessary to have a valid meeting of stockholders. The required quorum for the transaction of business at the Chris-Craft special meeting is:

  . with respect to all matters, including approval and adoption of the Chris-Craft merger agreement, the presence, in person or by proxy, of the holders of shares representing a majority of the votes entitled to be cast by all stockholders of Chris-Craft (including holders of Chris-Craft convertible preferred stock), voting together as a single class; and

  . in addition to the above requirement, with respect to the approval and adoption of the Chris-Craft merger agreement, the presence, in person or by proxy, of the holders of shares representing a majority of the votes entitled to be cast by Chris-Craft convertible preferred stockholders.

   If a quorum is not present, the holders of shares representing a majority of the votes entitled to be cast by the stockholders present or represented by proxy at the Chris-Craft special meeting may adjourn the Chris-Craft meeting.

Vote required to adopt the Chris-Craft merger proposal

   The Chris-Craft merger proposal must be approved and adopted by the affirmative vote of:

  . a majority of the votes entitled to be cast by stockholders at the Chris-Craft special meeting (including the Chris-Craft convertible preferred stockholders), voting together as a single class; and

  . a majority of the votes entitled to be cast by holders of Chris-Craft convertible preferred stock at the Chris-Craft special meeting, voting as a separate class.

   As of the record date, Chris-Craft directors and executive officers and their affiliates (none of whom have entered into agreements as to how they will vote with respect to the Chris-Craft merger proposal) owned common stock, class B common stock and convertible preferred stock entitling them to cast approximately [ . ] votes or [ . ]% of the votes entitled to be cast by stockholders voting together as a single class at the Chris-Craft special meeting and convertible preferred stock entitling them to cast approximately
[ . ] votes or [ . ]% of the votes entitled to be cast by holders of convertible preferred stock at the Chris-Craft special meeting.

Voting your shares and changing your vote by revoking your proxy

 Voting Your Shares

   The Chris-Craft board of directors is soliciting proxies from the stockholders of Chris-Craft. This will give you the opportunity to vote at the Chris-Craft special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

   To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed, dated and received by the time the vote is taken at the Chris-Craft special meeting. If you attend the Chris-Craft special meeting in person, you may vote your shares by completing a ballot at the meeting.

 Changing Your Vote by Revoking Your Proxy

   You may revoke your proxy at any time before the polls close at the Chris-Craft special meeting. You can do this in one of three ways:

  . by delivering notice in writing to the Secretary of Chris-Craft that you have revoked your proxy;

  .  by properly submitting a later-dated proxy; or

  .  by appearing in person and voting at the Chris-Craft special meeting.

   You will not revoke your proxy by simply attending the Chris-Craft special meeting unless you complete a ballot at the meeting. If you have instructed your broker or nominee to vote your shares, you must follow directions from them to change those instructions.

How proxies are counted

   If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted FOR the Chris-Craft merger proposal. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Chris-Craft special meeting.

   A properly executed proxy marked "ABSTAIN" will not be voted with respect to the merger proposal. However, it may be counted to determine whether there is a quorum present at the Chris-Craft special meeting, and it may be voted in the proxies' discretion on any other matter properly presented for action at the Chris-Craft special meeting. If your shares are held in "street name' by a broker, your broker will vote your shares only if you provide instructions to the broker on how to vote. Broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not instructed as to how to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum present at the Chris-Craft special meeting. Abstentions and broker non-votes, however, will have the same effect as voting AGAINST the Chris-Craft merger proposal. Similarly, if you fail to vote in person or by proxy, it will have the same effect as voting AGAINST the Chris-Craft merger proposal.

Cost of solicitation

   Chris-Craft (together with BHC and United Television) and News Corporation will share equally the cost of printing, filing and mailing this joint proxy statement/prospectus. In addition to solicitation by mail, telephone or other means, Chris-Craft will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. Chris-Craft will, upon request, reimburse these institutions for their reasonable expenses. Chris-Craft has retained, for a fee of $8,000 plus expenses, Innisfree M&A Incorporated to aid in the solicitation of proxies.

   Chris-Craft stockholders should NOT send in their stock certificates with the proxy cards.

                            THE BHC SPECIAL MEETING

   This joint proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of BHC class A common stock and class B common stock by the BHC board of directors with regard to the BHC merger proposal and other matters to be voted upon at the BHC special meeting and at any adjournment or postponement of the meeting. This joint proxy statement/prospectus is also a prospectus for the Preferred ADSs of News Corporation to be issued in the BHC, Chris-Craft and United Television mergers. We mailed this joint proxy statement/prospectus to stockholders beginning [month, day], 2000. You should read this joint proxy statement/prospectus carefully before voting your shares.

Where and when the BHC special meeting will be held

   The BHC special meeting will be held at [location, city, state], on [month, day], 2001 starting at [time], local time.

What will be voted upon

   At the BHC special meeting, you will be asked to consider and vote upon the following items:

  . to approve and adopt the Agreement and Plan of Merger, dated as of August
    13, 2000, as amended, among BHC Communications, Inc., The News Corporation Limited, News Publishing Australia Limited and Fox Television Holdings Inc.; and

  . such other business as may properly come before the BHC special meeting or any adjournment or postponement of the special meeting.

   The Agreement and Plan of Merger contemplates two alternative mergers (a forward merger and a reverse merger). A vote in favor of the approval and adoption of the Agreement and Plan of Merger constitutes the approval of both alternative mergers.

Only BHC holders of record are entitled to vote

   BHC stockholders who hold their shares of record as of the close of business on [month, day], 2000 are entitled to notice of and to vote at the BHC special meeting. On the record date, there were outstanding approximately:

  . [ . ] shares of BHC class A common stock, each carrying one vote per share; and

  . [ . ] shares of BHC class B common stock, each carrying ten votes per share.

   On the record date, there were approximately [ . ] holders of record of BHC class A common stock and one holder of record of BHC class B common stock.

Quorum

   A quorum of BHC stockholders is necessary to have a valid meeting of stockholders. The required quorum for the transaction of business at the BHC special meeting is the presence, in person or by proxy, of the holders of shares representing a majority of the votes entitled to be cast by all stockholders of BHC, voting together as a single class. Chris-Craft, which owns BHC common stock representing approximately 97% of the outstanding voting power, has agreed to vote all of its shares of BHC class A common stock and class B common stock in favor of the BHC merger proposal at the BHC special meeting. Accordingly, Chris-Craft's vote, either in person or by proxy, at the BHC special meeting will constitute a quorum of BHC stockholders.

   If a quorum is not present, the holders of shares representing a majority of the votes entitled to be cast by the stockholders present or represented by proxy may adjourn the BHC special meeting.

Vote required to adopt the BHC merger proposal

   The BHC merger proposal must be approved and adopted by the affirmative vote of a majority of the votes entitled to be cast by holders of BHC's class A and class B common stock at the BHC special meeting, voting together as a single class.

   As of the record date, BHC directors and executive officers and their affiliates (none of whom have entered into agreements as to how they will vote with respect to the BHC merger proposal), excluding Chris-Craft, owned class A common stock and class B common stock entitling them to cast approximately [ . ] votes, or [ . ]% of the votes entitled to be cast at the BHC special meeting. This does not include the BHC common stock that is owned by Chris-Craft, although certain directors and executive officers may be deemed to be affiliates of Chris-Craft. Chris-Craft, which owns approximately 80% of the common stock and approximately 97% of the outstanding voting power of BHC and, accordingly, sufficient shares to approve the BHC merger proposal, has entered into a voting agreement with News Corporation in which it has agreed to vote all of its shares of BHC class A common stock and class B common stock in favor of the BHC merger proposal. Approval and adoption of the BHC merger agreement is assured, provided that Chris-Craft votes its shares of BHC in accordance with the terms of this voting agreement.

Voting your shares and changing your vote by revoking your proxy

 Voting Your Shares

   The BHC board of directors is soliciting proxies from the stockholders of BHC. This will give you the opportunity to vote at the BHC special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

   To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed, dated and received by the time the vote is taken at the BHC special meeting. If you attend the BHC special meeting in person, you may vote your shares by completing a ballot at the meeting.

 Changing Your Vote by Revoking Your Proxy

   You may revoke your proxy at any time before the polls close at the BHC special meeting. You can do this in one of three ways:

  . by delivering notice in writing to the Secretary of BHC that you have revoked your proxy;

  .  by properly submitting a later-dated proxy; or

  .  by appearing in person and voting at the BHC special meeting.

   You will not revoke your proxy by simply attending the BHC special meeting unless you complete a ballot at the meeting. If you have instructed your broker or nominee to vote your shares, you must follow directions from them to change those instructions.

How proxies are counted

   If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted FOR the BHC merger proposal. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the BHC special meeting.

   A properly executed proxy marked "ABSTAIN" will not be voted with respect to the merger proposal. However, it may be counted to determine whether there is a quorum present at the BHC special meeting, and it may be voted in the proxies' discretion on any other matter properly presented for action at the BHC special meeting. If your shares are held in "street name' by a broker, your broker will vote your shares only if you provide instructions to the broker on how to vote. Broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not instructed as to how to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum present at the BHC special meeting. Abstentions and broker non-votes, however, will have the same effect as voting AGAINST the BHC merger proposal. Similarly, if you fail to vote in person or by proxy, it will have the same effect as voting AGAINST the BHC merger proposal.

Cost of solicitation

   BHC (together with Chris-Craft and United Television) and News Corporation will share equally the cost of printing, filing and mailing this joint proxy statement/prospectus. In addition to solicitation by mail, telephone or other means, BHC will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. BHC will, upon request, reimburse these institutions for their reasonable expenses. BHC has retained, for a fee of $8,000 plus expenses, Innisfree M&A Incorporated to aid in the solicitation of proxies.

   BHC stockholders should NOT send in their stock certificates with the proxy cards.

                     THE UNITED TELEVISION SPECIAL MEETING

   This joint proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of United Television common stock by the United Television board of directors with regard to the United Television merger proposal and other matters to be voted upon at the United Television special meeting and at any adjournment or postponement of the meeting. This joint proxy statement/prospectus is also a prospectus for the Preferred ADSs of News Corporation to be issued in the United Television, Chris-Craft and BHC mergers. We mailed this joint proxy statement/prospectus to stockholders beginning [month, day], 2000. You should read this joint proxy statement/prospectus carefully before voting your shares.

Where and when the United Television special meeting will be held

   The United Television special meeting will be held at [location, city, state], on [month, day], 2001 starting at [time], local time.

What will be voted upon

   At the United Television special meeting, you will be asked to consider and vote upon the following items:

  . to approve and adopt the Agreement and Plan of Merger, dated as of August
    13, 2000, as amended, among United Television, Inc., The News Corporation Limited, News Publishing Australia Limited and Fox Television Holdings, Inc.; and

  . such other business as may properly come before the United Television special meeting or any adjournment or postponement of the special meeting.

   The Agreement and Plan of Merger contemplates two alternative mergers (a forward merger and a reverse merger). A vote in favor of the approval and adoption of the Agreement and Plan of Merger constitutes the approval of both alternative mergers.


Only United Television holders of record are entitled to vote

   United Television stockholders who hold their shares of record as of the close of business on [month, day], 2000 are entitled to notice of and to vote at the United Television special meeting. On the record date, there were outstanding approximately [ . ] shares of United Television common stock, each carrying one vote per share. On the record date, there were approximately [ . ] holders of record of United Television common stock.

Quorum

   A quorum of United Television stockholders is necessary to have a valid meeting of stockholders. The required quorum for the transaction of business at the United Television special meeting is the presence, in person or by proxy, of the holders of shares representing a majority of the shares of stock entitled to vote. BHC, which owns approximately 58% of the outstanding voting power, has agreed to vote all of its shares of United Television common stock in favor of the United Television merger proposal at the United Television special meeting. Accordingly, BHC's vote, either in person or by proxy, at the United Television special meeting will constitute a quorum of United Television stockholders.

   If a quorum is not present, the holders of shares representing a majority of the votes entitled to be cast by the stockholders present or represented by proxy may adjourn the United Television special meeting.

Vote required to adopt the United Television merger proposal

   The United Television merger proposal must be approved and adopted by the affirmative vote of a majority of the votes entitled to be cast by stockholders at the United Television special meeting.

   As of the record date, United Television directors and executive officers and their affiliates (none of whom have entered into agreements as to how they will vote with respect to the United Television merger proposal), excluding BHC and Chris-Craft, owned United Television common stock entitling them to cast approximately [ . ] votes or [ . ]% of the votes entitled to be cast at the United Television special meeting. Certain directors and executive officers may be deemed to be affiliates of BHC and Chris-Craft. BHC, which owns approximately 58% of United Television's shares and, accordingly, sufficient shares to approve the United Television merger proposal, has entered into a voting agreement with News Corporation in which it has agreed to vote all of its shares of United Television common stock in favor of the United Television merger proposal. Approval and adoption of the United Television merger agreement is assured, provided that BHC votes its shares of United Television in accordance with the terms of this voting agreement.

Voting your shares and changing your vote by revoking your proxy

 Voting Your Shares

   The United Television board of directors is soliciting proxies from the stockholders of United Television. This will give you the opportunity to vote at the United Television special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

   To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed, dated and received by the time the vote is taken at the United Television special meeting. If you attend the United Television special meeting in person, you may vote your shares by completing a ballot at the meeting.

 Changing Your Vote by Revoking Your Proxy

   You may revoke your proxy at any time before the polls close at the United Television special meeting. You can do this in one of three ways:

  . by delivering notice in writing to the Secretary of United Television that you have revoked your proxy;

  . by properly submitting a later-dated proxy; or

  . by appearing in person and voting at the United Television special meeting.

   You will not revoke your proxy by simply attending the United Television special meeting unless you complete a ballot at the meeting. If you have instructed your broker or nominee to vote your shares, you must follow directions from them to change those instructions.

How proxies are counted

   If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted FOR the United Television merger proposal. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the United Television special meeting.

   A properly executed proxy marked "ABSTAIN" will not be voted with respect to the merger proposal. However, it may be counted to determine whether there is a quorum present at the United Television special meeting, and it may be voted in the proxies' discretion on any other matter properly presented for action at the United Television special meeting. If your shares are held in "street name' by a broker, your broker will vote your shares only if you provide instructions to the broker on how to vote. Broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not instructed as to how to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum present at the United Television special meeting. Abstentions and broker non-votes, however, will have the same effect as voting AGAINST the United Television merger proposal. Similarly, if you fail to vote in person or by proxy, it will have the same effect as voting AGAINST the United Television merger proposal.

Cost of solicitation

   United Television (together with Chris-Craft and BHC) and News Corporation will share equally the cost of printing, filing and mailing this joint proxy statement/prospectus. In addition to solicitation by mail, telephone or other means, United Television will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. United Television will, upon request, reimburse these institutions for their reasonable expenses. United Television has retained, for a fee of $5,000 plus expenses, Innisfree M&A Incorporated to aid in the solicitation of proxies.

   United Television stockholders should NOT send in their stock certificates with the proxy cards.

                                  THE MERGERS

The Background of the Mergers

   On August 5, 1999, the FCC amended its local market television ownership rules, commonly known as its duopoly rules, to permit an entity to own up to two television stations in the same market so long as specific conditions are satisfied. Soon after the FCC rule change, several companies contacted Chris-Craft and expressed their general interest in a variety of possible transactions. Chris-Craft began discussions with a number of these parties, including CBS Corporation and Viacom Inc.

   On September 7, 1999, CBS and Viacom announced that they had signed a definitive merger agreement under which Viacom would acquire CBS. Shortly thereafter, representatives of both Viacom and CBS contacted representatives of Chris-Craft to reiterate their interest regarding a possible transaction. After the announcement of the Viacom/CBS merger, BHC began to consider its potential claims against Viacom as BHC believed that the pending Viacom/CBS merger raised issues relating to Viacom's contractual obligations with respect to the United Paramount Network (UPN), which was a joint venture between Viacom's Paramount Television Group and BHC. As described below, BHC eventually filed a lawsuit against Viacom relating to those issues.

   In September 1999, Chris-Craft hired Allen & Company as its financial advisor, and authorized it to explore and evaluate strategic alternatives available to Chris-Craft in light of the FCC rule change. Chris-Craft publicly announced the engagement of Allen & Company in November 1999. Following the engagement of Allen & Company, Stanley S. Shuman, executive vice president and managing director of Allen & Company, contacted several parties that he believed might be interested in pursuing a transaction with Chris-Craft, including representatives of News Corporation, of which Mr. Shuman is a director.

   On September 13, 1999, K. Rupert Murdoch, chairman and chief executive of News Corporation and chairman and chief operating officer of Fox Television Holdings, Inc., and David F. DeVoe, chief financial officer of News Corporation and a director of Fox Television Holdings, met with representatives of Chris-Craft and expressed News Corporation's interest in acquiring Chris-Craft. News Corporation declined to make an acquisition proposal at that time in large part, according to representatives of News Corporation, as a result of their view that News Corporation's stock price was substantially undervalued. From September 1999 through July 2000, however, representatives of News Corporation continued to have intermittent discussions with representatives of Allen & Company regarding a transaction involving Chris-Craft.

   Over the next several months, representatives of Chris-Craft and Allen & Company had discussions with thirteen other parties in addition to News Corporation. As a result of this process, eight parties, including News Corporation, Viacom, CBS and one other party (which we refer to as the "Third Party"), entered into confidentiality agreements with Chris-Craft.

   During October and November 1999, Chris-Craft continued its discussions with interested parties and, together with Allen & Company, Skadden, Arps, Slate, Meagher & Flom LLP, Chris-Craft's outside legal counsel, and Marvin J. Diamond, Chris-Craft's outside regulatory counsel, worked to develop structures for potential business combinations in light of applicable Internal Revenue Service and FCC rules.

   In October 1999, given the number of interested parties and the possibility that a transaction might occur involving Chris-Craft, BHC and United Television, and given the fact that Chris-Craft owned a majority of the shares of BHC and that BHC owned a majority of the shares of United Television, Chris-Craft suggested to the board of directors of each of BHC and United Television that they each form a special committee of independent directors to monitor industry developments in light of the FCC rule change and to be prepared to evaluate any possible transactions which could affect BHC or United Television.

   As a result, in October 1999, the board of directors of BHC formed a special committee of independent directors consisting of Morgan L. Miller and John Eastman, and the board of directors of United Television formed a special committee of independent directors consisting of James D. Hodgson and Howard F. Roycroft. In October 1999 and December 1999, respectively, the BHC special committee retained Kaye, Scholer, Fierman, Hays & Handler, LLP and Morris, James, Hitchens & Williams, LLP to advise it of the role and duties of a special committee if an acquisition transaction were proposed, as well as in connection with potential claims against Viacom relating to UPN. The BHC special committee met with Kaye Scholer and Morris James in December 1999 and January and February 2000. In November 1999, the United Television special committee retained Kramer Levin Naftalis & Frankel LLP as its counsel to advise it of the role and duties of a special committee.

   By late November 1999, Chris-Craft believed that the most likely transaction would be an acquisition of Chris-Craft and that CBS and the Third Party were, at that point, the most likely potential acquirers of Chris-Craft.

   In mid-December 1999, Skadden distributed a draft merger agreement to CBS and its outside legal counsel, Cravath, Swaine & Moore, and to the Third Party and its outside legal counsel. The draft merger agreement contemplated the execution of an agreement between the buyer and Chris-Craft, with the buyer to enter into separate independent negotiations with BHC and United Television afterwards. Further, the draft agreement contemplated a transaction with Chris-Craft that was not conditioned on the buyer entering into an agreement with BHC and United Television, but contained various procedural safeguards related to BHC and United Television, including the concept of minimum prices that the buyer would have to offer to BHC and United Television. In addition, the draft agreement contemplated the formation of a new company (referred to as "newco"), the transfer of television stations and/or other assets to newco and the grant to Chris-Craft stockholders of rights to acquire, at their option, high vote or low vote stock in newco, pro rata based on the stock they held in Chris-Craft.

   Shortly after CBS received the draft merger agreement, representatives of CBS indicated to representatives of Chris-Craft that Viacom and CBS were opposed to Chris-Craft's proposed structure and draft merger agreement. In a letter from Cravath to Skadden, dated January 5, 2000, CBS responded to that effect. In lieu of Chris-Craft's proposed structure, CBS proposed, subject to the results of its due diligence investigation of Chris-Craft and its subsidiaries, to acquire simultaneously Chris-Craft, BHC and United Television at a price of $82 in a combination of cash and CBS stock for each Chris-Craft share, $180 in CBS stock for each BHC share and $150 in CBS stock for each United Television share. The letter enclosed a proposed form of merger agreement that reflected the terms being proposed by CBS, including the simultaneous acquisition of Chris-Craft, BHC and United Television, and did not involve the "newco" structure originally proposed by Chris-Craft.

   Chris-Craft had a number of concerns with CBS's proposal. Among other things, CBS's proposal contained a number of significant contingencies, including being conditioned on the completion of CBS's due diligence investigation (which prior to that time CBS had elected not to commence), and required a 30 day exclusivity period during which Chris-Craft would not have been able to negotiate with other potential acquirers. Finally, the merger agreement proposed by CBS contained various provisions that resulted in a transaction structure with a risk of non-consummation that, in Chris-Craft's view, was significantly greater than that in the draft originally proposed by Chris-Craft and, in any event, greater than Chris-Craft was willing to accept.

   In mid-January 2000, representatives of Chris-Craft, Skadden, CBS and Cravath met to discuss both CBS's proposal in the January 5, 2000 letter and potential claims by BHC against Viacom regarding UPN. At the meeting, representatives of Chris-Craft rejected CBS's January 5, 2000 proposal and indicated that Chris-Craft would not be prepared to discuss any proposal further until Viacom and BHC resolved their dispute over UPN. Nonetheless, the meeting concluded with representatives of CBS indicating that, unless Chris-Craft was willing to accept CBS's proposal in the January 5, 2000 letter, Viacom would exercise the "buy-sell" provision (as described in the paragraph beginning "On February 3, 2000" below) in their agreement governing UPN. During the last week of January 2000, Mr. Eastman, on behalf of BHC, met with a representative of Cravath to discuss the issues between BHC and Viacom over UPN; however, Mr. Eastman and this representative were unable to resolve those issues.

   On January 28, 2000, the United Television special committee held a meeting at which representatives of Kramer Levin advised the United Television special committee of its role and duties under Delaware law and described the procedures typically followed by special committees.

   On February 3, 2000, Viacom delivered to BHC a buy-sell notice under the UPN agreement, with a trigger price of $5 million. Viacom's delivery of the buy-sell notice obligated BHC to make a decision by March 20, 2000 either to buy Viacom's interest in UPN for $5 million or to sell its own interest in UPN to Viacom for $5 million. Five days later, on February 8, 2000, BHC filed a lawsuit in New York State Supreme Court seeking to enjoin the CBS/Viacom merger and to toll the operation of the buy-sell notice. As a result of the lawsuit and Chris-Craft's rejection of CBS's proposal at the end of January, discussions among Chris-Craft, Viacom and CBS regarding a transaction ceased.

   Throughout the first quarter of 2000, Chris-Craft and representatives of Skadden continued extensive discussions and negotiations with the Third Party regarding a possible transaction. During the course of discussions, the parties agreed that the Third Party would execute a merger agreement with Chris-Craft only that did not include the "newco" structure, with the Third Party to approach BHC and United Television regarding a potential transaction thereafter. By early March 2000, representatives of Chris-Craft were confident that the parties were close to reaching agreement on all material issues other than price; however, because of the market price of the Third Party's stock at the time, the parties were not able to reach agreement on an acceptable price. Over the course of discussions, the Third Party's highest indication of price, based on the market price of the Third Party's stock in early March 2000, implied a price per Chris-Craft share in the mid to high $70s. Although discussions between Chris-Craft and the Third Party continued for several weeks, the Third Party subsequently entered into a transaction with another party. Chris-Craft and the Third Party continued to have discussions for several months after the Third Party announced its other transaction. However, due to regulatory issues created by the Third Party's other transaction, and the fact that the Third Party was never able to offer Chris-Craft sufficient consideration due to the Third Party's low stock price, Chris-Craft and the Third Party never reached agreement on a transaction.

   On March 16, 2000, the New York State Supreme Court ruled against BHC in its suit against Viacom. At a meeting on March 20, 2000, BHC notified CBS that BHC would sell its interest in UPN to Viacom for $5 million under the buy-sell provision exercised by Viacom. CBS then indicated to Chris-Craft that Viacom and CBS were still interested in pursuing a transaction with Chris-Craft. CBS commenced its due diligence investigation and, over the next few months, Chris-Craft, Viacom and CBS had a number of discussions.

   On May 4, 2000, Viacom announced that it had completed its acquisition of CBS.

   As discussions with Viacom progressed, Chris-Craft contacted the BHC and United Television special committees and suggested that they prepare themselves to evaluate a possible transaction in which the minority interest in such companies would be acquired by a third party or possibly by Chris-Craft. Chris-Craft also suggested that the special committees hire any necessary legal and financial advisors, to the extent that they had not already done so.

   In May 2000, the BHC special committee retained Swidler Berlin Shereff Friedman, LLP as its legal counsel. In June 2000, the BHC special committee engaged Wasserstein Perella as its financial advisor.

   On May 15, 2000, the BHC board voted to expand the role of the BHC special committee to include receiving and evaluating the terms of any potential acquisition transaction, determining if such transaction is fair to, and in the best interests of, BHC and its stockholders, and recommending to the full BHC board what action, if any, BHC should take.

   On June 12, 2000, the United Television board voted to expand the role of the United Television special committee to include receiving and evaluating the terms of any potential acquisition transaction, determining if such transaction is fair to, and in the best interests of, United Television and its stockholders, and recommending to the full United Television board what action, if any, United Television should take.

   On June 21, 2000, the United Television special committee engaged Bear Stearns, and representatives of Bear Stearns commenced their financial review of United Television, BHC and Chris-Craft. On June 26, 2000, Bear Stearns held a meeting with United Television management to review financial and other information concerning United Television.

   Beginning in mid-June 2000, representatives of Wasserstein Perella conducted a due diligence review of Chris-Craft, BHC and United Television. On June 28, 2000, representatives of Wasserstein Perella met with management of Chris-Craft, BHC and United Television to review financial and industry-wide information regarding BHC and United Television.

   Throughout June and July 2000, representatives of Chris-Craft and Viacom, and their respective legal counsel, met on several occasions to negotiate the terms of a transaction and exchange drafts of a merger agreement. Toward the end of July 2000, the parties had reached agreement on most material business and legal issues and scheduled a meeting to discuss price, remaining issues and process.

   On July 24, 2000, representatives of Viacom, Shearman & Sterling (counsel to Viacom), Morgan Stanley Dean Witter & Co. (financial advisor to Viacom), Chris-Craft, Skadden and Allen & Company met at the offices of Skadden. At the meeting, the parties discussed the remaining business and legal issues and representatives of Viacom indicated that, upon completion of remaining due diligence and resolution of the open business and legal issues, Viacom was prepared to offer a purchase price for Chris-Craft of $77 per share. The parties discussed Viacom's indication of price and, based on additional information discussed at the meeting that Chris-Craft believed would represent additional value to Viacom, Chris-Craft believed that Viacom might be willing to offer up to $80 per share, although Viacom did not make such an offer at the time. The parties also discussed, but did not reach agreement on, the valuation of Viacom's stock for purposes of calculating an exchange ratio. Despite the lack of agreement on price at the meeting and the few remaining open issues, representatives of Chris-Craft believed that it was appropriate for Viacom to commence independent negotiations with the BHC and United Television special committees.

   Later that day, representatives of Skadden and Allen & Company contacted the special committees' respective legal and financial advisors to inform them that Chris-Craft was in discussions with Viacom regarding the acquisition of Chris-Craft by Viacom and that they should each expect to be contacted by Viacom in the next few days with an acquisition proposal.

   During the week of July 24, 2000, representatives of Morgan Stanley contacted representatives of Wasserstein Perella and Bear Stearns to discuss preliminarily a possible transaction whereby Viacom would purchase, through a merger, Chris-Craft, BHC and United Television. During that week, representatives of Skadden spoke with representatives of Swidler Berlin and Kramer Levin to update them on the discussions between Viacom and Chris-Craft. Also during this period, BHC and United Television retained Kaye Scholer as outside legal counsel to aid in negotiating the terms of the merger agreement.

   On several occasions during this period, representatives of Skadden and Allen & Company emphasized to the special committees' legal and financial advisors that the special committees' respective negotiations with Viacom were to be conducted directly between the special committees and Viacom. Representatives of Skadden further emphasized that Chris-Craft would not participate in or interfere with their negotiations regarding the amount or form of consideration that BHC and United Television stockholders were to receive in a possible transaction, and that Chris-Craft viewed their negotiations as being independent from the negotiations taking place between Chris-Craft and Viacom. These representatives also explained that, in terms of process, Viacom was to enter into agreements with Chris-Craft, BHC and United Television simultaneously and that it was Chris-Craft's understanding that Viacom would not execute a merger agreement with Chris-Craft unless Viacom simultaneously entered into agreements with BHC and United Television that had been recommended to the BHC and United Television boards by their respective special committees.

   On July 27, 2000, Mr. Murdoch contacted Mr. Shuman and indicated to Mr. Shuman that News Corporation remained interested in acquiring Chris-Craft, BHC and United Television. Mr. Murdoch indicated that he was very familiar with the three companies and that, given the increase in News Corporation's stock price since September 1999 and subject to News Corporation completing due diligence and negotiating the terms of a definitive merger agreement acceptable to News Corporation, News Corporation was prepared to offer $85 for each Chris-Craft share. Mr. Shuman indicated to Mr. Murdoch that, if News Corporation were seriously interested, it had to act expeditiously as a transaction with Chris-Craft might soon no longer be an option. Mr. Murdoch indicated that he was prepared to act as expeditiously as possible. During the next two weeks, Mr. Shuman had a number of discussions with Mr. Murdoch and several other senior News Corporation executives regarding a potential transaction. Also during that period, News Corporation began to conduct its due diligence investigation and was provided with a draft merger agreement.

   On July 31, 2000, representatives of Morgan Stanley met with representatives of Wasserstein Perella and Swidler Berlin and set forth the terms of a proposal by Viacom to acquire all of the outstanding capital stock of BHC through a merger at a price of $155 per share in a combination of cash and stock. In addition, these representatives outlined the terms of the proposed transaction for Chris-Craft. The representatives of Morgan Stanley also stated that they would inform the BHC special committee of the terms of the United Television proposal after they met with representatives of United Television. Later that day, representatives of Morgan Stanley met with representatives of Bear Stearns and Kramer Levin and set forth the terms of a proposal by Viacom to acquire all of the capital stock of United Television through a merger at a price of $137 per share in a combination of cash and stock. In addition, these representatives outlined the general terms of the proposed transactions for Chris-Craft and BHC. Also on July 31, 2000, the United Television special committee met to receive its legal and financial advisors' reports of the proposed financial and legal terms and the structure of Viacom's proposal and to receive a report on the progress of Bear Stearns' due diligence and analysis of United Television. Bear Stearns advised the United Television special committee that Bear Stearns would begin to conduct a financial review of Viacom and its proposed transaction.

   During the next two weeks, representatives of Viacom and Chris-Craft and each of their respective legal advisors negotiated most of the remaining issues in the proposed transaction with Chris-Craft. At the same time, representatives of Viacom negotiated the terms of potential transactions with each of the special committees and their respective legal and financial advisors.

   On August 1, 2000, representatives of Wasserstein Perella and Swidler Berlin met with the BHC special committee. At that time, representatives of Swidler Berlin reviewed with the BHC special committee its fiduciary duties and obligations under Delaware law. In addition, representatives of Wasserstein Perella and Swidler Berlin reviewed with the BHC special committee the financial and other principal terms of Viacom's proposal. Also on August 1, 2000, representatives of Morgan Stanley communicated to Bear Stearns the respective purchase prices offered to stockholders of Chris-Craft and BHC.

   On August 2, 2000, Shearman & Sterling, on behalf of Viacom, delivered a draft merger agreement for BHC and related documents to Swidler Berlin and a draft merger agreement for United Television and related documents to Kramer Levin.

   On August 3, 2000, representatives of Wasserstein Perella and Swidler Berlin met with the BHC special committee to further discuss the proposed transaction. Representatives of Swidler Berlin discussed the terms of the merger agreement and related documents. Representatives of Swidler Berlin also informed the BHC special committee that they had been informed by representatives of Skadden that Chris-Craft, as a majority stockholder of BHC, would not approve a transaction other than a transaction that included the sale of Chris-Craft in its entirety and, accordingly, the BHC special committee was not authorized to solicit third parties regarding an acquisition of BHC alone. Representatives of Wasserstein Perella presented a preliminary description to the BHC special committee of the financial analyses related to the proposed transaction and the results of its due diligence review. The BHC special committee directed Wasserstein Perella to seek an increase in the $155 price per BHC share offered by Viacom. Later that day, representatives of Skadden acting on behalf of Chris-Craft conveyed to representatives of Kramer Levin the substance of their discussion with Swidler Berlin regarding the solicitation of third-party proposals.

   On August 4, 2000, representatives of Bear Stearns and Kramer Levin met with the United Television special committee to further discuss the proposed transaction with Viacom. Representatives of Kramer Levin discussed the terms of the merger agreement and related documents. Representatives of Bear Stearns presented their preliminary analysis of the proposed acquisition by Viacom of United Television and their due diligence to date. At the meeting, the United Television special committee directed Bear Stearns to seek an increase in the $137 price per United Television share offered by Viacom.

   During the week of August 6, 2000, representatives of Wasserstein Perella had discussions with representatives of Morgan Stanley to seek an increase in Viacom's proposed purchase price for BHC. Also during that week, representatives of the United Television special committee and Bear Stearns conducted additional due diligence, reviewed additional information from United Television management in response to the United Television special committee's requests and discussed with Viacom's financial advisors the valuation of United Television in an attempt to induce Viacom to increase its offer. At the same time, representatives of Kramer Levin and Kaye Scholer began negotiating the United Television merger agreement and related documents with Shearman & Sterling and representatives of Swidler Berlin and Kaye Scholer began negotiating the BHC merger agreement and related documents with Shearman & Sterling. On August 10, 2000, the United Television special committee met with Bear Stearns and Kramer Levin. At the meeting, Kramer Levin reported on the draft legal documentation for the proposed transaction. Bear Stearns presented its update and advised the United Television special committee that Viacom had indicated a willingness to negotiate a small increase in the value of its proposal. The United Television special committee directed Bear Stearns to continue to seek an increase in the price per share offered by Viacom.

   Also during that week, at the request of Viacom, the boards of directors of Chris-Craft, BHC and United Television and the BHC and United Television special committees tentatively scheduled meetings for the weekend of August 12, 2000 to consider any proposals that Viacom was prepared to make by such time, with a view that, if the special committees and the boards determined to approve their respective transactions, the merger agreements could be executed promptly thereafter and, if the boards determined not to approve the transactions at that time, they would, if appropriate, meet again at a later date.

   Discussions between Chris-Craft and News Corporation intensified during this period and, on August 7, 2000, Arthur M. Siskind, senior executive vice president and group general counsel of News Corporation, and Lawrence A. Jacobs, senior vice president and deputy general counsel of News Corporation, met with representatives of Skadden to discuss material issues, the draft merger agreement and the process going forward. Over the next few days, the parties continued discussions and News Corporation continued its due diligence investigation.

   By August 10, 2000, representatives of Chris-Craft, News Corporation and Fox Television Holdings had developed a transaction structure that the parties believed could both satisfy FCC regulations and result in the tax-free receipt of Preferred ADSs of News Corporation by Chris-Craft, BHC and United Television stockholders. The parties also agreed that they would restructure the transaction in a manner that would be taxable to Chris-Craft stockholders if FCC approval and an IRS ruling relating to one of the requirements for a tax free reorganization were not obtained. The parties tentatively agreed that if the transaction were restructured to be taxable to the Chris-Craft stockholders, News Corporation would increase its proposed $85 per share purchase price by an amount which the parties discussed as being $5 per Chris-Craft share. To address Chris-Craft's concern that the FCC and IRS processes and the alternative transaction structures could substantially delay the consummation of the transaction, News Corporation agreed that it would increase the purchase price per Chris-Craft share by $1 in the event that the merger took longer than one year to be completed.

   On the evening of August 10, 2000, Mr. Shuman contacted Mel Karmazin, president and chief operating officer of Viacom, by telephone and notified him that Chris-Craft had received a proposal from a third party that was substantially more favorable to Chris-Craft stockholders than the transaction Chris-Craft had been negotiating with Viacom. Mr. Shuman acknowledged that Mr. Karmazin had indicated in previous discussions that Viacom would not be willing to increase its purchase price beyond that previously discussed between the parties, but Mr. Shuman indicated that Chris-Craft wanted to apprise Mr. Karmazin of the recent development nonetheless. Mr. Karmazin stated that he was not willing to increase the purchase price and that he was terminating further discussions with Chris-Craft regarding the proposed transaction. Mr. Shuman indicated that Chris-Craft was willing to, and would like to, continue discussions with Viacom as its other transaction was not yet finalized. Mr. Karmazin declined this offer and reiterated that he was terminating discussions with Chris-Craft.

   Later that evening, Chris-Craft's financial and legal advisors contacted the special committees' respective legal and financial advisors and advised them that representatives of News Corporation would be contacting them with a proposal. The following morning, representatives of Wasserstein Perella and Swidler Berlin spoke with representatives of Donaldson, Lufkin & Jenrette, Inc.
(DLJ), News Corporation's financial advisor with respect to its potential acquisition of Chris-Craft, BHC and United Television, concerning the proposed transactions involving News Corporation, Chris-Craft, BHC and United Television. At the time, representatives of DLJ spoke generally about the material non-financial terms of the Chris-Craft transaction and of News Corporation's proposal with respect to BHC. Also that day, DLJ had similar discussions with Bear Stearns with respect to United Television.

   On August 11, 2000, Mr. Shuman spoke with Paul Taubman, a managing director of Morgan Stanley. Mr. Taubman indicated that Viacom would be willing to engage in a transaction if Chris-Craft were willing to execute a merger agreement that day and that, if Chris-Craft were not willing to do so, Viacom would issue a press release after the financial markets closed that day to the effect that Viacom was terminating discussions with Chris-Craft regarding an acquisition. Representatives of Shearman & Sterling delivered the same message to representatives of Skadden. Mr. Shuman subsequently communicated to Mr. Taubman that, as the parties had previously discussed, the special committees and boards were scheduled to meet on Saturday, August 12, 2000 and Sunday, August 13, 2000 to consider and, if appropriate, approve a transaction, and that Chris-Craft, BHC and United Television were still willing to consider a proposal from Viacom over the weekend as previously scheduled. Representatives of Skadden simultaneously communicated to representatives of Shearman & Sterling that Chris-Craft was not willing to comply with Viacom's deadline and that, even if Chris-Craft wished to do so, Chris-Craft physically could not execute a merger agreement by Viacom's deadline as many of the three companies' directors were traveling in anticipation of the next days' meetings, which had been scheduled at the request of Viacom. Representatives of Skadden also indicated that Viacom should not assume that Chris-Craft would have been willing to execute a merger agreement by Viacom's deadline even if Chris-Craft physically were able to do so, but that, in any event and as previously scheduled, Skadden and Chris-Craft were prepared to work expeditiously over the weekend to resolve any remaining legal and contractual issues so that the parties would be in a position to execute a merger agreement should they wish to do so. Mr. Taubman and representatives of Shearman & Sterling indicated that Viacom was not willing to continue discussions over the weekend and, as a result, at 2:54 p.m. Eastern Time, prior to the close of the financial markets, Viacom issued a press release to the effect that it had terminated discussions with Chris-Craft and its subsidiaries regarding an acquisition. At 5:27 p.m. Eastern Time, Chris-Craft, in response to Viacom's announcement, issued a press release to the effect that Chris-Craft, BHC and United Television were in intensive negotiations with another major media company with respect to a merger.

   That same day, representatives of DLJ formally proposed to representatives of Wasserstein Perella that News Corporation was prepared to purchase BHC's outstanding capital stock in a merger at a price of $165 per share in a combination of cash and stock. In addition, representatives of DLJ informed representatives of

Wasserstein Perella of the terms of News Corporation's proposals for Chris-Craft and United Television. Later that day, representatives of Wasserstein Perella met with the BHC special committee to discuss News Corporation's proposal. Representatives of Wasserstein Perella informed the BHC special committee that Viacom had formally rescinded its proposal and issued a press release indicating that it was no longer in talks to acquire Chris-Craft, BHC and United Television. To facilitate the process with News Corporation, Skadden distributed to Kaye Scholer, Swidler Berlin, News Corporation and Squadron, Ellenoff, Plesent & Sheinfeld, LLP, outside legal counsel for News Corporation and Fox Television Holdings, a draft merger agreement for use by those parties as a base from which, independent of Chris-Craft and Skadden, they could negotiate the terms of a merger agreement. The draft distributed was substantially the same as the latest draft of the merger agreement being negotiated between Chris-Craft and News Corporation, with conforming changes having been made for BHC based on the latest draft that BHC had been negotiating with Viacom. Representatives of Swidler Berlin discussed the terms of the merger agreement with the BHC special committee and once again reviewed the fiduciary duties and obligations of the BHC special committee. Further on August 11, 2000, representatives of Wasserstein Perella conducted a financial due diligence review of News Corporation and the proposed transaction.

   Also on August 11, 2000, representatives of DLJ formally proposed to representatives of Bear Stearns that News Corporation was prepared to purchase United Television's outstanding capital stock in a merger at a price of $150 per share in a combination of cash and stock. In addition, representatives of DLJ informed representatives of Bear Stearns of the terms of News Corporation's proposals for Chris-Craft and BHC. That same day, representatives of Swidler Berlin, Kramer Levin, Kaye Scholer, News Corporation and Squadron Ellenoff had a series of conference calls to discuss the regulatory and tax issues involved in the proposed transaction. Later that day, representatives of Bear Stearns and Kramer Levin met with the United Television special committee for a meeting that was originally scheduled to discuss the proposed transaction with Viacom. At the meeting, representatives of Bear Stearns described the proposal from News Corporation and informed the United Television special committee that Viacom had rescinded its proposal and issued a press release indicating that it was no longer in discussions to acquire Chris-Craft, BHC and United Television. As with BHC, to facilitate the process, Skadden distributed to Kaye Scholer, Kramer Levin, News Corporation and Squadron Ellenoff a draft merger agreement for use by those parties as a base from which, independent of Chris-Craft and Skadden, they could negotiate the terms of a merger agreement. As with BHC, this draft was substantially the same as the latest draft of the merger agreement being negotiated between Chris-Craft and News Corporation, with conforming changes having been made for United Television based on the latest draft that United Television had been negotiating with Viacom. Later that day, representatives of Kramer Levin discussed the structure and terms of the merger agreement with the United Television special committee. The United Television special committee directed Bear Stearns to seek improvements in the financial terms of News Corporation's offer, including an increase in the price per share offered by News Corporation, which representatives of Bear Stearns did following the meeting. Also, following Skadden's distribution of the draft BHC and United Television merger agreements, Kaye Scholer and Swidler Berlin, in the case of BHC, and Kaye Scholer and Kramer Levin, in the case of United Television, negotiated those documents directly with News Corporation and Squadron Ellenoff.

   During the weekend of August 12, 2000, Chris-Craft, BHC and the BHC special committee and United Television and the United Television special committee, and each of their respective legal and financial advisors, independently negotiated with News Corporation to finalize the financial and other terms of their respective merger agreements and proposed transactions with News Corporation. During the course of discussions, both representatives of News Corporation and Chris-Craft indicated that, while the parties preferred to adhere to the tentative schedule of executing merger agreements over the weekend, they strongly felt that if the special committees and boards needed more time to consider News Corporation's proposals, the schedule would be delayed to permit them to do so.

   On the morning of August 12, 2000, the full Chris-Craft, BHC and United Television boards met together. At the meeting, the special committees and boards and Chris-Craft's, BHC's and United Television's advisors reviewed and discussed the terms of the proposed merger agreements and the tax and regulatory aspects of the transactions, and representatives of Chris-Craft and its advisors described the history of the process that Chris-Craft and its advisors had gone through concerning the proposed sale of Chris-Craft, including the discussions with the Third Party, CBS, Viacom and News Corporation. After further discussions and questions from directors, the meeting concluded. After that meeting, and throughout the course of the day, the BHC special committee, the United Television special committee, the board of directors of Chris-Craft, the board of directors of BHC and the board of directors of United Television each separately met to consider News Corporation's proposals.

   At the BHC special committee meeting, representatives of Swidler Berlin summarized the chronology of events that had led to News Corporation's proposal. These representatives then discussed in detail the BHC special committee's fiduciary duties in considering News Corporation's proposal and further discussed the terms of the merger agreement and related documents and related regulatory and tax matters. Representatives of Swidler Berlin and Wasserstein Perella also described to the BHC special committee the financial and other terms of the proposals that News Corporation was making to each of Chris-Craft and United Television. Representatives of Wasserstein Perella then presented to the BHC special committee their financial analyses related to News Corporation's proposal to acquire BHC. These representatives indicated that Wasserstein Perella was prepared to render its opinion concerning the fairness of the News Corporation's proposal. At the conclusion of the presentations, the BHC special committee directed Wasserstein Perella to seek improvements in the financial terms of News Corporation's offer, including an increase in the price per share offered by News Corporation, which representatives of Wasserstein Perella did following the meeting.

   Later on August 12, 2000, representatives of DLJ informed representatives of Wasserstein Perella that News Corporation had rejected the BHC special committee's requests.

   At the United Television special committee meeting that morning, Kramer Levin and Bear Stearns reviewed the developments to date and Kramer Levin reviewed with the United Television special committee their fiduciary duties in considering News Corporation's proposal to acquire United Television. Representatives of Kramer Levin and Bear Stearns also described to the United Television special committee the financial and other terms of the proposals that News Corporation was making to each of Chris-Craft and BHC. Representatives of Bear Stearns then reported that News Corporation rejected their requests for improvements in the financial terms of News Corporation's offer and then reviewed Bear Stearns' preparedness to deliver a fairness opinion with respect to the transaction. Later that morning, the United Television special committee met again and Kaye Scholer reported on the status of the merger agreement negotiations relating to the transaction and the differences between the proposed United Television merger agreement and the proposed Chris-Craft and BHC merger agreements. The United Television special committee then directed Bear Stearns to seek an increase in the consideration to be paid to United Television stockholders in the event the merger is not consummated by August 13, 2001, similar to the increase to be received in such event by Chris-Craft stockholders.

   Later on August 12, 2000, representatives of DLJ informed representatives of Bear Stearns that News Corporation had rejected the United Television special committee's request. Thereafter, the United Television special committee voted unanimously to recommend to the United Television board of directors News Corporation's proposal, subject to receipt of Bear Stearns' favorable fairness opinion.

   Later that day, the board of directors of Chris-Craft held a meeting. At this meeting, representatives of Skadden discussed with the board its fiduciary duties. Representatives of Chris-Craft and Skadden also reviewed with the board the regulatory-driven structure of the transaction and discussed the FCC consent and IRS ruling process. Representatives of Chris-Craft and Skadden then reviewed the terms of the merger agreement and Allen & Company delivered a financial presentation and stated that it was prepared to deliver a fairness opinion with respect to the consideration to be received by Chris-Craft stockholders. That same afternoon, the board of directors of each of BHC and United Television independently held meetings at which Kaye Scholer reviewed with the BHC and United Television boards their duty to apprise themselves of all necessary information to reach their decision and their need to act in the best interests of all of their stockholders. At the BHC meeting, representatives of BHC and representatives of Kaye Scholer reviewed the terms of the BHC merger agreement and Wasserstein Perella delivered a financial presentation summarizing its opinion to the BHC special committee. At the United Television meeting, representatives of United Television and representatives of Kaye Scholer reviewed the terms of the United Television merger agreement and Bear Stearns delivered a financial presentation with respect to the consideration to be received by United Television stockholders. Members of each special committee also updated each board as to the developments in their meetings and the preparedness of each of their respective financial advisors reported to deliver their fairness opinions.

   Over the course of the evening and again on the morning of August 13, 2000, representatives of Skadden and Chris-Craft and representatives of Kaye Scholer, BHC and United Television worked independently with News Corporation and Squadron Ellenoff to finalize the three merger agreements and related documentation.

   On August 13, 2000, the BHC special committee met again to review the most recent developments concerning the negotiations. At this time, Wasserstein Perella formally delivered its opinion to the BHC special committee that the consideration to be paid in the proposed transaction with News Corporation was fair to the stockholders of BHC, other than Chris-Craft, from a financial point of view. At the conclusion of the meeting, the BHC special committee unanimously determined that the merger was advisable and fair to, and in the best interests of, BHC and its stockholders and resolved to recommend that BHC's board of directors approve the BHC merger agreement and the transactions contemplated by the BHC merger agreement.

   On August 13, 2000, the United Television special committee met to receive an update on the proposed transaction and to receive Bear Stearns' fairness opinion. At that time, Bear Stearns delivered its opinion to the United Television special committee that the consideration to be paid in the proposed transaction with News Corporation was fair to the stockholders of United Television, other than BHC, from a financial point of view. At the conclusion of the meeting, the United Television special committee unanimously determined that the merger was advisable and fair to, and in the best interests of, United Television and its stockholders and resolved to recommend that United Television's board of directors approve the United Television merger agreement and the transactions contemplated by the United Television merger agreement.

   In the afternoon of August 13, 2000, the board of directors of BHC met and reviewed the terms of the proposed BHC merger agreement and received the recommendation of the BHC special committee. Based upon, among other things, the report and recommendation of the BHC special committee, the BHC board of directors, by unanimous vote of the eight directors present, constituting the entire board, approved the BHC merger agreement and related transactions and recommended that the BHC stockholders approve and adopt the BHC merger agreement. On the same afternoon, the board of directors of United Television met and reviewed the terms of the proposed United Television merger agreement and received the recommendation of the United Television special committee. Based upon, among other things, the report and recommendation of the United Television special committee, the United Television board of directors, by unanimous vote of the seven directors present, constituting the entire board, approved the United Television merger agreement and related transactions and recommended that the United Television stockholders approve and adopt the United Television merger agreement. Following the meetings of the BHC and United Television boards of directors, the board of directors of Chris-Craft held a meeting, at which the board of directors, by unanimous vote of the ten directors present, constituting the entire board, approved the Chris-Craft merger agreement and related transactions and recommended that the Chris-Craft stockholders approve and adopt the Chris-Craft merger agreement.

   Thereafter, on August 13, 2000, Chris-Craft, BHC and United Television each entered a merger agreement with News Corporation and its two affiliates, News Publishing and Fox Television Holdings. In addition, Chris-Craft and BHC each entered into a voting agreement and irrevocable proxy with respect to shares in BHC and United Television, respectively, with News Corporation and a News Corporation affiliate. For a discussion of the merger agreements and voting agreements, see "Summary of the Transaction Documents" on page [ . ].

   On the morning of August 14, 2000, Chris-Craft, BHC and United Television issued a joint press release, and News Corporation and Fox Television Stations issued a separate press release, each of which announced the signing of the Chris-Craft, BHC and United Television merger agreements.

News Corporation's Reasons for the Mergers

   News Corporation has entered into the merger agreements in order to strengthen its existing U.S. television station business through the acquisition and operation by Fox Television Stations of the 10 stations currently owned and operated by Chris-Craft, BHC and United Television.


Chris-Craft's, BHC's and United Television's Reasons for the Mergers; Recommendations of the Special Committees and Boards of Directors

 The Board of Directors of Chris-Craft

   At its meeting on August 13, 2000, Chris-Craft's board of directors unanimously:

  . determined that the Chris-Craft merger agreement and the Chris-Craft merger are advisable and fair to, and in the best interests of, Chris-Craft and its stockholders;

  . directed that the Chris-Craft merger proposal be submitted for consideration by the Chris-Craft stockholders; and

  . recommended that the Chris-Craft stockholders vote FOR the Chris-Craft merger proposal.

   In the course of reaching its decision to approve the merger agreement and the Chris-Craft merger, Chris-Craft's board of directors consulted with Chris-Craft's management, as well as its outside legal counsel and its financial advisors, and considered the following material factors:

  . the financial and other terms of the Chris-Craft merger and the Chris-
    Craft merger agreement;

  . the ability of Chris-Craft stockholders to make elections to receive stock, cash or a combination thereof, subject to proration and the rebalancing mechanism described in this joint proxy statement/prospectus;

  . recent regulatory changes in the industry creating new opportunities for Chris-Craft;

  . the financial presentation of Allen & Company, including its opinion that the consideration to be received by Chris-Craft stockholders under the Chris-Craft merger agreement is fair, from a financial point of view, to the Chris-Craft stockholders;

  . that over a period of several months, Chris-Craft solicited and received indications of interest from various potential purchasers interested in acquiring Chris-Craft; that the transaction with News Corporation was the only proposal at an acceptable price then outstanding; and that the transaction with News Corporation provided greater value to Chris-Craft stockholders than the previous transaction proposed by Viacom and subsequently withdrawn;

  . the views of senior management at the time that, in light of the preceding factor, it was unlikely that any party would propose an acquisition or strategic business combination that would be more favorable to Chris-Craft and its stockholders;

  . possible alternatives to the Chris-Craft merger including continuing to operate Chris-Craft as an independent entity;

  . the regulatory process and the regulatory approvals required to consummate the mergers and the prospects for receiving those approvals;

  . that News Corporation was to execute merger agreements simultaneously with Chris-Craft, BHC and United Television;

  . that the Chris-Craft merger is conditioned on the satisfaction or waiver of conditions to the BHC and United Television mergers;

  . that none of the mergers are conditioned on News Corporation's ability to obtain financing or its completion of due diligence;

  . that no termination fee would be payable to News Corporation in the event the merger is terminated;

  . the belief that the terms and conditions of the Chris-Craft merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

  . that the receipt of Preferred ADSs in the forward merger is intended to be tax-free to Chris-Craft stockholders, and the increase in the consideration to be received by Chris-Craft stockholders in the event the transaction is restructured to be fully taxable;

  . the increase in the consideration to be received by Chris-Craft stockholders in the event the merger is not consummated by August 13, 2001;

  . the financial and other terms of the BHC and United Television mergers and the BHC and United Television merger agreements;

  . information concerning the financial performance and condition, business operations, capital levels, cash flows, asset quality and prospects of Chris-Craft and News Corporation and conditions in the broadcast and media industries generally;

  . the historical market prices and trading information with respect to Chris-Craft capital stock and Preferred ADSs;

  . the liquidity of News Corporation's shares relative to the liquidity of Chris-Craft shares;

  . the interests of the directors and executive officers of Chris-Craft in the Chris-Craft merger as described in "Interests of Certain Directors and Executive Officers of the Companies in the Mergers" on page [ . ];

  . the terms and conditions of the Chris-Craft voting agreement that require
    Chris-Craft to vote its shares of BHC capital stock in favor of the BHC merger and the terms and conditions of the Chris-Craft proxy that grants the right to vote Chris-Craft's shares of BHC capital stock in the BHC merger to executive officers of News Corporation;

  . the concern that the consummation of the BHC merger without consummation of the Chris-Craft merger would not only have adverse tax consequences to Chris-Craft, but would result in Chris-Craft receiving less aggregate consideration in the BHC merger than that to be received by Chris-Craft stockholders in the Chris-Craft merger;

  . that News Corporation will bear the financial risk of divesting any Chris-Craft assets that may be required to be divested under FCC regulations;

  . that Chris-Craft stockholders may exercise appraisal rights under Delaware law;

  . that Chris-Craft stockholders receiving Preferred ADSs in the merger will have an opportunity to benefit from potential operating efficiencies and revenue generation that may result from the mergers, including News Corporation's potential to own and operate multiple television stations in major cities following consummation of the mergers; and

  . with respect to Chris-Craft stockholders receiving Preferred ADSs in the Chris-Craft merger, the risk that the operations of Chris-Craft (including the operations of its subsidiaries) and News Corporation might not be successfully integrated and the risk that the potential benefits of the merger might not be fully realized.

   In view of the variety of factors and the amount of information considered, the Chris-Craft board did not find it practicable to, and did not, quantify, rank or attach any particular relative or specific weight to the various factors it considered in reaching its decision. Rather, the determination was made after consideration of all the factors as a whole. In addition, individual members of the Chris-Craft board may have given different weights to different factors.

 The Special Committee and Board of Directors of BHC

   Recommendation of the BHC special committee. The BHC special committee (consisting of two independent directors), in connection with its determination that the BHC merger was advisable and fair to, and in the best interests of, BHC and its stockholders (other than Chris-Craft), carefully considered the terms of the BHC merger agreement and the transactions contemplated by the BHC merger agreement. The BHC special committee recommended that the BHC board of directors approve the BHC merger agreement and recommend to BHC stockholders the approval and adoption of the BHC merger agreement. The BHC board of directors, by unanimous vote of its eight directors, has determined that the terms of the BHC merger are advisable, fair to and in the best interests of BHC stockholders (other than Chris-Craft) and has approved and adopted the BHC merger agreement.

   The BHC special committee considered a number of factors, including those listed below, in the course of reaching its recommendations. The BHC special committee also considered presentations by, and consulted with, representatives of Wasserstein Perella and Swidler Berlin. The following list of factors is not exhaustive but is believed to include all material factors considered by the BHC special committee:

  . the terms and conditions of the BHC merger agreement, including:

   . the financial terms of the transaction, including the ability of BHC stockholders to elect to receive the merger consideration in the form of cash, Preferred ADSs, or a combination of cash and Preferred ADSs, subject to proration; and

   . the rebalancing mechanism which ensures that those stockholders of BHC who elect to receive cash from News Corporation will share equally in any changes in the price per share of Preferred ADSs from the date of the signing of the BHC merger agreement to the closing of the merger;

  . the financial presentation of Wasserstein Perella, including its opinion delivered on August 13, 2000 as to the fairness, from a financial point of view, of the merger consideration to the BHC stockholders, other than Chris-Craft;

  . the opportunity for BHC stockholders to hold capital stock of News
    Corporation, which the BHC special committee believed would have greater liquidity and less volatility than the capital stock of BHC;

  . that the merger contemplated by the BHC merger agreement is not subject to any financing contingencies;

  . the likelihood that the BHC merger will be completed;

  . that News Corporation will bear the financial risk of divesting any BHC assets that may be required to be divested under FCC regulations;

  . the views of senior members of BHC management that the duopoly rules made advisable a sale of BHC to a company with diverse content and the ability to create and maximize the efficiency of a duopoly in any of BHC's markets and their views of the financial condition, operations and businesses of BHC and News Corporation and conditions in the broadcast industry generally;

  . that the consideration to be paid to the stockholders in the BHC merger, based on the Preferred ADS price of $44 7/16 as of August 10, 2000, represented, in the case of a forward merger, a 16% premium over the trading price of the shares on the last trading day prior to the announcement of the transaction, a 10% premium over the trading price of the shares four weeks prior to the announcement of the transaction, and a 25% premium over the trading price of the shares on August 22, 1999, the trading day before rumors regarding the sale of BHC first appeared in the press and, in each case, an even higher premium in the case of a reverse merger;

  . that stockholders of BHC may demand appraisal rights under the Delaware
    General Corporation Law;

  . the potential adverse effects on BHC's stock price if the merger is not consummated, coupled with the limited alternatives available to BHC after Chris-Craft had made lengthy efforts to sell Chris-Craft and Viacom had publicly announced that it had terminated acquisition discussions; and

  . that if the merger does not qualify as a tax-free reorganization for purposes of the Internal Revenue Code the consideration to be received by the stockholders of BHC will be increased.

   The BHC special committee also considered the potential adverse factors of the proposed BHC merger including:

  . that the consideration to be paid to BHC stockholders will not be increased in the event the BHC merger is not consummated by August 13, 2001;

  . that Chris-Craft stockholders were receiving a premium for their control of BHC;

  . that if the BHC forward merger could fail to qualify as a reorganization for purposes of the Internal Revenue Code and the transaction is restructured as a reverse merger, then the Preferred ADSs received as merger consideration would be taxable to BHC stockholders for U.S. federal income tax purposes;

  . that BHC would be unable to engage in any other acquisition transaction that might be proposed by any third-party while the BHC merger agreement is in effect, since Chris-Craft, which holds BHC stock representing approximately a 97% voting interest in BHC, intended to agree with News Corporation to vote its BHC shares in favor of the BHC merger with News Corporation;

  . the regulatory approvals required by the FCC, the Federal Trade
    Commission and the Antitrust Division of the United States Department of Justice to complete the BHC merger and the prospects for receiving those approvals;

  . the challenges of combining the businesses, assets and workforces of the companies and the risks of not achieving the expected operating efficiencies or growth;

  . that the aggregate amount of cash and the number of Preferred ADSs to be paid at the closing of the merger were fixed at the signing of the BHC merger agreement;

  . that the BHC merger is not conditioned upon approval of a majority of the stockholders of BHC who are not affiliated with Chris-Craft;

  . the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger; and

  . the risk that the BHC merger is not completed.

   In addition, in considering the proposed BHC merger, the members of the BHC special committee were aware of the interests of certain officers and directors of BHC in the transaction, as described under "Interests of Certain Directors and Executive Officers of the Companies in the Mergers" on page [ . ], and were informed as to the financial and other terms of the Chris-Craft and United Television mergers and the Chris-Craft and United Television merger agreements. This information included revenue, EBITDA and broadcast cash flow multiples per share being paid to stockholders in the Chris-Craft and United Television mergers.

   In view of the variety of factors considered in reaching its determination, the BHC special committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its recommendations. In addition, the individual members of the BHC special committee may have given different weight to different factors.

   Recommendation of the BHC board of directors. The BHC board of directors consists of eight directors, two of whom served on the BHC special committee. At the August 12 and 13, 2000 meetings of the BHC board of directors, the BHC special committee, with its legal and financial advisors participating, reported to the BHC board of directors on the BHC special committee's review of the BHC merger agreement and the financial terms of the proposed BHC merger and the factors taken into account by the BHC special committee in reaching its determination to recommend that the board of directors approve the BHC merger agreement. The same factors considered by the BHC special committee were taken into account by the BHC board of directors. In addition, the BHC board of directors considered the conclusions and recommendations of the BHC special committee and believes that these factors supported the BHC board of directors' determination to approve and recommend the BHC merger agreement. The BHC board of directors also considered that Chris-Craft, which holds 80% of the equity of BHC and approximately a 97% voting interest in BHC, intended to enter into an agreement to merge with News Corporation if BHC and United Television were able to reach agreement with News Corporation.

   Fairness of the Merger. The BHC board of directors, including the members of the BHC special committee, also believes that the BHC merger is procedurally fair because, among other things:

  . the BHC special committee consisted of two independent directors who were appointed to represent the interests of BHC's stockholders other than Chris-Craft and its subsidiaries, officers and directors;

  . the BHC special committee retained and received advice from independent legal and financial advisors; and

  . the BHC special committee negotiated certain terms of the BHC merger agreement with News Corporation, including those described under the "Recommendation of the BHC special committee" section above.

 The Special Committee and Board of Directors of United Television

   Recommendation of the United Television special committee. The United Television special committee (consisting of two independent directors) unanimously determined that the terms of the United Television merger are advisable, fair to and in the best interests of United Television stockholders other than BHC, Chris-Craft and their respective subsidiaries, officers and directors, and recommended that the United Television board of directors approve the United Television merger agreement and recommend to United Television stockholders the approval and adoption of the merger agreement. The United Television board of directors, by unanimous vote of its seven directors, has determined that the terms of the United Television merger are advisable, fair to and in the best interests of United Television stockholders and has approved and adopted the United Television merger agreement.

   In the course of reaching its decision to recommend that the United Television board of directors approve the United Television merger agreement and recommend its adoption to United Television stockholders, the United Television special committee consulted with United Television's management and with independent legal and financial advisors. The following list of factors is not exhaustive, but is believed to include or incorporate all of the material factors considered by the United Television special committee:

  . the financial terms of the transaction, including the United Television stockholders' right to elect to receive the consideration payable to them solely in cash or solely in Preferred ADSs, subject to proration;

  . the rebalancing mechanism which ensures that United Television stockholders who elect to receive the consideration payable to them solely in cash will share equally in any changes in the price per share of Preferred ADSs from the date of the signing of the United Television merger agreement to the closing of the merger;

  . the financial presentation of Bear Stearns, including its opinion dated
    August 13, 2000 as to the fairness, from a financial point of view, of the United Television merger consideration to United Television's public stockholders;

  . the superior liquidity of Preferred ADSs relative to the liquidity of United Television shares;

  . the lack of a financing condition to the Chris-Craft, BHC and United
    Television mergers and the relatively small number of conditions to the completion of the United Television merger;

  . that News Corporation bears the financial risks of divesting any United
    Television assets that may be required to be divested in connection with the United Television merger under the FCC rules;

  . the views of senior members of United Television management that the duopoly rules made advisable a sale of United Television to a company with diverse content and the ability to create and maximize the efficiency of a duopoly in some of United Television's markets and their views of the financial condition, operations and businesses of United Television and News Corporation and conditions in the broadcast industry generally;

  . that the consideration to be paid to the stockholders in the United
    Television merger, based on the Preferred ADS price of $44 7/16 as of August 10, 2000, represented, in the case of a forward merger, a 13.2% premium over the average trading price of the United Television shares during the month preceding announcement of the transaction, a 5.8% premium over their all-time high trading price and a 41.5% premium over their closing price on August 2, 1999, the day before the FCC issued a press release indicating that the FCC would consider modifying its broadcast ownership rules at its meeting on August 5, 1999 and, in each case, an even higher premium in the case of a reverse merger;

  . the anticipation of a drop in United Television's stock price if a transaction is not completed, coupled with few, if any, alternatives to the merger with News Corporation once Viacom withdrew its proposal, and after Chris-Craft's lengthy efforts to sell Chris-Craft;

  . that the United Television forward merger is expected to qualify as a tax-free reorganization for purposes of the Internal Revenue Code and that the portion of the merger consideration received in the form of Preferred ADSs would not be taxable to United Television's stockholders for U.S. income tax purposes (other than tax on gain to the extent cash is received by a stockholder in connection with the merger), and that if the merger might not qualify as a tax-free reorganization, the transaction would be restructured as a fully taxable reverse merger and the aggregate consideration to be received by the United Television stockholders would be increased; and

  . the ability of stockholders who object to the United Television merger to obtain "fair value" for their shares if they exercise and perfect their dissenters' rights of appraisal under the Delaware General Corporation Law.

   The United Television special committee also considered the potential adverse factors of the proposed merger including:

  . the risk that the United Television merger will not be approved by the FCC, the Federal Trade Commission or the Antitrust Division of the United States Justice Department, or that such approval will be delayed;

  . the risk that the United Television merger will not be completed;

  . that the aggregate amount of cash and the number of Preferred ADSs payable were fixed at the signing of the United Television merger agreement;

  . that stockholders of Chris-Craft will receive a larger premium for their stock relative to the Chris-Craft stock prices as of August 2, 1999 and August 10, 2000 than will the United Television stockholders relative to the United Television stock prices as of the same dates;

  . that the consideration to be paid to United Television stockholders will not be increased in the event the United Television merger is not consummated by August 13, 2001;

  . the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the United Television merger;

  . that BHC, United Television's controlling stockholder, has agreed with News Corporation to vote its shares in favor of the United Television merger, rendering United Television unable to engage in any other acquisition transaction that could be proposed by any third party while the United Television merger agreement is in effect;

  . that the United Television merger is not conditioned upon approval of a majority of United Television stockholders who are not affiliated with BHC;

  . the risk that the United Television forward merger could fail to qualify as a reorganization for purposes of the Internal Revenue Code and, if the transaction is restructured as a reverse merger, then the additional consideration to be paid by News Corporation in that event may not adequately compensate the stockholders for their additional tax liability; and

  . the challenges of combining the businesses, assets and workforces of two major companies and the risks of News Corporation not achieving any expected operating efficiencies or growth.

   In addition, in considering the proposed merger with News Corporation, the members of the United Television special committee were aware of the interests of certain officers and directors of United Television in the transaction, as described under "Interests of Certain Directors and Executive Officers of the Companies in the Mergers" on page [ . ], and were informed as to the financial and other terms of the Chris-Craft and BHC mergers and the Chris-Craft and BHC merger agreements.

   The foregoing discussion of the information and factors considered by the United Television special committee includes all of the material factors considered by the United Television special committee in reaching its conclusions and recommendations but is not meant to be exhaustive. In view of the variety of factors considered in its reaching its determination, the United Television special committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its conclusions and recommendations. In addition, the individual members of the United Television special committee may have given different weights to different factors.

   Recommendation of the United Television board of directors. The United Television board of directors consists of seven directors, two of whom served on the United Television special committee. At the August 12 and 13, 2000 meetings of the United Television board of directors, the United Television special committee, with its legal and financial advisors participating, reported to the United Television board of directors on its review of the United Television merger agreement and the financial terms of the proposed United Television merger and the factors taken into account by the United Television special committee in reaching its determination to recommend that the board of directors approve the United Television merger agreement and recommend it to the United Television stockholders. Accordingly, the same factors considered by the United Television special committee were taken into account by the United Television board of directors. In addition, the United Television board of directors considered the conclusions and recommendations of the United Television special committee and believes that these factors supported the United Television board of directors' determination to approve and recommend the United Television merger agreement. The United Television board of directors also considered that BHC, which holds approximately 58% of United Television's voting stock, intended to enter into an agreement to merge with News Corporation if Chris-Craft and United Television were able to reach agreement with News Corporation.

   Fairness of the Merger. The United Television board of directors, including the members of the United Television special committee, also believes that the United Television merger is procedurally fair because, among other things:

  . The United Television special committee consisted of two independent directors who were appointed to represent the interests of United Television's stockholders other than Chris-Craft and BHC, and their respective subsidiaries, officers and directors;

  . The United Television special committee retained and received advice from independent legal and financial advisors; and

  . The United Television special committee negotiated certain terms of the United Television merger agreement with News Corporation, including those described above under "Recommendation of the United Television special committee".

Financial Advisor Fairness Opinions

 Opinion of Chris-Craft's financial advisor

   Chris-Craft retained Allen & Company to act as financial advisor to Chris-Craft and to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by Chris-Craft stockholders in connection with the Chris-Craft merger. On August 13, 2000, Allen delivered its oral and written opinions to the Chris-Craft board of directors that the consideration to be received by Chris-Craft stockholders in connection with the proposed Chris-Craft merger was fair from a financial point of view.

   The full text of Allen & Company's written opinion is set forth as Annex D to this joint proxy statement/prospectus and describes the assumptions made, general procedures followed, matters considered and limits on the review undertaken. Allen & Company's opinion is directed only to whether the consideration to be received in the proposed transaction is fair from a financial point of view to Chris-Craft stockholders and does not constitute a recommendation to Chris-Craft stockholders as to how they should vote or what action they should take in connection with the Chris-Craft merger. The summary of Allen & Company's opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Chris-Craft stockholders are urged to read the opinion carefully and in its entirety.

   In arriving at its conclusion, Allen & Company considered, among other factors deemed relevant:

  . the terms of the draft Chris-Craft merger agreement and related documentation;

  . the nature of the operations, assets and financial history of each of Chris-Craft and News Corporation, including discussions with senior management of each regarding their respective businesses and prospects, including their respective operating budgets and financial outlooks;

  . filings with the SEC;

  . historical trading information for the equity securities of each of Chris-Craft and News Corporation;

  . publicly available equity research reports published by nationally recognized brokerage houses, covering News Corporation and other companies in businesses related to those of News Corporation;

  . financial and stock market information for other companies in businesses related to those of each of Chris-Craft and News Corporation;

  . financial information relating to merger and acquisition transactions involving companies in businesses related to those of Chris-Craft; and

  . publicly available information relating to premiums paid in selected merger and acquisition transactions.

   In addition to reviewing and analyzing the specific information listed above, Allen & Company assessed general economic, monetary, market and industry conditions existing as of the date of its opinion as they may affect the business and prospects of Chris-Craft.

   In preparing its opinion, Allen & Company relied on information relating to Chris-Craft and News Corporation that Allen & Company acquired during the course of its assignment, including information provided by senior management in the course of a number of discussions. Allen & Company did not, however, conduct an independent appraisal of either Chris-Craft's or News Corporation's assets, or independently verify the information concerning either Chris-Craft's or News Corporation's operations or other data which Allen & Company considered in its review, and for the purpose of expressing its opinion, Allen & Company assumed that all such information was accurate, complete and current.

   In connection with a presentation to the Chris-Craft board of directors on August 12, 2000, Allen & Company advised Chris-Craft's board of directors that, in evaluating the consideration to be received by Chris-Craft stockholders, Allen & Company had performed a variety of financial analyses with respect to Chris-Craft and News Corporation. The material financial analyses are summarized below:

   Chris-Craft Analysis--Comparable Companies Analysis. Allen & Company compared selected financial, market and operating information of Chris-Craft with corresponding data of selected publicly traded companies in the television broadcasting industry to compare the valuation implied by the proposed Chris-Craft merger to public market valuations of companies with similar operations. Allen & Company compared Chris-Craft's multiples of enterprise value to estimated 2000 attributable revenue and broadcast cash flow to those of selected television broadcasting companies. Allen & Company performed its analysis of Chris-Craft on a basis attributing to Chris-Craft its share of the operating results of BHC and United Television. Allen & Company defined "enterprise value" as the public market value of the company's equity securities calculated on a fully diluted basis plus total debt less cash and cash equivalents. Allen & Company defined "broadcast cash flow" as reported operating income plus depreciation, amortization of goodwill, corporate overhead expense and amortization of programming costs, less cash expenditures for programming. The selected television broadcasting companies used in Allen & Company's comparable company analysis were:

  . Granite Broadcasting Corporation

  . Hearst-Argyle Television, Inc.

  . Sinclair Broadcasting Group, Inc.

  . Paxson Communications Corporation

  . Univision Communications Inc.

  . Young Broadcasting, Inc.

   Allen & Company selected these television broadcasting companies because Allen & Company considered them to have operations similar to the operations of Chris-Craft. Allen & Company calculated multiples for these selected television broadcasting companies based on the closing prices of their publicly traded capital stock on August 11, 2000 and based its revenue and broadcast cash flow projections on publicly available research estimates. Allen & Company noted that with an $85.00 per share purchase price, the implied value of the Chris-Craft merger consideration on the date of the Chris-Craft merger agreement represented a multiple of enterprise value to each of revenue and broadcast cash flow that exceeded the average and median found for the selected television broadcasting companies. To illustrate, Allen & Company highlighted the following multiples of enterprise value to Chris-Craft attributable estimated 2000 revenue and broadcast cash flow:

                                                      Enterprise Value to 2000E
                                                     ---------------------------
                                                     Revenue Broadcast Cash Flow
                                                     ------- -------------------
   Chris-Craft Attributable.........................   7.6x         22.0x
   Selected Television Broadcasting Companies
     Average........................................   6.0x         13.6x
     Average excluding High and Low.................   5.0x          9.7x
     Median.........................................   4.4x          9.3x
     High...........................................  12.5x         30.2x
     Low............................................   3.8x          8.8x

   No company used in the comparable company analyses summarized above is identical to Chris-Craft. Accordingly, any analysis of the fairness of the consideration to be received by the Chris-Craft stockholders in the proposed Chris-Craft merger involves complex considerations and judgments concerning the differences in the potential financial and operating characteristics of the comparable companies and other factors in relation to the trading values of the comparable companies.

   Chris-Craft Analysis--Comparable Transactions Analysis. Allen & Company reviewed the implied transaction multiples paid in selected comparable merger and acquisition transactions and compared these multiples to the multiples implied by the consideration to be paid to Chris-Craft stockholders in the Chris-Craft merger. Allen & Company analyzed the enterprise value of Chris-Craft as a multiple of broadcast cash flow and compared this multiple to multiples of broadcast cash flow paid in selected mergers and acquisitions of television broadcasting companies, in each case, using the projected broadcast cash flow for the calendar year in which the transaction took place. The following transactions were used in Allen & Company's analysis:

  . Chronicle (KRON-TV)/Young Broadcasting

  . CBS/Viacom

  . Gaylord (KTVT-TV)/CBS

  . Kelly (KCRA-TV)/Hearst-Argyle

  . Pulitzer/Hearst-Argyle

  . Sullivan/Sinclair

  . Telemundo/Apollo, Sony, Liberty, et al

  . LIN Television/Hicks Muse

  . Heritage/Sinclair

  . Argyle/Hearst

  . First Media (four stations)/Meredith

   Allen & Company selected these transactions because they involved companies in businesses similar to the operations of Chris-Craft. Allen & Company noted that the multiple implied by an $85 per share purchase price is within the range of multiples implied in comparable transactions.

                                                             Enterprise Value to
                                                             Annual Yr. Forecast
                                                             Broadcast Cash Flow
                                                             -------------------
     Chris-Craft............................................        22.0x
     Television Broadcasting Comparable Transactions
       Average..............................................        15.8x
       Average excluding High and Low.......................        15.3x
       Median...............................................        14.5x
       High.................................................        24.3x
       Low..................................................        12.3x

   No transaction used in the comparable transaction analysis summarized above is identical to the Chris-Craft merger. Accordingly, any analysis of the fairness of the consideration to be received by the stockholders of Chris-Craft in the Chris-Craft merger involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable transactions and other factors in relation to the acquisition values in the comparable companies.

   Chris-Craft Analysis--Discounted Cash Flow Analysis. Allen & Company estimated the present value of the future stand-alone, unlevered free cash flows that could be produced by Chris-Craft's operating assets. Such analysis is performed to determine the value that a current share might be worth based on various assumptions as set forth below. Since Chris-Craft does not project operating results beyond one year, Allen & Company constructed four years of projections based on discussions with management as to how the stations' performance was expected to improve over the next four years. Allen & Company estimated the net present value ranges by applying terminal value multiples ranging from 15.0x to 17.0x estimated 2004 broadcast cash flow and discount rates ranging from 10.0% to 12.0%. Terminal value multiples were determined based on both current public and private market-based valuations. The discount rates were determined based on the weighted average cost of capital formulation, which utilizes the cost of both debt and equity for a company/investment. Allen & Company's analysis indicated a value per share of Chris-Craft common stock ranging from approximately $66.82 to $74.30, as compared to an assumed per share purchase price of $85.00 for Chris-Craft common stock.

   Chris-Craft Analysis--Mergers & Acquisitions Premiums Analysis. Allen & Company analyzed the premiums paid over pre-announcement prices in public market merger and acquisition transactions between $1.0 billion and $8.0 billion in equity value between January 1, 1997 and August 11, 2000. Allen & Company compiled the premiums represented by acquisition prices for 427 target companies for which data was available relative to those target companies' share prices one day, one week, and four weeks prior to the announcement that the target company was to be acquired. The following table summarizes Allen & Company's results and compares them to the premiums represented by the proposed Chris-Craft merger, assuming an $85 per share purchase price:

                                                    Premium to Closing Price
                                                      Prior to Announcement
                                                   ---------------------------
                                                   One Day One Week Four Weeks
                                                   ------- -------- ----------
   427 Precedent Transactions
     Average......................................  31.4%    37.1%     43.2%
     Median.......................................  24.2%    31.1%     36.5%
   Chris-Craft....................................  37.1%    19.5%     19.5%

   Allen & Company also analyzed the premium represented by the proposed Chris-Craft merger, assuming an $85 per share purchase price, over Chris-Craft's closing price on October 12, 1999, the last date before rumors of Chris-Craft's sale appeared in the media. The premium of 49.7% compares favorably to the premiums shown in the precedent transactions. Finally, Allen & Company analyzed the premium represented by the proposed Chris-Craft merger, assuming an $85 per share purchase price, over Chris-Craft's October 12, 1999 stock price after adjusting the proposed purchase price and October 12, 1999 stock price for Chris-Craft's cash position. Since Chris-Craft's cash balance is large relative to its enterprise value, Allen & Company considered this analysis relevant since it isolates the premium being put on Chris-Craft's operating assets as opposed to its operating assets and its cash position. The premium of 88.9% compares favorably to the premiums shown in the precedent transactions, but it should be noted that the premiums in the precedent transactions are not adjusted for the respective cash positions of the targets.

   News Corporation Analysis--Diversified Media Comparable Companies
Analysis. Allen & Company also compared selected financial, market and operating information of News Corporation with corresponding data of other selected publicly traded companies in the diversified media industry to compare News Corporation's public market valuation to public market valuations of companies with similar operations. Allen & Company compared News Corporation's multiple of adjusted enterprise value to adjusted earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, to those of the diversified media comparable companies. Allen & Company defined adjusted enterprise value for a given company as total enterprise value, which is the public market value of the company's equity securities calculated on a fully diluted basis plus total debt, less cash and cash equivalents, less the value of unconsolidated stakes in other companies, plus the value of any minority stakes in consolidated businesses. The diversified media comparable companies used in Allen & Company's analysis were:

  . Viacom Inc.

  . The Walt Disney Company

  . America Online, Inc. pro forma for its proposed merger with Time Warner
     Inc.

  . Time Warner Inc.

  . USA Networks, Inc.

  . Fox Entertainment Group, Inc.

  . The Seagram Company Ltd.

   Allen & Company selected these diversified companies because Allen & Company considered them to have operations similar to the operations of News Corporation. Allen & Company calculated all multiples for these companies based on the closing prices of their publicly traded capital stock on August 11, 2000 and based its adjusted EBITDA projections for News Corporation on guidance provided by News Corporation and for the comparable companies on publicly available research estimates. Allen & Company noted that the closing prices per share of News Corporation's Ordinary American Depositary Shares (Ordinary ADSs) and Preferred ADSs of $49.75 and $44.13, respectively, represented a multiple of adjusted enterprise value to adjusted EBITDA toward the low end of the range found for the diversified media comparable companies. To illustrate, Allen & Company highlighted the following multiples of enterprise value to News Corporation estimated calendar year 2001 revenue and adjusted EBITDA:

                                                                    Enterprise
                                                                  Value to 2001E
                                                                  --------------
                                                                  Revenue EBITDA
                                                                  ------- ------
   News Corporation..............................................  2.2x   12.5x
   Diversified Media Comparable Companies
     Average.....................................................  3.6x   17.1x
     Average excluding High and Low..............................  3.7x   17.1x
     Median......................................................  3.8x   16.9x
     High........................................................  5.5x   21.7x
     Low.........................................................  1.5x   12.2x

   Allen & Company also highlighted each company's estimated calendar year 2001 adjusted EBITDA multiple as a multiple of its projected five-year growth rate:

                                                              EBITDA Multiple to
                                                              EBITDA Growth Rate
                                                              ------------------
   News Corporation..........................................        0.8x
   Diversified Media Comparable Companies
     Average.................................................        1.1x
     Average excluding High and Low..........................        1.0x
     Median..................................................        1.0x
     High....................................................        1.7x
     Low.....................................................        0.9x

   News Corporation's ratio of EBITDA multiple to EBITDA growth rate fell below the range found for the diversified media comparable companies, indicating that its EBITDA multiple was low relative to its projected EBITDA growth when compared to the diversified media comparable companies. Allen & Company considered a review of the diversified media comparable companies' ratios of EBITDA multiple to projected EBITDA growth rate to be a meaningful way to look at each company's valuation relative to the growth rate of its EBITDA, as projected by equity research analysts.

   News Corporation Analysis--Television Broadcasting Comparable Companies Analysis. Allen & Company also compared selected financial, market and operating information of News Corporation with corresponding data of other selected publicly traded companies in the television broadcasting industry to compare News Corporation's public market valuation to public market valuations of companies with similar operations. Allen & Company compared News Corporation's adjusted enterprise value to adjusted EBITDA multiple to those of the television broadcasting comparable companies. The television broadcasting comparable companies used in Allen & Company's analysis were:

  .  Granite Broadcasting Corporation

  .  Hearst-Argyle Television, Inc.

  .  Sinclair Broadcasting Group, Inc.

  .  Paxson Communications Corporation

  .  Univision Communications Inc.

  .  Young Broadcasting, Inc.

   Allen & Company selected these companies because Allen & Company considered them to have operations similar to the television broadcasting operations of News Corporation. Allen & Company calculated all multiples for these companies based on the closing prices of their publicly traded capital stock on August 11, 2000 and based its adjusted EBITDA projections for the comparable companies on publicly available research estimates. Allen & Company noted that the closing prices per share of News Corporation's Ordinary ADS and Preferred ADS of $49.75 and $44.13, respectively, represented a multiple of enterprise value to adjusted EBITDA that was within the range found for the television broadcasting comparable companies. To illustrate, Allen & Company highlighted the following multiples of enterprise value to News Corporation estimated calendar year 2001 revenue and adjusted EBITDA:

                                                                    Enterprise
                                                                  Value to 2001E
                                                                  --------------
                                                                  Revenue EBITDA
                                                                  ------- ------
News Corporation.................................................   2.2x  12.5x
Television Broadcasting Comparable Companies
  Average........................................................   5.6x  14.2x
  Average excluding High and Low.................................   4.6x  11.2x
  Median.........................................................   4.4x  10.9x
  High...........................................................  11.3x  27.6x
  Low............................................................   3.6x   9.6x

   Allen & Company also highlighted each company's estimated calendar year 2001 adjusted EBITDA multiple as a multiple of its projected three-year growth rate:

                                                              EBITDA Multiple to
                                                              EBITDA Growth Rate
                                                              ------------------
News Corporation.............................................        0.8x
Television Broadcasting Comparable Companies
  Average....................................................        1.2x
  Average excluding High and Low.............................        1.2x
  Median.....................................................        1.2x
  High.......................................................        1.3x
  Low........................................................        1.1x

   News Corporation's ratio of EBITDA multiple to EBITDA growth rate fell below the range found for the television broadcasting comparable companies, indicating that its EBITDA multiple was low relative to its projected EBITDA growth when compared to the television broadcasting comparable companies.

   News Corporation Analysis--Broadcasting and Publishing Comparable Companies Analysis. Allen & Company also compared selected financial, market and operating information of News Corporation with corresponding data of other selected publicly traded companies in the broadcasting and publishing industry to compare News Corporation's public market valuation to public market valuations of companies with similar operations. Allen & Company compared News Corporation's multiple of adjusted enterprise value to adjusted EBITDA to those of the broadcasting/publishing comparable companies. The broadcasting/publishing comparable companies used in Allen & Company's analysis were:

  . E. W. Scripps

  . Tribune

  . Washington Post

  . A. H. Belo

  . Lee Enterprises

   Allen & Company selected these companies because Allen & Company considered them to have operations similar to the broadcasting and publishing operations of News Corporation. Allen & Company calculated all multiples for these companies based on the closing prices of their publicly traded capital stock on August 11, 2000 and based its adjusted EBITDA projections for the comparable companies on publicly available research estimates. Allen & Company noted that the closing prices per share of News Corporation's Ordinary ADS and Preferred ADS of $49.75 and $44.13, respectively, represented a multiple of enterprise value to adjusted EBITDA that was above the range found for the broadcasting/publishing comparable companies. To illustrate, Allen & Company highlighted the following multiples of enterprise value to News Corporation estimated calendar year 2001 revenue and adjusted EBITDA:

                                                                    Enterprise
                                                                  Value to 2001E
                                                                  --------------
                                                                  Revenue EBITDA
                                                                  ------- ------
   News Corporation..............................................  2.2x   12.5x
   Broadcasting/Publishing Comparable Companies..................
     Average.....................................................  2.3x    8.1x
     Average excluding High and Low..............................  2.4x    8.1x
     Median......................................................  2.4x    8.9x
     High........................................................  2.9x    9.4x
     Low.........................................................  1.5x    5.8x

   News Corporation Analysis--Newspaper Comparable Companies Analysis. Allen & Company also compared selected financial, market and operating information of News Corporation with corresponding data of other selected publicly traded companies in the newspaper industry to compare News Corporation's public market valuation to public market valuations of companies with similar operations. Allen & Company compared News Corporation's multiple of adjusted enterprise value to adjusted EBITDA to those of the newspaper comparable companies. The newspaper comparable companies used in this analysis were:

  . Dow Jones

  . Gannett

  . Knight-Ridder

  . The New York Times

   Allen & Company selected these companies because Allen & Company considered them to have operations similar to the newspaper operations of News Corporation. Allen & Company calculated all multiples for these companies based on the closing prices of their publicly traded capital stock on August 11, 2000 and based its adjusted EBITDA projections for the comparable companies on publicly available research estimates. Allen & Company noted that the closing prices per share of News Corporation's Ordinary ADS and Preferred ADS of $49.75 and $44.13, respectively, represented a multiple of enterprise value to adjusted EBITDA that was above the range found for the newspaper comparable companies. To illustrate, Allen & Company highlighted the following multiples of enterprise value to News Corporation estimated calendar year 2001 revenue and adjusted
EBITDA:

                                                                    Enterprise
                                                                  Value to 2001E
                                                                  --------------
                                                                  Revenue EBITDA
                                                                  ------- ------
   News Corporation..............................................  2.2x   12.5x
   Broadcasting/Publishing Comparable Companies..................
     Average.....................................................  2.3x    8.1x
     Average excluding High and Low..............................  2.3x    8.2x
     Median......................................................  2.3x    8.2x
     High........................................................  2.7x    8.9x
     Low.........................................................  1.7x    7.2x

   No company used in the comparable company analyses summarized above is identical to News Corporation. Accordingly, any analysis of the fairness of the consideration to be received by Chris-Craft stockholders in the proposed Chris-Craft merger involves complex considerations and judgments concerning the differences in the potential financial and operating characteristics of the comparable companies and other factors in relation to the trading values of the comparable companies.

   General Information. The foregoing summary does not purport to be a complete description of the analyses performed by Allen & Company or of its presentation to Chris-Craft's board of directors. The preparation of financial analyses and a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Allen & Company believes that its analysis and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analysis conducted by Allen & Company and its opinion. Allen & Company has not indicated that any of the analyses which it performed had a greater significance than any other.

   In determining the appropriate analyses to conduct, and when performing those analyses, Allen & Company made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Chris-Craft or News Corporation. The analyses which Allen & Company performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by the analyses. The analyses were prepared solely as part of Allen & Company's analysis as to whether the consideration to be received by Chris-Craft stockholders under the terms of the proposed Chris-Craft merger is fair, from a financial point of view. The analyses are not appraisals, and the estimates of values of companies do not reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

   Allen & Company, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. Allen & Company was engaged by Chris-Craft on September 13, 1999, to render financial advisory services in connection with a potential sale of Chris-Craft. In connection with such engagement, Allen & Company was paid a retainer of $1,000,000 upon engagement and would receive a fee of $29,000,000 upon completion of the proposed Chris-Craft merger. In the past, Allen & Company has provided financial advisory services to each of Chris-Craft and News Corporation and has received fees for the rendering of such services. Stanley S. Shuman, who is a Managing Director of Allen & Company, also serves as a director and is a shareholder of News Corporation. As a non-executive director of News Corporation, Mr. Shuman received fees in the amount of $120,000 in fiscal year 2000. News Corporation has acknowledged that while Mr. Shuman is a member of News Corporation's board of directors, he has acted solely on behalf of Chris-Craft with respect to the transaction and excused himself from News Corporation's deliberations with respect to the transaction. In the course of its business as a broker-dealer, Allen & Company may from time to time trade in the securities of Chris-Craft and News Corporation for its own account, the accounts of investment funds under management of Allen & Company and for the accounts of its customers and, accordingly, may at any time hold a long or short position in their securities.

 Opinion of BHC's special committee's financial advisor

   Role of Wasserstein Perella. The BHC special committee engaged Wasserstein Perella to act as its exclusive financial advisor in connection with a possible sale of BHC. On August 13, 2000, Wasserstein Perella delivered its oral opinion to the BHC special committee, subsequently confirmed in writing, to the effect that, subject to the various assumptions and limitations set forth in the opinion, as of the date of the opinion, the consideration payable under the BHC merger agreement is fair to BHC's stockholders (other than Chris-Craft) from a financial point of view. Under the terms of its engagement, Wasserstein Perella was engaged and acted solely as an advisor to the BHC special committee and not as an advisor to or agent of any other person. Wasserstein Perella's opinion is for the benefit and use of the BHC special committee in its consideration of the BHC merger and may not be used for any other purpose.

   Wasserstein Perella Opinion. The full text of the written opinion of Wasserstein Perella, dated August 13, 2000, which sets forth, among other things, the opinion expressed, the assumptions made, procedures followed, matters considered and limitations of the review undertaken by Wasserstein Perella, is attached as Annex E to this joint proxy statement/prospectus. BHC stockholders are urged to read the Wasserstein Perella opinion in its entirety. The Wasserstein Perella opinion does not constitute a recommendation to any BHC stockholder as to how the stockholder should vote or otherwise act in respect of the merger agreement or the transactions contemplated by the BHC merger agreement and should not be relied upon by any BHC stockholder in respect of these matters. The discussion of the Wasserstein Perella opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion attached as Annex E to this joint proxy statement/prospectus.

   Wasserstein Perella consented to the inclusion of the Wasserstein Perella opinion in this joint proxy statement/prospectus and the discussion of the opinion that follows. This joint proxy statement/prospectus was prepared by News Corporation, Chris-Craft, BHC and United Television, and Wasserstein Perella disclaims any responsibility for any other contents of this joint proxy statement/prospectus.

   Matters Reviewed. In connection with rendering its opinion, Wasserstein Perella reviewed drafts of the BHC merger agreement and, for purposes of its opinion, assumed that the final form of the merger agreement did not differ in any material respect from the drafts provided to it for its review. Wasserstein Perella also reviewed and analyzed:

  . publicly available business and financial information relating to BHC, Chris-Craft, United Television and News Corporation for recent years and interim periods to date; and

  . internal financial and operating information, including:

   . prospective financial information for the calendar year 2000 prepared by or on behalf of BHC, Chris-Craft and United Television; and

   . estimates of third party research analysts of the earnings of News
     Corporation for fiscal years 2000 and 2001.

   In addition, Wasserstein Perella met with certain members of the respective managements of BHC, Chris-Craft, United Television and News Corporation to review and discuss, among other matters:

  . the prospective financial information referred to above; and

  . each of BHC's, Chris-Craft's, United Television's and News Corporation's respective businesses, results of operations, assets, financial conditions and future prospects.

   Wasserstein Perella also reviewed and considered:

  .  financial and stock market data relating to BHC, Chris-Craft, United
    Television and News Corporation and similar data for other publicly traded companies that Wasserstein Perella selected as being possibly relevant or comparable in certain respects to BHC, or one or more of its respective businesses or assets; and

  . the financial terms of recent acquisitions and business combination transactions in the television broadcasting industry specifically, and in other industries generally, that Wasserstein Perella selected as being reasonably comparable to the BHC merger, or otherwise relevant to its inquiry.

   Wasserstein Perella also performed other financial studies, analyses and investigations and reviewed other information as it considered appropriate for purposes of its opinion.

   Assumptions and Limitations. In its review and analysis and in formulating its opinion, Wasserstein Perella assumed and relied without independent verification upon various matters, including:

  . The accuracy and completeness of all of the historical and other information provided to or discussed with Wasserstein Perella or publicly available;

  . The reasonableness and accuracy of the prospective financial information referred to above;

  . That the prospective financial information referred to above was reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of BHC's, Chris-Craft's and United Television's respective managements;

  . The reasonableness and accuracy of analysts' estimates;

  . That obtaining regulatory and other approvals and third-party consents required for completion of the BHC merger would not have a material effect on BHC or News Corporation or on the anticipated benefits of the BHC merger; and

  . That the transactions described in the BHC merger agreement would be completed without waiver or modification of any of the material terms or conditions contained in the BHC merger agreement.

   Wasserstein Perella's analysis and opinion were subject to additional limitations, including:

  . Wasserstein Perella expressed no opinion in its opinion, and expresses no opinion in this document or otherwise, with respect to the prospective financial information referred to above or the assumptions upon which it or any portion of it is based;

  . Wasserstein Perella did not review any of the books or records of BHC, Chris-Craft, United Television or News Corporation;

  . Wasserstein Perella did not conduct a physical inspection of the properties or facilities of BHC, Chris-Craft, United Television or News Corporation or obtain or make an independent valuation or appraisal of the assets or liabilities of BHC, Chris-Craft, United Television or News Corporation, and no such independent valuation or appraisal was provided to it; and

  . Wasserstein Perella was not authorized to and did not solicit third party indications of interest in acquiring all or any part of BHC, or investigate alternative transactions that may have been available to BHC.

   Wasserstein Perella was advised that BHC does not prepare prospective financial information for periods extending beyond fiscal year 2000, and therefore, Wasserstein Perella did not perform a discounted cash flow analysis in connection with rendering its opinion. Wasserstein Perella's opinion is necessarily based on economic circumstances as they existed and could be evaluated by Wasserstein Perella as of the date of its opinion.

   In arriving at its opinion, Wasserstein Perella performed various quantitative analyses and considered a number of factors. However, the preparation of an opinion as to the fairness of a transaction from a financial point of view involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the applications of those methods to the particular circumstances. Therefore, such an opinion is not easily summarized. Furthermore, in arriving at its opinion, Wasserstein Perella did not attribute any relative weight to any analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Wasserstein Perella believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion.

   Valuation Analyses. In performing its analysis, Wasserstein Perella used and reviewed with the BHC special committee four principal valuation methodologies:
(1) public company trading analysis, (2) breakup analysis, (3) precedent merger and acquisition transactions analysis and (4) premiums analysis. These valuation analyses and other analyses performed by Wasserstein Perella are summarized below.

   Public Company Trading Analysis. Wasserstein Perella reviewed the stock market trading multiples and certain other financial characteristics for selected television broadcasting companies that Wasserstein Perella deemed comparable to BHC. Using publicly available information, Wasserstein Perella calculated and analyzed the enterprise value multiples of certain historical and projected financial criteria, such as revenue and earnings before interest, taxes, depreciation and amortization, commonly referred to as "EBITDA", and reported operating income plus depreciation, amortization of goodwill, corporate overhead expense and amortization of programming costs, less cash expenditures for programming, commonly referred to as broadcast cash flow
(BCF), as of March 31, 2000 for the selected companies and as of June 30, 2000 for BHC.

   The following table presents the preceding 12-month and calendar year 1999 and estimated 2000 revenue, EBITDA and BCF.

                              Comparable Companies

                                                         Low  High  Median  BHC
                                                         ---- ----- ------ -----
     Enterprise Value Multiples:
     Revenue:
       1999A*........................................... 3.8x  6.7x  4.5x   4.8x
       LTM**............................................ 3.7x  6.2x  4.4x   4.5x
       2000E***......................................... 2.8x  5.2x  4.1x   4.4x
     EBITDA:
       1999A............................................ 9.7x 36.6x 12.4x  20.1x
       LTM.............................................. 9.4x 34.2x 11.7x  16.3x
       2000E............................................ 6.2x 20.0x 10.3x  14.4x
     BCF:
       1999A............................................ 9.1x 27.9x 10.5x  15.6x
       LTM.............................................. 8.8x 26.2x 10.7x  13.5x
       2000E............................................ 5.8x 16.5x  9.3x  12.5x

--------
*  "A" indicates actual results.
** "LTM" indicates the latest twelve months.
*** "E" indicates estimate contained in prospective financial information described above.

   Based on the foregoing multiples, Wasserstein Perella derived an implied equity valuation for BHC of between $2.701 billion and $3.264 billion and an implied enterprise valuation range for BHC of between

$1.343 billion and $1.906 billion. Wasserstein Perella defined "equity valuation" as the public market value of a company's equity securities calculated on a fully diluted basis and "enterprise valuation" as equity valuation, plus debt, less cash and cash equivalents. Based on this analysis, the implied value per share (excluding the effect of any taxes payable) would be between $120 and $145.

   Breakup Analysis. Wasserstein Perella reviewed and analyzed the enterprise value of BHC in the event that each television station owned by BHC was to be sold separately. Wasserstein Perella did so by applying a range of multiples to the estimated 2000 BCF for each of BHC's stations as well as BHC's production business to derive an implied enterprise value for BHC.

   Based on its analysis, Wasserstein Perella derived an adjusted equity valuation for BHC of between $3.477 billion and $3.932 billion and an adjusted enterprise valuation range for BHC of $2.119 billion to $2.574 billion. Based on this analysis, the implied value per share (excluding the effect of any taxes payable) would be between $154 and $175.

   Precedent M&A Transactions Analysis. Wasserstein Perella reviewed publicly available information for selected television broadcasting company transactions since 1997 to determine purchase price multiples in those transactions. Wasserstein Perella calculated revenue and BCF multiples for those transactions. The following table presents high, low, mean and median multiples for the selected transactions and the multiples applied to BHC, assuming a $165 per share purchase price paid in the BHC merger:

                           Precedent M&A Transactions

                                                                           The
                                                                           BHC
                                                  Low  High  Mean  Median Merger
                                                 ----- ----- ----- ------ ------
     Enterprise Value to:
       Current Year Revenue.....................  3.6x  7.8x  6.3x  6.8x   6.2x
       Forward Year Revenue.....................  3.5x  7.1x  5.6x  6.1x   5.6x
       Current Year BCF......................... 10.8x 18.7x 14.1x 14.1x  20.1x
       Forward Year BCF.........................  9.7x 15.4x 13.1x 13.3x  16.1x

   Based on the multiples of the precedent transactions, Wasserstein Perella derived an implied equity valuation for BHC of between $3.264 billion and $3.940 billion and an implied enterprise valuation range of $1.906 billion to $2.581 billion. Based on this analysis, the implied value per share would be between $145 and $175.

   Premiums Analysis. Wasserstein Perella reviewed the stock market price and volume trading history of BHC's class A common stock for specified periods prior to announcement of the BHC merger and compared these results to the premiums paid in a number of transactions involving the sale of minority interests in related party closeout transactions since 1997. These premiums are set forth below:

                                      Minimum     Maximum      Mean
     Closing Stock Price for        Transaction Transaction Transaction The BHC
     Specified Period                 Premium     Premium     Premium   Merger*
     -----------------------        ----------- ----------- ----------- -------
     1-Day Prior to Announcement         -5%         84%        23%       16%
     1-Week Prior to Announcement        -5%         58%        25%       11%
     4-Weeks Prior to Announcement      -10%        102%        36%       10%

--------
*  Assuming a $165 per share purchase price.

   The closing price of $132.50 for BHC stock on August 20, 1999, the last trading day before rumors of a sale transaction appeared in the press on August 22, 1999, implies an offer price premium of 25%, assuming a $165 per share purchase price.

   Other Analyses. In addition to the analyses outlined above, Wasserstein Perella conducted other financial studies, analyses and investigations and considered other factors as it deemed appropriate for purposes of its opinion. Wasserstein Perella also performed other analyses in connection with the preparation of its opinion.

   General Information. No company or transaction used in the foregoing analyses is identical to BHC, Chris-Craft, United Television or News Corporation or the BHC merger. The analyses described above were performed solely as a part of the analytical process utilized by Wasserstein Perella in connection with its analysis of the BHC merger and do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In performing its analyses, Wasserstein Perella made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of BHC, Chris-Craft, United Television and News Corporation.

   Wasserstein Perella is an internationally recognized investment banking and advisory firm. Wasserstein Perella, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, it may actively trade the debt and equity securities of BHC, Chris-Craft, United Television or News Corporation for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in their securities.

   Wasserstein Perella has been engaged by the BHC special committee to act as its exclusive financial advisor. BHC has agreed to pay Wasserstein Perella a fee for providing financial advisory services in connection with the BHC merger, including providing the opinion described above, of $1,750,000, $100,000 of which was paid when Wasserstein Perella was retained, $775,000 of which was paid upon the delivery of its opinion and $875,000 of which would become payable upon completion of the BHC merger. BHC also agreed to reimburse Wasserstein Perella for its reasonable out-of-pocket expenses related to its engagement, including the reasonable fees and expenses of counsel, and to indemnify Wasserstein Perella against various liabilities and expenses in connection with its services, including various liabilities under federal securities laws.

 Opinion of United Television's special committee's financial advisor

   In an engagement letter dated as of June 21, 2000, United Television engaged Bear Stearns as its financial advisor based on Bear Stearns' experience and expertise. Bear Stearns is an internationally recognized investment banking firm that has substantial experience with a variety of transactions in the television broadcasting industry, including business combinations. Bear Stearns, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, divestitures, negotiated underwritings, primary and secondary distributions of listed and unlisted securities, and private placements.

   At the August 13, 2000 meeting of the special committee of the United Television board of directors, Bear Stearns delivered its oral opinion, which was subsequently confirmed in a written opinion dated August 13, 2000, to the effect that, as of that date, and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received was fair, from a financial point of view, to United Television's public stockholders.

   We have attached as Annex F to this joint proxy statement/prospectus a copy of Bear Stearns' written opinion and urge you to read the opinion in its entirety. This opinion sets forth the assumptions made, some of the matters considered and qualifications and limitations on the review undertaken by Bear Stearns.

   In reading the discussion of the fairness opinion set forth below, United Television stockholders should be aware that Bear Stearns' opinion:

  . was provided to the United Television special committee of the board of directors for its use and benefit in connection with its consideration as to whether the consideration to be received in the United Television merger was fair, from a financial point of view, to United Television's public stockholders;

  . does not address United Television's underlying business decision to effect the United Television merger;

  . does not constitute a recommendation to the United Television special committee of the board of directors in connection with the United Television merger;

  . does not constitute a recommendation to United Television stockholders as to how to vote in connection with the United Television merger proposal; and

  . does not express any opinion as to the price or range of prices at which the securities of United Television and News Corporation would trade subsequent to the announcement of the United Television merger or as to the price or range of prices at which the securities of News Corporation may trade subsequent to the completion of the United Television merger.

   Although Bear Stearns evaluated the fairness of the consideration from a financial point of view to United Television's public stockholders, the consideration itself was determined by News Corporation and United Television through negotiations. Other than discussing the possibility of increasing the amount of consideration to be paid to United Television stockholders in the United Television merger with News Corporation's financial advisor, Bear Stearns did not provide advice to United Television during the course of these negotiations.

   In arriving at its opinion, Bear Stearns, among other things:

  . reviewed the United Television merger agreement;

  . reviewed United Television's annual reports to stockholders and annual reports on Form 10-K for the years ended December 31, 1997 through 1999, its quarterly reports on Form 10-Q for the periods ended March 31 and June 30, 2000 and its report on Form 8-K dated July 7, 1999;

  . reviewed BHC's annual reports to stockholders and annual reports on Form
    10-K for the years ended December 31, 1997 through 1999, its quarterly reports on Form 10-Q for the periods ended March 31 and June 30, 2000 and its report on Form 8-K dated February 8, 2000;

  . reviewed Chris-Craft's annual reports to stockholders and annual reports on Form 10-K for the years ended December 31, 1997 through 1999 and its quarterly reports on Form 10-Q for the periods ended March 31 and June 30, 2000;

  . reviewed News Corporation's annual reports to stockholders and annual reports on Form 20-F for the fiscal years ended June 30, 1997 through 1999 and its interim report on Form 6-K for the period ended March 31, 2000;

  . reviewed operating and financial information, including a budget for the year ended December 31, 2000, provided to Bear Stearns by United Television's management relating to United Television's business and prospects;

  . reviewed operating and financial information, including a budget for the year ended December 31, 2000, provided to Bear Stearns by Chris-Craft's management relating to Chris-Craft's, BHC's and United Television's business and prospects;

  . met with members of United Television's senior management to discuss
    United Television's business, operations, historical and budgeted financial results and future prospects;

  . spoke with members of News Corporation's senior management to discuss
    News Corporation's business, operations, historical and projected financial results and future prospects and noted that News Corporation's management expressed confidence that it would meet analyst expectations for fiscal years 2000 and 2001;

  . reviewed the historical prices, trading multiples and trading volumes of the common shares of United Television, BHC and Chris-Craft and News Corporation Ordinary ADSs and Preferred ADSs;

  . reviewed publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed generally comparable to United Television and News Corporation;

  . reviewed the terms of recent mergers and acquisitions of companies which Bear Stearns deemed generally comparable to the United Television merger involving companies which Bear Stearns deemed generally comparable to United Television;

  . reviewed the pro forma results, financial condition and capitalization of News Corporation giving effect to the United Television merger; and

  . conducted other studies, analyses, inquiries and investigations that Bear
    Stearns deemed appropriate.

   In the course of its review, Bear Stearns has relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to it by United Television. With respect to projected financial results, Bear Stearns has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of United Television as to the expected future performance of United Television.

   In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities of United Television or News Corporation, nor has Bear Stearns been furnished with any appraisals. In connection with its engagement, Bear Stearns has not solicited, nor was Bear Stearns asked to solicit, third party acquisition interest in United Television. Bear Stearns has assumed that the United Television merger will be completed in a timely manner and in accordance with the terms of the United Television merger agreement without any regulatory limitations, restrictions, conditions, amendments or modifications that collectively would have a material effect on United Television and News Corporation.

   Bear Stearns' opinion is necessarily based on economic, market and other conditions, and the information made available to Bear Stearns, as of the date of its opinion.

   The following is a brief summary of the material valuation and financial and comparative analyses which Bear Stearns considered in connection with rendering its opinion.

   In performing its analyses, Bear Stearns made a number of assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Bear Stearns, United Television and News Corporation. Any estimates contained in the analyses performed by Bear Stearns are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which these businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

   Consideration and historical stock trading analysis. Based on News Corporation's Preferred ADS price of $44.44 as of August 10, 2000, a $150.00 per share purchase price, the implied value of the United Television merger consideration on the date of the United Television merger agreement, constitutes a 13.2% premium to United Television's stock price of $132.56 as of August 10, 2000 and a 41.5% premium to United Television's stock price of $106.00 as of August 2, 1999, the unaffected stock price prior to the public announcement of the FCC's liberalization of broadcasting duopoly rules. A $150.00 per share purchase price also reflects a premium to United Television's average stock price during various time periods leading up to August 10, 2000, as set forth in the table below:

                                  Avg. United      Implied premium based on
                                  Television  NWS.A price as of 8/10/00 ($44.44)
                                  stock price   and purchase price of $150.00
                                  ----------- ----------------------------------
   August 10, 2000...............   $132.56                  13.2%
   1-Month.......................   $132.54                  13.2%
   6-Month.......................   $131.68                  13.8%
   1-Year........................   $128.39                  16.9%
   August 2, 1999................   $106.00                  41.5%

   Bear Stearns also noted that between August 2, 1999 and August 10, 2000, stock prices in the broadcasting sector declined significantly (compared to the broader market, as measured by the S&P 400 and the Russell 2000 indices). Therefore, Bear Stearns viewed the stock price as of August 2, 1999 as a conservative measure of an unaffected stock price for United Television.

                                              Stock price increase (reduction)
                                                 between August 2, 1999 and
                                                      August 10, 2000
                                              --------------------------------
   TV Broadcasting Companies
     United Television, Inc..................                 25%
     Acme Communications, Inc................                (65%)
     A.H. Belo Corporation...................                 (5%)
     Granite Broadcasting Corporation........                (52%)
     Hearst-Argyle Television, Inc...........                (22%)
     Sinclair Broadcast Group, Inc...........                (47%)
     Young Broadcasting, Inc.................                (39%)

   Average (excluding United Televison,
    Inc.)....................................                (27%)
   S&P 400...................................                 24%
   Russell 2000..............................                 13%

   Comparable Company Analysis. Bear Stearns compared operating and financial information for United Television to similar information for selected publicly traded companies, which, in Bear Stearns' judgment, were generally comparable to United Television for purposes of this analysis. Below is a summary of these companies' ratios of (1) enterprise value, which is the public market value of the respective company's equity securities calculated on a fully diluted basis, plus debt, less cash to (2) 2000 expected broadcast cash flow, which includes broadcast earnings before deduction of interest, taxes, depreciation, amortization and corporate overhead, based on analysts' estimates.

                                                  Enterprise value (2) to
                                                 2000E broadcast cash flow
                                              --------------------------------
   United Television, Inc.(1)                              12.5x
   Acme Communications, Inc..................              14.7x
   A.H. Belo Corporation.....................               7.4x
   Granite Broadcasting Corporation..........              11.2x
   Hearst-Argyle Television, Inc.............               9.1x
   Sinclair Broadcast Group, Inc.............               8.6x
   Young Broadcasting, Inc...................               8.4x

--------
(1) Based on $150.00 per share purchase price
(2) As of 8/10/00

   Bear Stearns noted that the ratio of enterprise value to 2000 expected broadcast cash flow implied by the United Television merger consideration of $150.00 per share was 12.5x. This ratio was within the range of the comparable companies' ratios and represented a premium to the 2000 expected ratios of A.H. Belo Corporation, Granite Broadcasting Corporation, Hearst-Argyle Television, Inc., Sinclair Broadcast Group, Inc., and Young Broadcasting, Inc. Bear Stearns also noted that none of the generally comparable companies compared is identical to United Television and that, accordingly, any analysis of generally comparable companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the relative trading value of United Television versus the companies to which United Television was being compared.

   Precedent transaction analysis. Bear Stearns reviewed and analyzed the publicly available financial terms of eight announced broadcasting transactions over $100 million in size since January 1, 1999. These transactions consist of:

      Date    Acquired company                         Acquiring company
      ----    ----------------                         -----------------
   May  2000  Lee Enterprises, Inc.'s Station Group(1) Emmis Communications Corporation
   Nov. 1999  KRON                                     Young Broadcasting, Inc.
   Dec. 1999  Spartan Communciations, Inc.             Media General
   Dec. 1999  DP Media, Inc.                           Paxson Communications Corporation
   Jul. 1999  MAC America Communications, Inc.(2)      A.H. Belo Corporation
   Jun. 1999  WKCF (Press Communications)              Emmis Communications Corporation
   Apr. 1999  KEYE (Granite Broadcast Corporation)     CBS Corporation
   Apr. 1999  KTVT (Gaylord Entertainment Company)     CBS Corporation

--------
(1) Lee Enterprises, Inc.'s station group excludes KMAZ (Telemundo), El Paso, Texas.
(2) Acquisition only includes KTVK-TV, the Phoenix, Arizona independent TV station, the rights to operate KASW-TV, the Phoenix, Arizona WB affiliate and a 50% interest in the Arizona News Channel, a cable news joint venture with Cox Cable.

   The precedent transactions that Bear Stearns considered, in its judgment, to be the most comparable to the United Television merger are the two most recent transactions: (1) the acquisition of the Lee Enterprises Station Group (Lee Stations) by Emmis Communications Corporation dated May 8, 2000 and (2) the acquisition of KRON from The Chronicle Publishing Co. by Young Broadcasting, Inc. dated November 16, 1999. Bear Stearns examined the ratios of enterprise value to 1999 and 2000 broadcast cash flow associated with the acquired companies in these transactions, on both a reported basis and adjusted for certain factors as described below. The ratios are shown below:

                                               Enterprise value to
                                  ---------------------------------------------
                                          1999A                  2000E
                                  broadcast cash flow(4) broadcast cash flow(5)
                                  ---------------------- ----------------------
   United Television, Inc.(1)...               13.6x             12.5x
   Emmis Communications
    Corporation/Lee Enterprises,
    Inc. (as reported)..........      Not Applicable             13.5x
   Emmis Communications
    Corporation/Lee Enterprises,
    Inc. (adj. for 35% broadcast
    cash flow margin)(2)........      Not Applicable             11.7x
   Emmis Communications
    Corporation/Lee Enterprises,
    Inc. (adj. for 40% broadcast
    cash flow margin)(2)........      Not Applicable             10.2x
   Young Broadcasting, Inc./KRON
    (as reported)...............               13.5x             11.3x
   Young Broadcasting, Inc./KRON
    (adj. for tax)(3)...........               11.7x              9.8x

--------
(1) Based on $150.00 per share purchase price
(2) Lee Stations was reported to have estimated 2000 broadcast cash flow margins of 30.4%, which is lower than many other broadcasting companies (for example, Emmis Communications' 2000 broadcast cash flow margin was estimated to be 41% prior to its acquisition of the Lee Stations). Bear Stearns calculated a hypothetical adjusted broadcast cash flow multiple assuming that the Lee Stations had 2000 broadcast cash flow margins of 35% and 40%, respectively.
(3) Adjusted for estimated present value of tax benefits of $110 million as disclosed to the investment community.
(4) "A" indicates actual results.
(5) "E" indicates estimated results.

   Bear Stearns noted that the ratio of 1999 enterprise value to broadcast cash flow implied by the United Television merger consideration of $150.00 per share (13.6x) was greater than the comparable ratio observed in the Young transaction, on both a reported basis (13.5x) and adjusted basis (11.7x). Bear Stearns further noted that the ratio of enterprise value to expected 2000 broadcast cash flow implied by the United Television merger consideration of $150.00 per share (12.5x) was greater than the comparable ratio for the Young transaction on both a reported basis (11.3x) and adjusted basis (9.8x). When compared to the Lee Stations transaction, the ratio of enterprise value to expected 2000 broadcast cash flow implied by the United Television merger consideration of $150.00 per share was less than the comparable multiple on a reported basis (13.5x) but greater than the comparable ratio on an adjusted basis (11.7x based on 35% broadcast cash flow margin and 10.2x based on 40% broadcast cash flow margin).

   The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Fairness opinions therefore are not readily susceptible to partial analysis or summary description, and taking portions of the analyses set forth above, without considering the analyses as a whole, would, in the view of Bear Stearns, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering its opinion. Bear Stearns did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. In arriving at its opinion, Bear Stearns considered the results of its separate analyses and did not attribute particular weight to any one analysis or factor. The analyses performed by Bear Stearns, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses. These analyses were prepared solely as part of the Bear Stearns analysis of the fairness, from a financial point of view, of the consideration to be received by the public stockholders of United Television.

   Under the terms of its engagement letter with Bear Stearns, United Television has agreed to pay Bear Stearns a total fee of $1,750,000, $100,000 of which was paid when Bear Stearns was retained, $775,000 of which was paid upon the delivery of its opinion and $875,000 of which would become payable upon completion of the United Television merger. In addition, United Television has agreed to reimburse Bear Stearns for all reasonable out-of-pocket expenses incurred by Bear Stearns in connection with the merger, including reasonable fees and disbursements of its legal counsel. United Television has also agreed to indemnify Bear Stearns against various liabilities in connection with its engagement, including various liabilities under the federal securities laws.

   Bear Stearns has not previously rendered investment banking and financial advisory services to United Television. Bear Stearns may provide financial advisory and financing services to the combined company and/or its affiliates and may receive fees for the rendering of these services. In the ordinary course of its business, Bear Stearns may actively trade the securities of United Television and/or News Corporation for its own account and for the accounts of its customers and, accordingly, Bear Stearns may at any time hold a long or short position in these securities.

Accounting Treatment

   Each merger will be accounted for as a purchase under generally accepted accounting principles in Australia and the U.S. For additional information about the accounting treatment of the mergers, see "Unaudited Pro Forma Consolidated Condensed Financial Statements" on page [ . ].

Material Income Tax Consequences

   The following is a discussion of the anticipated material U.S. federal and Australian tax consequences to holders of Chris-Craft, BHC and United Television common stock and Chris-Craft convertible preferred stock of (1) the mergers and (2) owning Preferred ADSs.

Material U.S. Federal Income Tax Consequences

   The following is a discussion of the anticipated material U.S. federal income tax consequences (1) of the mergers to U.S. Holders of Chris-Craft, BHC and United Television common stock and Chris-Craft convertible preferred stock and (2) to U.S. Holders of an investment in Preferred ADSs. For purposes of this discussion, "U.S. Holder" means an owner of Chris-Craft, BHC or United Television common stock or Chris-Craft convertible preferred stock or an owner of Preferred ADSs that is:

  . a U.S. citizen or resident, as determined for U.S. federal income tax purposes;

  . a corporation created or organized in or under the laws of the U.S. or any political subdivision thereof;

  . an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  . a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

   This discussion assumes that each U.S. Holder of Chris-Craft, BHC or United Television stock that exchanges its stock under a merger holds its stock and will hold the Preferred ADSs as capital assets and does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as:

  . banks or other financial institutions,

  . mutual funds,

  . tax-exempt organizations,

  . insurance companies,

  . dealers in securities or foreign currencies,

  . traders in securities who elect to apply a mark-to-market method of accounting,

  . domestic stockholders that, immediately after the consummation of the forward merger, own at least five percent of either the total voting power or total value of News Corporation,

  . stockholders that hold shares as a hedge against currency risk or as part of a straddle, constructive sale or conversion transaction, and

  . stockholders that acquired their shares upon the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan.

   The following discussion is not binding on the IRS. It is for general information only and does not address any tax consequences under state, local or foreign laws. The discussion which follows is based on the Internal Revenue Code, Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date of this joint proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. The following discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the mergers or an investment in Preferred ADSs. Consequently, each stockholder of Chris-Craft, BHC or United Television is urged to consult its own tax advisor as to the particular tax consequences of the mergers and an investment in Preferred ADSs, including tax reporting requirements, the applicability and effect of any state, local or foreign tax laws and of changes in applicable tax laws.

 Forward Merger

   Consummation of each forward merger is conditioned upon (1) the receipt of a ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations and (2) the receipt by each party to the merger of a tax opinion of its legal counsel, substantially to the effect that, on the basis of the IRS ruling and facts, representations and assumptions set forth or referred to in such opinions:

  . the merger will qualify as a reorganization within the meaning of section
    368(a) of the Internal Revenue Code;

  . for U.S. federal income tax purposes, no income, gain or loss will be recognized by any of the corporations participating in the merger as a result of the merger; and

  . for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of common stock (or, in the case of Chris-Craft, common stock or convertible preferred stock) as a result of the merger except to the extent that holders receive cash in the merger.

News Corporation and its subsidiaries will receive its tax opinions from Squadron Ellenoff, Chris-Craft will receive its tax opinion from Skadden and BHC and United Television will receive their respective tax opinions from Kaye Scholer. If any opinions from tax counsel cannot be obtained because of a concern that a merger would not satisfy the "continuity of interest" requirement for reorganization treatment, the number of Preferred ADSs to be issued in that merger will be increased the minimum extent necessary to enable such opinion(s) to be issued and the aggregate amount of cash consideration will be reduced accordingly. For additional information about adjustments to preserve the tax treatment of a forward merger, see "Summary of the Transaction Documents--The Chris-Craft Merger Agreement--Adjustment to Preserve Tax Treatment of Forward Merger" on page [ . ]; "Summary of the Transaction Documents--The BHC Merger Agreement--Adjustment to Preserve Tax Treatment of Forward Merger" on page [ . ]; "Summary of the Transaction Documents--The United Television Merger Agreement--Adjustment to Preserve Tax Treatment of Forward Merger" on page [ . ]. None of News Corporation, Chris-Craft, BHC and United Television currently intends to waive the closing condition relating to the receipt of the tax opinions in the case of a forward merger. In the unlikely event that any of News Corporation, Chris-Craft, BHC or United Television were to determine to waive such condition with respect to a forward merger in which it is a party, the company doing so would mail additional information to its stockholders describing any changes in the material
U.S. federal income tax consequences that will result from the merger and would resolicit proxies from its stockholders if there are any material adverse changes in the U.S. federal income tax consequences to such stockholders.

   As discussed below, the U.S. federal income tax circumstances of the forward merger to a U.S. Holder generally will depend on whether the holder exchanges its common stock for cash, Preferred ADSs, or a combination of cash and Preferred ADSs. For purposes of the discussion below, references to "common stock" include, in the case of Chris-Craft, the outstanding convertible preferred stock of Chris-Craft.

   In general, provided that each forward merger qualifies as a reorganization within the meaning of section 368(a) of the Internal Revenue Code and subject to the assumptions and qualifications set forth herein:

   Exchange Solely for Cash. In general, a U.S. Holder (including a U.S. Holder that exercises its right to dissent and seek an appraisal) that exchanges all of such U.S. Holder's shares of common stock actually owned by it solely for cash in a forward merger will recognize gain or loss in an amount equal to the difference between the cash received and such U.S. Holder's adjusted tax basis in the shares surrendered. Any recognized gain will generally be long-term capital gain if the U.S. Holder's holding period with respect to the stock is more than one year, and otherwise will be short-term capital gain. If, however, any such U.S. Holder constructively owns shares of the common stock that are exchanged for Preferred ADSs in the merger or owns Preferred ADSs actually or constructively after the merger, the consequences to such U.S. Holder may be similar to the consequences described below under the heading "Exchange for Preferred ADSs and Cash," except that the amount of consideration, if any, treated as a dividend may not be limited to the amount of such U.S. Holder's gain.

   Exchange Solely for Preferred ADSs. A U.S. Holder that exchanges all of such U.S. Holder's shares of common stock actually owned by it solely for Preferred ADSs in a forward merger will not recognize any gain or loss as a result of the exchange, except in respect of cash received in lieu of a fractional Preferred ADS (as described below). The aggregate adjusted tax basis of the Preferred ADSs in the hands of the exchanging U.S. Holder will equal the aggregate adjusted tax basis of the shares of common stock surrendered in the exchange, reduced by the tax basis allocable to any fractional shares of Preferred ADSs received in the merger. The exchanging U.S. Holder will include the holding period of the common stock surrendered in the transaction in the holding period of the Preferred ADSs received in the transaction. If the U.S. Holder has differing bases or holding periods in respect of its shares of common stock that it is surrendering, it should consult its tax advisor prior to the exchange to identify the bases or holding periods of the particular Preferred ADSs received in the exchange.

   Exchange for Preferred ADSs and Cash. A U.S. Holder that exchanges all of such U.S. Holder's shares of common stock for a combination of Preferred ADSs and cash in a forward merger will recognize gain equal to the excess, if any, of (i) the sum of cash and the fair market value of Preferred ADSs received in the exchange over (ii) such U.S. Holder's adjusted tax basis in the common stock surrendered. This gain will not exceed the amount of cash received in the exchange. Moreover, such U.S. Holder will not recognize any loss on the exchange. For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares cannot be used to offset a gain realized on another block of shares. Any recognized gain will generally be long-term capital gain if the U.S. Holder's holding period with respect to the stock is more than one year, and otherwise will be short-term capital gain. If, however, the cash received has the effect of the distribution of a dividend, the gain would be treated as a dividend to the extent of the holder's ratable share of the acquired corporation's accumulated earnings and profits. For additional information, see "Character of Recognized Gain" below. Any recognized gain will be treated as capital gain or ordinary income based on the factors discussed in "Character of Recognized Gain," below. The aggregate tax basis of the Preferred ADSs received by the U.S. Holder will equal the adjusted tax basis of the shares of common stock surrendered in the exchange, increased by any gain recognized on the exchange (whether treated as capital gain or ordinary income), and decreased by the amount of cash received in the exchange. The exchanging U.S. Holder will include the holding period of the common stock surrendered in the transaction in the holding period of the Preferred ADSs received in the transaction. If the U.S. Holder has differing bases or holding periods in respect of its shares of common stock that it is surrendering, it should consult its tax advisor prior to the exchange to identify the bases or holding periods of the particular Preferred ADSs received in the exchange.

   Cash in Lieu of Fractional Preferred ADS. Cash received by a U.S. Holder in lieu of a fractional Preferred ADS will be treated as received in redemption of such fractional Preferred ADS and gain or loss will be recognized, equal to the difference between the amount of cash received and the portion of the adjusted tax basis of the share of common stock allocable to such fractional interest. The gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the holding period for such share of common stock was greater than one year as of the date of the exchange.

   Character of Recognized Gain. For any U.S. Holder that receives cash in the forward merger, the following discussion will determine whether recognized gain or loss described above will be characterized as capital gain or ordinary income.

   A U.S. Holder determines the characterization of recognized gain as follows. The stockholder must hypothesize that (i) instead of receiving cash in the exchange, the U.S. Holder exchanged all of its shares of common stock solely for Preferred ADSs; and (ii) immediately after the exchange, News Corporation redeemed, for the amount of cash received by such U.S. Holder, a number of Preferred ADSs with a fair market value equal to the amount of such cash.

   The exchanging U.S. Holder will recognize capital gain rather than ordinary dividend income with respect to the cash received if the hypothetical redemption is either "substantially disproportionate" with respect to such stockholder or "not essentially equivalent to a dividend" with respect to such stockholder.

     (a) The deemed redemption should be "substantially disproportionate" with respect to a U.S. Holder if the percentage of the voting power and value of the Preferred ADSs actually or constructively owned by such U.S. Holder immediately after the deemed redemption is less than 80% of both the voting power and the value of the Preferred ADSs actually or constructively owned by such stockholder immediately before the deemed redemption.

     (b) The deemed redemption should be "not essentially equivalent to a dividend" with respect to a U.S. Holder if it results in a "meaningful reduction" in such U.S. Holder's deemed percentage ownership of News Corporation. This determination requires that a U.S. Holder compare his or her percentage ownership in News Corporation (including stock owned constructively) before the deemed redemption with his or her percentage ownership in News Corporation (including stock owned constructively) after the deemed redemption. In this regard, the IRS has indicated in published rulings that any reduction in the percentage interest of a public company stockholder whose relative stock interest is minimal (an interest of less than 1% of the outstanding News Corporation should satisfy this requirement) and who exercises no control over corporate affairs should be a meaningful reduction and, therefore, gain or loss should be characterized as capital. Accordingly, in most circumstances, gain recognized by a U.S. Holder should be long-term capital gain or loss if the U.S. Holder's holding period with respect to the stock is more than one year, and otherwise should be short-term capital gain.

   If the tests above for capital gain treatment are not met, the recognized gain will be treated as ordinary dividend income to the extent of the U.S. Holder's ratable share of accumulated earnings and profits.

   In applying the foregoing tests, the constructive ownership rules of section 318 of the Internal Revenue Code apply in comparing the stockholder's ownership interest in News Corporation both immediately after the merger (but before the hypothetical redemption) and after the hypothetical redemption. Under these constructive ownership rules, a stockholder is deemed to own Preferred ADSs that are actually owned (and in some cases constructively owned) by certain related individuals and entities, and also is deemed to own Preferred ADSs that may be acquired by such stockholder or such related individuals or entities by exercising an option, including an employee stock option. Moreover, the tests are applied after taking into account any related transactions undertaken by a stockholder under a single, integrated plan. Thus, dispositions or acquisitions by a holder of shares of News Corporation before or after the mergers which are part of such holder's plan with respect to his or her ownership level of News Corporation stock following the mergers may be taken into account. As these rules are complex, each holder that may be subject to these rules should consult its tax advisor.

 Reverse Merger

   If a merger is structured as a reverse merger, the merger will be a taxable transaction to the U.S. Holders participating in the merger. Accordingly:

  . A U.S. Holder that exchanges such U.S. Holder's Chris-Craft, BHC or
    United Television common stock for Preferred ADSs and/or cash under the reverse merger will recognize gain or loss in an amount equal to the difference between (1) the amount of cash and the fair market value of the Preferred ADSs received by such U.S. Holder and (2) such U.S. Holder's adjusted tax basis in the shares surrendered. Any such recognized gain will be treated as capital gain, and will be long-term capital gain with respect to any U.S. Holder that has held its shares for more than one year before the time the merger is consummated.

  . The tax basis of the Preferred ADSs received in the reverse merger will equal their fair market value as of the time the merger is consummated. The holding period of such Preferred ADSs will start anew at the time the merger is consummated.

 Holding Preferred ADSs

   A U.S. Holder (as defined above) that receives Preferred ADSs pursuant to one of the mergers will be treated as the owner of the underlying News Corporation preferred ordinary shares for U.S. federal income tax purposes. Accordingly, if Preferred ADSs are later exchanged for News Corporation preferred ordinary shares, no gain or loss will be recognized upon the exchange, a U.S. Holder's tax basis in the News Corporation preferred ordinary shares will be the ratable portion of its tax basis in the Preferred ADSs surrendered therefor, and the holding period in the News Corporation preferred ordinary shares will include the period during which the U.S. Holder held the surrendered Preferred ADSs. For a description of the tax basis and holding period of such Preferred ADSs, see "Material Income Tax Consequences--Forward Merger" and "--Reverse Merger", above.

   Any cash distribution paid by News Corporation out of earnings and profits, as determined under U.S. federal income tax law, will be subject to tax as ordinary dividend income and will be includible in the gross income of a U.S. Holder when such distribution is received by the Depositary. Cash distributions paid by News Corporation in excess of its earnings and profits will be treated as (i) a tax-free return of capital to the extent of the U.S. Holder's adjusted basis in its Preferred ADSs (reducing such adjusted basis, but not below zero), and (ii) thereafter as gain from the sale or exchange of a capital asset. Any cash distribution that is treated as a dividend will be includible in the gross income of such U.S. Holder, for U.S. federal income tax purposes, in an amount equal to the gross amount (i.e., before Australian withholding tax) of the dividend. A dividend paid in Australian dollars generally will be includible in income in a United States dollar amount based on the prevailing United States dollar/Australian dollar exchange rate at the time of receipt of such dividend by the Depositary. Such dividend income generally will constitute foreign source income for U.S. federal income tax purposes. Subject to certain complex limitations, any Australian tax withheld from the cash dividend will be treated as a foreign income tax that may be claimed as a credit against the U.S. federal income tax liability of the U.S. Holder. Alternatively, the Australian tax withheld may be deducted currently at the election of the U.S. Holder. The dividend income generally will not be eligible for the dividends received deduction allowed to corporations.

   Upon the sale, exchange or other disposition of Preferred ADSs, a U.S. Holder will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount realized upon the disposition and the U.S. Holder's tax basis in such Preferred ADSs. Such gain or loss will be capital gain or loss and will be long-term if the Preferred ADSs have been held for more than one year. Any such capital gain generally will be treated as U.S. source income.

Material Australian Tax Consequences

 The Mergers

   News Corporation has been advised by its special Australian counsel, Allen Allen & Hemsley, that holders of Chris-Craft, BHC and United Television common stock and Chris-Craft convertible preferred stock will realize no taxable gain or loss and receive no taxable income for Australian tax purposes upon the receipt of cash and/or Preferred ADSs to be issued in connection with the mergers in exchange for the common stock or convertible preferred stock provided that they are not residents of Australia for Australian tax purposes and that they are not using, holding or acquiring the common stock or convertible preferred stock for the purposes of any business carried on in Australia.

 Holding Preferred ADSs

   The following discussion prepared by Allen Allen & Hemsley, special Australian counsel to News Corporation, provides general information about the consequences under Australian tax law of holding Preferred ADSs as a result of the mergers and does not purport to be a complete technical analysis or listing of all potential tax effects to U.S. holders of Preferred ADSs. In addition, this discussion may not apply to certain classes of holders such as dealers. Prospective recipients of Preferred ADSs pursuant to the merger agreements are urged to consult their own tax advisor as to the tax consequences to them under the laws of Australia of receiving Preferred ADSs in the mergers and of holding those Preferred ADSs.

   Under the Australian imputation system of taxation, dividends paid out of the profits of News Corporation which have been subject to tax at the maximum corporate rate then in effect are referred to as "fully franked dividends." The imputation system imputes to an Australian resident individual shareholder income equal to the amount of tax paid by News Corporation on the dividends received by him or her (in addition to such dividends) and grants him or her a tax credit of the imputed amount. In the case of fully franked dividends paid to shareholders who are not residents of Australia, no dividend withholding tax is payable and such dividends are not subject to Australian income tax in the hands of such non-resident holders.

   Dividends that are paid from profits on which no Australian corporate tax has been paid are referred to as "unfranked dividends." Unfranked dividends are subject to Australian income tax when received by shareholders who are residents of Australia, i.e., such dividends do not carry a tax credit of the imputed amount. Unfranked dividends, generally, are subject to withholding tax at 30% when paid to shareholders who are non-residents of Australia except to the extent that the dividend is paid out of certain foreign-source dividend income and certain other conditions are satisfied. Under the tax treaty currently in effect between Australia and the U.S., the withholding tax imposed on dividend payments to a qualifying U.S. resident by a corporation resident in Australia (such as News Corporation) is limited to 15% of the gross dividend.

   If the profits out of which News Corporation pays a dividend have been taxed at a rate that is less than the maximum Australian corporate tax rate then in effect, the dividend received by its shareholders will be partially franked. Dividends paid to News Corporation shareholders who are not residents of Australia will be subject to withholding tax on the unfranked portion of the dividend.

   Non-residents of Australia will have no further Australian income tax liability with respect to fully franked dividends nor in respect of dividends that are not fully franked once the withholding tax in respect of the unfranked portion thereof has been paid. Non-resident shareholders of News Corporation with no other source of Australian income are not required to file an Australian income tax return. News Corporation will send to holders of Preferred ADSs and News Corporation preferred ordinary shares statements that indicate the extent to which dividends are franked and the amounts of any taxes withheld.

   Upon the sale, exchange or other disposition of Preferred ADSs, a News Corporation shareholder who (i) is not a resident of Australia for Australian tax purposes; (ii) has not, either alone or in combination with associates (as defined in the Income Tax Assessment Act 1997 (as amended)), held 10% or more of the issued share capital of News Corporation at any time during the five years preceding the disposition; and (iii) has not held or disposed of the Preferred ADSs in, or in the course of activities conducted or carried on in, Australia, generally, will not be subject to Australian income tax or capital gains tax in respect of any gain or profit from the disposition. There is no Australian stamp duty or other transfer tax on a transfer of Preferred ADSs. Neither Australia nor any political subdivision of Australia imposes any gift, estate or death tax or duty in respect of the gift, devise or bequest of Preferred ADSs.

Stock Exchange Listing

   News Corporation will apply for listing of the Preferred ADSs to be issued in the mergers on the New York Stock Exchange and of the Preferred Ordinary Shares represented by the Preferred ADSs on the Australian Stock Exchange. It is a condition to the closing of the mergers that the Preferred ADSs to be issued in the mergers be approved for listing on the NYSE, subject to official notice of issuance.

Restrictions on Sales of Preferred ADSs by Affiliates of Chris-Craft, BHC and United Television

   The Preferred ADSs to be issued in connection with the mergers will be registered under the Securities Act of 1933, as amended, and will generally be freely transferable under the Securities Act by stockholders of Chris-Craft, BHC and United Television, except that:

  . Preferred ADSs received by persons that are deemed to be "affiliates" of Chris-Craft, BHC or United Television under the Securities Act at the time of the Chris-Craft, BHC or United Television special meeting, as the case may be, may be resold by them only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons that may be deemed to be affiliates of Chris-Craft, BHC or United Television for purposes of Rule 145 generally include individuals or entities that control, are controlled by or are under common control with Chris-Craft, BHC or United Television, as the case may be, and include directors and executive officers of Chris-Craft, BHC or United Television. Each of the Chris-Craft, BHC and United Television merger agreements requires each of Chris-Craft, BHC or United Television, respectively, to use its reasonable best efforts to cause each of its respective affiliates to deliver to News Corporation on or prior to the completion of the applicable merger, a signed agreement to the effect that the affiliate will not offer, sell or otherwise dispose of any Preferred ADSs issued to the affiliate in the applicable merger in violation of the Securities Act or the related SEC rules.

Delisting and Deregistration of Stock after Mergers

   If the Chris-Craft merger is completed, the Chris-Craft common and convertible preferred shares will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended. If the BHC merger is completed, the BHC class A common stock will be delisted from the American Stock Exchange and deregistered under the Exchange Act. If the United Television merger is completed, the United Television common stock will be delisted from the Nasdaq National Market and deregistered under the Exchange Act.

Regulatory Matters Relating to the Mergers


   Consummation of the mergers is conditioned upon, among other things, the absence of any order issued by any governmental authority or court of competent jurisdiction which prohibits the consummation of the mergers.

 Antitrust

   News Corporation and Chris-Craft (the latter on its own behalf and on behalf of BHC and United Television) have filed, with the Federal Trade Commission
(FTC) and the Antitrust Division of the United States Department of Justice, Premerger Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act), as amended, with respect to News Corporation's acquisition of Chris-Craft, BHC and United Television. BHC and United Television were not required to make HSR filings because, under the HSR Act, only the ultimate parent entity must file, and Chris-Craft is considered to be the ultimate parent of both BHC and United Television. K. Rupert Murdoch, the chairman and chief executive officer of News Corporation, on behalf of Fox Television Stations, and Chris-Craft, on its own behalf and on behalf of BHC and United Television, also filed Premerger Notification and Report Forms under the HSR Act with respect to the acquisition by Fox Television Stations of the television broadcasting licenses held by various subsidiaries of Chris-Craft, BHC and United Television. Simultaneously with and contingent upon the closing of the mergers, title to the television broadcasting licenses held by the ten television stations owned and operated by Chris-Craft, BHC and United Television will be transferred to Fox Television Stations. The HSR Act provides for an initial 30 calendar day waiting period following the filing by the parties of the Premerger Notification and Report Forms before the mergers may be consummated. The initial 30 calendar day waiting periods began on October 12, 2000. The HSR Act further provides that if, within an initial 30 calendar day waiting period, the FTC or the Antitrust Division issues a request for additional information and documents, the waiting period will be extended until 11:59 p.m. on the twentieth day after the date of substantial compliance by both filing parties with the request. On November 9, 2000, the Antitrust Division issued a request for additional information to News Corporation and Chris-Craft with respect to their HSR filings regarding the mergers. No request for additional information was issued by the Antitrust Division or the FTC with respect to the HSR filings made by Mr. Murdoch and Chris-Craft regarding the transfer of title of the subject television stations' television broadcasting licenses to Fox Television Stations. In addition, the Antitrust Division and the FTC continue to have the authority to challenge the mergers and related transfers of television broadcasting licenses on antitrust grounds before and after the mergers are completed.

 Federal Regulation of Television Broadcasting

   General. Television broadcasting is subject to the jurisdiction of the FCC under the Communications Act of 1934, most recently amended by the Telecommunications Act of 1996. The Communications Act prohibits the operation of broadcasting stations except under a license issued by the FCC and empowers the FCC, among other actions, to issue, renew, revoke and modify broadcasting licenses.

   Under the Communications Act, the FCC also regulates certain aspects of the operation of cable television systems and other electronic media that compete with broadcast stations.

   The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a licensee without prior approval of the FCC. As described in this joint proxy statement/prospectus, the mergers are therefore subject to FCC approval of the assignment of the licenses held by the various licensee subsidiaries of Chris-Craft, BHC and United Television to Fox Television Stations. The application for assignment of licenses must be placed on public notice for a period of no less than 30 days during which time petitions to deny the application may be filed by the public. On October 27, 2000, a Petition to Deny and Motion to Dismiss the application relating to the mergers was filed by a coalition of advocacy and community groups. Fox Television Stations and Chris-Craft (for itself and BHC and United Television) filed a Joint Opposition on November 9, 2000 and the Petitioners filed a Reply on November 22, 2000. Neither Fox Television Stations nor Chris-Craft can predict how this Petition to Deny and Motion to Dismiss the application will affect the FCC's determination with respect to the application. If the FCC denies the petition and motion and grants the application, interested parties would have 30 days from the date of public notice of the grant to seek reconsideration or review of that grant by the full FCC if the grant was made by the staff of the FCC, or, if the grant was made by the full FCC, by a court of competent jurisdiction. The full FCC has an additional 10 days to set aside on its own motion any action taken by the FCC's staff, if action on the application were taken in the first instance by the staff of the FCC; if action is taken in the first instance by the full FCC, the full FCC may set aside its own action within 30 days of public notice of such action. When passing on an assignment or transfer application, the FCC is prohibited from considering whether the public interest might be served by an assignment or transfer to any party other than the assignee or transferee specified in the application.

   Ownership regulation. The Communications Act and FCC rules and regulations also regulate broadcast ownership. The FCC has enacted rules that, among other matters, limit the ability of individuals and entities to own or have an official position or ownership interest, known as an attributable interest, above a specific level in broadcast stations as well as other specified mass media entities (the multiple ownership rules). As detailed below, in August 1999, the FCC substantially revised a number of its multiple ownership and attribution rules, specifically its restrictions on television ownership, radio-television cross-ownership, and attribution of broadcast ownership interests. Although these revised rules became effective November 16, 1999, they may still be stayed, modified or reconsidered in subsequent pending proceedings. The FCC's applicable multiple ownership rules, inclusive of the recent revisions, are summarized below:

   Local television ownership. The FCC's new television duopoly rule permits an individual or entity to own two television stations without regard to signal contour overlap provided they are located in separate markets referred to as designated market areas. In addition, the new rules permit an individual or entity in larger designated market areas to own up to two television stations in the same designated market area so long as at least eight independently owned and operating television stations would remain in the market following the acquisition and at least one of the two owned stations is not among the top four-ranked stations in the market based on audience share.

   Following consummation of the mergers, and exclusive of other acquisitions, Fox Television Stations could potentially have duopolies in the following three television markets consistent with the new duopoly rule: Los Angeles, New York and Phoenix. A fourth duopoly will be created in Salt Lake City. However, since both of the current stations owned by Fox Television Stations and Chris-Craft are among the top four ranked stations in the Salt Lake City market, one of the stations will have to be divested to comply with the new duopoly rule. In their application for FCC consent to assign the Chris-Craft, BHC and United Television broadcast licenses, the companies requested a twelve month period following consummation of the mergers to comply with the duopoly rule in Salt Lake City. There can be no assurance that the FCC will grant the requested twelve-month waiver. While Fox Television Stations will seek to maintain ownership of the television stations in Los Angeles, New York and Phoenix under the new television duopoly rules, there can be no assurance that Fox Television Stations will be able to retain two television stations in each of the duopoly markets.

   Newspaper broadcast cross-ownership. The FCC's newspaper/broadcast cross-ownership rule restricts common ownership or control of a daily newspaper and a television broadcast station license with a Grade A contour that encompasses the entire community in which the newspaper is published. In May 2000, the FCC adopted a report in which it determined that the newspaper/broadcast cross-ownership rule should be retained, but indicated that there may be circumstances in which the rule may not be necessary to achieve its intended public interest benefits. Accordingly, the FCC stated that it would initiate a rulemaking proceeding to consider tailoring the rule.

   In 1993 News Corporation applied for, and was granted by the FCC, a permanent waiver of the newspaper/broadcast cross-ownership rule to permit the acquisition of the New York Post. The FCC's duopoly rule now permits Fox Television Stations to own or control the licenses of two television stations that serve New York. In its application to the FCC, Fox Television Stations submitted that creation of a permitted television duopoly in New York and continued ownership of the New York Post requires no further FCC action. Alternatively, in the event that the FCC disagrees and concludes that the previously granted permanent waiver does not extend to the acquisition of a second television station in New York, Fox Television Stations requested that the FCC nevertheless permit common ownership of the two television stations and the New York Post pending conclusion of the soon-to-be-initiated rulemaking proceeding to consider relaxation of the newspaper/broadcast cross-ownership restriction.

   National television ownership cap. On the national level, the FCC imposes a 35 percent national audience reach cap for television ownership, under which one party may not have an attributable interest in television stations which reach more than 35 percent of all U.S. television households. The FCC discounts the audience reach of a UHF station for this purpose by 50 percent. Additionally, under the new FCC rules, for entities that have attributable interests in two stations in the same market, the FCC counts the audience reach of that market only once for national cap purposes. The FCC decided to retain the national ownership cap and the "UHF discount" as part of the biennial review of its broadcast ownership rules concluded in May 2000. However, the FCC did state that when the transition to digital television, discussed below, is complete, it would issue a notice of proposed rulemaking proposing elimination of the "UHF discount".

   The television stations currently attributable to Fox Television Stations, Chris-Craft, BHC and United Television would have an aggregate national audience reach for purposes of the national ownership cap of approximately 40.91%. As these stations would exceed the FCC's 35% national ownership cap, it will be necessary, under the presently effective rules, to divest a sufficient number of television stations in order to comply with the national ownership cap. In their application for FCC consent to the assignment of the Chris-Craft, BHC and United Television broadcast licenses, the companies requested a twelve month period following consummation of the mergers to comply with the national television ownership cap.

   Alien ownership. The Communications Act limits the interests that foreign entities or individuals may own or hold in broadcast licenses. As applicable to the combined companies, non-U.S. citizens, collectively, may directly or indirectly own or vote up to twenty percent of the capital stock of a corporate licensee. In addition, a broadcast license may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by non-U.S. citizens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations, if the FCC finds that the public interest will be served by the refusal or revocation of such license. The licenses acquired in the mergers will be held by Fox Television Stations, and the FCC has previously ruled that the ownership structure of Fox Television Stations is consistent with the public interest for purposes of the Communications Act regulations with respect to alien ownership. The similar structure being used to acquire the Chris-Craft, BHC and United Television licenses will also be subject to review in the pending assignment application. There can be no assurance that the proposed structure will be approved by the FCC.

 Other Regulations, Legislation and Recent Developments Affecting Broadcast Stations

   Digital Television Service. The FCC has taken a number of steps to implement digital television broadcasting service in the U.S. The FCC has adopted a digital television table of allotments that provides all authorized television stations with a second channel on which to broadcast a digital television signal. The FCC has attempted to provide digital television coverage areas that are comparable to stations' existing service areas. The FCC has ruled that television broadcast licensees may use their digital channels for a wide variety of services such as high-definition television, multiple channels of standard definition television programming, audio, data and other types of communications, subject to the requirement that each broadcaster provide at least one free video channel equal in quality to the current technical standard.

   Digital television channels will generally be located in the range of channels from channel 2 through channel 51. The FCC required affiliates of ABC, CBS, Fox and NBC in the top 10 television markets to begin digital broadcasting by May 1, 1999. Many stations, including several owned and operated by Fox Television Stations, BHC and United Television, have already begun digital broadcasting. Affiliates of the four major networks in the top 30 markets were required to begin digital broadcasting by November 1, 1999, and all other commercial broadcasters must do so by May 1, 2002.

   The FCC's plan calls for the digital television transition period to end in the year 2006, at which time the FCC expects that television broadcasters will cease non-digital broadcasting and return one of their two channels to the government, allowing that spectrum to be recovered for other uses. Under the Balanced Budget Act, however, the FCC is authorized to extend the December 31, 2006 deadline for reclamation of a television station's non-digital channel if, in any given market one or more television stations affiliated with ABC, CBS, NBC or Fox is not broadcasting digitally, and the FCC determines that such stations have "exercised due diligence" in attempting to convert to digital broadcasting; or less than 85% of the television households in the station's market subscribe to a multichannel video service that carries at least one digital channel from each of the local stations in that market, and less than 85% of the television households in the market can receive digital signals off the air using either a set-top converter box for an analog television set or a new digital television set.

   The FCC currently is considering whether cable television system operators should be required to carry stations' digital television signals in addition to the currently required carriage of stations' analog signals. In July 1998, the FCC issued a Notice of Proposed Rulemaking posing several different options for the carriage of digital signals and solicited comments from all interested parties. The FCC has yet to issue a decision on this matter.

   The implementation of digital television will also impose substantial additional costs on television stations because of the need to replace equipment and because some stations will need to operate at higher utility costs and there can be no assurance that the combined television stations of Fox Television Stations, Chris-Craft, BHC and United Television will be able to increase revenue to offset such costs. The FCC is also considering imposing new public interest requirements on television licensees in exchange for their receipt of digital television channels. In addition, the Communications Act allows the FCC to charge a spectrum fee to the extent broadcasters use the digital spectrum to offer subscription-based services. The FCC has adopted rules that require broadcasters to pay a fee of 5% of gross revenues received from ancillary or supplementary uses of the digital spectrum for which they charge subscription fees, excluding revenues from the sale of commercial time.

None of News Corporation, Fox Television Stations, Chris-Craft, BHC or United Television can predict what future actions the FCC might take with respect to digital television, nor can any company predict the effect of the FCC's present digital television implementation plan or such future actions on News Corporation's or Fox Television Stations' businesses. Fox Television Stations will incur considerable expense in the conversion to digital television and is unable to predict the extent or timing of consumer demand for any such digital television services.

Stockholder Litigation

   Between August 14 and 21, 2000, various purported stockholders of BHC filed complaints in the Delaware Court of Chancery entitled Gissen v. BHC, et al., Civil Action No. 18209; Piven v. BHC, et al., Civil Action No. 18211; Voege v. Siegel, et al., Civil Action No. 18210; Stubbe v. BHC, et al., Civil Action No. 18217; and Rand v. BHC, et al., Civil Action No. 18229 (which we collectively refer to as the "BHC lawsuits"). During the same period, various purported stockholders of United Television filed complaints in the Delaware Court of Chancery entitled Pyenson v. UTV, et al., Civil Action No. 18222; Malamud v. UTV, et al., Civil Action No. 18218; and Rand v. UTV, et al., Civil Action No. 18235 (which we collectively refer to as the "United Television lawsuits" and, together with the BHC actions, as the "Delaware actions"). The Delaware actions assert claims against Chris-Craft, United Television, BHC, and some of their officers and directors, alleging, among other things, that Chris-Craft and/or BHC and/or United Television and the individual defendants breached their fiduciary duties to stockholders, and that some of the defendants engaged in self-dealing, with respect to the BHC and/or United Television mergers. The Delaware actions allege, among other things, that the consideration to be received by BHC stockholders and United Television stockholders in the mergers is unfair and inadequate by comparison to the consideration to be received by Chris-Craft stockholders in the mergers. The Delaware actions seek class action certification and injunctive relief against Chris-Craft, BHC and United Television mergers, or, in the alternative, to obtain rescission of the mergers or damages, and other relief.

   On September 25, 2000, the court entered an order of consolidation, consolidating the BHC lawsuits as In re BHC Communications, Inc. Shareholders Litigation, Civil Action No. 18209 and directing the plaintiffs to file a consolidated amended complaint. On October 2, 2000, the court entered an order of consolidation, consolidating the United Television lawsuits as In re United Television, Inc. Shareholders Litigation, Civil Action No. 18218 and directing that the complaint filed in Malamud v. UTV, Civil Action No. 18218, be deemed the operative complaint in the consolidated action.

   Chris-Craft, BHC and United Television believe that the Delaware actions are without merit and intend to defend them vigorously.

                                APPRAISAL RIGHTS

   Under Delaware law, holders of record of shares of Chris-Craft stock, BHC stock and United Television stock who timely follow the procedures specified in
Section 262 of the Delaware General Corporation Law may have their shares appraised by the Delaware Court of Chancery and receive the "fair value" of their shares as of the effective time of the Chris-Craft merger, the BHC merger or the United Television merger, as the case may be, as determined by the court, in place of the consideration that the holder would otherwise receive in the applicable merger. To exercise appraisal rights, a stockholder must demand and perfect the rights in accordance with Section 262 of the Delaware General Corporation Law. The following is a summary of Section 262 of the Delaware General Corporation Law and is qualified in its entirety by reference to
Section 262 of the Delaware General Corporation Law, a copy of which is attached to this joint proxy statement/prospectus as Annex G. Chris-Craft, BHC and United Television stockholders should carefully review Section 262 of the Delaware General Corporation Law as well as the information discussed below to evaluate their rights to appraisal and to understand the procedures they must follow to obtain appraisal.

Appraisal Rights of Chris-Craft Stockholders

   If a holder of record of Chris-Craft stock elects to exercise the right to an appraisal under Section 262 of the Delaware General Corporation Law, the stockholder must:

  . file with Chris-Craft at its main office in New York, New York, a written demand for appraisal of the shares of Chris-Craft stock held by the stockholder (which demand must identify the stockholder and reasonably inform Chris-Craft that the stockholder intends to demand appraisal of his or her shares) before the vote is taken on the Chris-Craft merger agreement at the Chris-Craft special meeting;

  . not vote in favor of the Chris-Craft merger proposal; and

  . continuously hold the Chris-Craft shares through the effective time of the Chris-Craft merger.

   All written demands for appraisal should be addressed to: Brian C. Kelly, Secretary, Chris-Craft Industries, Inc., 767 Fifth Avenue, 46th Floor, New York, NY 10153, and delivered before the vote is taken on the Chris-Craft merger agreement at the Chris-Craft special meeting and should be executed by, or on behalf of, the holder of record.

   Within 10 days after the effective time of the Chris-Craft merger, the surviving company of the Chris-Craft merger will give written notice of the effective time to each holder of Chris-Craft stock who has satisfied the requirements of Section 262 of the Delaware General Corporation Law. Within 120 days after the effective time, the surviving company or any dissenting stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Chris-Craft stock of all dissenting stockholders. Any dissenting stockholder desiring to file a petition is advised to file on a timely basis, unless the dissenting stockholder receives notice that the petition has been filed by the surviving company or another dissenting stockholder.

   If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and thereafter will determine the fair value of the shares of Chris-Craft stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the Chris-Craft merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining the fair value, the court will take into account all relevant factors. The court may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive under the Chris-Craft merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal ceases. The costs of the appraisal proceeding will be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon the application of any stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the stockholder's shares. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

   After the effective time of the Chris-Craft merger, no dissenting stockholder will have any rights of a Chris-Craft stockholder with respect to the dissenting stockholder's shares for any purpose, except to receive payment to which Chris-Craft stockholders of record as of a date prior to the effective time are entitled, if any. If a dissenting stockholder delivers to the surviving company of the Chris-Craft merger a written withdrawal of the demand for an appraisal within 60 days after the effective time of the Chris-Craft merger or thereafter with the written approval of the surviving company of the Chris-Craft merger, or if no petition for appraisal is filed within 120 days after the effective time, then the right of the dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration as provided in the Chris-Craft merger agreement. Such merger consideration shall be paid, at News Corporation's discretion, in cash, Preferred ADSs or a mixture of cash and Preferred ADSs depending on, and after giving effect to, the merger consideration paid to Chris-Craft stockholders (other than dissenting stockholders) that have made mixed elections, all cash elections and all stock elections, and the form of the merger consideration paid to Chris-Craft stockholders (other than dissenting stockholders) that have made (or are deemed to have made) non-elections, as well as taking into account any election which such dissenting stockholders may have validly submitted.

   The foregoing is only a summary of Section 262 of the Delaware General Corporation Law and is qualified in its entirety by reference to the full text of such provision, which is included as Annex G to this joint proxy statement/prospectus.

Appraisal Rights of BHC Stockholders

   If a holder of record of BHC stock elects to exercise the right to an appraisal under Section 262 of the Delaware General Corporation Law, the stockholder must:

  . file with BHC at its main office in New York, New York, a written demand for appraisal of the shares of BHC stock held by the stockholder (which demand must identify the stockholder and reasonably inform BHC that the stockholder intends to demand appraisal of his or her shares) before the vote is taken on the BHC merger agreement at the BHC special meeting;

  . not vote in favor of the BHC merger proposal; and

  . continuously hold the BHC shares through the effective time of the BHC merger.

   All written demands for appraisal should be addressed to: Brian C. Kelly, Secretary, BHC Communications, Inc., 767 Fifth Avenue, 46th Floor, New York, NY 10153, and delivered before the vote is taken on the BHC merger agreement at the BHC special meeting and should be executed by, or on behalf of, the holder of record.

   Within 10 days after the effective time of the BHC merger, the surviving company of the BHC merger will give written notice of the effective time to each holder of BHC common stock who has satisfied the requirements of Section 262 of the Delaware General Corporation Law. Within 120 days after the effective time, the surviving company or any dissenting stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of BHC stock of all dissenting stockholders. Any dissenting stockholder desiring to file a petition is advised to file on a timely basis, unless the dissenting stockholder receives notice that the petition has been filed by the surviving company or another dissenting stockholder.

   If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and thereafter will determine the fair value of the shares of BHC common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the BHC merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining fair value, the court will take into account all relevant factors. The court may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive under to the BHC merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal ceases. The costs of the appraisal proceeding will be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon the application of any stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the stockholder's shares. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

   After the effective time of the BHC merger, no dissenting stockholder will have any rights of a BHC stockholder with respect to the dissenting stockholder's shares for any purpose, except to receive payment to which BHC stockholders of record as of a date prior to the effective time are entitled, if any. If a dissenting stockholder delivers to the surviving company of the BHC merger a written withdrawal of the demand for an appraisal within 60 days after the effective time of the BHC merger or thereafter with the written approval of the surviving company of the BHC merger, or if no petition for appraisal is filed within 120 days after the effective time, then the right of the dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration as provided in the BHC merger agreement. Such merger consideration shall be paid, at News Corporation's discretion, in cash, Preferred ADSs or a mixture of cash and Preferred ADSs depending on, and after giving effect to, the merger consideration paid to BHC stockholders (other than dissenting stockholders) that have made mixed elections, all cash elections and all stock elections, and the form of the merger consideration paid to BHC stockholders (other than dissenting stockholders) that have made (or are deemed to have made) non-elections, as well as taking into account any election which such dissenting stockholders may have validly submitted.

   The foregoing is only a summary of Section 262 of the Delaware General Corporation Law and is qualified in its entirety by reference to the full text of such provision, which is included as Annex G to this joint proxy statement/prospectus.

Appraisal Rights of United Television Stockholders

   If a holder of record of United Television stock elects to exercise the right to an appraisal under Section 262 of the Delaware General Corporation Law, the stockholder must:

  . file with United Television at its main office in Beverly Hills, California, a written demand for appraisal of the shares of United Television stock held by the stockholder (which demand must identify the stockholder and reasonably inform United Television that the stockholder intends to demand appraisal of his or her shares) before the vote is taken on the United Television merger agreement at the United Television special meeting;

  . not vote in favor of the United Television merger proposal; and

  . continuously hold the United Television shares through the effective time of the United Television merger.

   All written demands for appraisal should be addressed to: Garth S. Lindsey, Secretary, United Television, Inc., 132 South Rodeo Drive, 4th Floor, Beverly Hills, CA 90212, and delivered before the vote is taken on the United Television merger agreement at the United Television special meeting and should be executed by, or on behalf of, the holder of record.

   Within 10 days after the effective time of the United Television merger, the surviving company of the United Television merger will give written notice of the effective time to each holder of United Television common stock who has satisfied the requirements of Section 262 of the Delaware General Corporation Law.

Within 120 days after the effective time, the surviving company or any dissenting stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of United Television stock of all dissenting stockholders. Any dissenting stockholder desiring to file a petition is advised to file on a timely basis, unless the dissenting stockholder receives notice that the petition has been filed by the surviving company or another dissenting stockholder.

   If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and thereafter will determine the fair value of the shares of United Television common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the United Television merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining the fair value, the court will take into account all relevant factors. The court may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive under the United Television merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal ceases. The costs of the appraisal proceeding will be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon the application of any stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the stockholder's shares. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

   After the effective time of the United Television merger, no dissenting stockholder will have any rights of a United Television stockholder with respect to the dissenting stockholder shares for any purpose, except to receive payment to which United Television stockholders of record as of a date prior to the effective time are entitled, if any. If a dissenting stockholder delivers to the surviving company of the United Television merger a written withdrawal of the demand for an appraisal within 60 days after the effective time of the United Television merger or thereafter with the written approval of the surviving company of the United Television merger, or if no petition for appraisal is filed within 120 days after the effective time, then the right of the dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration as provided in the United Television merger agreement. Such merger consideration shall be paid, at News Corporation's discretion, in cash, Preferred ADSs or a mixture of cash and Preferred ADSs depending on, and after giving effect to, the merger consideration paid to United Television stockholders (other than dissenting stockholders) that have made mixed elections, all cash elections and all stock elections, and the form of the merger consideration paid to United Television stockholders (other than dissenting stockholders) that have made (or are deemed to have made) non-elections, as well as taking into account any election which such dissenting stockholders may have validly submitted.

   The foregoing is only a summary of Section 262 of the Delaware General Corporation Law and is qualified in its entirety by reference to the full text of such provision, which is included in Annex G to this joint proxy statement/prospectus.

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

   The following unaudited pro forma consolidated condensed balance sheet as of September 30, 2000 and the unaudited pro forma consolidated condensed statement of operations for the three months ended September 30, 2000 are presented under Australian generally accepted accounting principles (A-GAAP). The following unaudited pro forma consolidated condensed balance sheets as of June 30, 2000 are presented under A-GAAP and U.S. generally accepted accounting principles (US-GAAP). The following unaudited pro forma consolidated condensed statements of operations for News Corporation's fiscal year ended June 30, 2000 are presented under A-GAAP and US-GAAP. The pro forma consolidated condensed financial statements are presented to illustrate the effects of the Chris-Craft, BHC and United Television mergers on the historical financial position and operating results of News Corporation, assuming that each of these mergers was effected as a forward merger. Prior to the mergers, Chris-Craft owns 80% of BHC, which owns 58% of United Television. After the mergers, News Corporation and its subsidiaries will own 100% of each of these entities.

   The pro forma consolidated condensed financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of each of News Corporation, Chris-Craft, BHC and United Television. For News Corporation, those financial statements are included in News Corporation's Reports on Form 6-K filed on November 1, 2000 and on November 10, 2000, which are filed with the SEC and incorporated in this joint proxy statement/prospectus by reference. For Chris-Craft, those financial statements are included in Chris-Craft's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2000 and June 30, 2000 and its Annual Report on Form 10-K for the year ended December 31, 1999, which are filed with the SEC and incorporated in this joint proxy statement/prospectus by reference. For BHC, those financial statements are included in BHC's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2000 and June 30, 2000 and its Annual Report on Form 10-K for the year ended December 31, 1999, which are filed with the SEC and incorporated in this joint proxy statement/prospectus by reference. For United Television, those financial statements are included in United Television's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2000 and June 30, 2000 and its Annual Report on Form 10-K for the year ended December 31, 1999, which are filed with the SEC and incorporated in this joint proxy statement/prospectus by reference. Because Chris-Craft, BHC and United Television each report on a calendar year basis, their respective historical consolidated operating results for the twelve months ended June 30, 2000 were derived by adding their respective operating results for the six months ended June 30, 2000 with their respective operating results for the year ended December 31, 1999 and subtracting their respective operating results for the six months ended June 30, 1999.

   Pro forma adjustments for the mergers include:
  . a decrease in cash of US$2.143 billion (A$3.578 billion), based on a price per Preferred ADS of approximately US$44 (the approximate market price of a Preferred ADS immediately prior to the announcement of the mergers) and relating to cash payments in partial consideration for approximately 47.0 million outstanding shares of Chris-Craft common stock (on a fully diluted basis) at US$34 per share, approximately 4.5 million outstanding shares of BHC common stock (on a fully diluted basis but not including shares held by Chris-Craft) at US$66 per share and approximately 4.1 million outstanding shares of United Television common stock (on a fully diluted basis but not including shares held by BHC) at US$60 per share. The pro forma balance sheets do not give effect to the additional US$1 per share in cash increase in the Chris-Craft merger consideration if the Chris-Craft merger closes after August 13, 2001, nor do they give effect to any adjustment that may occur to preserve the tax treatment of the transactions; and

  . an increase in equity of US$3.212 billion (A$5.363 billion), based on a price per Preferred ADS of approximately $44 (the approximate market price of a Preferred ADS immediately prior to the announcement of the mergers) and relating to (i) the exchange of approximately 47.0 million outstanding shares of Chris-Craft common stock (on a fully diluted basis) for approximately 54.5 million Preferred ADSs, based on an exchange ratio of 1.1591 Preferred ADSs to one share of Chris-Craft common stock, (ii) the exchange of approximately 4.5 million outstanding shares of BHC common stock (on a fully diluted basis but not including shares held by Chris-Craft) for approximately 10.0 million Preferred ADSs, based on exchange ratio of 2.2278 Preferred ADSs to one share of BHC common stock, and (iii) the exchange of approximately 4.1 million shares of United Television common stock (on a fully diluted basis but not including shares held by BHC) for approximately 8.3 million Preferred ADSs, based on an exchange ratio of 2.0253 Preferred ADSs to one share of United Television common stock.

   Each merger is being accounted for as a purchase under A-GAAP and US-GAAP. The preliminary allocation of purchase price reflected in these pro forma financial statements is based upon preliminary estimates of useful lives, assets and liabilities. The final purchase price and its allocations may differ from the preliminary allocation on which these pro forma financial statements are based.

   News Corporation pro forma adjustments include the impact of:

  . the increase of News Corporation's equity investment in Gemstar - TV
    Guide International, a global technology and media company focused on consumer entertainment, to approximately 43% as a result of the pending acquisition by News Corporation of Liberty Media Corporation's approximate 21% investment in Gemstar - TV Guide pursuant to an agreement entered into on September 27, 2000, and certain related transactions; and

  . the increase of News Corporation's equity investment in Stream S.p.A., an Italian pay television service provider, from 35% to 50%.

   News Corporation's historical financial statements, on which certain of these pro forma statements are based, were prepared in accordance with A-GAAP. A-GAAP differs significantly in certain respects from accounting principles accepted in the U.S. A discussion of these significant differences is found in
Note 18 of News Corporation's audited consolidated financial statements for the year ended June 30, 2000 contained in News Corporation's Report on Form 6-K filed on November 1, 2000 with the SEC and incorporated herein by reference.

   The following unaudited pro forma consolidated condensed financial statements are set forth in Australian dollars with a translation of amounts to U.S. dollars at A$1.00 = US$0.5372, the Noon Buying Rate on December 1, 2000, solely for your convenience. The Chris-Craft historical financial information has been translated into Australian dollars at A$1.00 = US$0.5458 and A$1.00 = US$0.5989 as of September 30 and June 30, 2000, respectively and A$1.00 = US$0.5766 and A$1.00 = US$0.6305 for the three months ended September 30, 2000 and the fiscal year ended June 30, 2000, respectively.

   The unaudited pro forma consolidated condensed statements of operations were prepared as if the transactions had occurred as of the first day of the periods presented. The unaudited pro forma consolidated condensed balance sheets were prepared as if the above transactions had occurred as of September 30, 2000 (A-GAAP) and June 30, 2000 (A-GAAP and US-GAAP). The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of News Corporation that would have occurred had the mergers and other transactions referred to above been consummated as of the dates indicated. In addition, the pro forma consolidated condensed financial statements are not necessarily indicative of the future financial condition or operating results of News Corporation.

                               NEWS CORPORATION

           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                       (NEWS CORPORATION & CHRIS-CRAFT)
                           As of September 30, 2000

                                    A-GAAP
                                 (in millions)

                                                                                         News
                                              News        Chris-Craft      News     Corporation Pro
                           Chris-Craft    Corporation      Pro Forma    Corporation      Forma       News Corporation
                          Historical (a) Historical (b) Adjustments (c)  Adjusted   Adjustments (d)    As Adjusted
                          -------------- -------------- --------------- ----------- --------------- ------------------
                                                                                                             (In US$)
ASSETS
------

Cash....................     A$  484        A$ 4,409       A$(3,578)     A$ 1,315      A$   --      A$ 1,315 US$   706
Marketable securities...       2,155             --             --          2,155           --         2,155     1,158
Receivables.............         165           6,128            --          6,293           --         6,293     3,381
Inventories.............         196           2,618            --          2,814           --         2,814     1,512
Other...................         134             557            --            691           --           691       371
                             -------        --------       --------      --------      --------     -------- ---------
 Total Current Assets...       3,134          13,712         (3,578)       13,268           --        13,268     7,128
Investments.............         181          15,160            --         15,341        11,005       26,346    14,153
Inventories.............          55           3,678            --          3,733           --         3,733     2,005
Property, plant and
equipment...............         123           6,607            --          6,730           --         6,730     3,615
Publishing rights,
titles and television
licenses................         --           29,299          6,191        35,490           --        35,490    19,065
Other intangible
assets..................         850             383           (850)          383           --           383       206
Other...................          38           1,596            --          1,634           --         1,634       878
                             -------        --------       --------      --------      --------     -------- ---------
 Total Non-current
 Assets.................       1,247          56,723          5,341        63,311        11,005       74,316    39,922
                             -------        --------       --------      --------      --------     -------- ---------
 Total Assets...........     A$4,381        A$70,435       A$ 1,763      A$76,579      A$11,005     A$87,584 US$47,050
                             =======        ========       ========      ========      ========     ======== =========

LIABILITIES &
SHAREHOLDERS' EQUITY
--------------------
Current maturities of
long term debt..........     A$  --         A$    63       A$   --       A$    63      A$   --      A$    63 US$    34
Accounts and other
payables................         530           9,067             79         9,676           --         9,676     5,198
                             -------        --------       --------      --------      --------     -------- ---------
 Total Current
 Liabilities............         530           9,130             79         9,739           --         9,739     5,232
Long term debt..........         --           16,796            --         16,796           --        16,796     9,023
Accounts and other
payables................         172           6,614            --          6,786           --         6,786     3,645
                             -------        --------       --------      --------      --------     -------- ---------
 Total Non-current
 Liabilities............         172          23,410            --         23,582           --        23,582    12,668
Minority interest.......         951           2,936           (951)        2,936           --         2,936     1,577
Exchangeable preferred
securities..............         --            3,332            --          3,332           --         3,332     1,790
                             -------        --------       --------      --------      --------     -------- ---------
 Total Liabilities......       1,653          38,808           (872)       39,589           --        39,589    21,267
 Total Shareholders'
 Equity.................       2,728          31,627          2,635        36,990        11,005       47,995    25,783
                             -------        --------       --------      --------      --------     -------- ---------
 Total Liabilities and
 Shareholders' Equity...     A$4,381        A$70,435       A$ 1,763      A$76,579      A$11,005     A$87,584 US$47,050
                             =======        ========       ========      ========      ========     ======== =========

See the accompanying notes to these unaudited pro forma consolidated condensed financial statements

                               NEWS CORPORATION

           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                       (NEWS CORPORATION & CHRIS-CRAFT)
                              As of June 30, 2000

                                    A-GAAP
                                 (in millions)

                             Chris-         News       Chris-Craft      News     News Corporation
                              Craft      Corporation    Pro Forma    Corporation    Pro Forma      News Corporation
                          Historical(a) Historical(b) Adjustments(c)  Adjusted    Adjustments(d)     As Adjusted
                          ------------- ------------- -------------- ----------- ---------------- ------------------
ASSETS                                                                                                     (In US$)
------

Cash....................    A$   443      A$ 4,638       A$(3,578)    A$ 1,503       A$   --      A$ 1,503 US$   807
Marketable securities...       1,867           --             --         1,867            --         1,867     1,003
Receivables.............         175         5,331            --         5,506            --         5,506     2,958
Inventories.............         100         2,646            --         2,746            --         2,746     1,475
Other...................         125           512            --           637            --           637       343
                            --------      --------       --------     --------       --------     -------- ---------
 Total Current Assets...       2,710        13,127         (3,578)      12,259            --        12,259     6,586
Investments.............         164        13,806            --        13,970         11,005       24,975    13,416
Inventories.............          42         4,027            --         4,069            --         4,069     2,186
Property, plant and
equipment...............         113         5,948            --         6,061            --         6,061     3,256
Publishing rights,
titles and television
licenses................         --         26,884          6,495       33,379            --        33,379    17,931
Other intangible
assets..................         780           348           (780)         348            --           348       187
Other...................          37         1,445            --         1,482            --         1,482       796
                            --------      --------       --------     --------       --------     -------- ---------
 Total Non-current
 Assets.................       1,136        52,458          5,715       59,309         11,005       70,314    37,772
                            --------      --------       --------     --------       --------     -------- ---------
 Total Assets...........    A$ 3,846      A$65,585       A$ 2,137     A$71,568       A$11,005     A$82,573 US$44,358
                            ========      ========       ========     ========       ========     ======== =========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current maturities of
long term debt..........    A$   --       A$    50       A$   --      A$    50       A$   --      A$    50 US$    27
Accounts and other
payables................         414         8,958             79        9,451            --         9,451     5,077
                            --------      --------       --------     --------       --------     -------- ---------
 Total Current
 Liabilities............         414         9,008             79        9,501            --         9,501     5,104
Long term debt..........         --         15,381            --        15,381            --        15,381     8,263
Accounts and other
payables................         127         5,521            --         5,648            --         5,648     3,034
                            --------      --------       --------     --------       --------     -------- ---------
 Total Non-current
 Liabilities............         127        20,902            --        21,029            --        21,029    11,297
Minority interest.......         852         2,781           (852)       2,781            --         2,781     1,494
Exchangeable preferred
securities..............         --          3,015            --         3,015            --         3,015     1,619
                            --------      --------       --------     --------       --------     -------- ---------
 Total Liabilities......       1,393        35,706           (773)      36,326            --        36,326    19,514
 Total Shareholders'
 Equity.................       2,453        29,879          2,910       35,242         11,005       46,247    24,844
                            --------      --------       --------     --------       --------     -------- ---------
 Total Liabilities and
 Shareholders' Equity...    A$ 3,846      A$65,585       A$ 2,137     A$71,568       A$11,005     A$82,573 US$44,358
                            ========      ========       ========     ========       ========     ======== =========

See the accompanying notes to these unaudited pro forma consolidated condensed financial statements

                               NEWS CORPORATION

           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                       (NEWS CORPORATION & CHRIS-CRAFT)
                              As of June 30, 2000

                                    US-GAAP
                                 (in millions)

                             Chris-         News       Chris-Craft      News     News Corporation        News
                              Craft      Corporation    Pro Forma    Corporation    Pro Forma        Corporation
                          Historical(a) Historical(b) Adjustments(c)  Adjusted    Adjustments(d)     As Adjusted
                          ------------- ------------- -------------- ----------- ---------------- ------------------
                                                                                                           (In US$)
ASSETS
------

Cash....................    A$   443      A$ 4,638       A$(3,578)    A$ 1,503       A$   --      A$ 1,503 US$   807
Marketable securities...       1,867           --             --         1,867            --         1,867     1,003
Receivables.............         175         5,331            --         5,506            --         5,506     2,958
Inventories.............         100         2,646            --         2,746            --         2,746     1,475
Other...................         125           520            --           645            --           645       346
                            --------      --------       --------     --------       --------     -------- ---------
 Total Current Assets...       2,710        13,135         (3,578)      12,267            --        12,267     6,589
Investments.............         164        13,355            --        13,519         11,005       24,524    13,175
Inventories.............          42         4,027            --         4,069            --         4,069     2,186
Property, plant and
equipment...............         113         5,813            --         5,926            --         5,926     3,183
Publishing rights,
titles and television
licenses................         --         18,200          6,495       24,695            --        24,695    13,266
Other intangible
assets..................         780         2,101          1,688        4,569            --         4,569     2,454
Other...................          37         1,355            --         1,392            --         1,392       748
                            --------      --------       --------     --------       --------     -------- ---------
 Total Non-current
 Assets.................       1,136        44,851          8,183       54,170         11,005       65,175    35,012
                            --------      --------       --------     --------       --------     -------- ---------
 Total Assets...........    A$ 3,846      A$57,986       A$ 4,605     A$66,437       A$11,005     A$77,442 US$41,601
                            ========      ========       ========     ========       ========     ======== =========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current maturities of
long term debt..........    A$   --       A$    50       A$   --      A$    50       A$   --      A$    50 US$    27
Accounts and other
payables................         414         9,192             79        9,685            --         9,685     5,202
                            --------      --------       --------     --------       --------     -------- ---------
 Total Current
 Liabilities............         414         9,242             79        9,735            --         9,735     5,229
Long term debt..........         --         15,381            --        15,381            --        15,381     8,263
Accounts and other
payables................         127         8,552          2,468       11,147            --        11,147     5,988
                            --------      --------       --------     --------       --------     -------- ---------
 Total Non-current
 Liabilities............         127        23,933          2,468       26,528            --        26,528    14,251
Minority interest.......         852         6,368           (852)       6,368            --         6,368     3,421
                            --------      --------       --------     --------       --------     -------- ---------
 Total Liabilities......       1,393        39,543          1,695       42,631            --        42,631    22,901
 Total Shareholders'
 Equity.................       2,453        18,443          2,910       23,806         11,005       34,811    18,700
                            --------      --------       --------     --------       --------     -------- ---------
 Total Liabilities and
 Shareholders' Equity...    A$ 3,846      A$57,986       A$ 4,605     A$66,437       A$11,005     A$77,442 US$41,601
                            ========      ========       ========     ========       ========     ======== =========

See the accompanying notes to these unaudited pro forma consolidated condensed financial statements

                               NEWS CORPORATION

      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       (NEWS CORPORATION & CHRIS-CRAFT)
                 For the Three Months Ended September 30, 2000

                                    A-GAAP
                     (in millions, except per share data)

                                                                                        News
                             Chris-          News      Chris-Craft Pro    News       Corporation
                             Craft       Corporation        Forma      Corporation    Pro Forma    News Corporation
                         Historical (e) Historical (f) Adjustments (g)  Adjusted   Adjustments (h)   As Adjusted
                         -------------- -------------- --------------- ----------- --------------- -----------------
                                                                                                            (In US$)
Revenues...............      A$ 217        A$5,620          A$--         A$5,837        A$--       A$5,837  US$3,136
Cost & Expenses
  Operating............         104          4,790            --           4,894          --         4,894     2,629
  Selling, general &
  administrative.......          61            --             --              61          --            61        33
  Depreciation &
  amortization.........          12            154             (6)           160          --           160        86
                             ------        -------          -----        -------        -----      -------  --------
   Total costs &
   expenses............         177          4,944             (6)         5,115          --         5,115     2,748
Operating income.......          40            676              6            722          --           722       388
Other income (expense)
  Equity (losses) net
  earnings of
  associated
  companies............         --             (32)           --             (32)          34            2         1
  Interest expense,
  net..................          45           (216)           --            (171)         --          (171)      (92)
  Other................         --             (21)           --             (21)         --           (21)      (11)
                             ------        -------          -----        -------        -----      -------  --------
Income (loss) before
income taxes, minority
interest & abnormal
items..................          85            407              6            498           34          532       286
Income tax expense.....         (38)          (107)            (2)          (147)         --          (147)      (79)
                             ------        -------          -----        -------        -----      -------  --------
Income (loss) before
minority interest &
abnormal items.........          47            300              4            351           34          385       207
Minority interest......         (14)           (41)            14            (41)         --           (41)      (22)
Abnormal items, net....         --            (698)           --            (698)         --          (698)     (375)
                             ------        -------          -----        -------        -----      -------  --------
Net income (loss)......      A$  33        A$ (439)         A$ 18        A$ (388)       A$ 34      A$ (354) US$ (190)
                             ======        =======          =====        =======        =====      =======  ========
Net income (loss) per
share:
  Basic................      A$0.95        A$(0.11)                      A$(0.09)                  A$(0.07) US$(0.04)
  Diluted..............        0.75          (0.11)                        (0.09)                    (0.07)    (0.04)
Weighted average
shares:
  Basic................          35          4,062                         4,353                     4,954     4,954
  Diluted..............          44          4,062                         4,353                     4,954     4,954

See the accompanying notes to these unaudited pro forma consolidated condensed financial statements

                               NEWS CORPORATION

      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       (NEWS CORPORATION & CHRIS-CRAFT)
                    For the Fiscal Year Ended June 30, 2000

                                    A-GAAP
                     (in millions, except per share data)

                                            News       Chris-Craft      News     News Corporation
                           Chris-Craft   Corporation    Pro Forma    Corporation    Pro Forma      News Corporation
                          Historical(e) Historical(f) Adjustments(g)  Adjusted    Adjustments(h)     As Adjusted
                          ------------- ------------- -------------- ----------- ---------------- -------------------
                                                                                                            (In US$)
Revenues................     A$ 828       A$22,443        A$--        A$23,271        A$ --       A$23,271  US$12,501
Cost & Expenses
  Operating.............        393         19,131          --          19,524           --         19,524     10,488
  Selling, general &
  administrative........        224            --           --             224           --            224        120
  Depreciation &
  amortization..........         40            562          (22)           580           --            580        312
                             ------       --------        -----       --------        ------      --------  ---------
Total costs & expenses..        657         19,693          (22)        20,328           --         20,328     10,920
Operating income........        171          2,750           22          2,943           --          2,943      1,581
Other income (expense)
  Equity (losses) net
  earnings of associated
  companies.............       (121)          (125)         --            (246)          100          (146)       (78)
  Interest expense,
  net...................        173           (822)         --            (649)          --           (649)      (349)
  Other.................        --             (79)         --             (79)          --            (79)       (42)
                             ------       --------        -----       --------        ------      --------  ---------
Income before income
taxes, minority interest
& abnormal items........        223          1,724           22          1,969           100         2,069      1,112
Income tax expense......        (78)          (328)          (8)          (414)          --           (414)      (222)
                             ------       --------        -----       --------        ------      --------  ---------
Income before minority
interest & abnormal
items...................        145          1,396           14          1,555           100         1,655        890
Minority interest.......        (54)          (137)          54           (137)          --           (137)       (74)
Abnormal items, net.....        --             662          --             662           --            662        356
                             ------       --------        -----       --------        ------      --------  ---------
Net income..............     A$  91       A$ 1,921        A$ 68       A$ 2,080        A$ 100      A$ 2,180  US$ 1,172
                             ======       ========        =====       ========        ======      ========  =========
Net income per share:
  Basic.................     A$2.65       A$  0.47                    A$  0.48                    A$  0.45  US$  0.24
  Diluted...............       2.10           0.47                        0.48                        0.45       0.24
Weighted average shares:
  Basic.................         35          4,003                       4,294                       4,895      4,895
  Diluted...............         44          4,003                       4,294                       4,895      4,895

See the accompanying notes to these unaudited pro forma consolidated condensed financial statements

                               NEWS CORPORATION

      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       (NEWS CORPORATION & CHRIS-CRAFT)
                    For the Fiscal Year Ended June 30, 2000

                                    US-GAAP
                     (in millions, except per share data)

                                                                                      News
                                            News       Chris-Craft      News      Corporation
                           Chris-Craft   Corporation    Pro Forma    Corporation   Pro Forma     News Corporation
                          Historical(e) Historical(f) Adjustments(g)  Adjusted   Adjustments(h)    As Adjusted
                          ------------- ------------- -------------- ----------- -------------- -------------------
                                                                                                          (In US$)
Revenues................     A$ 828       A$22,451        A$ --       A$23,279       A$ --      A$23,279  US$12,505
Cost & Expenses
  Operating.............        393         19,720           --         20,113          --        20,113     10,805
  Selling, general &
  administrative........        224            --            --            224          --           224        120
  Depreciation &
  amortization..........         40          1,222           202         1,464          --         1,464        786
                             ------       --------        ------      --------       ------     --------  ---------
Total costs & expenses..        657         20,942           202        21,801          --        21,801     11,711
Operating income                171          1,509          (202)        1,478          --         1,478        794
Other income (expense)
  Equity losses of
  associated companies..       (121)          (936)          --         (1,057)        (429)      (1,486)      (798)
  Interest expense,
  net...................        173           (829)          --           (656)         --          (656)      (352)
  Other.................        --           1,924           --          1,924          --         1,924      1,034
                             ------       --------        ------      --------       ------     --------  ---------
Income (loss) before
income taxes and
minority interest.......        223          1,668          (202)        1,689         (429)       1,260        678
Income tax expense......        (78)          (773)           77          (774)         --          (774)      (416)
                             ------       --------        ------      --------       ------     --------  ---------
Income (loss) before
minority interest.......        145            895          (125)          915         (429)         486        262
Minority interest.......        (54)        (1,224)           54        (1,224)         --        (1,224)      (658)
                             ------       --------        ------      --------       ------     --------  ---------
Net income (loss).......     A$  91       A$  (329)       A$ (71)     A$  (309)      A$(429)    A$  (738) US$  (396)
                             ======       ========        ======      ========       ======     ========  =========
Net income (loss) per
share:
  Basic.................     A$2.65       A$ (0.10)                   A$ (0.07)                 A$ (0.15) US$ (0.08)
  Diluted...............       2.10          (0.10)                      (0.07)                    (0.15)     (0.08)
Weighted average shares:
  Basic.................         35          3,913                       4,204                     4,805      4,805
  Diluted...............         44          4,084                       4,375                     4,976      4,976

See the accompanying notes to these unaudited pro forma consolidated condensed financial statements

    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

   (a) Reflects the historical unaudited consolidated financial position of Chris-Craft, BHC and United Television under US-GAAP as of September 30, 2000 and June 30, 2000, respectively, as translated into A$. The financial position approximates Chris-Craft's A-GAAP financial position as of each balance sheet date. The September 30, 2000 and June 30, 2000 balance sheet amounts have been translated at the exchange rates of A$1.00 = US$0.5458 and A$1.00 = US$0.5989, respectively.

   (b) Reflects the historical consolidated financial position of News Corporation as of September 30, and June 30, 2000, respectively.

   (c) Pro forma adjustments to record the mergers reflect:

    . a decrease in cash of US$2.143 billion (A$3.578 billion), based on a price per Preferred ADS of approximately US$44 (the approximate market price of a Preferred ADS immediately prior to the announcement of the mergers) and relating to cash payments in partial consideration for approximately 47.0 million outstanding shares of Chris-Craft common stock (on a fully diluted basis) at US$34 per share, approximately 4.5 million outstanding shares of BHC common stock (on a fully diluted basis but not including shares held by Chris-Craft) at US$66 per share and approximately 4.1 million outstanding shares of United Television common stock (on a fully diluted basis but not including shares held by BHC) at US$60 per share. The pro forma balance sheets do not give effect to the additional US$1 per share in cash increase in the Chris-Craft merger consideration if the Chris-Craft merger closes after August 13, 2001, nor do they give effect to any adjustment that may occur to preserve the tax treatment of the transactions;

    . an increase in equity of US$3.212 billion (A$5.363 billion), based on a price per Preferred ADS of approximately $44 (the approximate market price of a Preferred ADS immediately prior to the announcement of the mergers) and relating to (i) the exchange of approximately 47.0 million outstanding shares of Chris-Craft common stock (on a fully diluted basis) for approximately 54.5 million Preferred ADSs, based on an exchange ratio of 1.1591 Preferred ADSs to one share of Chris-Craft common stock, (ii) the exchange of approximately 4.5 million outstanding shares of BHC common stock (on a fully diluted basis but not including shares held by Chris-Craft) for approximately 10.0 million Preferred ADSs, based on an exchange ratio of 2.2278 Preferred ADSs to one share of BHC common stock, and (iii) the exchange of approximately 4.1 million shares of United Television common stock (on a fully diluted basis but not including shares held by BHC) for approximately 8.3 million Preferred ADSs, based on an exchange ratio of 2.0253 Preferred ADSs to one share of United Television common stock;

    . the elimination of approximately A$850 million and A$780 million of Chris-Craft's pre-existing intangible assets as of September 30, and June 30, 2000, respectively;

    . the elimination of approximately A$951 million and A$852 million of Chris-Craft's pre-existing minority interest liability as of September 30, and June 30, 2000, respectively;

    . a decrease in shareholders' equity of A$2.728 billion and A$2.453 billion relating to the elimination of Chris-Craft's historical shareholders' equity as of September 30, and June 30, 2000, respectively;

    . the preliminary allocation, under A-GAAP, of the excess of the A$8.941 billion purchase price over the book value of the net assets acquired to publishing rights, titles and television licenses in the amount of A$6.191 billion as of September 30, 2000. Deferred taxes are not provided for under A-GAAP. Under US-GAAP, as of June 30, 2000, the excess is allocated to:

     (i) publishing rights, titles and television licenses in the amount of A$6.495 billion; and

     (ii) other intangible assets in the amount of A$2.468 billion related to deferred taxes as described below;

    . accounts and other payables--current in the amount of A$79 million for accrued transaction fees; and

    . accounts and other payables--non-current in the amount of A$2.468 billion for the deferred tax liability established for the book-tax difference related to the increase in publishing rights, titles and television licenses as of June 30, 2000.

   The final allocation of the purchase price will be determined after the completion of the mergers and will be based on a comprehensive final evaluation of the fair value of Chris-Craft's tangible and identifiable intangible assets acquired and liabilities assumed at the time of the mergers. The preliminary allocation is summarized in the following table:

                                               September 30,
                                                   2000       June 30, 2000
                                               ------------- ----------------
                                                  A-GAAP     A-GAAP   US-GAAP
                                               ------------- -------  -------
                                                     (A$ in millions)
   Total Purchase Price:......................    A$8,941    A$8,941  A$8,941
                                                  =======    =======  =======
   Allocation of Purchase Price:
     Assets:
       Chris-Craft's tangible assets..........      3,531      3,066    3,066
       Publishing rights, titles and
        television licenses...................      6,191      6,495    6,495
       Other intangible assets................        --         --     2,468
     Liabilities:
       Chris-Craft's liabilities..............       (702)      (541)    (541)
       Accounts and other payables--current...        (79)       (79)     (79)
       Accounts and other payables--non-
        current...............................        --         --    (2,468)
                                                  -------    -------  -------
       Total purchase price...................    A$8,941    A$8,941  A$8,941
                                                  =======    =======  =======

   Detail of the above adjustments to reflect the mergers, under A-GAAP as of September 30, 2000, is set forth below:

                            Payment      Elimination of   Allocation  Elimination of   Elimination of
                          of Cash and     Chris-Craft's   of Excess    Chris-Craft's   Chris-Craft's   Total Pro
                          Issuance of      Historical      Purchase     Historical       Historical      Forma
                         Preferred ADSs Intangible Assets   Price    Minority Interest     Equity     Adjustments
                         -------------- ----------------- ---------- ----------------- -------------- -----------
                                                             (A$ in millions)
Cash....................     (3,578)           --             --            --                --        (3,578)
Publishing rights,
 titles and television                                                      --
 licenses...............        --             --           6,191                             --         6,191
Other intangible
 assets.................        --            (850)           --            --                --          (850)
Accounts and other
 payables--current......        --             --              79           --                --            79
Minority interest.......        --             --             --           (951)              --          (951)
Shareholders' equity....      5,363            --             --            --             (2,728)       2,635

   Detail of the above adjustments to reflect the mergers, under A-GAAP as of June 30, 2000, is set forth below:

                            Payment      Elimination of   Allocation  Elimination of   Elimination of
                          of Cash and     Chris-Craft's   of Excess    Chris-Craft's   Chris-Craft's   Total Pro
                          Issuance of      Historical      Purchase     Historical       Historical      Forma
                         Preferred ADSs Intangible Assets   Price    Minority Interest     Equity     Adjustments
                         -------------- ----------------- ---------- ----------------- -------------- -----------
                                                             (A$ in millions)
Cash....................     (3,578)           --             --            --                --        (3,578)
Publishing rights,
 titles and television
 licenses...............        --             --           6,495           --                --         6,495
Other intangible
 assets.................        --            (780)           --            --                --          (780)
Accounts and other
 payables--current......        --             --              79           --                --            79
Minority interest.......        --             --             --           (852)              --          (852)
Shareholders' equity....      5,363            --             --            --             (2,453)       2,910

   Detail of the above adjustments to reflect the mergers, under US-GAAP as of June 30, 2000, is set forth below:

                             Payment      Elimination of   Allocation  Elimination of   Elimination of
                           of Cash and     Chris-Craft's   of Excess    Chris-Craft's   Chris-Craft's   Total Pro
                           Issuance of      Historical      Purchase     Historical       Historical      Forma
                          Preferred ADSs Intangible Assets   Price    Minority Interest     Equity     Adjustments
                          -------------- ----------------- ---------- ----------------- -------------- -----------
                                                              (A$ in millions)
Cash....................      (3,578)           --             --            --                --        (3,578)
Publishing rights,
 titles and television
 licenses...............         --             --           6,495           --                --         6,495
Other intangible
 assets.................         --            (780)         2,468           --                --         1,688
Accounts and other
 payables--current......         --             --              79           --                --            79
Accounts and other
 payables--non-current..         --             --           2,468           --                --         2,468
Minority interest.......         --             --             --           (852)              --          (852)
Shareholders' equity....       5,363            --             --            --             (2,453)       2,910

   (d) Pro forma adjustment to record News Corporation's pending increased equity investment in Gemstar-TV Guide from approximately 22% to approximately 43%, and certain related transactions.

   (e) Reflects the historical unaudited consolidated financial position of Chris-Craft, BHC and United Television under US-GAAP for the three months ended September 30, 2000 and the twelve months ended June 30, 2000, as translated into A$. These results approximate what Chris-Craft's A-GAAP results would have been with the exception of the treatment of intangible amortization expense (see (g) below). Because Chris-Craft, BHC and United Television each reports on a calendar year basis, their respective historical unaudited consolidated operating results for the twelve months ended June 30, 2000 were derived by adding their respective operating results for the six months ended June 30, 2000 with their respective operating results for the year ended December 31, 1999 and subtracting their respective operating results for the six months ended June 30, 1999. The income statement amounts for the three months ended September 30, 2000 and for the twelve months ended June 30, 2000 have been translated at the exchange rate of A$1.00 = US$0.5766 and A$1 = US$0.6305, respectively.

   (f) Reflects the historical operating results of News Corporation for the three months ended September 30, 2000 unaudited and the fiscal year ended June 30, 2000.

   (g) Pro forma adjustments to record the mergers:

    . net increase of A$202 million, under US-GAAP, in amortization of publishing rights, titles and television licenses relating to the excess of the purchase price to acquire Chris-Craft over the book value of its net assets acquired, amortized on a straight-line basis over a 40-year period; under A-GAAP, there is no amortization of publishing rights, titles and television licenses and, accordingly, Chris-Craft's historical intangible amortization expense has been reversed during each period presented under A-GAAP; and

    . the elimination of A$14 million and A$54 million of Chris-Craft's historical minority interest for the three months ended September 30, 2000 and the year ended June 30, 2000, respectively.

   (h) Pro forma adjustments to record the following equity transactions as if they were consummated on July 1, 1999:

    . increase of approximately A$96 million (US-GAAP) in equity losses in associated companies for the year ended June 30, 2000 due to the increase in the equity investment from 35% to 50% in Stream; and

    . increase of approximately A$333 million in equity losses in associated companies for the year ended June 30, 2000 under US-GAAP and equity gains of approximately A$34 and A$100 under A-GAAP for the three months ended September 30, 2000 and the year ended June 30, 2000, respectively, due to the increase in the equity investment in Gemstar-TV Guide to approximately 43%, and certain related transactions.

   (i) Assuming each of the mergers is effected as a reverse merger, the following would be the changes to the unaudited pro forma consolidated condensed financial statements:

    . a US$121 million (A$202 million) decrease in cash;

    . a US$182 million (A$304 million) increase in shareholders' equity;

    . a US$778 million (A$1,425 million) and US$303 million (A$506 million) increase to publishing rights, titles and television licenses as of September 30 (A-GAAP), and June 30, 2000 (US-GAAP), respectively;

    . a US$115 million (A$192 million) increase to other intangible assets as of June 30, 2000 under US-GAAP;

    . a US$115 million (A$192 million) increase to accounts and other payables--non-current as of June 30, 2000 under US-GAAP;

    . a US$10 million (A$17 million) increase in depreciation and amortization expense for the fiscal year ended June 30, 2000 under US-GAAP;

    . a US$10 million (A$17 million) decrease in operating income, income before income taxes and minority interest and net income for the fiscal year ended June 30, 2000 under US-GAAP; and

    . a US$0.01 (A$0.01) decrease in basic and diluted earnings per share for the fiscal year ended June 30, 2000 under US-GAAP.

   (j) In a voting agreement entered into with News Corporation, Chris-Craft has agreed to vote its approximate 97% voting interest in BHC in favor of the BHC merger proposal. Approval of the BHC merger agreement is assured, provided that Chris-Craft votes its shares in accordance with the terms of this voting agreement. In a voting agreement entered into with News Corporation, BHC agreed to vote its approximate 58% voting interest in United Television in favor of the United Television merger proposal. Approval of the United Television merger agreement is assured, provided that BHC votes its shares of United Television in accordance with the terms of this voting agreement. Assuming these two proposed mergers are consummated and the Chris-Craft merger is not consummated, the following would be changes to the unaudited pro forma consolidated condensed financial statements:

    . a US$71 million (A$119 million) increase in cash;

    . a US$129 million (A$215 million) decrease in shareholders' equity;

    . a US$331 million (A$606 million) increase to publishing rights, titles and television licenses as of September 30, 2000 (A-GAAP) and a US$148 million (A$247 million) decrease in publishing rights, titles and television licenses as of June 30, 2000 (US-GAAP);

    . a US$56 million (A$94 million) decrease to other intangible assets as of June 30, 2000 under US-GAAP;

    . a US$56 million (A$94 million) decrease to accounts and other payables--non-current as of June 30, 2000 under US-GAAP;

    . a US$5 million (A$9 million) decrease in depreciation and amortization expense for the fiscal year ended June 30, 2000 under US-GAAP;

    . a US$5 million (A$9 million) increase in operating income, income before income taxes and minority interest and net income for the fiscal year ended June 30, 2000 under US-GAAP; and

    . a US$0.01 (A$0.01) decrease in basic and diluted earnings per share for the fiscal year ended June 30, 2000 under US-GAAP.

   (k) Assuming each of the BHC and United Television mergers is effected as a reverse merger and the Chris-Craft merger is not consummated, the following would be the changes to the unaudited pro forma consolidated condensed financial statements:

    .  a US$33 million (A$55 million) decrease in cash;

    .  a US$25 million (A$42 million) increase in shareholders' equity;

    . a US$589 million (A$1,079 million) and US$110 million (A$184 million) increase to publishing rights, titles and television licenses as of September 30, 2000 (A-GAAP) and June 30, 2000 (US-GAAP), respectively;

    . a US$42 million (A$70 million) increase to other intangible assets as of June 30, 2000 under US-GAAP;

    . a US$42 million (A$70 million) increase to accounts and other payables--non-current as of June 30, 2000 under US-GAAP;

    . a US$4 million (A$6 million) increase in depreciation and amortization expense for the fiscal year ended June 30, 2000 under US-GAAP;

    . a US$4 million (A$6 million) decrease in operating income, income before income taxes and minority interest and net income for the fiscal year ended June 30, 2000 under US-GAAP; and

    . a US$0.01 (A$0.01) decrease in basic and diluted earnings per share for the fiscal year ended June 30, 2000 under US-GAAP.

   (1) The historical unaudited consolidated financial statements of Chris-Craft included in the unaudited pro forma consolidated condensed financial statements are derived from the following (in US$). Because Chris-Craft, BHC and United Television each reports on a calendar year basis, their respective historical unaudited consolidated operating results for the twelve months ended June 30, 2000 were derived by adding their respective operating results for the six months ended June 30, 2000 with their respective operating results for the year ended December 31, 1999 and subtracting their respective operating results for the six months ended June 30, 1999. The income statement amounts for the three months ended September 30, 2000 and for the twelve months ended June 30, 2000 have been translated at the exchange rate of A$1.00=US$0.5766 and A$1=US$0.6305, respectively. The September 30, 2000 and June 30, 2000 balance sheet amounts have been translated at the exchange rates of A$1.00 = US$0.5458 and A$1.00=US$0.5989, respectively.

               CHRIS-CRAFT UNAUDITED CONSOLIDATING BALANCE SHEET

                           As of September 30, 2000
                                 (in millions)

                                                                          Chris-Craft
                       United     BHC TV                    BHC            Combined
                     Television  Division              Communications with the Industrial              Chris-Craft      A$
                    Consolidated Combined Eliminations  Consolidated       Division       Eliminations Consolidated Translation
                    ------------ -------- ------------ -------------- ------------------- ------------ ------------ -----------
Cash and cash
equivalents.......     US$ 91    US$  166   US$ --        US$  257         US$    7        US$   --      US$  264     A$  484
Marketable
securities........        132         967       --           1,099               76              --         1,175       2,155
Accrued interest
receivable........          2          14       --              16                1              --            17          31
Accounts
receivable, net...         42          46        (1)            87                3              --            90         165
Film contract
rights............         42          65       --             107              --               --           107         196
Deferred tax
asset.............          5           7       --              12               18              --            30          55
Prepaid expenses
and other current
assets............          3          19       --              22                4              --            26          48
                       ------    --------   -------       --------         --------        ---------     --------     -------
  Total Current
  Assets..........        317       1,284        (1)         1,600              109              --         1,709       3,134
Investments.......         39          58       --              97                2              --            99         181
Film contract
rights, less
current portion...         12          18       --              30              --               --            30          55
Property, plant &
equipment, net....         33          30       --              63                3              --            66         123
Intangible
assets............        139         250        19            408                1               56          465         850
Other assets......          1         268      (257)            12            1,441           (1,432)          21          38
                       ------    --------   -------       --------         --------        ---------     --------     -------
  Total Non-
  current Assets..        224         624      (238)           610            1,447           (1,376)         681       1,247
                       ------    --------   -------       --------         --------        ---------     --------     -------
  Total Assets....     US$541    US$1,908   US$(239)      US$2,210         US$1,556        US$(1,376)    US$2,390     A$4,381
                       ======    ========   =======       ========         ========        =========     ========     =======
Film contracts
payable...........     US$ 40    US$   58   US$ --        US$   98         US$  --         US$   --      US$   98     A$  181
Accounts & other
payable...........          2           3        (1)             4                1              --             5           9
Accrued expenses..         38          67       --             105               46              --           151         277
Income taxes
payable...........         10          14       --              24                9                1           34          63
                       ------    --------   -------       --------         --------        ---------     --------     -------
  Total Current
  Liabilities.....         90         142        (1)           231               56                1          288         530
Film contracts
payable after one
year..............         37          43       --              80              --               --            80         146
Other long-term
liabilities.......        --            3       --               3               11              --            14          26
Intercompany
payable
(receivable)......        --          --        --             --               (18)              18          --          --
                       ------    --------   -------       --------         --------        ---------     --------     -------
  Total Non-
  current
  Liabilities.....         37          46       --              83               (7)              18           94         172
                       ------    --------   -------       --------         --------        ---------     --------     -------
  Total
  Liabilities.....        127         188        (1)           314               49               19          382         702
Minority
interest..........        --          --        175            175              --               344          519         951
Shareholders'
Investment........        414       1,720      (413)         1,721            1,507           (1,739)       1,489       2,728
                       ------    --------   -------       --------         --------        ---------     --------     -------
  Total
  Liabilities and
  Shareholders'
  Investment......     US$541    US$1,908   US$(239)      US$2,210         US$1,556        US$(1,376)    US$2,390     A$4,381
                       ======    ========   =======       ========         ========        =========     ========     =======

          CHRIS-CRAFT UNAUDITED CONSOLIDATING STATEMENT OF OPERATIONS

                     THREE MONTHS ENDED SEPTEMBER 30, 2000
                                 (in millions)

                                                                              Chris-Craft
                        United        BHC                       BHC            Combined
                      Television  TV Division              Communications with the Industrial              Chris-Craft
                     Consolidated  Combined   Eliminations  Consolidated       Division       Eliminations Consolidated
                     ------------ ----------- ------------ -------------- ------------------- ------------ ------------
Net revenues.......     US$54        US$65       US$--         US$119            US$6            US$--        US$125
Operating expenses
 Television
 expenses..........        22           34          --             56             --                --            56
 Cost of goods
 sold..............       --           --           --            --                4               --             4
 Selling, general
 &
 administrative....        18           22          --             40               2               --            42
                        -----        -----       ------        ------            ----            ------       ------
   Total costs &
   expenses........        40           56          --             96               6               --           102
                        -----        -----       ------        ------            ----            ------       ------
Operating income
(loss).............        14            9          --             23             --                --            23
                        -----        -----       ------        ------            ----            ------       ------
 Interest and
 other income,
 net...............         3           15          --             18               8               --            26
 Equity in
 associated
 companies.........       --             6           (6)          --              --                --           --
                        -----        -----       ------        ------            ----            ------       ------
                            3           21           (6)           18               8               --            26
                        -----        -----       ------        ------            ----            ------       ------
Income (loss)
before income taxes
& minority
interest...........        17           30           (6)           41               8               --            49
Income tax
provision..........         7           11          --             18             --                  4           22
                        -----        -----       ------        ------            ----            ------       ------
Income (loss)
before minority
interest...........        10           19           (6)           23               8                (4)          27
Minority interest..       --           --             4             4             --                  4            8
                        -----        -----       ------        ------            ----            ------       ------
Net income (loss)..     US$10        US$19       US$(10)       US$ 19            US$8            US$ (8)      US$ 19
                        =====        =====       ======        ======            ====            ======       ======
                         A$
                     Translation
                     -----------
Net revenues.......     A$217
Operating expenses
 Television
 expenses..........        97
 Cost of goods
 sold..............         7
 Selling, general
 &
 administrative....        73
                     -----------
   Total costs &
   expenses........       177
                     -----------
Operating income
(loss).............        40
                     -----------
 Interest and
 other income,
 net...............        45
 Equity in
 associated
 companies.........       --
                     -----------
                           45
                     -----------
Income (loss)
before income taxes
& minority
interest...........        85
Income tax
provision..........        38
                     -----------
Income (loss)
before minority
interest...........        47
Minority interest..        14
                     -----------
Net income (loss)..     A$ 33
                     ===========

               CHRIS-CRAFT UNAUDITED CONSOLIDATING BALANCE SHEET

                              As of June 30, 2000
                                 (in millions)

                                                                           Chris-
                                                                           Craft
                                                                          Combined
                          United     BHC TV                    BHC        with the
                        Television  Division              Communications Industrial              Chris-Craft      A$
                       Consolidated Combined Eliminations  Consolidated   Division  Eliminations Consolidated Translation
                       ------------ -------- ------------ -------------- ---------- ------------ ------------ -----------
Cash and cash
equivalents..........     US$ 70    US$  177   US$ --        US$  247     US$   17   US$   --      US$  264     A$  443
Marketable
securities...........        135         929       --           1,064           54         --         1,118       1,867
Accrued interest
receivable...........          2          11       --              13            1         --            14          23
Accounts receivable,
net..................         49          54       (1)            102            3         --           105         175
Film contract
rights...............         26          35       --              61          --          --            61         100
Deferred tax asset...          5           7       --              12           18         --            30          50
Prepaid expenses and
other current
assets...............          4          22       --              26            4           1           31          52
                          ------    --------   -------       --------     --------   ---------     --------     -------
  Total Current
  Assets.............        291       1,235       (1)          1,525           97           1        1,623       2,710
Investments..........         38          57       --              95            3                       98         164
Film contract rights,
less current
portion..............          9          16       --              25          --                        25          42
Property, plant &
equipment, net.......         33          31       --              64            3                       67         113
Intangible assets....        140         252        19            411            1          56          468         780
Other assets.........          1         262      (251)            12        1,427      (1,417)          22          37
                          ------    --------   -------       --------     --------   ---------     --------     -------
  Total Non-current
  Assets.............        221         618      (232)           607        1,434      (1,361)         680       1,136
                          ------    --------   -------       --------     --------   ---------     --------     -------
  Total Assets.......     US$512    US$1,853   US$(233)      US$2,132     US$1,531   US$(1,360)    US$2,303     A$3,846
                          ======    ========   =======       ========     ========   =========     ========     =======
Film contracts
payable..............     US$ 33    US$   43   US$ --        US$   76     US$  --    US$   --      US$   76     A$  126
Accounts & other
payable..............          3           3       (1)              5            1         --             6          10
Accrued expenses.....         34          57       --              91           44         --           135         225
Income taxes
payable..............         12          12       --              24            7           1           32          53
                          ------    --------   -------       --------     --------   ---------     --------     -------
  Total Current
  Liabilities........         82         115       (1)            196           52           1          249         414
Film contracts
payable after one
year.................         27          35       --              62                                    62         104
Other long-term
liabilities..........        --            3       --               3           11         --            14          23
Intercompany payable
(receivable).........        --          --        --             --           (17)         17          --          --
                          ------    --------   -------       --------     --------   ---------     --------     -------
  Total Non-current
  Liabilities........         27          38       --              65           (6)         17           76         127
                          ------    --------   -------       --------     --------   ---------     --------     -------
  Total Liabilities..        109         153       (1)            261           46          18          325         541
Minority interest....        --          --        170            170                      340          510         852
Shareholders'
Investment...........        403       1,700      (402)         1,701        1,485      (1,718)       1,468       2,453
                          ------    --------   -------       --------     --------   ---------     --------     -------
  Total Liabilities
  and Shareholders'
  Investment.........     US$512    US$1,853   US$(233)      US$2,132     US$1,531   US$(1,360)    US$2,303     A$3,846
                          ======    ========   =======       ========     ========   =========     ========     =======

          CHRIS-CRAFT UNAUDITED CONSOLIDATING STATEMENT OF OPERATIONS

                       TWELVE MONTHS ENDED JUNE 30, 2000
                                 (in millions)

                                                                         Chris-Craft
                                                                          Combined
                       United        BHC                       BHC          with
                     Television  TV Division              Communications Industrial               Chris-Craft      A$
                    Consolidated  Combined   Eliminations  Consolidated   Division   Eliminations Consolidated Translation
                    ------------ ----------- ------------ -------------- ----------- ------------ ------------ -----------
Net revenues.......    US$226      US$274       US$--         US$500        US$23       US$--        US$523       A$828
Operating expenses
 Television
 expenses..........        89         145          --            234                       --           234         371
 Cost of goods
 sold..............       --          --           --            --            14          --            14          22
 Selling, general
 &
 administrative....        72          78            1           151           15          --           166         264
                       ------      ------       ------        ------        -----       ------       ------       -----
   Total costs &
   expenses........       161         223            1           385           29          --           414         657
                       ------      ------       ------        ------        -----       ------       ------       -----
Operating income
(loss).............        65          51           (1)          115           (6)         --           109         171
                       ------      ------       ------        ------        -----       ------       ------       -----
 Interest and
 other income......        14          96          --            110           (1)                      109         173
 Equity in
 associated
 companies.........       --          (50)         (27)          (77)         --                        (77)       (121)
                       ------      ------       ------        ------        -----       ------       ------       -----
                           14          46          (27)           33           (1)         --            32          52
                       ------      ------       ------        ------        -----       ------       ------       -----
 Income (loss)
 before income
 taxes & minority
 interest..........        79          97          (28)          148           (7)         --           141         223
 Income tax
 provision.........        32          28          --             60           (9)         --            51          78
                       ------      ------       ------        ------        -----       ------       ------       -----
 Income (loss)
 before minority
 interest..........        47          69          (28)           88            2          --            90         145
 Minority
 interest..........       --          --            19            19          --            13           32          54
                       ------      ------       ------        ------        -----       ------       ------       -----
 Net income
 (loss)............    US$ 47      US$ 69       US$(47)       US$ 69        US$ 2       US$(13)      US$ 58       A$ 91
                       ======      ======       ======        ======        =====       ======       ======       =====

             INTERESTS OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS
                        OF THE COMPANIES IN THE MERGERS

   The executive officers of Chris-Craft, BHC and United Television, some of whom are also directors of Chris-Craft, BHC and/or United Television, have interests in the mergers that are different from, or in addition to, the interests of stockholders generally. The Chris-Craft, BHC and United Television boards of directors were aware of and discussed these potentially conflicting interests when they approved the mergers.

Chris-Craft Executive Officers

   Each of Chris-Craft's executive officers is a party to an employment agreement with Chris-Craft that provides certain benefits upon a qualifying termination of employment after a change in control of Chris-Craft. The approval of the Chris-Craft merger by Chris-Craft stockholders will constitute a change in control of Chris-Craft.

 Herbert J. Siegel

   Herbert J. Siegel is Chris-Craft's chairman, president and chief executive officer, as well as its largest stockholder. Mr. Siegel's existing employment agreement with Chris-Craft was scheduled to expire on December 31, 2000. The existing employment agreement (which is expected to be superseded as described below) was amended on August 11, 2000 to extend the term of the agreement and set the remuneration levels that would apply during the extended term. The agreement was amended to provide for Mr. Siegel to continue his service as chairman, president and chief executive officer until December 31, 2002 and to continue his service as chairman until December 31, 2004. The agreement was also amended to provide for Mr. Siegel's annual deferred compensation, currently set at $634,662, to be set at $700,000 in years 2001 and 2002 and $500,000 in years 2003 and 2004. Mr. Siegel's annual bonus, which entitles him to 1% of the amount by which Chris-Craft pre-tax income exceeds $36,000,000, was amended to provide that for each of years 2001 and 2002 he will be entitled to 1% of the amount by which Chris-Craft pre-tax income exceeds $50,000,000, and for each of years 2003 and 2004, he will be entitled to 1% of the amount by which Chris-Craft pre-tax income exceeds $100,000,000. The agreement was also amended to increase the amount of Mr. Siegel's cumulative annual charitable contributions that Chris-Craft is required to match from $200,000 to $300,000. In addition, the change in control provision, which provided for the term of the agreement to be extended for three years after the occurrence of a change in control, was deleted. The agreement now provides that, after a change in control, Mr. Siegel is to be provided, for the duration of the employment and consulting terms of the agreement, with the amenities and perquisites that Chris-Craft provided to him before the occurrence of the change in control.

   Effective as of the consummation of the Chris-Craft merger, Mr. Siegel is expected to enter into a new employment agreement with News Corporation. This agreement will supersede Mr. Siegel's existing employment agreement, as amended as of August 11, 2000. Under the new agreement, it is expected that Mr. Siegel will serve News Corporation in a senior advisory role until June 30, 2004, at the same annual base salary and with similar benefits and perquisites as are currently in effect under his existing employment agreement. During the employment term, Mr. Siegel will be entitled to receive an annual bonus of $2,000,000. After the expiration of the employment term, Mr. Siegel will provide consulting services to News Corporation for a period of five years. During the consulting term, he will be entitled to receive the same consulting fees and similar perquisites and benefits as he would have been entitled to receive as a consultant under his existing employment agreement. As is the case under the existing agreement, the new agreement will provide for Mr. Siegel to be made whole should any of the payments or benefits he receives under the agreement be subject to the excise tax imposed on "golden parachutes" by section 4999 of the Internal Revenue Code.

   If Mr. Siegel's employment is terminated by News Corporation during the term of the new agreement (other than for death, disability or cause), or if Mr. Siegel terminates his employment as a result of a breach of the agreement by News Corporation (each of which we refer to as a "qualifying termination"), he will be entitled to receive, in a lump sum, an amount equal to the base salary, deferred compensation, bonus and consulting fees that would have been payable through each of the employment and consulting terms. If a qualifying termination were to occur on December 31, 2001, the cash amount payable to Mr. Siegel under the new agreement, based on calculations as of the date of this joint proxy statement/prospectus, would be approximately $14,400,000. In addition, Mr. Siegel will be entitled to continued medical and health insurance coverage on the same basis as News Corporation provides to its chief executive officer.

 Messrs. Thompson, John Siegel, William Siegel and Kelly and Mrs. Merkel

   Evan C Thompson, executive vice president and a director of Chris-Craft and president of Chris-Craft's television division, John C. Siegel and William D. Siegel, each an executive vice president and a director of Chris-Craft, Brian
C. Kelly, the senior vice president and general counsel of Chris-Craft, and Joelen K. Merkel, the senior vice president and treasurer of Chris-Craft, are each a party to an employment agreement with Chris-Craft. Under their respective employment agreements with Chris-Craft, Messrs. Thompson, John C. Siegel, William D. Siegel and Kelly and Mrs. Merkel (each of whom we refer to as an "executive" and which we collectively refer to as "executives") has the right to terminate his or her employment after a change of control if his or her authorities, duties and responsibilities are materially reduced thereafter, or for any reason during the 90-day period commencing six months after the consummation of the Chris-Craft merger. In addition, Mr. Thompson may terminate his employment if Chris-Craft fails to pay him a minimum bonus as defined in his employment agreement. In the event of a termination by an executive in the circumstances described above, or in the event of a termination by Chris-Craft (or a successor) other than for cause or the death or disability of the executive (each of which we refer to as a "qualifying termination"),

     (1) Mr. Thompson is entitled to receive a lump sum equal to three times the sum of his (a) then current base salary and deferred compensation and
  (b) highest performance bonus paid in the past five years; and

     (2) each of the other executives is entitled to receive a lump sum equal to three times the sum of the executive's (a) base salary plus (b) for John Siegel and William Siegel, the maximum performance bonus for the year of termination, and for Mr. Kelly and Mrs. Merkel, a bonus equal to 30% of base salary.

If Mr. Thompson terminates his employment under the minimum bonus provision, he is also entitled to receive an amount equal to the excess of the minimum bonus over the bonus actually paid for each year from the change of control through the year prior to termination.

   Following a qualifying termination, each executive is also entitled to receive in a lump sum all consulting fees (without a cost of living adjustment) that would have been payable under the executive's agreement, and the insurance, medical and health coverages that would have been provided over the consulting term provided for in the executive's agreement. Alternatively, each executive may elect to render consulting services over the consulting term, in which case the executive will receive monthly payments (and not a lump sum payment), the use of existing office space, secretarial and other office support services and insurance and medical and health coverages, in each case, over the consulting term. If a qualifying termination were to occur on December 31, 2001, Messrs. Thompson, John Siegel, William Siegel, Kelly and Mrs. Merkel would be entitled to receive a cash payment, based on calculations as of the date of this joint proxy statement/prospectus, of approximately $14,300,000, $8,900,000, $8,900,000, $2,650,000 and $2,750,000, respectively.

   Each executive's agreement also provides that, upon a qualifying termination, all outstanding and unvested Chris-Craft stock options the executive then holds shall immediately become vested and exercisable. News Corporation has agreed to provide an aggregate of $2,000,000 to reimburse the executives, collectively as a group, for any excise taxes imposed on "golden parachutes" by section 4999 of the Internal Revenue Code arising from the accelerated vesting of their Chris-Craft stock options that will occur in the event of a qualifying termination. Messrs. Thompson, John Siegel, William Siegel and Kelly and Mrs. Merkel each hold 429,232, 377,727, 377,727, 235,832 and 235,832 unvested options, respectively, with weighted average exercise prices of $52.88, $52.53, $52.53, $52.20 and $52.20, respectively. These options and the exercise price
of such options will be converted in the Chris-Craft merger as described under "Summary of the Transaction Documents--The Chris-Craft Merger Agreement--Stock Options" on page [ . ].

Bonus Pool

   News Corporation and Chris-Craft agreed that the compensation committee of Chris-Craft's board of directors, composed of David Linowes and Norman Perlmutter, will have the authority to award special bonuses to Chris-Craft employees whose efforts were instrumental to the completion of the Chris-Craft merger. A total of $10,000,000 in bonuses may be awarded by the compensation committee, which bonuses will generally be paid at the consummation of the Chris-Craft merger, except that the compensation committee may determine to pay such bonus prior to the completion of the Chris-Craft merger, so long as any bonus so paid is returned to Chris-Craft if the merger is not completed.

Directors' and Officers' Insurance; Indemnification

   News Corporation has agreed to cause the surviving corporation in each of the Chris-Craft, BHC and United Television mergers to maintain for a period of six years after completion of each merger directors' and officers' liability insurance covering those persons who are currently covered by Chris-Craft, BHC and United Television's directors' and officers' liability insurance policies on terms comparable to such existing insurance coverage. The surviving corporation shall not be required to expend more than 300% of current annual premiums paid by Chris-Craft, BHC and United Television, respectively. If the premiums exceed such amount, News Corporation will obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

   News Corporation has also agreed to cause the surviving corporation to indemnify, to the fullest extent permitted by law, present and former officers, directors and employees of Chris-Craft, BHC and United Television and other specified persons against various specified indemnifiable claims, including against amounts paid in settlement of any threatened, pending or completed claim based upon the fact that such person is or was a director, officer, employee or stockholder of Chris-Craft or any of its current or former subsidiaries.

BHC Executive Officers

   Each executive officer of BHC--Herbert J. Siegel, chairman of the board, William D. Siegel, president and chief executive officer, Brian C. Kelly, senior vice president, general counsel and secretary, and Joelen K. Merkel, senior vice president and treasurer,--as well as Evan C Thompson, who is not an elected officer of BHC, but may be deemed a BHC executive officer under SEC rules--is also an executive officer of Chris-Craft and receives no regular compensation from BHC. William D. Siegel, Joelen K. Merkel and John C. Siegel are also directors of BHC. None of the above named executive officers has any interest in the BHC merger that is different from or in addition to those of BHC stockholders generally. For a description of the interests of Chris-Craft executive officers in the Chris-Craft merger, see "Chris-Craft Executive Officers" above.

United Television Executive Officers

   The executive officers of United Television are Evan C Thompson, John C. Siegel, Laurey J. Barnett, Garth S. Lindsey and Thomas L. Muir. John C. Siegel is the chairman of United Television and Evan C Thompson and Herbert J. Siegel are directors of United Television. Ms. Barnett is United Television's vice president and director of programming, Mr. Lindsey is United Television's executive vice president, chief financial officer and secretary, and Mr. Muir is United Television's treasurer and controller. None of Messrs. Evan C Thompson, John C. Siegel or Herbert J. Siegel has an interest in the United Television merger that is different from or in addition to those of United Television stockholders generally. For a description of the interests of Messrs. Evan C Thompson, John C. Siegel and Herbert J. Siegel in the Chris-Craft merger, see "Chris-Craft Executive Officers" above, and for a description of the interests of Messrs. Lindsey and Muir and Ms. Barnett in the United Television merger, see below.

 United Television Severance Plan

   On December 14, 1999, United Television adopted a cash-based employee severance plan. Eligible employees are entitled to receive severance benefits under the plan in the event of a qualifying termination of employment within a certain period following a change in control of Chris-Craft. The amount of the cash severance payment to which a participant will be entitled, upon a qualifying termination, is a function of both the participant's length of service and seniority of position. Each of Messrs. Lindsey and Muir and Ms. Barnett is eligible to participate in the severance plan.

   An eligible executive officer will incur a qualifying termination if, within a certain period following the Chris-Craft, BHC or United Television merger, his or her employment is terminated other than for cause, death or disability or he or she terminates employment for good reason. An eligible executive officer will have good reason to terminate employment if there is (1) a material diminution in his or her duties or authority, (2) a change of his or her place of employment by more than 50 miles or (3) a reduction in his or her salary or bonus opportunity. The severance plan provides that an executive officer's good faith determination of whether there has been a material diminution in his or her duties or authority is determinative.

   Upon a qualifying termination, a participant who has in excess of 20 years of service with United Television will be entitled to receive a lump sum cash severance payment equal to three times the sum of his or her (1) then current base salary (without regard to any decrease in such salary constituting good reason) and (2) average bonus received over the three years prior to the change of control of Chris-Craft (or the three years prior to the year in which his or her qualifying termination occurs). Upon a qualifying termination, a participant who has fewer than 20 years of service but more than 15 years of service will be entitled to receive a lump sum cash severance payment equal to two and one-half times the sum of (1) and (2) above. Messrs. Lindsey and Muir each has in excess of 20 years of service with United Television and Ms. Barnett has 17 years of service with United Television. If a qualifying termination were to occur on December 31, 2001, based on calculations as of the date of this joint proxy statement/prospectus, Messrs. Lindsey and Muir and Ms. Barnett would be entitled to receive lump sum cash severance payments of approximately $1,117,000, $700,000, and $892,000, respectively.

   Each eligible executive officer will also be entitled to receive continued group health and life insurance benefits following a qualifying termination. A participant who has in excess of 20 years of service will be entitled to 36 months of welfare benefits continuation and a participant with less than 20 years of service but greater than 15 years of service will be entitled to 30 months of welfare benefits continuation.

   In addition, the severance plan provides that, upon a qualifying termination, any stock options a participant then holds under any Chris-Craft or United Television stock option plan will immediately become fully vested and exercisable. Messrs. Lindsey and Muir and Ms. Barnett hold 6,200, 3,800 and 6,000 unvested United Television options, respectively, each with an exercise price of $101.50. These options and the exercise price of such options will be converted in the United Television merger as described under "Summary of the Transaction Documents--The United Television Merger Agreement--Stock Options" on page [ . ].

                      SUMMARY OF THE TRANSACTION DOCUMENTS

The Chris-Craft Merger Agreement

   The following summary describes the material terms of the Chris-Craft merger agreement. We urge you to read carefully the complete Chris-Craft merger agreement, to which the following is subject, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated herein by reference.

Form of Merger

   The Chris-Craft merger is structured initially as a forward merger. However, in the event of a restructuring trigger (described below) the merger will be restructured as a reverse merger.

   The Forward Merger. If the Chris-Craft merger is effected as a forward merger, Chris-Craft will merge into News Publishing, a subsidiary of News Corporation, with News Publishing continuing as the surviving corporation in the merger.

   Restructuring. In the event a restructuring trigger has occurred and has not been cured prior to the effective time of the Chris-Craft merger, the merger will be restructured as a reverse merger. A restructuring trigger is defined in the Chris-Craft merger agreement as either a ruling failure (described below) or an FCC failure (described below).

  . A "ruling failure" will occur if (within various time periods specified in the merger agreement):

   . News Corporation and Chris-Craft do not receive a private letter ruling from the IRS to the effect that the forward merger will satisfy the continuity of business enterprise requirement contained in Treasury Regulations section 1.368-1(d);

   . the IRS indicates to the parties that it is not likely to grant such a ruling; or

   . tax counsel to either News Corporation or Chris-Craft indicates that it will be unable to deliver the tax opinion which is required as a condition to effecting a forward merger.

  . An "FCC failure" will occur if (within various time periods specified in the merger agreement):

   . the FCC does not consent to the assignment or transfer of control of the FCC licenses (including the transfer of applicable authorizations, licenses, permits and other FCC approvals) to Fox Television Holdings or one of its subsidiaries, in the manner contemplated by the merger agreement; or

   .  the FCC indicates to the parties that it will not so consent.

   The Reverse Merger. If the merger is effected as a reverse merger, a wholly-owned subsidiary of Fox Entertainment Group will merge with and into Chris-Craft, and Chris-Craft will be the surviving corporation following the merger.

Closing Matters

   Closing. Chris-Craft and News Corporation will announce the anticipated date of the closing of the forward merger at least three but no more than five business days prior to the proposed closing date. In both the forward and reverse merger structures, unless the parties otherwise agree, the closing will not take place earlier than the second business day following the day on which all the conditions to closing are met (except for specified conditions relating to compliance and representations and warranties, which may be met as of the closing date).

   Effective Time. On the closing date, the merger will be effective upon filing a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the merger is the time the certificate of merger is filed with the Secretary of State of the State of Delaware or such other date and time as Chris-Craft and News Corporation specify in the certificate of merger.

Order of Mergers

   If all of the conditions to closing the Chris-Craft merger and the BHC merger are satisfied or waived, the mergers will occur in order such that the BHC merger will occur after the Chris-Craft merger. If the conditions to closing the United Television merger are satisfied or waived, the United Television merger will occur after the BHC merger.

Merger Consideration

   The consideration to be received by Chris-Craft stockholders in the Chris-Craft merger depends on whether the merger is effected as a forward merger or a reverse merger and is described below.

  . In both the forward merger and the reverse merger, shares of convertible preferred stock of Chris-Craft will be treated as if they had been fully converted into shares of common stock of Chris-Craft immediately prior to the merger.

  . In both the forward merger and the reverse merger, the form of Preferred
    ADSs to be issued are American depositary shares of News Corporation, which are traded on the New York Stock Exchange under the symbol "NWS.A". Each Preferred ADS represents four Preferred Ordinary Shares of News Corporation, which are traded on the Australian Stock Exchange under the symbol "NCPDP". For a description of the Preferred ADSs, see "Description of News Corporation Capital Stock" beginning on page [ . ].

  . In both the forward merger and the reverse merger, you will receive cash in lieu of any fractional Preferred ADSs. For more information about fractional shares, see "--No Fractional Shares" on page [ . ].

 Forward Merger Consideration

   If the merger is effected as a forward merger, Chris-Craft stockholders will have the right, with respect to each of their Chris-Craft shares, to make one of the following elections and to receive the consideration indicated below, subject to proration and adjustment as described below.

                           Consideration to be Received per Chris-Craft Common
      Type of Election                            Share
      ----------------     ---------------------------------------------------
   . Mixed Election...... $34 in cash (or $35 if the merger is completed after
                          August 13, 2001) and 1.1591 Preferred ADSs
   . All Cash Election... An amount in cash equivalent in value to the per share consideration received by a stockholder who
                          made a mixed election (determined in the manner
                          described below)
   . All Stock Election.. A number of Preferred ADSs equivalent in value to the per share consideration received by a stockholder who
                          made a mixed election (determined in the manner
                          described below)

   The consideration to be paid for all stockholders who make all cash or all stock elections cannot be determined until the close of trading on the business day immediately prior to the closing of the merger. We intend to announce these amounts when known.
   Any Chris-Craft stockholder who does not make an election or otherwise indicates no preference in his or her form of election will be deemed to have made a non-election and will receive cash and/or stock based on what is available after giving effect to the elections made by other stockholders, as well as the proration and adjustment described below. In addition, Chris-Craft stockholders may specify different elections with respect to different lots of their shares (for example, a stockholder with 100 shares could make a mixed election with respect to 25 shares, an all cash election with respect to 50 shares and an all stock election with respect to the remaining 25 shares).

   Mixed Election. The number of Preferred ADSs and the amount of cash to be paid to stockholders who make mixed elections (unlike all cash elections and all stock elections) will not be subject to proration, other than adjustment in specified circumstances for tax purposes and to avoid dilution. For information about adjustment in specific circumstances for tax purposes and to avoid dilution, see "--Adjustment to Preserve Tax Treatment of Forward Merger" and "--Anti-dilution Adjustments to Merger Consideration" on pages [ . ] and [ . ].

   All Cash Election. Each Chris-Craft stockholder who makes a valid all cash election will have the right to receive in exchange for each share of Chris-Craft stock an amount in cash equivalent in value (as of the closing date of the merger) to the value of the cash and Preferred ADSs received by a stockholder who made a mixed election. The value of the cash to be received per share in a valid all cash election is determined using a formula contained in the merger agreement, which is summarized below. The formula contained in the merger agreement is more complex than the computation method we used in the examples contained under "Summary--What You Will Receive in the Mergers" beginning on page [ . ]; however, in both cases, substantially the same result is obtained, except for differences due to rounding.

   The Chris-Craft merger agreement provides that each Chris-Craft stockholder who makes a valid all cash election will have the right to receive, in exchange for each share of Chris-Craft stock, an amount in cash equal to the "per share amount".

   The "per share amount" is the amount obtained by dividing the "closing transaction value" by the number of "exchangeable shares".

  . The "closing transaction value" is the dollar amount of the sum of (A) the "aggregate cash amount" and (B) the product of the "aggregate buyer share amount" and the "closing buyer share value".

   . The "aggregate cash amount" is:

    (1) the amount obtained by multiplying the number of shares of Chris-Craft stock issued and outstanding immediately prior to the effective time of the merger, less any shares cancelled in the merger, by $34 (unless the effective time of the merger occurs after August 13, 2001, in which case the amount will be $35), less

    (2) the amount of cash to be paid in respect of shares of Chris-Craft stock for which the holders have made mixed elections (other than dissenting shares) (as described below).

   . The "aggregate buyer share amount" is:

    (1) 60% of the product of the amount obtained by multiplying the number of shares of Chris-Craft stock issued and outstanding immediately prior to the effective time of the merger, less any shares cancelled in the merger, by 1.9318, less

    (2) the number of Preferred ADSs to be issued in respect of shares of Chris-Craft stock for which the holders have made mixed elections (other than dissenting shares).

   . The "closing buyer share value" is the volume weighted average trading price for all trades of Preferred ADSs reported on the NYSE for each of the five trading days preceding, but not including, the closing date of the merger, unless an earlier date is required to comply with SEC rules.

  . The "exchangeable shares" are the shares of Chris-Craft stock issued and outstanding immediately prior to the effective time of the merger, less any shares to be cancelled in the merger (such as treasury stock) or shares for which the holders have made mixed elections (other than dissenting shares).

  . The "dissenting shares", for purposes of these and certain other computations, are shares of Chris-Craft stock for which the holder has taken all the necessary steps required to be taken by the applicable date to exercise his or her appraisal rights under Delaware law. For more information about appraisal rights, see "Appraisal Rights" on page [ . ].

   All Stock Election. Each Chris-Craft stockholder who makes a valid all stock election will receive in exchange for each share of Chris-Craft stock a number of Preferred ADSs equivalent in value (as of the closing date of the merger) to the value of the cash and Preferred ADSs received by a stockholder who made a mixed election. The value of the Preferred ADSs to be received is determined using a formula contained in the merger agreement, which is summarized below. The formula contained in the merger agreement is more complex than the computation method we used in the examples contained under "Summary--What You Will Receive in the Mergers" beginning on page [ . ]; however, in both cases, substantially the same result is obtained.

   The Chris-Craft merger agreement provides that each Chris-Craft stockholder who makes a valid all stock election will receive, in exchange for each share of Chris-Craft stock, a number of Preferred ADSs equal to the "exchange ratio".

   The "exchange ratio" is defined in the merger agreement as the number of Preferred ADSs obtained by dividing the per share amount by the closing buyer share value (each of which is described above).

   Non-Election Shares. Chris-Craft stockholders who indicate that they have no preference as to whether they receive cash or Preferred ADSs in the merger, and Chris-Craft stockholders who do not make a valid election, will be deemed to have made a "non-election". Stockholders making a non-election may be paid in cash, Preferred ADSs or a mixture of cash and Preferred ADSs depending on, and after giving effect to, the number of mixed elections, all cash elections and all stock elections that have been made by other Chris-Craft stockholders making elections using the proration adjustment described below.

   Proration. The total number of Preferred ADSs that will be issued and the total amount of cash that will be paid in the Chris-Craft merger is 1.15908 and $34 (or $35 if the merger is completed after August 13, 2001), respectively, multiplied by the total number of Chris-Craft shares outstanding immediately prior to the completion of the Chris-Craft merger. Therefore, the all cash and all stock elections are subject to proration to preserve these limitations on the amount of cash to be paid and number of Preferred ADSs to be issued in the Chris-Craft merger.

   As a result, even if you make the all cash election or all stock election, you may nevertheless receive a mix of cash and stock. Stockholders who make the mixed election will not be subject to proration.

   Proration if Too Much Cash is Elected. Preferred ADSs may be issued to stockholders who make all cash elections if the all-cash election is oversubscribed. We describe below how the proration mechanism will be used.

   The maximum number of shares of Chris-Craft common stock that may be converted into the right to receive cash in the merger (other than through mixed elections or dissenting shares) is equal to the "all cash election number".

   The "all cash election number" is computed by dividing the aggregate cash amount (as described above) by the per share amount (as described above) and then subtracting the number of dissenting shares, if any.

   If the all-cash election is oversubscribed, then Chris-Craft stockholders making all cash elections will receive a combination of cash and Preferred ADSs equal to the following for each share of Chris-Craft stock:

  . an amount in cash equal to the product of (1) the per share amount (as described above) and (2) the "cash fraction" (described below); and

  . a number of Preferred ADSs equal to the product of (1) the exchange ratio
    (as described above) and (2) a fraction equal to one minus the cash fraction.

   In addition, if the all cash election is oversubscribed, stockholders making all stock elections or making (or deemed to be making) non-elections for any of their shares of Chris-Craft stock will receive Preferred ADSs for each of these shares.

   The "cash fraction" is a fraction with (1) a numerator equal to the all cash election number and (2) a denominator equal to the total number of shares of Chris-Craft common stock for which an all cash election has been made (other than dissenting shares).

   Proration if Too Much Stock is Elected. Cash may be paid to stockholders who make all stock elections if the all stock election is oversubscribed. We describe below how the proration mechanism will be used.

   The maximum number of shares of Chris-Craft common stock that may be converted into Preferred ADSs in the merger (other than through mixed elections (other than dissenting shares)) is equal to the "stock election number".

   The "stock election number" is computed by taking the number of shares of Chris-Craft stock issued and outstanding immediately prior to the effective time of the merger and subtracting from that amount (1) the all cash election number (as described above), (2) any cancelled or dissenting shares and (3) any shares for which the holders have made mixed elections (other than dissenting shares).

   If the all stock election is oversubscribed, then Chris-Craft stockholders making an all stock election will receive a combination of cash and Preferred ADSs equal to the following for each share of Chris-Craft stock:

  . a number of Preferred ADSs equal to the product of (1) the exchange ratio
    (as described above) and (2) the "stock fraction" (described below), and

  . an amount in cash equal to the product of (1) the per share amount (as described above) and (2) a fraction equal to one minus the stock fraction.

   In addition, if the all stock election is oversubscribed, stockholders making all cash elections or making (or deemed to be making) non-elections for any of their shares of Chris-Craft stock will receive cash for each of these shares.

   The "stock fraction" is a fraction with (1) a numerator equal to the stock election number and (2) a denominator equal to the total number of shares of Chris-Craft common stock for which a stock election has been made (other than dissenting shares).

   Proration of Non-Election Share Consideration. As described above, if too many stockholders make all cash elections, stockholders making (or deemed to be making) non-elections will receive only Preferred ADSs and if too many stockholders make all stock elections, stockholders making (or deemed to be making) non-elections will receive only cash. If both the all cash election and all stock election are undersubscribed (after giving effect to all mixed elections), the merger consideration received by stockholders making (or deemed to be making) non-elections will be determined in accordance with the following mechanism.

   If the aggregate number of shares of Chris-Craft stock covered by all cash elections does not exceed the all cash election number (as described above) and the number of shares of Chris-Craft stock covered by all stock elections does not exceed the stock election number (described above), then Chris-Craft stockholders having made (or deemed to have made) non-elections will receive the following for each share of Chris-Craft stock:

  . an amount in cash (if any) equal to the product of (1) the per share amount (as described above) and (2) the "non-election fraction" (described below); and

  . a number of Preferred ADSs (if any) equal to the product of (1) the exchange ratio (as described above) and (2) a fraction equal to one minus the non-election fraction.

   . The "non-election fraction" is a fraction with (1) a numerator equal to
     (A) the all cash election number (as described above under "Proration if Too Much Cash is Elected" on page [ . ]) less (B) the total number of shares of Chris-Craft stock for which an all cash election has been made (other than dissenting shares), and (2) a denominator equal to (A) the number of exchangeable shares (as described above) less (B) any dissenting shares and less (C) the total number of shares of Chris-Craft stock for which either an all cash election or an all stock election has been made (other than dissenting shares).

 Reverse Merger Consideration

   If the transaction is effected as a reverse merger, each Chris-Craft share will be converted into $36 in cash (unless the effective time of the merger occurs after August 13, 2001, in which event the amount will be $37) and 1.2273 Preferred ADSs. Unlike the forward merger, Chris-Craft stockholders have no right to make elections in the reverse merger and, except for anti-dilution protection, these amounts generally are not subject to adjustment.

Stock Options

   Stock options for the purchase of Chris-Craft stock will be converted into options to purchase Preferred ADSs. Each outstanding unexpired and unexercised option to purchase shares of common stock of Chris-Craft will be automatically converted at the effective time of the merger into an option to purchase a number of Preferred ADSs equal to the number of shares of Chris-Craft common stock that could have been purchased under the Chris-Craft option multiplied by either (1) the exchange ratio (as described above) in the case of the forward merger or (2) 2.0455 in the case of the reverse merger, in each case at a price per Preferred ADS equal to the per-share option exercise price specified in the Chris-Craft option divided by the exchange ratio in the case of the forward merger and by 2.0455 in the case of the reverse merger. The substitute options will be subject to the same terms and conditions as were applicable to the Chris-Craft options, except as mandated by the requirements of the ASX or Australian law. After the effective time of the merger, all references to Chris-Craft in Chris-Craft's stock option agreements will be deemed to refer to News Corporation.

   News Corporation has agreed to file a Form S-8 or other appropriate registration statement with the SEC covering the Preferred ADSs subject to the substituted options, to the extent a registration is required under applicable law, within two business days after the effective time of the merger and will use its reasonable best efforts to obtain and maintain the effectiveness of the registration statement.

Adjustment to Preserve Tax Treatment of Forward Merger

   In the event that the closing price of Preferred ADSs on the NYSE on the trading day immediately preceding the date of the closing is such that the aggregate amount of cash paid as merger consideration exceeds 55% of the combined value of all of the cash and the Preferred ADSs to be paid in the merger, then, in order for the forward merger to qualify as a tax-free reorganization, the amount of cash paid to Chris-Craft stockholders making all cash elections and, in some circumstances, the amount of cash paid to Chris-Craft stockholders making mixed elections may be adjusted so that, in lieu of cash, these stockholders will receive Preferred ADSs in the amount of the adjustment. To effect the adjustment, the merger agreement provides that if the "cash amount" (described below) exceeds 55% of the total consideration, the components of the merger consideration will be modified as follows:

  . first, in the case of shares of Chris-Craft stock for which an all cash election has been made, by reducing the cash portion of the merger consideration by the minimum amount necessary to avoid this result, but in no event below the amount of cash payable in exchange for shares for which a mixed election has been made, and paying in lieu of this cash, a number of Preferred ADSs equal to the amount of the per share cash reduction divided by the closing price of Preferred ADSs referred to above; and

  . second, after making the above reduction, in the event that the cash amount is still in excess of 55% of the total consideration to be paid in the merger, by reducing the cash payable in exchange for shares of Chris-Craft stock for which all cash elections or mixed elections have been made to the extent necessary to avoid this result and paying, in lieu of this cash, a number of Preferred ADSs equal to the amount of per share cash reduction divided by the closing price of Preferred ADSs referred to above.

   The "cash amount" is defined in the merger agreement as the sum of (1) the aggregate cash amount (as described above) and (2) the product of (A) $34 (or, if the effective time of the merger occurs after August 13, 2001, $35) and (B) the number of shares of Chris-Craft stock for which a mixed election has been made.

   The "total consideration" is defined in the merger agreement as the sum of
(1) the cash amount and (2) the product of (A) the closing price of Preferred ADSs referred to above, (B) 1.9318 and (C) 60% of the number of shares of Chris-Craft stock outstanding immediately prior to the effective time of the merger (less any cancelled shares).

   In a forward merger, if either Squadron Ellenoff or Skadden is unable to render an opinion that the receipt of Preferred ADSs will be tax-free for U.S. federal income tax purposes, News Corporation will make adjustments similar to those described above, to the extent necessary, so that each tax advisor is able to render its tax opinion.

Anti-dilution Adjustments to Merger Consideration

   If, before the merger becomes effective, News Corporation declares or effects a stock split, stock or cash dividend (other than ordinary cash dividends declared and paid consistent with past practice) or other reclassification, acquisition, exchange or distribution with respect to the Preferred ADSs, there will be an appropriate adjustment to the merger consideration unless such adjustment would:

  . in a forward merger, prevent either Skadden or Squadron Ellenoff from delivering an opinion that the merger will be a tax free reorganization;

  . create a meaningful risk that the consideration paid in respect of the adjustment would be taxable to or have an adverse tax consequence to Chris-Craft stockholders; or

  . change the tax treatment of the event giving rise to the adjustment.

   If the adjustment would have any of the above consequences, News Corporation will adjust the merger consideration in an appropriate manner:

  . to convey value to the Chris-Craft stockholders in an amount equal to the anti-dilution adjustment;

  . in the case of a forward merger, to permit the tax opinions to be rendered; and

  . if Chris-Craft requests, to avoid the adverse tax consequences to holders of Chris-Craft shares.

Dividends

   Chris-Craft stockholders will not have the right to receive any dividends or other distributions payable by News Corporation with respect to the Preferred ADSs unless and until they exchange their Chris-Craft stock certificates for Preferred ADSs. After delivering their Chris-Craft stock certificates to the exchange agent, those stockholders will receive, subject to applicable laws, accumulated dividends and distributions with a record date after the effective time of the merger, without interest.

No Fractional Shares

   No fractional Preferred ADSs will be issued. In addition, no dividend or other distribution of Preferred ADSs will relate to any fractional Preferred ADSs, and no fractional Preferred ADSs will entitle the holder to any voting or other rights of a holder of Preferred ADSs.

   Chris-Craft stockholders otherwise entitled to fractional Preferred ADSs will instead receive a cash payment equal to the amount of the stockholder's proportionate interest in the net proceeds from the sale by the exchange agent, on behalf of all Chris-Craft stockholders, of the aggregate fractions of Preferred ADSs which would otherwise be issued in the merger, without interest.

No Interest

   No interest will be paid on any portion of the merger consideration.

Withholding

   News Corporation will be entitled to deduct and withhold from the merger consideration payable to any stockholder the amounts it is required to deduct and withhold under federal, state, local or foreign tax law. If News Corporation withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the stockholders from whom they were withheld.

Exchange of Certificates; Elections as to Form of Consideration

   Exchange agent. News Corporation has selected [ . ] as exchange agent. The exchange agent will exchange certificates representing shares of Chris-Craft stock for merger consideration to be received in the merger. At the effective time, News Corporation will:

  . deposit with the exchange agent cash to the extent it constitutes merger consideration; and

  . deposit certificates representing Preferred Ordinary Shares with its custodian, and instruct Citibank, N.A., as depositary under a depositary agreement, to deposit the Preferred ADSs, each representing four fully paid and non-assessable shares of Preferred Ordinary Shares, to be exchanged as merger consideration in the merger with the exchange agent for the benefit of holders exchanging Chris-Craft shares in the merger.

   The Preferred Ordinary Shares underlying the Preferred ADSs to be issued as consideration in the merger will rank pari passu with all of the Preferred Ordinary Shares. The Preferred Ordinary Shares will receive the same dividend entitlement of any previously issued Preferred Ordinary Shares outstanding as of the date of the effective time of the merger.

   Letter of transmittal and form of election. The merger agreement provides that concurrent with the mailing of this joint proxy statement/prospectus, the companies will mail to each stockholder a letter of transmittal that stockholders must properly complete and deliver to the exchange agent with the certificates they are surrendering and a form of election with instructions for making the mixed election, all cash election or all stock election in a forward merger. If a stockholder cannot deliver his or her stock certificates to the exchange agent by the election deadline described below, a stockholder may deliver an appropriate guarantee of delivery promising to deliver his or her stock certificates, as described in the letter of transmittal and form of election, so long as (1) the guarantee of delivery is from a firm which is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States and (2) the actual stock certificates are in fact delivered to the exchange agent within five NYSE trading days after the election deadline.

   The companies will use their reasonable best efforts to mail the letter of transmittal and form of election to each holder who is a holder on the record date for the special meeting or becomes a holder during the period between the record date and seven calendar days prior to the effective time of the merger. The companies will use their reasonable best efforts to make the letter of transmittal and form of election available to all holders who become holders subsequent to the seventh calendar day prior to the effective time of the merger up until 5:00 pm New York City time on the last business day prior to the effective time of the merger.

   Holders of Chris-Craft stock who wish to elect the type of merger consideration they will receive in the event of a forward merger should carefully review and follow the instructions set forth in the letter of transmittal and form of election. The form of election, accompanied by the certificates to be exchanged or a pledge to deliver such certificates after the closing, must be received by the exchange agent prior to the election deadline, which is 10:00 am New York City time on the day of the closing of the merger. News Corporation has the discretion to review the forms of election to determine whether an election has been validly made.

   An election may be revoked, but only by written notice received by the exchange agent prior to the election deadline. Upon any revocation, unless a duly completed letter of transmittal and form of election, accompanied by a certificate, is thereafter submitted, such shares shall be deemed to be non-election shares. If a letter of transmittal and form of election is revoked, or the merger agreement is terminated, and any certificates have been transmitted to the exchange agent, the exchange agent will promptly return those certificates, without charge, to the person who submitted those certificates.

   Shares of Chris-Craft stock as to which the holder has not made a valid election prior to the election deadline, including as a result of revocation, will be deemed non-electing shares. If News Corporation or the exchange agent determines that any purported mixed election, all cash election, or all stock election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed to have made a non-election for these purposes.

   News Corporation will have the discretion (which it may delegate in whole or in part to the exchange agent) to determine whether letters of transmittal and forms of election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in letters of transmittal and forms of election. The decision of News Corporation (or the exchange agent) in such matters, absent manifest error, shall be conclusive and binding. Neither News Corporation nor the exchange agent will be under any obligation to notify any person of any defect in a letter of transmittal and form of election submitted to the exchange agent. The exchange agent and News Corporation shall also make all computations related to elections, proration and adjustment and all such computations shall be conclusive and binding on stockholders absent manifest error. In addition, News Corporation reserves the right not to recalculate the effects of proration and adjustment if, subsequent to such calculation, stockholders withdraw any demands for dissenters' rights they may have made.

   Soon after the completion of the Chris-Craft merger, the exchange agent will send another letter of transmittal to each person who was a stockholder at the effective time who has not previously and properly surrendered shares of Chris-Craft stock to the exchange agent. This mailing will contain instructions on how to surrender shares of Chris-Craft stock (if these shares have not already been surrendered) in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

Dissenting Shares

   The merger agreement provides that, notwithstanding other provisions contained in the merger agreement, to the extent that stockholders are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, shares of stock issued and outstanding immediately prior to closing and held by stockholders who have properly exercised and perfected their demand for appraisal rights under Section 262 of the Delaware General Corporation Law (i.e., dissenting shares) will not be converted into the right to receive the merger consideration. Instead, the holders of dissenting shares will be entitled to receive the consideration determined by Section 262 of the Delaware General Corporation Law; provided, however, that if any stockholder fails to perfect, effectively withdraws or loses his or her right to appraisal and payment under Delaware law, that stockholder's shares will be deemed to have been converted as of the closing date into the right to receive the merger consideration, without any interest, and those shares will not be deemed to be dissenting shares. For a discussion of appraisal rights, see "Appraisal Rights" on page [ . ].

Officers and Directors; Articles and By-laws

   If a forward merger occurs, the officers and directors of News Publishing will continue as the officers and directors following the merger. Also, the articles and by-laws of News Publishing will continue as the articles and by-laws of News Publishing after the merger. If a reverse merger occurs, the board of directors and officers of the wholly owned subsidiary of Fox Entertainment Group formed for the purpose of effecting the merger will become the officers and directors of Chris-Craft and the certificate of incorporation and by-laws of Chris-Craft will be amended and restated to conform to the certificate and by-laws of such subsidiary.

Representations and Warranties of Chris-Craft and News Corporation

   In the merger agreement, News Corporation and Chris-Craft make representations and warranties to each other about their respective companies and their respective subsidiaries. The representations and warranties of News Corporation and Chris-Craft are subject to exceptions for disclosures made by each of the companies and the representations and warranties of Chris-Craft are made subject to an exception for specified environmental litigation and other proceedings to which Chris-Craft, Montrose Chemical Corporation of California or specified subsidiaries of Chris-Craft is a party. News Corporation and Chris-Craft make representations and warranties to each other regarding, among other things, the following:

  . their corporate organization, good standing and qualification to do business;

  . validity and effectiveness of their charter and by-laws;

  . capitalization of their companies;

  . the authorization, execution, delivery and performance and the enforceability of the merger agreement and related matters;

  . absence of material defaults or violations under their certificates of incorporation and bylaws and certain other agreements and laws as a result of the contemplated transactions, except as disclosed;

  . except as disclosed, the absence of any requirement of consents, including consents of third parties, approvals, filings or other authorizations to enter into the merger agreement and consummate the merger;

  . possession and effectiveness of all permits and licenses and contracts necessary to carry on business as currently conducted;

  . the absence of material violations of laws or government orders;

  . filings with the SEC and the accuracy and completeness of the information contained in these filings;

  . accuracy of financial statements included in filings with the SEC;

  . the absence of certain material changes in their respective businesses since December 31, 1999;

  . the absence of actions, facts, agreements, plans or other circumstances that would be reasonably likely to prevent the merger from qualifying as a reorganization within the meaning of section 368(a) of the Internal Revenue Code; and

  . their use of brokers.

   Chris-Craft makes additional representations and warranties in the merger agreement with respect to Chris-Craft and its subsidiaries, as applicable, regarding the following matters, except as disclosed in the Chris-Craft merger agreement:

  . material compliance with applicable rules and regulations of the FCC, and the absence of material proceedings before the FCC;

  . absence of conflict with permits and material obligations;

  . absence of defaults under material contracts and licenses;

  . ownership by Chris-Craft of its subsidiaries;

  . nonexistence of contracts or agreements that restrict the ability of Chris-Craft or its subsidiaries from competing in any line of business or with any person and engaging in any business in any geographic area;

  . absence of material litigation;

  . absence of facts or circumstances that would prevent the construction and operation of DTV stations by the relevant deadline established by the FCC;

  . material compliance of employee benefit plans with applicable laws, benefit obligations of Chris-Craft and its subsidiaries and the effect of the merger on such plans, and the absence of proceedings regarding such plans;

  . absence of pending labor actions and material compliance with labor agreements;

  . absence of knowingly false statements made by certain persons with respect to environmental matters and absence of material environmental liabilities;

  . environmental matters;

  . ownership of intellectual property;

  . material compliance with applicable tax laws;

  . title to properties and assets;

  . Year 2000 compliance;

  . opinion of Allen & Company, financial advisors to Chris-Craft;

  . stockholder vote required to adopt the merger agreement;

  . inapplicability of state anti-takeover provisions to the merger agreement; and

  . the capitalization of BHC and United Television.

   News Corporation also makes representations and warranties in the merger agreement with respect to News Corporation and its subsidiaries, as applicable, regarding:

  . authority of Fox Television Stations and a newly formed subsidiary of Fox
    Entertainment Group to enter into the agreement under which Fox Television Stations will operate the television stations acquired in the merger as licensee;

  . conformity of Preferred ADSs to be issued as merger consideration in all material respects to the description of such shares set forth in the proxy statement dated July 10, 1997 of Heritage Media Corporation;

  . due authorization, execution and delivery of the deposit agreement under which News Corporation will deposit its Preferred ADSs with Citibank, NA, acting as depositary;

  . compliance with all applicable ASX filing requirements and accuracy and completeness of such ASX filings;

  . accuracy of financial statements contained in ASX filings;

  . no conduct of business prior to the effective time of any subsidiary formed for the purpose of merging into Chris-Craft, BHC or United Television; and

  . ownership of at least 80% of the voting and nonvoting stock of News
    Publishing.

   All representations and warranties made in the merger agreement expire at the closing of the merger.

Conduct of Business by Chris-Craft

   Chris-Craft has agreed that, until the merger is effected or the merger agreement is terminated, it will not, subject to various exceptions and fiduciary obligations to BHC, United Television and the respective boards of directors of each, take specific actions without the consent of News Corporation, unless expressly permitted by the merger agreement or in the BHC or United Television merger agreements. Chris-Craft has agreed to the following with respect to itself and, where applicable, its subsidiaries:

  . Conduct of Operations. To conduct its businesses in the ordinary course and in a manner consistent with past practice, including preserving intact its business organizations and relationships.

  . Governing Documents. Not to amend its charter or by-laws in any material respect.

  . Issuance of Stock. Not to issue, sell or otherwise dispose of shares of its capital stock, except for the issuance of common stock upon the exercise of outstanding options.

  . Properties and Assets. Not to sell, encumber or otherwise dispose of any assets except for sales of marketable securities and investment assets for their fair value and except for sales of other assets in the ordinary course of business consistent with past practice not in excess of specified amounts.

  . Dividends and Distributions. Not to declare, make or pay any dividend or other distribution (other than regular cash dividends in respect of Chris-Craft's convertible preferred stock or the prior preferred stock or cash dividends payable by any wholly owned subsidiary with respect to ordinary course dividends, including dividends designated as special dividends, in a manner consistent with past practice). Chris-Craft may, however, accept funds advanced by its subsidiaries on an as-needed basis, including, without limitation, to pay merger expenses under short term loans on arms-length terms, which loans must be repaid by Chris-Craft if the Chris-Craft merger is not consummated no later than 30 days after consummation of the BHC merger.

  . Changes to Capital Stock. Not to reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its or its subsidiaries' capital stock.

  . Business Combinations; Assets; Indebtedness. Except in connection with acquisitions or investments in the ordinary course of business consistent with past practice and not in excess of specified amounts, not to (1) invest in other companies or assets, or acquire any interest in any broadcast radio or television station, daily English-language newspaper or cable television system; or (2) incur any indebtedness except the refinancing of existing indebtedness.

  . Material Contracts. Not to enter into or amend any material contracts other than in the ordinary course of business and that would not be reasonably likely to prevent or materially delay the consummation of the merger.

  . Capital Expenditures. Not to authorize any capital expenditures in excess of specified amounts.

  . Employee Compensation. Not to increase compensation to executive officers or employees except as specified and except for special bonuses to reward those employees whose efforts were instrumental to the successful consummation of the merger. For additional information about special bonuses, see "Interests of Certain Directors and Executive Officers of the Companies in the Mergers--Bonus Pool" on page [ . ].

  . Employee Benefits. Not to grant any severance or termination pay to any director or executive officer or employee or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement.

  . Accounting. Not to change its accounting practices.

  . New Contracts. Not to enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which, if in existence and known prior to the execution of the merger agreement, would have resulted in it breaching certain representation and warranties.

  . Litigation; Liabilities. Not to make any material settlements or compromises in connection with any material arbitration, action, suit, investigation or proceeding (other than those related to tax matters), or in connection with the merger or settle or discharge any material liability except as specified.

  . Related Party Agreements. Not to amend or waive any right under or enter into any agreement with any affiliate of Chris-Craft or with any stockholder or any of the stockholders' affiliates.

  . Affiliation Agreements. Not to materially change or terminate any network affiliation agreement, retransmission consent agreement or, subject to specified exceptions, any agreement licensing or creating any obligations with respect to the use of the digital data stream of any digital television station.

  . Licenses and Syndication Agreements. Not to enter into, amend or terminate any film or program license or syndication agreement involving aggregate payments beyond specified amounts.

  . General Prohibition. Not to enter into or publicly announce an intention to enter into any contract, agreement, commitment or arrangement to do any of the items set forth above.

  . Redemption of Prior Preferred Stock. To take all actions required under its Restated Certificate of Incorporation to effectuate redemption of its Prior Preferred Stock prior to the Chris-Craft special meeting record date.

  . FCC Matters. To:

   . use its reasonable best efforts to comply with all applicable material requirements of the FCC;

   . deliver promptly to News Corporation copies of reports filed with the FCC;

   . notify promptly News Corporation of any inquiry, investigation or proceeding initiated by the FCC;

   . not make or revoke any material election with the FCC; and

   . use its reasonable best efforts to take all actions necessary to complete construction and initial operation of its digital television stations.

  . Taxes. To:

   . timely file all tax returns required to be filed by it, and prepare the returns in a manner consistent with past practice;

   . timely pay all taxes due;

   . accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by it for which a tax return is not due prior to the time the merger is effective;

   . promptly notify News Corporation of any tax or material suit, action or audit with respect to it or any of its subsidiaries in respect of any tax matter; and

   . not make or revoke any material tax election or adopt or change a material tax accounting method.

Covenants of Chris-Craft and News Corporation

   News Corporation and Chris-Craft have agreed as follows:

  . Securities Filings. Each company has agreed to cooperate to file the SEC documents necessary to complete the merger.

  . Special Meeting of Chris-Craft. Chris-Craft has agreed to call and hold a stockholders' meeting to vote upon the adoption of the merger agreement and approval of the merger.

  . Proxy Solicitation by Chris-Craft. Chris-Craft has agreed to solicit proxies in favor of the adoption of the merger agreement and approval of the merger, unless it determines, after receiving advice from independent legal counsel, that failure to do so is required in order for its directors to comply with their fiduciary duties under applicable law.

  . Approvals of News Corporation. News Corporation has agreed to obtain, and cause its subsidiaries to obtain, all stockholder and other approvals necessary to consummate the merger and the other transactions contemplated thereby.

  . Regulatory Filings. Each company has agreed to promptly make all governmental filings necessary under the HSR Act and to promptly make all filings with or applications to the FCC that are necessary to consummate the merger and otherwise use reasonable best efforts to consummate the merger, and will do so in a manner designed to obtain regulatory clearance and the satisfaction of these conditions as expeditiously as reasonably possible. Each company has agreed to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast law that may be validly required by any governmental authority, so as to enable the companies to close the merger as expeditiously as reasonably possible, subject to various specified limitations. News Corporation and Fox Television Holdings will have the right to make all decisions concerning any divestiture commitments necessary to comply with the multiple ownership rules (See "The Mergers-- Regulatory Matters Relating to the Mergers" on page [ . ]), although they have agreed to regularly consult with, and consider the views of, Chris-Craft in good faith. News Corporation and Fox Television Holdings have also agreed not to seek a waiver of section 73.3555 of the FCC's rules, except for a temporary waiver of subsections (b) and (e) of that section, for a period not to exceed 12 months for television divestitures required to obtain FCC consent, and with respect to subsection (d) of that section, in the application to the FCC requesting such consent, News Corporation has agreed to maintain that no waiver is required to permit it to own a newspaper and two television stations in the New York market, and to request, in the alternative, if that position is rejected or a permanent waiver is not issued by the FCC, a temporary waiver to hold a newspaper and two television stations for a period not to extend beyond the date which is the later to occur of (1) 12 months from the closing date, and (2) the conclusion of any then pending FCC rulemaking proceeding regarding 47 CFR Section 73.35555 (d). The parties will not be obligated to take actions in order to comply with conditions which are "adverse conditions". "Adverse conditions" include (1) any requirement that News Corporation or Fox Television Holdings divest any material assets or accept any material limitation on any of their respective material businesses, other than divestitures or operational limitations of broadcast assets (i.e. newspaper and television stations) as required to comply with the multiple ownership rules or a final order of an antitrust or other similar governmental authority; or (2) any requirement (including any requirement under the multiple ownership rules or a final order of an antitrust or other similar governmental authority) that would require News Corporation, Fox Television Holdings, Chris-Craft, BHC or United Television to divest, hold separate, accept any material operational limitation with respect to, or waive any rights with respect to any of their respective television assets in San Francisco or Los Angeles.

  . Consents. Each company will use reasonable best efforts to obtain any third party consents necessary, proper or advisable to consummate the merger.

  . Access to Information; Confidentiality. Each company has agreed to continue to allow the other company reasonable access to its corporate records and has agreed to comply with the Confidentiality Agreement dated September 16, 1999 between News Corporation and Chris-Craft, as amended.

  . Notification. Each company has agreed to promptly notify the other company of (1) any event that would likely cause any representation or warranty to be untrue or inaccurate, or any covenant or condition not to be complied with or satisfied, or the forward merger not to be consummated, and (2) any failure to comply with or satisfy any covenant or condition or agreement to be complied with or satisfied.

  . Tax and FCC Matters. The companies have agreed to cooperate in the preparation of and submission of filings necessary to obtain a favorable ruling from the IRS with the respect to the tax treatment of the merger and consent of the FCC. The forward merger is intended to constitute a tax free plan of reorganization within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Internal Revenue Code, and the parties have agreed not to take any action which will adversely affect this intended tax treatment. News Corporation and Chris-Craft have agreed to deliver representation letters to Squadron Ellenoff, tax counsel to News Corporation, and Skadden, tax counsel to Chris-Craft, in connection with the proposed tax opinions of each such tax adviser and in connection with the IRS ruling.

  . Listing Applications. The companies have agreed to prepare and submit promptly an application to the NYSE for the listing of the new Preferred ADSs to be issued in the merger, and within two business days after the date the merger is effective, prepare and submit an application to the ASX for the listing of the Preferred Ordinary Shares that underlie the Preferred ADSs.

  . ASX Waiver. The companies will promptly seek the waiver of the Australian
    Stock Exchange's Listing Rule 10.1 (or if not obtained, the approval of News Corporation's stockholders). This waiver has been obtained.

  . Public Announcements. The companies will consult with each other prior to making any public announcements concerning the merger.

  . Affiliates. Chris-Craft will notify News Corporation of all persons that may be deemed affiliates of Chris-Craft under Rule 145 of the Securities Act, and Chris-Craft will use its reasonable best efforts to obtain from each affiliate a letter in which the affiliate agrees to comply with the resale restrictions of Rules 144 and 145 under the Securities Act following the merger.

  . Comfort Letters. News Corporation will use reasonable best efforts to deliver to Chris-Craft, and Chris-Craft will use reasonable best efforts to deliver to News Corporation, two comfort letters in customary form, from the companies' respective independent public accountants.

  . Compliance with Merger and Voting Agreements. News Corporation has agreed to comply with its obligations under the BHC merger agreement and the United Television merger agreement, and Chris-Craft has agreed to comply with its obligations under the voting and proxy agreement related to the BHC merger, and has agreed to cause BHC to comply with its obligations under the voting and proxy agreement related to the United Television merger.

  . Solicitation of Key Employees. The companies will not solicit for employment any current senior management level employees or any of the three highest compensated on-air talent employees at each television station of the other company.

Reorganization of television assets

   News Corporation has agreed to effect specified transfers of the television assets acquired from Chris-Craft in the mergers and to take other specified actions in connection with these transfers. For a discussion of the proposed transfers and related transactions, see "Related Transactions" on page [ . ].

No solicitation provision

   Chris-Craft has agreed not to, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any "competing transaction", which is defined in the merger agreement as any transaction, other than the merger, that would result in a third party or its stockholders acquiring more than 25% of the voting power of the Chris-Craft capital stock then outstanding or more than 25% of the assets of Chris-Craft and its subsidiaries, taken as a whole, or enter into or maintain or continue discussions or negotiate with any person in furtherance of any related inquiries or to obtain a competing transaction, or agree to or endorse any competing transaction, or authorize any of the officers, directors or employees of Chris-Craft or any agent or representative of Chris-Craft to take any of these actions. Chris-Craft has agreed to notify News Corporation as promptly as practicable of all the relevant material details relating to all inquiries and proposals that Chris-Craft, or any officer, director, employee, agent or representative, may receive relating to any of the foregoing matters.

   Notwithstanding the foregoing, prior to the adoption of the merger agreement by the stockholders of Chris-Craft, the board of directors of Chris-Craft is not prohibited from:

  . furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes an unsolicited proposal that the board of directors of Chris-Craft determines in good faith, after consultation with Chris-Craft financial advisors and independent legal counsel, can be reasonably expected to result in a "superior proposal", which is defined in the merger agreement as any proposal that would result in a third party acquiring, directly or indirectly, more than 50% of the voting power of the outstanding Chris-Craft capital stock or all or substantially all the assets of Chris-Craft and its subsidiaries, taken as a whole, for consideration which the board of directors of Chris-Craft determines in its good faith judgment to be more favorable to Chris-Craft's stockholders than the merger with News Publishing (or a subsidiary of News Corporation), provided that Chris-Craft must notify News Corporation of its intention to provide information to, or enter into negotiations with, a third party concerning a superior proposal, inform News Corporation of the identity of the third party and the material terms and conditions of any superior proposal and enter into a confidentiality agreement with the third party; or

  . complying with its disclosure and other obligations under applicable laws.

Other employee arrangements

   During the one year period commencing on the effective date of the merger, News Corporation will provide employees and former employees of Chris-Craft and its subsidiaries with employee benefits that are either substantially comparable to the benefits provided to Chris-Craft employees as of the date of the merger agreement, or substantially similar to those provided to employees of News Corporation who are similarly situated.

   If the effective time occurs during the calendar year 2001, then Chris-Craft employees who are employed by Chris-Craft immediately prior to the effective time, and who are eligible by virtue of being a participant in the Chris-Craft 2001 Bonus Plan or by virtue of receiving an annual bonus in 2000 and being eligible to receive an annual bonus for the year 2001, may receive a prorated bonus for service in 2001. The process for determining the bonus for those employees who remain employed on and after the effective date through December 31, 2001 will be determined in the discretion of News Corporation.

   News Corporation will recognize service with Chris-Craft under News Corporation's employee benefit plans for purposes of determining eligibility to participate and vesting, but not for purposes of benefit accrual. This service will also apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. If Chris-Craft employees are transferred to a new health plan, Chris-Craft employees will be given credit for amounts paid under a corresponding health plan during the new health plan's year in which the Chris-Craft employees are transferred for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of the new health plan. News Corporation will also honor all vacation, personal and sick days accrued by Chris-Craft employees.

   News Corporation will make required payments when due under all Chris-Craft benefit plans maintained or contributed to by Chris-Craft or any of its subsidiaries that are applicable with respect to any current or former employee or director, including their beneficiaries, of Chris-Craft or any of its subsidiaries. However, News Corporation may amend or terminate any Chris-Craft benefit plan in accordance with its terms.

   Prior to the effective time, Chris-Craft may amend the Chris-Craft/United Television Stock Purchase Plan, the Chris-Craft Pension Plan and the Chris-Craft Benefit Equalization Plan in specified respects relating to the merger. Also prior to the effective time, Chris-Craft may cause a contribution to be made to the Chris-Craft Profit Sharing Plan at the rate of 9% of each eligible participant's compensation for such calendar year, or may terminate the Profit Sharing Plan, as of the effective time.

   News Corporation has agreed to guarantee the full and prompt payment of all obligations of the surviving corporation under the Chris-Craft Benefit Equalization Plan, Executive Deferred Income Plan, executive employment agreements, and the employment agreement between Chris-Craft and its current Chairman and CEO, Herbert J. Siegel (but only with respect to employees who remain employed immediately prior to the effective time).

   Chris-Craft and Herbert J. Siegel amended Mr. Siegel's employment agreement on August 11, 2000, as described under "Interests of Certain Directors and Executive Officers of the Companies in the Mergers--Chris-Craft Executive Officers" on page [ . ]. No effect will be given to any of these amendments from and after the consummation of the Chris-Craft merger since Mr. Siegel's employment will be governed by the terms of a new employment agreement he is expected to enter into with News Corporation.

   Prior to the effective time, Chris-Craft may amend specified employment agreements with executive officers to:

  . clarify issues with respect to the timing and amount of bonuses;

  . provide that in the event of a qualifying termination all outstanding options held by the executive that were granted prior to August 13, 2000 become fully vested and exercisable;

  . provide that in the event of a qualifying termination the executive is entitled to additional payments for certain excise taxes (which payments to all executives will not exceed $2,000,000 in the aggregate); and

  . provide that in the event of a qualifying termination, the executive may remain a consultant to News Corporation for the full duration of his or her consulting term, to the extent the employment agreement provides for consulting.

   Prior to the effective time, Chris-Craft has the discretion to award special bonuses to reward employees whose efforts were instrumental to the successful consummation of the merger, provided that the aggregate of such bonuses does not exceed $10,000,000. For additional information about special bonuses, see "Interests of Certain Directors and Executive Officers of the Companies in the Merger--Bonus Pool" on page [ . ].

Indemnification; directors' and officers' insurance

   Following the merger, the surviving corporation's certificate of incorporation and by-laws will contain the indemnification provisions in favor of officers and directors that are contained in Chris-Craft's current restated certificate of incorporation and by-laws.

   For six years following the merger the surviving corporation will maintain directors' and officers' liability insurance covering those persons who are currently covered by Chris-Craft's directors' and officers' liability insurance policy on terms comparable to Chris-Craft's existing coverage. However, the surviving corporation will not be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by Chris-Craft for such insurance. If the annual premiums of such insurance coverage exceed this amount, News Corporation will only be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

   News Corporation will cause the surviving corporation to indemnify to the fullest extent permitted by law present and former officers, directors and employees of Chris-Craft and other specified persons against various specified indemnifiable claims, including against amounts paid in settlement of any threatened, pending or completed claim based upon the fact that such person is or was a director, officer, employee or stockholder of Chris-Craft or any of its current or former subsidiaries.

Conditions to closing

   The merger agreement contains certain conditions to the parties' obligations to complete the merger. The parties will not be obligated to complete the merger unless at or before the time the merger becomes effective:

  . Stockholder Approval. The merger agreement has been adopted by the affirmative vote of a majority of the votes entitled to be cast by stockholders at the Chris-Craft stockholders' meeting, including the holders of Chris-Craft convertible preferred stock, voting together as a single class, and a majority of the votes entitled to be cast by holders of Chris-Craft convertible preferred stock, voting as a separate class.

  . Hart-Scott-Rodino Antitrust Improvements Act of 1976. Any applicable waiting period under the HSR Act has terminated or expired.

  . Legality. No governmental authority or court has entered an order or taken other legal action making the merger illegal or otherwise prohibiting its consummation.

  . Registration Statement. The registration statement, of which this joint proxy statement/prospectus forms a part, is declared effective and there is no stop order to suspend the effectiveness of the registration statement.

  . FCC Consent. The FCC has consented to the assignment or to the transfer of control of the FCC licenses of Chris-Craft and its subsidiaries to Fox Television Holdings (or a wholly owned subsidiary of Fox Television Holdings), including transfer of those authorizations, licenses, permits, and other approvals, issued by the FCC, and used in the operation of the Chris-Craft television stations.

  . Authorizations. Both companies have obtained all other material authorizations, consents, waivers, orders or approvals for the merger required to be obtained from governmental authorities, and both companies have made all required filings and notices with governmental authorities prior to the consummation of the merger.

  . Listing of Shares. The shares of Preferred ADSs issuable to the Chris-
    Craft's stockholders in the merger and to holders of Chris-Craft options outstanding immediately prior to effective time are authorized for listing on the NYSE, subject to official notice of issuance.

  . Satisfaction/Waiver of Conditions. All conditions to all parties' obligations to consummate the BHC and United Television mergers, except completion of the Chris-Craft merger and, in the case of the United Television merger, completion of the BHC merger, are satisfied or waived.

  . Representations and Warranties. Each representation and warranty that is qualified by materiality is true and correct as of the time the merger becomes effective (other than those which speak as of a different date, which must be true and correct as of that date), each representation and warranty that is not so qualified is true and correct in all material respects, all material agreements and covenants have been performed and complied with, and each party has received from the other party a certificate of the chief executive officer or chief financial officer certifying to the foregoing.

   In addition, News Corporation will not be obligated to complete the merger unless:

  . Affiliate Letter. News Corporation has received an executed copy of an agreement substantially in the form of Exhibit A to the merger agreement from each person named in the letter identifying all persons who may be deemed affiliates of Chris-Craft under Rule 145 of the Securities Act.

  . Consents and Orders. News Corporation has received satisfactory evidence that all material consents, approvals, authorizations, qualifications and orders of all governmental authorities legally required for the consummation of the merger, and all other consents, approvals, authorizations, qualifications and orders of all governmental authorities or third parties required for the consummation of the merger have been obtained.

  . Prior Preferred Stock. The prior preferred stock of Chris-Craft has been redeemed.

  . Tax Matters. In the case of a forward merger, News Corporation has received:

   . an opinion from its tax counsel that the merger will qualify as a tax-free reorganization under section 368 of the Internal Revenue Code, no income, gain or loss will be recognized by News Corporation, News Publishing and Chris-Craft as a result of the merger, and no income, gain, or loss will be recognized by the holders of Chris-Craft convertible preferred stock, common stock and the class B common stock except to the extent such holders receive cash under the merger; and

   . a private letter ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations.

  . Adverse Condition. No "adverse condition" exists in the FCC consent.
    "Adverse Conditions" are discussed under the heading "Covenants of Chris-Craft and News Corporation--Regulatory Filings" on page [ . ].

   Chris-Craft will not be obligated to complete the merger unless:

  . Tax Matters. In the case of a forward merger, Chris-Craft has received:

   . an opinion from its tax counsel that the merger will qualify as a tax-free reorganization under section 368 of the Internal Revenue Code, no income, gain or loss will be recognized by News Corporation, News Publishing and Chris-Craft as a result of the merger, and no income, gain, or loss will be recognized by the holders of Chris-Craft convertible preferred stock, common stock and class B common stock except to the extent such holders receive cash under the merger; and

   . a private letter ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations.

Termination

   The merger agreement may be terminated and the merger abandoned at any time prior to the effective time:

  . by mutual written consent duly authorized by the boards of directors of each of News Corporation and Chris-Craft;

  . by either company, if the transaction is not completed on or prior to November 13, 2001;

  . by Chris-Craft, upon a breach of a representation, warranty, covenant or agreement on the part of News Corporation or Fox Television Holdings set forth in the merger agreement, such that a condition to the merger cannot be satisfied prior to November 13, 2001;

  . by News Corporation, upon breach of a representation, warranty, covenant or agreement on the part of Chris-Craft set forth in the merger agreement, such that a condition to the merger cannot be satisfied prior to November 13, 2001;

  . by either company, if a governmental authority has issued a final and non-appealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger;

  . by either company, if the approval of the merger by the stockholders of Chris-Craft required for the consummation of the merger has not been obtained by reason of the failure to obtain the required vote at a duly held stockholders' meeting; or

  . by either company, if either the BHC merger agreement or the United
    Television merger agreement has been terminated; provided that a party will not have the right to terminate the merger agreement if its actions or failure to act has prevented the consummation of either merger; and provided further that this condition may not be enforced by Chris-Craft because of the failure of BHC and/or United Television stockholders, as the case may be, to approve their mergers at a duly held stockholders' meeting called for such purpose.

   None of the parties is required to pay a "termination" or "break-up" fee if the merger agreement is terminated. Any party may, however, be liable to the other parties in the event of any wilful breach of the merger agreement.

Amendment; Waiver

   At any time before the merger becomes effective, the parties may amend or supplement any of the terms of the merger agreement in writing, except that following approval by the Chris-Craft stockholders, the parties may not make any other change requiring stockholder approval without obtaining such approval. The parties may extend the time for performance of any obligation, waive any inaccuracy in any representation and warranty or other document delivered under the merger agreement, or waive compliance with any condition or agreement in the merger agreement. Any valid waiver must be in writing signed by the party bound by the waiver.

Costs and Expenses

   The parties will bear their own costs and expenses in connection with the merger agreement and the contemplated transactions except that News Corporation and Chris-Craft will each pay one-half of the costs associated with printing, filing and mailing this joint proxy statement/prospectus and regulatory filing fees. News Corporation will pay all expenses of the exchange agent. Chris-Craft, BHC and United Television will not, in the aggregate, pay more than one-half of the aggregate transaction expenses.

The BHC Merger Agreement

   The following summary describes the material terms of the BHC merger agreement. We urge you to read carefully the complete BHC merger agreement, to which the following is subject, a copy of which is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference.

Form of Merger

   The BHC merger is structured initially as a forward merger. However, in the event of a restructuring trigger (described below) the merger will be restructured as a reverse merger.

   The Forward Merger. If the BHC merger is effected as a forward merger, BHC will merge into News Publishing, a subsidiary of News Corporation, with News Publishing continuing as the surviving corporation in the merger.

   Restructuring. In the event a restructuring trigger has occurred and has not been cured prior to the effective time of the BHC merger, the merger will be restructured as a reverse merger. A restructuring trigger is defined in the BHC merger agreement as either a ruling failure (described below) or an FCC failure (described below).

  . A "ruling failure" will occur if (within various time periods specified in the merger agreement):

   . News Corporation and BHC do not receive a private letter ruling from the IRS to the effect that the forward merger will satisfy the continuity of business enterprise requirement contained in Treasury Regulations section 1.368-1(d);

   . the IRS indicates to the parties that it is not likely to grant such a ruling; or

   . tax counsel to either News Corporation or BHC indicates that it will be unable to deliver the tax opinion which is required as a condition to effecting a forward merger.

  . An "FCC failure" will occur if (within various time periods specified in the merger agreement):

   . the FCC does not consent to the assignment or transfer of control of the FCC licenses (including the transfer of applicable authorizations, licenses, permits and other FCC approvals) to Fox Television Holdings, or one of its subsidiaries, in the manner contemplated by the merger agreement; or

   . the FCC indicates to the parties that it will not so consent.

   The Reverse Merger. If the merger is effected as a reverse merger, at the election of News Corporation, either a wholly-owned subsidiary of Fox Entertainment Group or, if the Chris-Craft merger has occurred prior to the effective time of the BHC merger, a wholly-owned subsidiary of Chris-Craft, will merge with BHC, and BHC will be the surviving corporation following the merger. If the Chris-Craft merger is effected as a forward merger, but the conditions which would permit a BHC forward merger are not met at the effective time of the BHC merger, then a first-tier subsidiary of News Corporation that is controlled by News Corporation within the meaning of section 368(c) of the Internal Revenue Code will merge into BHC and BHC will be the surviving corporation following the merger.

Closing Matters

   Closing. BHC and News Corporation will announce the anticipated date of the closing of the forward merger at least three but no more than five business days prior to the proposed closing date. In both the forward and reverse merger structures, unless the parties otherwise agree, the closing will occur immediately following the Chris-Craft merger, or, if the Chris-Craft agreement is terminated, then the closing of the BHC merger will not take place earlier than the second business day following the day on which all the conditions to closing are met (except for certain conditions relating to compliance and representations and warranties, which may be met as of the closing date).

   Effective Time. On the closing date, the merger will be effective upon filing a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the merger is the time the certificate of merger is filed with the Secretary of State of the State of Delaware or such other date and time as BHC and News Corporation specify in the certificate of merger.

Order of Mergers

   If all of the conditions to closing the Chris-Craft merger and the BHC merger are satisfied or waived, the mergers will occur in order such that the BHC merger will occur after the Chris-Craft merger. If the conditions to closing the United Television merger are satisfied or waived, the United Television merger will occur after the BHC merger.

Merger Consideration

   The consideration to be received by BHC stockholders in the BHC merger depends on whether the merger is effected as a forward merger or a reverse merger and is described below.

  . In both the forward merger and the reverse merger, the form of Preferred
    ADSs to be issued are American depositary shares of News Corporation, which are traded on the New York Stock Exchange under the symbol "NWS.A". Each Preferred ADS represents four Preferred Ordinary Shares of News Corporation, which are traded on the Australian Stock Exchange under the symbol "NCPDP". For a description of the Preferred ADSs, see "Description of News Corporation Capital Stock" beginning on page [ . ].

  . In both the forward merger and the reverse merger, you will receive cash in lieu of any fractional Preferred ADSs. For more information about fractional shares, see "--No Fractional Shares" on page [ . ].

 Forward Merger Consideration

   If the merger is effected as a forward merger, BHC stockholders will have the right, with respect to each of their BHC shares, to make one of the following elections and to receive the consideration indicated below, subject to proration and adjustment as described below.

      Type of Election      Consideration to be Received per BHC Common Share
      ----------------      -------------------------------------------------
   . Mixed Election...... $66 in cash and 2.2278 Preferred ADSs
   . All Cash Election... An amount in cash equivalent in value to the per share consideration received by a stockholder who
                          made a mixed election (determined in the manner
                          described below)
   . All Stock Election.. A number of Preferred ADSs equivalent in value to the per share consideration received by a stockholder who
                          made a mixed election (determined in the manner
                          described below)

   The consideration to be paid for all stockholders who make all cash or all stock elections cannot be determined until the close of trading on the business day immediately prior to the closing of the merger. We intend to announce these amounts when known.

   Any BHC stockholder who does not make an election or otherwise indicates no preference in his or her form of election will be deemed to have made a non-election and will receive cash and/or stock based on what is available after giving effect to the elections made by other stockholders, as well as the proration and adjustment described below. In addition, BHC stockholders may specify different elections with respect to different lots of their shares (for example, a stockholder with 100 shares could make a mixed election with respect to 25 shares, an all cash election with respect to 50 shares and an all stock election with respect to the remaining 25 shares).

   Mixed Election. The number of Preferred ADSs and the amount of cash to be paid to stockholders who make mixed elections (unlike all cash elections and all stock elections) will not be subject to proration other than adjustment in specified circumstances for tax purposes and to avoid dilution. For information about adjustment in specific circumstances for tax purposes and to avoid dilution, see "--Adjustment to Preserve Tax Treatment of Forward Merger" and "--Anti-dilution Adjustments to Merger Consideration" on pages [ . ] and [ . ].

   All Cash Election. Each BHC stockholder who makes a valid all cash election will have the right to receive in exchange for each share of BHC stock an amount in cash equivalent in value (as of the closing date of the merger) to the value of the cash and Preferred ADSs received by a stockholder who made a mixed election. The value of the cash to be received per share in a valid all cash election is determined using a formula contained in the merger agreement, which is summarized below. The formula contained in the merger agreement is more complex than the computation method we used in the examples contained under "Summary--What You Will Receive in the Mergers" beginning on page [ . ]; however, in both cases, substantially the same result is obtained, except for differences due to rounding.

   The BHC merger agreement provides that each BHC stockholder who makes a valid all cash election will have the right to receive, in exchange for each share of BHC stock, an amount in cash equal to the "per share amount".

   The "per share amount" is the amount obtained by dividing the "closing transaction value" by the number of "exchangeable shares".

  . The "closing transaction value" is the dollar amount of the sum of (A) the "aggregate cash amount" and (B) the product of the "aggregate buyer share amount" and the "closing buyer share value".

   . The "aggregate cash amount" is:

    (1) 40% of the product of the amount obtained by multiplying the number of shares of BHC stock issued and outstanding immediately prior to the effective time of the merger, less any shares cancelled in the merger, by $165, less

    (2) the amount of cash to be paid in respect of shares of BHC stock for which the holders have made mixed elections (other than dissenting shares) (as described below).

   . The "aggregate buyer share amount" is:

    (1) 60% of the product of the amount obtained by multiplying the number of shares of BHC stock issued and outstanding immediately prior to the effective time of the merger, less any shares cancelled in the merger, by 3.7131, less

    (2) the number of Preferred ADSs to be issued in respect of shares of BHC stock for which the holders have made mixed elections (other than dissenting shares).

  . The "closing buyer share value" is the volume weighted average trading price for all trades of Preferred ADSs reported on the NYSE for each of the five trading days preceding, but not including, the closing date of the merger, unless an earlier date is required to comply with SEC rules.

  . The "exchangeable shares" are the shares of BHC stock issued and outstanding immediately prior to the effective time of the merger, less any shares to be cancelled in the merger (such as treasury stock) or shares for which the holders have made mixed elections (other than dissenting shares).

  . The "dissenting shares", for purposes of these and certain other computations, are shares of BHC stock for which the holder has taken all the necessary steps required to be taken by the applicable date to exercise his or her appraisal rights under Delaware law. For more information about appraisal rights, see "Appraisal Rights" on page [ . ].

   All Stock Election. Each BHC stockholder who makes a valid all stock election will receive in exchange for each share of BHC stock a number of Preferred ADSs equivalent in value (as of the closing date of the merger) to the value of the cash and Preferred ADSs received by a stockholder who made a mixed election. The value of the Preferred ADSs to be received is determined using a formula contained in the merger agreement, which is summarized below. The formula contained in the merger agreement is more complex than the computation method we used in the examples contained under "Summary--What You Will Receive in the Mergers" beginning on page [ . ]; however, in both cases, substantially the same result is obtained.

   The BHC merger agreement provides that each BHC stockholder who makes a valid all stock election will receive, in exchange for each share of BHC stock, a number of Preferred ADSs equal to the "exchange ratio".

   The "exchange ratio" is defined in the merger agreement as the number of Preferred ADSs obtained by dividing the per share amount by the closing buyer share value (each of which is described above).

   Non-Election Shares. BHC stockholders who indicate that they have no preference as to whether they receive cash or Preferred ADSs in the merger, and BHC stockholders who do not make a valid election, will be deemed to have made a "non-election". Stockholders making a non-election may be paid in cash, Preferred ADSs or a mixture of cash and Preferred ADSs depending on, and after giving effect to, the number of mixed elections, all cash elections and all stock elections that have been made by other BHC stockholders making elections using the proration adjustment described below.

   Proration. The total number of Preferred ADSs that will be issued and the total amount of cash that will be paid in the BHC merger is 2.22786 and $66, respectively, multiplied by the total number of BHC shares outstanding immediately prior to the completion of the BHC merger. Therefore, the all cash and all stock elections are subject to proration to preserve these limitations on the amount of cash to be paid and number of Preferred ADSs to be issued in the BHC merger.

   As a result, even if you make the all cash election or all stock election, you may nevertheless receive a mix of cash and stock. Stockholders who make the mixed election will not be subject to proration.

   Proration if Too Much Cash is Elected. Preferred ADSs may be issued to stockholders who make all cash elections if the all-cash election is oversubscribed. We describe below how the proration mechanism will be used.

   The maximum number of shares of BHC common stock that may be converted into the right to receive cash in the merger (other than through mixed elections or dissenting shares) is equal to the "all cash election number".

   The "all cash election number" is computed by dividing the aggregate cash amount (as described above) by the per share amount (as described above) and then subtracting the number of dissenting shares, if any.

   If the all-cash election is oversubscribed, then BHC stockholders making all cash elections will receive a combination of cash and Preferred ADSs equal to the following for each share of BHC stock:

  . an amount in cash equal to the product of (1) the per share amount (as described above) and (2) the "cash fraction" (described below); and

  . a number of Preferred ADSs equal to the product of (1) the exchange ratio
    (as described above) and (2) a fraction equal to one minus the cash fraction.

   In addition, if the all cash election is oversubscribed, stockholders making all stock elections or making (or deemed to be making) non-elections for any of their shares of BHC stock will receive Preferred ADSs for each of these shares.

   The "cash fraction" is a fraction with (1) a numerator equal to the all cash election number and (2) a denominator equal to the total number of shares of BHC common stock for which an all cash election has been made (other than dissenting shares).

   Proration if Too Much Stock is Elected. Cash may be paid to stockholders who make all stock elections if the all stock election is oversubscribed. We describe below how the proration mechanism will be used.

   The maximum number of shares of BHC common stock that may be converted into Preferred ADSs in the merger (other than through mixed elections (other than dissenting shares)) is equal to the "stock election number".

   The "stock election number" is computed by taking the number of shares of BHC stock issued and outstanding immediately prior to the effective time of the merger and subtracting from that amount (1) the all cash election number (as described above), (2) any cancelled or dissenting shares and (3) any shares for which the holders have made mixed elections (other than dissenting shares).

   If the all stock election is oversubscribed, then BHC stockholders making an all stock election will receive a combination of cash and Preferred ADSs equal to the following for each share of BHC stock:

  . a number of Preferred ADSs equal to the product of (1) the exchange ratio
    (as described above) and (2) the "stock fraction" (described below), and

  . an amount in cash equal to the product of (1) the per share amount (as described above) and (2) a fraction equal to one minus the stock fraction.

   In addition, if the all stock election is oversubscribed, stockholders making all cash elections or making (or deemed to be making) non-elections for any of their shares of BHC stock will receive cash for each of these shares.

   The "stock fraction" is a fraction with (1) a numerator equal to the stock election number and (2) a denominator equal to the total number of shares of BHC common stock for which a stock election has been made (other than dissenting shares).

   Proration of Non-Election Share Consideration. As described above, if too many stockholders make all cash elections, stockholders making (or deemed to be making) non-elections will receive only Preferred ADSs and if too many stockholders make all stock elections, stockholders making (or deemed to be making) non-elections will receive only cash. If both the all cash election and all stock election are undersubscribed (after giving effect to all mixed elections), the merger consideration received by stockholders making (or deemed to be making) non-elections will be determined in accordance with the following mechanism.

   If the aggregate number of shares of BHC stock covered by all cash elections does not exceed the all cash election number (as described above) and the number of shares of BHC stock covered by all stock elections does not exceed the stock election number (described above), then BHC stockholders having made (or deemed to have made) non-elections will receive the following for each share of BHC stock:

  . an amount in cash (if any) equal to the product of (1) the per share amount (as described above) and (2) the "non-election fraction" (described below); and

  . a number of Preferred ADSs (if any) equal to the product of (1) the exchange ratio (as described above) and (2) a fraction equal to one minus the non-election fraction.

   . The "non-election fraction" is a fraction with (1) a numerator equal to
     (A) the all cash election number (as described above under "Proration if Too Much Cash is Elected" on page [ . ]) less (B) the total number of shares of BHC stock for which an all cash election has been made (other than dissenting shares), and (2) a denominator equal to (A) the number of exchangeable shares (as described above) less (B) any dissenting shares and less (C) the total number of shares of BHC stock for which either an all cash election or an all stock election has been made (other than dissenting shares).

 Reverse Merger Consideration

   If the transaction is effected as a reverse merger, each BHC share will be converted into $69.30 in cash and 2.3392 Preferred ADSs. Unlike the forward merger, BHC stockholders have no right to make elections in the reverse merger and, except for anti-dilution protection, these amounts generally are not subject to adjustment.

Adjustment to Preserve Tax Treatment of Forward Merger

   In the event that the closing price of Preferred ADSs on the NYSE on the trading day immediately preceding the date of the closing is such that the aggregate amount of cash paid as merger consideration exceeds 55% of the combined value of all of the cash and the Preferred ADSs to be paid in the merger, then, in order for the forward merger to qualify as a tax-free reorganization, the amount of cash paid to BHC stockholders making all cash elections and, in some circumstances, the amount of cash paid to BHC stockholders making mixed elections may be adjusted so that, in lieu of cash, these stockholders will receive Preferred ADSs in the amount of the adjustment. To effect the adjustment, the merger agreement provides that if the "cash amount" (described below) exceeds 55% of the total consideration, the components of the merger consideration will be modified as follows:

  . first, in the case of shares of BHC stock for which an all cash election has been made, by reducing the cash portion of the merger consideration by the minimum amount necessary to avoid this result, but in no event below the amount of cash payable in exchange for shares for which a mixed election has been made, and paying in lieu of this cash, a number of Preferred ADSs equal to the amount of the per share cash reduction divided by the closing price of Preferred ADSs referred to above; and

  . second, after making the above reduction, in the event that the cash amount is still in excess of 55% of the total consideration to be paid in the merger, by reducing the cash payable in exchange for shares of BHC stock for which all cash elections or mixed elections have been made to the extent necessary to avoid this result and paying, in lieu of this cash, a number of Preferred ADSs equal to the amount of per share cash reduction divided by the closing price of Preferred ADSs referred to above.

   The "cash amount" is defined in the merger agreement as the sum of (1) the aggregate cash amount (as described above) and (2) the product of (A) $66 and
(B) the number of shares of BHC stock for which a mixed election has been made.

   The "total consideration" is defined in the merger agreement as the sum of
(1) the cash amount and (2) the product of (A) the closing price of Preferred ADSs referred to above, (B) 3.7131 and (C) 60% of the number of shares of BHC stock outstanding immediately prior to the effective time of the merger (less any cancelled shares).

   In a forward merger, if either Squadron Ellenoff or Kaye Scholer is unable to render an opinion that the receipt of Preferred ADSs will be tax-free for U.S. federal income tax purposes, News Corporation will make adjustments similar to those described above, to the extent necessary, so that each tax advisor is able to render its tax opinion.

Anti-dilution Adjustments to Merger Consideration

   If, before the merger becomes effective, News Corporation declares or effects a stock split, stock or cash dividend (other than ordinary cash dividends declared and paid consistent with past practice) or other reclassification, acquisition, exchange or distribution with respect to the Preferred ADSs, there will be an appropriate adjustment to the merger consideration unless such adjustment would:

  . in a forward merger, prevent either Kaye Scholer or Squadron Ellenoff from delivering an opinion that the merger will be a tax free reorganization;

  . create a meaningful risk that the consideration paid in respect of the adjustment would be taxable to or have an adverse tax consequence to BHC stockholders; or

  . change the tax treatment of the event giving rise to the adjustment.

   If the adjustment would have any of the above consequences, News Corporation will adjust the merger consideration in an appropriate manner:

  . to convey value to the BHC stockholders in an amount equal to the anti-dilution adjustment;

  . in the case of a forward merger, to permit the tax opinions to be rendered; and

  . if BHC requests, to avoid the adverse tax consequences to holders of BHC shares.

Dividends

   BHC stockholders will not have the right to receive any dividends or other distributions payable by News Corporation with respect to the Preferred ADSs unless and until they exchange their BHC stock certificates for Preferred ADSs. After delivering their BHC stock certificates to the exchange agent, those stockholders will receive, subject to applicable laws, accumulated dividends and distributions with a record date after the effective time of the merger, without interest.

No Fractional Shares

   No fractional Preferred ADSs will be issued. In addition, no dividend or other distribution of Preferred ADSs will relate to any fractional Preferred ADSs, and no fractional Preferred ADSs will entitle the holder to any voting or other rights of a holder of Preferred ADSs.

   BHC stockholders otherwise entitled to fractional Preferred ADSs will instead receive a cash payment equal to the amount of the stockholder's proportionate interest in the net proceeds from the sale by the exchange agent, on behalf of all BHC stockholders, of the aggregate fractions of Preferred ADSs which would otherwise be issued in the merger, without interest.

No Interest

   No interest will be paid on any portion of the merger consideration.

Withholding

   News Corporation will be entitled to deduct and withhold from the merger consideration payable to any stockholder the amounts it is required to deduct and withhold under federal state, local or foreign tax law. If News Corporation withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the stockholders from whom they were withheld.

Exchange of Certificates; Elections as to Form of Consideration

   Exchange agent. News Corporation has selected [ . ] as exchange agent. The exchange agent will exchange certificates representing shares of BHC stock for merger consideration to be received in the merger. At the effective time, News Corporation will:

  . deposit with the exchange agent cash to the extent it constitutes merger consideration; and

  . deposit certificates representing Preferred Ordinary Shares with its custodian, and instruct Citibank, N.A., as depositary under a depositary agreement, to deposit the Preferred ADSs, each representing four fully paid and non-assessable shares of Preferred Ordinary Shares, to be exchanged as merger consideration in the merger with the exchange agent for the benefit of holders exchanging BHC shares in the merger.

   The Preferred Ordinary Shares underlying the Preferred ADSs to be issued as consideration in the merger will rank pari passu with all of the Preferred Ordinary Shares. The Preferred Ordinary Shares will receive the same dividend entitlement of any previously issued Preferred Ordinary Shares outstanding as of the date of the effective time of the merger.

   Letter of transmittal and form of election. The merger agreement provides that concurrent with the mailing of this joint proxy statement/prospectus, the companies will mail to each stockholder a letter of transmittal that stockholders must properly complete and deliver to the exchange agent with the certificates they are surrendering and a form of election with instructions for making the mixed election, all cash election or all stock election in a forward merger. If a stockholder cannot deliver his or her stock certificates to the exchange agent by the election deadline described below, a stockholder may deliver an appropriate guarantee of delivery promising to deliver his or her stock certificates, as described in the letter of transmittal and form of election, so long as (1) the guarantee of delivery is from a firm which is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States and (2) the actual stock certificates are in fact delivered to the exchange agent within five NYSE trading days after the election deadline.

   The companies will use their reasonable best efforts to mail the letter of transmittal and form of election to each holder who is a holder on the record date for the special meeting or becomes a holder during the period between the record date and seven calendar days prior to the effective time of the merger. The companies will use their reasonable best efforts to make the letter of transmittal and form of election available to all holders who become holders subsequent to the seventh calendar day prior to the effective time of the merger up until 5:00 pm New York City time on the last business day prior to the effective time of the merger.

   Holders of BHC stock who wish to elect the type of merger consideration they will receive in the event of a forward merger should carefully review and follow the instructions set forth in the letter of transmittal and form of election. The form of election, accompanied by the certificates to be exchanged or a pledge to deliver such certificates after the closing, must be received by the exchange agent prior to the election deadline, which is 10:00 am New York City time on the day of the closing of the merger. News Corporation has the discretion to review the forms of election to determine whether an election has been validly made.

   An election may be revoked, but only by written notice received by the exchange agent prior to the election deadline. Upon any revocation, unless a duly completed letter of transmittal and form of election, accompanied by a certificate, is thereafter submitted, such shares shall be deemed to be non-election shares. If a letter of transmittal and form of election is revoked, or the merger agreement is terminated, and any certificates have been transmitted to the exchange agent, the exchange agent will promptly return those certificates, without charge, to the person who submitted those certificates.

   Shares of BHC stock as to which the holder has not made a valid election prior to the election deadline, including as a result of revocation, will be deemed non-electing shares. If News Corporation or the exchange agent determines that any purported mixed election, all cash election, or all stock election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed to have made a non-election for these purposes.

   News Corporation will have the discretion (which it may delegate in whole or in part to the exchange agent) to determine whether letters of transmittal and forms of election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in letters of transmittal and forms of election. The decision of News Corporation (or the exchange agent) in such matters, absent manifest error, shall be conclusive and binding. Neither News Corporation nor the exchange agent will be under any obligation to notify any person of any defect in a letter of transmittal and form of election submitted to the exchange agent. The exchange agent and News Corporation shall also make all computations related to elections, proration and adjustment and all such computations shall be conclusive and binding on stockholders absent manifest error. In addition, News Corporation reserves the right not to recalculate the effects of proration and adjustment if, subsequent to such calculation, stockholders withdraw any demands for dissenters' rights they may have made.

   Soon after the completion of the BHC merger, the exchange agent will send another letter of transmittal to each person who was a stockholder at the effective time who has not previously and properly surrendered shares of BHC stock to the exchange agent. This mailing will contain instructions on how to surrender shares of BHC stock (if these shares have not already been surrendered) in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

Dissenting Shares

   The merger agreement provides that, notwithstanding other provisions contained in the merger agreement, to the extent that stockholders are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, shares of stock issued and outstanding immediately prior to closing and held by stockholders who have properly exercised and perfected their demand for appraisal rights under Section 262 of the Delaware General Corporation Law (i.e., dissenting shares) will not be converted into the right to receive the merger consideration. Instead, the holders of dissenting shares will be entitled to receive the consideration determined by Section 262 of the Delaware General Corporation Law; provided, however, that if any stockholder fails to perfect, effectively withdraws or loses his or her right to appraisal and payment under Delaware law, that stockholder's shares will be deemed to have been converted as of the closing date into the right to receive the merger consideration, without any interest, and those shares will not be deemed to be dissenting shares. For a discussion of appraisal rights, see "Appraisal Rights" on page [ . ].

Officers and Directors; Articles and By-laws

   If a forward merger occurs, the officers and directors of News Publishing will continue as the officers and directors following the merger. Also, the articles and by-laws of News Publishing will continue as the articles and by-laws of News Publishing after the merger. If a reverse merger occurs, the board of directors and officers of the wholly owned subsidiary of Fox Entertainment Group formed for the purpose of effecting the merger will become the officers and directors of BHC and the certificate of incorporation and by-laws of BHC will be amended and restated to conform to the certificate and by-laws of such subsidiary.

Representations and Warranties of BHC and News Corporation

   In the merger agreement, News Corporation and BHC make representations and warranties to each other about their respective companies and their respective subsidiaries. The representations and warranties of News Corporation and BHC are subject to exceptions for disclosures made by each of the respective companies. News Corporation and BHC make representations and warranties to each other regarding, among other things, the following:

  . their corporate organization, good standing and qualification to do business;

  . validity and effectiveness of their charter and by-laws;

  . capitalization of their companies;

  . the authorization, execution, delivery and performance and the enforceability of the merger agreement and related matters;

  . absence of material defaults or violations under their certificates of incorporation and bylaws and certain other agreements and laws as a result of the contemplated transactions, except as disclosed;

  . except as disclosed, the absence of any requirement of consents, including consents of third parties, approvals, filings or other authorizations to enter into the merger agreement and consummate the merger;

  . possession and effectiveness of all permits and licenses and contracts necessary to carry on business as currently conducted;

  . the absence of material violations of laws or government orders;

  . filings with the SEC and the accuracy and completeness of the information contained in these filings;

  . accuracy of financial statements included in filings with the SEC;

  . the absence of certain material changes in their respective businesses since December 31, 1999;

  . the absence of actions, facts, agreements, plans or other circumstances that would be reasonably likely to prevent the merger from qualifying as a reorganization within the meaning of section 368(a) of the Internal Revenue Code; and

  . their use of brokers.

   In addition, BHC also makes representations and warranties in the merger agreement with respect to BHC and its subsidiaries, as applicable, regarding the following matters, except as disclosed in the BHC merger agreement:

  . material compliance with applicable rules and regulations of the FCC, and the absence of material proceedings before the FCC;

  . absence of conflict with permits and material obligations;

  . absence of defaults under material contracts and licenses;

  . ownership by BHC of its subsidiaries;

  . authority of special committee, and recommendation of special committee that stockholders of BHC approve the merger and adopt the merger agreement;

  . nonexistence of contracts or agreements that restrict the ability of BHC or its subsidiaries from competing in any line of business or with any person and engaging in any business in any geographic area;

  . absence of facts or circumstances that would prevent the construction and operation of DTV stations by the relevant deadline established by the FCC;

  . absence of material litigation;

  . material compliance of employee benefit plans with applicable laws, benefit obligations of BHC and its subsidiaries and the effect of the merger on such plans, and the absence of proceedings regarding such plans;

  . absence of outstanding options to purchase BHC common stock;

  . absence of pending labor actions and material compliance with labor agreements;

  . environmental matters;

  . ownership of intellectual property;

  . material compliance with applicable tax laws;

  . title to properties and assets;

  . Year 2000 compliance;

  . opinion of Wasserstein Perella, financial advisors to the BHC special committee;

  . stockholder vote required to adopt the merger agreement;

  . inapplicability of state anti-takeover provisions to the merger agreement and the voting agreement and proxy delivered in connection therewith; and

  . the capitalization of United Television.

   News Corporation also makes representations and warranties in the merger agreement with respect to News Corporation and its subsidiaries, as applicable, regarding:

  . authority of Fox Television Stations and a newly-formed subsidiary of Fox
    Entertainment Group, to enter into the agreement under which Fox Television Stations will operate the television stations acquired in the merger as licensee;

  . conformity of Preferred ADSs to be issued as merger consideration in all material respects to the description of such shares set forth in the proxy statement dated July 10, 1997 of Heritage Media Corporation;

  . due authorization, execution and delivery of the deposit agreement under which News Corporation will deposit its Preferred ADSs with Citibank, NA, acting as depositary;

  . compliance with all applicable ASX filing requirements and accuracy and completeness of such ASX filings;

  . accuracy of financial statements contained in ASX filings;

  . no conduct of business prior to the effective time of any subsidiary formed for the purpose of merging into Chris-Craft, BHC or United Television; and

  . ownership of at least 80% of the voting and nonvoting stock of News
    Publishing.

   All representations and warranties made in the merger agreement expire at the closing of the merger.

Conduct of Business by BHC

   BHC has agreed that, until the merger is effected or the merger agreement is terminated, it will not, subject to various exceptions and fiduciary duties to United Television and the board of directors of United Television, take specific actions without the consent of News Corporation, unless expressly permitted by the merger agreement or in the Chris-Craft merger agreements. BHC has agreed to the following with respect to itself and, where applicable, its subsidiaries:

  . Conduct of Operations. To conduct its businesses in the ordinary course and in a manner consistent with past practice, including preserving intact its business organizations and relationships.

  . Governing Documents. Not to amend its charter or by-laws in any material respect.

  . Issuance of Stock. Not to issue, sell or otherwise dispose of shares of its capital stock, except for the issuance of common stock upon the exercise of outstanding options.

  . Properties and Assets. Not to sell, encumber or otherwise dispose of any assets except for sales of marketable securities and investment assets for their fair value and except for sales of other assets in the ordinary course of business consistent with past practice not in excess of specified amounts.

  . Dividends and Distributions; Distributions to Parent Chris-Craft. Not to declare, make or pay any dividend or other distribution (other than cash dividends payable by any wholly owned subsidiary, or by United Television (if permitted under the United Television merger agreement) with respect to ordinary course dividends, including dividends designated as special dividends, in a manner consistent with past practice). BHC may, however, advance funds to Chris-Craft on an as-needed basis, including, without limitation, to pay merger expenses under short term loans on arms-length terms, which loans must be repaid by Chris-Craft if the Chris-Craft merger is not consummated no later than 30 days after consummation of the BHC merger.

  . Changes to Capital Stock. Not to reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its or its subsidiaries' capital stock.

  . Business Combinations; Assets; Indebtedness. Except in connection with acquisitions or investments in the ordinary course of business consistent with past practice and not in excess of specified amounts, not to (1) invest in other companies or assets, or acquire any interest in any broadcast radio or television station, daily English-language newspaper or cable television system; or (2) incur any indebtedness except the refinancing of existing indebtedness.

  . Material Contracts. Not to enter into or amend any material contracts other than in the ordinary course of business and that would not be reasonably likely to prevent or materially delay the consummation of the merger.

  . Capital Expenditures. Not to authorize any capital expenditures in excess of specified amounts.

  . Employee Compensation. Not to increase compensation to executive officers or employees except as specified and except for special bonuses to reward those employees whose efforts were instrumental to the successful consummation of the merger. For additional information about special bonuses, see "Interests of Certain Directors and Executive Officers of the Companies in the Mergers--Bonus Pool" on page [ . ].

  . Employee Benefits. Not to grant any severance or termination pay to any director or executive officer or employee or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement.

  . Accounting. Not to change its accounting practices.

  . New Contracts. Not to enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which, if in existence and known prior to the execution of the merger agreement, would have resulted in it breaching certain representation and warranties.

  . Litigation; Liabilities. Not to make any material settlements or compromises in connection with any material arbitration, action, suit, investigation or proceeding (other than those related to tax matters), or in connection with the merger or settle or discharge any material liability except as specified.

  . Related Party Agreements. Not to amend or waive any right under or enter into any agreement with any affiliate of BHC (other than its wholly owned subsidiaries or United Television in the ordinary course of business consistent with past practice) or with any stockholder or any of the stockholders' affiliates.

  . Affiliation Agreements. Not to materially change or terminate any network affiliation agreement, retransmission consent agreement or, subject to specified exceptions, any agreement licensing or creating any obligations with respect to the use of the digital data stream of any digital television station.

  . Licenses and Syndication Agreements. Not to enter into, amend or terminate any film or program license or syndication agreement involving aggregate payments beyond specified amounts:

  . General Prohibition. Not to enter into or publicly announce an intention to enter into any contract, agreement, commitment or arrangement to do any of the items set forth above.

  . FCC Matters. To:

   . use its reasonable best efforts to comply with all applicable material requirements of the FCC;

   . deliver promptly to News Corporation copies of reports filed with the FCC;

   . notify promptly News Corporation of any inquiry, investigation or proceeding initiated by the FCC;

   . not make or revoke any material election with the FCC; and

   . use its reasonable best efforts to take all actions necessary to complete construction and initial operation of its digital television stations.

  . Taxes. To:

   . timely file all tax returns required to be filed by it, and prepare the returns in a manner consistent with past practice;

   . timely pay all taxes due;

   . accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by it for which a tax return is not due prior to the time the merger is effective;

   . promptly notify News Corporation of any tax or material suit, action or audit with respect to it or any of its subsidiaries in respect of any tax matter; and

   . not make or revoke any material tax election or adopt or change a material tax accounting method.

Covenants of BHC and News Corporation

   News Corporation and BHC have agreed as follows:

  . Securities Filings. Each company has agreed to cooperate to file the SEC documents necessary to complete the merger.

  . Special Meeting of BHC. BHC has agreed to call and hold a stockholders' meeting to vote upon the adoption of the merger agreement and approval of the merger.

  . Proxy Solicitation by BHC. BHC has agreed to solicit proxies in favor of the adoption of the merger agreement and approval of the merger, unless it determines, after receiving advice from independent legal counsel, that failure to do so is required in order for its directors to comply with their fiduciary duties under applicable law.

  . Approvals of News Corporation. News Corporation has agreed to obtain, and cause its subsidiaries to obtain, all stockholder and other approvals necessary to consummate the merger and the other transactions contemplated thereby.

  . Regulatory Filings. Each company has agreed to promptly make all governmental filings necessary under the HSR Act and to promptly make all filings with or applications to the FCC that are necessary to consummate the merger and otherwise use reasonable best efforts to consummate the merger, and will do so in a manner designed to obtain regulatory clearance and the satisfaction of these conditions as expeditiously as reasonably possible. Each company has agreed to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast law that may be validly required by any governmental authority, so as to enable the companies to close the merger as expeditiously as reasonably possible, subject to various specified limitations. News Corporation and Fox Television Holdings will have the right to make all decisions concerning any divestiture commitments necessary to comply with the multiple ownership rules (See "The Mergers-- Regulatory Matters Relating to the Mergers" on page [ . ]), although they have agreed to regularly consult with and consider the views of BHC in good faith. News Corporation and Fox Television Holdings have also agreed not to seek a waiver of section 73.3555 of the FCC's rules, except for a temporary waiver of subsections (b) and (e) of that section, for a period not to exceed 12 months for television divestitures required to obtain FCC consent, and with respect to subsection (d) of that section, in the application to the FCC requesting such consent, News Corporation has agreed to maintain that no waiver is required to permit it to own a newspaper and two television stations in the New York market, and to request, in the alternative, if that position is rejected or a permanent waiver is not issued by the FCC, a temporary waiver to hold a newspaper and two television stations for a period not to extend beyond the date which is the later to occur of (1) 12 months from the closing date, and
    (2) the conclusion of any then pending FCC rulemaking proceeding regarding 47 CFR Section 73.35555 (d). The parties will not be obligated to take actions in order to comply with conditions which are "adverse conditions". "Adverse conditions"
   include (1) any requirement that News Corporation or Fox Television Holdings divest any material assets or accept any material limitation on any of their respective material businesses, other than divestitures or operational limitations of broadcast assets (i.e. newspaper and television stations) as required to comply with the multiple ownership rules or a final order of an antitrust or other similar governmental authority; or
   (2) any requirement (including any requirement under the multiple ownership rules or a final order of an antitrust or other similar governmental authority) that would require News Corporation, Fox Television Holdings, Chris-Craft, BHC or United Television to divest, hold separate, accept any material operational limitation with respect to, or waive any rights with respect to any of their respective television assets in Los Angeles.

  . Consents. Each company will use reasonable best efforts to obtain any third party consents necessary, proper or advisable to consummate the merger.

  . Access to Information; Confidentiality. Each company has agreed to continue to allow the other company reasonable access to its corporate records and has agreed to comply with the Confidentiality Agreement dated September 16, 1999 between News Corporation and Chris-Craft, as amended.

  . Notification. Each company has agreed to promptly notify the other company of (1) any event that would likely cause any representation or warranty to be untrue or inaccurate, or any covenant or condition not to be complied with or satisfied, or the forward merger not to be consummated, and (2) any failure to comply with or satisfy any covenant or condition or agreement to be complied with or satisfied.

  . Tax and FCC Matters. The companies have agreed to cooperate in the preparation of and submission of filings necessary to obtain a favorable ruling from the IRS with the respect to the tax treatment of the BHC merger and consent of the FCC. Chris-Craft will submit any filings and documents in connection with the IRS ruling and shall control the process of obtaining the IRS ruling on behalf of BHC. The forward merger is intended to constitute a tax free plan of reorganization within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Internal Revenue Code, and the parties have agreed not to take any action which will adversely affect this intended tax treatment. News Corporation and BHC have agreed to deliver certain representation letters to Squadron Ellenoff, tax counsel to News Corporation, and Kaye Scholer, tax counsel to BHC, in connection with the proposed tax opinions of each such tax adviser, and also deliver representation letters to Squadron Ellenoff, tax counsel to News Corporation, and Skadden, tax counsel to Chris-Craft, in connection with the IRS ruling.

  . Listing Applications. The companies have agreed to prepare and submit promptly an application to the NYSE for the listing of the new Preferred ADSs to be issued in the merger, and within two business days after the date the merger is effective, prepare and submit an application to the ASX for the listing of the Preferred Ordinary Shares that underlie the Preferred ADSs.

  . ASX Waiver. The companies will promptly seek the waiver of the Australian
    Stock Exchange's Listing Rule 10.1 (or if not obtained, the approval of News Corporation's stockholders). This waiver has been obtained.

  . Public Announcements. The companies will consult with each other prior to making any public announcements concerning the merger.

  . Affiliates. BHC will notify News Corporation of all persons that may be deemed affiliates of BHC under Rule 145 of the Securities Act, and BHC will use its reasonable best efforts to obtain from each affiliate a letter in which the affiliate agrees to comply with the resale restrictions of Rules 144 and 145 under the Securities Act following the merger.

  . Comfort Letters. News Corporation will use reasonable best efforts to deliver to BHC, and BHC will use reasonable best efforts to deliver to News Corporation, two comfort letters in customary form, from the companies' respective independent public accountants.

  . Compliance with Merger and Voting Agreements. News Corporation has agreed to comply with its obligations under the Chris-Craft merger agreement and the United Television merger agreement, and BHC has agreed to comply with its obligations under the voting and proxy agreement related to the United Television merger.

  . Solicitation of Key Employees. The companies will not solicit for employment any current senior management level employees or any of the three highest compensated on-air talent employees at each television station of the other company.

Reorganization of television assets

   News Corporation has agreed to effect specified transfers of the television assets acquired from BHC in the merger and to take other specified actions in connection with these transfers. For a discussion of the proposed transfers and related transactions, see "Related Transactions" on page [ . ].

No solicitation provision

   BHC has agreed not to, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any "competing transaction", which is defined in the merger agreement as any transaction, other than the merger, that would result in a third party or its stockholders acquiring more than 25% of the voting power of the BHC capital stock then outstanding or more than 25% of the assets of BHC and its subsidiaries, taken as a whole, or enter into or maintain or continue discussions or negotiate with any person in furtherance of any related inquiries or to obtain a competing transaction, or agree to or endorse any competing transaction, or authorize any of the officers, directors or employees of BHC or any agent or representative of BHC to take any of these actions. BHC has agreed to notify News Corporation as promptly as practicable of all the relevant material details relating to all inquiries and proposals that BHC, or any officer, director, employee, agent or representative, may receive relating to any of the foregoing matters.

   Notwithstanding the foregoing, prior to the adoption of the merger agreement by the stockholders of BHC, the board of directors of BHC is not prohibited from:

  . furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes an unsolicited proposal that the board of directors of BHC determines in good faith, after consultation with BHC financial advisors and independent legal counsel, can be reasonably expected to result in a "superior proposal", which is defined in the merger agreement as any proposal that would result in a third party acquiring, directly or indirectly, more than 50% of the voting power of the outstanding BHC capital stock or all or substantially all the assets of BHC and its subsidiaries, taken as a whole, for consideration which the board of directors of BHC determines in its good faith judgment to be more favorable to BHC's stockholders than the merger with News Publishing (or a subsidiary of News Corporation), provided that BHC must notify News Corporation of its intention to provide information to, or enter into negotiations with, a third party concerning a superior proposal, inform News Corporation of the identity of the third party and the material terms and conditions of any superior proposal and enter into a confidentiality agreement with the third party; or

  . complying with its disclosure and other obligations under applicable laws.

Other employee arrangements

   During the one year period commencing on the effective date of the merger, News Corporation will provide employees and former employees of BHC and its subsidiaries with employee benefits that are either substantially comparable to the benefits provided to BHC employees as of the date of the merger agreement, or substantially similar to those provided to employees of News Corporation who are similarly situated.

   If the effective time occurs during the calendar year 2001, then BHC employees who are employed by BHC immediately prior to the effective time, and who are eligible by virtue of being a participant in the BHC 2001 Bonus Plan or by virtue of receiving an annual bonus in 2000 and being eligible to receive an annual bonus for the year 2001, may receive a prorated bonus for service in 2001. The process for determining the bonus for those employees who remain employed on and after the effective date through December 31, 2001 will be determined in the discretion of News Corporation.

   News Corporation will recognize service with BHC under News Corporation's employee benefit plans for purposes of determining eligibility to participate and vesting, but not for purposes of benefit accrual. This service will also apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. If BHC employees are transferred to a new health plan, BHC employees will be given credit for amounts paid under a corresponding health plan during the new health plan's year in which the BHC employees are transferred for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of the new health plan. News Corporation will also honor all vacation, personal and sick days accrued by BHC employees.

   News Corporation will make required payments when due under all BHC benefit plans maintained or contributed to by BHC or any of its subsidiaries that are applicable with respect to any current or former employee or director, including their beneficiaries, of BHC or any of its subsidiaries. However, News Corporation may amend or terminate any BHC benefit plan in accordance with its terms.

Indemnification; directors' and officers' insurance

   Following the merger, the surviving corporation's certificate of incorporation and by-laws will contain the indemnification provisions in favor of officers and directors that are contained in BHC's current restated certificate of incorporation and by-laws.

   For six years following the merger the surviving corporation will maintain directors' and officers' liability insurance covering those persons who are currently covered by BHC's directors' and officers' liability insurance policy on terms comparable to BHC's existing coverage. However, the surviving corporation will not be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by BHC for such insurance. If the annual premiums of such insurance coverage exceed this amount, News Corporation will only be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

   News Corporation will cause the surviving corporation to indemnify, to the fullest extent permitted by law, present and former officers, directors and employees of BHC and other specified persons against various specified indemnifiable claims, including against amounts paid in settlement of any threatened, pending or completed claim based upon the fact that such person is or was a director, officer, employee or stockholder of BHC or any of its current or former subsidiaries.

Conditions to closing

   The merger agreement contains certain conditions to the parties' obligations to complete the merger. The parties will not be obligated to complete the merger unless at or before the time the merger becomes effective:

  . Stockholder Approval. The merger agreement has been adopted by the affirmative vote of a majority of the votes entitled to be cast by stockholders at the BHC stockholders' meeting, voting together as a single class.

  . Hart-Scott-Rodino Antitrust Improvements Act of 1976. Any applicable waiting period under the HSR Act has terminated or expired.

  . Legality. No governmental authority or court has entered an order or taken other legal action making the merger illegal or otherwise prohibiting its consummation.

  . Registration Statement. The registration statement, of which this joint proxy statement/prospectus forms a part, is declared effective and there is no stop order to suspend the effectiveness of the registration statement.

  . FCC Consent. The FCC has consented to the assignment or to the transfer of control of the FCC licenses of BHC and United Television to Fox Television Holdings (or a wholly owned subsidiary of Fox Television Holdings), including transfer of those authorizations, licenses, permits, and other approvals, issued by the FCC, and used in the operation of the BHC television stations.

  . Authorizations. Both companies have obtained all other material authorizations, consents, waivers, orders or approvals for the merger required to be obtained from governmental authorities, and both companies have made all required filings and notices with governmental authorities prior to the consummation of the merger.

  . Listing of Shares. The shares of Preferred ADSs issuable to the BHC stockholders in the merger are authorized for listing on the NYSE, subject to official notice of issuance.

  . Chris-Craft Merger. The Chris-Craft merger shall have occurred or the stockholders of Chris-Craft shall have failed to approve the Chris-Craft merger at a duly held stockholders' meeting.

  . Satisfaction/Waiver of Conditions. All conditions to all parties' obligations to consummate the United Television merger, except completion of the United Television merger, are satisfied or waived.

  . Representations and Warranties. Each representation and warranty that is qualified by materiality is true and correct as of the time the merger becomes effective (other than those which speak as of a different date, which must be true and correct as of that date), each representation and warranty that is not so qualified is true and correct in all material respects, all material agreements and covenants have been performed and complied with, and each party has received from the other party a certificate of the chief executive officer or chief financial officer certifying to the foregoing.

   In addition, News Corporation will not be obligated to complete the merger unless:

  . Affiliate Letter. News Corporation has received an executed copy of an agreement substantially in the form of Exhibit A to the merger agreement from each person named in the letter identifying all persons who may be deemed affiliates of BHC under Rule 145 of the Securities Act.

  . Consents and Orders. News Corporation has received satisfactory evidence that all material consents, approvals, authorizations, qualifications and orders of all governmental authorities legally required for the consummation of the merger, and all other consents, approvals, authorizations, qualifications and orders of all governmental authorities or third parties required for the consummation of the merger have been obtained.

  . Tax Matters. In the case of a forward merger, News Corporation has received:

   . an opinion from its tax counsel that the merger will qualify as a tax-free reorganization under section 368 of the Internal Revenue Code, no income, gain or loss will be recognized by News Corporation, News Publishing and BHC as a result of the merger, and no income, gain, or loss will be recognized by the holders of BHC common stock except to the extent such holders receive cash under the merger; and

   . a private letter ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations.

  . Adverse Condition. No "adverse condition" exists in the FCC consent.
    "Adverse Conditions" are discussed under the heading "Covenants of Chris-Craft and News Corporation--Regulatory Filings" on page [ . ].

   BHC will not be obligated to complete the merger unless:

  . Tax Matters. In the case of a forward merger, BHC has received:

   . an opinion from its tax counsel that the merger will qualify as a tax-free reorganization under section 368 of the Internal Revenue Code, no income, gain or loss will be recognized by News Corporation, News Publishing and BHC as a result of the merger, and no income, gain, or loss will be recognized by the holders of BHC common stock except to the extent such holders receive cash under the merger; and

   . a private letter ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations.

Termination

   The merger agreement may be terminated and the merger abandoned at any time prior to the effective time:

  . by mutual written consent duly authorized by the boards of directors of each of News Corporation and BHC;

  . by either company, if the transaction is not completed on or prior to November 13, 2001;

  . by BHC, upon a breach of a representation, warranty, covenant or agreement on the part of News Corporation or Fox Television Holdings set forth in the merger agreement, such that a condition to the merger cannot be satisfied prior to November 13, 2001;

  . by News Corporation, upon breach of a representation, warranty, covenant or agreement on the part of BHC set forth in the merger agreement, such that a condition to the merger cannot be satisfied prior to November 13, 2001;

  . by either company, if a governmental authority has issued a final and non-appealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger;

  . by either company, if the approval of the merger by the stockholders of BHC required for the consummation of the merger has not been obtained by reason of the failure to obtain the required vote at a duly held stockholders' meeting, provided BHC will not have the right to terminate the BHC merger agreement if the breach by Chris-Craft of the voting agreement is the reason for such failure;

  . by either company, if the Chris-Craft merger agreement has been terminated, provided that neither party will have the right to terminate the BHC merger agreement if its actions or failure to act prevented the consummation of the Chris-Craft merger, and provided further that BHC will not have the right to terminate the BHC merger agreement if the Chris-Craft merger was terminated because of the failure of the Chris-Craft stockholders to approve their merger at a duly held stockholders meeting called for such purpose; or

  . by either company, if the United Television merger agreement has been terminated; provided, that a party will not have the right to terminate the merger agreement if its actions or failure to act has prevented the consummation of the United Television merger; and provided further that this condition may not be enforced by BHC because of the failure of United Television stockholders to approve their merger at a duly held stockholders' meeting called for such purpose.

   None of the parties is required to pay a "termination" or "break-up" fee to another party if the merger agreement is terminated. Any party may, however, be liable to the other parties in the event of any willful breach of the merger agreement.

Amendment; Waiver

   At any time before the merger becomes effective, the parties may amend or supplement any of the terms of the merger agreement in writing, except that following approval by the BHC stockholders, the parties may not make any other change requiring stockholder approval without obtaining such approval, and any such amendment must also be approved by the special committee. The parties may extend the time for performance of any obligation, waive any inaccuracy in any representation and warranty or other document delivered under the merger agreement, or waive compliance with any condition or agreement in the merger agreement. Any valid waiver must be in writing signed by the party bound by the waiver.

Costs and Expenses

   The parties will bear their own costs and expenses in connection with the merger agreement and the contemplated transactions except that News Corporation and BHC will each pay one-half of the costs associated with printing, filing and mailing this joint proxy statement/prospectus and regulatory filing fees. News Corporation will pay all expenses of the exchange agent. BHC, Chris-Craft and United Television will not, in the aggregate, pay more than one-half of the aggregate transaction expenses.

The BHC Voting Agreement and Proxy

   Simultaneously with the execution of the BHC merger agreement, Chris-Craft, which holds approximately 97% of the voting power of BHC, entered into a voting agreement with News Corporation Limited and News Publishing in which Chris-Craft agreed to vote all of its shares of class A common stock, class B common stock, and any other equity securities of BHC with voting rights it owns in favor of the approval and adoption of the BHC merger agreement, against any proposals in opposition to the BHC merger agreement and against any competing transaction or superior proposal. Chris-Craft has also agreed in the voting agreement not to transfer ownership of any of its shares of BHC stock unless the transferee unconditionally agrees in writing to be bound by the voting agreement. The voting agreement terminates upon the earlier of the termination of the BHC merger agreement or the effective time of the merger.

   In connection with the voting agreement, Chris-Craft delivered an irrevocable proxy granting to News Corporation the power to vote Chris-Craft's BHC shares in favor of the merger proposal in the event that Chris-Craft does not comply with the terms of the voting agreement.

The United Television Merger Agreement

   The following summary describes the material terms of the United Television merger agreement. We urge you to read carefully the complete United Television merger agreement, to which the following is subject, a copy of which is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference.

Form of Merger

   The United Television merger is structured initially as a forward merger. However, in the event of a restructuring trigger (described below) the merger will be restructured as a reverse merger.

   The Forward Merger. If the United Television merger is effected as a forward merger, United Television will merge into News Publishing, a subsidiary of News Corporation, with News Publishing continuing as the surviving corporation in the merger.

   Restructuring. In the event a restructuring trigger has occurred and has not been cured prior to the effective time of the United Television merger, the merger will be restructured as a reverse merger. A restructuring trigger is defined in the United Television merger agreement as either a ruling failure (described below) or an FCC failure (described below).

  . A "ruling failure" will occur if (within various time periods specified in the merger agreement):

   . News Corporation and United Television do not receive a private letter ruling from the IRS to the effect that the forward merger will satisfy the continuity of business enterprise requirement contained in Treasury Regulations section 1.368-1(d);

   . the IRS indicates to the parties that it is not likely to grant such a ruling; or

   . tax counsel to either News Corporation or United Television indicates that it will be unable to deliver the tax opinion which is required as a condition to effecting a forward merger.

  . An "FCC failure" will occur if (within various time periods specified in the merger agreement):

   . the FCC does not consent to the assignment or transfer of control of the FCC licenses (including the transfer of applicable authorizations, licenses, permits and other FCC approvals) to Fox Television Holdings or one of its subsidiaries, in the manner contemplated by the merger agreement; or

   .  the FCC indicates to the parties that it will not so consent.

   The Reverse Merger. If the merger is effected as a reverse merger, at the election of News Corporation, either a wholly owned subsidiary of Fox Entertainment Group, or, if the BHC merger has occurred prior to the effective time of the United Television merger, a wholly owned subsidiary of BHC, will merge with and into United Television, and United Television will be the surviving corporation following the merger.

Closing Matters

   Closing. United Television and News Corporation will announce the anticipated date of the closing of the forward merger at least three but no more than five business days prior to the proposed closing date. In both the forward and reverse merger structures, unless the parties otherwise agree, the closing will occur immediately following the closing of the BHC merger.

   Effective Time. On the closing date, the merger will be effective upon filing a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the merger is the time the certificate of merger is filed with the Secretary of State of the State of Delaware or such other date and time as United Television and News Corporation specify in the certificate of merger.

Order of Mergers

   If all of the conditions to closing the Chris-Craft merger and the BHC merger are satisfied or waived, the mergers will occur in order such that the BHC merger will occur after the Chris-Craft merger. If the conditions to closing the United Television merger are satisfied or waived the United Television merger will occur after the BHC merger.

Merger Consideration

   The consideration to be received by United Television stockholders in the United Television merger depends on whether the merger is effected as a forward merger or a reverse merger and is described below.

  . In both the forward merger and the reverse merger, the form of Preferred ADSs to be issued are American depositary shares of News Corporation, which are traded on the New York Stock Exchange under the symbol "NWS.A". Each Preferred ADS represents four Preferred Ordinary Shares of News Corporation, which are traded on the Australian Stock Exchange under the symbol "NCPDP". For a description of the Preferred ADSs, see "Description of News Corporation Capital Stock" beginning on page [ . ].

  . In both the forward merger and the reverse merger, you will receive cash in lieu of any fractional Preferred ADSs. For more information about fractional shares, see "--No Fractional Shares" on page [ . ].

 Forward Merger Consideration

   If the merger is effected as a forward merger, United Television stockholders will have the right, with respect to each of their United Television shares, to make one of the following elections and to receive the consideration indicated below, subject to proration and adjustment as described below.

                            Consideration to be Received per United Television
      Type of Election                         Common Share
      ----------------      --------------------------------------------------
   . Mixed Election...... $60 in cash and 2.0253 Preferred ADSs

   . All Cash Election... An amount in cash equivalent in value to the per share consideration received by a stockholder who made a mixed election (determined in the manner described below)

   . All Stock Election.. A number of Preferred ADSs equivalent in value to the per share consideration received by a stockholder who made a mixed election (determined in the manner described below)

   The consideration to be paid for all stockholders who make all cash or all stock elections cannot be determined until the close of trading on the business day immediately prior to the closing of the merger. We intend to announce these amounts when known.

   Any United Television stockholder who does not make an election or otherwise indicates no preference in his or her form of election will be deemed to have made a non-election and will receive cash and/or stock based on what is available after giving effect to the elections made by other stockholders, as well as the proration and adjustment described below. In addition, United Television stockholders may specify different elections with respect to different lots of their shares (for example, a stockholder with 100 shares could make a mixed election with respect to 25 shares, an all cash election with respect to 50 shares and an all stock election with respect to the remaining 25 shares).

   Mixed Election. The number of Preferred ADSs and the amount of cash to be paid to stockholders who make mixed elections (unlike all cash elections and all stock elections) will not be subject to proration, other than adjustment in specified circumstances for tax purposes and to avoid dilution. For information about adjustment in specific circumstances for tax purposes and to avoid dilution, see "--Adjustment to Preserve Tax Treatment of Forward Merger" and "--Anti-dilution Adjustments to Merger Consideration" on pages [ . ] and [ . ].

   All Cash Election. Each United Television stockholder who makes a valid all cash election will have the right to receive in exchange for each share of United Television stock an amount in cash equivalent in value (as of the closing date of the merger) to the value of the cash and Preferred ADSs received by a stockholder who made a mixed election. The value of the cash to be received per share in a valid all cash election is determined using a formula contained in the merger agreement, which is summarized below. The formula contained in the merger agreement is more complex than the computation method we used in the examples contained under "Summary --What You Will Receive in the Mergers" beginning on page [ . ]; however, in both cases, substantially the same result is obtained, except for differences due to rounding.

   The United Television merger agreement provides that each United Television stockholder who makes a valid all cash election will have the right to receive, in exchange for each share of United Television stock, an amount in cash equal to the "per share amount".

   The "per share amount" is the amount obtained by dividing the "closing transaction value" by the number of "exchangeable shares".

  . The "closing transaction value" is the dollar amount of the sum of (A) the "aggregate cash amount" and (B) the product of the "aggregate buyer share amount" and the "closing buyer share value".

    .  The "aggregate cash amount" is:

       (1) 40% of the product of the amount obtained by multiplying the number of shares of United Television stock issued and outstanding immediately prior to the effective time of the merger, less any shares cancelled in the merger, by $150, less

       (2) the amount of cash to be paid in respect of shares of United Television stock for which the holders have made mixed elections (other than dissenting shares) (as described below).

    .  The "aggregate buyer share amount" is:

       (1) 60% of the product of the amount obtained by multiplying the number of shares of United Television stock issued and outstanding immediately prior to the effective time of the merger, less any shares cancelled in the merger, by 3.3755, less

       (2) the number of Preferred ADSs to be issued in respect of shares of United Television stock for which the holders have made mixed elections (other than dissenting shares).

  . The "closing buyer share value" is the volume weighted average trading price for all trades of Preferred ADSs reported on the NYSE for each of the five trading days preceding, but not including, the closing date of the merger, unless an earlier date is required to comply with SEC rules.

  . The "exchangeable shares" are the shares of United Television stock issued and outstanding immediately prior to the effective time of the merger, less any shares to be cancelled in the merger (such as treasury stock) or shares for which the holders have made mixed elections (other than dissenting shares).

  . The "dissenting shares", for purposes of these and certain other computations, are shares of United Television stock for which the holder has taken all the necessary steps required to be taken by the applicable date to exercise his or her appraisal rights under Delaware law. For more information about appraisal rights, see "Appraisal Rights" on page [ . ].

   All Stock Election. Each United Television stockholder who makes a valid all stock election will receive in exchange for each share of United Television stock a number of Preferred ADSs equal in value (as of the closing date of the merger) to the value of the cash and Preferred ADSs received by a stockholder who made a mixed election. The value of the Preferred ADSs to be received is determined using a formula contained in the merger agreement, which is summarized below. The formula contained in the merger agreement is more complex than the computation method we used in the examples contained under "Summary-- What You Will Receive in the Mergers" beginning on page [ . ]; however, in both cases, substantially the same result is obtained.

   The United Television merger agreement provides that each United Television stockholder who makes a valid all stock election will receive, in exchange for each share of United Television stock, a number of Preferred ADSs equal to the "exchange ratio".

   The "exchange ratio" is defined in the merger agreement as the number of Preferred ADSs obtained by dividing the per share amount by the closing buyer share value (each of which is described above).

   Non-Election Shares. United Television stockholders who indicate that they have no preference as to whether they receive cash or Preferred ADSs in the merger, and United Television stockholders who do not make a valid election, will be deemed to have made a "non-election". Stockholders making a non-election may be paid in cash, Preferred ADSs or a mixture of cash and Preferred ADSs depending on, and after giving effect to, the number of mixed elections, all cash elections and all stock elections that have been made by other United Television stockholders making elections using the proration adjustment described below.

   Proration. The total number of Preferred ADSs that will be issued and the total amount of cash that will be paid in the United Television merger is
2.0253 and $60, respectively, multiplied by the total number of United Television shares outstanding immediately prior to the completion of the United Television merger. Therefore, the all cash and all stock elections are subject to proration to preserve these limitations on the amount of cash to be paid and number of Preferred ADSs to be issued in the United Television merger.

   As a result, even if you make the all cash election or all stock election, you may nevertheless receive a mix of cash and stock. Stockholders who make the mixed election will not be subject to proration.

   Proration if Too Much Cash is Elected. Preferred ADSs may be issued to stockholders who make all cash elections if the all-cash election is oversubscribed. We describe below how the proration mechanism will be used.

   The maximum number of shares of United Television common stock that may be converted into the right to receive cash in the merger (other than through mixed elections or dissenting shares) is equal to the "all cash election number".

   The "all cash election number" is computed by dividing the aggregate cash amount (as described above) by the per share amount (as described above) and then subtracting the number of dissenting shares, if any.

   If the all-cash election is oversubscribed, then United Television stockholders making all cash elections will receive a combination of cash and Preferred ADSs equal to the following for each share of United Television stock:

  . an amount in cash equal to the product of (1) the per share amount (as described above) and (2) the "cash fraction" (described below); and

  . a number of Preferred ADSs equal to the product of (1) the exchange ratio (as described above) and (2) a fraction equal to one minus the cash fraction.

   In addition, if the all cash election is oversubscribed, stockholders making all stock elections or making (or deemed to be making) non-elections for any of their shares of United Television stock will receive Preferred ADSs for each of these shares.

   The "cash fraction" is a fraction with (1) a numerator equal to the all cash election number and (2) a denominator equal to the total number of shares of United Television common stock for which an all cash election has been made (other than dissenting shares).

   Proration if Too Much Stock is Elected. Cash may be paid to stockholders who make all stock elections if the all stock election is oversubscribed. We describe below how the proration mechanism will be used.

   The maximum number of shares of United Television common stock that may be converted into Preferred ADSs in the merger (other than through mixed elections (other than dissenting shares)) is equal to the "stock election number".

   The "stock election number" is computed by taking the number of shares of United Television stock issued and outstanding immediately prior to the effective time of the merger and subtracting from that amount (1) the all cash election number (as described above), (2) any cancelled or dissenting shares and (3) any shares for which the holders have made mixed elections (other than dissenting shares).

   If the all stock election is oversubscribed, then United Television stockholders making an all stock election will receive a combination of cash and Preferred ADSs equal to the following for each share of United Television stock:

  . a number of Preferred ADSs equal to the product of (1) the exchange ratio (as described above) and (2) the "stock fraction" (described below), and

  . an amount in cash equal to the product of (1) the per share amount (as described above) and (2) a fraction equal to one minus the stock fraction.

   In addition, if the all stock election is oversubscribed, stockholders making all cash elections or making (or deemed to be making) non-elections for any of their shares of United Television stock will receive cash for each of these shares.

   The "stock fraction" is a fraction with (1) a numerator equal to the stock election number and (2) a denominator equal to the total number of shares of United Television common stock for which a stock election has been made (other than dissenting shares).

   Proration of Non-Election Share Consideration. As described above, if too many stockholders make all cash elections, stockholders making (or deemed to be making) non-elections will receive only Preferred ADSs and if too many stockholders make all stock elections, stockholders making (or deemed to be making) non-elections will receive only cash. If both the all cash election and all stock election are undersubscribed (after giving effect to all mixed elections), the merger consideration received by stockholders making (or deemed to be making) non-elections will be determined in accordance with the following mechanism.

   If the aggregate number of shares of United Television stock covered by all cash elections does not exceed the all cash election number (as described above) and the number of shares of United Television stock covered by all stock elections does not exceed the stock election number (described above), then United Television stockholders having made (or deemed to have made) non-elections will receive the following for each share of United Television stock:

  . an amount in cash (if any) equal to the product of (1) the per share amount (as described above) and (2) the "non-election fraction" (described below); and

  . a number of Preferred ADSs (if any) equal to the product of (1) the exchange ratio (as described above) and (2) a fraction equal to one minus the non-election fraction.

    . The "non-election fraction" is a fraction with (1) a numerator equal to (A) the all cash election number (as described above under "Proration if Too Much Cash is Elected" on page [ . ]) less (B) the total number of shares of United Television stock for which an all cash election has been made (other than dissenting shares), and (2) a denominator equal to (A) the number of exchangeable shares (as described above) less (B) any dissenting shares and less (C) the total number of shares of United Television stock for which either an all cash election or an all stock election has been made (other than dissenting shares).

 Reverse Merger Consideration

   If the transaction is effected as a reverse merger, each United Television share will be converted into $63 in cash and 2.1266 Preferred ADSs. Unlike the forward merger, United Television stockholders have no right to make elections in the reverse merger and, except for anti-dilution protection, these amounts generally are not subject to adjustment.

Stock Options

   Stock options for the purchase of United Television stock will be converted into options to purchase Preferred ADSs. Each outstanding unexpired and unexercised option to purchase shares of common stock of United Television will be automatically converted at the effective time of the merger into an option to purchase a number of Preferred ADSs equal to the number of shares of United Television common stock that could have been purchased under the United Television option multiplied by either (1) the exchange ratio (as described above) in the case of the forward merger or (2) 3.54433 in the case of the reverse merger, in each case at a price per Preferred ADS equal to the per-share option exercise price specified in the United Television option divided by the exchange ratio in the case of the forward merger and by 3.54433 in the case of the reverse merger. The substitute options will be subject to the same terms and conditions as were applicable to the United Television options, except as mandated by the requirements of the ASX or Australian law. After the effective time of the merger, all references to United Television in United Television's stock option agreements will be deemed to refer to News Corporation.

   News Corporation has agreed to file a Form S-8 or other appropriate registration statement with the SEC covering the Preferred ADSs subject to the substituted options, to the extent a registration is required under applicable law, within two business days after the effective time of the merger and will use its reasonable best efforts to obtain and maintain the effectiveness of the registration statement.

Adjustment to Preserve Tax Treatment of Forward Merger

   In the event that the closing price of Preferred ADSs on the NYSE on the trading day immediately preceding the date of the closing is such that the aggregate amount of cash paid as merger consideration exceeds 55% of the combined value of all of the cash and the Preferred ADSs to be paid in the merger, then, in order for the forward merger to qualify as a tax-free reorganization, the amount of cash paid to United Television stockholders making all cash elections and, in some circumstances, the amount of cash paid to United Television stockholders making mixed elections may be adjusted so that, in lieu of cash, these stockholders will receive Preferred ADSs in the amount of the adjustment. To effect the adjustment, the merger agreement provides that if the "cash amount" (described below) exceeds 55% of the total consideration, the components of the merger consideration will be modified as follows:

  . first, in the case of shares of United Television stock for which an all cash election has been made, by reducing the cash portion of the merger consideration by the minimum amount necessary to avoid this result, but in no event below the amount of cash payable in exchange for shares for which a mixed election has been made, and paying in lieu of this cash, a number of Preferred ADSs equal to the amount of the per share cash reduction divided by the closing price of Preferred ADSs referred to above; and

  . second, after making the above reduction, in the event that the cash amount is still in excess of 55% of the total consideration to be paid in the merger, by reducing the cash payable in exchange for shares of United Television stock for which all cash elections or mixed elections have been made to the extent necessary to avoid this result and paying, in lieu of this cash, a number of Preferred ADSs equal to the amount of per share cash reduction divided by the closing price of Preferred ADSs referred to above.

   The "cash amount" is defined in the merger agreement as the sum of (1) the aggregate cash amount (as described above) and (2) the product of (A) $60 and
(B) the number of shares of United Television stock for which a mixed election has been made.

   The "total consideration" is defined in the merger agreement as the sum of
(1) the cash amount and (2) the product of (A) the closing price of Preferred ADSs referred to above, (B) 3.3755 and (C) 60% of the number of shares of United Television stock outstanding immediately prior to the effective time of the merger (less any cancelled shares).

   In a forward merger, if either Squadron Ellenoff or Kaye Scholer is unable to render an opinion that the receipt of Preferred ADSs will be tax-free for U.S. federal income tax purposes, News Corporation will make adjustments similar to those described above, to the extent necessary, so that each tax advisor is able to render its tax opinion.

Anti-dilution Adjustments to Merger Consideration

   If, before the merger becomes effective, News Corporation declares or effects a stock split, stock or cash dividend (other than ordinary cash dividends declared and paid consistent with past practice) or other reclassification, acquisition, exchange or distribution with respect to the Preferred ADSs, there will be an appropriate adjustment to the merger consideration unless such adjustment would:

  . in a forward merger, prevent either Kaye Scholer or Squadron Ellenoff from delivering an opinion that the merger will be a tax free reorganization;

  . create a meaningful risk that the consideration paid in respect of the adjustment would be taxable to or have an adverse tax consequence to United Television stockholders; or

  .  change the tax treatment of the event giving rise to the adjustment.

   If the adjustment would have any of the above consequences, News Corporation will adjust the merger consideration in an appropriate manner:

  . to convey value to the United Television stockholders in an amount equal to the anti-dilution adjustment;

  . in the case of a forward merger, to permit the tax opinions to be rendered; and

  . if United Television requests, to avoid the adverse tax consequences to holders of United Television shares.

Dividends

   United Television stockholders will not have the right to receive any dividends or other distributions payable by News Corporation with respect to the Preferred ADSs unless and until they exchange their United Television stock certificates for Preferred ADSs. After delivering their United Television stock certificates to the exchange agent, those stockholders will receive, subject to applicable laws, accumulated dividends and distributions with a record date after the effective time of the merger, without interest.

No Fractional Shares

   No fractional Preferred ADSs will be issued. In addition, no dividend or other distribution of Preferred ADSs will relate to any fractional Preferred ADSs, and no fractional Preferred ADSs will entitle the holder to any voting or other rights of a holder of Preferred ADSs.

   United Television stockholders otherwise entitled to fractional Preferred ADSs will instead receive a cash payment equal to the amount of the stockholder's proportionate interest in the net proceeds from the sale by the exchange agent, on behalf of all United Television stockholders, of the aggregate fractions of Preferred ADSs which would otherwise be issued in the merger, without interest.

No Interest

   No interest will be paid on any portion of the merger consideration.

Withholding

   News Corporation will be entitled to deduct and withhold from the merger consideration payable to any stockholder the amounts it is required to deduct and withhold under federal, state, local or foreign tax law. If News Corporation withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the stockholders from whom they were withheld.

Exchange of Certificates; Elections as to Form of Consideration

   Exchange agent. News Corporation has selected [ . ] as exchange agent. The exchange agent will exchange certificates representing shares of United Television stock for merger consideration to be received in the merger. At the effective time, News Corporation will:

  . deposit with the exchange agent cash to the extent it constitutes merger consideration; and

  . deposit certificates representing Preferred Ordinary Shares with its custodian, and instruct Citibank, N.A., as depositary under a depositary agreement, to deposit the Preferred ADSs, each representing four fully paid and non-assessable shares of Preferred Ordinary Shares, to be exchanged as merger consideration in the merger with the exchange agent for the benefit of holders exchanging United Television shares in the merger.

   The Preferred Ordinary Shares underlying the Preferred ADSs to be issued as consideration in the merger will rank pari passu with all of the Preferred Ordinary Shares. The Preferred Ordinary Shares will receive the same dividend entitlement of any previously issued Preferred Ordinary Shares outstanding as of the date of the effective time of the merger.

   Letter of transmittal and form of election. The merger agreement provides that concurrent with the mailing of this joint proxy statement/prospectus, the companies will mail to each stockholder a letter of transmittal that stockholders must properly complete and deliver to the exchange agent with the certificates they are surrendering and a form of election with instructions for making the mixed election, all cash election or all stock election in a forward merger. If a stockholder cannot deliver his or her stock certificates to the exchange agent by the election deadline described below, a stockholder may deliver an appropriate guarantee of delivery promising to deliver his or her stock certificates, as described in the letter of transmittal and form of election, so long as (1) the guarantee of delivery is from a firm which is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States and (2) the actual stock certificates are in fact delivered to the exchange agent within five NYSE trading days after the election deadline.

   The companies will use their reasonable best efforts to mail the letter of transmittal and form of election to each holder who is a holder on the record date for the special meeting or becomes a holder during the period between the record date and seven calendar days prior to the effective time of the merger. The companies will use their reasonable best efforts to make the letter of transmittal and form of election available to all holders who become holders subsequent to the seventh calendar day prior to the effective time of the merger up until 5:00 pm New York City time on the last business day prior to the effective time of the merger.

   Holders of United Television stock who wish to elect the type of merger consideration they will receive in the event of a forward merger should carefully review and follow the instructions set forth in the letter of transmittal and form of election. The form of election, accompanied by the certificates to be exchanged or a pledge to deliver such certificates after the closing, must be received by the exchange agent prior to the election deadline, which is 10:00 am New York City time on the day of the closing of the merger. News Corporation has the discretion to review the forms of election to determine whether an election has been validly made.

   An election may be revoked, but only by written notice received by the exchange agent prior to the election deadline. Upon any revocation, unless a duly completed letter of transmittal and form of election, accompanied by a certificate, is thereafter submitted, such shares shall be deemed to be non-election shares. If a letter of transmittal and form of election is revoked, or the merger agreement is terminated, and any certificates have been transmitted to the exchange agent, the exchange agent will promptly return those certificates, without charge, to the person who submitted those certificates.

   Shares of United Television stock as to which the holder has not made a valid election prior to the closing of the merger, including as a result of revocation, will be deemed non-electing shares. If News Corporation or the exchange agent determines that any purported mixed election, all cash election, or all stock election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed to have made a non-election for these purposes.


   News Corporation will have the discretion (which it may delegate in whole or in part to the exchange agent) to determine whether letters of transmittal and forms of election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in letters of transmittal and forms of election. The decision of News Corporation (or the exchange agent) in such matters, absent manifest error, shall be conclusive and binding. Neither News Corporation nor the exchange agent will be under any obligation to notify any person of any defect in a letter of transmittal and form of election submitted to the exchange agent. The exchange agent and News Corporation shall also make all computations related to elections, proration and adjustment and all such computations shall be conclusive and binding on stockholders absent manifest error. In addition, News Corporation reserves the right not to recalculate the effects of proration and adjustment if, subsequent to such calculation, stockholders withdraw any demands for dissenters' rights they may have made.

   Soon after the completion of the United Television merger, the exchange agent will send another letter of transmittal to each person who was a stockholder at the effective time who has not previously and properly surrendered shares of United Television stock to the exchange agent. This mailing will contain instructions on how to surrender shares of United Television stock (if these shares have not already been surrendered) in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

Dissenting Shares

   The merger agreement provides that, notwithstanding other provisions contained in the merger agreement, to the extent that stockholders are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, shares of stock issued and outstanding immediately prior to closing and held by stockholders who have properly exercised and perfected their demand for appraisal rights under Section 262 of the Delaware General Corporation Law (i.e., dissenting shares) will not be converted into the right to receive the merger consideration. Instead, the holders of dissenting shares will be entitled to receive the consideration determined by Section 262 of the Delaware General Corporation Law; provided, however, that if any stockholder fails to perfect, effectively withdraws or loses his or her right to appraisal and payment under Delaware law, that stockholder's shares will be deemed to have been converted as of the closing date into the right to receive the merger consideration, without any interest, and those shares will not be deemed to be dissenting shares. For a discussion of appraisal rights, see "Appraisal Rights" on page [ . ].

Officers and Directors; Articles and By-laws

   If a forward merger occurs, the officers and directors of News Publishing will continue as the officers and directors following the merger. Also, the articles and by-laws of News Publishing will continue as the articles and by-laws of News Publishing after the merger. If a reverse merger occurs, the board of directors and officers of the wholly owned subsidiary of Fox Entertainment Group formed for the purpose of effecting the merger will become the officers and directors of United Television and the certificate of incorporation and by-laws of United Television will be amended and restated to conform to the certificate and by-laws of such subsidiary.

Representations and Warranties of United Television and News Corporation

   In the merger agreement, News Corporation and United Television make representations and warranties to each other about their respective companies and their respective subsidiaries. The representations and warranties of News Corporation and United Television are subject to exceptions for disclosures made by each of the respective companies. News Corporation and United Television make representations and warranties to each other regarding, among other things, the following:

  . their corporate organization, good standing and qualification to do business;

  .  validity and effectiveness of their charter and by-laws;

  .  capitalization of their companies;

  . the authorization, execution, delivery and performance and the enforceability of the merger agreement and related matters;

  . absence of material defaults or violations under their certificates of incorporation and bylaws and certain other agreements and laws as a result of the contemplated transactions, except as disclosed;

  . except as disclosed, the absence of any requirement of consents, including consents of third parties, approvals, filings or other authorizations to enter into the merger agreement and consummate the merger;

  . possession and effectiveness of all permits and licenses and contracts necessary to carry on business as currently conducted;

  .  the absence of material violations of laws or government orders;

  . filings with the SEC and the accuracy and completeness of the information contained in these filings;

  .  accuracy of financial statements included in filings with the SEC;

  . the absence of certain material changes in their respective businesses since December 31, 1999;

  . the absence of actions, facts, agreements, plans or other circumstances that would be reasonably likely to prevent the merger from qualifying as a reorganization withing the meaning of section 368(a) of the Internal Revenue Code; and

  .  their use of brokers.

   In addition, United Television also makes representations and warranties in the merger agreement with respect to United Television and its subsidiaries, as applicable, regarding the following matters, except as disclosed in the United Television merger agreement:

  . material compliance with applicable rules and regulations of the FCC, and the absence of material proceedings before the FCC;

  .  absence of conflict with permits and material obligations;

  .  absence of defaults under material contracts and licenses;

  .  ownership by United Television of its subsidiaries;

  . authority of special committee, and recommendation of special committee that stockholders of United Television approve the merger and adopt the merger agreement;

  . nonexistence of contracts or agreements that restrict the ability of United Television or its subsidiaries from competing in any line of business or with any person and engaging in any business in any geographic area;

  . absence of facts or circumstances that would prevent the construction and operation of DTV stations by the relevant deadline established by the FCC;

  .  absence of material litigation;

  . material compliance of employee benefit plans with applicable laws, benefit obligations of United Television and its subsidiaries and the effect of the merger on such plans, and the absence of proceedings regarding such plans;

  . absence of pending labor actions and material compliance with labor agreements;

  .  environmental matters;

  .  ownership of intellectual property;

  .  material compliance with applicable tax laws;

  .  title to properties and assets;

  .  Year 2000 compliance;

  . opinion of Bear, Stearns & Co. Inc., financial advisor to the United Television special committee;

  .  stockholder vote required to adopt the merger agreement; and

  . inapplicability of state anti-takeover provisions to the merger agreement and the voting agreement and proxy delivered in connection therewith.

   News Corporation also makes representations and warranties in the merger agreement with respect to News Corporation and its subsidiaries, as applicable, regarding:

  . authority of Fox Television Stations and a newly-formed subsidiary of Fox Entertainment Group to enter into the agreement under which Fox Television Stations will operate the television stations acquired in the merger as licensee;

  . conformity of Preferred ADSs to be issued as merger consideration in all material respects to the description of such shares set forth in the proxy statement dated July 10, 1997 of Heritage Media Corporation;

  . due authorization, execution and delivery of the deposit agreement under which News Corporation will deposit its Preferred ADSs with Citibank, NA, acting as depositary;

  . compliance with all applicable ASX filing requirements and accuracy and completeness of such ASX filings;

  .  accuracy of financial statements contained in ASX filings;

  . no conduct of business prior to the effective time of any subsidiary formed for the purpose of merging into Chris-Craft, BHC or United Television; and

  . ownership of at least 80% of the voting and nonvoting stock of News Publishing.

   All representations and warranties made in the merger agreement expire at the closing of the merger.

Conduct of business by United Television

   United Television has agreed that, until the merger is effected or the merger agreement is terminated, it will not, subject to various exceptions, take specific actions without the consent of News Corporation, unless expressly permitted by the merger agreement or in the Chris-Craft merger agreement. United Television has agreed to the following with respect to itself and, where applicable, its subsidiaries:

  . Conduct of Operations. To conduct its businesses in the ordinary course and in a manner consistent with past practice, including preserving intact its business organizations and relationships.

  . Governing Documents. Not to amend its charter or by-laws in any material respect.

  . Issuance of Stock. Not to issue, sell or otherwise dispose of shares of its capital stock, except for the issuance of common stock upon the exercise of outstanding options.

  . Properties and Assets. Not to sell, encumber or otherwise dispose of any assets except for sales of marketable securities and investment assets for their fair value and except for sales of other assets in the ordinary course of business consistent with past practice not in excess of specified amounts.

  . Dividends and Distributions. Not to declare, make or pay any dividend or other distribution (other than regular cash dividends payable by any wholly owned subsidiary with respect to ordinary course dividends, including dividends designated as special dividends, in a manner consistent with past practice). United Television may, however, advance funds to Chris-Craft on an as-needed basis, including, without limitation, to pay merger expenses, under short term loans on arms-length terms, which loans must be repaid by Chris-Craft if the Chris-Craft merger is not consummated no later than 30 days after consummation of the United Television merger.

  . Changes to Capital Stock. Not to reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its or its subsidiaries' capital stock.

  . Business Combinations; Assets; Indebtedness. Except in connection with acquisitions or investments in the ordinary course of business consistent with past practice and not in excess of specified amounts, not to (1) invest in other companies or assets, or acquire any interest in any broadcast radio or television station, daily English-language newspaper or cable television system; or (2) incur any indebtedness except the refinancing of existing indebtedness.

  . Material Contracts. Not to enter into or amend any material contracts other than in the ordinary course of business and that would not be reasonably likely to prevent or materially delay the consummation of the merger.

  . Capital Expenditures. Not to authorize any capital expenditures in excess of specified amounts.

  . Employee Compensation. Not to increase compensation to executive officers or employees except as specified and except for special bonuses to reward those employees whose efforts were instrumental to the successful consummation of the merger. For additional information about special bonuses, see "Interests of Certain Directors and Executive Officers of the Companies in the Mergers--Bonus Pool" on page [ . ].

  . Employee Benefits. Not to grant any severance or termination pay to any director or executive officer or employee or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement.

  .  Accounting. Not to change its accounting practices.

  . New Contracts. Not to enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which, if in existence and known prior to the execution of the merger agreement, would have resulted in it breaching certain representation and warranties.

  . Litigation; Liabilities. Not to make any material settlements or compromises in connection with any material arbitration, action, suit, investigation or proceeding (other than those related to tax matters), or in connection with the merger or settle or discharge any material liability except as specified.

  . Related Party Agreements. Not to amend or waive any right under or enter into any agreement with any affiliate of United Television or with any stockholder or any of the stockholders' affiliates.

  . Affiliation Agreements. Not to materially change or terminate any network affiliation agreement, retransmission consent agreement or, subject to specified exceptions, any agreement licensing or creating any obligations with respect to the use of the digital data stream of any digital television station.

  . Licenses and Syndication Agreements. Not to enter into, amend or terminate any film or program license or syndication agreement involving aggregate payments beyond specified amounts.

  . General Prohibition. Not to enter into or publicly announce an intention to enter into any contract, agreement, commitment or arrangement to do any of the items set forth above.

  .  FCC Matters. To:

   . use its reasonable best efforts to comply with all applicable material requirements of the FCC;

   . deliver promptly to News Corporation copies of reports filed with the FCC;

   . notify promptly News Corporation of any inquiry, investigation or proceeding initiated by the FCC;

   .  not make or revoke any material election with the FCC; and

   . use its reasonable best efforts to take all actions necessary to complete construction and initial operation of its digital television stations.

  .  Taxes. To:

   . timely file all tax returns required to be filed by it, and prepare the returns in a manner consistent with past practice;

   .  timely pay all taxes due;

   . accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by it for which a tax return is not due prior to the time the merger is effective;

   . promptly notify News Corporation of any tax or material suit, action or audit with respect to it or any of its subsidiaries in respect of any tax matter; and

   . not make or revoke any material tax election or adopt or change a material tax accounting method.

Covenants of United Television and News Corporation

   News Corporation and United Television have agreed as follows:

  . Securities Filings. Each company has agreed to cooperate to file the SEC documents necessary to complete the merger.

  . Special Meeting of United Television. United Television has agreed to call and hold a stockholders' meeting to vote upon the adoption of the merger agreement and approval of the merger.

  . Proxy Solicitation by United Television. United Television has agreed to solicit proxies in favor of the adoption of the merger agreement and approval of the merger, unless it determines, after receiving advice from independent legal counsel, that failure to do so is required in order for its directors to comply with their fiduciary duties under applicable law.

  . Approvals of News Corporation. News Corporation has agreed to obtain, and cause its subsidiaries to obtain, all stockholder and other approvals necessary to consummate the merger and the other transactions contemplated thereby.

  . Regulatory Filings. Each company has agreed to promptly make all governmental filings necessary under the HSR Act and to promptly make all filings with or applications to the FCC that are necessary to consummate the merger and otherwise use reasonable best efforts to consummate the merger, and will do so in a manner designed to obtain regulatory clearance and the satisfaction of these conditions as expeditiously as reasonably possible. Each company has agreed to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast law that may be validly required by any governmental authority, so as to enable the companies to close the merger as expeditiously as reasonably possible, subject to various specified limitations. News Corporation and Fox Television Holdings will have the right to make all decisions concerning any divestiture commitments necessary to comply with the multiple ownership rules (See "The Mergers--Regulatory Matters Relating to the Mergers" on page [ . ]), although they have agreed to regularly consult with and consider the views of United Television in good faith. News Corporation and Fox Television Holdings have also agreed not to seek a waiver of section 73.3555 of the FCC's rules, except for a temporary waiver of subsections (b) and (e) of that section, for a period not to exceed 12 months for television divestitures required to obtain FCC consent, and with respect to subsection (d) of that section, in the application to the FCC requesting such consent, News Corporation has agreed to maintain that no waiver is required to permit it to own a newspaper and two television stations in the New York market, and to request, in the alternative, if that position is rejected or a permanent waiver is not issued by the FCC, a temporary waiver to hold a newspaper and two television stations for a period not to extend beyond the date which is the later to occur of (1) 12 months from the closing date, and
   (2) the conclusion of any then pending FCC rulemaking proceeding regarding 47 CFR Section 73.35555 (d). The parties will not be obligated to take actions in order to comply with conditions which are "adverse conditions". "Adverse conditions" include (1) any requirement that News Corporation or Fox Television Holdings divest any material assets or accept any material limitation on any of their respective material businesses, other than divestitures or operational limitations of broadcast assets (i.e. newspaper and television stations) as is required to comply with the multiple ownership rules or a final order of an antitrust or other similar governmental authority; or (2) any requirement (including any requirement under the multiple ownership rules or a final order of an antitrust or other similar governmental authority) that would require News Corporation, Fox Television Holdings, Chris-Craft, BHC or United Television to divest, hold separate, accept any material operational limitation with respect to, or waive any rights with respect to any of their respective television assets in San Francisco.

  . Consents. Each company will use reasonable best efforts to obtain any third party consents necessary, proper or advisable to consummate the merger.

  . Access to Information; Confidentiality. Each company has agreed to continue to allow the other company reasonable access to its corporate records and has agreed to comply with the Confidentiality Agreement dated September 16, 1999 between News Corporation and Chris-Craft, as amended.

  . Notification. Each company has agreed to promptly notify the other company of (1) any event that would likely cause any representation or warranty to be untrue or inaccurate, or any covenant or condition not to be complied with or satisfied, or the forward merger not to be consummated, and (2) any failure to comply with or satisfy any covenant or condition or agreement to be complied with or satisfied.

  . Tax and FCC Matters. The companies have agreed to cooperate in the preparation of and submission of filings necessary to obtain a favorable ruling from the IRS with the respect to the tax treatment of the United Television merger and consent of the FCC. Chris-Craft will submit any filings and documents in connection with the IRS ruling and shall control the process of obtaining the IRS ruling on behalf of United Television. The forward merger is intended to constitute a tax free plan of reorganization within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Internal Revenue Code, and the parties have agreed not to take any action which will adversely affect this intended tax treatment. News Corporation and United Television have agreed to deliver certain representation letters to Squadron Ellenoff, tax counsel to News Corporation, and Kaye Scholer, tax counsel to United Television, in connection with the proposed tax opinions of each such tax adviser, and also deliver representation letters to Skadden, tax counsel to Chris-Craft, in connection with the IRS ruling.

  . Listing Applications. The companies have agreed to prepare and submit promptly an application to the NYSE for the listing of the new Preferred ADSs to be issued in the merger, and within two business days after the date the merger is effective, prepare and submit an application to the ASX for the listing of the Preferred Ordinary Shares that underlie the Preferred ADSs.

  . ASX Waiver. The companies will promptly seek the waiver of the Australian Stock Exchange's Listing Rule 10.1 (or if not obtained, the approval of News Corporation's stockholders). This waiver has been obtained.

  . Public Announcements. The companies will consult with each other prior to making any public announcements concerning the merger.

  . Affiliates. United Television will notify News Corporation of all persons that may be deemed affiliates of United Television under Rule 145 of the Securities Act, and United Television will use its reasonable best efforts to obtain from each affiliate a letter in which the affiliate agrees to comply with the resale restrictions of Rules 144 and 145 under the Securities Act following the merger.

  . Comfort Letters. News Corporation will use reasonable best efforts to deliver to United Television, and United Television will use reasonable best efforts to deliver to News Corporation, two comfort letters in customary form, from the companies' respective independent public accountants.

  . Compliance with Merger and Voting Agreements. News Corporation has agreed to comply with its obligations under the Chris-Craft merger agreement and the BHC merger agreement.

  . Solicitation of Key Employees. The companies will not solicit for employment any current senior management level employees or any of the three highest compensated on-air talent employees at each television station of the other company.

Reorganization of television assets

   News Corporation has agreed to effect specified transfers of the television assets acquired from United Television in the merger and to take other specified actions in connection with these transfers. For a discussion of the proposed transfers and related transactions, see "Related Transactions" on page [ . ].

No solicitation provision

   United Television has agreed not to, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any "competing transaction", which is defined in the merger agreement as any transaction, other than the merger, that would result in a third party or its stockholders acquiring more than 25% of the voting power of the United Television capital stock then outstanding or more than 25% of the assets of United Television and its subsidiaries, taken as a whole, or enter into or maintain or continue discussions or negotiate with any person in furtherance of any related inquiries or to obtain a competing transaction, or agree to or endorse any competing transaction, or authorize any of the officers, directors or employees of United Television or any agent or representative of United Television to take any of these actions. United Television has agreed to notify News Corporation as promptly as practicable of all the relevant material details relating to all inquiries and proposals that United Television, or any officer, director, employee, agent or representative, may receive relating to any of the foregoing matters.

   Notwithstanding the foregoing, prior to the adoption of the merger agreement by the stockholders of United Television, the board of directors of United Television is not prohibited from:

  . furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes an unsolicited proposal that the board of directors of United Television determines in good faith, after consultation with United Television financial advisors and independent legal counsel, can be reasonably expected to result in a "superior proposal", which is defined in the merger agreement as any proposal that would result in a third party acquiring, directly or indirectly, more than 50% of the voting power of the outstanding United Television capital stock or all or substantially all the assets of United Television and its subsidiaries, taken as a whole, for consideration which the board of directors of United Television determines in its good faith judgment to be more favorable to United Television's stockholders than the merger with News Publishing (or a subsidiary of News Corporation), provided that United Television must notify News Corporation of its intention to provide information to, or enter into negotiations with, a third party concerning a superior proposal, inform News Corporation of the identity of the third party and the material terms and conditions of any superior proposal and enter into a confidentiality agreement with the third party; or

  . complying with its disclosure and other obligations under applicable laws.

Other employee arrangements

   During the one year period commencing on the effective date of the merger, News Corporation will provide employees and former employees of United Television and its subsidiaries with employee benefits that are either substantially comparable to the benefits provided to United Television employees as of the date of the merger agreement, or substantially similar to those provided to employees of News Corporation who are similarly situated.

   If the effective time occurs during the calendar year 2001, then United Television employees who are employed by United Television immediately prior to the effective time, and who are eligible by virtue of being a participant in the United Television 2001 Bonus Plan or by virtue of receiving an annual bonus in 2000 and being eligible to receive an annual bonus for the year 2001, may receive a prorated bonus for service in 2001. The process for determining the bonus for those employees who remain employed on and after the effective date through December 31, 2001 will be determined in the discretion of News Corporation.

   News Corporation will recognize service with United Television under News Corporation's employee benefit plans for purposes of determining eligibility to participate and vesting, but not for purposes of benefit accrual. This service will also apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. If United Television employees are transferred to a new health plan, United Television employees will be given credit for amounts paid under a corresponding health plan during the new health plan's year in which the United Television employees are transferred for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of the new health plan. News Corporation will also honor all vacation, personal and sick days accrued by United Television employees.

   News Corporation will make required payments when due under all United Television benefit plans maintained or contributed to by United Television or any of its subsidiaries that are applicable with respect to any current or former employee or director, including their beneficiaries, of United Television or any of its subsidiaries. However, News Corporation may amend or terminate any United Television benefit plan in accordance with its terms.

Indemnification; directors' and officers' insurance

   Following the merger, the surviving corporation's certificate of incorporation and by-laws will contain the indemnification provisions in favor of officers and directors that are contained in United Television's current restated certificate of incorporation and by-laws.

   For six years following the merger the surviving corporation will maintain directors' and officers' liability insurance covering those persons who are currently covered by United Television's directors' and officers' liability insurance policy on terms comparable to United Television's existing coverage. However, the surviving corporation will not be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by United Television for such insurance. If the annual premiums of such insurance coverage exceed this amount, News Corporation will only be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

   News Corporation will cause the surviving corporation to indemnify, to the fullest extent permitted by law, present and former officers, directors and employees of United Television and other specified persons against various specified indemnifiable claims, including against amounts paid in settlement of any threatened, pending or completed claim based upon the fact that such person is or was a director, officer, employee or stockholder of United Television or any of its current or former subsidiaries.

Conditions to closing

   The merger agreement contains certain conditions to the parties' obligations to complete the merger. The parties will not be obligated to complete the merger unless at or before the time the merger becomes effective:

  . Stockholder Approval. The merger agreement has been adopted by the affirmative vote of a majority of the votes entitled to be cast by stockholders at the United Television stockholders' meeting.

  . Hart-Scott-Rodino Antitrust Improvements Act of 1976. Any applicable waiting period under the HSR Act has terminated or expired.

  . Legality. No governmental authority or court has entered an order or taken other legal action making the merger illegal or otherwise prohibiting its consummation.

  . Registration Statement. The registration statement, of which this joint proxy statement/prospectus forms a part, is declared effective and there is no stop order to suspend the effectiveness of the registration statement.

  . FCC Consent. The FCC has consented to the assignment or to the transfer of control of the FCC licenses of United Television and its subsidiaries to Fox Television Holdings (or a wholly owned subsidiary of Fox Television Holdings), including transfer of those authorizations, licenses, permits, and other approvals, issued by the FCC, and used in the operation of the United Television television stations.

  . Authorizations. Both companies have obtained all other material authorizations, consents, waivers, orders or approvals for the merger required to be obtained from governmental authorities, and both companies have made all required filings and notices with governmental authorities prior to the consummation of the merger.

  . Listing of Shares. The shares of Preferred ADSs issuable to the United Television's stockholders in the merger are authorized for listing on the NYSE, subject to official notice of issuance.

  . Chris-Craft Merger. The Chris-Craft merger shall have occurred or the stockholders of Chris-Craft shall have failed to approve the Chris-Craft merger at a duly held stockholders' meeting.

  . Satisfaction/Waiver of Conditions. All conditions to all parties' obligations to consummate the BHC merger, except completion of the BHC merger, are satisfied or waived.

  . Representations and Warranties. Each representation and warranty that is qualified by materiality is true and correct as of the time the merger becomes effective (other than those which speak as of a different date, which must be true and correct as of that date), each representation and warranty that is not so qualified is true and correct in all material respects, all material agreements and covenants have been performed and complied with, and each party has received from the other party a certificate of the chief executive officer or chief financial officer certifying to the foregoing.

   In addition, News Corporation will not be obligated to complete the merger unless:

  . Affiliate Letter. News Corporation has received an executed copy of an agreement substantially in the form of Exhibit A to the merger agreement from each person named in the letter identifying all persons who may be deemed affiliates of United Television under Rule 145 of the Securities Act.

  . Consents and Orders. News Corporation has received satisfactory evidence that all material consents, approvals, authorizations, qualifications and orders of all governmental authorities legally required for the consummation of the merger, and all other consents, approvals, authorizations, qualifications and orders of all governmental authorities or third parties required for the consummation of the merger have been obtained.

   . Tax Matters. In the case of a forward merger, News Corporation has received:

    . an opinion from its tax counsel that the merger will qualify as a tax-free reorganization under section 368 of the Internal Revenue Code, no income, gain or loss will be recognized by News Corporation, News Publishing and United Television as a result of the merger, and no income, gain, or loss will be recognized by the holders of United Television common stock except to the extent such holders receive cash under the merger; and

    . a private letter ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations.

   . Adverse Condition. No "adverse condition" exists in the FCC consent. "Adverse Conditions" are discussed under the heading "Covenants of Chris-Craft and News Corporation--Regulatory Filings" on page [ . ].

   United Television will not be obligated to complete the merger unless:
   . Tax Matters. In the case of a forward merger, United Television has received:

    . an opinion from its tax counsel that the merger will qualify as a tax-free reorganization under section 368 of the Internal Revenue Code, no income, gain or loss will be recognized by News Corporation, News Publishing and United Television as a result of the merger, and no income, gain, or loss will be recognized by the holders of United Television common stock except to the extent such holders receive cash under the merger; and

    . a private letter ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations.

Termination

   The merger agreement may be terminated and the merger abandoned at any time prior to the effective time:

  . by mutual written consent duly authorized by the boards of directors of each of News Corporation and United Television;

  . by either company, if the transaction is not completed on or prior to November 13, 2001;

  . by United Television, upon a breach of a representation, warranty, covenant or agreement on the part of News Corporation or Fox Television Holdings set forth in the merger agreement, such that a condition to the merger cannot be satisfied prior to November 13, 2001;

  . by News Corporation, upon breach of a representation, warranty, covenant or agreement on the part of United Television set forth in the merger agreement, such that a condition to the merger cannot be satisfied prior to November 13, 2001;

  . by either company, if a governmental authority has issued a final and non-appealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger;

  . by either company, if the approval of the merger by the stockholders of United Television required for the consummation of the merger has not been obtained by reason of the failure to obtain the required vote at a duly held stockholders' meeting, provided United Television will not have the right to terminate the United Television merger agreement if the breach by BHC of the voting agreement is the reason for such failure;

  . by either company, if the Chris-Craft merger agreement has been terminated; provided, that a party will not have the right to terminate the merger agreement if its actions or failure to act has prevented the consummation of the Chris-Craft merger; provided further that United Television will not have the right to terminate the United Television merger agreement if the Chris-Craft merger was terminated because of the failure of the Chris-Craft stockholders to approve their merger at a duly held stockholders meeting called for such purpose; or

  . by either company, if the BHC merger agreement has been terminated; provided, that a party will not have the right to terminate the merger agreement if its actions or failure to act has prevented the consummation of the BHC merger.

   None of the parties is required to pay a "termination" or "break-up" fee to another party if the merger agreement is terminated. Any party may, however, be liable to the other parties in the event of any willful breach of the merger agreement.

Amendment; Waiver

   At any time before the merger becomes effective, the parties may amend or supplement any of the terms of the merger agreement in writing, except that following approval by the United Television stockholders, the parties may not make any other change requiring stockholder approval without obtaining such approval, and any such amendment must also be approved by the special committee. The parties may extend the time for performance of any obligation, waive any inaccuracy in any representation and warranty or other document delivered under the merger agreement, or waive compliance with any condition or agreement in the merger agreement. Any valid waiver must be in writing signed by the party bound by the waiver.

Costs and Expenses

   The parties will bear their own costs and expenses in connection with the merger agreement and the contemplated transactions except that News Corporation and United Television will each pay one-half of the costs associated with printing, filing and mailing this joint proxy statement/prospectus and regulatory filing fees. News Corporation will pay all expenses of the exchange agent. Chris-Craft, BHC and United Television will not, in the aggregate, pay more than one-half of the aggregate transaction expenses.

The United Television Voting Agreement and Proxy

   Simultaneously with the execution of the United Television merger agreement, BHC, which holds approximately 58% of the voting shares of United Television, entered into a voting agreement with News Corporation and News Publishing in which BHC agreed to vote all of its shares of common stock of United Television and any other voting securities of United Television it owns in favor of the approval and adoption of the United Television merger agreement, against any proposals in opposition to the United Television merger agreement and against any competing transaction or superior proposal. BHC also agreed in the voting agreement not to transfer ownership of any of its shares of United Television unless the transferee unconditionally agrees in writing to be bound by the voting agreement. The voting agreement terminates upon the earlier of the termination of the United Television merger agreement or the effective time of the merger.

   In connection with the voting agreement, BHC granted an irrevocable proxy to News Corporation giving certain officers of News Corporation the power to vote BHC's United Television shares in favor of the merger proposal in the event that BHC does not comply with the terms of the voting agreement.

                                 THE COMPANIES

News Corporation

   The News Corporation Limited, together with its subsidiaries, is a diversified international communications company principally engaged in the production and distribution of motion pictures and television programming; television, satellite and cable broadcasting; the publication of newspapers, magazines and books; the production and distribution of promotional and advertising products and services; the development and distribution of conditional access systems, interactive television applications and broadcast control software systems; and the creation and distribution of on-line programming. The activities of News Corporation are conducted principally in the United States, the United Kingdom and Australia and the Pacific Basin. News Corporation has also entered into joint ventures to provide direct-to-home
(DTH) television services in Italy and Latin America.

United States Operations and Interests

   News Corporation holds an 82.76% equity interest (representing a 97.79% voting interest) in Fox Entertainment Group. Fox Entertainment Group is principally engaged in the development, production and worldwide distribution of feature films and television programs, television broadcasting and cable network programming.

   Filmed Entertainment

   Fox Entertainment Group engages in feature film and television production and distribution principally through the following businesses: Fox Filmed Entertainment, a producer and distributor of feature films; Twentieth Century Fox Television, a producer of network television programming; and Fox Television Studios, a producer of television programming for domestic and international distribution.

   Fox Filmed Entertainment produces, finances, acquires and distributes motion pictures throughout the world under a variety of arrangements through Twentieth Century Fox and Fox 2000, which produce motion pictures for mainstream audiences; Fox Searchlight Pictures, which produces and acquires specialized motion pictures; and Twentieth Century Fox Animation, which produces feature-length animated motion pictures.

   Twentieth Century Fox Television produces television programs for the Fox Broadcasting Company, or "FOX", as well as for the ABC, CBS, NBC, WB and UPN television networks and the USA cable network. In addition to U.S. prime-time network series, Fox Television Studios also produces programming in a wide variety of genres for a variety of other domestic and international programming services.

   Television Broadcasting

   Fox Entertainment Group is engaged in the distribution of network programming and the operation of broadcast television stations. FOX has 200 affiliated stations, which reach, during prime time, approximately 99% of all U.S. television households. Of the 200 FOX affiliates, 23 full power television stations are owned by subsidiaries of Fox Entertainment Group. These stations are located in 9 of the top 10 largest designated market areas.

   Cable Network Programming

   Fox Entertainment Group operates and holds interests in cable network programming businesses in the areas of news, sports, general entertainment, family entertainment, documentary programming and movies.

   Fox News Channel is a 24-hour all news cable channel which is currently available to over 54 million U.S. households.

   Fox Sports Networks owns the largest regional sports network programmer in the U.S., focusing on live professional and major collegiate home team sports events. Fox Sports Networks also operates FX Networks, a general entertainment network that currently reaches approximately 53 million cable and DBS households.

   Fox Entertainment Group owns 49.5% of Fox Family Worldwide, which is an integrated family and children's entertainment company that develops, acquires, produces, broadcasts and distributes live-action and animated family and children's television programming on a global basis. Fox Family Worldwide's principal operations are comprised of: (i) International Family Entertainment, Inc., which operates the Fox Family Channel; (ii) the Fox Kids Network; (iii) the Fox Kids International Network Europe N.V.; and (iv) Saban Entertainment, which owns and manages an extensive and growing library of family and children's programming.

   Fox Entertainment Group owns and operates the Los Angeles Dodgers Major League Baseball franchise, along with Dodger Stadium and other related real estate.

   Magazines and Inserts

   News America Marketing FSI, Inc. is one of the two largest publishers in the U.S. of promotional free-standing inserts, known in the industry as "FSIs", which are multi-page promotional booklets containing coupons, sweepstakes, rebates and other consumer offers which are distributed to consumers through insertion in local Sunday newspapers. News America Marketing In-Store, Inc. is the leading provider of in-store marketing products and services, primarily to consumer packaged goods manufacturers, with products in more than 27,000 supermarkets, drug stores and mass merchandisers worldwide.

   News Corporation publishes The Weekly Standard, a weekly magazine offering conservative political commentary, and Maximum Golf, a magazine devoted to golf which is published ten times per year.

   Book Publishing

   Through HarperCollins Publishers, News Corporation is engaged in English language book publishing on a worldwide basis. HarperCollins primarily publishes fiction and non-fiction, including religious books, for the general consumer. In the United Kingdom, HarperCollins also publishes some titles for the educational market.

   Newspapers

   News Corporation owns the New York Post, a mass circulation, metropolitan morning newspaper which is published seven days a week in New York City.

   Other Activities and Interests

   News Digital Media operates News Corporation's U.S. internet properties, including Fox News Online (www.foxnews.com), Fox Sports Online
(www.foxsports.com) and Fox.com (www.fox.com).

   News Corporation currently owns approximately 21% of Gemstar-TV Guide, a leading global technology and media company focused on consumer entertainment. News Corporation has entered into an agreement to acquire Liberty Media Corporation's approximate 21% interest in Gemstar-TV Guide. Gemstar-TV Guide provides interactive program guides and other consumer products including VCR Plus+, a technology that simplifies the recording of television programming, and TV Guide Magazine, the most widely circulated paid weekly magazine in the U.S.

United Kingdom and Other European Operations and Interests

   Newspapers

   The four national newspapers published by News Corporation account for approximately one third of all national newspapers sold in the United Kingdom. The Times and The Sunday Times are leading quality newspapers and The Sun and the News of the World are both popular, mass market newspapers.

   Television

   News Corporation owns approximately 37% of British Sky Broadcasting Group plc, or "BSkyB". BSkyB is one of the leading pay television broadcasters in the United Kingdom and is one of the leading suppliers of content, including movies, news, sports and general entertainment, to pay television operators in the United Kingdom. News Corporation also owns approximately 50% of Stream S.p.A., a leading Italian pay television service provider.

   Technology

   News Corporation owns approximately 80% of NDS Group plc, a leading provider of interactive television applications and conditional access systems to digital satellite and cable pay television broadcasters. Conditional access systems scramble programming content to prevent unauthorized access and, therefore, are a necessary component of every pay television system.

Australia and the Pacific Basin Operations and Interests

   Newspapers

   News Corporation is the largest newspaper publisher in Australia, owning more than 100 daily, Sunday, weekly, bi-weekly and tri-weekly newspapers, of which 76 are suburban publications. News Corporation publishes the only nationally distributed general interest newspaper in Australia, leading metropolitan and suburban newspapers in each of the major Australian cities of Sydney, Melbourne, Adelaide and Perth and their respective suburbs. News Corporation's daily and Sunday newspapers (exclusive of its suburban and regional newspapers) account for over 50% of the total circulation of all daily and Sunday newspapers (excluding suburban and regional newspapers) published in Australia. News Corporation owns a 42% equity interest in Queensland Press Limited, which publishes two metropolitan and eight regional newspapers in Australia.

   Television

   News Corporation, through its wholly-owned subsidiary, STAR, is engaged in the development, production and distribution of television programming throughout Asia and the Middle East. STAR is the leading pan-Asian television content and service provider, focused on India and China and operating in 51 other countries. STAR currently broadcasts its programming in seven languages across 28 channels. News Corporation also has an approximate 8% interest in Sky PerfecTV!, the leading multi-channel digital satellite television distribution platform in Japan.

Latin American Operations and Interests

   News Corporation has a 36% interest in Net Sat Servicos Ltda., operator of Sky Brazil, the leading DTH pay television service in Brazil, and a 30% interest in Innova S. de R.L., operator of Sky Mexico, the leading DTH pay television service in Mexico. News Corporation also owns a 30% interest in Sky Multi-Country Partners, a joint venture which, together with local partners, is operating DTH pay television services in Colombia and Chile and recently launched a pay television service in Argentina. News Corporation has agreed to purchase Liberty Media International, Inc.'s 10% interest in Net Sat, Innova and Sky Multi-Country Partners, subject to several conditions, in connection with its acquisition of Liberty's interest in Gemstar-TV Guide.

Chris-Craft

   Chris-Craft Industries, Inc. was organized in 1928 and adopted its present name in 1962. Chris-Craft is primarily engaged in television broadcasting, conducted through its majority-owned (80% at November 30, 2000) subsidiary, BHC Communications, Inc., which owns 100% of Chris-Craft Television, Inc., 100% of Pinelands, Inc. and, as of November 30, 2000, 58% of United Television, Inc.

 Television Division

   BHC and United Television together operate six very high frequency (VHF) television stations and four ultra high frequency (UHF) television stations, together constituting Chris-Craft's Television Division. Commercial television broadcasting in the U.S. is conducted on 68 channels numbered 2 through 69. Channels 2 through 13 are in the VHF bank, and channels 14 through 69 are in the UHF bank. In general, UHF stations are at a disadvantage relative to VHF stations, because UHF frequencies are more difficult for households to receive. This disadvantage generally is eliminated when a viewer receives the UHF station through a cable system.

   Commercial broadcast television stations may be either affiliated with one of the three major national networks (ABC, NBC and CBS); three more recently established national networks (Fox Broadcasting Company, United Paramount Network (UPN) and The WB Network), which provide substantially fewer hours of programming; or may be independent.

   The following table sets forth selected information with respect to BHC and United Television stations and their respective markets as of October 2000:

                             Network
        Station and        Affiliation/    DMA TV       DMA    DMA Cable TV
        Location(1)          Channel    Households(2) Rank(2) Penetration(3)
        -----------        ------------ ------------- ------- --------------
   WWOR(4)                     UPN 9      6,935,610     1st         75%
    Secaucus
   KCOP                       UPN 13      5,354,150     2nd         65%
    Los Angeles
   KPTV                       UPN 12      1,017,760    23rd         62%
    Portland
   KMSP                        UPN 9      1,510,130    14th         55%
    Minneapolis/ St. Paul
   KTVX                        ABC 4        732,380    36th         53%
    Salt Lake City
   KMOL                        NBC 4        693,810    37th         65%
    San Antonio
   KBHK                       UPN 44      2,431,720     5th         72%
    San Francisco
   KUTP                       UPN 45      1,441,660    17th         59%
    Phoenix
   WRBW                       UPN 65      1,126,000    21st         76%
    Orlando
   WUTB                       UPN 24      1,010,160    24th         69%
    Baltimore

--------
(1) KCOP, KPTV and WWOR are owned by wholly-owned subsidiaries of BHC; the remaining stations are owned by United Television or wholly-owned subsidiaries of United Television.
(2) Designated Market Area (DMA) is an exclusive geographic area consisting of all counties in which the home-market commercial stations received a preponderance of total viewing hours. The ranking shown is the nationwide rank, in terms of television households in DMA, of the market served by the station. Source: Nielsen Media Research television households universe estimates.
(3) Cable penetration refers to the percentage of DMA television viewing households receiving cable television service, as estimated by Nielsen Media Research.
(4) WWOR UPN 9 broadcasts across a tri-state area including the entire New York City metropolitan area.

 Industrial Division

   Chris-Craft Industrial Products, Inc., a wholly-owned subsidiary of Chris-Craft that constitutes its Industrial Division, is primarily engaged in manufacturing plastic flexible films and distributing containment systems to the healthcare industry. These products are marketed as roll and cut stock as well as proprietary and private-label end products. The end products include plastic flexible films and water-soluble hospital laundry bags. Significant portions of the sales of the Industrial Division are to the flexible film packaging industry, composite material fabricators, and health care facilities. Sales of particular items may vary widely from year to year as specifications, designs and other conditions change. The products of the Industrial Division are sold by it directly and by sales agents and distributors.

BHC

   BHC is the majority-owned (80% at November 30, 2000) television broadcasting subsidiary of Chris-Craft. BHC was organized in 1977 under the name BHC, Inc. and changed its name to BHC Communications, Inc. in 1989. BHC's principal business is television broadcasting, conducted through its wholly-owned subsidiaries, Chris-Craft Television, Inc. and Pinelands, Inc., and its majority-owned (58% at November 30, 2000) subsidiary, United Television.

   BHC and United Television together operate six VHF television stations and four UHF television stations, as indicated in the table under the caption "Chris-Craft". Eight stations are affiliates of UPN, one is affiliated with ABC, and one is affiliated with NBC.

United Television

   United Television, organized in 1956, is the majority-owned (58% at November 30, 2000) subsidiary of BHC. United Television owns and operates three VHF television stations and four UHF television stations of BHC's ten television stations that comprise Chris-Craft's Television Division, as indicated in the table under the caption "Chris-Craft". Five stations are affiliates of UPN, one is affiliated with ABC, and one is affiliated with NBC.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

   Each of Chris-Craft, BHC and United Television is incorporated in the State of Delaware, and News Corporation is incorporated under the laws of the State of South Australia. The rights of stockholders of Chris-Craft, BHC or United Television currently are governed by the law of Delaware and that company's certificate of incorporation and by-laws. The rights of stockholders of News Corporation currently are governed by the law of South Australia and that company's constitution.

   In accordance with the merger agreements, at the date the mergers become effective, the stockholders of Chris-Craft, BHC and United Television who elect to receive the stock of News Corporation in the mergers will each exchange all or a portion of their respective shares for News Corporation Preferred American Depositary Shares (Preferred ADSs), each representing four News Corporation Preferred Ordinary Shares.

   The following summary is a comparison of the material rights of:

  . the holders of Preferred Ordinary Shares of News Corporation, represented by Preferred ADSs;

  . the holders of common stock and convertible preferred stock of Chris-Craft; and

  .  the holders of common stock of BHC and United Television.

   The certificates of incorporation and the by-laws of Chris-Craft, BHC and United Television and the constitution of News Corporation are incorporated by reference in this joint proxy statement/prospectus. Copies of these constituent documents can be found with each company's respective filing with the SEC. For additional information about those documents, see "Where You Can Find More Information" on page [ . ]. The following summary is not and does not purport to be complete or identify all differences that may exist between the different companies' stockholders' rights, whether under the companies' constituent documents or under Delaware, Australian or any other applicable law. Because Chris-Craft redeemed all of its outstanding prior preferred stock in September 2000, the provisions relating to the prior preferred stock are generally not included in this summary. The following summary is qualified by reference to the full text of:

  .  the Delaware General Corporation Law;

  . the Australian Corporations Law, which is uniform in every Australian state; and

  .  the constituent documents of each of:

   .  News Corporation;

   .  Chris-Craft;

   .  BHC; and

   .  United Television.

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
-------------------------------------------------------------------------------
Authorized      . There is no   . Chris-        . BHC's         . United
Capital:          longer any      Craft's         certificate     Television's
                  concept of      certificate     of              certificate
                  authorized      of              incorporation   of
                  capital or      incorporation   provides for    incorporation
                  par value       provides for    authorized      provides for
                  under           authorized      capital         authorized
                  Australian      capital         totaling        capital
                  law. News       totaling        450,000,000     totaling
                  Corporation's   160,397,553     shares,         26,000,000
                  constitution    shares,         consisting      shares,
                  provides for    consisting      of:             consisting
                  the issuance    of:            . 200,000,000    of:
                  of the         . 73,399          shares, par   . 25,000,000
                  following        shares,         value $.01      shares, par
                  types of         without par     per share,      value $.10
                  shares:          value, of       of class A      per share,
                                   prior           common          of common
                                   preferred       stock;          stock; and
                                   stock;
                 . a Preferred
                   Limited
                   Voting                        . 200,000,000   . 1,000,000
                   Ordinary                        shares, par     shares, par
                   Share,                          value $.01      value $1.00
                   referred to                     per share,      per share,
                   in this                         of class B      of
                   joint proxy                     common          preferred
                   statement/prospectus            stock; and      stock.
                   as a
                   Preferred
                   Ordinary
                   Share;
                                 . 324,154
                                   shares, par
                                   value $1.00
                                   per share,
                                   of
                                   convertible
                                   preferred     . 50,000,000
                                   stock;          shares, par
                                 . 10,000,000      value $.01
                                   shares, par     per share,
                 . an Ordinary     value $1.00     of
                   Share;          per share,      preferred
                 . a Non-          of              stock.
                   Voting          preferred
                   Ordinary        stock;
                   Share; or     . 100,000,000
                 . such other      shares, par
                   shares as       value $.50
                   may be          per share,
                   permitted       of common
                   by News         stock; and
                   Corporation's . 50,000,000
                   constitution,   shares, par
                   which           value $.50
                   currently       per share,
                   includes:       of class B
                  . Converting     common
                    Preference     stock.
                    Shares;
                  . Redeemable
                    Ordinary
                    Shares;
                  . Perpetual
                    Preference
                    Shares;
                    and
                  . Redeemable
                    Preference
                    Shares.

Quorum:         . Under News    . Under         . Under         . Under
                  Corporation's   Delaware        Delaware        Delaware
                  constitution,   law, a          law, a          law, a
                  five            quorum          quorum          quorum
                  shareholders    exists at       exists at       exists at
                  entitled to     any meeting     any meeting     any meeting
                  vote and        at which the    at which the    at which the
                  present in      holders of a    holders of a    holders of a
                  person, by      majority of     majority of     majority of
                  proxy,          the shares      the shares      the shares
                  attorney or     entitled to     entitled to     entitled to
                  representative  vote are        vote are        vote are
                  (if a           present or      present or      present or
                  corporation)    represented     represented     represented
                  constitute a    at the          at the          at the
                  quorum.         commencement    commencement    commencement
                                  of the          of the          of the
                                  meeting.        meeting.        meeting.
                                  Chris-
                                  Craft's
                                  certificate
                                  of
                                  incorporation
                                  further
                                  provides
                                  that with
                                  respect to
                                  the approval
                                  of the
                                  Chris-Craft
                                  merger
                                  agreement a
                                  quorum
                                  requires the
                                  presence, in
                                  person or by
                                  proxy, of
                                  the holders
                                  of shares
                                  representing
                                  a majority
                                  of the votes
                                  entitled to
                                  be cast by
                                  Chris-Craft
                                  convertible
                                  preferred
                                  stockholders.

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------

Voting:         . Under         . The vote of   . The vote of   . The vote of
                  Australian      holders of a    holders of a    holders of a
                  law, most       majority of     majority of     majority of
                  matters         the voting      the voting      the voting
                  requiring       stock           stock           stock
                  shareholder     represented     represented     represented
                  approval may    at a            at a            at a
                  be acted        stockholders    stockholders    stockholders
                  upon by an      meeting of a    meeting of a    meeting of a
                  ordinary        Delaware        Delaware        Delaware
                  resolution,     corporation     corporation     corporation
                  but some        generally       generally       generally
                  matters         constitutes     constitutes     constitutes
                  require the     stockholder     stockholder     stockholder
                  approval of     action,         action,         action,
                  a special       except that     except that     except that
                  resolution.     directors       directors       directors
                                  are elected     are elected     are elected
                                  by a            by a            by a
                . Under           plurality of    plurality of    plurality of
                  Australian      the votes       the votes       the votes
                  law, voting     and as          and as          and as
                  rights of       otherwise       otherwise       otherwise
                  shareholders    set forth       set forth       set forth
                  are largely     below.          below.          below.
                  governed by
                  the           . Chris-        . BHC's         . Each share
                  company's       Craft's         certificate     of United
                  constitution,   certificate     of              Television
                  the             of              incorporation   common stock
                  Australian      incorporation   provides in     carries one
                  Corporations    provides in     general         vote.
                  Law and the     general         that:
                  listing         that:          . each share
                  rules of the   . each share      of class A
                  Australian       of common       common
                  Stock            stock           stock
                  Exchange.        carries one     carries one
                                   vote; and       vote; and
                                 . each share    . each share
                . Votes at         of class B      of class B
                  meetings are     common          common
                  conducted by     stock           stock
                  a show of        carries ten     carries ten
                  hands unless     votes.          votes.
                  a poll is     . Chris-
                  demanded. A     Craft's
                  poll may be     certificate
                  demanded by:    of
                                  incorporation
                                  provides      . BHC's by-     . United
                                  that each       laws            Television's
                                  holder of a     provide         by-laws
                                  share of        that the        require all
                                  convertible     vote on any     elections of
                                  preferred       question        directors to
                                  stock is        need not be     be by
                                  entitled to:    by written      written
                                                  ballot          ballot.
                                                  unless:         Voting on
                                                                  any other
                                                                  matter may
                                                                  be viva
                                                                  voce, unless
                                                                  voting by
                                                                  ballot is:
                 . chairman of
                   the                           . required by
                   meeting;                        statute; or
                 . at least                      . determined
                   five          . except as       by the
                   shareholders    otherwise       chairman of
                   having a        provided in     the meeting
                   right to        the             to be         . required by
                   vote; or        certificate     advisable.      law; or
                 . members         of                            . demanded by
                   with at         incorporation,                  any
                   least 5% of     7.8 votes;                      stockholder
                   the vote        or                              entitled to
                   that may be                  . Delaware         vote.
                   cast on the                    law
                   resolution                     requires
                   on a poll.    . such number    that all
                                   of votes       elections
                                   equal to 21    of            . Delaware law
                                   times the      directors       requires
                                   number of      be by           that all
                . Each holder      shares of      written         elections of
                  of Ordinary      common         ballot,         directors be
                  Shares or        stock into     unless          by written
                  Redeemable       which the      otherwise       ballot,
                  Ordinary         share of       provided in     unless
                  Shares (or       convertible    the             otherwise
                  proxy,           preferred      corporation's   provided in
                  attorney or      stock is       certificate     the
                  representative   directly       of              corporation's
                  of such          convertible    incorporation.  certificate
                  holder) has:     if:            BHC's           of
                 . one vote on    . the share     certificate     incorporation.
                   a show of        was held by   of              United
                   hands; and       the           incorporation   Television's
                 . one vote        holder on      does not        certificate
                   per             the date       otherwise       of
                   Ordinary        class B        provide.        incorporation
                   Share or        common stock                   does not
                   Redeemable      was first    . BHC's by-       otherwise
                   Ordinary        distributed    laws            provide.
                   Share           to common      provide
                   registered      stock          that, on a    . United
                   in his or       stockholders,  vote by         Television's
                   her name on     or the         written         by-laws
                   a poll          holder is      ballot,         provide that
                   (but, votes     a permitted    each ballot     on a vote by
                   on a poll       transferee;    shall be        written
                   with            and            signed by       ballot, each
                   respect to                     the             ballot shall
                   partly paid                    stockholder,    be signed by
                   shares are                     or proxy,       the
                   pro rata in                    voting and      stockholder,
                   accordance                     shall state     or proxy,
                   with the                       the number      voting and
                   amount paid                    of shares       shall state
                   up on such                     voted.          the number
                   shares).       . so long as                    of shares
                                    any class                     voted.
                                    B common stock
                                    is
                                    outstanding;
                                    or
                                 . the number
                                   of votes
                                   equal to
                                   the number
                                   of shares
                                   of common
                                   stock into
                                   which the
                                   share of
                                   convertible
                                   preferred
                                   stock is
                                   directly
                                   convertible,
                                   as
                                   described
                                   in Chris-
                                   Craft's
                                   certificate
                                   of
                                   incorporation,
                                   if:

                                                . Under BHC's
                                                  certificate
                                                  of
                                                  incorporation,
                                                  holders of
                                                  class A
                                                  common
                                                  stock and
                                                  class B
                                                  common
                                                  stock vote
                                                  on all
                                                  matters
                                                  together as
                                                  one class.



   Provision         News            Chris-Craft         BHC           United
                  Corporation                                        Television
--------------------------------------------------------------------------------
                . The vote of        . the share
                  a majority           was
                  of members           transferred
                  present at a         after the
                  meeting and          above date,
                  entitled to          unless the
                  vote is              holder is a
                  generally            permitted
                  required to          transferee;
                  pass a               or
                  resolution         . there is no
                  on a show of         longer any
                  hands.               class B
                  However, the         common
                  rights and           stock
                  privileges           outstanding.
                  attached to
                  each class       . Chris-        . Under         . Under
                  into which         Craft's by-     Delaware law    Delaware law
                  the capital        laws provide    and BHC's       and United
                  is divided         that the        certificate     Television's
                  may be             vote on any     of              certificate
                  modified,          question        incorporation,  of
                  abrogated or       need not be     any action      incorporation,
                  dealt with         by written      may be taken    any action
                  only by:           ballot          by written      may be taken
                 . a three-          unless:         consent of      by written
                   fourths          . required by    holders of      consent of
                   majority of        statute; or    stock           holders of
                   the votes        . determined     sufficient      stock
                   cast at a          by the         to authorize    sufficient
                   separate           chairman of    the action      to authorize
                   meeting of         the meeting    at a            the action
                   the holders        to be          meeting.        at a
                   of that            advisable.                     meeting.
                   class; or
                 . in certain cir- . Delaware law
                   cumstances        requires
                   written           that all
                   consent           elections of
                   approving         directors be
                   such action       by written
                   by the            ballot,
                   holders of        unless
                   three-            otherwise
                   fourths of        provided in
                   the shares        the
                   of such           corporation's
                   class.            certificate
                                     of
                . A holder of        incorporation.
                  a Preferred        Chris-Craft's
                  Ordinary           certificate
                  Share is           of
                  entitled to        incorporation
                  vote at any        does not
                  general            otherwise
                  meeting in         provide.
                  the same
                  manner and       . Chris-
                  subject to         Craft's by-
                  the same           laws provide
                  conditions         that on a
                  as the             vote by
                  holder of an       written
                  Ordinary           ballot, each
                  Share but          ballot shall
                  only under         be signed by
                  the                the
                  following          stockholder,
                  circumstances:     or proxy,
                 . on a              voting and
                   proposal:         shall state
                  . to reduce        the number
                    the share        of shares
                    capital of       voted.
                    the
                    company;       . Under
                  . to wind up       Delaware law
                    or during        and
                    the              Chris-Craft's
                    winding up       certificate
                    of the           of
                    company;         incorporation,
                    or               any action
                  . for the          may be taken
                    disposal         by written
                    of the           consent of
                    whole of         holders of
                    the              stock
                    property,        sufficient
                    business         to authorize
                    and              the action
                    undertaking      at a
                    of the           meeting.
                    company;
                 . when any        . Except as
                   preferential      otherwise
                   dividend          required by
                   declared on       law or
                   such              provided
                   Preferred         under
                   Ordinary          Chris-Craft's
                   Share is in       certificate
                   arrears;          of
                 . on a              incorporation,
                   proposal          holders of
                   which             convertible
                   affects           preferred
                   rights            stock,
                   attached to       common stock
                   Preferred         and class B
                   Ordinary          common stock
                   Shares; or        vote on all
                 . on a              matters
                   resolution        (including
                   to approve        the election
                   the terms         of
                   of an             directors)
                   agreement         together as
                   to buy-back       one class.
                   the shares.

                . The
                  following
                  will be
                  deemed to
                  directly
                  affect the
                  rights
                  attached to,
                  and the
                  rights and
                  privileges
                  of holders
                  of,
                  Preferred
                  Ordinary
                  Shares:
                 . issuance of
                   other
                   preference
                   shares
                   ranking in
                   any respect
                   prior to
                   Preferred
                   Ordinary
                   Shares; or

   Provision   News Corporation   Chris-Craft         BHC      United Television
--------------------------------------------------------------------------------


                 . conversion   . Chris-
                   of Ordinary    Craft's
                   Shares and     certificate
                   Non-Voting     of
                   Ordinary       incorporation
                   Shares into    specifies
                   preference     matters
                   shares         requiring
                   ranking in     the
                   any respect    affirmative
                   prior to or    vote of the
                   ranking        holders of a
                   equally        particular
                   Preferred      class of
                   Ordinary       stock,
                   Shares.        voting as a
                                  separate
                . The             class, such
                  following       as:
                  will be        . to adopt an
                  deemed not       amendment
                  to directly      to the
                  affect such      certificate
                  rights or        of
                  privileges:      incorporation
                 . issue of        that alters
                   other           adversely
                   preference      the rights
                   shares          of holders
                   ranking         of that
                   equally         particular
                   with            class;
                   Preferred     . to effect a
                   Ordinary        merger,
                   Shares; or      consolidation,
                 . issue of        dissolution
                   additional      or
                   Preferred       liquidation;
                   Ordinary        or
                   Shares.       . to authorize
                                   new classes
                                   of stock
                                   with
                                   specified
                                   characteristics
                                   or
                                   additional
                                   shares of
                                   specified
                                   classes.

Voting for      . Under         . In addition   . Delaware law  . Delaware law
mergers and       Australian      to any class    requires the    requires the
other             law and         vote            affirmative     affirmative
corporate         Australian      required by     vote of a       vote of a
reorganizations:  Stock           Chris-          majority of     majority of
                  Exchange        Craft's         the stock       the stock
                  Listing         certificate     entitled to     entitled to
                  Rules, the      of              vote to         vote to
                  method of       incorporation,  authorize       authorize
                  effecting a     as described    any merger,     any merger,
                  merger or       above,          consolidation,  consolidation,
                  corporate       Delaware law    dissolution,    dissolution,
                  reorganisation  requires the    or sale of      or sale of
                  will            affirmative     substantially   substantially
                  determine       vote of a       all of the      all of the
                  whether News    majority of     assets of a     assets of a
                  Corporation's   the stock       corporation.    corporation.
                  shareholders    entitled to     However, no     However, no
                  vote on the     vote to         vote by         vote by
                  transaction.    authorize       stockholders    stockholders
                . No              any merger,     of a            of a
                  shareholder     consolidation,  Delaware        Delaware
                  approval is     dissolution,    corporation     corporation
                  required        or sale of      surviving a     surviving a
                  under the       substantially   merger is       merger is
                  Australian      all of the      required if:    required if:
                  Corporations    assets of a    . the           . the
                  Law for a       corporation.     surviving       surviving
                  takeover bid    However, no      corporation's   corporation's
                  made under      vote by          certificate     certificate
                  Chapter 6 of    stockholders     of              of
                  the             of a             incorporation   incorporation
                  Australian      Delaware         is not          is not
                  Corporations    corporation      amended by      amended by
                  Law.            surviving a      the merger;     the merger;
                                  merger is
                                  required if:
                . Australian                     . each share    . each share
                  law provides                     of stock of     of stock of
                  for schemes                      the             the
                  of                               surviving       surviving
                  arrangement,                     corporation     corporation
                  arrangements                     will be an      will be an
                  or                               outstanding     outstanding
                  compromises                      or treasury     or treasury
                  between a                        share of the    share of
                  company and                      surviving       the
                  any class of                     corporation     surviving
                  its                              after the       corporation
                  shareholders                     merger; and     after the
                  or                                               merger; and
                  creditors,
                  to be used
                  for certain
                  types of
                  reconstructions,
                  amalgamations,
                  capital
                  reorganizations
                  and
                  takeovers.
                  These
                  schemes of
                  arrangement
                  require:
                                 . the
                                   surviving
                                   corporation's
                                   certificate
                                   of
                                   incorporation
                                   is not
                                   amended by
                                   the merger;
                                 . each share
                                   of stock of
                                   the           . the shares
                                   surviving       to be issued  . the shares
                                   corporation     in the          to be
                                   will be an      merger do       issued in
                                   outstanding     not             the merger
                                   or treasury     constitute      do not
                                   share of        more than       constitute
                                   the             20% of the      more than
                                   surviving       surviving       20% of the
                                   corporation     corporation's   surviving
                                   after the       outstanding     corporation's
                                   merger; and     common stock    outstanding
                                 . the shares      immediately     common
                                   to be           prior to the    stock
                                   issued in       effective       immediately
                 . the             the merger      date of the     prior to
                   approval at     do not          merger.         the
                   a special       constitute                      effective
                   meeting of      more than                       date of the
                   the company     20% of the                      merger.
                   of a            surviving
                   majority in     corporation's                . United
                   number of       outstanding                    Television's
                   the             common                         certificate
                   shareholders;   stock                          of
                   and             immediately                    incorporation
                 . the             prior to                       provides
                   affirmative     the                            that
                   votes of        effective                      whenever a
                   75% of the      date of the                    compromise
                   votes           merger.                        or
                   attaching                                      arrangement
                   to the                                         is proposed
                   relevant                                       between:
                   class of
                   shares held                                   . the
                   by those                                        corporation
                   present and                                     and its
                   voting,                                         creditors
                   either in                                       or any
                   person or                                       class of
                   by proxies;                                     creditors;
                   and                                             or
                 . the
                   sanction of
                   the court.

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
                 . A sale of                                     . the
                   substantially                                   corporation
                   all of News                                     and its
                   Corporation's                                   stockholders
                   assets or a                                     or any
                   change in                                       class of
                   the nature                                      stockholders;
                   or rate of                                    any Delaware
                   its                                           court of
                   activities                                    equitable
                   will                                          jurisdiction
                   require                                       may, on
                   approval by                                   application
                   majority                                      by any
                   vote of its                                   creditor,
                   shareholders                                  stockholder,
                   under the                                     receiver or
                   Australian                                    trustee
                   Stock                                         order:
                   Exchange                                      . a meeting
                   Listing                                         of
                   Rules.                                          creditors
                                                                   or class of
                                                                   creditors;
                                                                   and/or
                                                                 . a meeting
                                                                   of
                                                                   stockholders
                                                                   or class of
                                                                   stockholders
                                                                 (as the case
                                                                 may be), and
                                                                 must be:
                                                                 . agreed to
                                                                   by a
                                                                   majority in
                                                                   number
                                                                   representing
                                                                   three-
                                                                   fourths in
                                                                   value of
                                                                   the
                                                                   creditors
                                                                   or class of
                                                                   creditors,
                                                                   and/or the
                                                                   stockholders
                                                                   or class of
                                                                   stockholders
                                                                   (as the
                                                                   case may
                                                                   be); and
                                                                 . sanctioned
                                                                   by the
                                                                   Delaware
                                                                   court of
                                                                   equitable
                                                                   jurisdiction.

Amendment of    . Under         . Under         . Under         . Under
charter           Australian      Delaware        Delaware        Delaware
documents:        law, a          law, charter    law, charter    law, charter
                  corporation     amendments      amendments      amendments
                  is able to      generally       generally       generally
                  modify or       require:        require:        require:
                  repeal its     . approval of   . approval of   . approval of
                  constitution     directors;      directors;      directors;
                  in whole or    . vote of the   . vote of the   . vote of the
                  in part by a     holders of a    holders of      holders of
                  three-           majority of     a majority      a majority
                  fourths          outstanding     of              of
                  majority of      stock; and      outstanding     outstanding
                  the votes      . vote of the     stock; and      stock; and
                  cast by          holders of a  . vote of the   . vote of the
                  members          majority of     holders of      holders of
                  entitled to      each class      a majority      a majority
                  vote on the      of stock        of each         of each
                  resolution       outstanding     class of        class of
                  who attend       and entitled    stock           stock
                  and vote at      to vote         outstanding     outstanding
                  a general        thereon as a    and             and
                  meeting. The     class.          entitled to     entitled to
                  board of                         vote            vote
                  directors is                     thereon as      thereon as
                  not                              a class.        a class.
                  authorized
                  to change
                  the
                  constitution.
                . Amendments    . Chris-        . BHC's         . United
                  affecting       Craft's         certificate     Television's
                  the rights      certificate     of              certificate
                  of the          of              incorporation   of
                  holders of      incorporation   requires any    incorporation
                  any class of    requires any    amendment to    requires any
                  shares may,     amendment to    Article         amendment to
                  depending on    Article         Fifth           Articles
                  the rights      Seventh         (dealing        Seventh and
                  attached to     (dealing        with the        Eighth
                  such class,     with the        number,         (dealing
                  also require    number,         election,       with the
                  approval of     election,       removal and     number,
                  the classes     removal and     vacancy of      election,
                  affected in     vacancy of      directors)      removal and
                  separate        directors)      or to the       vacancy of
                  class           or to the       by-laws         directors)
                  meetings.       by-laws         dealing with    to be
                                  dealing with    the same to     approved:
                                  the same to     be approved:   . by the
                                  be approved:   . by the          holders of
                                 . by the          holders of      shares
                                   holders of      shares          representing
                                   shares          representing    at least
                                   representing    at least        two-thirds
                                   at least        two-thirds      of the
                                   two-thirds      of the          votes
                                   of the          votes           entitled to
                                   votes           entitled to     be cast at
                                   entitled to     be cast at      a meeting
                                   be cast at      a meeting       of
                                   a meeting       of              stockholders
                                   of              stockholders    called for
                                   stockholders    called for      consideration
                                   called for      consideration   of such
                                   consideration   of such         amendment;
                                   of such         amendment;      or
                                   amendment;      or
                                   or                            . by the
                                                 . by the          written
                                 . by the          written         consent of
                                   written         consent of      the holders
                                   consent of      the holders     of such
                                   the holders     of such         shares.
                                   of such         shares.
                                   shares.

  Provision          News            Chris-Craft             BHC               United
                  Corporation                                                Television
----------------------------------------------------------------------------------------------------
                                    . Chris-            . BHC's by-         . United
                                      Craft's             laws may            Television's
                                      by-laws             be amended          by-laws
                                      may be              by:                 may be
                                      amended           . the                 adopted,
                                      by:                 holders             amended or
                                    . the                 of shares           repealed
                                      stockholders        representing        by
                                      at a                a                 . the vote
                                      meeting;            majority            of the
                                      or                  of the              holders of
                                    . by the              votes               shares
                                      board of            entitled            entitled
                                      directors,          to be               to vote in
                                      provided            cast in             the
                                      that any            the                 election
                                      by-laws             election            of
                                      so                  of                  directors,
                                      adopted             directors;          or
                                      may be              or                . the board
                                      amended           . the board           of
                                      or                  of                  directors,
                                      repealed            directors,          provided
                                      by the              provided            that any
                                      stockholders        that any            by-laws so
                                                          by-laws             made,
                                                          so                  amended or
                                                          adopted             repealed
                                                          may be              may be
                                                          amended             amended or
                                                          or                  repealed.
                                                          repealed
                                                          by the
                                                          stockholders.

Dividends:       . Under            . Under             . Under             . Under
                   Australian         Delaware            Delaware            Delaware
                   law, a             law, a              law, a              law, a
                   corporation        corporation         corporation         corporation
                   is only            is                  is                  is
                   permitted          permitted           permitted           permitted
                   to pay             to declare          to declare          to declare
                   dividends          and pay             and pay             and pay
                   out of             dividends           dividends           dividends
                   profits            out of              out of              out of
                   available          surplus or          surplus or          surplus or
                   for                net                 net                 net
                   distribution       profits             profits             profits
                   and not            for the             for the             for the
                   out of the         current             current             current
                   share              and/or              and/or              and/or
                   capital.           preceding           preceding           preceding
                                      fiscal              fiscal              fiscal
                                      year, so            year, so            year, so
                                      long as             long as             long as
                                      dividends           dividends           dividends
                                      will not            will not            will not
                                      reduce              reduce              reduce
                                      capital             capital             capital
                                      below that          below that          below that
                                      represented         represented         represented
                                      by all              by all              by all
                                      classes of          classes of          classes of
                                      stock               stock               stock
                                      having              having              having
                                      preference          preference          preference
                                      upon the            upon the            upon the
                                      distribution        distribution        distribution
                                      of assets.          of assets.          of assets.

                 . News             . Holders of        . Holders of
                   Corporation's      convertible         class A
                   constitution       preferred           common
                   provides           stock are           stock and
                   that,              entitled            class B
                   subject to         to receive          common
                   the                cumulative          stock will
                   satisfaction       preferential        be
                   of the             dividends           entitled
                   rights of          of $1.40            to receive
                   holders of         cash per            such
                   Converting         year per            dividends
                   Preference         outstanding         and
                   Shares and         share,              distributions
                   Preferred          payable             (payable
                   Ordinary           (if                 in cash or
                   Shares,            declared)           otherwise)
                   dividends          in equal            as may be
                   on                 semi-               declared
                   Ordinary           annual              by the
                   Shares,            installments.       board of
                   Redeemable       . All                 directors
                   Ordinary           cumulative          from time
                   Shares and         dividends           to time.
                   Non-Voting         on                . All
                   Ordinary           convertible         dividends
                   Shares:            preferred           or
                                      stock must          distributions
                 . may be             have been           to holders
                   declared           paid, or            of class A
                   by the             declared            common
                   directors;         and set             stock and
                   and                apart for           class B
                 . are                payment,            common
                   distributed        before:             stock will
                   among            . any sum             be paid or
                   holders            can be              made in
                   of those           set aside           equal
                   shares in          for or              amounts
                   proportion         applied             and types
                   to the             to the              of
                   amount of          purchase            consideration,
                   capital            or                  share for
                   paid on            redemption          share, as
                   those              of any:             if class A
                   shares by        . common              common
                   such               stock;              stock and
                   holders          . class B             class B
                   (and, if           common              common
                   an                 stock;              stock were
                   Ordinary           or                  a single
                   Share or         . preferred           class of
                   Redeemable         stock               stock,
                   Ordinary           junior              except:
                   Share is           in right          . BHC may
                   issued or          of                  pay an
                   any                redemption          equal or
                   capital            to the              greater
                   is paid            convertible         amount
                   on an              preferred           per share
                   Ordinary           stock;              on class
                   Share or           or                  A common
                   Redeemable       . any                 stock
                   Ordinary           dividend            than on
                   Share              can be              class B
                   during             paid or             common
                   the                declared            stock if
                   period in          or set              a
                   respect            aside or            dividend
                   of which           any other           is paid
                   the                distribution        solely in
                   dividend           ordered             cash and
                   is                 or made             it is not
                   declared,          upon any:           a
                   according        . common              dividend
                   to the             stock;              paid in
                   terms of         . class B             partial
                   issue or           common              or
                   otherwise          stock;              complete
                   proportionately    or                  liquidation
                   for the                                of the
                   period                                 corporation.
                   during
                   which
                   such
                   capital
                   was paid
                   up).

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
----------------------------------------------------------------------------
                . Subject to      . preferred    . A stock
                  any special       stock          dividend in
                  rights            junior in      shares of
                  attached to       right of       either
                  shares, the       redemption     class may
                  directors or      to the         be paid
                  members at        convertible    only on
                  general           preferred      shares of
                  meetings may      stock;         that class
                  also resolve                     and only if
                  that profits  . Whenever the     a stock
                  or other        full             dividend in
                  legally         dividends        shares of
                  available       upon the         the other
                  reserves be     convertible      class is
                  capitalised     preferred        paid at the
                  and             stock for        same rate
                  distributed     all past and     on the
                  among such      current          shares of
                  of the          dividend         the other
                  shareholders    periods have     class.
                  as would be     been paid,
                  entitled to     or declared    . In any
                  receive the     and set          distribution
                  same if         aside for        of the
                  distributed     payment, the     common stock
                  by way of       holders of       or
                  dividend and    common stock     substantially
                  in the same     and class B      equivalent
                  proportions     common stock     equity
                  and the same    will be          securities
                  be applied      entitled to      of any
                  for the         receive such     subsidiary
                  benefit of      dividends        of the
                  members in      and              corporation,
                  certain         distributions    the board of
                  distributions   as may be        directors
                  of capital,     declared by      may
                  including:      the board of     distribute
                 . payment of     directors        to:
                   unpaid         from time to
                   capital on     time.           . holders of
                   shares;                          class A
                 . issuing      . All               common
                   fully paid     dividends or      stock
                   shares or      distributions     securities
                   debentures;    to holders        with rights
                   or             of common         corresponding
                 . in             stock and         to class A
                   accordance     class B           common
                   with the       common stock      stock; and
                   rules of a     will be paid    . holders of
                   bonus share    or made in        class B
                   plan of the    equal             common
                   company.       amounts,          stock
                                  share for         securities
                . Dividends on    share, as if      with rights
                  any class of    common stock      corresponding
                  the             and class B       to class B
                  company's       common stock      common
                  securities      were a            stock.
                  are not         single class
                  required to     of stock,
                  be paid in      except:
                  the fiscal     . Chris-Craft
                  year in          may pay an
                  respect of       equal or
                  which they       greater
                  are              amount per
                  declared.        share on
                  Dividends        common stock
                  are payable:     than on
                 . on the date     class B
                   specified       common stock
                   by the          if a
                   board of        dividend is
                   directors       paid solely
                   at the time     in cash and
                   of              it is not a
                   declaration;    dividend
                   or              paid in
                 . if no such      partial or
                   date is         complete
                   specified,      liquidation
                   forthwith       of the
                   after the       corporation.
                   declaration.
                                 . A stock
                . If dividends     dividend in
                  on the           shares of
                  Preferred        either class
                  Ordinary         may be paid
                  Shares are       only on
                  not declared     shares of
                  with respect     that class
                  to any           and only if
                  fiscal year      a stock
                  or, if any       dividend in
                  dividends        shares of
                  declared on      the other
                  Preferred        class is
                  Ordinary         paid at the
                  Shares in        same rate on
                  respect of       the shares
                  the fiscal       of the other
                  year fall        class.
                  short in
                  aggregate of   . In any
                  15% on the       distribution
                  amount of        of the
                  capital paid     common stock
                  up on such       or
                  shares, such     substantially
                  omission or      equivalent
                  shortfall        equity
                  will not         securities
                  limit the        of any
                  dividends        subsidiary
                  which may be     of the
                  declared or      corporation,
                  paid on the      the board of
                  Ordinary         directors
                  Shares or        may
                  Redeemable       distribute
                  Ordinary         to:
                  Shares with     . holders of
                  respect to        common
                  any               stock
                  subsequent        securities
                  year.             with rights
                                    corresponding
                                    to common
                . No dividends      stock; and
                  may be paid
                  to the
                  holders of:
                 . Preferred
                   Ordinary
                   Shares;
                 . Ordinary
                   Shares;
                 . Redeemable
                   Ordinary
                   Shares; or

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
----------------------------------------------------------------------------
                 . Non-Voting     . holders of
                   Ordinary         class B
                   Shares,          common
                   until all        stock
                   Base             securities
                   Dividends        with rights
                   (as defined      corresponding
                   in News          to class B
                   Corporation's    common
                   constitution)    stock.
                   and
                   Supplementary
                   Dividends
                   (as defined
                   in News
                   Corporation's
                   constitution)
                   payable in
                   respect of
                   Converting
                   Preference
                   Shares
                   immediately
                   preceding
                   the
                   declaration
                   of
                   dividends
                   in those
                   other
                   classes of
                   shares, or
                   any of
                   them, have
                   been paid
                   or
                   otherwise
                   provided
                   for in
                   full.

                . Preferred
                  Ordinary
                  Shares
                  confer a
                  preferential
                  but non-
                  cumulative
                  right to
                  dividends
                  with respect
                  to any
                  financial
                  year of News
                  Corporation
                  of equal to
                  the greater
                  of:
                 . the Base
                   Dividend,
                   which is
                   such amount
                   (if any) as
                   is declared
                   by the
                   directors
                   as a
                   dividend
                   not
                   exceeding
                   15% of the
                   paid up
                   capital on
                   the
                   Preferred
                   Ordinary
                   Shares (or
                   a lesser
                   percentage
                   in
                   proportion
                   to any
                   increase in
                   the capital
                   resulting
                   from a
                   bonus issue
                   of
                   Preferred
                   Ordinary
                   Shares);
                   and
                 . the Premium
                   Dividend,
                   which is
                   120% of the
                   aggregate
                   of all
                   dividends
                   declared in
                   respect of
                   that
                   financial
                   year on any
                   Ordinary
                   Share paid
                   up to the
                   same
                   proportion
                   for the
                   same period
                   of time.

                . Ordinary
                  Shares,
                  Redeemable
                  Ordinary
                  Shares and
                  Non-Voting
                  Ordinary
                  Shares are
                  entitled to
                  dividends
                  equally,
                  without
                  preference,
                  with all
                  other such
                  shares, but
                  the right to
                  such a
                  dividend is
                  subject to:
                 . declaration
                   of the
                   greater of
                   the Base
                   Dividend
                   and the
                   Premium
                   Dividend on
                   the
                   Preferred
                   Ordinary
                   Shares and
                   Converting
                   Preference
                   Shares;

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
                 . in the case
                   of an
                   interim
                   dividend,
                   prior to
                   concurrent
                   payment of
                   the greater
                   of:
                  . 50% of the
                    Preference
                    Dividend,
                    which is
                    the amount
                    of
                    dividend
                    declared
                    in respect
                    of each of
                    the
                    Preferred
                    Ordinary
                    Shares;
                    and
                  . an amount
                    equal to
                    120% of
                    all
                    dividends
                    paid on
                    Ordinary,
                    Redeemable
                    Ordinary
                    and Non-
                    Voting
                    Ordinary
                    Shares in
                    that
                    financial
                    year; and
                 . in the
                   case of a
                   final
                   dividend,
                   prior or
                   concurrent
                   payment of
                   the
                   remainder
                   of the
                   Preference
                   Dividend.

                . Each Non-
                  Voting
                  Ordinary
                  Share will
                  confer the
                  same
                  dividend
                  entitlement
                  as an
                  Ordinary
                  Share.

                . If any
                  Perpetual
                  Preference
                  Shares or
                  Redeemable
                  Preference
                  Shares are
                  issued by
                  the company,
                  they will
                  carry
                  dividend
                  rights to be
                  determined
                  upon or
                  prior to
                  issue by the
                  directors in
                  accordance
                  with News
                  Corporation's
                  constitution.
                  Those
                  dividend
                  rights:
                 . will rank
                   senior to
                   the rights
                   attaching
                   to Ordinary
                   Shares and
                   Redeemable
                   Ordinary
                   Shares;
                 . will rank
                   junior to
                   the rights
                   attaching
                   to
                   Converting
                   Preference
                   Shares; and
                 . may rank
                   senior to,
                   equally,
                   without
                   preference,
                   with or
                   junior to
                   other
                   classes of
                   preference
                   shares
                   outstanding
                   at the time
                   those
                   shares are
                   issued,
                   including
                   the
                   Preferred
                   Ordinary
                   Shares,
                   depending
                   on their
                   terms of
                   issue.

   Provision          News         Chris-Craft         BHC           United
                   Corporation                                     Television
--------------------------------------------------------------------------------

 Meetings of     . Under         . Under         . Under         . Under
 stockholders:     Australian      Delaware        Delaware        Delaware
                   law, an         law, annual     law, annual     law, annual
                   annual          meetings of     meetings of     meetings of
                   meeting of a    stockholders    stockholders    stockholders
                   public          and special     and special     and special
                   corporation's   meetings of     meetings of     meetings of
                   members is      stockholders    stockholders    stockholders
                   required to     must be held    must be held    must be held
                   be held.        in              in              in
                                   accordance      accordance      accordance
                 . Directors       with the        with the        with the
                   may call a      corporation's   corporation's   corporation's
                   meeting when    certificate     certificate     certificate
                   they deem a     of              of              of
                   meeting         incorporation   incorporation   incorporation
                   necessary or    or by-laws.     or by-laws.     or by-laws.
                   appropriate.
                                 . Chris-        . BHC's by-     . United
                 . Under the       Craft's by-     laws require    Television's
                   Corporations    laws require    an annual       by-laws
                   Law, at         an annual       meeting to      require an
                   least 28        meeting to      be held         annual
                   days' notice    be held         between         meeting to
                   must be         between         April 1 and     be held in
                   given of a      April 1 and     August 31 of    March, April
                   meeting of      June 30 of      each year.      or May of
                   News            each year.                      each year.
                   Corporation's                 . Special
                   shareholders. . Special         meetings may  . Special
                                   meetings may    be called at    meetings may
                  . A general      be called at    any time by     be called at
                    meeting may    any time by     the board of    any time by
                    also be        the board of    directors or    the chairman
                    called when    directors or    the chairman    or the
                    the            the chairman    and the         president,
                    directors      and the         president.      and must be
                    are            president.                      called by
                    required to                  . Notice of       the
                    do so by:    . Notice of       any meeting     secretary on
                  . shareholders   any meeting     must be         the written
                    holding at     must be         given to        request of
                    least 5% of    given to        each            record
                    the total      each            stockholder     holder(s) of
                    votes that     stockholder     entitled to     at least 20%
                    may be cast    entitled to     vote at such    of the
                    at the         vote at such    meeting not     shares of
                    general        meeting not     less than 10    stock
                    meeting; or    less than 10    and not more    entitled
                  . at least       and not more    than 60 days    generally to
                    100            than 50 days    before the      vote for the
                    shareholders   before the      date of the     election of
                    who are        date of the     meeting.        directors or
                    entitled to    meeting.                        the written
                    vote at a                                      request of
                    general      . Any special                     any two
                    meeting.       meeting of                      directors.
                  . Ordinary       holders of
                    resolutions    convertible                   . Notice of
                    require a      preferred                       any meeting
                    simple         stock for                       must be
                    majority of    the purpose                     given to
                    votes cast     of electing                     each
                    by those       directors                       stockholder
                    present and    following a                     entitled to
                    voting         dividend                        vote at such
                    personally     default will                    meeting not
                    or by          be held upon                    less than 10
                   representative, 40 days'                        and not more
                    proxy or       notice by                       than 60 days
                    attorney.      the                             before the
                                   secretary or                    date of the
                  . Special        any holder                      meeting.
                    resolutions    of
                    require a      convertible
                    three-         preferred
                    quarters       stock.
                    majority of
                    votes cast
                    by those
                    present and
                    voting
                    personally
                    or by
                    representative,
                    proxy or
                    attorney.

                  . News
                    Corporation's
                    constitution
                    requires
                    notice of
                    any
                    nomination
                    of a person
                    for election
                    as a
                    director,
                    other than a
                    director
                    retiring and
                    seeking re-
                    election or
                    a person
                    recommended
                    by the
                    directors,
                    to be given
                    to it on or
                    before the
                    30th
                    business day
                    before the
                    meeting at
                    which the
                    director is
                    to be
                    elected.


   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
Rights of       . Under         . Under         . Under         . Under
inspection:       Australian      Delaware        Delaware        Delaware
                  law, the        law, any        law, any        law, any
                  registers,      stockholder     stockholder     stockholder
                  index of        may inspect     may inspect     may inspect
                  names of        the             the             the
                  shareholders,   corporation's   corporation's   corporation's
                  and minutes     stock           stock           stock
                  of meetings     ledger, a       ledger, a       ledger, a
                  of              list of its     list of its     list of its
                  shareholders    stockholders    stockholders    stockholders
                  may be          and other       and other       and other
                  inspected by    books and       books and       books and
                  the             records, and    records, and    records, and
                  company's       make copies,    make copies,    make copies,
                  shareholders    upon written    upon written    upon written
                  and copies      demand under    demand under    demand under
                  of such         oath stating    oath stating    oath stating
                  registers       a purpose       a purpose       a purpose
                  may be          reasonably      reasonably      reasonably
                  obtained by     related to      related to      related to
                  a company's     such            such            such
                  shareholders.   person's        person's        person's
                  Published       interest as     interest as     interest as
                  annual          a               a               a
                  accounts of     stockholder.    stockholder.    stockholder.
                  the company
                  or a concise
                  financial
                  report are
                  also
                  required to
                  be mailed to
                  shareholders.
                  Shareholders
                  are also
                  entitled to
                  inspect
                  other
                  registers.
                  Upon showing
                  a proper
                  purpose, a
                  shareholder
                  may apply
                  for a court
                  order
                  allowing the
                  shareholder's
                  lawyer or
                  accountant
                  access to
                  the
                  company's
                  books,
                  including
                  books of
                  account,
                  registers
                  and
                  documents.

Rights of       . Australian    . Except as     . Except as     . Except as
Appraisal:        law             described       described       described
                  generally       below, a        below, a        below, a
                  does not        stockholder     stockholder     stockholder
                  provide for     of record of    of record of    of record of
                  appraisal       a Delaware      a Delaware      a Delaware
                  rights.         corporation     corporation     corporation
                                  that is a       that is a       that is a
                . Dissenters      party to a      party to a      party to a
                  under a         merger may      merger may      merger may
                  scheme of       receive cash    receive cash    receive cash
                  arrangement     in the          in the          in the
                  will be         amount of       amount of       amount of
                  bound by the    the fair        the fair        the fair
                  decision of     value of his    value of his    value of his
                  the majority    or her          or her          or her
                  (50% by         shares, in      shares, in      shares, in
                  number and      lieu of the     lieu of the     lieu of the
                  75% of the      consideration   consideration   consideration
                  votes cast      he or she       he or she       he or she
                  on the          would           would           would
                  resolution)     otherwise       otherwise       otherwise
                  of holders      receive in      receive in      receive in
                  of shares in    such            such            such
                  the relevant    transaction     transaction     transaction
                  class.          if the          if the          if the
                                  stockholder     stockholder     stockholder
                                  neither         neither         neither
                                  voted in        voted in        voted in
                                  favor of nor    favor of nor    favor of nor
                                  consented in    consented in    consented in
                                  writing to      writing to      writing to
                                  the             the             the
                                  transaction.    transaction.    transaction.

   Provision   News Corporation   Chris-Craft         BHC      United Television
--------------------------------------------------------------------------------
                . However, a    . No appraisal  . No appraisal  . No appraisal
                  dissenting      rights are      rights are      rights are
                  shareholder     available to    available to    available to
                  whose rights    stockholders    stockholders    stockholders
                  are subject     of the          of the          of the
                  to              surviving       surviving       surviving
                  compulsory      corporation     corporation     corporation
                  acquisition     if a vote of    if a vote of    if a vote of
                  following a     the             the             the
                  takeover may    surviving       surviving       surviving
                  appeal to a     corporation's   corporation's   corporation's
                  court for an    stockholders    stockholders    stockholders
                  order that      is not          is not          is not
                  his or her      required        required        required
                  shares not      under           under           under
                  be acquired     Section         Section         Section
                  if the          251(f) of       251(f) of       251(f) of
                  dissenter       the Delaware    the Delaware    the Delaware
                  can prove he    General         General         General
                  or she has      Corporation     Corporation     Corporation
                  been treated    Law or to       Law or to       Law or to
                  unfairly.       holders of      holders of      holders of
                                  shares          shares          shares
                                  listed on a     listed on a     listed on a
                                  national        national        national
                                  securities      securities      securities
                                  exchange,       exchange,       exchange,
                                  designated      designated      designated
                                  as national     as national     as national
                                  market          market          market
                                  system          system          system
                                  securities      securities      securities
                                  on an           on an           on an
                                  interdealer     interdealer     interdealer
                                  quotation       quotation       quotation
                                  system by       system by       system by
                                  the National    the National    the National
                                  Association     Association     Association
                                  of              of              of
                                  Securities      Securities      Securities
                                  Dealers,        Dealers,        Dealers,
                                  Inc., or        Inc., or        Inc., or
                                  held by more    held by more    held by more
                                  than 2,000      than 2,000      than 2,000
                                  stockholders,   stockholders,   stockholders,
                                  if the only     if the only     if the only
                                  consideration   consideration   consideration
                                  to be           to be           to be
                                  received by     received by     received by
                                  the             the             the
                                  stockholders    stockholders    stockholders
                                  is stock,       is stock,       is stock,
                                  cash in lieu    cash in lieu    cash in lieu
                                  of              of              of
                                  fractional      fractional      fractional
                                  shares or       shares or       shares or
                                  any             any             any
                                  combination     combination     combination
                                  of the above    of the above    of the above
                                  of the          of the          of the
                                  corporation     corporation     corporation
                                  surviving       surviving       surviving
                                  the merger      the merger      the merger
                                  or of           or of           or of
                                  another         another         another
                                  corporation     corporation     corporation
                                  listed,         listed,         listed,
                                  designated      designated      designated
                                  or held in      or held in      or held in
                                  the manner      the manner      the manner
                                  described       described       described
                                  above.          above.          above.

Stockholders'
suits:          . Australian    . Under         . Under         . Under
                  law permits     Delaware        Delaware        Delaware
                  an              law,            law,            law,
                  individual      stockholders    stockholders    stockholders
                  shareholder     may bring       may bring       may bring
                  to:             derivative,     derivative,     derivative,
                                  individual      individual      individual
                                  and, when       and, when       and, when
                                  the             the             the
                                  requirements    requirements    requirements
                                  for             for             for
                                  maintaining     maintaining     maintaining
                                  a class         a class         a class
                                  action          action          action
                                  lawsuit         lawsuit         lawsuit
                                  under           under           under
                                  Delaware law    Delaware law    Delaware law
                                  have been       have been       have been
                                  met, class      met, class      met, class
                                  action          action          action
                                  lawsuits        lawsuits        lawsuits
                                  against a       against a       against a
                                  corporation     corporation     corporation
                                  and its         and its         and its
                                  officers and    officers and    officers and
                                  directors       directors       directors
                                  for breach      for breach      for breach
                                  of fiduciary    of fiduciary    of fiduciary
                                  duty and        duty and        duty and
                                  other           other           other
                                  wrongs.         wrongs.         wrongs.
                 .  bring an
                    action in
                    his or her
                    own name
                    as the
                    representative
                    of other
                    shareholders
                    where his
                    or her and
                    the other
                    shareholders'
                    personal
                    rights are
                    threatened;
                    and
                 .  apply for
                    leave to
                    seek a
                    court
                    order to
                    bring an
                    action on
                    behalf of
                    a company
                    in the
                    company's   . A derivative  . A derivative  . A derivative
                    name.         action          action          action
                                  allows          allows          allows
                . When            stockholders    stockholders    stockholders
                  granting        to sue on       to sue on       to sue on
                  relief,         behalf of       behalf of       behalf of
                  courts have     the             the             the
                  wide            corporation     corporation     corporation
                  discretion      where those     where those     where those
                  and may         in control      in control      in control
                  authorize       of the          of the          of the
                  civil           corporation     corporation     corporation
                  proceedings     refuse to       refuse to       refuse to
                  brought in      assert a        assert a        assert a
                  the name of     claim           claim           claim
                  the company     belonging to    belonging to    belonging to
                  by a            it.             it.             it.
                  shareholder
                  against the   . To maintain   . To maintain   . To maintain
                  persons         a derivative    a derivative    a derivative
                  responsible     action, a       action, a       action, a
                  for the         plaintiff       plaintiff       plaintiff
                  prejudicial     must            must            must
                  action.        . be a          . be a          . be a
                                   stockholder     stockholder     stockholder
                                   of the          of the          of the
                                   defendant       defendant       defendant
                                   corporation     corporation     corporation
                                   at the time     at the time     at the time
                                   of the          of the          of the
                                   alleged         alleged         alleged
                                   wrong;          wrong;          wrong;

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
                . Except in      . make demand   . make demand   . make demand
                  the above        on the          on the          on the
                  limited          directors       directors       directors
                  respects,        of the          of the          of the
                  Australian       corporation     corporation     corporation
                  law does not     to assert       to assert       to assert
                  permit class     the claim       the claim       the claim
                  action           unless such     unless such     unless such
                  lawsuits by      a demand        a demand        a demand
                  shareholders     would be        would be        would be
                  on behalf of     futile; and     futile; and     futile; and
                  the company    . be an         . be an         . be an
                  or on behalf     adequate        adequate        adequate
                  of other         represen-       represen-       represen-
                  shareholders.    tative          tative          tative
                                   of the          of the          of the
                                   corporation's   corporation's   corporation's
                                   other           other           other
                                   stockholders.   stockholders.   stockholders.

Loans to        . Under         . Under         . Under         . Under
directors and     Australian      Delaware        Delaware        Delaware
officers:         law, a loan     law, loans      law, loans      law, loans
                  or other        can             can             can
                  financial       generally be    generally be    generally be
                  benefit         made to         made to         made to
                  cannot be       officers and    officers and    officers and
                  provided to     directors       directors       directors
                  a director      upon            upon            upon
                  or officer      approval by     approval by     approval by
                  by a public     the board of    the board of    the board of
                  company         directors.      directors.      directors.
                  unless the
                  loan or
                  benefit:
                 . constitutes
                   reasonable
                   remuneration;
                 . is given to
                   a director
                   or a
                   director's
                   spouse not
                   exceeding
                   A$2,000;
                 . is made on
                   arm's-
                   length
                   terms; or
                 . has been
                   approved by
                   disinterested
                   shareholders.

Fiduciary       . Under         . Under         . Under         . Under
duties:           Australian      Delaware        Delaware        Delaware
                  law, the        law,            law,            law,
                  board of        directors       directors       directors
                  directors is    owe a           owe a           owe a
                  charged with    fiduciary       fiduciary       fiduciary
                  managing the    duty to the     duty to the     duty to the
                  affairs of      corporation     corporation     corporation
                  the             and its         and its         and its
                  corporation.    stockholders,   stockholders,   stockholders,
                                  including:      including:      including:

                . Although       . a duty of     . a duty of     . a duty of
                  directors'       care, under     care, under     care, under
                  duties are       which           which           which
                  similar to       directors       directors       directors
                  those            must            must            must
                  described        properly        properly        properly
                  for Chris-       apprise         apprise         apprise
                  Craft, BHC       themselves      themselves      themselves
                  and United       of all          of all          of all
                  Television       reasonably      reasonably      reasonably
                  under            available       available       available
                  Delaware         information,    information,    information,
                  law, the         and             and             and
                  directors      . a duty of     . a duty of     . a duty of
                  owe these        loyalty,        loyalty,        loyalty,
                  duties to        under which     under which     under which
                  the company      directors       directors       directors
                  as a whole.      must            must            must
                  While "the       protect the     protect the     protect the
                  company as a     interests       interests       interests
                  whole"           of the          of the          of the
                  typically        corporation     corporation     corporation
                  references       and refrain     and refrain     and refrain
                  the              from            from            from
                  company's        injuring        injuring        injuring
                  shareholders,    the             the             the
                  in certain       corporation     corporation     corporation
                  circumstances    and its         and its         and its
                  the term may     stockholders    stockholders    stockholders
                  also             or              or              or
                  encompass a      depriving       depriving       depriving
                  company's        them of any     them of any     them of any
                  creditors.       profit or       profit or       profit or
                                   advantage.      advantage.      advantage.

                                . As permitted  . As permitted  . As permitted
                                  by Delaware     by Delaware     by Delaware
                                  law, Chris-     law, BHC's      law, United
                                  Craft's         certificate     Television's
                                  certificate     of              certificate
                                  of              incorporation   of
                                  incorporation   eliminates      incorporation
                                  eliminates      or limits,      eliminates
                                  or limits,      depending       or limits,
                                  depending       upon the        depending
                                  upon the        circumstances,  upon the
                                  circumstances,  directors'      circumstances,
                                  directors'      monetary        directors'
                                  monetary        liability       monetary
                                  liability       for breach      liability
                                  for breach      of the duty     for breach
                                  of the duty     of care.        of the duty
                                  of care.                        of care.

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
Indemnification . Under         . Delaware law  . Delaware law  . Delaware law
of directors      Australian      provides        provides        provides
and officers:     law, a          that a          that a          that a
                  company may     corporation     corporation     corporation
                  not             may             may             may
                  indemnify a     indemnify       indemnify       indemnify
                  person          any person      any person      any person
                  against any     party, or       party, or       party, or
                  liability to    threatened      threatened      threatened
                  the company     to be made a    to be made a    to be made a
                  or a related    party, to       party, to       party, to
                  body            any             any             any
                  corporate       threatened,     threatened,     threatened,
                  incurred as     pending or      pending or      pending or
                  an officer      completed       completed       completed
                  or auditor      action, suit    action, suit    action, suit
                  of the          or              or              or
                  company.        proceeding      proceeding      proceeding
                                  (other than     (other than     (other than
                                  an action by    an action by    an action by
                                  or in the       or in the       or in the
                                  right of the    right of the    right of the
                                  corporation)    corporation)    corporation)
                                  against         against         against
                                  expenses,       expenses,       expenses,
                                  judgments,      judgments,      judgments,
                                  fines and       fines and       fines and
                                  amounts paid    amounts paid    amounts paid
                                  in              in              in
                                  settlement      settlement      settlement
                                  actually and    actually and    actually and
                                  reasonably      reasonably      reasonably
                                  incurred by     incurred by     incurred by
                                  the person      the person      the person
                                  in              in              in
                                  connection      connection      connection
                                  with such       with such       with such
                                  action, suit    action, suit    action, suit
                                  or              or              or
                                  proceeding      proceeding      proceeding
                                  by reason of    by reason of    by reason of
                                  the fact        the fact        the fact
                                  that he or      that he or      that he or
                                  she is or       she is or       she is or
                                  was a           was a           was a
                                  director,       director,       director,
                                  officer,        officer,        officer,
                                  employee or     employee or     employee or
                                  agent of the    agent of the    agent of the
                                  corporation     corporation     corporation
                                  or is or was    or is or was    or is or was
                                  serving at      serving at      serving at
                                  the request     the request     the request
                                  of the          of the          of the
                                  corporation     corporation     corporation
                                  as a            as a            as a
                                  director,       director,       director,
                                  officer,        officer,        officer,
                                  employee or     employee or     employee or
                                  agent of        agent of        agent of
                                  another         another         another
                                  organization.   organization.   organization.

                                . Delaware law    . Delaware law  . Delaware law
                                  provides          provides        provides
                                  that a            that a          that a
                                  corporation       corporation     corporation
                                  may               may             may
                                  indemnify         indemnify       indemnify
                                  any person        any person      any person
                                  party, or         party, or       party, or
                                  threatened        threatened      threatened
                                  to be made a      to be made a    to be made a
                                  party, to         party, to       party, to
                                  any               any             any
                                  threatened,       threatened,     threatened,
                                  pending or        pending or      pending or
                                  completed         completed       completed
                                  action or         action or       action or
                                  suit brought      suit brought    suit brought
                                  by or in the      by or in the    by or in the
                                  right of the      right of the    right of the
                                  corporation       corporation     corporation
                                  to procure a      to procure a    to procure a
                                  judgment in       judgment in     judgment in
                                  its favor by      its favor by    its favor by
                                  reason of         reason of       reason of
                                  the fact          the fact        the fact
                                  that he or        that he or      that he or
                                  she was an        she was an      she was an
                                  officer,          officer,        officer,
                                  director,         director,       director,
                                  employee or       employee or     employee or
                                  agent of the      agent of the    agent of the
                                  corporation,      corporation,    corporation,
                                  or is or was      or is or was    or is or was
                                  serving at        serving at      serving at
                                  the request       the request     the request
                                  of the            of the          of the
                                  corporation       corporation     corporation
                                  as a              as a            as a
                                  director,         director,       director,
                                  officer,          officer,        officer,
                                  employee or       employee or     employee or
                                  agent of          agent of        agent of
                                  another           another         another
                                  corporation       corporation     corporation
                                  or other          or other        or other
                                  entity,           entity,         entity,
                                  against           against         against
                                  expenses          expenses        expenses
                                  actually and      actually and    actually and
                                  reasonably        reasonably      reasonably
                                  incurred in       incurred in     incurred in
                                  connection        connection      connection
                                  with the          with the        with the
                                  defense or        defense or      defense or
                                  settlement        settlement      settlement
                                  of such           of such         of such
                                  action or         action or       action or
                                  suit, except      suit, except    suit, except
                                  that there        that there      that there
                                  may be no         may be no       may be no
                                  such              such            such
                                  indemnification   indemnification indemnificationn
                                  if the            if the          if the
                                  person is         person is       person is
                                  found liable      found liable    found liable
                                  to the            to the          to the
                                  corporation       corporation     corporation
                                  unless the        unless the      unless the
                                  court             court           court
                                  determines        determines      determines
                                  the person        the person      the person
                                  is entitled       is entitled     is entitled
                                  thereto.          thereto.        thereto.

                                . Delaware law  . Delaware law  . Delaware law
                                  provides        provides        provides
                                  that a          that a          that a
                                  corporation     corporation     corporation
                                  must            must            must
                                  indemnify a     indemnify a     indemnify a
                                  director or     director or     director or
                                  officer who     officer who     officer who
                                  successfully    successfully    successfully
                                  defends         defends         defends
                                  himself or      himself or      himself or
                                  herself in      herself in      herself in
                                  an action,      an action,      an action,
                                  suit or         suit or         suit or
                                  proceeding      proceeding      proceeding
                                  to which he     to which he     to which he
                                  or she was a    or she was a    or she was a
                                  party           party           party
                                  because he      because he      because he
                                  or she is or    or she is or    or she is or
                                  was a           was a           was a
                                  director or     director or     director or
                                  officer         officer         officer
                                  against         against         against
                                  expenses        expenses        expenses
                                  actually and    actually and    actually and
                                  reasonably      reasonably      reasonably
                                  incurred by     incurred by     incurred by
                                  him or her.     him or her.     him or her.

   Provision         News           Chris-Craft             BHC              United
                  Corporation                                              Television
---------------------------------------------------------------------------------------
                . Australian       . Indemnification  . Indemnification  . Indemnification
                  law does not       is generally       is generally       is generally
                  prohibit a         permitted          permitted          permitted
                  company from       under              under              under
                  indemnifying       Delaware law       Delaware law       Delaware law
                  a person           for:               for:               for:
                  from               . acts             . acts             . acts
                  liability to         performed          performed          performed
                  any other            in good            in good            in good
                  person               faith and          faith and          faith and
                  incurred as          in a manner        in a manner        in a manner
                  an officer           the                the                the
                  or auditor           indemnified        indemnified        indemnified
                  of the               person             person             person
                  company,             reasonably         reasonably         reasonably
                  except               believed to        believed to        believed to
                  liability            be in or           be in or           be in or
                  which arises         not opposed        not opposed        not opposed
                  out of               to the best        to the best        to the best
                  conduct              interest of        interest of        interest of
                  involving a          the                the                the
                  lack of good         corporation;       corporation;       corporation;
                  faith and            and                and                and
                  certain            . with             . with             . with
                  penalty or           respect to         respect to         respect to
                  compensation         any                any                any
                  orders.              criminal           criminal           criminal
                                       action or          action or          action or
                . Australian           proceeding,        proceeding,        proceeding,
                  law does not         such               such               such
                  prohibit a           indemnified        indemnified        indemnified
                  company from         person had         person had         person had
                  indemnifying         no                 no                 no
                  a person for         reasonable         reasonable         reasonable
                  legal costs          cause to           cause to           cause to
                  incurred as          believe the        believe the        believe the
                  a director           act was            act was            act was
                  or officer           unlawful.          unlawful.          unlawful.
                  of the
                  company
                  except legal
                  costs which
                  are incurred
                  in:
                  . defending
                    criminal
                    proceedings
                    in which the
                    person is
                    found
                    guilty;
                  . defending or
                    resisting
                    certain
                    compensation
                    orders which
                    the person
                    is required
                    to pay;
                  . connection
                    with
                    proceedings
                    for relief
                    to that
                    person which
                    are denied;
                    or
                  . defending or
                    resisting
                    certain
                    other orders
                    if the
                    grounds for
                    those orders
                    are
                    established.

              . News               . Chris-           . BHC's by-        . United
                Corporation's        Craft's by-        laws require       Television's
                constitution         laws require       indemnification    by-laws
                provides             indemnification    of                 require
                that the             of                 directors,         indemnification
                company:             directors,         officers,          of directors
                . must               officers,          employees          and officers
                  indemnify          employees          and agents         to the
                  its                and agents         to the             fullest
                  directors,         upon a             fullest            extent and
                  principal          determination      extent and         in the
                  executive          that the           in the             manner set
                  officers and       director,          manner set         forth and
                  secretaries        officer,           forth and          permitted by
                  to the             employee or        permitted by       the Delaware
                  extent             agent has          the Delaware       General
                  permitted by       met the            General            Corporation
                  the relevant       applicable         Corporation        Law and
                  statutory          standard of        Law and            other
                  provisions;        conduct set        other              applicable
                  and                out above.         applicable         law. The
                . may                                   law.               corporation
                  indemnify        . However, no                           may
                  any auditor,       plaintiff        . However, no        indemnify
                  employee or        will be            plaintiff          employees or
                  other              indemnified        will be            agents in
                  officer of         unless the         indemnified,       the same
                  the company        board of           unless the         manner.
                  or any             directors          board of
                  subsidiary         otherwise          directors
                  of the             determines.        otherwise
                  company                               determines.
                  (including a
                  director,
                  principal
                  executive
                  officer or
                  secretary of
                  such
                  subsidiary)
                  where its
                  board of
                  directors
                  considers it
                  appropriate
                  to do so.


   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
               . The            . Chris-        . BHC's by-     . United
                 Australian       Craft's by-     laws            Television's
                 Corporations     laws            authorize it    by-laws
                 Law permits      authorize it    to purchase     authorize it
                 a company or     to purchase     directors'      to purchase
                 any related      directors'      and             directors'
                 body             and             officers'       and
                 corporate to     officers'       insurance       officers'
                 purchase and     insurance       covering        insurance
                 maintain         covering        claims          covering
                 insurance on     claims          respecting      claims
                 behalf of        respecting      which it        respecting
                 present and      which it        lacks the       which it
                 past             lacks the       power to        lacks the
                 directors,       power to        indemnify.      power to
                 other            indemnify.                      indemnify.
                 officers or
                 auditors of
                 the company
                 against any
                 liability
                 (other than
                 legal costs)
                 except
                 liability
                 which arises
                 out of
                 conduct
                 involving a
                 wilful
                 breach of
                 duty, the
                 improper use
                 of
                 information
                 acquired by
                 virtue of
                 his or her
                 position, or
                 the improper
                 use of his
                 or her
                 position, to
                 gain an
                 advantage
                 for himself
                 or herself
                 or any other
                 person, or
                 to cause
                 detriment to
                 the company.
               . News
                 Corporation's
                 constitution
                 permits the
                 board of
                 directors to
                 authorize
                 the purchase
                 and
                 maintenance
                 of such
                 insurance on
                 behalf of
                 the current
                 and former
                 directors,
                 principal
                 executive
                 officers,
                 secretaries
                 and auditors
                 of the
                 company or
                 any
                 subsidiary,
                 and any
                 insurance on
                 behalf of
                 other
                 employees of
                 the company
                 or a
                 subsidiary.
Interested     . Under          . Under         . Under         . Under
director         Australian       Delaware        Delaware        Delaware
transactions:    law and News     law, certain    law, certain    law, certain
                 Corporation's    contracts or    contracts or    contracts or
                 constitution,    transactions    transactions    transactions
                 a                in which at     in which at     in which at
                 transaction      least one of    least one of    least one of
                 will be not      a               a               a
                 void or          corporation's   corporation's   corporation's
                 voidable         directors       directors       directors
                 merely           has an          has an          has an
                 because a        interest are    interest are    interest are
                 director has     not void or     not void or     not void or
                 a personal       voidable        voidable        voidable
                 interest in      solely          solely          solely
                 the              because of      because of      because of
                 transaction.     such            such            such
                                  interest or     interest or     interest or
               . However,         because such    because such    because such
                 Australian       director was    director was    director was
                 law              present at      present at      present at
                 prohibits a      the meeting     the meeting     the meeting
                 director who     where such a    where such a    where such a
                 has a            contract or     contract or     contract or
                 material         transaction     transaction     transaction
                 personal         was             was             was
                 interest in      authorized      authorized      authorized
                 a matter         or ratified     or ratified     or ratified
                 from voting      by the          by the          by the
                 on the           stockholders    stockholders    stockholders
                 matter or        or the board    or the board    or the board
                 being            of directors    of directors    of directors
                 present when     so long as      so long as      so long as
                 the              certain         certain         certain
                 remainder of     conditions,     conditions,     conditions,
                 the board        such as good    such as good    such as good
                 votes on the     faith and       faith and       faith and
                 matter,          full            full            full
                 unless the       disclosure,     disclosure,     disclosure,
                 disinterested    are met. The    are met. The    are met. The
                 directors        contract or     contract or     contract or
                 agree. News      transaction:    transaction:    transaction:
                 Corporation's   . must be       . must be       . must be
                 constitution      approved by     approved by     approved by
                 prohibits a       either:         either:         either:
                 director who     . a majority    . a majority    . a majority
                 has a              of the          of the          of the
                 material           disinterested   disinterested   disinterested
                 interest           directors       directors       directors
                 from voting        (even if        (even if        (even if
                 on the             such group      such group      such group
                 transaction.       is less         is less         is less
                                    than a          than a          than a
                                    quorum); or     quorum); or     quorum);
                                                                    or


   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
               . Further,         . a vote of     . a vote of     . a vote of
                 Australian         the             the             the
                 law                stockholders;   stockholders;   stockholders;
                 prohibits a        or              or              or
                 related         . must be fair  . must be fair  . must be
                 party of a        to the          to the          fair to the
                 public            corporation     corporation     corporation
                 company from      as of the       as of the       as of the
                 obtaining a       time it is      time it is      time it is
                 financial         authorized      authorized      authorized
                 benefit           by the board    by the board    by the
                 (defined          of              of              board of
                 expansively)      directors, a    directors, a    directors,
                 from the          committee       committee       a committee
                 public            thereof or      thereof or      thereof or
                 company or        the             the             the
                 its child         stockholders.   stockholders.   stockholders.
                 entities
                 unless the
                 giving of
                 the benefit
                 is excluded
                 from the
                 prohibition.
                 Relevant
                 exclusions
                 include
                 benefits
                 which are:
                 . reasonable
                   remuneration
                   to
                   officers;
                 . given to
                   directors
                   or their
                   spouses and
                   does not
                   exceed
                   A$2,000;
                 . otherwise
                   on arm's
                   length
                   terms; or
                 . has been
                   approved by
                   a
                   resolution
                   of
                   disinterested
                   shareholders.

Business        . Australian    . Delaware      . Delaware      . Delaware
combination       law provides    law, in         law, in         law, in
restrictions:     that if any     general,        general,        general,
                  person or       prohibits a     prohibits a     prohibits a
                  their           Delaware        Delaware        Delaware
                  associate (a    corporation     corporation     corporation
                  defined         from            from            from
                  term) has or    engaging in     engaging in     engaging in
                  ceases to       a business      a business      a business
                  have 5% of      combination     combination     combination
                  the total       (defined as     (defined as     (defined as
                  voting power    a variety of    a variety of    a variety of
                  in a company    transactions,   transactions,   transactions,
                  listed in       including       including       including
                  Australia       mergers,        mergers,        mergers,
                  (power that     consolidations  consolidations  consolidations
                  arises by       and certain     and certain     and certain
                  owning the      sales of        sales of        sales of
                  voting          assets and      assets and      assets and
                  shares in       issuances of    issuances of    issuances of
                  the company)    stock) with     stock) with     stock) with
                  (a              an              an              an
                  substantial     interested      interested      interested
                  shareholding)   stockholder     stockholder     stockholder
                  or there is     (defined        (defined        (defined
                  a movement      generally as    generally as    generally as
                  of more than    a person        a person        a person
                  1% in a         that is the     that is the     that is the
                  substantial     beneficial      beneficial      beneficial
                  share           owner of 15%    owner of 15%    owner of 15%
                  holding, the    or more of a    or more of a    or more of a
                  person must     corporation's   corporation's   corporation's
                  provide         outstanding     outstanding     outstanding
                  certain         voting          voting          voting
                  detailed        stock) for a    stock) for a    stock) for a
                  information     period of       period of       period of
                  about their     three years     three years     three years
                  substantial     following       following       following
                  shareholding    the date        the date        the date
                  to the          that such       that such       that such
                  company and     person          person          person
                  to each         became an       became an       became an
                  Australian      interested      interested      interested
                  securities      stockholder     stockholder     stockholder
                  exchange on     unless,         unless,         unless,
                  which the       among other     among other     among other
                  company is      things,         things,         things,
                  listed          prior to the    prior to the    prior to the
                  within 2        date such       date such       date such
                  business        person          person          person
                  days after      became an       became an       became an
                  they become     interested      interested      interested
                  aware of the    stockholder,    stockholder,    stockholder,
                  information.    the board of    the board of    the board of
                                  directors of    directors of    directors of
                . Australian      the             the             the
                  law also        corporation     corporation     corporation
                  places          approved        approved        approved
                  restrictions    either the      either the      either the
                  on a person     business        business        business
                  acquiring       combination     combination     combination
                  interests in    or the          or the          or the
                  voting          transaction     transaction     transaction
                  shares in a     that            that            that
                  company         resulted in     resulted in     resulted in
                  listed in       the             the             the
                  Australia       stockholder     stockholder     stockholder
                  such that       becoming an     becoming an     becoming an
                  the person's    interested      interested      interested
                  or someone      stockholder     stockholder     stockholder
                  else's          or, at or       or, at or       or, at or
                  voting power    subsequent      subsequent      subsequent
                  in the          to such         to such         to such
                  company         time, the       time, the       time, the
                  increases       business        business        business
                  from 20% or     combination     combination     combination
                  below to        is approved     is approved     is approved
                  more than       by the board    by the board    by the board
                  20% or from     of directors    of directors    of directors
                  a starting      and             and             and
                  point that      authorized      authorized      authorized
                  is above 20%    at an annual    at an annual    at an annual
                  and below       or special      or special      or special
                  90%.            meeting of      meeting of      meeting of
                  Generally,      stockholders    stockholders    stockholders
                  such            (not by         (not by         (not by
                  acquisitions    written         written         written
                  cannot be       consent) by     consent) by     consent) by
                  made unless     the             the             the
                  the person      affirmative     affirmative     affirmative
                  does not        vote of at      vote of at      vote of at
                  acquire more    least 2/3 of    least 2/3 of    least 2/3 of
                  than 3% of      the             the             the
                  the voting      outstanding     outstanding     outstanding
                  shares of       voting stock    voting stock    voting stock
                  the target      which is not    which is not    which is not
                  in any six      owned by the    owned by the    owned by the
                                  interested      interested      interested
                                  stockholder.    stockholder.    stockholder.

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
                 month period,
                 the
                 acquisition
                 is made with
                 shareholder
                 approval or
                 the
                 acquisition
                 is made
                 pursuant to a
                 takeover bid
                 under the
                 Australian
                 Corporations
                 Law. Takeover
                 bids must
                 treat all
                 shareholders
                 of the target
                 company alike
                 and must not
                 involve any
                 collateral
                 benefits.
                 Various
                 restrictions
                 about
                 conditional
                 offers exist
                 and there are
                 also
                 substantial
                 restrictions
                 concerning
                 the
                 withdrawal
                 and
                 suspension of
                 offers.

Rights on a     . On a winding  . Chris-        . BHC's
winding-up:       up of News      Craft's         certificate
                  Corporation,    certificate     of
                  the             of              incorporation
                  company's       incorporation   provides
                  assets          provides        that in the
                  (including      that in the     event of any
                  capital         event of any    liquidation,
                  uncalled at     liquidation,    dissolution
                  the             dissolution     or winding
                  commencement    or winding      up of BHC,
                  of the          up of Chris-    the assets
                  winding up)     Craft, the      of the
                  remaining       assets of       corporation
                  after paying    the             available
                  and             corporation     for
                  discharging     available       distribution
                  the             for             are to be
                  company's       distribution    applied as
                  debts and       are to be       follows:
                  liabilities     applied as     . first, in
                  and the         follows:         the payment
                  costs of       . first, in       to the
                  winding up       the payment     holders of
                  are to be        to the          preferred
                  applied as       holders of      stock of
                  follows:         convertible     their
                 . first, in       preferred       preferential
                   the payment     stock the       amounts;
                   to the          sum of          and
                   holders of      $23.00 per    . second, any
                   Converting      share plus      residual
                   Preference      an amount       will belong
                   Shares of       equal to        to and be
                   any Base        cumulative      distributable
                   Dividend        dividends       in equal
                   (as defined     not paid,       amounts per
                   in the          and amounts     share to
                   company's       payable will    the holders
                   constitution)   be pro rated    of class A
                   not paid        if full         common
                   and any         payment is      stock and
                   Supplementary   not             the holders
                   Dividend        possible;       of class B
                   (as defined     and             common
                   in the        . any residual    stock, as
                   company's       will belong     if such
                   constitution)   to and be       classes
                   not             distributable   constituted
                   declared on     in equal        a single
                   those           amounts per     class.
                   shares, pro                  . For the
                   rata                           purposes
                   according                      described
                   to the                         above, the
                   amounts not                    following
                   paid;                          events will
                                                  not be
                 . second, in                     deemed to be
                   the payment                    a
                   of capital                     liquidation,
                   paid up on                     dissolution
                   Converting                     or winding
                   Preference                     up of BHC:
                   Shares pro                    . the merger
                   rata                            or
                   according                       consolidation
                   to the                          of
                   amounts so
                   paid;

                 . third, in
                   repayment
                   of the
                   capital
                   paid up on
                   the
                   Preferred
                   Ordinary
                   Shares pro
                   rata
                   according
                   to the
                   amounts so
                   paid;

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
                 . fourth, in    share to the     BHC into or
                   payment to    holders of       with another
                   holders of    common stock     corporation;
                   the           and the         . the merger
                   Preferred     holders of        or
                   Ordinary      class B           consolidation
                   Shares of     common stock,     of another
                   the           as if such        corporation
                   preferential  classes           into or
                   dividends     constituted a     with BHC;
                   declared      single class.   . any sale,
                   but not                         transfer or
                   paid on      . The              lease of
                   their          following        all or
                   shares pro     events will      substantially
                   rata           not be           all of
                   according      deemed to be     BHC's
                   to the         a                assets;
                   amounts not    liquidation,   . any
                   paid;          dissolution      transaction
                                  or winding       or series of
                 . fifth, in      up of Chris-     transactions
                   repayment      Craft for        having the
                   to the         the purposes     effect of a
                   holders of     described        reorganization;
                   Redeemable     above:         . any partial
                   Ordinary      . the merger      liquidation
                   Shares of       or              distribution
                   up to           consolidation   or
                   A$1.00 for      of Chris-       transaction
                   every 1,000     Craft into      commonly
                   Redeemable      or with         known as a
                   Ordinary        another         spin-off or
                   Shares          corporation;    split-off,
                   held;         . the merger      or other
                                   or              transaction
                 . sixth, in       consolidation   in the
                   repayment       of another      nature of a
                   of the          corporation     partial
                   capital         into or         liquidation,
                   paid up on      with Chris-     if the
                   the             Craft;          record date
                   Ordinary      . any sale,       fixed to
                   Shares,         transfer or     determine
                   Redeemable      lease of        stockholders
                   Ordinary        all or          so entitled
                   Shares and      substantially   is at least
                   any other       all of          30 days
                   class of        Chris-          after the
                   securities      Craft's         date such
                   of the          assets;         distribution
                   company pro                     is approved
                   rata                            or
                   according                       authorized.
                   to the        . any
                   amounts so      transaction
                   paid; and       or series
                                   of
                                   transactions
                                   having the
                                   effect of a
                 . seventh, in     reorganization;
                   payment to    . any partial
                   the holders     liquidation
                   of              distribution
                   Preferred       or
                   Ordinary        transaction
                   Shares,         commonly
                   Ordinary        known as a
                   Shares,         spin-off or
                   Redeemable      split-off,
                   Ordinary        or other
                   Shares and      transaction
                   Non-Voting      in the
                   Ordinary        nature of a
                   Shares of       partial
                   non-            liquidation,
                   preferential    if the
                   dividends       record date
                   declared        fixed to
                   but not         determine
                   paid on         stockholders
                   their           so entitled
                   shares pro-     is at least
                   rata            30 days
                   according       after the
                   to the          date such
                   amounts not     distribution
                   paid.           is approved
                                   or
                . Lastly, any      authorized.
                  residue
                  shall be
                  divided
                  amongst the
                  holders of:
                 . the
                   Preferred
                   Ordinary
                   Shares;
                 . Ordinary
                   Shares;
                 . Redeemable
                   Ordinary
                   Shares; and
                 . Non-Voting
                 Ordinary
                 Shares, pro
                 rata
                 according to
                 the amounts
                 of capital
                 paid up on
                 such shares,
                 respectively.

                . On a winding
                  up of News
                  Corporation,
                  repayment of
                  the capital
                  of members
                  will rank
                  junior to
                  payment of
                  all of the
                  company's
                  creditors.
                  Also, as


   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
                 between
                 holders of
                 preferred
                 shares in the
                 company,
                 holders of
                 Preferred
                 Ordinary
                 Shares will
                 rank junior
                 to holders of
                 Converting
                 Preference
                 Shares.

                . If any
                  Perpetual
                  Preference
                  Shares or
                  Redeemable
                  Preference
                  Shares are
                  issued by
                  the company,
                  their
                  ranking on
                  winding up
                  shall be on
                  terms
                  determined
                  by the
                  directors in
                  accordance
                  with News
                  Corporation's
                  constitution
                  on or prior
                  to the issue
                  of those
                  shares. Such
                  shares:
                 . shall rank
                   senior to
                   Ordinary
                   Shares and
                   Redeemable
                   Ordinary
                   Shares,
                 . shall rank
                   junior to
                   Converting
                   Preference
                   Shares, and
                 . may rank
                   senior to,
                   equally,
                   without
                   preference,
                   with, or
                   junior to,
                   other
                   classes of
                   preference
                   shares
                   outstanding
                   at the time
                   those
                   shares are
                   issued,
                   including
                   the
                   Preferred
                   Ordinary
                   Shares,
                   depending
                   on their
                   terms of
                   issue.

Transfers:      .  Other than   .  Under        .  Under        .  Under
                   the             Delaware        Delaware        Delaware
                   transfer of     law, a          law, a          law, a
                   shares          corporation     corporation     corporation
                   under the       may impose      may impose      may impose
                   business        restrictions    restrictions    restrictions
                   rules of        on transfer     on transfer     on transfer
                   the             of              of              of
                   Australian      securities      securities      securities
                   Securities      either:         either:         either:
                   Clearing      .  by the       .  by the       .  by the
                   House as         corporation's   corporation's   corporation's
                   permitted        certificate     certificate     certificate
                   by News          of              of              of
                   Corporation's    incorporation   incorporation   incorporation
                   constitution,    or by-laws      or by-laws      or by-laws
                   delivery of      or              or              or
                   the           .  by an        .  by an        .  by an
                   following        agreement       agreement       agreement
                   items to         among           among           among
                   the company      security        security        security
                   are              holders.        holders.        holders.
                   prerequisites
                   to           .  Under        .  Under BHC's  .  Under
                   registration    Chris-          by-laws, a      United
                   of a            Craft's by-     transfer of     Television's
                   transfer in     laws, a         shares of       by-laws, a
                   the             transfer of     stock will      transfer of
                   register of     shares of       only be         shares of
                   shareholders:   stock will      made on the     stock will
                 .  an             only be         stock           only be
                    instrument     made on the     records         made on the
                    of             stock           upon:           stock
                    transfer       records                         records
                    in proper      upon:                           upon:
                    form and                     .  authorization
                    duly                            by the
                    stamped;     .  authorization   registered   .  authorization
                                    by the          holder or       by the
                                    registered      his             registered
                 .  the share       holder or       authorized      holder or
                    certificates    his             attorney;       his
                    (if any);       authorized      and             authorized
                    and             attorney;                       attorney;
                 .  such other      and                             and
                    information                  .  surrender
                    relating                        of the
                    to the                          certificate(s)
                    transferor's                    for such
                    right to                        shares
                    dispose of                      properly
                    the                             endorsed
                    shares, as                      or
                    the                             accompanied
                    directors                       by a duly
                    require.                        executed
                                                    stock
                                                    transfer
                                                    power; and
                                 .  surrender                    .  surrender
                                    of the                          of the
                                    certificate(s)                  certificate(s)
                                    for such                        for such
                                    shares                          shares
                                    properly                        properly
                                    endorsed                        endorsed
                                    or                              for
                                    accompanied                     transfer;
                                    by a duly                       and
                                    executed                     .  the
                                    stock                           payment of
                                    transfer                        all
                                    power; and                      necessary
                                                 .  the             transfer
                                                    payment of      taxes.
                                 .  the             all taxes
                                    payment of      on the
                                    all taxes       transfer.
                                    on the
                                    transfer.


   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
                 .  The         .  Chris-       .  BHC's
                    directors      Craft's         certificate
                    may decline    certificate     of
                    to register    of              incorporation
                    any            incorporation   provides
                    transfer of    provides        that:
                    shares:        that:         .  no person
                 .  if the       .  no person       holding
                    company         holding any     any share
                    has a lien      share of        of class B
                    on those        class B         common
                    shares; or      common          stock may
                 .  where to        stock may       transfer;
                    register        transfer;       and
                    the             and          .  the
                    transfer     .  the             corporation
                    would           corporation     will not
                    result in       will not        register
                    a               register        the
                    contravention   the             transfer
                    of or           transfer        of,
                    failure to      of,          such share of
                    observe a    such share of   class B
                    law of an    class B         common stock
                    Australian   common stock    or any
                    jurisdiction;or any          interest in
                    or           interest in     that stock,
                 .  as           that stock,     whether by
                    permitted    whether by      sale,
                    by the       sale,           assignment,
                    Australian   assignment,     gift,
                    Corporations gift,           bequest,
                    Law,         bequest,        appointment
                    listing      appointment     or otherwise,
                    rules of     or otherwise,   except to a
                    the          except to a     "Permitted
                    Australian   "Permitted      Transferee"
                    Stock        Transferee"     of such
                    Exchange     of such         person.
                    or           person.
                    business
                    rules of
                    the
                    Australian
                    Securities
                    Clearing
                    House.
                .  News         .  Any
                   Corporation's   purported
                   constitution    transfer of
                   permits         shares of
                   shares to       class B
                   be              common
                   transferred     stock other
                   in any          than to a
                   manner          Permitted
                   permitted       Transferee
                   by the          will result
                   listing         in the
                   rules of        conversion
                   the             of such
                   Australian      shares into
                   Stock           shares of
                   Exchange        common
                   and the         stock,
                   business        effective
                   rules of        on the date
                   the             of such
                   Australian      purported
                   Securities      transfer.
                   Clearing
                   House. News  .  Chris-Craft
                   Corporation's   may
                   constitution    require, as
                   also makes      a condition
                   provision       to transfer
                   for the         or
                   refusal to      registration
                   register        of transfer
                   any             of class B
                   transfer of     common
                   shares          stock or
                   where the       convertible
                   shares are      preferred
                   subject to:     stock to a
                .  a lien in       purported
                   respect of      Permitted
                   unpaid          Transferee,
                   calls;          that the
                .  an escrow       record
                   agreement       holder file
                   entered         with the
                   into in         transfer
                   accordance      agent:
                   with the      .  an
                   listing          appropriate
                   rules of         certificate
                   the              or
                   Australian       affidavit;
                   Stock            or
                   Exchange;     .  such other
                   or               proof as
                .  where such       the
                   transfer:        corporation
                .  would            deems
                   create a         necessary,
                   new           as
                   shareholding  satisfactory
                   of less       evidence that
                   than          the
                   marketable    transferee is
                   parcel;       a Permitted
                .  must or       Transferee.
                   may be
                   refused in
                   accordance
                   with the
                   Australian
                   Stock
                   Exchange
                   Listing
                   Rules, the
                   Corporations
                   Law or the
                   Australian
                   Securities
                   Clearing
                   House
                   Business
                   Rules; or
                .  would
                   require
                   registration
                   of more
                   than three
                   persons as
                   joint
                   holders
                   unless
                   they are
                   executors
                   or
                   trustees
                   of a
                   deceased
                   shareholder.

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
                .  The Listing
                   Rules of
                   the
                   Australian
                   Stock
                   Exchange
                   also
                   provide for
                   an
                   application
                   to be made
                   to the
                   Australian
                   Securities
                   Clearing
                   House, if
                   certain
                   circumstances
                   exist, to
                   prevent
                   shares from
                   being
                   transferred.

                .  All shares
                   of the
                   company are
                   presently
                   approved
                   for
                   participation
                   in the
                   Australian
                   Securities
                   Clearing
                   House's
                   Clearing
                   House
                   Electronic
                   Subregister
                   System.

                .  News
                   Corporation's
                   constitution
                   also
                   provides
                   that a
                   person may
                   not:
                 .  offer to
                    acquire;
                    or
                 .  procure
                    any offer
                    to
                    acquire;
                    or
                 .  acquire,
                  any Ordinary
                  Shares or
                  Preferred
                  Ordinary
                  Shares under
                  a takeover
                  scheme or
                  announcement
                  or other
                  general
                  offer (as
                  defined in
                  News
                  Corporation's
                  constitution)
                  for such
                  shares
                  unless:
                 .  the
                    takeover
                    scheme or
                    announcement
                    relates to
                    both
                    Ordinary
                    Shares and
                    Preferred
                    Ordinary
                    Shares; or
                 .  contemporaneous
                    offers are
                    made for
                    both
                    Ordinary
                    Shares and
                    Preferred
                    Ordinary
                    Shares and
                    the terms
                    of the
                    offer are
                    comparable
                    (as that
                    term is
                    used in
                    News
                    Corporation's
                    constitution).

                . In
                  accordance
                  with Section
                  140 of the
                  Australian
                  Corporations
                  Law, such a
                  provision in
                  News
                  Corporation's
                  constitution
                  has the
                  effect of a
                  contract
                  under seal
                  between:
                 . the company
                   and each
                   member;
                 . the company
                   and each of
                   its
                   directors
                   or
                   secretaries;
                   and
                 . each of the
                   members as
                   between
                   themselves,
                under which
                each of them
                agrees to
                observe and
                perform those

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
                provisions
                applicable to
                them as in
                force for the
                time being. As
                long as that
                provision
                remains in
                News
                Corporation's
                constitution,
                it may be
                enforced by
                and against
                such persons
                to the extent
                permitted by
                Section 140.
                News
                Corporation's
                constitution
                does not
                affect the
                operation of
                those
                provisions of
                the Australian
                Corporations
                Law which
                control the
                acquisition of
                shares in the
                company and
                regulate
                takeover bids.

Election of    . Under          . Under         . Under         . Under
directors;       Australian       Delaware        Delaware        Delaware
Classified       law, board       law, the        law, the        law, the
board of         composition      total number    total number    total number
directors        is largely       of directors    of directors    of directors
                 provided for     may be fixed    may be fixed    may be fixed
                 in a             in the          in the          in the
                 company's        certificate     certificate     certificate
                 constitution,    of              of              of
                 although a       incorporation   incorporation   incorporation
                 public           or as           or as           or as
                 company must     provided by     provided by     provided by
                 have at          the by-laws.    the by-laws.    the by-laws.
                 least 3          Board           Board           Board
                 directors,       meetings may    meetings may    meetings may
                 two of whom      be held by      be held by      be held by
                 must be          telephone,      telephone,      telephone,
                 Australian       and the         and the         and the
                 residents.       board may       board may       board may
                                  act by          act by          act by
               . News             written         written         written
                 Corporation's    consent.        consent.        consent.
                 constitution
                 provides
                 that at        . Chris-        . BHC's         . United
                 every annual     Craft's         certificate     Television's
                 general          certificate     of              certificate
                 meeting:         of              incorporation   of
                                  incorporation   provides        incorporation
                . one third       generally       that there      provides
                  of the          provides        will be no      that there
                  directors       that there      less than 3     will be no
                  other than      will be no      and no more     less than 3
                  the             less than 3     than 15         and no more
                  managing        and no more     directors,      than 15
                  director;       than 15         with the        directors,
                  or              directors,      exact number    with the
                . if the          with the        to be fixed     exact number
                  number of       exact number    by the          to be fixed
                  directors       to be           board.          by the
                  is not a        fixed by the    Currently,      board.
                  multiple of     board.          BHC has 8       Currently,
                  three, the      Currently,      directors.      United
                  number          Chris-Craft                     Television
                  nearest to      has 10                          has 7
                  but not         directors.                      directors.
                  exceeding
                  one-third
                  of the
                  directors,
                shall retire
                and be
                eligible for
                reelection.

               . The
                 directors
                 who must
                 retire are
                 those who
                 have held
                 office for
                 the longest
                 time since
                 being
                 elected or
                 re-elected.
                 The managing
                 director is
                 not required
                 to retire by
                 rotation.
                 Any director
                 who has been
                 appointed by
                 the
                 directors to
                 fill a
                 casual
                 vacancy on
                 the Board or
                 as an
                 additional
                 director is
                 also
                 required to
                 retire at
                 the next
                 general
                 meeting
                 following
                 his or

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
                 her            . Whenever
                 appointment      three or
                 and is           more semi-
                 eligible for     annual
                 re-election      dividends,
                 at that          in whole or
                 meeting. Such    in part
                 a director       (whether or
                 and the          not
                 managing         consecutive)
                 director are     have not
                 not taken        been paid,
                 into account     or declared
                 in deciding      and set
                 the number or    aside for
                 identity of      payment,
                 the one-third    with respect
                 of directors     to any share
                 who must         of the
                 retire by        convertible
                 rotation.        preferred
                                  stock, the
                . Except for      holders of
                  the managing    the
                  director, a     convertible
                  director may    preferred
                  not hold        stock have
                  office:         the right to
                 . for a          elect two
                   period in      directors,
                   excess of      voting
                   three          separately
                   years; or      as a class:
                 . after the     . at a
                   third           special
                   annual          meeting of
                   general         convertible
                   meeting         preferred
                   following       stock
                   his or her      stockholders
                   appointment,    convened
                 (whichever        after the
                 occurs later)     occurrence
                 without           of such
                 submitting        event; and
                 for re-         . at each
                 election.         subsequent
                                   annual
                                   meeting
                                   thereafter,
                                 only if and
                                 so long as
                                 any dividend
                                 remains in
                                 arrears at
                                 the time such
                                 meeting is
                                 held. These
                                 directorships
                                 will be
                                 automatically
                                 vacated and
                                 abolished
                                 upon the
                                 dividends
                                 being paid or
                                 set aside for
                                 payment.

                                . Delaware law  . Delaware law  . Delaware law
                                  permits, but    permits, but    permits, but
                                  does not        does not        does not
                                  require, a      require, a      require, a
                                  classified      classified      classified
                                  board of        board of        board of
                                  directors       directors       directors
                                  with            with            with
                                  staggered       staggered       staggered
                                  terms under     terms under     terms under
                                  which one-      which one-      which one-
                                  half or one-    half or one-    half or one-
                                  third of the    third of the    third of the
                                  directors       directors       directors
                                  are elected     are elected     are elected
                                  for terms of    for terms of    for terms of
                                  two or three    two or three    two or three
                                  years,          years,          years,
                                  respectively.   respectively.   respectively.
                                  Chris-          BHC's           United
                                  Craft's         certificate     Television's
                                  certificate     of              certificate
                                  of              incorporation   of
                                  incorporation   provides for    incorporation
                                  provides for    directors to    provides for
                                  directors to    be divided      directors to
                                  be divided      into three      be divided
                                  into three      classes.        into three
                                  classes.                        classes.

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
Removal of      . Australian    . Under         . Under         . Under
directors:        law allows      Delaware        Delaware        Delaware
                  shareholders    law, a          law, a          law, a
                  to remove       director can    director can    director can
                  any director    be removed      be removed      be removed
                  of a public     with or         with or         with or
                  company by      without         without         without
                  an ordinary     cause by the    cause by the    cause by the
                  resolution      holders of a    holders of a    holders of a
                  at a general    majority of     majority of     majority of
                  meeting.        shares          shares          shares
                                  entitled to     entitled to     entitled to
                . News            vote in an      vote in an      vote in an
                  Corporation's   election of     election of     election of
                  constitution    directors       directors       directors
                  provides        unless:         unless:         unless:
                  that the       . the           . the           . the
                  office of        certificate     certificate     certificate
                  director may     of              of              of
                  be vacated       incorporation   incorporation   incorporation
                  on grounds       provides        provides        provides
                  of:              otherwise       otherwise       otherwise
                 . mental          (where a        (where a        (where a
                   disorder        corporation     corporation     corporation
                 . ceasing to      has a           has a           has a
                   hold an         classified      classified      classified
                   executive       board,          board,          board,
                   office; or      stockholders    stockholders    stockholders
                 . continual       must have       must have       must have
                   absence         cause to        cause to        cause to
                   from board      remove), or     remove), or     remove), or
                   meetings      . if less       . if less       . if less
                   for a           than the        than the        than the
                   period of       entire          entire          entire
                   six months      board is to     board is to     board is to
                   without         be removed      be removed      be removed
                   leave of        and the         and the         and the
                   absence         corporation     corporation     corporation
                   from the        has             has             has
                   Board.          cumulative      cumulative      cumulative
                                   voting, no      voting, no      voting, no
                                   director        director        director
                                   may be          may be          may be
                                   removed         removed         removed
                                   without         without         without
                                   cause if        cause if        cause if
                                   the votes       the votes       the votes
                                   cast            cast            cast
                                   against his     against his     against his
                                   or her          or her          or her
                                   removal         removal         removal
                                   would be        would be        would be
                                   sufficient      sufficient      sufficient
                                   to elect        to elect        to elect
                                   him or her      him or her      him or her
                                   if              if              if
                                   cumulatively    cumulatively    cumulatively
                                   voted at an     voted at an     voted at an
                                   election of     election of     election of
                                   the entire      the entire      the entire
                                   board.          board.          board.

                                                . BHC's
                                                  certificate
                                                  of
                                                  incorporation
                                                  provides
                                                  that any
                                                  director may
                                                  be removed
                                                  without
                                                  cause:
                                                 . with the
                                                   concurrence
                                                   of a
                                                   majority of
                                                   the entire
                                                   board of
                                                   directors;
                                                   and
                                                 . the vote or
                                                   consent of
                                                   holders of
                                                   shares
                                                   representing
                                                   a majority
                                                   of the
                                                   votes
                                                   entitled to
                                                   be cast,
                                                   voting
                                                   together as
                                                   a single
                                                   class.

Vacancies on    . Under News    . Delaware law  . Delaware law  . Delaware law
the board of      Corporation's   provides        provides        provides
directors         constitution,   that            that            that
                  the company     vacancies       vacancies       vacancies
                  may, by         and newly       and newly       and newly
                  ordinary        created         created         created
                  resolution      directorships   directorships   directorships
                  of its          may be          may be          may be
                  shareholders,   filled by a     filled by a     filled by a
                  appoint a       majority of     majority of     majority of
                  person who      the             the             the
                  has been        directors       directors       directors
                  nominated in    then in         then in         then in
                  advance and     office          office          office
                  is willing      (although       (although       (although
                  to be a         less than a     less than a     less than a
                  director        quorum)         quorum)         quorum)
                  either to       unless:         unless:         unless:
                  fill a
                  vacancy or
                  as an
                  additional
                  director.



   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
                . News           . the           . the           . the
                  Corporation's    certificate     certificate     certificate
                  board of         of              of              of
                  directors        incorporation   incorporation   incorporation
                  may also         or by-laws      or by-laws      or by-laws
                  appoint a        provide         provide         provide
                  director to      otherwise;      otherwise;      otherwise;
                  fill a           or              or              or
                  vacancy or     . the           . the           . the
                  as an            certificate     certificate     certificate
                  additional       of              of              of
                  director, so     incorporation   incorporation   incorporation
                  long as such     directs a       directs a       directs a
                  appointment      particular      particular      particular
                  will only        class is to     class is to     class is to
                  last until       elect such      elect such      elect such
                  the next         director,       director,       director,
                  following        in which        in which        in which
                  general          case any        case any        case any
                  meeting of       other           other           other
                  the company      directors       directors       directors
                  where the        elected by      elected by      elected by
                  director may     such class,     such class,     such class,
                  be re-           or a sole       or a sole       or a sole
                  elected.         remaining       remaining       remaining
                                   director,       director,       director,
                                   shall fill      shall fill      shall fill
                                   such            such            such
                                   vacancy.        vacancy.        vacancy.

                                 . Other than   . There is no   . There is no
                                   with           contrary        contrary
                                   respect to     provision in    provision in
                                   the rights     BHC's           United
                                   of the         constituent     Television's
                                   convertible    documents.      constituent
                                   preferred                      documents.
                                   stockholders
                                   to elect
                                   directors
                                   upon a
                                   dividend
                                   default, as
                                   described
                                   above,
                                   there is no
                                   contrary
                                   provision
                                   in Chris-
                                   Craft's
                                   constituent
                                   documents.

                . No person is  . If, at the    . If, at the    . If, at the
                  eligible for    time of         time of         time of
                  appointment     filling any     filling any     filling any
                  as director     vacancy or      vacancy or      vacancy or
                  unless:         newly           newly           newly
                 . the nominee    created         created         created
                   is a           directorship,   directorship,   directorship,
                   director       the             the             the
                   retiring at    directors       directors       directors
                   a meeting;     then in         then in         then in
                 . the nominee    office          office          office
                   has been       constitute      constitute      constitute
                   recommended    less than a     less than a     less than a
                   by the         majority of     majority of     majority of
                   board of       the entire      the entire      the entire
                   directors;     board, the      board, the      board, the
                   or             Delaware        Delaware        Delaware
                 . notice of      Court of        Court of        Court of
                   the            Chancery        Chancery        Chancery
                   nomination     may, upon       may, upon       may, upon
                   is given by    application     application     application
                   a              of              of              of
                   shareholder    stockholders    stockholders    stockholders
                   to the         holding at      holding at      holding at
                   company on     least 10% of    least 10% of    least 10% of
                   or before      the shares      the shares      the shares
                   the 30th       outstanding     outstanding     outstanding
                   business       and entitled    and entitled    and entitled
                   day before     to vote,        to vote,        to vote,
                   the            order an        order an        order an
                   meeting.       election to     election to     election to
                                  be held:        be held:        be held:
                . News           . to fill any   . to fill any   . to fill any
                  Corporation's    such            such            such
                  constitution     vacancies       vacancies       vacancies
                  provides         or newly        or newly        or newly
                  that the         created         created         created
                  board of         directorships;  directorships;  directorships;
                  directors        or              or              or
                  will be        . to replace    . to replace    . to replace
                  comprised of     the             the             the
                  not less         directors       directors       directors
                  than 5           chosen by       chosen by       chosen by
                  directors        the             the             the
                  unless the       directors       directors       directors
                  shareholders     in office.      in office.      in office.
                  determine
                  otherwise in
                  a general
                  meeting.


   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
Reporting obligations
                . As a foreign  . As a U.S.     . As a U.S.     . As a U.S.
                  private         public          public          public
                  issuer, News    company,        company, BHC    company,
                  Corporation     Chris-Craft     must file       United
                  is not          must file       with the        Television
                  required to     with the        SEC, among      must file
                  file Annual     SEC, among      other           with the
                  Reports on      other           reports and     SEC, among
                  Form 10-K,      reports and     notices:        other
                  Quarterly       notices:       . Annual         reports and
                  Reports on     . Annual          Reports on     notices:
                  Form 10-Q or     Reports on      Form 10-K     . Annual
                  Current          Form 10-K       within 90       Reports on
                  Reports on       within 90       days after      Form 10-K
                  Form 8-K         days after      the end of      within 90
                  with the         the end of      each fiscal     days after
                  SEC. In lieu     each fiscal     year;           the end of
                  of such          year;         . Quarterly       each fiscal
                  reports,       . Quarterly       Reports on      year;
                  News             Reports on      Form 10-Q     . Quarterly
                  Corporation      Form 10-Q       within 45       Reports on
                  is required      within 45       days after      Form 10-Q
                  to file:         days after      the end of      within 45
                 . Annual          the end of      each fiscal     days after
                   Reports on      each fiscal     quarter;        the end of
                   Form 20-F       quarter;        and             each fiscal
                   and             and           . Current         quarter;
                 . Reports of    . Current         Reports on      and
                   Foreign         Reports on      Form 8-K      . Current
                   Private         Form 8-K        upon the        Reports on
                   Issuer on       upon the        occurrence      Form 8-K
                   Form 6-K.       occurrence      of              upon the
                                   of              important       occurrence
                . The Form 20-     important       corporate       of
                  F (which is      corporate       events.         important
                  required to      events.                         corporate
                  be filed                                         events.
                  with the SEC
                  within six
                  months after
                  the close of
                  the
                  company's
                  fiscal year)
                  contains
                  information
                  on various
                  topics,
                  including
                  the
                  company's
                  business,
                  properties,
                  officers and
                  directors,
                  compensation
                  of its
                  officers and
                  directors,
                  related
                  party
                  transactions,
                  outstanding
                  options to
                  purchase
                  securities
                  from the
                  company or
                  its
                  subsidiaries
                  and
                  financial
                  data and
                  audited
                  financial
                  statements.

                . Unlike the
                  Form 10-K
                  required of
                  domestic
                  registrants,
                  the contents
                  of the non-
                  financial
                  portions of
                  the Form 20-
                  F are not
                  governed by
                  Regulation
                  S-K.

                . The
                  information
                  in the Form
                  20-F
                  regarding
                  compensation
                  paid to the
                  company's
                  officers and
                  directors
                  during the
                  fiscal year
                  is presented
                  as an
                  aggregate
                  amount for
                  all officers
                  and
                  directors as
                  a group
                  without
                  naming them
                  unless such
                  information
                  is otherwise
                  made public
                  for
                  individually
                  named
                  officers and
                  directors.

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
                . The Form 20-
                  F is
                  required to
                  contain
                  financial
                  statements
                  prepared in
                  accordance
                  with
                  Australian
                  Generally
                  Accepted
                  Accounting
                  Principles.
                  The Form 20-
                  F is also
                  required to
                  contain a
                  description
                  of the
                  significant
                  differences
                  in the
                  accounting
                  principles,
                  practices
                  and methods
                  used in
                  Australian
                  Generally
                  Accepted
                  Accounting
                  Principles
                  from the
                  principles,
                  practices
                  and methods
                  used in U.S.
                  Generally
                  Accepted
                  Accounting
                  Principles.

                . Information
                  regarding
                  related
                  party
                  transactions
                  specified in
                  the
                  instructions
                  to Form 20-F
                  is required
                  to be
                  disclosed in
                  the Form 20-
                  F only to
                  the extent
                  it is
                  otherwise
                  made public
                  by the
                  company.

                . The
                  information
                  required to
                  be furnished
                  under Form
                  6-K is
                  material
                  information
                  regarding
                  the company
                  and its
                  subsidiaries
                  which News
                  Corporation:
                 . makes
                   public
                   under the
                   law of its
                   domicile or
                   country of
                   incorporation;
                 . files with
                   a stock
                   exchange on
                   which its
                   securities
                   are traded
                   and which
                   information
                   is made
                   public by
                   that stock
                   exchange;
                   or
                 . distributes
                   to its
                   security
                   holders.

                . The Form 6-K
                  is required
                  to be
                  furnished to
                  the SEC
                  promptly
                  after the
                  material
                  contained in
                  it is made
                  public as
                  described in
                  the
                  preceding
                  sentence.

   Provision         News         Chris-Craft         BHC           United
                  Corporation                                     Television
--------------------------------------------------------------------------------
                . Foreign       .  Unlike News  .  Unlike News  .  Unlike News
                  private          Corporation,    Corporation,    Corporation,
                  issuers          as a U.S.       as a U.S.       as a U.S.
                  (such as         public          public          public
                  News             company,        company,        company,
                  Corporation)     Chris-Craft     BHC is          United
                  are exempt       is subject      subject to      Television
                  from the         to Sections     Sections        is subject
                  following        14(a), (b),     14(a), (b),     to Sections
                  Sections of      (c) and (f)     (c) and (f)     14(a), (b),
                  the              and Section     and Section     (c) and (f)
                  Securities       16 of the       16 of the       and Section
                  Exchange Act     Securities      Securities      16 of the
                  1934: 14(a),     Exchange        Exchange        Securities
                  (b), (c) and     Act of          Act of          Exchange
                  (f)              1934.           1934.           Act of
                  concerning                                       1934.
                  proxies and
                  information
                  statements
                  and
                  securities
                  registered
                  by foreign
                  private
                  issuers
                  under the
                  Securities
                  Exchange Act
                  1934 are
                  exempt from
                  Section 16
                  of that Act
                  concerning,
                  among other
                  things,
                  short swing
                  profits.

                 DESCRIPTION OF NEWS CORPORATION CAPITAL STOCK

   News Corporation's Preferred Ordinary Shares are listed on the Australian Stock Exchange. The Australian Stock Exchange presently constitutes the principal non-U.S. trading market for the Preferred Ordinary Shares. In November 1994, News Corporation issued by means of a bonus issue (i.e., a stock dividend) one authorized but previously unissued Preferred Ordinary Share for each two of its Ordinary Shares held of record on November 11, 1994.

   In the U.S., News Corporation's Preferred American Depositary Shares (Preferred ADSs), each representing four Preferred Ordinary Shares, are listed on the NYSE and traded under the symbol NWS.A. In accordance with the rules of the NYSE, the Preferred Ordinary Shares are also listed on NYSE solely in connection with the listing of the Preferred ADSs and without the ability to trade.

The Preferred American Depositary Shares

   The Preferred ADSs will be issued under the Amended and Restated Deposit Agreement, dated as of December 3, 1996, between The News Corporation Limited, Citibank, N.A., as Depositary, and the holders from time to time of the Preferred ADSs. The following is a summary of the material provisions of that agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Amended and Restated Deposit Agreement. Copies of the Amended and Restated Deposit Agreement are available for inspection at the office of the Depositary, located at 111 Wall Street, 20th Floor, New York, New York 10043.

 American Depositary Receipts

   American Depositary Receipts (Preferred ADRs) representing Preferred ADSs are issuable by the Depositary under the Amended and Restated Deposit Agreement. Each Preferred ADR evidences a specified number of Preferred ADSs deposited with the Depositary's custodian, Citicorp Nominees Pty Ltd., located in Melbourne, Australia or its successors or any other firms or corporations appointed as Custodians by the Depositary. A Preferred ADR may represent any number of Preferred ADSs.

 Deposit and Withdrawal of Shares

   Upon deposit with the Custodian of:

  . certificates for Preferred Ordinary Shares or evidence of rights to receive such shares endorsed or accompanied by any appropriate instruments of transfer; and

  .such certifications and payments as may be required by the Custodian or the Depositary,

the Depositary agrees to execute and deliver at its office to, or upon the written order of, the person or persons specified by the depositor, a Preferred ADR or Preferred ADRs for the number of Preferred Ordinary Shares issuable in respect of such deposit.

   Each holder of a Preferred ADR is entitled to withdraw the underlying Preferred Ordinary Shares at any time. This right to withdraw is not restricted in any manner, subject only to:

  . temporary delays caused by the closing transfer books of the Depositary or News Corporation or the deposit of Preferred Ordinary Shares in connection with voting at a shareholders' meeting, or the payment of dividends;

  . the payment of fees, taxes and similar charges; and

  . compliance with any laws or governmental regulations relating to Preferred ADRs or to the withdrawal of deposited securities.

   Upon surrendering a Preferred ADR at the Depositary's office, the holder of the Preferred ADR is entitled to delivery, at that office or at the Custodian's office in Melbourne, Australia, of the Preferred Ordinary Shares and any other documents of title at the time represented by the surrendered Preferred ADR. However, the entitlement to delivery is subject to the payment of the fees and charges provided in the Amended and Restated Deposit Agreement, as applicable, and the terms of that agreement. The forwarding of share certificates and other documents of title for delivery at the Depositary's office, in New York, New York will be at the risk and expense of the Preferred ADR holder.

   The Depositary may issue Preferred ADRs against rights to receive Preferred Ordinary Shares from:

  .News Corporation;

  .any agent of News Corporation; or

  . any other entity involved in ownership or transaction records in respect of the Preferred Ordinary Shares.

   The Depositary will not issue Preferred ADRs against any other rights to receive Preferred Ordinary Shares unless:

  . such Preferred ADRs are fully collateralized (marked-to-market daily) with cash or U.S. government securities, or other collateral of comparable safety and liquidity;

  . the applicant for such Preferred ADRs represents in writing that it, or its customer, owns such Preferred Ordinary Shares or Preferred ADRs before the issuance of such Preferred ADRs or such evidence of ownership as the Depositary deems appropriate; and will hold them in trust for the Depositary until delivery upon the Depositary's request; and

  . such issuance shall be terminable by the Depositary on not more than five business days' notice and subject to such further indemnities and credit regulations as the Depositary deems appropriate.

   Additionally, the Depositary intends that the number of Preferred ADRs issued by it prior to the receipt of Preferred Ordinary Shares and outstanding at any one time generally will not exceed 30% of the Preferred ADSs issued by the Depositary with respect to which Preferred Ordinary Shares are on deposit with the Depositary or Custodian. However, the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will set limits with respect to the number of Preferred ADRs and Preferred Ordinary Shares involved in transactions under these provisions on a case-by-case basis. The Depositary or the Custodian may only deliver Preferred Ordinary Shares in accordance with the Amended and Restated Deposit Agreement.

 Voting Deposited Securities

   If the Depositary receives any notice of any meeting or solicitation of consents or proxies of holders of Preferred Ordinary Shares or other deposited securities, the Depositary will:

  . as soon as practicable, fix a record date for determining the Preferred
    ADR holders entitled to give instructions for the exercise of voting rights or the grant of proxies or consents, as provided in the Amended and Restated Deposit Agreement; and

  . mail to such holders a notice containing:

   . the information contained in the notice of meeting and solicitation materials, if any;

   . a statement that such holders at the close of business on a specified record date will be entitled, subject to applicable law, News Corporation's constitution and the provisions of the deposited securities, to instruct the Depositary as to the exercise of the voting rights (if any) pertaining to the Preferred Ordinary Shares and other deposited securities represented thereby; and

   . a brief statement as to the manner in which such instructions may be given.

   If the Depositary receives a written request of a Preferred ADR holder on such record date, on or before the date established by the Depositary for such purpose, it shall endeavor, insofar as practicable and permitted under applicable law, News Corporation's constitution and the provisions of the deposited securities, to vote or cause to be voted the amount of Preferred Ordinary Shares or other deposited securities represented by such Preferred ADSs, in accordance with the instructions set out in the request. Other than in accordance with instructions received from holders, the Depositary will not itself exercise any voting discretion over any Preferred ADSs or other deposited securities evidenced by a Preferred ADR.

 Dividends, Other Distributions and Rights

   Whenever the Depositary receives any cash dividend or other cash distribution on the deposited securities, the Depositary or the Custodian will, subject to the provisions of the Amended and Restated Deposit Agreement:

  . convert on a reasonable basis such dividend or distribution without unreasonable delay into U.S. dollars; and

  . distribute the converted amounts to the record holders entitled to such dividend or distribution, in proportion to the number of Preferred ADSs representing such deposited securities held by it,

provided, however, that the amount distributed will be reduced by any amounts required to be withheld by News Corporation, the Custodian or the Depositary on account of taxes.

   The Depositary will either:

  . distribute the non-U.S. dollar currency received by the Depositary to the then Preferred ADR holders entitled to the dividend or distribution; or

  . hold such non-U.S. dollar currency for the respective accounts of such persons, without liability for interest, and distribute to them an appropriate document or notice evidencing their rights to receive such currency, if:

   . the Depositary determines that non-U.S. dollar amounts may not be converted on a reasonable basis into the U.S. dollars transferable to the U.S.;

   . any approval or license of any government or agency, which is required for such conversion, is denied or, in the Depositary's opinion, is unobtainable; or

   . any such approval or license is not obtained within a reasonable period as determined by the Depositary.

   If any distribution consists of a dividend in Preferred Ordinary Shares or a free distribution of such shares, the Depositary may in its discretion, upon prior consultation with and the approval of News Corporation, distribute to the Preferred ADR holders entitled to the dividend or distribution additional Preferred ADRs representing the aggregate number of Preferred Ordinary Shares received, subject to the terms of the Amended and Restated Deposit Agreement. The Depositary must distribute such additional Preferred ADRs if News Corporation so requests. In lieu of delivering Preferred ADRs for fractional Preferred ADSs in any such case, the Depositary may sell the number of Preferred Ordinary Shares represented by the aggregate of such fractions at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale, all in the manner and subject to the conditions described in the Amended and Restated Deposit Agreement.

   Whenever the Depositary or the Custodian receives any distribution other than cash or Preferred Ordinary Shares or rights upon any deposited securities, the Depositary will, upon consultation with News Corporation, distribute without unreasonable delay to the Preferred ADR holders entitled to the distribution such securities or property in any manner that the Depositary, after consultation with News Corporation if practicable, may deem equitable and practicable for accomplishing such distribution. If:

  . in the Depositary's opinion, such distribution cannot be made to the Preferred ADR holders entitled to the distribution; or

  . for any other reason (such as any requirement (a) that News Corporation, the Depositary or the Custodian withhold an amount on account of taxes, or other governmental charges, (b) under any applicable securities or exchange control regulations or law, or (c) that such securities must be registered under the Securities Act of 1933, as amended, or other law in order to be distributed to holders of Preferred ADRs), the Depositary, after consultation with News Corporation if practicable, deems such distribution to be unfeasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper or in accordance with applicable law. The net proceeds of any such sale will be distributed by the Depositary to the Preferred ADR holders so entitled as in the case of a distribution received in cash.

   If News Corporation offers, or causes to be offered, to the holders of any deposited securities any rights to purchase additional Preferred Ordinary Shares or any other rights, such rights shall be made available by the Depositary to the Preferred ADR holders in such manner as the Depositary may determine, either:

  . by the issue to the record holders so entitled of warrants or other instruments representing such rights; or

  . by such other method as the Depositary deems feasible, after consultation with News Corporation,

provided, however, that:

  . if at the time of the offering of any rights, the Depositary determines that it is unlawful or not feasible to make such rights available to Preferred ADR holders by the issue of warrants or otherwise; or

  . if the rights, warrants or other instruments are not exercised and appear to be about to lapse,

the Depositary in its discretion may, in accordance with applicable law, sell such rights, warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of such sale will be distributed to the extent practicable to the Preferred ADR holders so entitled as in the case of a distribution received in cash. Disposal of rights in accordance with this paragraph may reduce the equity interest of the Preferred ADR holders in News Corporation.

   If registration under the Securities Act of the securities to which any rights relate is required in order for News Corporation to offer such rights to Preferred ADR holders and sell the securities represented by such rights, the Depositary will not offer such rights to the Preferred ADR holders:

  . unless and until such a registration statement is in effect; or

  . unless the offering and sale of such securities to such Preferred ADR holders are exempt from registration under the provisions of the Securities Act.

If such rights are offered, the Depositary may dispose of such rights in accordance with the preceding paragraph. News Corporation will, in connection with any offer of such rights, use reasonable efforts to make such rights generally transferable or consent to the transfer of such rights by foreign investors not resident in Australia.

 Fixing Record Dates

   Whenever:

  . the Depositary receives notice of the fixing of a record date by News
    Corporation for the determination of holders of News Corporation's Preferred Ordinary Shares or other deposited securities entitled to receive any cash dividend, cash or non-cash distribution, or any rights to be issued with respect to the Preferred Ordinary Shares or other deposited securities;

  . the Depositary receives notice of any meeting of holders of the Preferred
    Ordinary Shares or other deposited securities; or

  . upon such other circumstances as are specified in the Amended and Restated Deposit Agreement,

the Depositary will, after consultation with News Corporation if practicable, fix a record date (which, where applicable, will be as close as practicable to the date corresponding to the record date fixed by News Corporation in respect of the Preferred Ordinary Shares) for determining the Preferred ADR holders who will be entitled to:

  . receive such dividend, distribution or rights, or the net proceeds of the sale thereof; or

  . to give instructions for the exercise of voting rights at any such meeting or to take such other action.

   Subject to the provisions of the Amended and Restated Deposit Agreement, the record Preferred ADR holders at the close of business on the record date fixed by the Depositary will be entitled to:

  . receive the amount distributable by the Depositary with respect to such dividend or distribution or rights or the net proceeds of the sale thereof; or

  . give voting instructions for the exercise of such voting rights,

in proportion to the number of Preferred ADSs held by them.

 Transfer of Preferred ADRs

   The Preferred ADRs are transferable on the books of the Depositary in accordance with the provisions of the Amended and Restated Deposit Agreement. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Preferred ADR, the Depositary or a Custodian may require:

  . payment of a sum sufficient for reimbursement of any tax or other governmental charge and any stock transfer registration fee with respect thereto;

  . payment of any applicable fees as provided in the Amended and Restated
    Deposit Agreement;

  . the production of proof satisfactory to it as to the identity and genuineness of any signature; and

  . compliance with any laws or governmental regulations and such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of the Amended and Restated Deposit Agreement.

   The Depositary or News Corporation may:

  . suspend the delivery of Preferred ADRs against deposits of Preferred
    Ordinary Shares generally;

  . suspend the delivery of Preferred ADRs against deposits of particular
    Preferred Ordinary Shares;

  . withhold the delivery of Preferred ADRs against the deposit of particular
    Preferred Ordinary Shares;

  . refuse the registration of transfer of Preferred ADRs in particular instances; or

  . suspend the transfer of Preferred ADRs generally,

during any period when the transfer books are closed, or if any such action is deemed necessary or advisable by the Depositary or News Corporation at any time or from time to time because of:

  . any requirement of law, any government or governmental body, authority or commission or under any provision of the Amended and Restated Deposit Agreement;

  . the provisions of or governing deposited securities;

  . any meeting of shareholders of News Corporation; or

  . any other reason in accordance with the Amended and Restated Deposit
    Agreement.

 Filing Proofs, Certificates and Other Information

   Any person presenting Preferred Ordinary Shares for deposit or any Preferred ADR holder may be required from time to time to:

  . file such proof of citizenship or residence, evidence of the number of Preferred Ordinary Shares beneficially owned and any other matters necessary or appropriate to evidence compliance with applicable laws, the constitution of News Corporation or other matters;

  . file such other information including, without limitation:

   . taxpayer status;

   . exchange control approval;

   . information relating to the registration on the books of News
     Corporation (or its appointed agent for transfer and registration of Preferred Ordinary Shares);

  . execute such certificates; and

  . make such representations and warranties,

as the Depositary or News Corporation may deem necessary or proper. The Depositary may, and will if requested by News Corporation:

  . withhold the delivery or registration of transfer of any Preferred ADR or the distribution of rights or of the proceeds thereof or the delivery of any such deposited securities; and

  . make a reasonable effort to, refuse to vote the deposited securities of a specified holder in accordance with instructions received from such holder under the Amended and Restated Deposit Agreement, until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

 Amendment of the Amended and Restated Deposit Agreement

   The form of the Preferred ADRs and any provisions of the Amended and Restated Deposit Agreement may at any time be amended by written agreement between News Corporation and the Depositary.

   Any amendment:

  . imposing or increasing any fees or charges payable by Preferred ADR holders (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses); or

  . otherwise prejudicing any substantial existing right of Preferred ADR holders,
shall not take effect as to outstanding Preferred ADRs until the expiration of thirty days after notice of such amendment has been given to the record holders of outstanding Preferred ADRs. Every Preferred ADR holder at the time such amendment so becomes effective will be deemed, by continuing to hold such Preferred ADR, to consent and agree to such amendment and to be bound by the Amended and Restated Deposit Agreement as amended thereby.

   No amendment may impair the right of any Preferred ADR holder to surrender his Preferred ADR and receive the underlying deposited securities except as permitted under the Amended and Restated Deposit Agreement.

 Termination of the Amended and Restated Deposit Agreement

   The Depositary will, at the direction of News Corporation, terminate the Amended and Restated Deposit Agreement by mailing notice of such termination to the record Preferred ADR holders then outstanding under the Amended and Restated Deposit Agreement, at least thirty (30) days prior to the date fixed in such notice for termination. The Depositary may likewise terminate the Amended and Restated Deposit Agreement at any time after sixty days of delivering to News Corporation a written notice of its election to resign, and a successor depositary has not have been appointed and accepted its appointment within such sixty days.

   If any Preferred ADRs remain outstanding after the date of termination of the Amended and Restated Deposit Agreement, the Depositary thereafter shall:

  . discontinue the registration of transfer of Preferred ADRs;

  . suspend the distribution of dividends to the holders of any outstanding
    Preferred ADRs; and

  . not give further notices or perform any further acts under the Amended and Restated Deposit Agreement, except for:

   . the collection of dividends and other distributions pertaining to the deposited securities;

   . the sale of rights as provided in the Amended and Restated Deposit
     Agreement; and

   . the delivery of the deposited securities, together with any dividends or other distributions received with respect to the deposited securities and the net proceeds of the sale of any rights or other property, in exchange for surrendered Preferred ADRs.

   At any time after the expiration of six months from the date of termination, the Depositary may:

  . sell the deposited securities then held at public or private sale, at such place or places as it deems proper, and in accordance with applicable law, and

  . thereafter hold uninvested the net proceeds of such sale, together with any cash then held by it under the Amended and Restated Deposit Agreement, in an unsegregated escrow account, without liability for interest, for the pro rata benefit of the outstanding American Deposit Receipt holders.

 Notices and Reports

   On or before the date that News Corporation gives notice to its shareholders, by publication or otherwise, of:

  . any meeting of holders of its Preferred Ordinary Shares or other deposited securities;

  . any adjourned meeting of such holders; or

  . the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the deposited securities,

News Corporation will transmit to the Depositary and the Custodian a copy of such notice in the form given to holders of the Preferred Ordinary Shares or other deposited securities.

   The Depositary will, at News Corporation's expense:

  . arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications which are made generally available by News Corporation to holders of its Preferred Ordinary Shares; and

   . arrange for the mailing of copies of such notices, reports and other communications to all Preferred ADR holders; or

   . at News Corporation's request, make such notices, reports and other communications available to Preferred ADR holders on a basis similar to that for holders of Preferred Ordinary Shares or other deposited securities or on such other basis as News Corporation may advise the Depositary may be required by any applicable law or regulation.

   The Depositary will make available for inspection by Preferred ADR holders at its office, any reports and communications received from News Corporation which are both:

  . received by the Depositary as the holder of the deposited securities; and

  . made generally available to the holders of such deposited securities by News Corporation,

and the Depositary will furnish such communications and reports to Preferred ADR holders upon request of such holders.

 Inspection of Transfer Books

   The Depositary will keep books in the Borough of Manhattan, The City of New York, New York for the registration and transfer of Preferred ADRs. These books will at all reasonable times be open for inspection by:

  . the Preferred ADR holders; and

  . News Corporation,

provided that such inspection, to the Depositary's knowledge, shall not be for the purpose of communicating with Preferred ADR holders in the interest of a business or object other than:

  . the business of News Corporation; or

  . a matter related to the Amended and Restated Deposit Agreement or Preferred ADRs.

   The Depositary may close the books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Amended and Restated Deposit Agreement or at the request of News Corporation.

 Charges of Depositary

   The Depositary will charge:

  . the party to whom Preferred ADRs are delivered against deposits of stock;
    and

  . the party surrendering Preferred ADRs for delivery of stock and other deposited securities,

$5.00 per 100 Preferred ADSs (or fraction thereof) represented by each Preferred ADR delivered or surrendered. News Corporation will pay other charges of the Depositary except for:

  . stock transfer and other taxes and other governmental charges;

  . fees of the Depositary for execution, delivery, transfer, combination, split-up or surrender of, and the making of distributions with respect to, Preferred ADRs;

  . fees for registration, exchange or transfer of Preferred Ordinary Shares;

  . expenses incurred by the Depositary in the conversion of foreign currency; and

  . such cable, telex or facsimile transmission and delivery charges as are expressly provided in the Amended and Restated Deposit Agreement.

 Liability of Holders for Taxes or Other Charges

   Any tax or other governmental charge or assessment which becomes payable by the Depositary with respect to:

  . a Preferred ADR; or

  . any deposited security evidenced by a Preferred ADR,

will be payable by such Preferred ADR holder or any deposited security represented by a Preferred ADS. Until such payments are made:

  . transfer of such Preferred ADS or any split-up or combination or withdrawal of deposited securities represented by the share may be refused;

  . any dividends or other distributions may be withheld; and

  . any part or all of the deposited securities evidenced by such Preferred
    ADR and not sold may be sold for the account of the holder of such Preferred ADR,

and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge. The holder of such Preferred ADR remains liable for any deficiency.

 Limitation on Liability

   The Depositary, News Corporation or any of their respective agents will not be liable to the Preferred ADR holders if it is prevented or delayed in performing its obligations under the Amended and Restated Deposit Agreement by:

  .any present or future law,

  .any rule or regulation;

  .any present or future provision of News Corporation's constitution; or

  .any circumstances beyond its control.

   The obligations of the Depositary and the Custodian under the Amended and Restated Deposit Agreement are expressly limited to performing their respective obligations and duties specified in that agreement in good faith using their best judgment.

The Preferred Ordinary Shares

   News Corporation's constitution provides that each unclassified share in News Corporation must, on issuance by the directors, be classified as:

  . a Preferred Limited Voting Ordinary Share, which is referred to in this joint proxy statement/prospectus as a Preferred Ordinary Share;

  . an Ordinary Share;

  . a Non-Voting Ordinary Share; or

  . such other share as may be permitted by News Corporation's constitution, which currently includes:

   . Converting Preference Shares, which are convertible into Ordinary
     Shares and otherwise have rights and privileges attached to them as set out in News Corporation's constitution;

   . Redeemable Ordinary Shares, which upon transfer or disposal prior to a "Triggering Event" (as defined at the time of issuance) other than to a "Permitted Transferee" (also as so defined) are automatically redeemed and converted into one Preferred Ordinary Share for each Redeemable Ordinary Share redeemed, plus an amount of cash calculated in accordance with News Corporation's constitution equating to the excess of the then current market price of the Redeemable Ordinary Shares over the current market price of the Preferred Ordinary Shares. The Redeemable Ordinary Shares otherwise have the rights and privileges attached to them as specified in News Corporation's constitution;

   . Perpetual Preference Shares, with such rights attaching to them as the directors determine on or prior to allotment, but in accordance with News Corporation's constitution; and

   . Redeemable Preference Shares, with such rights attaching to them as the directors determine on or prior to allotment, but in accordance with News Corporation's constitution

   As at November 30, 2000, there were outstanding 2,044,746,771 Ordinary Shares, 2,146,679,473 Preferred Ordinary Shares and no other classes of shares in News Corporation. Australian Stock Exchange Listing Rule 7.1 generally provides that a company may not issue (in any 12 month period) more than 15% of the number of equity securities already on issue without the approval of the holders of ordinary securities.

 Voting

   At annual and extraordinary general meetings of shareholders:

  . five members entitled to vote and present in person, by proxy, attorney or (if a corporation) representative constitute a quorum;

  . each holder of Ordinary Shares or Redeemable Ordinary Shares or proxy, attorney or (if a corporation) representative of such holder present has one vote on a show of hands; and

  . on a poll, each holder of Ordinary Shares or Redeemable Ordinary Shares present in person or by proxy, attorney or representative has one vote per Ordinary Share or Redeemable Ordinary Share registered in his name (provided that votes on a poll in respect of partly paid Ordinary Shares or Redeemable Ordinary Shares are pro rata in accordance with the amount paid up on such shares).

   Votes at meetings are conducted by a show of hands unless a poll is demanded. A poll may be demanded by:

  . the chairman of the meeting;

  . not less than five shareholders having a right to vote; or

  . members with at least 5% of the votes that may be cast on a resolution on a poll.

   A majority of votes cast is required generally for the passing of resolutions. However, the rights and privileges attached to each class into which the capital is divided may be modified, abrogated or dealt with only by a three-fourths majority of the votes cast at a separate meeting of the holders of that class, or, in certain circumstances, written consent approving such action by the holders of three-fourths of the shares of such class.

   A holder of a Preferred Ordinary Share is by virtue of holding such share entitled to vote at any general meeting of the members of News Corporation in the same manner and subject to the same conditions as the holder of an Ordinary Share or a Redeemable Ordinary Share, but only under the following circumstances:

  . on a proposal to reduce the share capital of News Corporation;

  . on a proposal to wind up or during the winding up of News Corporation;

  . on a proposal for the disposal of the whole of the property, business and undertaking of News Corporation;

  . when any preferential dividend declared on such Preferred Ordinary Shares is in arrears;

  . on a proposal which affects rights attached to the Preferred Ordinary
    Share; or

  . on a resolution to approve the terms of a buy-back agreement.

   Other than as set forth in the preceding paragraph, a holder of a Preferred Ordinary Share has no right to vote. The following circumstances will be deemed to directly affect the rights attached to, and the rights and privileges of holders of, Preferred Ordinary Shares:

  . the issuance of other preference shares ranking in any respect prior to Preferred Ordinary Shares; or

  . the conversion of Ordinary Shares and Non-Voting Ordinary Shares into preference shares ranking in any respect prior to or ranking equally with the Preferred Ordinary Shares.

But the issue of other preference shares ranking equally with the Preferred Ordinary Shares or of additional Preferred Ordinary Shares will be deemed not to affect directly such rights or privileges.

   A holder of a Non-Voting Ordinary Share is not entitled to vote at any general meeting of members of News Corporation by virtue of holding such share. A holder of a Converting Preference Share, a Perpetual Preference Share or a Redeemable Preference Share is not entitled to vote at any general meeting of members of News Corporation except in certain limited circumstances similar to those in which holders of Preferred Ordinary Shares will be permitted to vote.

   Dividends

   Subject to the satisfaction of the rights of holders of Converting Preference Shares (described below) and Preferred Ordinary Shares (also described below), dividends on Ordinary Shares, Redeemable Ordinary Shares and Non-Voting Ordinary Shares:

  . may be declared by the directors of News Corporation;

  . are payable only out of the profits of News Corporation; and

  . are distributed among holders of those shares in proportion to the amount of capital paid on those shares by such holders (and, if an Ordinary Share or Redeemable Ordinary Share is issued or any capital is paid on an Ordinary Share or Redeemable Ordinary Share during the period in respect of which the dividend is declared, according to the terms of issue or otherwise proportionately for the period during which such capital was paid up).

   The directors or members in general meeting may also resolve that:

  . profits or other legally available reserves be capitalised and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportions; and

  . the same be applied for the benefit of members in certain distributions of capital, including:

   . payment of unpaid capital on shares;

   . issuing fully paid shares or debentures; or

   . in accordance with the rules of a bonus share plan of News Corporation.

   Dividends on any class of securities of News Corporation are not required to be paid in the fiscal year in respect of which they are declared and are payable:

  . on the date specified by the board of directors at the time of declaration; or

  . if no such date is specified, forthwith after the declaration.

   If dividends on the Preferred Ordinary Shares are not declared in respect of any fiscal year, such omission or shortfall shall not limit the dividends which may be declared or paid on the Ordinary Shares in respect of any subsequent year.

   No dividends may be paid to the holders of Preferred Ordinary Shares, Ordinary Shares or Non-Voting Ordinary Shares until all Base Dividends and Supplementary Dividends (each as defined in News Corporation's constitution) payable in respect of Converting Preference Shares immediately preceding the declaration of dividends in those other classes of shares or any of them, have been paid or otherwise provided in full.

   Each Preferred Ordinary Share will confer a preferential but non-cumulative right to dividends in respect of any financial year of News Corporation equal to the greater of:

  . the Base Dividend, which is such amount (if any) as is declared by the directors as a dividend not exceeding 15% of the paid up capital on the Preferred Ordinary Shares, or a lesser percentage in proportion to any increase in the capital resulting from a bonus issue of Preferred Ordinary Shares; and

  . the Premium Dividend, which is 120% of the aggregate of all dividends declared in that financial year on an Ordinary Share paid up to the same proportion for the same period of time.

   Ordinary Shares, Redeemable Ordinary Shares and Non-Voting Ordinary Shares are entitled to dividends equally, without preference, with all other such shares, but the right to such a dividend is subject to:

  . declaration of the greater of the Base Dividend or the Premium Dividend on the Preferred Ordinary Shares;

  . in the case of an interim dividend on the Ordinary, Redeemable Ordinary or Non-Voting Ordinary Shares, prior or concurrent payment of the greater of:

   . 50% of the Preferred Dividend, which is the amount of dividend declared in respect of each of the Preferred Ordinary Shares;

   . an amount equal to 120% of all dividends paid on Ordinary, Redeemable
     Ordinary and Non-Voting Shares in that financial year; and

   . in the case of a final dividend on the Ordinary, Redeemable Ordinary or Non-Voting Ordinary Shares, prior or concurrent payment of the remainder of the Preferred Dividend.

   Each Non-Voting Ordinary Share will confer the same dividend entitlement as an Ordinary Share.

   If any Perpetual Preference Shares or Redeemable Preference Shares are issued by News Corporation, they will carry dividend rights to be determined upon or prior to issue by the directors of News Corporation in accordance with that company's constitution. Those dividend rights:

  . will rank senior to the rights attaching to Ordinary Shares;

  . will rank junior to the rights attaching to Converting Preference Shares;
    and

  . may rank senior to, equally, without preference, with or junior to other classes of preference shares outstanding at the time those shares are issued, including the Preferred Ordinary Shares, depending on their terms of issue.

 Rights on a Winding-Up

   On a winding up of News Corporation, News Corporation's assets (including capital uncalled at the commencement of the winding up) remaining after paying and discharging its debts and liabilities and the costs of the winding up, are to be applied as follows:

  . first, in payment to the holders of Converting Preference Shares of any Base Dividends not paid and any Supplementary Dividend not declared on those shares, pro rata according to the amounts not paid;

  . second, in repayment of the capital paid up on Converting Preference
    Shares pro rata according to the amounts so paid;

  . third, in repayment of the capital paid up on the Preferred Ordinary
    Shares pro rata according to the amounts so paid;

  . fourth, in payment to the holders of the Preferred Ordinary Shares of the preferential dividends declared but not paid on their shares pro rata according to the amounts not paid;

  . fifth, in repayment to the holders of Redeemable Ordinary Shares of up to A$1.00 for every 1,000 Redeemable Ordinary Shares held;

  . sixth, in repayment of the capital paid up on the Ordinary Shares and any other class of securities of News Corporation pro rata according to the amounts so paid;

  . seventh, in payment to the holders of Preferred Ordinary Shares, Ordinary
    Shares, Redeemable Ordinary Shares and Non-Voting Ordinary Shares of non-preferential dividends declared but not paid on their shares pro rata according to the amounts not paid; and

  . any residue shall be divided amongst the holders of the Preferred
    Ordinary Shares, Ordinary Shares, Redeemable Ordinary Shares and Non-Voting Ordinary Shares pro rata according to the amounts of capital paid up on such shares, respectively.

   On a winding up of News Corporation, repayment of the capital of members will rank junior to payment of all of the creditors of News Corporation. Also, holders of Preferred Ordinary Shares will rank junior to holders of Converting Preference Shares.

   If any Perpetual Preference Shares or Redeemable Preference Shares are issued by News Corporation, their ranking on winding up shall be one of the terms determined by the directors in accordance with News Corporation's constitution on or prior to the issue of those shares, and:

  . they shall rank senior to Ordinary Shares and Redeemable Ordinary Shares;

  . they shall junior to Converting Preference Shares; and

  . they may rank senior to, equally, without preference, with, or junior to, other classes of preference shares outstanding at the time those shares are issued, including the Preferred Ordinary Shares, depending on their terms of issue.

 Transfers

   News Corporation's constitution permits its shares to be transferred in any manner permitted by the listing rules of the Australian Stock Exchange and the business rules of the Australian Securities Clearing House.

   The company's constitution also makes provision for the refusal to register any transfer of shares:

  . where the shares are subject to a lien in respect of unpaid calls;

  . where an escrow agreement has been entered into in accordance with the listing rules of the Australian Stock Exchange;

  . where such transfer would create a new shareholding of a less than marketable parcel;

  . where such transfer must or may be refused in accordance with the Australian Stock Exchange Listing Rules, the Corporations law or the Australian Securities Clearing House Business Rules; or

  . where such transfer would require registration of more than three persons as joint holders (unless they are executors or trustees of a deceased shareholder).

The existing rules of the Australian Stock Exchange also provide for an application to be made to the Australian Securities Clearing House, if certain circumstances exist, to prevent shares from being transferred. All shares of News Corporation are presently approved for participation in the Clearing House Electronic Subregister System administered by the Australian Securities Clearing House.

   Other than transfers under the rules of the Australian Securities Clearing House, as permitted by News Corporation's constitution, the following must be delivered to News Corporation as a prerequisite to a transfer in the register of shareholders:

  . an instrument of transfer in proper form and duly stamped;

  . the share certificates (if any); and

  . such other information relating to the transferor's right to dispose of the shares as the directors require.

   The share registry office of News Corporation is KPMG Peat Marwick, Adelaide, South Australia, Australia.

   News Corporation's constitution also provides that a person may not:

  . offer to acquire;

  . procure any offer to acquire; or

  . acquire,

any Ordinary Shares, Redeemable Ordinary Shares or Preferred Ordinary Shares under a takeover scheme or announcement or other general offer (as defined in News Corporation's constitution) for such shares unless:

  . the takeover scheme or announcement or other offer relates to Ordinary
    Shares, Redeemable Ordinary Shares and Preferred Ordinary Shares; or

  . contemporaneous offers are made for Ordinary Shares, Redeemable Ordinary
    Shares and Preferred Ordinary Shares,

and the terms of the offer are comparable (as that term is used in News Corporation's constitution). In accordance with section 140 of the Australian Corporations Law, such a provision in a company's constitution has the effect of a contract under seal between the company and each member, between the company and each of its directors or secretaries and between each of the members as between themselves, under which each of them agrees to observe and perform those provisions applicable to them as in force for the time being. As long as that provision remains in News Corporation's constitution, it may be enforced by and against such persons to the extent permitted by section 140. News Corporation's constitution does not affect the operation of those provisions of the Australian Corporations Law which control the acquisition of shares in the company and regulate takeover bids.

Australian exchange controls and other limitations affecting holders

   The Australian Banking (Foreign Exchange) Regulations and other Australian legislation and regulations control and regulate, or permit the control and regulation of, a broad range of payments and transactions involving non-residents of Australia. Under certain general and specific exemptions, authorities and approvals, however, News Corporation is not restricted from transferring funds from Australia or placing funds to the credit of non-residents of Australia subject to:

  . withholding for Australian tax due in respect of dividends (to the extent they are unfranked) and interest and royalties paid to non-residents of Australia; and

  . a requirement for approval from the Reserve Bank of Australia for certain payments in or from Australia to or on behalf of:

   . the government of Iraq, its agencies or nationals;

   . authorities in the Federal Republic of Yugoslavia (Serbia and Montenegro) or their agencies;

   . the government or a public authority of Libya or certain Libyan undertakings;

   . Taliban or any undertaking owned or controlled directly or indirectly by the Taliban; or

   . Unita as an organization, senior officials of Unita and adult members of the immediate families of the senior officials of Unita.

Accordingly, at the present time, remittance of dividends on the Preferred Ordinary Shares to the Depositary is not subject to exchange controls.

   There are no limitations, either under Australian law or under News Corporation's constitution, on the right to hold or vote Preferred Ordinary Shares other than under the Australian Foreign Acquisitions and Takeovers Act of 1975, as amended, and the Australian Corporations Law insofar as such laws regulate certain fundamental corporate transactions.

Limitations on foreign acquisitions and investment in Australian companies

   The following Australian laws impose limitations on the right of non-residents or non-citizens of Australia to hold, own or vote shares in News Corporation.

 Australian Foreign Acquisitions and Takeovers Act

   Each of the following persons is defined by the Australian Foreign Acquisitions and Takeovers Act to be a foreign person for the purposes of that
Act:

  . any natural person not ordinarily resident in Australia, or

  . any corporation or trustee of a trust estate in which:

   . a natural person not ordinarily resident in Australia, or a foreign corporation (being a body corporate organized outside Australia), holds a Substantial Interest (as defined in the following paragraph); or

   . in which two or more such persons or foreign corporations hold an Aggregate Substantial Interest (as defined in the following paragraph).

   A person is taken to hold a Substantial Interest:

  . in a corporation if the person, alone or together with any associates (as defined in the Australian Foreign Acquisitions and Takeovers Act):

   . is in a position to control at least 15% of the voting power in the corporation; or

   . holds interests in at least 15% of the issued shares in the corporation; and

  . in a trust estate, if the person alone or together with any associates
    (as so defined) holds a beneficial interest in at least 15% of the corpus or income of the trust estate.

   Two or more persons are taken to hold an Aggregate Substantial Interest:

  . in a corporation, if they together with any associates (as so defined):

   . are in a position to control at least 40% of the voting power in the corporation; or

   . hold at least 40% of the issued shares in the corporation; and

  . in a trust estate, if they together with any associates hold in the aggregate beneficial interests in at least 40% of the corpus or income of the trust estate.

   Where a trustee has power or discretion under the terms of a trust as to the distribution of income or corpus of the trust estate to beneficiaries, each beneficiary is taken for the purposes of the definitions of Substantial Interest and Aggregate Substantial Interest above to hold a beneficial interest in the maximum percentage of income or corpus of the trust estate that the trustee is empowered to distribute to that beneficiary.

   As applied to News Corporation, the Australian Foreign Acquisitions and Takeovers Act prohibits any foreign person (as described above) from entering into an agreement by virtue of which the foreign person acquires any interests in any shares if:

  . the foreign person already holds a Substantial Interest in News
    Corporation; or

  . on acquisition of those interests (together with any interests in other shares in News Corporation that the person has offered to acquire) the foreign person would hold a Substantial Interest,

without first applying in the prescribed form for approval of such acquisition by the Australian Treasurer and such approval being granted or (if no order is made) forty (40) days having elapsed after such application was made.

   The circumstances in which a person is to be taken to hold an interest in a share are widely described in the Australian Foreign Acquisitions and Takeovers Act and, without limitation, include:

  . having a legal or equitable interest in the share;

  . having entered into a contract to purchase the share or an option over the share or an interest in the share; or

  . having the right to vote the share.

   The Australian Foreign Acquisitions and Takeovers Act also provides that, for the purpose of that Act, a holder of a Substantial Interest or holders of an Aggregate Substantial Interest (including any such interest held by other applications of the relevant provision) in a corporation or a trust estate which:

  . is in a position to control any voting power in another corporation; or

  . holds interest in shares in another corporation or in another trust estate,

shall be taken to be in the position to control such voting power in the other corporation or to hold such interests in the other corporation or in the other trust estate (as the case may be).

   The Australian Treasurer has the power to compel divestiture of shares where:

  . an Australian corporation becomes foreign controlled or undergoes a change in foreign control without consent, which is determined according to whether:

   . a Substantial Interest or an Aggregate Substantial Interest is acquired by the foreign person or persons; or

   . where foreign persons hold an Aggregate Substantial Interest, there is any change in the foreign persons holding any interest; and

  . the Treasurer is satisfied that such a result would be contrary to the national interest.

   Notwithstanding that the Australian Foreign Acquisitions and Takeovers Act does not require compulsory notification of the acquisition of an Aggregate Substantial Interest, it is possible to lodge a voluntary notification under that Act to ascertain the Australian Treasury Department's view of the transaction. If the Australian Treasury Department advises that it does not object to the transaction or the time for the Australian Treasury Department to make a decision expires, then the Treasurer will not be permitted to compel divestiture of the shares that are the subject of the notified transaction.

   News Corporation believes that Cruden Investments Pty. Limited may technically be deemed to be a foreign person under the Australian Foreign Acquisitions and Takeovers Act. Based upon the latest information available to it, News Corporation has reason to believe that approximately an additional 47% of the Ordinary Shares and approximately an additional 56% of News Corporation's issued capital in total are held by a foreign person or persons; thus foreign persons may hold an Aggregate Substantial Interest in News Corporation.

   The Australian Treasury Department issues from time to time a statement of its policy relating to foreign investment in terms of particular industry sectors (including the media sector). The current foreign investment policy is available from the Australian Treasury Department's web site located at "http://www.treasury.gov.au".

 The Australian Corporations Law

   As applied to News Corporation, the Australian Corporations Law, which is uniform in all Australian States, prohibits any person (including a corporation) from acquiring Ordinary Shares or Redeemable Ordinary Shares, except under a takeover bid or in certain other exceptional circumstances, if after the acquisition that person's or someone else's voting power in News Corporation would exceed 20%.

   In general terms, a person's voting power in News Corporation is: (a) the total number of votes attached to Ordinary Shares and Redeemable Ordinary Shares that the person or an associate of the person has a relevant interest in; divided by (b) the total number of votes attached to all of News Corporation's Ordinary Shares and Redeemable Ordinary Shares.

   In general terms, a person is considered to have a relevant interest in a share under the Australian Corporations Law if he is the holder of the share or has, or is deemed under the Australian Corporations Law to have:

  . power to exercise, or to control the exercise of, the right to vote attached to that share; or

  . power to dispose of, or to control the exercise of a power to dispose of that share,

whether such power is direct or indirect and legally enforceable or not, and irrespective of certain restrictions and restraints on such power and other matters and things as specified in the Australian Corporations Law. A person is considered to have acquired a share when he or she has acquired such power over such share.

   Shares are regarded as being held by a person if they are held by a corporation which the person controls or in which the person has a 20% voting interest.

   In general terms, a person is considered to be an associate of another person (the primary person) under the Australian Corporations Law:

  . if the primary person is a body corporate, if the person is a director or secretary of the body, a related body corporate (as defined in the Australian Corporations Law) or a director or secretary of a related body corporate,

  . in relation to a body corporate, if the primary person has, or proposes to enter into an agreement:

   . under which one of them will have any voting power with respect to the body;

   . for the purpose of influencing the conduct of the affairs of the body;

   . under which one of them may acquire shares in the body in which the other has a relevant interest;

   . under which one of them may be required to dispose of shares in the body; or

  . if he is a person with whom the primary person is acting, or proposes to act.

   The above Australian Corporations Law prohibition is subject to certain exceptions which must be strictly complied with to be applicable.

                              RELATED TRANSACTIONS

   Simultaneously with the closing of forward mergers, News Publishing will contribute substantially all of the television assets and liabilities of Chris-Craft, BHC and United Television to a newly-formed subsidiary of Fox Entertainment Group in exchange for shares of Fox Entertainment Group's class A common stock. The remaining assets and liabilities (including Chris-Craft's industrial business) will remain with News Publishing. As a result, News Corporation's indirect equity interest in Fox Entertainment Group will increase from approximately 82.76% to approximately 85.25%, and its indirect voting interest will increase from approximately 97.79% to approximately 97.84%.

   In the case of forward mergers, upon receipt of the Chris-Craft, BHC and United Television assets and liabilities, the newly formed subsidiary of Fox Entertainment Group will simultaneously transfer title to all of the FCC licenses of the 10 television stations historically operated by Chris-Craft, BHC and United Television to Fox Television Stations. Fox Television Stations is a wholly-owned subsidiary of Fox Television Holdings, Inc., which is an entity in which the Fox Entertainment Group holds approximately 99% of the equity and 24% of the voting power and Mr. K. Rupert Murdoch holds approximately 1% of the equity and 76% of the voting power. In connection with the license transfer, the newly formed Fox Entertainment Group subsidiary will enter into an operating agreement with Fox Television Stations which will provide that Fox Television Stations will hold the licenses and control the management and operation of the acquired television stations. The proposed transfer of the assets and liabilities including the licenses and entering into the operating agreement are subject to approval by the FCC.

   The operating agreement for the operation of the television stations acquired in a forward merger will have a twenty year term, provide for the full authority, power and control of the management and operation of the television station assets by Fox Television Stations, allocate to the Fox Entertainment Group subsidiary which will continue to own the television stations assets 95% of the operating income and losses in connection with the operation of the stations, provide that such stations cannot be sold without the consent of the Fox Entertainment Group subsidiary and Fox Television Holdings, and provide that the station licenses cannot be sold separately from the other television assets.

   If the mergers are effected as reverse mergers, simultaneously with the closing, the Preferred ADSs to be issued in the mergers will be contributed to Fox Entertainment Group in exchange for Fox Entertainment Group class A common stock. As a result of this contribution, News Corporation's indirect equity interest in Fox Entertainment Group will increase from approximately 82.76% to approximately 85.45%, and its indirect voting interest will increase from approximately 97.79% to approximately 97.84%. Following the reverse mergers, Fox Entertainment Group will transfer the non-television operating assets and liabilities acquired in the mergers, including Chris-Craft's industrial business, to a subsidiary of News Corporation in which Fox Entertainment Group holds no interest. The television assets and liabilities, or the ownership interests in Chris-Craft and its subsidiaries, will be transferred simultaneously with the closing of the merger to Fox Television Stations, subject to approval by the FCC.

                               MARKET PRICE DATA

News Corporation Preferred ADSs

   The Ordinary Shares and Preferred Ordinary Shares of News Corporation are listed on the Australian Stock Exchange Limited (ASX), which operates stock exchanges in the capital cities of each state of Australia, the London Stock Exchange and the New Zealand Stock Exchange. The ASX constitutes the principal non-U.S. trading market for News Corporation's Ordinary Shares and Preferred Ordinary Shares.

   In the U.S., News Corporation's Ordinary American Depositary Shares (Ordinary ADSs), each representing four Ordinary Shares, and Preferred ADSs, each representing four Preferred Ordinary Shares, are listed on the New York Stock Exchange. In accordance with the rules of the NYSE, News Corporation Ordinary Shares and Preferred Ordinary Shares are also listed on the NYSE but only for technical reasons and without trading privileges.

   The following table sets forth, for the periods indicated, in U.S. dollars the reported high and low closing sales prices on the NYSE by calendar quarter of Preferred ADSs.

                                                                News Corporation
                                                                 Preferred ADSs
                                                                ----------------
                                                                US$ High US$ Low
                                                                -------- -------
   1998
   First Quarter............................................... 24       18 7/8
   Second Quarter.............................................. 28 7/8   20 1/4
   Third Quarter............................................... 29 3/8   21
   Fourth Quarter.............................................. 25 13/16 18 1/4
   1999
   First Quarter............................................... 28 11/16 23 5/16
   Second Quarter.............................................. 33 11/16 28 5/8
   Third Quarter............................................... 33 5/8   26 1/4
   Fourth Quarter.............................................. 36 1/2   24 9/16
   2000
   First Quarter............................................... 56 3/8   32 1/4
   Second Quarter.............................................. 47 1/2   36 3/4
   Third Quarter............................................... 48 5/8   42 1/16
   Fourth Quarter (through [ . ], 2000)........................ [ . ]    [ . ]

   On August 11, 2000, the last full trading day prior to the public announcement of the signing of the merger agreements and the day on which Viacom Inc. issued a press release to the effect that it had terminated discussions with Chris-Craft regarding an acquisition, the closing price of the Preferred ADSs was $44 1/8 on the NYSE.

   As of [ . ], 2000, the latest practicable date before the printing of this joint proxy statement/prospectus for us to obtain this information, the closing price of the Preferred ADSs was $ [ . ] on the NYSE and there were approximately [ . ] registered holders of Preferred ADSs.

   You are urged to obtain a current market price quotation for the Preferred ADSs prior to making any decision with respect to the mergers.

Chris-Craft Common Stock

   Shares of Chris-Craft common stock are listed on the NYSE and the Pacific Exchange under the symbol "CCN". The following table sets forth, for the calendar quarters indicated, in U.S. dollars, the reported high and low closing sales prices of Chris-Craft common stock on the NYSE. Since Chris-Craft class B common stock is ordinarily non-transferable, there is no trading market for class B common stock.

                                                                  Chris-Craft
                                                                  Common Stock
                                                                ----------------
                                                                US$ High US$ Low
                                                                -------- -------
1998
First Quarter.................................................. 59 1/4   49 3/4
Second Quarter................................................. 60 1/16  51 5/16
Third Quarter.................................................. 56 7/16  41 5/8
Fourth Quarter................................................. 48 15/16 40 1/8
1999
First Quarter.................................................. 48 3/16  41 9/16
Second Quarter................................................. 49       44 3/8
Third Quarter.................................................. 58 9/16  46 1/16
Fourth Quarter................................................. 76 15/16 57 1/16
2000
First Quarter.................................................. 78 3/8   60 1/16
Second Quarter................................................. 69 3/16  57 1/2
Third Quarter.................................................. 84 7/8   62
Fourth Quarter (through [ . ], 2000)........................... [ . ]    [ . ]

   On August 11, 2000, the last full trading day prior to the public announcement of the signing of the merger agreements and the day on which Viacom Inc. issued a press release to the effect that it had terminated discussions with Chris-Craft regarding an acquisition, the closing price of Chris-Craft common stock was $62 on the NYSE.

   As of [ . ] , 2000, the most recent practicable date before the printing of this joint proxy statement/prospectus, the closing price of Chris-Craft common stock was $ [ . ] on the NYSE.

   You are urged to obtain a current market price quotation for Chris-Craft common stock prior to making any decision with respect to the Chris-Craft merger.

BHC Common Stock

   Shares of BHC class A common stock are listed on the American Stock Exchange under the symbol "BHC". The following table sets forth, for the calendar quarters indicated, in U.S. dollars, the reported high and low closing sales prices of BHC class A common stock on the American Stock Exchange. All shares of BHC class B common stock, which in general are non-transferable, are held by Chris-Craft, and, there is no trading market for the class B common stock.

                                                                BHC Common Stock
                                                                ----------------
                                                                  US$
                                                                 High   US$ Low
                                                                ------- --------
1998
First Quarter.................................................. 141     125 3/8
Second Quarter................................................. 144 7/8 135 7/16
Third Quarter.................................................. 140 1/2 111
Fourth Quarter................................................. 119 3/8 105 1/2
1999
First Quarter.................................................. 128     107 7/8
Second Quarter................................................. 131     115 1/2
Third Quarter.................................................. 138 5/8 124 3/4
Fourth Quarter................................................. 169     141
2000
First Quarter.................................................. 164 7/8 141 5/8
Second Quarter................................................. 160     140 1/4
Third Quarter.................................................. 160     141 3/4
Fourth Quarter (through [ . ], 2000)........................... [ . ]   [ . ]

   On August 11, 2000, the last full trading day prior to the public announcement of the signing of the merger agreements and the day on which Viacom Inc. issued a press release to the effect that it had terminated discussions with Chris-Craft regarding an acquisition, the closing price of BHC class A common stock was $141 3/4 on the AMEX.

   As of [ . ] , 2000, the most recent practicable date before the printing of this joint proxy statement/prospectus, the closing price of BHC class A common stock was $ [ . ] on the AMEX.

   You are urged to obtain a current market price quotation for BHC class A common stock prior to making any decision with respect to the BHC merger.

United Television Common Stock

   Shares of United Television common stock are listed on the Nasdaq National Market under the symbol "UTVI". The following table sets forth, for the calendar quarters indicated, in U.S. dollars, the reported high and low closing sales prices of United Television common stock on the Nasdaq National Market.

                                                               United Television
                                                                 Common Stock
                                                               -----------------
                                                               US$ High US$ Low
                                                               -------- --------
1998
First Quarter................................................. 110      100 7/16
Second Quarter................................................ 114 1/2  108 1/4
Third Quarter................................................. 117      106 1/2
Fourth Quarter................................................ 113      101 1/2

1999
First Quarter................................................. 114 5/16 100 5/16
Second Quarter................................................ 104 7/8  96
Third Quarter................................................. 112 3/4  104 7/16
Fourth Quarter................................................ 139 7/8  114

2000
First Quarter................................................. 141 3/4  125 3/16
Second Quarter................................................ 139 1/2  125
Third Quarter................................................. 149 7/16 128
Fourth Quarter (through [ . ], 2000).......................... [ . ]    [ . ]

   On August 11, 2000, the last full trading day prior to the public announcement of the signing of the merger agreements and the day on which Viacom Inc. issued a press release to the effect that it had terminated discussions with Chris-Craft regarding an acquisition, the closing price of United Television common stock was $136 on NASDAQ.

   As of [ . ] , 2000, the most recent practicable date before the printing of this joint proxy statement/prospectus, the closing price of United Television common stock was $ [ . ] on NASDAQ.

   You are urged to obtain a current market price quotation for United Television common stock prior to making any decision with respect to the United Television merger.

                                 DIVIDEND DATA

News Corporation Preferred Ordinary Shares

   The following table sets forth the annual dividends paid per Preferred Ordinary Share of News Corporation with respect to the financial years indicated. Four Preferred Ordinary Shares underlie each Preferred ADS.

                                                           Dividend paid per
                                                            News Corporation
                                                        Preferred Ordinary Share
                                                        --------------------------
     Fiscal year ended 30 June,                             A$         US$(1)
     --------------------------                         ----------- --------------
     1996..............................................       0.075       0.0544
     1997..............................................       0.075       0.0593
     1998..............................................       0.075       0.0470
     1999..............................................       0.075       0.0483
     2000..............................................       0.075       0.0389

--------
(1) Dividend amounts have been translated into US dollars at the noon buying rates prevailing on the dates the final dividends were paid.

   The dividend levels of past years may not be indicative of future dividends.

Chris-Craft Common Stock

   The following table sets forth the annual dividends paid per share of Chris-Craft common stock with respect to the calendar years indicated.

                                                             Dividend paid
                                                              per share of
     Calendar year                                      Chris-Craft common stock
     -------------                                      ------------------------
     1996..............................................    3% Stock Dividend
     1997..............................................    3% Stock Dividend
     1998..............................................    3% Stock Dividend
     1999..............................................    3% Stock Dividend
     2000..............................................    3% Stock Dividend

BHC Common Stock

   The following table sets forth the annual dividends paid per share of BHC common stock with respect to the calendar years indicated.

                                                                 Dividend paid
                                                                  per share of
     Calendar year                                              BHC common stock
     -------------                                              ----------------
     1996......................................................      $  --
     1997......................................................      $1.00
     1998......................................................      $1.00
     1999......................................................      $1.00
     2000......................................................      $2.00

United Television Common Stock

   The following table sets forth the annual dividends paid per share of United Television common stock with respect to the calendar years indicated.

                                                                 Dividend paid
                                                                 per share of
                                                               United Television
     Calendar year                                               common stock
     -------------                                             -----------------
     1996.....................................................       $0.50
     1997.....................................................       $0.50
     1998.....................................................       $0.50
     1999.....................................................       $0.50
     2000.....................................................       $0.50

                       DEADLINE FOR STOCKHOLDER PROPOSALS

Chris-Craft

   Chris-Craft will hold a 2001 annual meeting of its stockholders in the second quarter of 2001 only if the Chris-Craft merger is not completed before the scheduled date of the 2001 annual meeting. Chris-Craft expects to complete the merger by the end of the second quarter of 2001. The following information shall apply with respect to stockholder proposals to be included in a proxy statement if one is distributed for a 2001 annual meeting.

   The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Chris-Craft stockholders who wish to submit written proposals for possible inclusion in the proxy materials for the 2001 annual meeting must have made certain that they were received no later than December 6, 2000, as stated in the most recent Chris-Craft proxy statement. Proposals should be sent to Brian C. Kelly, Corporate Secretary, Chris-Craft Industries, Inc., 767 Fifth Avenue, 46th Floor, New York, New York 10153. The persons named on the front of the proxy to be sent in connection with the solicitation of proxies on behalf of Chris-Craft's board of directors for Chris-Craft's 2001 annual meeting of stockholders will vote in their own discretion on any matter as to which Chris-Craft has not received notice by February 19, 2001, as stated in the most recent Chris-Craft proxy statement.

BHC

   BHC will hold a 2001 annual meeting of its stockholders in the second quarter of 2001 only if the BHC merger is not completed before the scheduled date of the 2001 annual meeting. BHC expects to complete the merger by the end of the second quarter of 2001. The following information shall apply with respect to stockholder proposals to be included in a proxy statement if one is distributed for a 2001 annual meeting.

   The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. BHC stockholders who wish to submit written proposals for possible inclusion in the proxy materials for the 2001 annual meeting must have made certain that they were received no later than December 6, 2000, as stated in the most recent BHC proxy statement. Proposals should be sent to Brian C. Kelly, Corporate Secretary, BHC Communications, Inc., 767 Fifth Avenue, 46th Floor, New York, New York 10153. The persons named on the front of the proxy to be sent in connection with the solicitation of proxies on behalf of BHC's board of directors for BHC's 2001 annual meeting of stockholders will vote in their own discretion on any matter as to which BHC has not received notice by February 19, 2001, as stated in the most recent BHC proxy statement.

United Television

   United Television will hold a 2001 annual meeting of its stockholders in the second quarter of 2001 only if the United Television merger is not completed before the scheduled date of the 2001 annual meeting. United Television expects to complete the merger by the end of the second quarter of 2001. The following information shall apply with respect to stockholder proposals to be included in a proxy statement if one is distributed for a 2001 annual meeting.

   The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. United Television stockholders who wish to submit written proposals for possible inclusion in the proxy materials for the 2001 annual meeting must have made certain that they were received no later than December 6, 2000, as stated in the most recent United Television proxy statement. Proposals should be sent to Garth S. Lindsey, Corporate Secretary, United Television Inc., 132 South Rodeo Drive, 4th Floor, Beverly Hills, California 90212. The persons named on the front of the proxy to be sent in connection with the solicitation of proxies on behalf of United Television's board of directors for United Television's 2001 annual meeting of stockholders will vote in their own discretion on any matter as to which United Television has not received notice by February 19, 2001, as stated in the most recent United Television proxy statement.

        CURRENCY OF PRESENTATION, EXCHANGE RATES AND CERTAIN DEFINITIONS

   News Corporation publishes its consolidated financial statements in Australian dollars. In this joint proxy statement/prospectus, unless otherwise stated or the context otherwise requires, all references to "A$" are to Australian dollars and references to "$" or "US$" are to U.S. dollars.

   For your convenience, this joint proxy statement/prospectus contains translations of certain A$ amounts into US$ amounts at specified exchange rates. These translations of A$ into US$ and of US$ into A$ have been made at the indicated Noon Buying Rate in New York City for cable transfers in Australian dollars as certified for customs purposes by The Federal Reserve Bank of New York. These translations should not be construed as representations that the A$ amounts actually represent such US$ amounts or could be converted to US$ at the rates indicated.

   The following table sets out, for the periods and dates indicated, information concerning the rates of exchange of A$1.00 into US$ based on the noon buying rate on the relevant dates:

                                                             US$ Per A$
                                                    ----------------------------
                                                      At
                                                    Period Average
Fiscal Year Ended June 30,                           End   Rate(1)  High   Low
--------------------------                          ------ ------- ------ ------
2001 (through December 1, 2000).................... 0.5415 0.5531  0.5996 0.5372
2000............................................... 0.5971 0.6256  0.6703 0.5685
1999............................................... 0.6611 0.6246  0.6712 0.5550
1998............................................... 0.6030 0.6773  0.7550 0.5867
1997............................................... 0.7455 0.7823  0.8137 0.7455
1996............................................... 0.7856 0.7612  0.8026 0.7100

--------
(1) The average of the Noon Buying Rates on the last business day of each fiscal month during the year.

   On [ . ], 2000, the latest practicable date for which exchange rate information was available before the printing of this joint proxy statement/prospectus, the noon buying rate was US$[ . ] per A$1.00.

   Fluctuations in the A$/US$ exchange rate will also affect the US$ equivalent of the A$ price of the Preferred Ordinary Shares of News Corporation, on the Australian Stock Exchange and, as a result, are likely to affect the market price of the corresponding Preferred ADSs in the U.S. Such fluctuations would also affect the US$ amounts received by holders of Preferred ADSs on conversion by Citibank, N.A., as the Depositary, of cash dividends, if any, paid in A$ on the Preferred Ordinary Shares of News Corporation.

                    EXCHANGE CONTROLS AND OTHER LIMITATIONS

   The Australian Banking (Foreign Exchange) Regulations and other Australian legislation and regulations control and regulate, or permit the control and regulation of, a broad range of payments and transactions involving non-residents of Australia. Under certain general and specific exemptions, authorities and approvals, however, News Corporation is not restricted from transferring funds from Australia or placing funds to the credit of non-residents of Australia subject to:

  . withholding for Australian tax due in respect of dividends (to the extent they are unfranked) and interest and royalties paid to non-residents of Australia; and

  . a requirement for approval from the Reserve Bank of Australia for certain payments in or from Australia to or on behalf of:

   . the government of Iraq, its agencies or nationals;

   . authorities in the Federal Republic of Yugoslavia (Serbia and Montenegro) or their agencies;

   . the government or a public authority of Libya or certain Libyan undertakings;
   . Taliban or any undertaking owned or controlled directly or indirectly by the Taliban; or

   . Unita as an organization, senior officials of Unita and adult members of the immediate families of the senior officials of Unita.

   Accordingly, at the present time, remittance of dividends on News Corporation Preferred Ordinary Shares, represented by Preferred ADSs, to Citibank, N.A., as the Depositary, is not subject to exchange controls. (See "Description of News Corporation Capital Stock--Australian exchange controls and other limitations affecting holders" on page [ . ]).

   There are no limitations, either under Australian law or under the constitution of News Corporation, on the right to hold or vote News Corporation Preferred Ordinary Shares, represented by Preferred ADSs, other than under the Australian Foreign Acquisitions and Takeovers Act of 1975, as amended, and the Australian Corporations Law insofar as such laws regulate certain fundamental corporate transactions.

            ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

   News Corporation is a corporation organized under the laws of the State of South Australia in the Commonwealth of Australia.

   Since many of News Corporation's directors and officers, its Australian counsel and its independent auditors named in this joint proxy statement/prospectus reside outside the U.S., it may not be possible to:

  . effect service of process within the U.S. upon those directors, officers, counsel and experts; or

  . enforce, in U.S. courts, judgments against those persons obtained in U.S. courts predicated on the civil liability provisions of the U.S. federal securities laws.

   Furthermore, since all directly owned assets of News Corporation are located outside the U.S., any judgment obtained in the U.S. against News Corporation may not be collectible within the U.S.

   News Corporation has been advised by its Australian counsel, Allen Allen & Hemsley, that there is doubt as to the enforceability of civil liabilities under the U.S. federal securities laws in actions originating in federal and state courts in Australia. However, Allen Allen & Hemsley has further advised News Corporation that, subject to certain conditions, exceptions and time limitations, Australian courts will enforce foreign (including the U.S.) judgments for liquidated amounts in civil matters, including (although there is no express authority relating to this) judgments for such amounts rendered in civil actions under the civil liability provisions of the U.S. federal securities laws. Such Australian counsel has expressed no opinion, however, as to whether the enforcement by Australian courts of any judgment would be effected in any currency other than Australian dollars and if in Australian dollars, the date of determination of the applicable exchange rate from U.S. dollars to Australian dollars.

   News Corporation has expressly submitted to the jurisdiction of New York State and U.S. federal courts sitting in The City of New York for the purpose of any suit, action or proceeding arising out of the offering with respect to which this joint proxy statement/prospectus is delivered. News Corporation has appointed News America Publishing Incorporated at 1211 Avenue of the Americas, New York, New York 10036 to accept service of process in any such action with respect to the offering with respect to this joint proxy statement/prospectus. For additional information about the enforcement of civil liabilities, see "Enforceability of Judgments", below.

                          ENFORCEABILITY OF JUDGMENTS

   News Corporation is a corporation incorporated under the laws of the State of South Australia in the Commonwealth of Australia. Service of process upon directors, officers, its Australian counsel and certain of the experts named in this joint proxy statement/prospectus who reside outside the U.S. may be difficult to obtain within the U.S. Furthermore, since all directly owned assets of News Corporation are outside the U.S., any judgment obtained in the U.S. against News Corporation may not be collectible within the U.S. News Corporation has been advised by its Australian counsel, Allen Allen & Hemsley, that there is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in actions originating in federal and state courts in Australia.

   News Corporation conducts its operations through direct and indirect subsidiaries worldwide, but it does not directly own any significant assets outside of Australia. News Corporation has been advised by Allen Allen & Hemsley that, subject to certain exceptions and time limitations, federal and state courts in Australia will enforce a foreign (including the U.S.) judgment for a liquidated amount in a civil matter, including (although there is no express authority relating to this) a judgment for such amount rendered in an action under the Securities Act or the Exchange Act obtained after due trial before a court which has jurisdiction on grounds recognized under Australian conflicts of law rules for the purposes of enforcement of judgments, provided that:

  . due service of process has been effected with sufficient notice to enable appearance in defense; and

  . such judgment:

   (a) is not contrary to Australian law or public policy and the proceedings by which it was obtained were not contrary to natural justice; and

   (b) is final and conclusive and cannot be reopened by the parties and was not obtained by actual or constructive fraud or duress; and

   (c) could be enforced by execution in the jurisdiction in which such judgment was rendered; and

   (d) has not been stayed or satisfied in full or set aside; and

   (e) is not directly or indirectly for the payment of foreign taxes or charges of like nature or of a fine or other penalty (in particular, Allen Allen & Hemsley have indicated that they believe that (subject to the proviso in paragraph (g) below) Australian courts would probably not enforce a judgment for an amount arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for loss or damage sustained by the person in whose favor the judgment was given, such as a treble-damage award under the United States Racketeer Influenced and Corrupt Organizations Act); and

   (f) was not awarded against a non-U.S. resident or corporation in respect of acts committed outside the U.S.; and

   (g) is not a judgment in respect of which the Australian Attorney-General has made a declaration or order under the Australian Foreign Proceedings (Excess of Jurisdiction) Act, 1984 (provided that if the declaration is under Section 9(1)(d) of that Act and the amount of the judgment is deemed to be reduced to an amount specified in the declaration, the judgment may, subject to the other requirements for recognition or enforcement, be recognized or enforced as if the reduced amount were substituted for the amount of the judgment); and

   (h) is not a judgment given in respect of a cause of action which had previously been determined by a court having jurisdiction; and

   (i) is not a judgment on a claim for contribution in respect of a judgment which does not satisfy the terms of this proviso.

   Allen Allen & Hemsley has further advised that News Corporation might be allowed to raise any counterclaim which it might have raised had the action originally been brought before the courts of Australia, unless such counterclaim was in issue before and had previously been decided by such U.S. court. Of the foregoing matters which affect the enforceability of a foreign judgment in an Australian court, some must be established by the party seeking enforcement and others by the party resisting enforcement. Moreover, Allen Allen & Hemsley has expressed no opinion as to whether the enforcement by an Australian court of any judgment would be effected in any currency other than Australian dollars, and if in Australian dollars, the date of determination of the applicable exchange rate from U.S. dollars to Australian dollars.

                                 LEGAL MATTERS

   The validity of News Corporation Preferred Ordinary Shares, represented by Preferred ADSs, to be issued in the mergers will be passed upon by Allen Allen & Hemsley, Australian counsel for News Corporation. Material U.S. federal income tax consequences of the mergers will be passed upon by Squadron, Ellenoff, Plesent & Sheinfeld, LLP for News Corporation, Skadden, Arps, Slate, Meagher & Flom LLP for Chris-Craft and Kaye, Scholer, Fierman, Hays & Handler, LLP for BHC and United Television.

                                    EXPERTS

   The audited financial statements and schedules of The News Corporation Limited, incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   The audited financial statements and schedules of Fox Entertainment Group, Inc., incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   The audited financial statements and schedules of British Sky Broadcasting Group plc and subsidiaries, incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen, independent chartered accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   The audited financial statements and schedules of Stream S.p.A., incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen SpA, independent auditors, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   The consolidated financial statements of Chris-Craft incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of BHC incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements and schedule of United Television incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   News Corporation, Chris-Craft, BHC and United Television file reports and other information with the SEC. Chris-Craft, BHC and United Television also file proxy statements with the SEC. News Corporation, as a foreign private issuer, is exempt from the SEC's rules prescribing the furnishing and content of proxy statements. You may read and copy any reports, statements or other information filed by the companies at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549 or at one of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Various reports, proxy statements and other information filed by the companies may also be obtained at the SEC's Web site located at "http://www.sec.gov".

   News Corporation and Chris-Craft also file reports and other information with the New York Stock Exchange. BHC also files reports and other information with the American Stock Exchange and United Television also files reports and other information with the Nasdaq National Market. Such reports and other information relating to News Corporation or Chris-Craft may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Such reports and other information relating to BHC and United Television may be inspected at the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006, and the Nasdaq National Market, 1735 K Street, NW, Washington, D.C. 20006, respectively.

   The Preferred ADSs, each representing four Preferred Ordinary Shares of News Corporation, will be issued under the Amended and Restated Deposit Agreement, dated as of December 3, 1996, between The News Corporation Limited, Citibank, N.A., as Depositary, and the holders from time to time of the Preferred ADSs. News Corporation will provide the Depositary with copies of its annual reports containing consolidated financial statements which are audited and reported upon, with an opinion expressed by News Corporation's independent public accountants. Such consolidated financial statements will be prepared in conformity with Australian generally accepted accounting principles. News Corporation will also prepare annual reconciliations of its financial statements to U.S. generally accepted accounting principles. The Depositary will mail such reports to record holders of Preferred ADSs. News Corporation will also provide to the Depositary all notices of shareholders' meetings and other reports and communications that are generally made available to shareholders of News Corporation. The Depositary will, in its discretion, make such notices, other reports and communications available to holders of Preferred ADSs, and will mail to all record holders a notice containing a summary of the information contained in any notice of a shareholders' meeting of News Corporation received by it.

   News Corporation has filed a Registration Statement on Form F-4 to register with the SEC the Preferred Ordinary Shares to be issued in the mergers to the stockholders of Chris-Craft, BHC and United Television. This joint proxy statement/prospectus is a part of that Registration Statement and constitutes a prospectus of News Corporation in addition to being a proxy statement of each of Chris-Craft, BHC and United Television for the special meetings. As allowed by the SEC's rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

   The SEC allows us to "incorporate by reference" information into this joint proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the following documents which we have previously filed with the SEC:

 News Corporation Filings (File No. 1-9141)      Relevant Period or Date Filed
 ------------------------------------------      -----------------------------
 . Annual Report on Form 20-F                    Fiscal year ended June 30,
                                                 1999

 . Reports of Foreign Private Issuer on Form 6-K Filed July 16, 20 and 23,
                                                 1999; August 20, 24, 26 and
                                                 27, 1999; September 1, 22, 29
                                                 and 30, 1999; October 1, 7 and
                                                 12, 1999; November 4, 5, 9, 22
                                                 and 30, 1999; December 7, 8
                                                 and 30, 1999; February 15, 16,
                                                 18, 23, 24 and 29, 2000; March
                                                 2 and 27, 2000; April 12 and
                                                 19, 2000; May 3, 12, 24, 25,
                                                 26 and 30, 2000; June 7, 9,
                                                 12, 14, 15, 16, 20, 22 and 26,
                                                 2000; August 15, 18, 22 and
                                                 25, 2000; September 5, 22, 27,
                                                 28 and 29, 2000; October 4, 6,
                                                 13, 17, 18 and 19, 2000; and
                                                 November 1, 10 and 16, 2000

 Chris-Craft Filings (File No. 1-2999)           Relevant Period or Date Filed
 -------------------------------------           -----------------------------

 . Annual Report on Form 10-K                    Fiscal year ended December 31,
                                                 1999

 . Definitive Proxy Statement on Form 14A        Filed on April 5, 2000

 . Quarterly Reports on Form 10-Q                Quarters ended March 31, 2000;
                                                 June 30, 2000; and September
                                                 30, 2000

 . Current Reports on Form 8-K                   Filed on August 23, 2000 and
                                                 November 15, 2000

 BHC Filings (File No. 1-10342)                  Relevant Period or Date Filed
 ------------------------------                  -----------------------------

 . Annual Report on Form 10-K                    Fiscal year ended December 31,
                                                 1999

 . Definitive Proxy Statement on Form 14A        Filed on April 6, 2000

 . Quarterly Reports on Form 10-Q                Quarters ended March 31, 2000;
                                                 June 30, 2000; and September
                                                 30, 2000

 . Current Report on Form 8-K                    Filed on August 23, 2000 and
                                                 November 15, 2000

 United Television Filings (File No. 1-8411)     Relevant Period or Date Filed
 -------------------------------------------     -----------------------------

 . Annual Report on Form 10-K                    Fiscal year ended December 31,
                                                 1999

 . Definitive Proxy Statement on Form 14A        Filed on April 6, 2000

 . Quarterly Reports on Form 10-Q                Quarters ended March 31, 2000;
                                                 June 30, 2000; and September
                                                 30, 2000

 . Current Reports on Form 8-K                   Filed on August 23, 2000 and
                                                 November 15, 2000

   All documents filed by News Corporation, Chris-Craft, BHC and United Television with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the closing of the mergers are also incorporated by reference into this joint proxy statement/prospectus.

   News Corporation, Chris-Craft, BHC and United Television have each supplied all of the information contained or incorporated by reference in this document relating to itself.

   You can obtain any document incorporated by reference in this joint proxy statement/prospectus by contacting us or the SEC. We will provide the documents incorporated by reference, without charge, upon written or oral request. If exhibits to the documents incorporated by reference are not themselves specifically incorporated by reference in this joint proxy statement/prospectus, then those exhibits will not be provided. Any request for documents should be made by [ . ], 2000 so that you will receive them before the special meetings.

   Requests for documents relating to News Corporation should be directed to:

   Investor Relations
   The News Corporation Limited
   c/o News America Incorporated
   1211 Avenue of the Americas
   New York, NY 10036
   Tel: (212) 852-7000

   Requests for documents relating to Chris-Craft, BHC or United Television should be directed to:

   Innisfree M&A Incorporated
   501 Madison Avenue, 20th Floor
   New York, NY 10022
   Tel: (212) 750-5833 (for banks and brokers)
      (888) 750-5834 (toll-free for stockholders)

   Requests for additional copies of this joint proxy statement/prospectus, the enclosed proxy card or voting instructions, or the form of election and letter of transmittal can also be made to Innisfree M&A Incorporated at the address and telephone number set forth above.

   You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus to vote on the merger relevant to you. No one has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated [ . ], 2000. You should not assume that the information contained in, or incorporated by reference into, this joint proxy statement/prospectus is accurate as of any date other than that date. Neither our mailing of this joint proxy statement/prospectus to Chris-Craft, BHC or United Television's stockholders nor the issuance by News Corporation of Preferred ADSs or Preferred Ordinary Shares in connection with the Chris-Craft, BHC or United Television mergers shall create any implication to the contrary. This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding Chris-Craft has been provided by Chris-Craft. Information contained in this joint proxy statement/prospectus regarding BHC has been provided by BHC. Information contained in this joint proxy statement/prospectus regarding United Television has been provided by United Television. Information contained in this joint proxy statement/prospectus regarding News Corporation has been provided by News Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CONFORMED COPY                                                           ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     Among

                         CHRIS-CRAFT INDUSTRIES, INC.,

                         THE NEWS CORPORATION LIMITED,

                       NEWS PUBLISHING AUSTRALIA LIMITED,

                                      and

                         FOX TELEVISION HOLDINGS, INC.

                    Dated as of August 13, 2000, as Amended

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                   ARTICLE I

                                   The Merger

 Section 1.1  The Merger.................................................    2
 Section 1.2  Effect on Securities.......................................    2
 Section 1.3  Share Election.............................................    5
 Section 1.4  Allocation and Proration...................................    7
 Section 1.5  Exchange of Certificates...................................    8
 Section 1.6  Transfer Taxes; Withholding................................   10
 Section 1.7  Stock Options and Other Stock..............................   10
 Section 1.8  Lost Certificates..........................................   12
 Section 1.9  Dissenting Shares..........................................   12
 Section 1.10 Merger Closing.............................................   12

                                   ARTICLE II

                           The Surviving Corporation

 Section 2.1  Certificate of Incorporation...............................   12
 Section 2.2  By-laws....................................................   12
 Section 2.3  Officers and Board of Directors............................   12

                                  ARTICLE III

                 Representations and Warranties of the Company

 Section 3.1  Organization and Qualification; Subsidiaries...............   13
 Section 3.2  Restated Certificate of Incorporation and By-Laws..........   14
 Section 3.3  Capitalization.............................................   14
 Section 3.4  Authority Relative to Agreement............................   15
 Section 3.5  No Conflict; Required Filings and Consents.................   15
 Section 3.6  Permits and Licenses; Contracts; Compliance with Laws......   16
 Section 3.7  SEC Reports................................................   18
 Section 3.8  Absence of Certain Changes or Events.......................   18
 Section 3.9  Absence of Litigation......................................   19
 Section 3.10 Employee Benefit Plans.....................................   19
 Section 3.11 Labor Matters..............................................   21
 Section 3.12 Environmental Matters......................................   21
 Section 3.13 Trademarks, Patents and Copyrights.........................   22
 Section 3.14 Taxes......................................................   22
 Section 3.15 Tax Matters................................................   24
 Section 3.16 Title to Properties; Assets................................   24
 Section 3.17 Year 2000 Compliance.......................................   24
 Section 3.18 Opinion of Financial Advisors..............................   25
 Section 3.19 Vote Required..............................................   25
 Section 3.20 Brokers....................................................   25
 Section 3.21 State Takeover Statutes....................................   25
 Section 3.22 BHC and UTV................................................   25

                                                                           Page
                                                                           ----
                                   ARTICLE IV

                    Representations and Warranties of Buyer

 Section 4.1  Organization and Qualification; Subsidiaries...............   26
 Section 4.2  Charter Documents..........................................   26
 Section 4.3  Capitalization.............................................   27
 Section 4.4  Authority Relative to Agreement............................   27
 Section 4.5  No Conflict; Required Filings and Consents.................   28
 Section 4.6  Permits and Licenses.......................................   28
 Section 4.7  Buyer SEC/ASX Reports......................................   29
 Section 4.8  Absence of Certain Changes or Events.......................   29
 Section 4.9  Tax Matters................................................   29
 Section 4.10 Brokers....................................................   29
 Section 4.11 Interim Operations of Acquisition Sub......................   29

                                   ARTICLE V

                     Conduct of Business Pending the Merger

 Section 5.1  Conduct of Business by the Company Pending the Merger......   30
 Section 5.2  Prior Preferred Stock......................................   32
 Section 5.3  FCC Matters................................................   32
 Section 5.4  Certain Tax Matters........................................   32

                                   ARTICLE VI

                             Additional Agreements

 Section 6.1  Registration Statement; Proxy Statement....................   33
 Section 6.2  Stockholders' Meetings; Approvals..........................   34
 Section 6.3  Appropriate Action; Consents; Filings......................   35
 Section 6.4  Access to Information; Confidentiality.....................   36
 Section 6.5  No Solicitation of Competing Transactions..................   37
 Section 6.6  Directors' and Officers' Indemnification and Insurance.....   37
 Section 6.7  Notification of Certain Matters............................   39
 Section 6.8  Tax Matters................................................   40
 Section 6.9  Stock Exchange Listing.....................................   40
 Section 6.10 Public Announcements.......................................   40
 Section 6.11 Affiliates of the Company..................................   40
 Section 6.12 Employee Matters...........................................   40
 Section 6.13 Letters of the Company's Accountants.......................   42
 Section 6.14 Letters of Buyer's Accountants.............................   42
 Section 6.15 [INTENTIONALLY OMITTED]....................................   42
 Section 6.16 Other Merger Agreements....................................   42
 Section 6.17 Employee Solicitation......................................   42
 Section 6.18 Post-Closing Covenant of Buyer.............................   42
 Section 6.19 Form of Merger.............................................   43
 Section 6.20 Obligations of FTH.........................................   43

                                                                          Page
                                                                          ----
                                  ARTICLE VII

                           Conditions to the Merger

 Section 7.1  Conditions to the Obligations of Each Party...............   44
 Section 7.2  Conditions to the Obligations of Buyer....................   44
 Section 7.3  Conditions to the Obligations of the Company..............   45

                                 ARTICLE VIII

                       Termination, Amendment and Waiver

 Section 8.1  Termination...............................................   46
 Section 8.2  Effect of Termination.....................................   47
 Section 8.3  Amendment.................................................   47
 Section 8.4  Waiver....................................................   47
 Section 8.5  Expenses..................................................   47

                                  ARTICLE IX

                              General Provisions

 Section 9.1  Non-Survival of Representations, Warranties and
               Agreements...............................................   48
 Section 9.2  Notices...................................................   48
 Section 9.3  Interpretation, Certain Definitions.......................   48
 Section 9.4  Severability..............................................   49
 Section 9.5  Entire Agreement; Assignment..............................   49
 Section 9.6  Parties in Interest.......................................   50
 Section 9.7  Governing Law.............................................   50
 Section 9.8  Consent to Jurisdiction...................................   50
 Section 9.9  Counterparts..............................................   50
 Section 9.10 WAIVER OF JURY TRIAL......................................   50

 EXHIBITS
 Exhibit A    Form of Written Agreement with Company Affiliates
 Exhibit B    Newco--FTH Agreement Term Sheet

                             TABLE OF DEFINED TERMS

Term                                                                       Page
----                                                                      ------
$........................................................................     49
1999 Balance Sheet.......................................................     23
Acquisition Sub..........................................................      1
Actions..................................................................     33
Adverse Condition........................................................     36
affiliate................................................................     49
Aggregate Buyer Share Amount.............................................      4
Aggregate Cash Amount....................................................      4
Agreement................................................................      1
All Cash Election........................................................      5
All Cash Election Number.................................................      4
All Cash Election Shares.................................................      7
ASX...................................................................... 10, 28
ASX Listing Rules........................................................     28
ASX Waiver...............................................................     28
BHC......................................................................      1
BHC Class A Shares.......................................................     25
BHC Class B Shares.......................................................     25
BHC Merger...............................................................      1
BHC Merger Agreement.....................................................      1
BHC Preferred Stock......................................................     25
Blue Sky Laws............................................................     16
business day.............................................................     49
Buyer....................................................................      1
Buyer Disclosure Schedule................................................     26
Buyer FCC Licenses.......................................................     28
Buyer Licensed Facilities................................................     28
Buyer Material Adverse Effect............................................     26
Buyer Preferred Stock....................................................      2
Buyer SEC Reports........................................................     29
Buyer Shareholder Approval...............................................     28
Buyer Shares.............................................................      2
Buyer Shares Trust.......................................................      9
Cash Amount..............................................................      7
Cash Election Shares.....................................................      3
Cash Fraction............................................................      7
Cash Merger Price........................................................      4
CERCLA...................................................................     22
Certificate of Merger....................................................      2
Certificates.............................................................      8
change in control........................................................     11
Class B Common Stock.....................................................      1
Closing..................................................................     12
Closing Buyer Share Value................................................      4
Closing Date.............................................................     12
Closing Price............................................................      8
Closing Transaction Value................................................      4
Code.....................................................................      1
Common Stock.............................................................      1

Term                                                                       Page
----                                                                      ------
Common Stock Equivalents.................................................      1
Communications Act.......................................................     16
Company..................................................................      1
Company Benefit Plans....................................................     19
Company Disclosure Schedule..............................................     13
Company Employees........................................................     41
Company FCC Licenses.....................................................     17
Company Financial Advisor................................................     25
Company Intellectual Property Rights.....................................     22
Company Material Adverse Effect.......................................... 13, 16
Company Options..........................................................     10
Company Permits..........................................................     16
Company SEC Reports......................................................     18
Company Stations.........................................................     17
Company Stock Plans......................................................     14
Company Systems..........................................................     24
Company Year 2000 Compliant..............................................     25
Company Year 2000 Plan...................................................     24
Competing Transaction....................................................     37
Confidentiality Agreement................................................     36
control..................................................................     49
controlled by............................................................     49
Convertible Preferred Stock..............................................      1
Costs....................................................................     38
Covered Affiliates.......................................................     38
Delaware Law.............................................................      1
Deposit Agreement........................................................      8
Depositary...............................................................      8
Dissenting Shares........................................................  5, 12
dollars..................................................................     49
DTV......................................................................     17
DTV Stations.............................................................     18
Effective Time...........................................................      2
Election Deadline........................................................      6
Elections................................................................      5
Environmental Laws.......................................................     22
Environmental Permits....................................................     22
ERISA....................................................................     19
ERISA Affiliates.........................................................     20
Excess Buyer Shares......................................................      9
excess parachute payment.................................................     20
Exchange Act.............................................................     11
Exchange Agent...........................................................      5
Exchange Fund............................................................     10
Exchange Ratio...........................................................      5
Exchangeable Shares......................................................      5
Exchanged Shares.........................................................      5
Excluded Matters.........................................................     13
Expenses................................................................. 39, 47
FCC......................................................................     16
FCC Application..........................................................     35

Term                                                                       Page
----                                                                      ------
FCC Consent..............................................................     44
FCC Failure..............................................................     43
FCC Multiple Ownership Rules.............................................     35
FEG......................................................................     42
Form of Election.........................................................      5
Forward Merger...........................................................      1
FTH......................................................................      1
GAAP.....................................................................     18
Governmental Authority...................................................     49
Hazardous Materials......................................................     22
Holders..................................................................      5
HSR Act..................................................................     16
incentive stock options..................................................     11
Indemnifiable Claim......................................................     38
Indemnifying Party.......................................................     38
Indemnitees.............................................................. 38, 39
Intellectual Property Rights.............................................     22
IRS......................................................................     19
IRS Ruling...............................................................     45
knowledge................................................................     49
Laws.....................................................................     16
Liens....................................................................     14
Merger...................................................................      1
Merger Consideration.....................................................      2
Multiemployer Plans......................................................     19
Newco....................................................................     42
Newco-FTH Agreement......................................................     42
Non-Election.............................................................      7
Non-Election Fraction....................................................      7
Non-Election Shares......................................................      7
NYSE.....................................................................      4
Opinions.................................................................     21
Option Registration Statement............................................     33
Order....................................................................     36
Partial Cash Election....................................................      3
Partial Cash Election Shares.............................................      3
Partial Exchange Ratio...................................................      3
Per Share Amount.........................................................      5
Person...................................................................      5
Post-Signing Returns.....................................................     32
Preferred Stock..........................................................     14
Prior Preferred Stock....................................................     14
Pro-Rata Bonus...........................................................     41
Program Agreement........................................................     32
Proxy Statement..........................................................     33
Registration Statement...................................................     33
Representatives..........................................................     36
Restated Certificate of Incorporation....................................      3
Restructuring Trigger....................................................     43
Reverse Merger...........................................................      1
Reverse Merger Exchange Ratio............................................      3

Term                                                                        Page
----                                                                        ----
Ruling Failure.............................................................  72
SEC........................................................................   7
Secretary of State.........................................................   3
Securities Act.............................................................  27
Share Registration Statement...............................................  55
Stock Election.............................................................   9
Stock Election Number......................................................   8
Stock Election Shares......................................................  11
Stock Fraction.............................................................  12
Stockholders' Meeting......................................................  58
subsidiaries...............................................................  82
subsidiary.................................................................  82
Subsidiary Merger Agreements...............................................   2
Subsidiary Mergers.........................................................   2
Substituted Option.........................................................  18
Superior Proposal..........................................................  63
Surviving Corporation......................................................   3
Tax........................................................................  38
Tax Returns................................................................  38
Taxes......................................................................  38
Terminating Buyer Breach...................................................  78
Terminating Company Breach.................................................  78
Termination Date...........................................................  77
Total Consideration........................................................  13
under common control with..................................................  82
UTV........................................................................   2
UTV Common Shares..........................................................  43
UTV Merger.................................................................   2
UTV Merger Agreement.......................................................   2
UTV Preferred Stock........................................................  43
Valuation Period...........................................................   7
VEBA.......................................................................  32

   AGREEMENT AND PLAN OF MERGER dated as of August 13, 2000, as amended (this "Agreement") by and among CHRIS-CRAFT INDUSTRIES, INC., a Delaware corporation (the "Company"), THE NEWS CORPORATION LIMITED, a South Australian corporation ("Buyer"), NEWS PUBLISHING AUSTRALIA LIMITED, a Delaware corporation and a subsidiary of Buyer ("Acquisition Sub") and FOX TELEVISION HOLDINGS, INC., a Delaware corporation ("FTH") (but solely as to Section 6.3 and Section 6.20 of this Agreement).

   Whereas, in furtherance of the acquisition of the Company by Buyer, the respective Boards of Directors of the Company, Buyer and Acquisition Sub, and Buyer, as the sole stockholder of Acquisition Sub, have each approved this Agreement and the merger of (A) the Company with and into Acquisition Sub (the "Forward Merger") and (B) in the event a Restructuring Trigger (as defined herein) has occurred, the merger of Acquisition Sub with and into the Company (the "Reverse Merger" and, together with the Forward Merger, as applicable, the "Merger"), in each case upon the terms and subject to the conditions and limitations set forth herein and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereby each share of the issued and outstanding shares of Common Stock of the Company, par value $.50 per share (the "Common Stock"), each share of the issued and outstanding shares of Class B Common Stock of the Company, par value $.50 per share (the "Class B Common Stock"), and each share of the issued and outstanding shares of Convertible Preferred Stock of the Company, par value $1.00 per share (the "Convertible Preferred Stock" and, collectively with the Common Stock and the Class B Common Stock, the "Common Stock Equivalents") will, upon the terms and subject to the conditions and limitations set forth herein, be converted into the Merger Consideration (as defined herein) as determined in accordance with Article I hereof;

   Whereas, the Board of Directors of the Company (i) has determined that the Merger is fair to, advisable and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval of this Agreement by the stockholders of the Company;

   Whereas, for Federal income tax purposes, it is intended that the Forward Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

   Whereas, simultaneously with the execution and delivery of this Agreement, Buyer is entering into an agreement and plan of merger with BHC Communications, Inc. ("BHC"), a Delaware corporation and a direct subsidiary of the Company (the "BHC Merger Agreement"), providing for the merger of BHC with and into Acquisition Sub or, if a Restructuring Trigger has occurred, the merger of a direct or indirect subsidiary of Buyer (or of the Company) with and into BHC, in each case upon the terms and subject to the conditions set forth in the BHC Merger Agreement (the "BHC Merger");

   Whereas, simultaneously with the execution and delivery of this Agreement, Buyer is entering into an agreement and plan of merger with United Television, Inc. ("UTV"), a Delaware corporation and an indirect subsidiary of the Company (the "UTV Merger Agreement" and, together with the BHC Merger Agreement, the "Subsidiary Merger Agreements"), providing for the merger of UTV with and into Acquisition Sub or, if a Restructuring Trigger has occurred, the merger of a direct or indirect subsidiary of Buyer (or of BHC) with and into UTV, in each case upon the terms and subject to the conditions set forth in the UTV Merger Agreement (the "UTV Merger" and, together with the BHC Merger, the "Subsidiary Mergers"); and

   Whereas, it is intended that the mergers heretofore referred to shall be completed in the following order: first, the Merger; second, the BHC Merger; and third, the UTV Merger;

   Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   The Merger

   Section 1.1 The Merger.

   (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined below), in the case of the Forward Merger, the Company shall be merged with and into Acquisition Sub, whereupon the separate existence of the Company shall cease, and Acquisition Sub shall continue as the surviving corporation and, in the case of the Reverse Merger, Acquisition Sub shall be merged with and into the Company, whereupon the separate corporate existence of Acquisition Sub shall cease, and the Company shall continue as the surviving corporation (the surviving corporation in the Merger is sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware and shall continue under the name "News Publishing Australia Limited." Whether the Forward Merger or the Reverse Merger is to be effected shall be determined in accordance with Section 6.19 hereof.

   (b) Concurrently with the Closing (as defined in Section 1.10 hereof), the Company, Buyer and Acquisition Sub shall cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided under Delaware Law. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State or at such other date and time as are agreed between the parties and specified in the Certificate of Merger, and such date and time is hereinafter referred to as the "Effective Time."

   (c) From and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, immunities, powers and franchises and be subject to all of the obligations, restrictions, disabilities, liabilities, debts and duties of the Company and Acquisition Sub.

   Section 1.2 Effect on Securities.

   At the Effective Time:

   (a) Cancellation of Securities. Each share of Common Stock Equivalents held by the Company as treasury stock or held by Buyer or its subsidiaries immediately prior to the Effective Time shall automatically be cancelled and retired and revert to the status of authorized but unissued shares and no consideration or payment shall be delivered therefor or in respect thereto.

   (b) Conversion of Securities. Except as otherwise provided in this Agreement and subject to Section 1.4 hereof, each share of Common Stock Equivalents issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 1.2(a) hereof and Dissenting Shares (as defined in Section 1.9 hereof)) shall be converted into the following (the "Merger Consideration"):

     Either (X) in the case of the Forward Merger:

       (i) for each share of Common Stock Equivalents with respect to which an election to receive only cash (to the extent available) has been effectively made and not revoked or lost, pursuant to Section 1.3 hereof, the right to receive in cash from Buyer the Per Share Amount (as defined below), subject to Sections 1.2(f) and 1.4(f) and to the allocation and proration procedures set forth in Section 1.4 hereof; and

       (ii) for each share of Common Stock Equivalents with respect to which an election to receive forty percent (40%) of the Cash Merger Price in cash and the remainder of the Merger Consideration in American Depositary Shares of Buyer ("Buyer Shares"), each of which represents four (4) fully paid and nonassessable Preferred Limited Voting Ordinary Shares, of Buyer ("Buyer Preferred

    Stock"), has been effectively made and not revoked or lost, pursuant to
    Section 1.3 hereof (a "Partial Cash Election"), (A) the right to receive from Buyer an amount in cash equal to $34, or if the Effective Time shall occur after the one year anniversary of the date hereof, $35 and (B) 1.1591 (the "Partial Exchange Ratio") Buyer Shares (such shares of Common Stock Equivalents being, collectively, "Partial Cash Election Shares" and, together with the All Cash Election Shares (as defined herein), "Cash Election Shares"); provided, however, that the foregoing shall be subject to Sections 1.2(f) and 1.4(f) hereof. The Buyer Preferred Stock allotted and issued in accordance with this Agreement shall on and from its date of allotment rank pari passu with all existing Buyer Preferred Stock on issue at that date including, as to all dividend entitlements (in respect of which they shall receive the same entitlement as any previously issued Buyer Preferred Stock); and

       (iii) for each other share of Common Stock Equivalents, the right to receive from Buyer, the number of Buyer Shares equal to the Exchange Ratio (as defined below), subject to Sections 1.2(f) and 1.4(f) and to the allocation and proration procedures set forth in Section 1.4 hereof; or

     (Y) in the case of the Reverse Merger, subject to Section 1.2(f), for each share of Common Stock Equivalents, (A) the right to receive from Buyer an amount in cash equal to $36 or, if the Effective Time shall occur after the one year anniversary of the date hereof, $37 and (B) 1.2273 Buyer Shares (the "Reverse Merger Exchange Ratio").

   (c) All shares of Common Stock Equivalents to be converted into the Merger Consideration pursuant to this Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist; and each holder of a certificate representing prior to the Effective Time any such shares of Common Stock Equivalents shall thereafter cease to have any rights with respect to such securities, except the right to receive (i) the Merger Consideration, (ii) any dividends and other distributions in accordance with Section 1.5(c) hereof and
(iii) any cash to be paid in lieu of any fractional Buyer Share in accordance with Section 1.5(d) hereof.

   (d) The shares of Convertible Preferred Stock shall be entitled to make elections (in the case of the Forward Merger) and shall be entitled to receive the Merger Consideration in all cases as if such shares had been converted in accordance with the Restated Certificate of Incorporation of the Company (the "Restated Certificate of Incorporation").

   (e) Capital Stock of Acquisition Sub. In the Forward Merger, no shares of Acquisition Sub stock will be issued directly or indirectly and each share of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time. In the case of the Reverse Merger, each share of common stock of Acquisition Sub shall be converted into one fully paid and nonassessable share of the Surviving Corporation.

   (f) Adjustments to Exchange Ratio.

     (i) Subject to clause (ii) below, in the event that Buyer declares or effects a stock split, stock or cash dividend (other than ordinary course cash dividends declared and paid consistent with past practice) or other reclassification, acquisition, exchange or distribution with respect to the Buyer Shares or Buyer Preferred Stock, in each case with a record or ex-dividend date or effective date occurring after the date hereof and on or prior to the date of the Effective Time, there will be an appropriate adjustment made to the Merger Consideration so as to provide for the inclusion therein of the cash, property, securities or combination thereof that each holder of Common Stock Equivalents who has the right to receive the Merger Consideration pursuant to Section 1.2 hereof would have received had such Common Stock Equivalents been converted into Buyer Shares or Buyer Preferred Stock as of the date hereof.

     (ii) If either (A) in the case of the Forward Merger, the tax opinion to the Company referred to in Section 7.3(c) hereof as to the Merger qualifying as a reorganization cannot be rendered (as reasonably determined by Skadden, Arps, Slate, Meagher & Flom LLP), (B) in the case of the Forward Merger, the tax opinion to Buyer referred to in Section 7.2(f) as to the Merger qualifying as a reorganization cannot be rendered (as reasonably determined by Squadron, Ellenoff, Plesent & Sheinfeld LLP), (C) in the case of the Forward Merger, in the reasonable judgment of the Company or Buyer, based on the advice of their respective counsel, there is a meaningful risk that the receipt of the cash, property, securities or combination thereof referred to in clause (i) above would be taxable or have an adverse tax consequence to the holders of Common Stock Equivalents or (D) in the case of either the Forward Merger or the Reverse Merger, the adjustment referred to in clause (i) above is not possible or not possible without materially changing the tax treatment of the transaction referred to in clause (i) in question, then, in each case, Buyer (but only if requested by the Company in the case of clause (C) above) shall make an appropriate adjustment to the Merger Consideration that (x) conveys an equivalent value (taking into account, among other things, the impact of the transaction referred to in clause (i) above on the trading price of Common Stock, Buyer Shares, Buyer Preferred Stock and any newly issued securities) to the holders of Common Stock Equivalents as the adjustments contemplated in paragraph (i) above, (y) in the case of the Forward Merger, allows such tax opinions to be delivered and (z) in the case of the Forward Merger, avoids the consequences referred to in clause
  (C) above; it being understood that, by way of illustration and not limitation, the Company's written agreement that clause (x) is satisfied shall constitute conclusive evidence as to such fact.

   (g) Certain Definitions. For purposes of this Agreement, or, in the case of clause (xii) below, solely for purposes of Sections 1.2, 1.3 and 1.4 hereof, the following terms shall have the following meanings:

     (i) "Aggregate Buyer Share Amount" means (A) 60% of the product of (x) the number of shares of Common Stock Equivalents (on an as converted basis) issued and outstanding immediately prior to the Effective Time, less the number of outstanding shares of Common Stock Equivalents cancelled pursuant to Section 1.2(a) hereof, and (y) 1.9318, less (B) the number of Buyer Shares to be paid in respect of Partial Cash Election Shares (other than Dissenting Shares), in each case subject to adjustment as described in
  Section 1.4(f) hereof.

     (ii) "Aggregate Cash Amount" means (A) the product of (x) the number of shares of Common Stock Equivalents (on an as converted basis) issued and outstanding immediately prior to the Effective Time, less the number of outstanding shares of Common Stock Equivalents cancelled pursuant to
  Section 1.2(a) hereof and (y) $34 or, if the Effective Time shall occur after the one year anniversary of the date hereof, $35, less (B) the amount of cash to be paid in respect of Partial Cash Election Shares (other than Dissenting Shares), in each case subject to adjustment as described in
  Section 1.4(f) hereof.

     (iii) "All Cash Election Number" means (A) that number of shares of Common Stock Equivalents as shall be equal to the quotient obtained by dividing the Aggregate Cash Amount by the Per Share Amount, less (B) the number of Dissenting Shares, subject to adjustment as described in Section 1.4(f) hereof.

     (iv) "Cash Merger Price" means $85.

     (v) "Closing Buyer Share Value" means the volume weighted average sales price for all trades of Buyer Shares reported on the New York Stock Exchange (the "NYSE") for each of the five trading days immediately preceding but not including the Closing Date (the "Valuation Period"); provided, however, if necessary to comply with any requirements of the Securities and Exchange Commission (the "SEC"), the term Closing Date in this clause (iv) shall be deemed to mean the date which is the closest in time but prior to the Closing Date which complies with such rules and regulations. Buyer agrees that during the Valuation Period neither Buyer nor its affiliates shall (x) purchase or acquire, or offer to purchase or acquire, or announce any intention to purchase or acquire, any Buyer Shares or Buyer Preferred Stock or other outstanding securities of Buyer or its affiliates convertible into Buyer Shares or Buyer Preferred Stock (other than purchases at market value of Buyer Shares (in accordance with all applicable laws) by a broker who has full discretion as to the amount and timing of such purchases pursuant to a pre-existing stock buyback program) or (y) announce or effect any material corporate transaction.

     (vi) "Closing Transaction Value" means the sum of (A) the Aggregate Cash Amount and (B) the product obtained by multiplying the Aggregate Buyer Share Amount by the Closing Buyer Share Value.

     (vii) "Exchange Ratio" means that number of Buyer Shares as shall be obtained by dividing the Per Share Amount by the Closing Buyer Share Value.

     (viii) "Exchangeable Shares" means the aggregate number of shares of Common Stock Equivalents (on an as converted basis) issued and outstanding immediately prior to the Effective Time less the number of such shares cancelled pursuant to Section 1.2(a) hereof and less the aggregate number of Partial Cash Election Shares (other than Dissenting Shares).

     (ix) "Exchanged Shares" means the aggregate number of shares of Common Stock Equivalents (on an as converted basis) issued and outstanding immediately prior to the Effective Time less the number of such shares (A) cancelled pursuant to Section 1.2(a) hereof and (B) that are Dissenting Shares.

     (x) "Per Share Amount" means the amount obtained by dividing the Closing Transaction Value by the number of Exchangeable Shares.

     (xi) "Stock Election Number" means that number of shares of Common Stock Equivalents as shall be equal to (A) the number of Exchanged Shares less
  (B) the sum of (i) the All Cash Election Number and (ii) the aggregate number of Partial Cash Election Shares (other than Dissenting Shares), subject to adjustment as described in Section 1.4(f) hereof.

     (xii) "Dissenting Shares" means shares of Common Stock Equivalents that are potentially Dissenting Shares within the meaning of Section 1.9 hereof in respect of which the holder thereof shall have taken all steps necessary to exercise and perfect properly his or her demand for appraisal under
  Section 262 of the Delaware Law to the extent that such steps are required to have been taken by the applicable date of determination.

   Section 1.3 Share Election. In the case of the Forward Merger (and, with respect to clauses (b) and, unless a Restructuring Trigger has theretofore occurred, (c) and (e) below, in the case of the Reverse Merger to the extent applicable):

   (a) Each Person (as defined in Section 1.3(b) hereof) who, on or prior to the Election Deadline referred to in subsection (c) below is a record holder of shares of Common Stock Equivalents (collectively, "Holders") shall have the right, with respect to the Merger Consideration, (i) to elect to receive only cash for such shares pursuant to Section 1.2(b)(X)(i) hereof (an "All Cash Election"), (ii) to make a Partial Cash Election, (iii) to elect to receive Buyer Shares for such shares pursuant to Section 1.2(b)(X)(iii) hereof (a "Stock Election"), (iv) to indicate that such record holder has no preference as to the receipt of cash or Buyer Shares for such shares (a "Non-Election") or
(v) to make a mixed election, specifying the number of shares of Common Stock Equivalents corresponding with each such Election (the All Cash Election, the Partial Cash Election, the Stock Election, and the Non-Election are collectively referred to as the "Elections"). Holders who hold such shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election (as defined below).

   (b) Prior to the mailing of the Proxy Statement (as defined in Section 6.1 hereof), The Bank of New York or such other bank, trust company, Person or Persons shall be designated by Buyer and reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for payment of the Merger Consideration. The Exchange Agent shall act as the agent for the Company's stockholders for the purpose of receiving and holding their Forms of Election and Certificates (as defined below) and shall obtain no rights or interests (beneficial or otherwise) in such shares. For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

   (c) All Elections shall be made on a form designed for that purpose, which shall include a letter of transmittal and election form (together, a "Form of Election"). Elections shall be made by Holders by mailing to the Exchange Agent a Form of Election, which shall specify that delivery shall be effected, and risk of loss and title to any Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer, in consultation with the Company, may reasonably specify. Buyer and the Company will announce the Exchange Ratio and the Per Share Amount when known and will announce the anticipated Closing Date at least three business days, but not more than five business days, prior thereto; provided, however, that the Closing Date shall not be earlier than the second business day after the satisfaction or waiver of all conditions set forth in
Article VII hereof (other than the conditions set forth in Sections 7.2(a), 7.2(b) 7.2(f), 7.3(a), 7.3(b), 7.3(c) and, in so far as it relates to the accuracy of representations and warranties and the performance of covenants,
Section 7.1(h), so long as the foregoing enumerated conditions are anticipated by the parties hereto to be satisfied on the Closing Date). All Certificates so surrendered shall be subject to the exchange procedures set forth in Section
1.5 hereof. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the Certificates as to which the election is being made (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within five NYSE trading days after the Election Deadline (as defined below)). Buyer will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Buyer (or the Exchange Agent) in such matters, absent manifest error, shall be conclusive and binding. Neither Buyer nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent and Buyer shall also make all computations contemplated by this Section 1.3 and by Section 1.4 hereof and all such computations shall be conclusive and binding on the Holders absent manifest error. The Form of Election and the accompanying Certificates (or appropriate guarantee of delivery in respect thereof) must be received by the Exchange Agent prior to 10:00 a.m. New York City time on the day on which the Closing occurs (the "Election Deadline") in order to be effective. If the Closing is delayed to a subsequent date, the Election Deadline shall be similarly delayed and Buyer will promptly announce such rescheduled Election Deadline and Closing. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Election Form, accompanied by a Certificate, is thereafter submitted in accordance with this paragraph (c), such shares shall be deemed to be Non-Election Shares (as defined in Section
1.4 hereof). If a Form of Election is revoked, or in the event that this Agreement is terminated pursuant to the provisions hereof, and any Certificates (or guarantee(s) of delivery, as appropriate), have been transmitted to the Exchange Agent pursuant to the provisions hereof, such Certificates (and, in the case of a revoked Form of Election, guarantee(s) of delivery, as appropriate), shall promptly be returned without charge to the Person submitting the same.

   (d) For the purposes hereof, Common Stock Equivalents as to which the Holder has not made a valid Election prior to the Election Deadline, including as a result of revocation, shall be deemed to be Non-Electing Shares. If Buyer or the Exchange Agent shall determine that any purported All Cash Election, Partial Cash Election or Stock Election was not properly made, such purported All Cash Election, Partial Cash Election or Stock Election shall be deemed to be of no force and effect and the Holder making such purported All Cash Election, Partial Cash Election or Stock Election shall for purposes hereof be deemed to have made a Non-Election. Shares in respect of which a Non-Election shall have been made or deemed made shall be treated as Non-Election Shares.

   (e) Concurrently with the mailing of the Proxy Statement, Buyer and the Company shall mail the Form of Election to each person who is a Holder on the record date for the Stockholder's Meeting (as defined in Section 6.2 hereof) and shall each use its reasonable best efforts to mail the Form of Election to all persons who become Holders during the period between (i) such record date and (ii) the date seven calendar days prior to the anticipated Effective Time, and to make the Form of Election available to all persons who become Holders subsequent to the date described in clause (ii) but not later than 5:00 p.m. New York City time on the last business day prior to the Effective Time. The Exchange Agent may, with the mutual agreement of Buyer and the Company, make such rules as are consistent with this Section 1.3 for the implementation of the Elections provided for herein as shall be necessary or desirable to effect such Elections fully.

   Section 1.4 Allocation and Proration. In the case of the Forward Merger:

   (a) Notwithstanding anything in this Agreement to the contrary, the maximum number of shares of Common Stock Equivalents (on an as converted basis) which shall be converted into the right to receive cash in the Merger (other than pursuant to Partial Cash Elections and other than Dissenting Shares) shall be equal to the All Cash Election Number. The maximum number of shares of Common Stock Equivalents (on an as converted basis) to be converted into the right to receive Buyer Shares in the Merger (other than pursuant to Partial Cash Elections (other than Dissenting Shares)) shall be equal to the Stock Election Number.

   (b) If the aggregate number of shares of Common Stock Equivalents covered by All Cash Elections (the "All Cash Election Shares") (other than Dissenting Shares) exceeds the All Cash Election Number, all shares of Common Stock Equivalents covered by Stock Elections (the "Stock Election Shares") and all shares of Common Stock Equivalents covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive Buyer Shares, and the All Cash Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

  each All Cash Election Share shall be converted into the right to receive
  (i) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the All Cash Election Number and the denominator of which shall be the total number of All Cash Election Shares (other than Dissenting Shares), and (ii) a number of shares of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

   (c) If the aggregate number of Stock Election Shares (other than Dissenting Shares) exceeds the Stock Election Number, all All Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and the Stock Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

  each Stock Election Share shall be converted into the right to receive (i) a number of Buyer Shares equal to the product of (x) the Exchange Ratio and
  (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares (other than Dissenting Shares), and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction equal to one minus the Stock Fraction.

   (d) In the event that neither Section 1.4(b) nor 1.4(c) above is applicable, all All Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive Buyer Shares and the Non-Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

  each Non-Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess of the All Cash Election Number over the total number of All Cash Election Shares (other than Dissenting Shares) and the denominator of which shall be the excess of (A) the number of Exchanged Shares over (B) the sum of the total number of All Cash Election Shares (other than Dissenting Shares) and the total number of Stock Election Shares (other than Dissenting Shares) and (ii) a number of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Non-Election Fraction.

   (e) Partial Cash Election Shares (other than Dissenting Shares) shall not be subject to proration and shall be converted into the right to receive the Merger Consideration pursuant to Section 1.2(b)(X)(ii) hereof, subject to
Section 1.4(f) hereof.

   (f) If the sum of (i) the Aggregate Cash Amount (without giving effect to the reference therein to this subsection (f)) and (ii) (A) (1) $34 or (2) if the Effective Time shall occur after the one year anniversary of the date hereof, $35, multiplied by (B) the number of Partial Cash Election Shares (such sum being the "Cash Amount") exceeds 55% of the sum of (x) the Cash Amount and
(y) the product of (A) the closing price of Buyer Shares reported on the NYSE Composite Tape on the trading day immediately preceding the Closing Date (the "Closing Price") multiplied by (B) 1.9318 multiplied by (C) 60% of the excess of the number of Common Stock Equivalents (on an as converted basis) outstanding immediately prior to the Effective Time over the number of outstanding shares of Common Stock Equivalents cancelled pursuant to Section 1.2(a) hereof (such sum of (x) and (y) being the "Total Consideration"), then the components of the Merger Consideration shall be modified (1) first, in the case of shares of Common Stock Equivalents (on an as converted basis) (other than Dissenting Shares) as to which All Cash Elections shall have been made, by reducing the cash portion of the Merger Consideration to the minimum extent necessary, and in no event below the amount of cash payable in respect of Partial Election Shares, and issuing in lieu thereof additional Buyer Shares in an amount equal to the result obtained by dividing (x) the amount of such per share cash reduction by (y) the Closing Price and (2) second, in the event that the foregoing reduction is not sufficient to result in the Cash Amount not exceeding 55% of the Total Consideration, in the case of shares of Common Stock Equivalents as to which an All Cash Election or a Partial Cash Election shall have been made, by further reducing the amount of the cash portion of the Merger Consideration to the minimum extent necessary to satisfy the 55% limitation referred to above and to issue in lieu thereof additional Buyer Shares, in amount equal to the result obtained by dividing (u) the amount of such per share cash reduction by (v) the Closing Price. In the case of the Forward Merger, if either (i) the tax opinion referred to in Section 7.3(c) hereof cannot be rendered (as reasonably determined by Skadden, Arps, Slate, Meagher & Flom LLP), or (ii) the tax opinion to Buyer referred to in Section 7.2(f) cannot be rendered (as reasonably determined by Squadron, Ellenoff, Plesent & Sheinfeld LLP), then the foregoing adjustments shall be similarly made, in each case to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered. For purposes of this
Section 1.4(f), holders of Dissenting Shares shall be deemed to be Persons making All Cash Elections notwithstanding, and in lieu of, any election they have or have not made.

   Section 1.5 Exchange of Certificates.

   (a) As of the Effective Time, Buyer shall (i) deposit, or cause to be deposited with (A) the Exchange Agent for the benefit of holders of shares of Common Stock Equivalents, cash to the extent it constitutes Merger Consideration and (B) pursuant to the terms of the Deposit Agreement (as defined below), the Custodian (as defined in the Deposit Agreement) certificates representing the Buyer Preferred Stock underlying the Buyer Shares to the extent they constitute Merger Consideration and (ii) pursuant to the terms of the Deposit Agreement, instruct the Depositary to deposit the Buyer Shares to be issued in the Merger with the Exchange Agent for the benefit of the holders of shares of Common Stock Equivalents for exchange in the Merger. For purposes of this Agreement, "Depositary" shall mean Citibank, N.A., as Depositary, pursuant to the Amended and Restated Deposit Agreement, dated as of December 3, 1996, among Buyer, the Depositary and the holders from time to time of Buyer Shares (the "Deposit Agreement"). In addition, Buyer shall make available to the Exchange Agent on a daily basis sufficient cash to permit prompt payment to all Holders entitled to receive the Merger Consideration in the form of cash. The Buyer shall pay or cause one of its affiliates to pay, any transfer taxes and all other charges and fees (including all fees for the depositary, registry or custodian for the ADRs).

   (b) As of or promptly following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Common Stock Equivalents (the "Certificates") (other than in the case of the Forward Merger those who had not previously properly delivered their Certificates to the Exchange Agent along with a Form of Election), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in the form and have such other provisions as Buyer and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) a certificate or certificates representing that number of whole Buyer Shares, if any, into which the number of shares of Common Stock Equivalents previously represented by such Certificate shall have been converted pursuant to this Agreement and
(B) the amount of cash, if any, into which all or a portion of the number of shares of Common Stock Equivalents previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall provide that at the election of the surrendering holder, Certificates may be surrendered, and the Merger Consideration in exchange therefor collected, by hand delivery). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Common Stock Equivalents formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within five business days following the later to occur of (i) the Effective Time or (ii) the Exchange Agent's receipt of such Certificates, and the Certificate so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration (or the cash pursuant to subsections (c) and (d) below) payable upon the surrender of the Certificates.

   (c) Buyer may retain any dividends or other distributions with respect to Buyer Shares with a record date on or after the Effective Time in respect of the holder of any unsurrendered Certificate with respect to the Buyer Shares represented thereby by reason of the conversion of shares of Common Stock Equivalents pursuant to Sections 1.2(b), 1.3 and 1.4 hereof and no cash payment in lieu of fractional Buyer Shares shall be paid to any such holder pursuant to
Section 1.5(d) hereof until such Certificate is surrendered in accordance with this Article I. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be released and paid, without interest, to the Person in whose name the Buyer Shares representing such securities are registered (i) at the time of such surrender or as promptly as practicable after the sale of the Excess Buyer Shares (as defined in Section 1.5(d) hereof), the amount of any cash payable in lieu of fractional Buyer Shares to which such holder is entitled pursuant to Section 1.5(d) hereof and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Buyer Shares issued upon conversion of Common Stock Equivalents, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Buyer Shares.

   (d) Notwithstanding any other provision of this Agreement, no fraction of a Buyer Share will be issued and no dividend or other distribution, stock split or interest with respect to Buyer Shares shall relate to any fractional Buyer Share, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of the Buyer Shares. In lieu of any such fractional security, each holder of shares of Common Stock Equivalents otherwise entitled to a fraction of a Buyer Share will be entitled to receive in accordance with the provisions of this Section 1.5 from the Exchange Agent a cash payment representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of Buyer Shares which would otherwise be issued (the "Excess Buyer Shares"). The sale of the Excess Buyer Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of shares of Common Stock Equivalents, the Exchange Agent will, subject to Section 1.5(e) hereof, hold such proceeds in trust for the holders of such shares (the "Buyer Shares Trust"). Subject to its right to withhold for taxes as described in Section 1.6 hereof, the Surviving Corporation shall pay all commissions, transfer taxes (other than those transfer taxes for which the Company's former stockholders are solely liable) and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Buyer Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Common Stock Equivalents in lieu of any fractional Buyer Share interests, the Exchange Agent shall make available such amounts to such holders of shares of Common Stock Equivalents without interest.

   (e) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 1.5 (the "Exchange Fund") which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Buyer, upon demand, and any holders of shares of Common Stock Equivalents prior to the Merger who have not theretofore complied with this Article I shall thereafter look for payment of their claim, as general creditors thereof, only to Buyer for their claim for (1) cash, if any, without interest, (2) Buyer Shares, if any, (3) any cash without interest, to be paid, in lieu of any fractional Buyer Shares and (4) any dividends or other distributions with respect to Buyer Shares to which such holders may be entitled. None of Buyer, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Buyer Shares or cash held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (f) None of Buyer, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Buyer Shares or cash held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which (i) any cash, (ii) any Buyer Shares, (iii) any cash in lieu of fractional Buyer Shares or (iv) any dividends or distributions with respect to Buyer Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 9.3 hereof)), any such Buyer Shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Buyer, free and clear of all claims or interest of any Person previously entitled thereto.

   (g) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Buyer on a daily basis. Any interest and any other income resulting from such investments shall be paid to Buyer. Nothing contained in this Section 1.5(g) shall relieve Buyer or the Exchange Agent from making the payments required by this Article I to be made to the holders of shares of Common Stock Equivalents.

   Section 1.6 Transfer Taxes; Withholding. If any certificate for a Buyer Share is to be issued to, or cash is to be remitted to, a Person who holds shares of Common Stock Equivalents (other than the Person in whose name the Certificate surrendered in exchange therefor is registered), it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall (i) pay to the Exchange Agent any transfer or other Taxes (as defined in Section 3.14 hereof) required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered, or (ii) establish to the satisfaction of the Exchange Agent that such Tax either has been paid or is not applicable. Buyer or the Exchange Agent shall be entitled to deduct and withhold from the Buyer Shares (or cash in lieu of fractional Buyer Shares) otherwise payable pursuant to this Agreement to any holder of shares of Common Stock Equivalents such amounts as Buyer or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Buyer or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Common Stock Equivalents in respect of whom such deduction and withholding was made by Buyer or the Exchange Agent.

   Section 1.7 Stock Options and Other Stock.

   (a) Prior to the Effective Time, Buyer and the Company shall take such action as may be necessary (including, without limitation, enacting such amendments, if any, to the Company Stock Plans (as hereinafter defined) as necessary to comply with the requirements of the Australian Stock Exchange ("ASX") or Australian Law; provided, however, that any such amendments shall not affect in any respect the number of Buyer Shares issuable upon exercise of Substituted Options (as defined below) or the exercise price thereof) to cause each unexpired and unexercised option to purchase shares of Common Stock which is outstanding immediately prior to the Effective Time (collectively, "Company Options"), to be automatically converted at the Effective Time into an option (collectively, a "Substituted Option") to purchase a number of Buyer Shares equal to the number of shares of Common Stock that could have been purchased under such Company Option multiplied by the Exchange Ratio in the case of the Forward Merger and by the product of one and two-thirds and the Reverse Merger Exchange Ratio in the case of the Reverse Merger (in each case, rounded to the nearest whole number of Buyer Shares) at a price per Buyer Share equal to the per-share option exercise price specified in the Company Option divided by the Exchange Ratio in the case of the Forward Merger and by the product of one and two-thirds and the Reverse Merger Exchange Ratio in the case of the Reverse Merger (in each case, rounded down to the nearest whole cent). Except as otherwise provided in this Agreement, such Substituted Option shall otherwise be subject to the same terms and conditions as were applicable to such Company Option, except as mandated by the requirements of the ASX or Australian Law; provided, however that clarification of the terms of the Substitute Options shall be made so as to make clear that, to the extent permitted by applicable law (without the need for obtaining additional Buyer shareholder approval), the optionee may use shares of capital stock of Buyer that have been held for six months by the option holder (including any period prior to the Effective Time during which such stock was stock of the Company) as payment of the exercise price thereof and in respect of the legally required withholding obligation. The date of the grant of the Substituted Option shall be the date on which the corresponding Company Option was granted and at the Effective Time all references in the related stock option agreements to the Company shall be deemed to refer to Buyer. Except as otherwise provided herein or in the applicable plan or program, employee deferrals and all other equity based compensation that reference Common Stock will, as of and after the Effective Time, be deemed to refer to Buyer Shares (as adjusted to reflect the Exchange Ratio or one and two-thirds multiplied by the Reverse Merger Exchange Ratio, as applicable). The adjustments provided for herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code. Nothing contained herein shall alter or affect any provision providing for the accelerated vesting of Company Options in the event of a termination of employment following a "change in control" of the Company contained in any severance plans or employment agreements of the Company in effect as of the date hereof (or as may be amended pursuant to Section 6.12(e) and Section 6.12(e) of the Company Disclosure Schedule), as such terms are set forth in such plans or agreements, and Buyer agrees not to amend such provisions of any such plans following the Closing.

   (b) Buyer shall take such corporate action as may be necessary or appropriate within two (2) business days following the Effective Time, file with the SEC a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the Buyer Shares subject to the Substituted Options to the extent such registration is required under applicable law in order for such Buyer Shares to be sold without restriction in the United States, and Buyer shall use its reasonable best efforts to obtain and maintain the effectiveness of such registration statement for so long as such Substituted Options remain outstanding. Buyer shall promptly prepare and submit to the NYSE applications covering the Buyer Shares subject to the Substituted Options and use commercially reasonable efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance, and within ten days after the Effective Time, prepare and submit to the ASX, pursuant to the applicable listing rules of the ASX, applications covering the Buyer Preferred Stock underlying the Buyer Shares to be issued upon the exercise of Substituted Options.

   (c) Prior to the Effective Time, Buyer and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Buyer equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time, will become a director or officer of Buyer, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to the extent Section 16 of the Exchange Act is applicable to such person.

   (d) At the time that a Substituted Option is exercised in accordance with the terms hereof, Buyer shall, pursuant to the terms of the Deposit Agreement,
(x) deposit with the Custodian the shares of Buyer Preferred

Stock underlying the Buyer Shares to be issued upon such exercise and (y) instruct the Depositary to deliver the Buyer Shares to be issued upon such exercise in accordance with the written instructions of the holder of such Substituted Option so exercised.

   Section 1.8 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article I.

   Section 1.9 Dissenting Shares. Notwithstanding Sections 1.2 and 1.4 hereof, to the extent that holders thereof are entitled to appraisal rights under
Section 262 of Delaware Law, shares of Common Stock Equivalents issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of Delaware Law (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of Delaware Law; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal and payment under Delaware Law, such holder's shares of Common Stock Equivalents shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. Any payments required to be made with respect to the Dissenting Shares shall be made by Buyer (and not the Company or Acquisition Sub).

   Section 1.10 Merger Closing. Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof, the closing of the Merger (the "Closing") will take place at 9:00 a.m., New York City time, on a date determined in accordance with, in the case of the Forward Merger, the third sentence of Section 1.3(c) hereof and, in the case of the Reverse Merger, the proviso of the third sentence of Section 1.3(c) hereof, and in each case at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto (such date being the "Closing Date").

                                   ARTICLE II

                           The Surviving Corporation

   Section 2.1 Certificate of Incorporation. The certificate of incorporation of Acquisition Sub in the case of the Forward Merger and the certificate of incorporation of the Company in the case of the Reverse Merger, in each case as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law; provided, however, in the case of the Reverse Merger, the certificate of incorporation of the Company shall be amended at the Effective Time to read in its entirety as the certificate of incorporation of Acquisition Sub, as in effect immediately prior to the Effective Time, then reads.

   Section 2.2 By-laws. The By-laws of Acquisition Sub in effect at the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with applicable law, the articles of formation of such entity and the By-laws of such entity.

   Section 2.3 Officers and Board of Directors.

   (a) From and after the Effective Time, the officers of the Acquisition Sub at the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

   (b) The Board of Directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the Board of Directors of Acquisition Sub immediately prior to the Effective Time.

                                  ARTICLE III

                 Representations and Warranties of the Company

   Except (i) as disclosed in the report on Form 10-K dated March 30, 2000 for the year ended December 31, 1999, the reports on Form 10-Q and Form 8-K since December 31, 1999 or the proxy statement dated April 5, 2000, in each case in the form filed by the Company with the SEC prior to the date of this Agreement or in such similar forms filed by the Company's subsidiaries for such periods or, to the extent it is readily apparent that such disclosure would be applicable hereto, in the disclosure schedules to the BHC Merger Agreement or the UTV Merger Agreement, (ii) as disclosed in a separate disclosure schedule which has been delivered by the Company to Buyer prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent) and (iii) (other than with respect to the representations of the Company set forth in Section 3.12(a) hereof, as to which this clause (iii) shall not be applicable) for the litigations and administrative proceedings set forth in Section 3.0 of the Company Disclosure Schedule (including claims made in relation thereto, the subject matter thereof and claims arising with respect thereto) and for any actions or omissions or alleged actions or omissions relating to or arising from environmental liabilities that are the subject matter of the litigations and administrative proceedings set forth in such Section 3.0 (including claims made in relation thereto, the subject matter thereof and claims arising with respect thereto) by (A) Montrose Chemical Corporation of California or (B) the Company (including its predecessors in interest, including, without limitation, Montrose Chemical Company and Baldwin-Montrose Chemical Company, Inc.) ("Excluded Matters"), the Company hereby represents and warrants to Buyer:

   Section 3.1 Organization and Qualification; Subsidiaries.

   (a) Each of the Company and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, operations, results of operations or financial condition of the Company and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the television broadcasting industry,
(ii) changes in general economic conditions or securities markets in general, or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

   (b) Other than with respect to Montrose Chemical Corporation of California (in which the Company owns a 50% equity interest and which is therefore not a subsidiary of the Company) and BHC and UTV (the capitalizations of which are described in Section 3.22 hereof) and their subsidiaries, all the outstanding shares of capital stock or other equity or voting interests of each subsidiary of the Company are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above or in Section 3.1(b) of the Company Disclosure Schedule and except for the capital stock of, or other equity or voting interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any corporation, partnership, joint venture, association or other entity.

   Section 3.2 Restated Certificate of Incorporation and By-Laws. The Company has made available to Buyer a complete and correct copy of the Restated Certificate of Incorporation and the By-laws, each as amended to date, of the Company. The Restated Certificate of Incorporation and By-laws (or equivalent organizational documents) of the Company and its subsidiaries are in full force and effect. None of the Company or its subsidiaries is in material violation of any provision of its Restated Certificate of Incorporation or By-laws (or equivalent organizational documents).

   Section 3.3 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, 50,000,000 shares of Class B Common Stock, 73,399 shares of Prior Preferred Stock, no par value per share (the "Prior Preferred Stock"), 233,668 shares of Convertible Preferred Stock and 10,000,000 shares, par value $1.00 per share, of preferred stock (the "Preferred Stock"). As of the close of business on June 30, 2000, (i) 26,904,118 shares of Common Stock (excluding treasury shares) were issued and outstanding, (ii) no shares of Common Stock were held by the Company in its treasury, (iii) 5,033,732 shares of Common Stock were reserved for issuance pursuant to the Company 1999 Management Incentive Plan, the Company 1994 Management Incentive Plan and the Company 1994 Director Stock Option Plan (such plans, collectively, the "Company Stock Plans") (of which 3,693,992 shares were subject to outstanding Company Options ), (iv) 8,395,525 shares of Common Stock were reserved for issuance upon conversion of the Convertible Preferred Stock, including shares of Class B Common Stock, (v) 8,013,860 shares of Common Stock were reserved for issuance upon conversion of the Class B Common Stock, (vi) 8,013,860 shares of Class B Common Stock (excluding treasury shares) were issued and outstanding, (vii) no shares of Class B Common Stock were held by the Company in its treasury, (viii) no shares of Class B Common Stock were reserved for issuance pursuant to the Company Stock Plans, (ix) 73,399 shares of Prior Preferred Stock (excluding treasury shares) were issued and outstanding, (x) no shares of Prior Preferred Stock were held by the Company in its treasury, (xi) 233,668 shares of Convertible Preferred Stock (excluding treasury shares) were issued and outstanding and (xii) no shares of Convertible Preferred Stock were held by the Company in its treasury and (xiii) no shares of Preferred Stock were issued and outstanding or were held by the Company in its treasury. The redemption price of the Prior Preferred Stock is $25.00 per share plus accrued dividends for the period through and including September 30, 2000 in the amount of $0.25 per share. There are no outstanding stock appreciation rights or other rights that are linked to the price of Common Stock granted under any Company Stock Plan that were not granted in tandem with a related Company Option. No shares of Common Stock or Class B Common Stock or any other class of capital stock are owned by any subsidiary of the Company. The Company has delivered to Buyer a true and complete list, as of June 30, 2000, of all outstanding options to purchase Common Stock granted under the Company Stock Plans and all other rights, if any, to purchase or receive Common Stock granted under the Company Stock Plans, the number of shares subject to each such Company Option, the grant dates and exercise prices of each such Company Option and the names of the holder thereof. As of the date hereof, all outstanding Company Options have an exercise price on a per share basis lower than $85, and the weighted average exercise price of such Company Options was equal to $45.96. Except as set forth above and for the exercise of Company Options since June 30, 2000, as of the date of this Agreement, no shares of capital stock of, or other equity or voting interests in, the Company, or options, warrants or other rights to acquire any such stock or securities were issued, reserved for issuance or outstanding. During the period from June 30, 2000 to the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company other than (i) issuances of shares of Common Stock pursuant to the exercise of Company Options outstanding on such date, (ii) the issuance of shares of Common Stock and Class B Common Stock issued upon conversion of shares of Convertible Preferred Stock and (iii) the issuance of shares of Common Stock issued in exchange for shares of Class B Common Stock and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness for borrowed money of the Company or any of its subsidiaries, and, except as disclosed in this Section 3.3, no securities or other instruments or obligations of the Company or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above and except as specifically permitted under
Section 5.1, there are no contracts of any kind to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries (other than BHC, UTV and their respective subsidiaries) or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. Except for the redemption of the Prior Preferred Stock contemplated by this Agreement, there are not any outstanding contractual obligations of the Company or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries (other than BHC, UTV and their respective subsidiaries) or (ii) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries (other than BHC, UTV and their respective subsidiaries). To the knowledge of the Company, as of the date of this Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of the Company or any of its subsidiaries.

   Section 3.4 Authority Relative to Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of a majority of the votes entitled to be cast by stockholders (including the holders of the Convertible Preferred Stock) at the Stockholders' Meeting (as defined in Section 6.2 hereof), voting together as a single class, and the adoption of this Agreement by the affirmative vote of a majority of the votes entitled to be cast by holders of the Convertible Preferred Stock at the Stockholders' Meeting, voting as a separate class (after giving effect to the redemption of the Prior Preferred Stock required pursuant to Section 5.2 hereof)). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

   Section 3.5 No Conflict; Required Filings and Consents.

   (a) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company and its subsidiaries will not,
(i) conflict with or violate the Restated Certificate of Incorporation or By-Laws (or equivalent organizational documents) of (A) the Company or (B) any of its subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 3.5(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any domestic (Federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger or the Subsidiary Mergers; provided, however, that for purposes of this Section 3.5(a), the definition of "Company Material Adverse Effect" shall be read so as not to include clause (iii) thereof.

   (b) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company and its subsidiaries will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except for applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the pre-merger notification arrangements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), any filings and approvals and waivers of the Federal Communications Commission or any successor entity (the "FCC") as may be required under the Communications Act of 1934, as amended, and the rules, regulations and published orders of the FCC thereunder (collectively, the "Communications Act"), filing and recordation of appropriate merger documents as required by Delaware Law and the rules of the NYSE and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger or the Subsidiary Mergers; provided, however, that for purposes of this Section 3.5(b), the definition of "Company Material Adverse Effect" shall be read so as not to include clause (iii) thereof.

   Section 3.6 Permits and Licenses; Contracts; Compliance with Laws.

   (a) Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company or any of its subsidiaries to own, lease and operate the properties of the Company and its subsidiaries or to carry on its business as it is now being conducted and contemplated to be conducted (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.6(a) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is in conflict with, or in default or violation of, (i) any Laws applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, (ii) any of the Company Permits or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (b) Except as set forth in Section 3.6(b) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is a party to, or to the knowledge of the Company is bound by, any contract or agreement that contains a covenant restricting the ability of the Company or any of its subsidiaries or, after the Effective Time, could restrict the ability of Buyer or any of its subsidiaries or affiliates, to compete in any line of business or with any person or engage in any business in any geographic area.

   (c) The Company and its subsidiaries have operated their respective television stations and associated facilities (the "Company Stations"), in compliance with the terms of the Company Permits issued by the FCC to the Company and its subsidiaries ("Company FCC Licenses"), and in compliance with the Communications Act, and the Company and its subsidiaries have timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Company Stations and have timely paid all FCC regulatory fees with respect thereto, in each case except as, individually or in the aggregate, (i) as of the date of this Agreement, would not materially adversely affect the operation of any of the broadcasting facilities of the Company subsidiaries' New York, Los Angeles, San Francisco or Minneapolis television stations and would not have a Company Material Adverse Effect and
(ii) would not result in the loss of the Company subsidiaries' main station license issued by the FCC with respect to any of the Company's New York, Los Angeles, San Francisco or Minneapolis television stations and would not have a Company Material Adverse Effect. (i) There is not, as of the date of this Agreement, pending or, to the Company's knowledge, threatened before the FCC any material proceeding, notice of violation, order of forfeiture or complaint or, to the knowledge of the Company, investigation against the Company or any of its subsidiaries, relating to any of the Company Stations or FCC regulated services conducted by the Company or any of its subsidiaries and (ii) there is not pending or, to the Company's knowledge, threatened before the FCC any proceeding, notice of violation, order of forfeiture or complaint or, to the knowledge of the Company, investigation against the Company or any of its subsidiaries, relating to any of the Company Stations or FCC regulated services conducted by the Company or any of its subsidiaries, except for any such proceedings, notices, orders, complaints or investigations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (d) Except as disclosed in Section 3.6(d) of the Company Disclosure Schedule, as of the date of this Agreement, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries is in violation or default of, nor has the Company or, to the knowledge of the Company, any subsidiary or affiliate thereof received written notice from any third party alleging that the Company or any of its subsidiaries is in violation of or in default under, nor, to the knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for any such violations or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger or the Subsidiary Mergers.

   (e) Set forth in Section 3.6(e) of the Company Disclosure Schedule is a list, as of the date of this Agreement, of all (i) network affiliation agreements, (ii) employment agreements involving payments in excess of $100,000 per annum or $300,000 in the aggregate, (iii) talent agreements involving payments in excess of $250,000 per annum or $500,000 in the aggregate, (iv) program or film syndication or license agreements requiring remaining payments after the date hereof of more than $500,000 per annum or $2,500,000 in the aggregate or, in the case of barter agreements, having a term ending more than one year from the date hereof, (v) retransmission consent agreements entered into with any direct satellite providers and each of the top 10 (ranked by number of subscribers) multiple system operators, and (vi) agreements licensing or creating any obligations with respect to the current or future use of the digital data stream of any digital television ("DTV") station owned or to be constructed by the Company or any of its subsidiaries that would be in effect following the Effective Time, to which, in each case, the Company or any of its subsidiaries is a party, and the Company has made available to Buyer true and complete copies of the agreements described in this Section 3.6(e). Also set forth in Section 3.6(e) of the Company Disclosure Schedule are the most recent syndicated program and feature film inventory reports for each of the Company Stations.

   (f) Section 3.6(f) of the Company Disclosure Schedules sets forth a list, as of the date of this Agreement, of all material licenses and construction permits held by the Company with respect to the construction and operation of DTV stations in each of the markets in which the Company and its subsidiaries operate broadcast television stations (the "DTV Stations"). Except as set forth in Section 3.6(f) of the Company Disclosure Schedule, to the knowledge of the Company, there are no facts or circumstances existing as of the date of this Agreement that would prevent the construction and operation of the DTV Stations by the relevant deadline established by the FCC.

   (g) Set forth in Section 3.6(g) of the Company Disclosure Schedule is a list of all attributable interests, as defined at Note 2 to 47 C.F.R. Section 73.3555, of the Company and its subsidiaries in any broadcast radio or television station, daily English-language newspaper or cable television system.

   Section 3.7 SEC Reports. The Company, BHC and UTV have filed with the SEC, and have heretofore made available to Buyer true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed with the SEC by the Company, BHC and UTV since January 1, 1997 (together with all information incorporated therein by reference, the "Company SEC Reports"). Except for BHC and UTV, no subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC. As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company, BHC and UTV and their respective consolidated subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as and to the extent set forth in Section 3.7 of the Company Disclosure Schedule, the Company and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.8 Absence of Certain Changes or Events. Since December 31, 1999, except as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Company Material Adverse Effect, including, to the extent covered by the definition of such term set forth in Section 3.1 hereof, any adverse effect on the Company's investment in BHC or BHC's investment in UTV, and (b) since December 31, 1999 to the date of this Agreement, (i) each of the Company and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any material change by the Company or any of its subsidiaries in its material accounting policies, practices and procedures, (B) any entry by the Company or any of its subsidiaries into any commitment or transaction material to the Company and its subsidiaries taken as a whole other than in the ordinary course of business consistent with past practice, (C) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or the Company or regular cash dividends on the Convertible Preferred Stock or Prior Preferred Stock or the UTV regular annual cash dividend paid in April 2000 or the BHC special dividend which was paid in January 2000), (D) any increase in the compensation payable or to become payable to any corporate officers or heads of divisions of the Company or any of its subsidiaries, except in the ordinary course of business consistent with past practice, or (E) any action, event, occurrence or transaction that would have been prohibited by Section 5.1 hereof if this Agreement had been in effect since December 31, 1999.

   Section 3.9 Absence of Litigation. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any property or asset of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Authority, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect. None of the Company, any of its subsidiaries nor any property or asset of the Company or any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award imposed by any court, arbitration or Governmental Authority, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.10 Employee Benefit Plans.

   (a) Section 3.10(a) of the Company Disclosure Schedule lists each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans")), maintained, contributed or required to be contributed to by the Company or any of its subsidiaries, or with respect to which the Company or any of its subsidiaries could incur liability under Section 4069 of ERISA (the "Company Benefit Plans"). No Company Benefit Plan has ever been or is currently subject to or governed by the Laws of any jurisdiction other than the United States or any State or Commonwealth of the United States. The Company has provided to Buyer a true and correct copy of each of the following documents, including any amendments thereto, with respect to each Company Benefit Plan, other than Multiemployer Plans: (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) all plan documents for such Company Benefit Plan, (iii) each trust agreement, insurance contract or other funding vehicle relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code or voluntary employees' benefit association ("VEBA") qualified under Section 501(c)(9) of the Code. Except as specifically provided in the foregoing documents delivered to Buyer or except as otherwise contemplated by this Agreement or except as disclosed in Section 3.10(a) of the Company Disclosure Schedule, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan. The Company will, promptly following the date of this Agreement, request a copy of each Company Benefit Plan that is a multiemployer plan within the meaning of
Section 3(37) of ERISA from the trustees of such multiemployer plan and the Company shall deliver such copy of the plan to Buyer promptly upon its receipt thereof.

   (b) Each Company Benefit Plan has been administered in accordance with its terms and the terms of any applicable collective bargaining or other labor union contract or agreement, and in compliance with applicable laws. The Company and its subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Company Benefit Plans, except for any defaults or violations which would not, individually or in the aggregate, have a Company Material Adverse Effect. With respect to the Company Benefit Plans, no event has occurred and no condition or set of circumstances exists, in connection with which the Company or any of its subsidiaries is subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law except as would not, individually or in the aggregate, have a Company Material Adverse Effect. No Company Benefit Plan (other than a Multiemployer Plan) is under audit or investigation by any Governmental Authority nor has the Company or any subsidiary been notified of any audit or investigation. Neither the Company nor any member of the same "controlled group"

(as defined in Section 414(b), (e), (m) or (o) of the Code or Section 4001 of ERISA) as the Company or any of its subsidiaries (collectively, the "ERISA Affiliates") has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), including, without limitation, any liability in connection with
(i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan (within the meaning of Section 4001(a)(3) and 4063, respectively, of the Code), and no fact or event exists which is reasonably likely to give rise to any such liability, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (c) The Company has made available to Buyer: (i) copies of all employment agreements with executive officers of the Company and its subsidiaries; (ii) copies of all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its or its subsidiaries' employees; and
(iii) copies of all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its or its subsidiaries' employees which contain change in control provisions. Except as disclosed in
Section 3.10(c) or Section 6.12(e) of the Company Disclosure Schedule, or except as otherwise contemplated by this Agreement neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of the Company or any of its subsidiaries from the Company or any of its affiliates under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any material benefits, (iv) result in a restriction on Buyer's ability to amend, modify or terminate any plan, (v) trigger a requirement for funding or the acceleration of funding of any material benefits, (vi) commence a period during which a subsequent termination of employment by an employee of the Company will entitle such employee to benefits in excess of what would otherwise have been required in the absence of the transactions contemplated hereby or (vii) result in a reportable event within the meaning of Section 4043(c) of ERISA for which a notice requirement has not been waived. Except as contemplated hereby, or as otherwise disclosed in Sections 3.10(c) or 6.12(e) of the Company Disclosure Schedule, the Company has taken no action with respect to the Company Options that would result in any acceleration of vesting of the Company Options in connection with the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby or otherwise. Without limiting the generality of the foregoing, except as set forth in Section 3.10(c) or Section 6.12(e) of the Company Disclosure Schedule, no amount paid or payable by the Company to any employee of the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

   (d) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Company Benefit Plan is so qualified and each trust established in connection with any Company Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS which is reasonably likely to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust. Each Company Benefit Plan that is a VEBA meets the requirements of Section 501(c)(9) of the Code.

   (e) Except as set forth in Section 3.10(e) of the Company Disclosure Schedule, the Company and its subsidiaries have no liability for life, health, medical or other welfare benefits to former officers, directors or employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

   (f) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, or to Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Company Benefit Plans which could reasonably be expected to result in any liability of the Company or any of the ERISA Affiliates to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan.

   (g) The Company has taken reasonable steps to ensure that each individual classified by the Company or any subsidiary as an independent contractor has been properly classified as such.

   Section 3.11 Labor Matters. There is no labor dispute, strike, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employee of the Company or any of its subsidiaries, except where such dispute, strike, work stoppage or lockout individually or in the aggregate would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining or other labor union contract applicable to any employees of the Company or any of its subsidiaries and there are no grievances or complaints outstanding or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any such contract except for any breaches or failures to comply that, individually or in the aggregate, would not have a Company Material Adverse Effect.

   Section 3.12 Environmental Matters.

   (a) Notwithstanding clause (iii) of the introductory paragraph to Article III hereof, the Company represents and warrants to Buyer that prior to the date of this Agreement none of the persons set forth on Section 3.12(a) of the Company Disclosure Schedule have knowingly made to Buyer any materially false statements with respect to any material fact relating to Excluded Matters; provided, however, that the foregoing representation shall not apply to any opinions, estimates, predictions, projections, valuations or matters of judgment (collectively, "Opinions") made with respect to Excluded Matters, except to the extent any such Opinion was made by such specified persons with the willful intent to deceive Buyer.

   (b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

     (A) the Company and its subsidiaries (i) are in compliance with all, and, to the Company's knowledge, are not subject to any asserted liability or liability (including liability with respect to current or former subsidiaries or operations), in each case with respect to any Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

     (B) neither the Company nor any Company subsidiary has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its subsidiaries or, to the Company's knowledge as of the date of this Agreement, any of their predecessors in interest, is or may be in violation of, or liable under, any Environmental Law;

     (C) (i) neither the Company nor any of its subsidiaries has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, and (ii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company as of the date of this Agreement, any of their predecessors in interest, is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee or is the subject of a claim for personal injury or property damage for any liability under any Environmental Law or relating to any Hazardous Materials; and

     (D) none of the real property owned or leased by the Company or any of its subsidiaries or, to the knowledge of the Company as of the date of this Agreement, any of their predecessors in interest, is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup. For purposes of this Agreement:

       "CERCLA" means the Comprehensive Environmental Response,
    Compensation and Liability Act of 1980, as amended as of the date hereof.

       "Environmental Laws" means any applicable federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or to the siting, construction, operation, closure and post- closure care of waste disposal, handling and transfer facilities.

       "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any Environmental Law.

       "Hazardous Materials" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls and (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

   Section 3.13 Trademarks, Patents and Copyrights.

   (a) Except as would not have a Company Material Adverse Effect, (i) the Company and its subsidiaries own, or possess necessary or required licenses, to be used in each case in the manner currently used, or other necessary or required rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, domain names, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, know-how and other proprietary rights and information (the "Intellectual Property Rights") used in connection with the business of the Company and its subsidiaries as currently conducted (the "Company Intellectual Property Rights"), and (ii) neither the Company nor any of its subsidiaries has received any written charge, complaint, claim, demand or notice challenging the validity of any of the Company Intellectual Property Rights.

   (b) To the Company's knowledge, none of the Company or any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that the Company or any of its subsidiaries must license or refrain from using any Company Intellectual Property Rights or other proprietary information of any other person) that has not been settled or otherwise fully resolved, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect. To the Company's knowledge, no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Company Intellectual Property Rights, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect.

   Section 3.14 Taxes.

   (a) For purposes of this Agreement, (i) "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges; and liability for the payment of any of the foregoing as a result of (x) being a member of an affiliated, consolidated, combined or unitary group, (y) being party to any tax sharing agreement and (z) any express or implied obligation to indemnify any other person with respect to the payment of any of the foregoing; and (ii) "Tax Returns" means returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

   (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule and except as would not, individually or in the aggregate, have a Company Material Adverse Effect (unless stated otherwise below): (i) each of the Company and each of its subsidiaries has timely filed all U.S. Federal, state, local and non-U.S. Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete, and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than such payments as are being contested in good faith by appropriate proceedings; (ii) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting in writing or, to the knowledge of the Company or its subsidiaries after due inquiry, threatening in writing to assert against the Company or any of its subsidiaries any deficiency or claim with respect to Taxes of the Company or any of its subsidiaries; (iii) no waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax has been granted by the Company or any of its subsidiaries without regard to whether such waiver or extension could have a Company Material Adverse Effect in connection with Federal, New York State and California Taxes; (iv) the accruals and reserves for Taxes reflected in the Company's audited consolidated balance sheet as of December 31, 1999 (and the notes thereto) (the "1999 Balance Sheet") and the most recent quarterly financial statements (and the notes thereto) are adequate to cover all Taxes accruable through the date thereof in accordance with generally accepted accounting principles; (v) no election under Section 341(f) of the Code has been made by the Company or any of its subsidiaries; (vi) the Company and each of its subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected; (vii) there are no liens for Taxes upon the assets of the Company or any of its subsidiaries, other than liens for Taxes that are being contested in good faith by appropriate proceedings or are not yet due, (viii) neither the Company nor any of its subsidiaries have constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement; (ix) the Federal income Tax Returns for the Company and each of its subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of Federal income Taxes for such periods have expired) for all years through 1995; (x) the Company and its subsidiaries have given or otherwise made available to Buyer correct and complete copies of (A) all Federal income Tax Returns of the Company, BHC and UTV filed for periods ending after December 31, 1993 and (B) income Tax returns filed on behalf of UTV of San Francisco, Inc. and affiliates for California and WWOR-TV, Inc. for New Jersey and New York State for tax years 1997 and 1998; (xi) neither the Company nor any of its subsidiaries are a party to any agreement relating to the sharing, allocation, or indemnification of Taxes or any similar contract or arrangement without regard to whether any such agreement could have a Company Material Adverse Effect other than agreements between members of the affiliated group of which the Company is the common parent under Section 1504 of the Code; (xii) neither the Company nor any of its subsidiaries have agreed, or is required to make, any adjustment under Section 481 of the Code; (xiii) the Company and each of its subsidiaries were not, at any time during the period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code without regard to whether such status could give rise to a Company Material Adverse Effect; and (xiv) there have been no redemptions by the Company or any of its subsidiaries since

March 31, 1998 without regard to whether such redemptions could give rise to a Company Material Adverse Effect.

   Section 3.15 Tax Matters. None of the Company or any of its affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code; provided, however, that the foregoing representation is made only as of the date hereof in the case of the Reverse Merger. The preceding sentence excludes all transactions contemplated by this Agreement.

   Section 3.16 Title to Properties; Assets. Neither the Company nor any of its subsidiaries owns, or has any material interest in, (i) any material assets in Australia or (ii) any television, media or other broadcasting assets in Australia. Except as set forth in Section 3.16 of the Company Disclosure Schedule and, in each case as, individually or in the aggregate, (i) as of the date of this Agreement, would not materially adversely affect the operation of the broadcasting facilities of the Company's subsidiaries' New York, Los Angeles, San Francisco or Minneapolis television stations and (ii) would not have a Company Material Adverse Effect:

   (a) Each of the Company and its subsidiaries has good, marketable fee simple title to its owned properties and assets or good and valid leasehold interests in all of its leasehold properties and assets together with full legal and practical access to all of its properties except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business. All such properties and assets, other than properties and assets in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens.

   (b) Each of the Company and its subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all deeds in respect of property which it owns, and all such leases and deeds are in full force and effect. Section 3.16(b) of the Company Disclosure Schedule sets forth a description of (i) each lease to which it is a party relating to its television broadcasting, (ii) all other leases to which it is a party in which the annual rental payments exceed $250,000 or which contemplate aggregate payments in excess of $500,000 and (iii) each deed under which it is the owner; and a copy of each such lease or deed, as applicable, has previously been provided to Buyer. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases. There are no facts that would prevent Buyer or any of its subsidiaries from using or occupying all of the leased and owned property referred to in clauses (i), (ii) and (iii) above, after the Effective Time, in the same manner such leased and owned property is used or occupied by the Company or its subsidiaries immediately prior to the Effective Time.

   (c) The assets of the Company and each of its subsidiaries constitute all of the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in, the conduct of the business as it is now being conducted and contemplated to be conducted by the Company and its subsidiaries. At all times since December 31, 1999, each of the Company and its subsidiaries has caused such assets to be maintained in accordance with good business practice, and all of such assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

   Section 3.17 Year 2000 Compliance.

   (a) The Company has adopted a plan that it believes will cause Company Systems (as defined below) to be Company Year 2000 Compliant (as defined below) (such plan, as it may be amended, modified or supplemented from time to time being, the "Company Year 2000 Plan") in all material respects. The Company has taken, and between the date of this Agreement and the Effective Time will continue to take, all reasonable steps to implement the Company Year 2000 Plan with respect to the Company Systems.

   (b) For purposes of this Section 3.17, (i) "Company Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company and its subsidiaries, and/or material to or necessary for the Company and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "Company Year 2000 Compliant" means that Company Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the year 2000.

   Section 3.18 Opinion of Financial Advisors. The Company has received the written opinion of Allen & Company Incorporated (the "Company Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Merger Consideration is fair to the stockholders of the Company from a financial point of view, and the Company will deliver a copy of such opinion to Buyer promptly after the date of this Agreement.

   Section 3.19 Vote Required. At the Stockholders' Meeting, the affirmative vote of a majority of the votes entitled to be cast by stockholders (including the holders of the Convertible Preferred Stock) at the Stockholders' Meeting, voting together as a single class, and the affirmative vote of a majority of the votes entitled to be cast by holders of the Convertible Preferred Stock at the Stockholders' Meeting, voting as a separate class, are the only votes of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement, after giving effect to the redemption of the Prior Preferred Stock required pursuant to Section 5.2 hereof.

   Section 3.20 Brokers. The Company Financial Advisor has entered into a letter of engagement with the Company in connection with the Merger, a copy of which has previously been provided to Buyer. Except as disclosed in Section
3.20 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company other than as provided in a letter of engagement previously provided to Buyer.

   Section 3.21 State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to render inapplicable to the Merger and the transactions contemplated hereby the provisions of Section 203 of Delaware Law. To the knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger.

   Section 3.22 BHC and UTV.

   (a) As of the date of this Agreement, the authorized capital stock of (i) BHC consists of 200,000,000 shares of Class A Common Stock, par value $0.01 per share ("BHC Class A Shares"), 200,000,000 shares of Class B Common Stock, par value $0.01 per share ("BHC Class B Shares"), and 50,000,000 shares of Preferred Stock, par value $0.01 per share ("BHC Preferred Stock"), and (ii) UTV consists of 25,000,000 shares of Common Stock, par value $0.10 per share ("UTV Common Shares"), and 1,000,000 shares of Preferred Stock, par value $1.00 per share ("UTV Preferred Stock"). At the close of business on June 30, 2000,
(i) 4,510,823 BHC Class A Shares were issued and outstanding, 18,000,000 BHC Class B Shares were issued and outstanding, no shares of BHC Preferred Stock were issued and outstanding, 9,486,173 UTV Common Shares were issued and outstanding and no shares of UTV Preferred Stock were issued and outstanding;
(ii) (A) no shares were held by BHC in its treasury and (B) no shares were held by UTV in its treasury; and (iii) (X) no BHC Class A Shares and no BHC Class B Shares were reserved for issuance upon the exercise of outstanding options to purchase such shares and (Y) 234,570 UTV Common Shares were reserved for issuance upon the exercise of outstanding options to purchase such shares. Since January 31, 2000, no shares of capital stock of BHC or UTV have been issued except pursuant to exercise of options of UTV outstanding as of September 30, 1999 in accordance with the terms thereof. As of the date of this Agreement, except as set forth above, no shares of capital stock or other voting securities of BHC or UTV are issued, reserved for issuance or outstanding. As of the date of this Agreement, except as set forth above or in
Section 3.22(a) of the Company Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which BHC or any of its subsidiaries or UTV or any of its subsidiaries is a party or by which any of them is bound obligating BHC or any of its subsidiaries or UTV or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of BHC or any of its subsidiaries or UTV or of any of its subsidiaries or obligating BHC or any of its subsidiaries or UTV or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of capital stock of BHC and UTV are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of BHC, UTV or any of their respective subsidiaries, and no securities or other instruments or obligations of BHC, UTV or any of their respective subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of BHC or UTV having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of BHC or UTV may vote. Except as set forth in Section 3.22(a) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date of this Agreement, there are no outstanding contractual obligations of BHC or any of its subsidiaries or UTV or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of BHC or UTV or (ii) to vote or to dispose of any shares of the capital stock of any of BHC's or UTV's subsidiaries.

   (b) As of the date of this Agreement (i) the Company, directly or indirectly, owns 10,000 BHC Class A Shares, 18,000,000 BHC Class B Shares and no shares of BHC Preferred Stock, and (ii) BHC directly or indirectly, owns 5,509,027 UTV Common Shares.

                                   ARTICLE IV

                    Representations and Warranties of Buyer

   Except as disclosed in its Annual Report on Form 20-F filed with the SEC on October 27, 1999, and the reports on Form 6-K filed with the SEC on November 3, 1999, February 15, 2000 and May 12, 2000, or in a separate disclosure schedule which has been delivered by Buyer to the Company prior to the execution of this Agreement (the "Buyer Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), Buyer hereby represents and warrants to the Company that:

   Section 4.1 Organization and Qualification; Subsidiaries. Each of Buyer and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and, as applicable, in good standing, under the laws of its jurisdiction of incorporation or formation, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Buyer Material Adverse Effect (as defined below). Each of Buyer and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Buyer Material Adverse Effect. The term "Buyer Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, operations, results of operations or financial condition of Buyer and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the industry in which Buyer conducts business, (ii) changes in general economic conditions or securities markets in general or
(iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

   Section 4.2 Charter Documents. Buyer has made available to the Company a complete and correct copy of the constitution, as amended to date, of Buyer. The constitution (or equivalent organizational documents) of Buyer and its subsidiaries are in full force and effect. Except as would not have a Buyer Material Adverse Effect, none of Buyer or its subsidiaries is in violation of any provision of its corporate charter documents (or equivalent organizational documents).

   Section 4.3 Capitalization.

   (a) No shares of capital stock of Buyer are owned by any subsidiary of Buyer. All outstanding shares of capital stock of Buyer are, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Buyer or any of its subsidiaries and no securities or other instruments or obligations of Buyer or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of Buyer, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote. Except as set forth above, there are no contracts of any kind to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries is bound obligating Buyer or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Buyer or any of its subsidiaries or obligating Buyer or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. There are not any outstanding contractual obligations of Buyer or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Buyer or any of its subsidiaries or (ii) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries. To the knowledge of Buyer as of the date of this Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of Buyer or any of its subsidiaries.

   (b) All shares of Buyer Preferred Stock underlying the Buyer Shares to be issued in the Merger, when deposited with the Custodian in accordance with
Section 1.5(a) hereof and the terms of the Deposit Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens. Upon the due issuance by the Depositary of Buyer Shares evidencing Buyer Preferred Stock against the deposit of Buyer Preferred Stock in accordance with the terms of the Deposit Agreement, the Buyer Shares to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens and persons in whose names the Buyer Shares are registered will be entitled to the rights of registered holders of Buyer Shares specified therein and in the Deposit Agreement, and the Buyer Shares will conform in all material respects to the description of the Buyer Shares set forth in the proxy statement dated July 10, 1997 of Heritage Media Corporation, which proxy statement was incorporated by reference into the Registration Statement on Form F-4 of Buyer. The Deposit Agreement has been duly and validly authorized by all necessary corporate action of Buyer, has been duly and validly executed and delivered by Buyer, and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

   Section 4.4 Authority Relative to Agreement. Buyer and its subsidiaries have all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer and certain of its subsidiaries of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer or any of its subsidiaries are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than any necessary stockholder approval of Buyer (as provided in Section 4.5(b) hereof) or of any publicly owned subsidiaries of Buyer in connection with Section 6.18 hereof, which shall be obtained in accordance with Section 6.2(b) hereof). This Agreement has been duly and validly executed and delivered by

Buyer and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The Newco-FTH Agreement (as hereinafter defined), when executed and delivered by the parties thereto, will have been duly and validly executed and delivered by such parties and, will constitute a legal, valid and binding obligation of such parties, enforceable against such parties in accordance with its terms.

   Section 4.5 No Conflict; Required Filings and Consents.

   (a) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Buyer and its subsidiaries will not, (i) conflict with or violate the corporate charter documents (or equivalent organizational documents) of (A) Buyer or (B) any of its subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 4.5(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law or the Listing Rules (the "ASX Listing Rules") of the Australian Stock Exchange Limited ("ASX") applicable to Buyer or any of its subsidiaries or by which any property or asset of Buyer or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or, to Buyer's knowledge as of the date of this Agreement, any other, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries or any property or asset of Buyer or any of its subsidiaries is bound or affected, except, in the case of clauses
(i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a Buyer Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this
Section 4.5(a), the definition of Buyer Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   (b) The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer and the consummation of the Merger and the other transactions contemplated hereby by Buyer and its subsidiaries will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the HSR Act, such filings and approvals as may be required under the Communications Act, filing and recordation of appropriate merger documents as required by Delaware Law, the rules of the NYSE filings and recordings of appropriate documents with, and announcements to, the Australian Securities and Investment Commission and the ASX, and a waiver from the ASX (or, if not obtained, the approval of Buyer's shareholders at a special meeting of Buyer shareholders (the "Buyer Shareholder Approval")) with respect to Listing Rule
10.1 of the ASX Listing Rules (the "ASX Waiver") and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Buyer Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 4.5(b), the definition of Buyer Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   Section 4.6 Permits and Licenses. Buyer or its subsidiaries have (i) operated the television stations and associated facilities for which Buyer or any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by Buyer or its subsidiaries (the "Buyer Licensed Facilities"), in compliance with the terms of the permits issued by the FCC to Buyer or its subsidiaries ("Buyer FCC Licenses"), and in compliance with the Communications Act, and (ii) timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Buyer Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, in each case except as would not have a Buyer Material Adverse Effect. As of the date hereof, to Buyer's knowledge, there is not pending or threatened before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against Buyer or any of its subsidiaries, relating to any of the Buyer Licensed Facilities or FCC regulated services conducted by Buyer or its subsidiaries that, if adversely decided, would have a Buyer Material Adverse Effect.

   Section 4.7 Buyer SEC/ASX Reports. Buyer has filed with the SEC and ASX all forms, reports, schedules, statements and other documents required to be filed with the SEC and ASX by Buyer since January 1, 1997 (together with all information incorporated therein by reference, the "Buyer Reports"). As of their respective dates, the Buyer Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act or the ASX Listing Rules, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer Reports, and none of the Buyer Reports at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of Buyer included in the Buyer Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or the ASX with respect thereto, have been prepared in accordance with Australian generally accepted accounting principles with appropriate reconciliation to GAAP as required by SEC rules (except, in the case of unaudited statements, as permitted by forms or rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Buyer and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

   Section 4.8 Absence of Certain Changes or Events.

   (a) Since December 31, 1999, except as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Buyer Material Adverse Effect, and (b) since December 31, 1999 to the date of this Agreement, each of Buyer and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice.

   Section 4.9 Tax Matters. None of Buyer or any of its affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the foregoing representation is made only as the date hereof in the case of the Reverse Merger. The preceding sentence excludes all transactions contemplated by this Agreement.

   Section 4.10 Brokers. No broker, finder or investment banker (other than Donaldson, Lufkin & Jenrette, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Buyer or any subsidiary of Buyer.

   Section 4.11 Interim Operations of Acquisition Sub. In the case of the Reverse Merger, Acquisition Sub will be a newly formed indirect subsidiary of Buyer, or a newly formed subsidiary of the Company, will be a Delaware corporation and, when formed, will have been formed solely for the purpose of engaging in the transactions contemplated hereby and the Subsidiary Mergers, as applicable, and will have engaged in no business other than in connection with such transactions and the transactions contemplated by this Agreement. In the case of the Forward Merger, Acquisition Sub will be News Publishing Australia Limited, a Delaware corporation, of which Buyer directly owns and will continue to own at least 80% of the total combined voting power of all classes of stock entitled to vote and 80% of the total number of shares of each other class of stock of such corporation.

                                   ARTICLE V

                     Conduct of Business Pending the Merger

   Section 5.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except (x) as expressly contemplated by this Agreement (including, without limitation, as set forth in Section 5.1 of the Company Disclosure Schedule or as set forth as an exception or qualification to paragraphs (a) through (n) of this Section 5.1), (y) as expressly authorized pursuant to a Subsidiary Merger Agreement, and (z) as Buyer shall otherwise agree in advance in writing, the business of the Company and its subsidiaries shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and its subsidiaries shall use their reasonable best efforts to preserve substantially intact the Company's business organization, to keep available the services of the current officers, employees and consultants of the Company and its subsidiaries (provided that the foregoing covenant to use reasonable best efforts shall not require or permit the Company to offer retention bonuses or other non-ordinary course compensation to such individuals without Buyer's written consent) and to preserve the current relationships of the Company and its subsidiaries with customers, distributors, dealers, suppliers and other persons with which the Company and its subsidiaries have significant business relations. By way of amplification and not limitation, between the date of this Agreement and the Effective Time, the Company will not do, and, subject to the fiduciary duties to BHC and UTV, as the case may be, of the Company, and, in the case of UTV, of BHC, and in either case, the members of the Boards of Directors of BHC and UTV, shall not permit any of its subsidiaries to do, directly or indirectly, any of the following except in compliance with the exceptions listed above:

   (a) amend or otherwise change the Restated Certificate of Incorporation or By-laws of the Company or, in any material respect, that of any of its subsidiaries;

   (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its or its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock or any other ownership interest (including any phantom interest), of the Company or any of its subsidiaries (except for the issuance of shares issuable pursuant to any Company Options outstanding as of the date hereof), (ii) any assets except for sales of marketable securities and investment assets for their fair value and except for sales of other assets in the ordinary course of business consistent with past practice not in excess of $500,000 in the aggregate;

   (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company's or any of its subsidiaries' capital stock (other than regular cash dividends in respect of the Company's Convertible Preferred Stock or the Prior Preferred Stock or cash dividends payable by any wholly owned subsidiary (or by BHC or UTV (if permitted under the BHC Merger Agreement or the UTV Merger Agreement)) with respect to ordinary course dividends, including dividends designated as special dividends, in a manner consistent with past practice);

   (d) in the case of the Company, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

   (e) (i) except in connection with acquisitions or investments which are made in the ordinary cause of business consistent with past practice not in excess of $10,000,000 individually or $25,000,000 in the aggregate and which the Buyer has not reasonably objected to as presenting any meaningful risk of resulting in the FCC Consent (with no Adverse Condition) not being obtained or delayed for more than an immaterial period of time and except with respect to the reinvestment of marketable securities or investment assets, and the investment of cash generated by the operations of the Company and its subsidiaries in marketable securities, in each case in the ordinary course of business consistent with past practice (A) acquire (including by merger, consolidation, or acquisition of stock or assets), or otherwise make any investment in, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets, or acquire any interest in any broadcast radio or television station, daily English-language newspaper or cable television system, as defined at Note 2 to 47 C.F.R. Section 73.3555; or (B) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, agree to amend or otherwise modify in any manner any agreement or instrument pursuant to which the Company has incurred indebtedness, or make any loans or advances, except in the ordinary course of business and consistent with past practice, except the refinancing of existing indebtedness, borrowings under commercial paper programs in the ordinary course of business or borrowings under existing bank lines of credit in the ordinary course of business, (ii) enter into any material contract, agreement or transaction, other than (X) in the ordinary course of business, and (Y) which would not be reasonably likely to prevent or materially delay the consummation of the Merger, (iii) authorize any capital expenditures which are, in the aggregate, in excess of 110% of the amounts currently budgeted for fiscal year 2000, and with respect to fiscal year 2001, in excess of 120% of the amount budgeted for fiscal year 2000, in each case for the Company and its subsidiaries taken as a whole; provided that any amounts budgeted in respect of DTV may be reallocated between the two years or (iv) enter into or amend any contract, agreement, commitment or arrangement which would require the Company to take any action prohibited by this subsection (e);

   (f) except as set forth in Section 6.12 hereof or as required by Law or by the terms of any collective bargaining agreement or other labor union contract or other agreement currently in effect between the Company or any subsidiary of the Company and any executive officer or employee thereof (provided, however, that except as contemplated hereby no actions shall be taken with respect to the acceleration of vesting or cashing-out of Company Options in connection with the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby or otherwise), increase the compensation payable or to become payable to its executive officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or executive officer or employee of it or any of its subsidiaries, or establish, adopt, enter into or amend in any respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee, provided that this clause shall not prevent the Company or any of its subsidiaries from (i) making severance payments to the extent contractually obligated under contractual arrangements currently existing at the Company or such subsidiary and previously disclosed to Buyer, (ii) increasing compensation in accordance with the provisions of agreements with executive officers or employees in accordance with the terms of such agreements in effect on the date of this Agreement, provided that if any such agreement does not specify the amount of such increase, no such increase shall (A) fail to be in the ordinary course of business and in accordance with the past practices of the Company and
(B) exceed 10 percent of the compensation of such executive officer or employee in effect on the date of this Agreement, or (iii) increasing compensation for employees who are not parties to agreements relating to compensation, provided that each such increase (A) is in the ordinary course of business, and in accordance with the past practices of the Company and (B) does not exceed, with respect to any employee, 10 percent of the compensation of such employee on the date of this Agreement; or (iv) taking any actions necessary and appropriate to effectuate the provisions of Section 6.12(e) of the Company Disclosure Schedule;

   (g) change (except as required by the SEC or changes in GAAP which become effective after the date of this Agreement) any accounting methods, policies, practices or procedures;

   (h) enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which if in existence and known to the Company prior to the date of this Agreement would have resulted in a breach of Section
3.5 hereof;

   (i) settle or compromise any material arbitration, action, suit, investigation or proceeding (other than those related to Tax matters, which shall be governed exclusively by the provisions of Section 5.4 hereof), other than any such matter which, if settled or compromised, would not be materially detrimental to the Company and its subsidiaries taken as a whole; provided, however that the Company shall not in any event settle any arbitration action, suit, investigation or proceeding arising out of this Agreement or the matters contemplated hereby without Buyer's consent (other than those related to Tax matters, which shall be governed exclusively by the provisions of Section 5.4 hereof);

   (j) settle or discharge any material liability of a type not covered in subsection (i) above, other than in accordance with its terms or on terms no less favorable to the Company and its subsidiaries;

   (k) amend or waive any right under or enter into any agreement with any affiliate of the Company (other than its wholly owned subsidiaries or BHC or UTV in the ordinary course of business consistent with past practice) or with any stockholder of the Company or any of its subsidiaries or any affiliate of any such stockholder;

   (l) enter into, amend in any material respect or terminate any network affiliation agreement, retransmission consent agreement or, except in the case of agreements terminable without cost or penalty by the Company prior to the Closing or by Buyer within 30 days thereafter, any agreement licensing or creating any obligations with respect to the use of the digital data stream of any DTV Station;

   (m) enter into, amend or terminate any film or program license or syndication agreement (each a "Program Agreement") involving aggregate payments of more than (i) $2,500,000 in the aggregate on a per Program Agreement, per station basis, (ii) $5,000,000 in the aggregate on a per station basis, (iii) $500,000 per annum on a per Program Agreement, per station basis and (iv) barter agreements that expire after December 31, 2001; or

   (n) enter into or publicly announce an intention to enter into any contract, agreement, commitment or arrangement to, do any of the foregoing actions set forth in this Section 5.1.

   Section 5.2 Prior Preferred Stock. The Company shall (i) take all actions required pursuant to the Restated Certificate of Incorporation to cause a notice (as defined in paragraph III.A(2) of Article Fourth of the Restated Certificate of Incorporation) of redemption to be mailed to the holders of the Prior Preferred Stock not less than 30 days prior to the date fixed for redemption which date shall be set by the Company to be no fewer than five (5) or greater than ten (10) days prior to the date set by the Company pursuant to
Section 6.2 hereof for the Stockholders' Meeting and (ii) prior to the Stockholders' Meeting (a) cause the redemption price (as specified in the Restated Certificate of Incorporation) to be deposited with the redemption depository (as specified in the Restated Certificate of Incorporation) and (b) take all necessary action to effectuate such redemption.

   Section 5.3 FCC Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries: (i) to use its reasonable best efforts to comply with all material requirements of the FCC applicable to the operation of the Company Stations; (ii) promptly to deliver to Buyer copies of any material reports, applications or responses filed with the FCC; (iii) promptly to notify Buyer of any inquiry, investigation or proceeding initiated by the FCC; (iv) not to make or revoke any material election with the FCC; and (v) use its reasonable best efforts to take all actions necessary to complete construction and initiate operation of the DTV Stations by the relevant deadline established by the FCC, as it may be extended, and to consult with Buyer about, and keep Buyer reasonably informed of, the progress of construction of the DTV Stations.

   Section 5.4 Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries to: (i) timely file all Tax Returns ("Post-Signing Returns") required to be filed by it and such Post-Signing Returns shall be prepared in a manner consistent with past practice; (ii) timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) accrue a reserve in its books and records and financial statements in accordance with past practice for all Taxes payable by it for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Buyer of any Federal, California, New Jersey or New York income or franchise tax and any other material suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its subsidiaries in respect of any Tax matter, including (without limitation) Tax liabilities and refund claims, and not settle or compromise any such Tax matter or Action without Buyer's consent, which consent shall not be unreasonably withheld; and (v) not make or revoke any material Tax election or adopt or change a material tax accounting method without Buyer's consent.

                                   ARTICLE VI

                             Additional Agreements

   Section 6.1 Registration Statement; Proxy Statement.

   (a) As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare and shall cause to be filed with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meeting of the Company's stockholders to be held to consider the adoption of this Agreement and the approval of the Merger,
(ii) Buyer shall prepare and file with the SEC a registration statement on the appropriate form (together with all amendments thereto, the "Share Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Buyer Shares to be issued to the stockholders of the Company pursuant to the Merger and
(iii) Buyer shall prepare and file with the SEC a registration statement on the appropriate form (together with all amendments thereto, the "Option Registration Statement," and together with the Share Registration Statement, the "Registration Statement") in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Buyer Shares to the issued upon exercise of the Substituted Options, it being understood that the Option Registration Statement shall be considered filed as promptly as practicable if it is filed by Buyer within at least two
(2) business days following the Effective Time. In addition to the foregoing, Buyer shall make such other appropriate filings and deliveries as may be required by applicable law (including any applicable prospectus delivery requirements thereof). Each of Buyer and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective at such time as they shall agree, and, prior to the effective date of the Registration Statement, Buyer shall use reasonable best efforts to take all or any action required under any applicable Federal or state securities Laws in connection with the issuance of Buyer Shares pursuant to the Merger. If requested by the SEC, each of the Forward Merger and the Reverse Merger shall be submitted to the Company's stockholders at the Stockholders' Meeting (as defined in Section 6.2) as separate proposals. Each of Buyer and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement and Registration Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. Each of Buyer and the Company shall also promptly file, use reasonable best efforts to cause to become effective as promptly as practicable and, if required, mail to the Company's stockholders, any amendment to the Registration Statement or Proxy Statement which may become necessary after the date the Registration Statement is declared effective.

   (b) The Proxy Statement shall include the recommendation of the Board of Directors of the Company to the stockholders of the Company in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that the Board of Directors of the Company may take or disclose to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make any disclosure required under applicable Law and may, prior to the date of its Stockholders' Meeting (as defined in Section 6.2 hereof), withdraw, modify, or change any such recommendation to the extent that the Board of Directors of the Company determines in good faith that such withdrawal, modification or change is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be the Company's regularly engaged outside legal counsel). Unless this Agreement is previously terminated in accordance with Article VIII, the Company shall submit this Agreement to its stockholders at its Stockholders' Meeting even if the Board of Directors of the Company determines at any time after the date hereof that is no longer advisable or recommends that the Company's stockholders reject it.

   (c) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Buyer or the Company without the approval of the other party, which shall not be unreasonably withheld or delayed. Each of Buyer and the Company will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Buyer Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

   (d) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its subsidiaries, or their respective officers or directors, should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Buyer. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   (e) The information supplied by Buyer for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective,
(ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Buyer or any of its subsidiaries, or their respective officers or directors, should be discovered by Buyer which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Buyer shall promptly inform the Company. All documents that Buyer is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   Section 6.2 Stockholders' Meetings; Approvals.

   (a) The Company shall, as promptly as practicable following the date of this Agreement, establish a record date (which will be set in accordance with Section 5.2 hereof and as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting"), for the purpose of voting upon the adoption of this Agreement and approval of the Merger, and the Company shall hold the Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall use its reasonable best efforts to cause the Stockholders' Meeting to occur on the same day as the meetings of stockholders are held to consider the Subsidiary Mergers. The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the Merger, and shall take all other action necessary or advisable to secure the vote of its stockholders, required by the NYSE or Delaware

Law, as applicable, to obtain such approvals; provided, however, that the Company shall not be obligated to solicit proxies in favor of the adoption of this Agreement at its Stockholders' Meeting (but shall nonetheless remain obligated to submit this Agreement to a vote of its stockholders) to the extent that the Board of Directors of the Company determines in good faith that such failure to solicit proxies is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be such party's regularly engaged outside legal counsel).

   (b) Without limiting the provisions of Section 4.4 hereof, Buyer shall, as promptly as practicable following the date of this Agreement, obtain, and cause its subsidiaries to obtain, all stockholder and other approvals, including the Buyer Shareholder Approval if required, necessary to consummate the Merger and the other transactions contemplated hereby, including, without limitation, entering into and performing the agreements and transactions contemplated by
Section 6.18 hereof.

   Section 6.3 Appropriate Action; Consents; Filings.

   (a) Each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated herein and (ii) make promptly filings with or applications to the FCC with respect to the transactions contemplated herein (the "FCC Application"). The parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated herein and to cause the conditions to the Forward Merger and, if a Restructuring Trigger has occurred, the Reverse Merger, in each case as set forth in Article VII to be satisfied (including using reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, waivers, qualifications and orders of Governmental Authorities as are necessary for the consummation of the transactions contemplated herein), and will do so in a manner designed to obtain such regulatory clearance and the satisfaction of such conditions as expeditiously as reasonably possible; provided, however, that Buyer and FTH shall have the right to make all decisions concerning any divestiture commitments necessary to comply with the FCC's multiple ownership rules set forth at 47 C.F.R. Section 73.3555 as in effect on the date of this Agreement (the "FCC Multiple Ownership Rules"); provided, that Buyer and FTH shall regularly consult with the Company during the processes referred to in this Section 6.3 and consider in good faith the views of the Company with respect thereto; and provided, further, that, in connection with the Merger, Buyer and FTH shall not seek a waiver of Section
73.3555 of the FCC's rules except for a temporary waiver of subsections (b) and
(e) thereof for a period not to exceed twelve months from the Closing Date for television divestitures required in order to obtain the FCC Consent (as defined in Section 7.1(e) hereof) and, with respect to subsection (d) thereof in the FCC Application when it is filed, Buyer will (1) maintain that no waiver is required to permit it to own a newspaper and two television stations in the New York market, and (2) request in the alternative, if that position is rejected or a permanent waiver is not issued by the FCC, a temporary waiver to hold the two television stations and newspaper for a period not to extend beyond the date which is the later of (A) twelve months from the Closing Date and (B) the conclusion of any then pending FCC rule making proceeding regarding 47 CFR
Section 73.3555(d); provided that the foregoing sentence shall be subject to the provisions of subsection (b) below. Failure to obtain any of the waivers set forth above shall not limit Buyer's obligations pursuant to subsection (b) below.

   (b) Notwithstanding anything to the contrary in this Agreement other than the following sentence, the Company, Buyer and FTH each agree to take promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast Law that may be validly required by any U.S. federal, state or local antitrust or competition Governmental Authority, or by the FCC or similar Governmental Authority, or by any Australian Law, in each case with competent jurisdiction, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as reasonably possible, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such of its assets or businesses as are required to be divested in order to obtain the FCC Consent (as defined below), or to avoid the entry of, or to effect the dissolution of or vacate or lift, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority (each, an "Order"), that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, (i) neither Buyer nor FTH shall be required to divest any of its material assets or accept any material limitation on any of its material businesses other than (x) the divestiture of such broadcast assets (i.e., newspaper and television stations) as it is required to divest or (y) the material limitation on such broadcast assets or Buyer's and FTH's operation thereof as it is required to be subject to, in the case of each of clauses (x) and (y) in order to comply with the FCC Multiple Ownership Rules or a final Order in an action brought by an antitrust or competition or FCC or similar Governmental Authority, (ii) notwithstanding clause (i), neither the Company, Buyer nor FTH shall be required to divest or to hold separate, or to accept any substantial limitation on the operation of, or to waive any rights material to, the Los Angeles or San Francisco television stations of Buyer or the Company (each of the actions described in clause (i) and (ii) above being an "Adverse Condition"), (iii) neither party shall be required to take any of the foregoing actions if such action is not conditioned on the consummation of the Merger and (iv) without limiting Buyer's obligations set forth herein, the Company shall not agree to any of the foregoing without Buyer's consent and, at Buyer's request, the Company shall agree to any of the foregoing so long as such agreement is conditioned upon consummation of the Merger.

   (c) Each of Buyer, FTH and the Company shall give (or shall cause its respective subsidiaries to give) any notices to third parties, and Buyer, FTH and the Company shall use, and cause each of its subsidiaries to use, its reasonable best efforts to obtain any third party consents not covered by paragraphs (a) and (b) above, necessary, proper or advisable to consummate the Forward Merger or, if a Restructuring Trigger has occurred, the Reverse Merger; provided that neither Buyer nor FTH shall be required to pay, and the Company shall not pay, without Buyer's prior written consent, any material consideration to obtain any such third party consent. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement.

   Section 6.4 Access to Information; Confidentiality.

   (a) From the date hereof to the Effective Time, Buyer will comply with the reasonable requests of the Company to make officers available to respond to the reasonable inquiries of the Company in connection with the transactions contemplated by this Agreement and to make available information regarding Buyer and its subsidiaries as the Company may reasonably request.

   (b) From the date hereof to the Effective Time, to the extent permitted by applicable Law and contracts, the Company will provide to Buyer (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access to all employees, sites, properties, information and documents which Buyer may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company; provided, however, that the Company shall not be required to provide access to any employees, sites, properties, information or documents which would breach any agreement with any third-party or which would constitute a waiver of the attorney-client or other privilege by the Company.

   (c) Except with respect to matters related to the hiring of employees and the solicitation for hiring of employees, which matters shall be governed by the provisions of Section 6.17 hereof, the parties hereto shall comply with, and shall cause their respective Representatives to comply with all of their respective obligations under the Confidentiality Agreement dated September 16, 1999 between Buyer and the Company, as supplemented by the Addendum to the Confidentiality Agreement, dated August 7, 2000 (as so supplemented, the "Confidentiality Agreement"); provided that, following any termination of this Agreement, Section 6.17 hereof shall be of no further force or effect.

   (d) No investigation pursuant to this Section 6.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

   Section 6.5 No Solicitation of Competing Transactions.

   (a) The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other agent or representative of the Company to take any such action, and the Company shall notify Buyer as promptly as practicable of all of the relevant material details relating to all inquiries and proposals which the Company or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative may receive relating to any of such matters, provided, however, that prior to the adoption of this Agreement and the approval of the Merger by the stockholders of the Company, nothing contained in this Section 6.5 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes an unsolicited proposal that the Board of Directors of the Company determines in good faith, after consultation with the Company's financial advisors and independent legal counsel, can be reasonably expected to result in a Superior Proposal; provided that prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company (1) provides notice to Buyer to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person and provides, in any such notice to Buyer in reasonable detail the identity of the Person making such proposal and the material terms and conditions of such proposal, and (2) has received from such person or entity an executed confidentiality agreement or
(ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or making any disclosure required under applicable Law.

   (b) For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company: (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction other than transactions specifically permitted pursuant to
Section 5.1 of this Agreement; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Company in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for the Company's securities or the filing of a registration statement under the Securities Act in connection with any such exchange offer; in the case of clauses (i), (ii) or (iii) above, which transaction would result in a third party (or its stockholders) acquiring more than 25% of the voting power of the capital stock then outstanding or more than 25% of the assets of the Company and its subsidiaries, taken as a whole; or (iv) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter.

   For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party which would result in such party (or in the case of a parent-to-parent merger, its stockholders) acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, share purchase, asset purchase, recapitalization, liquidation, dissolution, joint venture or similar transaction, more than 50% of the voting power of the capital stock then outstanding or all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, for consideration which the Board of Directors of the Company determines in its good faith judgment, after consultation with independent legal counsel and its financial advisors, to be more favorable to the Company's stockholders than the Merger.

   Section 6.6 Directors' and Officers' Indemnification and Insurance.

   (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Restated Certificate of Incorporation and By-laws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were officers, directors or employees of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

   (b) The Surviving Corporation shall maintain (or cause to be maintained) in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.6 more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance; and provided further that if the annual premiums exceed such amount, Buyer shall be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

   (c) In addition to the other rights provided for in this Section 6.6 and not in limitation thereof (but without in any way limiting or modifying the obligations of any insurance carrier contemplated by Section 6.6(b)), from and after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, to the fullest extent permitted by applicable Law (the "Indemnifying Party"), (i) indemnify and hold harmless (and release from any liability to Buyer or the Surviving Corporation or any of their respective subsidiaries), the individuals who, on or prior to the Effective Time, were officers, directors or employees of the Company or served on behalf of the Company as an officer, director or employee of any of the Company's current or former subsidiaries or affiliates (including, without limitation, those affiliates listed in Section 6.6(c) of the Company Disclosure Schedule (collectively, "Covered Affiliates") or any of their predecessors in all of their capacities (including as stockholder, controlling or otherwise) and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors or employees (the "Indemnitees") against all Expenses (as defined hereinafter), losses, claims, damages, judgments or amounts paid in settlement ("Costs") in respect of any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, based on, or arising out of or relating to the fact that such person is or was a director, officer, employee or stockholder (controlling or otherwise) of the Company or any of its current or former subsidiaries or Covered Affiliates or any of their predecessors arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) (an "Indemnifiable Claim"; except for acts or omissions which involve conduct known to such Person at the time to constitute a material violation of Law); provided that the Surviving Corporation and Buyer shall not be responsible for any amounts paid in settlement of any Indemnifiable Claim without the consent of Buyer and the Surviving Corporation; and (ii) advance to such Indemnitees all Expenses incurred in connection with any Indemnifiable Claim (including in circumstances where the Indemnifying Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor; provided that the person to whom Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from Buyer or the Surviving Corporation. Any Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied. Except as otherwise may be provided pursuant to any Indemnity Agreement, the Indemnitees as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees; provided that any law firm or firms so retained shall be reasonably acceptable to Buyer. The Indemnifying Party shall be entitled to assume and control the defense of any potential Indemnifiable Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of its receipt of notice from the Indemnified Party that a potential Indemnifiable Claim has been made and so long as it unconditionally agrees in writing (x) to indemnify fully and indefinitely, subject only to limitations required by applicable Law, and (y) not to seek repayment of any Expenses advanced (unless such repayment would otherwise be available pursuant to clause

(ii) of the first sentence of this Section 6.6(c) solely because such matter was excluded from the definition of Indemnifiable Claim pursuant to the exception contained in the definition thereof appearing immediately prior to the initial proviso in this subsection) from, the Indemnitees in respect of such potential Indemnifiable Claim, and acknowledges in writing its obligation to do so under this Section; provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Indemnifiable Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Indemnifiable Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Indemnifiable Claim may be settled by any Indemnified Party without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed. For the purposes of this Section 6.6, "Expenses" shall include reasonable attorneys' fees and all other reasonable costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim, but shall exclude damages, losses, claims, judgments and amounts paid in settlement. The term "Indemnitees" shall exclude persons who both (x) were serving as officers or directors or employees of the Covered Affiliates listed on Section 6.6(c) of the Company Disclosure Schedule at the request of an entity other than the Company or one of its current or former subsidiaries, or any predecessor thereto, and (y) are not otherwise an Indemnitee.

   (d) Notwithstanding anything contained in Section 9.1 hereof to the contrary, this Section 6.6 shall survive the consummation of the Merger indefinitely, is intended to benefit each Indemnitee, shall be binding, jointly and severally, on all successors and assigns of Buyer, the Surviving Corporation and its subsidiaries, and shall be enforceable by the Indemnitees and their successors. In the event that Buyer or the Surviving Corporation or any of its subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, the successors and assigns of Buyer or the Surviving Corporation or its subsidiary, as the case may be, shall expressly assume and be bound by the indemnification obligations set forth in this Section 6.6.

   (e) The obligations of the Surviving Corporation, its subsidiaries and Buyer under this Section 6.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.6 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6).

   Section 6.7 Notification of Certain Matters. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (i) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied or
(z) the Forward Merger not to be consummated and (ii) any failure of the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   Section 6.8 Tax Matters. Buyer and the Company shall make reasonable best efforts to obtain the IRS Ruling, the tax opinions set forth in Sections 7.2(f) and 7.3(c) hereof, and the FCC Consent, including taking any reasonable actions requested by the IRS or the FCC in connection with obtaining the IRS Ruling and the FCC Consent and cooperating in preparing and submitting any filings and documents to the IRS and the FCC in a prompt manner. In the case of the Forward Merger (a) the Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code; (b) neither the Company nor Buyer nor their affiliates shall directly or indirectly (without the consent of the other) take any action, that would reasonably be expected to adversely affect the intended tax treatment of the transactions contemplated by this Agreement; (c) officers of Buyer, Acquisition Sub and the Company shall execute and deliver to Squadron, Ellenoff, Plesent & Sheinfeld LLP, tax counsel to Buyer, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, (i) certificates substantially in the form agreed to by the parties as of the date hereof and other appropriate representations at such time or times as may be reasonably requested by such law firms, including contemporaneously with the execution of this Agreement and at the Effective Time, in connection with their respective deliveries of opinions, pursuant to Sections 7.2(f) and 7.3(c) hereof, with respect to the tax treatment of the Merger and (ii) representations required by the U.S. Internal Revenue Service in order to issue the IRS Ruling; and (d) none of the Buyer, Acquisition Sub or the Company shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of such certificates and representations.

   Section 6.9 Stock Exchange Listing. Buyer and the Company shall (a) as promptly as reasonably practicable prepare and submit to the NYSE applications covering the Buyer Shares to be issued in the Merger and the Buyer Shares underlying the Company Options outstanding immediately prior to the Effective Time, and shall use their reasonable best efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, (b) within two business days after the Effective Time, prepare and submit to the ASX, pursuant to the applicable listing rules of the ASX, applications covering the Buyer Preferred Stock underlying the Buyer Shares issued pursuant to the Merger and cause such securities to be approved for quotation by the ASX, and (c) promptly seek the ASX Waiver or, if the ASX Waiver is not granted, as soon as possible thereafter call a special meeting of shareholders to obtain the Buyer Shareholder Approval and take all actions and prepare all documents and shareholder materials required in connection therewith.

   Section 6.10 Public Announcements. Buyer and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or any listing rules of, or listing agreement or arrangement with, a national securities exchange or the ASX to which Buyer or the Company is a party. The parties have agreed on the text of a joint press release by which Buyer and the Company will announce the execution of this Agreement.

   Section 6.11 Affiliates of the Company. The Company represents and warrants to Buyer that prior to the date of the Stockholders' Meeting the Company will deliver to Buyer a letter identifying all persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company, and the Company represents and warrants to Buyer that the Company has advised the persons identified in such letter of the resale restrictions imposed by applicable securities laws. The Company shall use its reasonable best efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Exhibit A. The Company shall use its reasonable best efforts to obtain as soon as practicable from any person who may be deemed to have become an affiliate of the Company after the Company's delivery of the letter referred to above and prior to the Effective Time, a written agreement substantially in the form of Exhibit A.

   Section 6.12 Employee Matters.

   (a) During the one-year period commencing on the Effective Date, Buyer shall provide or shall cause the Surviving Corporation to provide to employees and former employees of the Company and any of its subsidiaries ("Company Employees") employee benefits (including incentive opportunities but excluding benefits under equity-based plans) that are either
(i) in the aggregate, substantially comparable to the benefits being provided to Company Employees as of the date of this Agreement under the Company Benefit Plans or (ii) substantially similar to those being provided to similarly situated employees of the Buyer (other than for former employees of the Company).

   (b) Without limiting the generality of paragraph (a) of this Section 6.12, if the Effective Time occurs prior to December 31, 2000, (1) each Company Employee who either (a) is a participant in the Company's 2000 Management Incentive Compensation Plan or (b) received an annual bonus in respect of 1999 and is eligible to receive an annual bonus for the year 2000 and who, in either case, is employed by the Company immediately prior to the Effective Time, shall be entitled to receive, in lieu of any other bonus to which the participant may otherwise be entitled under such plan, or for the period from January 1, 2000 through the Effective Time, as the case may be, a prorated bonus (the "Pro-Rata Bonus"), determined by multiplying (i) the participant's annual bonus in respect of 1999 by (ii) a fraction, the numerator of which is equal to the number of days in calendar year 2000 through and including the Effective Time and the denominator of which is 366 and (2) each such Company Employee (other than any person who is a party to an Employment Agreement (as defined in Section 6.12(e) of the Company Disclosure Schedule)) who remains employed with the Company (or its successor) or any affiliate thereof through December 31, 2000, shall be entitled to receive an additional bonus such that, when added to such employee's Pro-Rata Bonus, such employee's aggregate annual bonus in respect of 2000 is not less than such employee's annual bonus in respect of 1999. Such annual bonus with respect of 2000 shall be payable at such time that annual bonuses are normally paid to similarly situated employees of the Company. If the Effective Time occurs during the calendar year 2001, then the process described in (1) of the preceding sentence shall apply in an analogous manner to the Company's 2001 Bonus Plan and to other employees who receive an annual bonus in respect of the year 2000, with the references to the year 2000 therein being deemed to be references to the year 2001 and with references to the year 1999 therein being deemed to be references to the year 2000 and subject to Section 6.12(a), the process for determining the bonus for those who remain employed on and after the Effective Time through December 31, 2001 shall be determined in the discretion of the Buyer.

   (c) Without limiting the generality of paragraph (a) of this Section 6.12, with respect to each Buyer Plan, each Surviving Corporation plan and such other employee benefit plans as may be maintained for Company Employees from time to time following the Effective Time by Buyer, the Surviving Corporation or any subsidiary of the Surviving Corporation (including, without limitation, plans or policies providing severance benefits and vacation entitlement), and service with the Company and any of its subsidiaries (or a predecessor to the Company's or any of its subsidiaries' business or assets) shall be treated as service with the Buyer, the Surviving Corporation or any of its subsidiaries, as the case may be, to the extent recognized in the comparable plans of the Company for purposes of determining eligibility to participate and vesting but not for purposes of benefit accrual. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. In the event Company Employees are transferred to a new health plan maintained by the Surviving Corporation effective as of a date within the annual plan year for purposes of accumulating annual deductibles, copayments and out-of-pocket maximums, Company Employees shall be given credit for amounts they have paid under a corresponding benefit plan during the new health plan's year in which the Company Employees are transferred for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the benefit plan maintained by Surviving Corporation or any of its subsidiaries. Buyer shall also honor, or cause the Surviving Corporation to honor, all vacation, personal and sick days accrued by the Company Employees under the plans, policies, programs and arrangements of the Company or any of its subsidiaries immediately prior to the Effective Time to the extent reserved against the Company's financial statements.

   (d) Without limiting the generality of paragraph (a) of this Section 6.12, Surviving Corporation shall, or shall cause its subsidiaries to, honor, in accordance with their terms, and shall, or shall cause its subsidiaries to, make required payments when due under, all Company Benefit Plans maintained or contributed to by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party (including, but not limited to, employment, incentive and severance agreements and arrangements), that are applicable with respect to any Company Employee or any director of the Company or any of its subsidiaries (whether current, former or retired) or their beneficiaries; provided, however, that, subject to the provisions of Section 6.12(e) of the Company Disclosure Schedule, the foregoing shall not preclude the Surviving Corporation or any of its subsidiaries from amending or terminating any Company Benefit Plan in accordance with its terms.

   (e) Buyer and the Surviving Corporation agree to the terms and conditions set forth on Section 6.12(e) of the Company Disclosure Schedule with respect to certain employee benefit matters.

   Section 6.13 Letters of the Company's Accountants. The Company shall use reasonable best efforts to cause to be delivered to Buyer two "comfort" letters in customary form from PricewaterhouseCoopers LLP, the Company's independent public accountants, one dated a date within five business days before the date on which the Registration Statement shall become effective and one dated a date within five business days before the Closing Date, each addressed to Buyer.

   Section 6.14 Letters of Buyer's Accountants. Buyer shall use reasonable best efforts to cause to be delivered to the Company two "comfort" letters in customary form from Arthur Andersen LLP, Buyer's independent public accountants, one dated a date within five business days before the date on which the Registration Statement shall become effective and one dated a date within five business days before the Closing Date, each addressed to the Company.

   Section 6.15 [INTENTIONALLY OMITTED]

   Section 6.16 Other Merger Agreements. Buyer shall comply with its obligations under the BHC Merger Agreement and the UTV Merger Agreement. The Company shall comply with its obligations under the voting and proxy agreement related to the BHC Merger and shall cause BHC to comply with its obligations under the voting and proxy agreement related to the UTV Merger.

   Section 6.17 Employee Solicitation. In addition to, and not in limitation of any restrictions on the parties hereto contained in other documents, the parties hereto agree that during the period from the date hereof to the earlier of the termination of this Agreement or the consummation of the Merger, neither they nor any of their controlled affiliates shall solicit for employment any current senior management level employees or any of the three (3) highest compensated on air talent employees at each station of the other party hereto. This Section 6.17 shall govern in the event of any inconsistency between this
Section 6.17 and Section 6.4 hereof.

   Section 6.18 Post-Closing Covenant of Buyer. As of or promptly following the Effective Time, in the case of the Forward Merger Buyer shall cause such assets as Buyer shall determine, but at a minimum shall include the broadcast assets and related liabilities held or previously held by the Company and its subsidiaries, to be transferred to and assumed by one or more direct or indirect subsidiaries of Buyer, and shall cause such assets and liabilities to be ultimately held by, a newly formed subsidiary which is a member of the consolidated group for U.S. federal income tax purposes of News Publishing Australia Limited ("Newco") of Fox Entertainment Group, Inc. ("FEG"). As of or promptly following the Effective Time, Newco and either FTH or a wholly owned subsidiary thereof will enter into the Newco-FTH Agreement (as hereinafter defined). The "Newco-FTH Agreement" shall be an agreement prepared by Buyer and FTH as soon as practicable after the date hereof and in any event no later than August 31, 2000 which (i) reflects and is consistent with the terms set forth on Exhibit B hereto and (ii) otherwise is as Buyer and FTH shall determine, but which is consistent with the objective of obtaining the FCC Consent (without an Adverse Condition) with respect to the Forward Merger and the IRS Ruling; provided that it shall not contain any provisions as to which the Company reasonably objects by reason of concerns as to the Federal income tax treatment of the Forward Merger or the ability to obtain the FCC Consent (without any Adverse Condition) or the IRS Ruling for the Forward Merger.

Buyer and FTH shall comply with this Section 6.18 in a manner deemed appropriate by Buyer and FTH; provided, that Buyer and FTH shall act in a manner that preserves (i) the qualification of the Merger as a reorganization under Section 368(a) of the Code and (ii) the effectiveness and validity of the FCC Consent (as defined below). In the event of the Reverse Merger, as of or promptly following the Effective Time, the broadcast assets and related liabilities held by the Company and its subsidiaries (or the Company and its subsidiaries themselves by way of merger) will be transferred to and assumed by FTH or one or more direct or indirect subsidiaries thereof. The foregoing processes contained in this Section 6.18 and the actions contemplated hereby shall be deemed to constitute "transactions contemplated by this Agreement" for purposes of Buyer's representations and warranties herein.

   Section 6.19 Form of Merger. In the event that there is a Ruling Failure or an FCC Failure (each, a "Restructuring Trigger"), then the Merger shall be effected as the Reverse Merger and not as the Forward Merger and, in lieu of News Publishing Australia Limited, a newly formed indirect subsidiary of Buyer shall be Acquisition Sub and Buyer shall cause such Acquisition Sub to execute a counterpart signature page to this Agreement and become a party hereto. In the event that following the occurrence of a Restructuring Trigger and prior to the Effective Time, subsequent events occur such that the conditions to effecting the Forward Merger are all satisfied, then the Merger shall occur as if such Triggering Event had never occurred. For purposes of this Agreement, a "Ruling Failure" shall be deemed to have occurred (i) if the IRS Ruling (as defined herein) is not obtained on or prior to the seven month anniversary of the submission of the ruling request to the Internal Revenue Service (unless a responsible officer of the Internal Revenue Service has indicated to representatives of both the Company and Buyer that the IRS Ruling is likely to be issued within the next succeeding three months and such IRS Ruling is so issued within such three month period) in form and substance reasonably satisfactory to each of the parties hereto or (ii) a responsible officer of the Internal Revenue Service has indicated to representatives of both the Company and Buyer prior to the three month anniversary of this Agreement that the IRS Ruling, in form and substance reasonably satisfactory to each of the parties hereto, is not likely to be issued, and such indication shall not have been reversed or withdrawn prior to the five month anniversary of the date of this Agreement or (iii) either Skadden, Arps, Slate, Meagher & Flom LLP or Squadron, Ellenoff, Plesent & Sheinfeld LLP indicates in writing to the Company and Buyer that it will not be able to deliver its respective opinion pursuant to Section
7.3 or Section 7.2, as the case may be. For purposes of this Agreement, an "FCC Failure" shall be deemed to have occurred (i) if the FCC Consent (without an Adverse Condition) is not obtained on or prior to the ten month anniversary of this Agreement (unless a responsible officer of the FCC has indicated to representatives of both the Company and Buyer that the FCC Consent (without an Adverse Condition) will be issued within the next succeeding two months and such FCC Consent is so issued within such two month period) in form and substance reasonably satisfactory to each of the parties hereto or (ii) a responsible officer of the FCC has indicated to representatives of both the Company and Buyer that the FCC Consent, in form and substance reasonably satisfactory to each of the parties hereto, will not be issued and, prior to the three month anniversary of this Agreement, such indication shall not have been reversed or withdrawn; provided that no FCC Failure shall have occurred if a responsible officer of the FCC has indicated (and subsequently not withdrawn or changed such indication) to representatives of both the Company and Buyer that the sole reason or reasons for the FCC Consent (without an Adverse Condition) not having been obtained does not relate in any manner to whether the Merger is the Forward Merger or the Reverse Merger and that there is no material greater likelihood of obtaining the FCC Consent (without an Adverse Condition) with respect to the Reverse Merger than the Forward Merger.

   Section 6.20 Obligations of FTH. In view of the fact that one or more subsidiaries of FTH would become the licensees of the Company Stations under either the Forward Merger or the Reverse Merger and would otherwise benefit from either merger, FTH agrees that it shall take such actions, and shall cause its subsidiaries to take such actions, as may be necessary to accomplish the requirements of FTH under Sections 6.3, 6.18 and 6.19 hereof and any other requirements of this Agreement relating to the effectuation of, or transactions to be accomplished immediately following, the Forward Merger or the Reverse Merger, as the case may be.

                                  ARTICLE VII

                            Conditions to the Merger

   Section 7.1 Conditions to the Obligations of Each Party. The obligations of the Company and Buyer to consummate the Merger are subject to the satisfaction or waiver by the Company and Buyer of the following conditions:

   (a) this Agreement shall have been adopted by the affirmative vote of a majority of the votes entitled to be cast by stockholders (including the holders of the Convertible Preferred Stock) at the Stockholders' Meeting, voting together as a single class, and the affirmative vote of a majority of the votes entitled to be cast by holders of the Convertible Preferred Stock at the Stockholders' Meeting, voting as a separate class (after giving effect to the redemption of the Prior Preferred Stock required pursuant to Section 5.2 hereof);

   (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

   (c) no Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or Order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger;

   (d) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

   (e) the FCC Consent (as defined below) shall have been obtained. "FCC Consent," as used herein, means action by the FCC granting its consent to the assignment or to the transfer of control of the FCC licenses of the Company and its subsidiaries to FTH (or a wholly owned subsidiary of FTH), including transfer of those authorizations, licenses, permits, and other approvals, issued by the FCC, and used in the operation of the Company Stations, pursuant to appropriate applications filed by the parties with the FCC, as contemplated by this Agreement;

   (f) all other authorizations, consents, waivers, orders or approvals for the Merger required to be obtained, and all other filings, notices or declarations required to be made, by Buyer and the Company prior to the consummation of the Merger and the transactions contemplated hereunder, shall have been obtained from, and made with, all required Governmental Authorities, including the ASX Waiver or, if the ASX Waiver is not granted, the Buyer Shareholder Approval, and except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not, individually or in the aggregate, have a Company Material Adverse Effect or Buyer Material Adverse Effect; provided, however, that a party who has failed to fulfill its obligations under Section 6.3 hereof shall not be entitled to deem this Section 7.1(e) unsatisfied by reason of such non-fulfillment;

   (g) the Buyer Shares issuable to the Company's stockholders in the Merger and to holders of Company Options outstanding immediately prior to the Effective Time shall have been authorized for listing on the NYSE, subject to official notice of issuance; and

   (h) all conditions to all parties' obligations to consummate the Subsidiary Mergers, except completion of the Merger and, in the case of the UTV Merger, completion of the BHC Merger, shall have been satisfied or waived; provided, however, that this condition may not be enforced by a party whose actions or failure to act has prevented the conditions to the consummation of the Subsidiary Mergers from being satisfied; and provided further that this condition may not be enforced by the Company by reason of the failure to obtain the requisite stockholder vote by the stockholders of BHC or UTV, as the case may be, at a duly held stockholders' meeting called for such purpose or at any adjournment or postponement thereof.

   Section 7.2 Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Merger are subject to the satisfaction or waiver by Buyer of the following further conditions:

   (a) each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect;

   (b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect;

   (c) Buyer shall have received from each person named in the letter referred to in Section 6.11 an executed copy of an agreement substantially in the form of Exhibit A hereto;

   (d) Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that Buyer or the Company shall have obtained (i) all material consents, approvals, authorizations, qualifications and orders of all Governmental Authorities legally required for the consummation of the Merger and (ii) all other consents, approvals, authorizations, qualifications and orders of Governmental Authorities or third parties required (other than those set forth in Section 7.2(d) of the Company Disclosure Schedule) for the consummation of the Merger, except, in the case of this clause (ii), for those the failure of which to be obtained individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect or a Buyer Material Adverse Effect; provided, however, that if Buyer has failed to fulfill its obligations under Section 6.3 hereof it shall not be entitled to deem this
Section 7.2(d) unsatisfied by reason of such non-fulfillment;

   (e) the redemption of the Prior Preferred Stock shall have been consummated in accordance with Section 5.2;

   (f) In the case of the Forward Merger, Buyer shall have received (i) the opinion of Squadron, Ellenoff, Plesent & Sheinfeld LLP, in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, the IRS Ruling, and certificates obtained from officers of Buyer, Acquisition Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (A) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (B) for U.S. federal income tax purposes, no income, gain or loss will be recognized by Buyer, Acquisition Sub and the Company as a result of the Merger, and (C) for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of Common Stock Equivalents as a result of the Merger except to the extent such holders receive cash as Merger Consideration and (ii) a private letter ruling (the "IRS Ruling") from the IRS, to the effect that the Merger will satisfy the continuity of business enterprise requirement described in Treasury Regulations Section 1.368-1(d). In rendering the opinion described in clause (i) hereof, Squadron, Ellenoff, Plesent & Sheinfeld LLP shall have received and may rely upon the certificates and representations referred to in
Section 6.8 hereof; and

   (g) the FCC Consent shall not contain any Adverse Condition.

   Section 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company of the following further conditions:

   (a) each of the representations and warranties of Buyer contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of Buyer contained in this Agreement that are not qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made on and as of the Effective

Time (except to the extent expressly made as of an earlier date, in which case as of such date), and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect;

   (b) Buyer and FTH shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect; and

   (c) In the case of the Forward Merger, the Company shall have received (i) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, the IRS Ruling, and certificates obtained from officers of Buyer, Acquisition Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (A) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (B) for U.S. federal income tax purposes, no income, gain or loss will be recognized by Buyer, Acquisition Sub and the Company as a result of the Merger, and (C) for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of Common Stock Equivalents as a result of the Merger except to the extent such holders receive cash as Merger Consideration and (ii) the IRS Ruling. In rendering the opinion described in clause (i) hereof, Skadden, Arps, Slate, Meagher & Flom LLP shall have received and may rely upon the certificates and representations referred to in Section 6.8 hereof.

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

   Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption of this Agreement and approval of the Merger, as follows:

   (a) by mutual written consent duly authorized by the Boards of Directors of each of Buyer and the Company;

   (b) by either Buyer or the Company, if the Effective Time shall not have occurred on or before 15 months from the execution of this Agreement (the "Termination Date");

   (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer or FTH set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or (b) cannot be satisfied on or before the Termination Date (a "Terminating Buyer Breach");

   (d) by Buyer, upon breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a) or (b) cannot be satisfied on or before the Termination Date ("Terminating Company Breach");

   (e) by either Buyer or the Company, if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable;

   (f) by Buyer or the Company if the approval of the Merger by the stockholders of the Company required for the consummation of the Merger as set forth in Section 7.1(a) shall not have been obtained by reason of the failure to obtain such required vote at a duly held Stockholders' Meeting or at any adjournment or postponement thereof; or

   (g) by Buyer or the Company if either of the Subsidiary Merger Agreements shall have been terminated; provided, however, that a party shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if its actions or failure to act shall have prevented the consummation of either such Subsidiary Merger; and provided further that this condition may not be enforced by the Company by reason of the failure to obtain the requisite stockholder vote by the stockholders of BHC or UTV, as the case may be, at a duly held stockholders' meeting called for such purpose or at any adjournment or postponement thereof.

   Section 8.2 Effect of Termination. Subject to Sections 8.5 and 9.1 hereof, in the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Buyer, FTH or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

   Section 8.3 Amendment. This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement and the approval of the Merger by stockholders of the Company, there shall not be any amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   Section 8.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 8.3, waive compliance with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

   Section 8.5 Expenses. Except as set forth in this Section 8.5, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Buyer each shall pay one-half of all Expenses relating to (i) printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement,
(ii) any filing with the FCC or similar authority and (iii) any filing with antitrust authorities; provided, however, that Buyer shall pay all Expenses relating to the Exchange Agent and, provided further, that the Company, BHC and UTV shall not, in the aggregate, pay more than one-half of the Expenses. "Expenses" as used in this Agreement (other than Section 6.6 hereof) shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder and stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations, any filings with the SEC or the FCC and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE IX

                               General Provisions

   Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including, without limitation, those contained in Sections 6.4, 6.6, 6.8, 6.10, 6.11, 6.12, 6.18 and 6.20.

   Section 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

   if to Buyer or to FTH:

    The News Corporation Limited
    1211 Avenue of the Americas
    New York, New York 10036
    Telecopier: 212-768-2029
    Attention: Arthur M. Siskind, Esq.
     Senior Executive Vice President and Group General Counsel

   with copies to:

    Squadron, Ellenoff, Plesent & Sheinfeld LLP
    551 Fifth Avenue
    New York, New York 10176
    Telecopier No.: (212) 697-6686
    Attention: Jeffrey W. Rubin, Esq.

   if to the Company:

    Chris-Craft Industries, Inc.
    767 Fifth Avenue
    New York, New York 10153
    Telecopier No.: (212) 759-7653
    Attention: General Counsel

   with copies to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    Four Times Square
    New York, New York 10036-6522
    Telecopier No.: (212) 735-2000
    Attention: Lou R. Kling, Esq.
     - and -
    Howard L. Ellin, Esq.

   Section 9.3 Interpretation, Certain Definitions. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also references to its permitted successors and assigns. References to "$" or "dollars" herein shall be deemed to be references to US$.

   For purposes of this Agreement, the term:

   (a) "affiliate," of a specified Person, means a Person who, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person;

   (b) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

   (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

   (d) "Governmental Authority" means any United States (Federal, state or local) or foreign government, or governmental, regulatory, judicial or administrative authority, agency or commission;

   (e) "knowledge" means the actual knowledge of the following officers and employees of the Company and Buyer, without benefit of an independent investigation of any matter, as to (i) the Company: Herbert J. Siegel, John C. Siegel, William D. Siegel, Brian C. Kelly, Evan C. Thompson and Joelen K. Merkel and (ii) Buyer: K.R. Murdoch, D.F. DeVoe, A. Siskind, Peter Chernin and Chase Carey; and

   (f) "subsidiary" or "subsidiaries," of any Person, means any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. For purposes of this Agreement, FTH and its subsidiaries shall each be deemed to be a subsidiary of Buyer, of FEG and of all of the entities of which FEG is itself a subsidiary.

   Section 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

   Section 9.5 Entire Agreement; Assignment. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Buyer Disclosure Schedule which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The parties agree to comply with all covenants and agreements set forth on the Company Disclosure Schedule and the Buyer Disclosure Schedule as if such covenants and agreements were fully set forth in this Agreement. This Agreement shall not be assigned by the Company. Buyer shall not assign this Agreement, other than to an affiliate of Buyer; provided that no such assignment shall relieve Buyer of any of its obligations hereunder.

   Section 9.6 Parties in Interest. Except as otherwise provided in this
Section 9.6, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement other than Sections 6.6 and 6.11 and as specified in paragraph nine (9) of
Section 6.12(e) of the Company Disclosure Schedule (which are intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons), 6.20 and, in the event that the Forward Merger is consummated, Sections 6.8 and 6.18 (which three sections are intended for the benefit of the persons who were the stockholders of the Company immediately preceding the Effective Time).

   Section 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

   Section 9.8 Consent to Jurisdiction.

   (a) Each of Buyer and the Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of Buyer and the Company hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court. Each of Buyer and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

   (b) Each of Buyer and the Company irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party in accordance with Section 9.2. Nothing in this Section 9.8 shall affect the right of any party to serve legal process in any other manner permitted by law.

   Section 9.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   Section 9.10 WAIVER OF JURY TRIAL

   EACH OF BUYER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   In Witness Whereof, Buyer, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          The News Corporation Limited

                                           /s/ Arthur M. Siskind
                                          By:__________________________________
                                            Name: Arthur M. Siskind
                                            Title: Director

                                          News Publishing Australia Limited

                                            /s/ Paula Wardynski
                                          By:__________________________________
                                            Name: Paula Wardynski
                                            Title: Vice President

                                          Fox Television Holdings, Inc.
                                          (solely as to Section 6.3 and
                                          Section 6.20 of this Agreement)

                                            /s/ Paula Wardynski
                                          By:__________________________________
                                            Name: Paula Wardynski
                                            Title: Vice President

                                          Chris-Craft Industries, Inc.

                                           /s/ Herbert J. Siegel
                                          By:__________________________________
                                            Name: Herbert J. Siegel
                                            Title: Chairman and President

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CONFORMED COPY                                                           ANNEX B

                          AGREEMENT AND PLAN OF MERGER

                                     Among

                           BHC COMMUNICATIONS, INC.,

                         THE NEWS CORPORATION LIMITED,

                       NEWS PUBLISHING AUSTRALIA LIMITED

                                      and

                         FOX TELEVISION HOLDINGS, INC.

                    Dated as of August 13, 2000, as Amended

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE I

                                   The Merger

 Section 1.1  The Merger.................................................    2
 Section 1.2  Effect on Securities.......................................    2
 Section 1.3  Share Election.............................................    5
 Section 1.4  Allocation and Proration...................................    7
 Section 1.5  Exchange of Certificates...................................    8
 Section 1.6  Transfer Taxes; Withholding; Certain Stock.................   10
 Section 1.7  Lost Certificates..........................................   11
 Section 1.8  Dissenting Shares..........................................   11
 Section 1.9  Merger Closing.............................................   11

                                   ARTICLE II

                           The Surviving Corporation

 Section 2.1  Certificate of Incorporation...............................   11
 Section 2.2  By-laws....................................................   11
 Section 2.3  Officers and Board of Directors............................   11

                                  ARTICLE III

                 Representations and Warranties of The Company

 Section 3.1  Organization and Qualification; Subsidiaries...............   12
 Section 3.2  Restated Certificate of Incorporation and By-Laws..........   12
 Section 3.3  Capitalization.............................................   13
 Section 3.4  Authority Relative to Agreement............................   13
 Section 3.5  No Conflict; Required Filings and Consents.................   14
 Section 3.6  Permits and Licenses; Contracts; Compliance with Laws......   14
 Section 3.7  SEC Reports................................................   16
 Section 3.8  Absence of Certain Changes or Events.......................   16
 Section 3.9  Absence of Litigation......................................   17
 Section 3.10 Employee Benefit Plans.....................................   17
 Section 3.11 Labor Matters..............................................   19
 Section 3.12 Environmental Matters......................................   19
 Section 3.13 Trademarks, Patents and Copyrights.........................   20
 Section 3.14 Taxes......................................................   21
 Section 3.15 Tax Matters................................................   22
 Section 3.16 Title to Properties; Assets................................   22
 Section 3.17 Year 2000 Compliance.......................................   22
 Section 3.18 Opinion of Financial Advisors..............................   23
 Section 3.19 Vote Required..............................................   23
 Section 3.20 Brokers....................................................   23
 Section 3.21 State Takeover Statutes....................................   23
 Section 3.22 UTV........................................................   23

                                                                           Page
                                                                           ----

                                   ARTICLE IV

                    Representations and Warranties of Buyer

 Section 4.1  Organization and Qualification; Subsidiaries...............   24
 Section 4.2  Charter Documents..........................................   24
 Section 4.3  Capitalization.............................................   24
 Section 4.4  Authority Relative to Agreement............................   25
 Section 4.5  No Conflict; Required Filings and Consents.................   25
 Section 4.6  Permits and Licenses.......................................   26
 Section 4.7  Buyer SEC/ASX Reports......................................   26
 Section 4.8  Absence of Certain Changes or Events.......................   27
 Section 4.9  Tax Matters................................................   27
 Section 4.10 Brokers....................................................   27
 Section 4.11 Interim Operations of Acquisition Sub......................   27

                                   ARTICLE V

                     Conduct of Business Pending The Merger

 Section 5.1  Conduct of Business by the Company Pending the Merger......   27
 Section 5.2  FCC Matters................................................   30
 Section 5.3  Certain Tax Matters........................................   30

                                   ARTICLE VI

                             Additional Agreements

 Section 6.1  Registration Statement; Proxy Statement....................   30
 Section 6.2  Stockholders' Meetings.....................................   32
 Section 6.3  Appropriate Action; Consents; Filings......................   32
 Section 6.4  Access to Information; Confidentiality.....................   34
 Section 6.5  No Solicitation of Competing Transactions..................   34
 Section 6.6  Directors' and Officers' Indemnification and Insurance.....   35
 Section 6.7  Notification of Certain Matters............................   37
 Section 6.8  Tax Matters................................................   37
 Section 6.9  Stock Exchange Listing.....................................   38
 Section 6.10 Public Announcements.......................................   38
 Section 6.11 Affiliates of the Company..................................   38
 Section 6.12 Employee Matters...........................................   38
 Section 6.13 Letters of the Company's Accountants.......................   39
 Section 6.14 Letters of Buyer's Accountants.............................   39
 Section 6.15 [INTENTIONALLY OMITTED]....................................   39
 Section 6.16 Other Merger Agreements....................................   39
 Section 6.17 Employee Solicitation......................................   40
 Section 6.18 Post-Closing Covenant of Buyer.............................   40
 Section 6.19 Form of Merger.............................................   40
 Section 6.20 Advance of Funds...........................................   41
 Section 6.21 Obligations of FTH.........................................   41

                                                                          Page
                                                                          ----

                                  ARTICLE VII

                            Conditions to the Merger

 Section 7.1  Conditions to the Obligations of Each Party...............   41
 Section 7.2  Conditions to the Obligations of Buyer....................   42
 Section 7.3  Conditions to the Obligations of the Company..............   43

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

 Section 8.1  Termination...............................................   44
 Section 8.2  Effect of Termination.....................................   45
 Section 8.3  Amendment.................................................   45
 Section 8.4  Waiver....................................................   45
 Section 8.5  Expenses..................................................   45

                                   ARTICLE IX

                               General Provisions

              Non-Survival of Representations, Warranties and
 Section 9.1  Agreements................................................   45
 Section 9.2  Notices...................................................   46
 Section 9.3  Interpretation, Certain Definitions.......................   46
 Section 9.4  Severability..............................................   47
 Section 9.5  Entire Agreement; Assignment..............................   47
 Section 9.6  Parties in Interest.......................................   48
 Section 9.7  Governing Law.............................................   48
 Section 9.8  Consent to Jurisdiction...................................   48
 Section 9.9  Counterparts..............................................   48
 Section 9.10 WAIVER OF JURY TRIAL......................................   48

EXHIBITS

 Exhibit A    Voting Agreement
 Exhibit B    Form of Written Agreement with Company Affiliate
 Exhibit C    Terms of Newco-FTH Agreement

                             TABLE OF DEFINED TERMS

                                                                            Page
                                                                            ----
1999 Balance Sheet.........................................................  21
Acquisition Sub............................................................   1
Actions....................................................................  30
Adverse Condition..........................................................  33
Agreement..................................................................   1
All Cash Election..........................................................   5
All Cash Election Shares...................................................   7
Blue Sky Laws..............................................................  14
Buyer......................................................................   1
Buyer Disclosure Schedule..................................................  24
Buyer FCC Licenses.........................................................  26
Buyer Licensed Facilities..................................................  26
Buyer Preferred Stock......................................................   3
Buyer SEC Reports..........................................................  26
Buyer Shares...............................................................   3
Buyer Shares Trust.........................................................   9
Cash Amount................................................................   8
Cash Election Shares.......................................................   3
Cash Fraction..............................................................   7
Certificate of Merger......................................................   2
Certificates...............................................................   8
Chris-Craft................................................................   1
Chris-Craft Merger.........................................................   1
Chris-Craft Merger Agreement...............................................   1
Class A Common Stock.......................................................   1
Class B Common Stock.......................................................   1
Closing....................................................................  11
Closing Date...............................................................  11
Closing Price..............................................................   8
Code.......................................................................   1
Communications Act.........................................................  14
Company....................................................................   1
Company Benefit Plans......................................................  17
Company Common Stock.......................................................   1
Company Disclosure Schedule................................................  12
Company Employees..........................................................  17
Company FCC Licenses.......................................................  15
Company Financial Advisor..................................................  23
Company Financial Property Rights..........................................  20
Company Permits............................................................  14
Company SEC Reports........................................................  16
Company Stations...........................................................  15
Company Year 2000 Plan.....................................................  22
Confidentiality Agreement..................................................  34
Costs......................................................................  36
Covered Affiliates.........................................................  36
Delaware Law...............................................................   1
Deposit Agreement..........................................................   8
Dissenting Shares..........................................................  11

                                                                           Page
                                                                          ------
DTV......................................................................     16
Effective Time...........................................................      2
Election Deadline........................................................      6
Elections................................................................      5
ERISA....................................................................     17
ERISA Affiliate..........................................................     17
Excess Buyer Shares......................................................      9
Exchange Act.............................................................     10
Exchange Agent...........................................................      5
Exchange Fund............................................................     10
FCC......................................................................     14
FCC Multiple Ownership Rules.............................................     33
FEG......................................................................     40
Form of Election.........................................................      5
Forward Merger...........................................................      1
FTH......................................................................     40
GAAP.....................................................................     16
Holders..................................................................      5
HSR Act..................................................................     14
Indemnifiable Claim......................................................     36
Indemnifying Party.......................................................     35
Indemnitees..............................................................     36
Intellectual Property Rights.............................................     20
IRS...................................................................... 17, 43
IRS Ruling...............................................................     43
Laws.....................................................................     14
Merger...................................................................      1
Merger Consideration.....................................................      2
Multiemployer Plans......................................................     17
Newco....................................................................     40
Non-Election.............................................................      5
Non-Election Fraction....................................................      7
Non-Election Shares......................................................      7
NYSE.....................................................................      6
Order....................................................................     33
Partial Cash Election....................................................      3
Partial Cash Election Shares.............................................      3
Partial Exchange Ratio...................................................      3
Post-Signing Returns.....................................................     30
Preferred Stock..........................................................     13
Pro-Rata Bonus...........................................................     52
Program Agreement........................................................     30
Proxy Statement..........................................................     31
Registration Statement...................................................     31
Representatives..........................................................     46
Restructuring Trigger....................................................     40
Reverse Merger...........................................................      1
Reverse Merger Exchange Ratio............................................      3
Secretary of State.......................................................      2
Securities Act...........................................................     14
Special Committee........................................................      1

                                                                            Page
                                                                            ----
Stock Election.............................................................   5
Stock Election Shares......................................................   7
Stock Fraction.............................................................   7
Stockholders' Meeting......................................................  32
Surviving Corporation......................................................   2
Terminating Buyer Breach...................................................  44
Terminating Company Breach.................................................  44
Termination Date...........................................................  44
Tota1 Consideration........................................................   8
UTV........................................................................   1
UTV Common Stock...........................................................  13
UTV Merger.................................................................   1
UTV Merger Agreement.......................................................   1
UTV Preferred Stock........................................................  23
Valuation Period...........................................................   4
VEBA.......................................................................  17
Voting Agreement...........................................................   1

   AGREEMENT AND PLAN OF MERGER dated as of August 13, 2000, as amended (this "Agreement") by and among BHC COMMUNICATIONS, INC., a Delaware corporation (the "Company"), THE NEWS CORPORATION LIMITED, a South Australian corporation ("Buyer"), NEWS PUBLISHING AUSTRALIA LIMITED, a Delaware corporation and a subsidiary of Buyer ("Acquisition Sub") and FOX TELEVISION HOLDINGS, INC., a Delaware corporation (but solely as to Section 6.3 and Section 6.21 of this Agreement).

   Whereas, in furtherance of the acquisition of the Company by Buyer, the respective Boards of Directors of the Company, Buyer and Acquisition Sub, and Buyer, as the sole stockholder of Acquisition Sub, have each approved this Agreement and the merger of (A) the Company with and into Acquisition Sub (the "Forward Merger") and (B) in the event a Restructuring Trigger (as defined herein) has occurred, the merger of Acquisition Sub with and into the Company (the "Reverse Merger" and, together with the Forward Merger, as applicable, the "Merger"), in each case upon the terms and subject to the conditions and limitations set forth herein and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law");

   Whereas, each of the Board of Directors of the Company and the special committee of the Board of Directors of the Company (the "Special Committee")
(i) has determined that the Merger is fair to, advisable and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval of this Agreement by the stockholders of the Company;

   Whereas, for Federal income tax purposes, it is intended that the Forward Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

   Whereas, simultaneously with the execution and delivery of this Agreement, Buyer, Acquisition Sub and Chris-Craft Industries, Inc. ("Chris-Craft"), a Delaware corporation and the parent corporation of the Company, are entering into an agreement and plan of merger (the "Chris-Craft Merger Agreement"), providing for the merger of Chris-Craft with and into Acquisition Sub, or, if a Restructuring Trigger (as defined for purposes of such agreement) has occurred, the merger of a direct or indirect owned subsidiary of Buyer with and into Chris-Craft, in each case upon the terms and subject to the conditions set forth in the Chris-Craft Merger Agreement (the "Chris-Craft Merger");

   Whereas, simultaneously with the execution and delivery of this Agreement, Buyer, Acquisition Sub and United Television, Inc. ("UTV"), a Delaware corporation and a direct, majority-owned subsidiary of the Company, are entering into an agreement and plan of merger (the "UTV Merger Agreement"), providing for the merger of UTV with and into Acquisition Sub, or, if a Restructuring Trigger (as defined for purposes of such agreement) has occurred, the merger of a direct or indirect owned subsidiary of Buyer (or of BHC) with and into UTV, in each case upon the terms and subject to the conditions set forth in the UTV Merger Agreement (the "UTV Merger");

   Whereas, it is intended that the mergers heretofore referred to shall be completed in the following order: first, the Chris-Craft Merger; second, the Merger; and third, the UTV Merger; and

   Whereas, as a condition and inducement to Buyer to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Buyer is entering into a Voting Agreement, substantially in the form of Exhibit A attached hereto (the "Voting Agreement"), with Chris-Craft pursuant to which, among other things, Chris-Craft has agreed, subject to the terms and conditions contained therein, to vote all shares of Class A Common Stock of the Company, par value $.01 per share (the "Class A Common Stock"), and all shares of Class B Common Stock of the Company, par value $.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Company Common Stock"), owned by it in favor of this Agreement and the Merger and, to the extent provided for therein, against any conflicting transaction.

   Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained and contained in the Voting Agreement and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   The Merger

   Section 1.1 The Merger.

   (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined below), in the case of the Forward Merger, the Company shall be merged with and into Acquisition Sub, whereupon the separate existence of the Company shall cease, and Acquisition Sub shall continue as the surviving corporation and, in the case of the Reverse Merger, Acquisition Sub shall be merged with and into the Company, whereupon the separate corporate existence of Acquisition Sub shall cease, and the Company shall continue as the surviving corporation (the surviving corporation in the Merger is sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware and shall continue under the name "News Publishing Australia Limited." Whether the Forward Merger or the Reverse Merger is to be effected shall be determined in accordance with Section 6.19 hereof.

   (b) Concurrently with the Closing (as defined in Section 1.9 hereof), the Company, Buyer and Acquisition Sub shall cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided under Delaware Law. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State or at such other date and time as are agreed between the parties and specified in the Certificate of Merger, and such date and time is hereinafter referred to as the "Effective Time."

   (c) From and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, immunities, powers and franchises and be subject to all of the obligations, restrictions, disabilities, liabilities, debts and duties of the Company and Acquisition Sub.

   Section 1.2 Effect on Securities. At the Effective Time:

   (a) Cancellation of Securities. In the case of the Forward Merger, each share of Company Common Stock held by the Company as treasury stock or held by Buyer or its subsidiaries or by Chris-Craft (unless the Chris-Craft Merger shall not have occurred prior to the Effective Time) immediately prior to the Effective Time shall automatically be cancelled and revert to the status of authorized but unissued shares, and no consideration or payment shall be delivered therefor or in respect thereto. In the case of the Reverse Merger, each share of Company Common Stock held by Chris-Craft (unless the Chris-Craft Merger shall not have occurred prior to the Effective Time) immediately prior to the Effective Time shall remain outstanding and continue to represent one share of common stock of the Company.

   (b) Conversion of Securities. Except as otherwise provided in this Agreement and subject to Section 1.4 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 1.2(a) hereof and Dissenting Shares (as defined in Section 1.8 hereof)) shall be converted into the following (the "Merger Consideration"):

     Either (X) in the case of the Forward Merger:

       (i) for each share of Company Common Stock with respect to which an election to receive only cash (to the extent available) has been effectively made and not revoked or lost, pursuant to Section 1.3 hereof, the right to receive in cash from Buyer the Per Share Amount (as defined below), subject to Sections 1.2(f) and 1.4(f) and to the allocation and proration procedures set forth in Section 1.4 hereof; and

       (ii) for each share of Company Common Stock with respect to which an election to receive forty percent (40%) of the Cash Merger Price in cash and the remainder of the Merger Consideration in American Depositary Shares of Buyer ("Buyer Shares"), each of which represents four (4) fully paid and nonassessable Preferred Limited Voting Ordinary Shares of Buyer ("Buyer Preferred Stock"), has been effectively made and not revoked or lost, pursuant to Section 1.3 hereof (a "Partial Cash Election"), (A) the right to receive from Buyer an amount in cash equal to $66 and (B) 2.2278 (the "Partial Exchange Ratio") Buyer Shares (such shares of Company Common Stock being, collectively, "Partial Cash Election Shares" and, together with the All Cash Election Shares (as defined herein), "Cash Election Shares"); provided, however, that the foregoing shall be subject to Sections 1.2(f) and 1.4(f) hereof. The Buyer Preferred Stock allotted and issued in accordance with this Agreement shall on and from its date of allotment rank pari passu with all existing Buyer Preferred Stock on issue at that date, including as to all dividend entitlements (in respect of which they shall receive the same entitlement as any previously issued Buyer Preferred Stock); and

       (iii) for each other share of Company Common Stock, the right to receive from Buyer, the number of Buyer Shares equal to the Exchange Ratio (as defined below), subject to Sections 1.2(f) and 1.4(f) and to the allocation and proration procedures set forth in Section 1.4 hereof; or,

     (Y) in the case of the Reverse Merger, subject to Section 1.2(f), for each share of Company Common Stock, (A) the right to receive from Buyer an amount in cash equal to $69.30 and (B) 2.3392 Buyer Shares (the "Reverse Merger Exchange Ratio").

   (c) Cancellation of Company Common Stock. All shares of Company Common Stock to be converted into the Merger Consideration pursuant to this Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist; and each holder of a certificate representing prior to the Effective Time any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive (i) the Merger Consideration, (ii) any dividends and other distributions in accordance with Section 1.5(c) hereof and (iii) any cash to be paid in lieu of any fractional Buyer Share in accordance with Section 1.5(d) hereof.

   (d) [INTENTIONALLY OMITTED]

   (e) Capital Stock of Acquisition Sub. In the Forward Merger, no shares of Acquisition Sub stock will be issued directly or indirectly and each share of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time. In the case of the Reverse Merger, each share of common stock of Acquisition Sub shall be converted into one fully paid and nonassessable share of the Surviving Corporation.

   (f) Adjustments to Exchange Ratio.

     (i) Subject to clause (ii) below, in the event that Buyer declares or effects a stock split, stock or cash dividend (other than ordinary course cash dividends declared and paid consistent with past practice) or other reclassification, acquisition, exchange or distribution with respect to the Buyer Shares or Buyer Preferred Stock, in each case with a record or ex-dividend date or effective date occurring after the date hereof and on or prior to the date of the Effective Time, there will be an appropriate adjustment made to the Merger Consideration so as to provide for the inclusion therein of the cash, property, securities or combination thereof that each holder of Company Common Stock who has the right to receive the Merger Consideration pursuant to Section 1.2 hereof would have received had such Company Common Stock been converted into Buyer Shares or Buyer Preferred Stock as of the date hereof.

     (ii) If either (A) in the case of the Forward Merger, the tax opinion to the Company referred to in Section 7.3(c) hereof as to the Merger qualifying as a reorganization cannot be rendered (as reasonably determined by Kaye, Scholer, Fierman, Hays & Handler, LLP), (B) in the case of the Forward Merger, the tax opinion to Buyer referred to in Section 7.2(f) as to the Merger qualifying as a reorganization cannot be rendered (as reasonably determined by Squadron, Ellenoff, Plesent & Sheinfeld LLP), (C) in the case of the Forward Merger, in the reasonable judgment of the Company or Buyer, based on the advice of their respective counsel, there is a meaningful risk that the receipt of the cash, property, securities or combination thereof referred to in clause (i) above would be taxable or have an adverse tax consequence to the holders of Company Common Stock or
  (D) in the case of either the Forward Merger or the Reverse Merger, the adjustment referred to in clause (i) above is not possible or not possible without materially changing the tax treatment of the transaction referred to in clause (i) in question, then, in each case, Buyer (but only if requested by the Company in the case of clause (C) above) shall make an appropriate adjustment to the Merger Consideration that (x) conveys an equivalent value (taking into account, among other things, the impact of the transaction referred to in clause (i) above on the trading price of Company Common Stock, Buyer Shares, Buyer Preferred Stock and any newly issued securities) to the holders of Company Common Stock as the adjustments contemplated in paragraph (i) above, (y) in the case of the Forward Merger, allows such tax opinions to be delivered and (z) in the case of the Forward Merger, avoids the consequences referred to in clause
  (C) above; it being understood that, by way of illustration and not limitation, the Company's written agreement that clause (x) is satisfied shall constitute conclusive evidence as to such fact.

   (g) Certain Definitions. For purposes of this Agreement, or, in the case of clause (xii) below, solely for purposes of Sections 1.2, 1.3 and 1.4 hereof, the following terms shall have the following meanings:

     (i) "Aggregate Buyer Share Amount" means (A) 60% of the product of (x) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, less the number of outstanding shares of Company Common Stock cancelled pursuant to Section 1.2(a) hereof, and (y) 3.7131, less (B) the number of Buyer Shares to be paid in respect of Partial Cash Election Shares (other than Dissenting Shares), in each case subject to adjustment as described in Section 1.4(f) hereof.

     (ii) "Aggregate Cash Amount" means (A) 40% of the product of (x) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, less the number of outstanding shares of Company Common Stock cancelled pursuant to Section 1.2(a) hereof and (y) the Cash Merger Price, less (B) the amount of cash to be paid in respect of Partial Cash Election Shares (other than Dissenting Shares), in each case subject to adjustment as described in Section 1.4(f) hereof.

     (iii) "All Cash Election Number" means (A) that number of shares of Company Common Stock as shall be equal to the quotient obtained by dividing the Aggregate Cash Amount by the Per Share Amount, less (B) the number of Dissenting Shares, subject to adjustment as described in Section 1.4(f) hereof.

     (iv) "Cash Merger Price" means $165.

     (v) "Closing Buyer Share Value" means the volume weighted average sales price for all trades of Buyer Shares reported on the New York Stock Exchange (the "NYSE") for each of the five trading days immediately preceding but not including the Closing Date (the "Valuation Period"); provided, however, if necessary to comply with any requirements of the Securities and Exchange Commission (the "SEC"), the term Closing Date in this clause (iv) shall be deemed to mean the date which is the closest in time but prior to the Closing Date which complies with such rules and regulations. Buyer agrees that during the Valuation Period neither Buyer nor its affiliates shall (x) purchase or acquire, or offer to purchase or acquire, or announce any intention to purchase or acquire, any Buyer Shares or Buyer Preferred Stock or other outstanding securities of Buyer or its affiliates convertible into Buyer Shares or Buyer Preferred Stock (other than purchases at market value of Buyer Shares (in accordance with all applicable laws) by a broker who has full discretion as to the amount and timing of such purchases pursuant to a pre-existing stock buyback program) or (y) announce or effect any material corporate transaction.

     (vi) "Closing Transaction Value" means the sum of (A) the Aggregate Cash Amount and (B) the product obtained by multiplying the Aggregate Buyer Share Amount by the Closing Buyer Share Value.

     (vii) "Exchange Ratio" means that number of Buyer Shares as shall be obtained by dividing the Per Share Amount by the Closing Buyer Share Value.

     (viii) "Exchangeable Shares" means the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time less the number of such shares cancelled pursuant to Section 1.2(a) hereof and less the aggregate number of Partial Cash Election Shares (other than Dissenting Shares).

     (ix) "Exchanged Shares" means the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time less the number of such shares (A) cancelled pursuant to Section 1.2(a) hereof and (B) that are Dissenting Shares.

     (x) "Per Share Amount" means the amount obtained by dividing the Closing Transaction Value by the number of Exchangeable Shares.

     (xi) "Stock Election Number" means that number of shares of Company Common Stock as shall be equal to (A) the number of Exchanged Shares less
  (B) the sum of (i) the All Cash Election Number and (ii) the aggregate number of Partial Cash Election Shares (other than Dissenting Shares), subject to adjustment as described in Section 1.4(f) hereof.

     (xii) "Dissenting Shares" means shares of Company Common Stock that are potentially Dissenting Shares within the meaning of Section 1.8 hereof in respect of which the holder thereof shall have taken all steps necessary to exercise and perfect properly his or her demand for appraisal under Section 262 of the Delaware Law to the extent that such steps are required to have been taken by the applicable date of determination.

   Section 1.3 Share Election. In the case of the Forward Merger (and, with respect to clauses (b) and, unless a Restructuring Trigger has theretofore occurred, (c) and (e) below, in the case of the Reverse Merger to the extent applicable):

   (a) Each Person (as defined in Section 1.3(b) hereof) who, on or prior to the Election Deadline referred to in subsection (c) below is a record holder of shares of Company Common Stock (collectively, "Holders") shall have the right, with respect to the Merger Consideration, (i) to elect to receive only cash for such shares pursuant to Section 1.2(b)(X)(i) hereof (an "All Cash Election"),
(ii) to make a Partial Cash Election, (iii) to elect to receive Buyer Shares for such shares pursuant to Section 1.2(b)(X)(iii) hereof (a "Stock Election"),
(iv) to indicate that such record holder has no preference as to the receipt of cash or Buyer Shares for such shares (a "Non-Election") or (v) to make a mixed election, specifying the number of shares of Company Common Stock corresponding with each such Election (the All Cash Election, the Partial Cash Election, the Stock Election, and the Non-Election are collectively referred to as the "Elections"). Holders who hold such shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election (as defined below).

   (b) Prior to the mailing of the Proxy Statement (as defined in Section 6.1 hereof), The Bank of New York or such other bank, trust company, Person or Persons shall be designated by Buyer and reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for payment of the Merger Consideration. The Exchange Agent shall act as the agent for the Company's stockholders for the purpose of receiving and holding their Forms of Election and Certificates (as defined below) and shall obtain no rights or interests (beneficial or otherwise) in such shares. For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

   (c) All Elections shall be made on a form designed for that purpose, which shall include a letter of transmittal and election form (together, a "Form of Election"). Elections shall be made by Holders by mailing to the Exchange Agent a Form of Election, which shall specify that delivery shall be effected, and risk of loss and title to any Certificates) shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer, in consultation with the Company, may reasonably specify. Buyer and the Company will announce the Exchange Ratio and the Per Share Amount when known and will announce the anticipated Closing Date at least three business days, but not more than five business days, prior thereto; provided, however, that the Closing Date (A) shall occur immediately following the Chris-Craft Merger or (B) in the event that the Chris-Craft Merger Agreement is terminated and this Agreement is not also terminated, shall not be earlier than the second business day after the satisfaction or waiver of all conditions set forth in Article VII hereof (other than the conditions set forth in Sections 7.1(h), 7.2(a), 7.2(b) 7.2(f), 7.3(a), 7.3(b), 7.3(c) and, in so far as it relates to the accuracy of representations and warranties and the performance of covenants, Section 7.1(i), so long as the foregoing enumerated conditions are anticipated by the parties hereto to be satisfied on the Closing Date); provided, further that the Closing Date shall not be earlier than the satisfaction of the condition set forth in Section 7.1(h) . All Certificates so surrendered shall be subject to the exchange procedures set forth in Section 1.5 hereof. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the Certificates as to which the election is being made (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within five NYSE trading days after the Election Deadline (as defined below)). Buyer will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Buyer (or the Exchange Agent) in such matters, absent manifest error, shall be conclusive and binding. Neither Buyer nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent and Buyer shall also make all computations contemplated by this Section 1.3 and by Section 1.4 hereof and all such computations shall be conclusive and binding on the Holders absent manifest error. The Form of Election and the accompanying Certificates (or appropriate guarantee of delivery in respect thereof) must be received by the Exchange Agent prior to 10:00 a.m New York City time on the day on which the Closing occurs (the "Election Deadline") in order to be effective. If the Closing is delayed to a subsequent date, the Election Deadline shall be similarly delayed and Buyer will promptly announce such rescheduled Election Deadline and Closing. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Election Form, accompanied by a Certificate, is thereafter submitted in accordance with this paragraph (c), such shares shall be deemed to be Non-Election Shares (as defined in Section
1.4 hereof). If a Form of Election is revoked, or in the event that this Agreement is terminated pursuant to the provisions hereof, and any Certificates (or guarantee(s) of delivery, as appropriate), have been transmitted to the Exchange Agent pursuant to the provisions hereof, such Certificates (and, in the case of a revoked Form of Election, guarantee(s) of delivery, as appropriate), shall promptly be returned without charge to the Person submitting the same.

   (d) For the purposes hereof, Company Common Stock as to which the Holder has not made a valid Election prior to the Election Deadline, including as a result of revocation, shall be deemed to be Non-Election Shares. If Buyer or the Exchange Agent shall determine that any purported All Cash Election, Partial Cash Election or Stock Election was not properly made, such purported All Cash Election, Partial Cash Election or Stock Election shall be deemed to be of no force and effect and the Holder making such purported All Cash Election, Partial Cash Election or Stock Election shall for purposes hereof be deemed to have made a Non-Election. Shares in respect of which a Non-Election shall have been made or deemed made shall be treated as Non-Election Shares.

   (e) Concurrently with the mailing of the Proxy Statement, Buyer and the Company shall mail the Form of Election to each person who is a Holder on the record date for the Stockholders' Meeting (as defined in Section 6.2 hereof) and shall each use its reasonable best efforts to mail the Form of Election to all persons who become Holders during the period between (i) such record date and (ii) the date seven calendar days prior to the anticipated Effective Time, and to make the Form of Election available to all persons who become Holders subsequent to the date described in clause (ii) but not later than 5:00 p.m. New York City time on the last business day prior to the Effective Time. The Exchange Agent may, with the mutual agreement of Buyer and the Company, make such rules as are consistent with this Section 1.3 for the implementation of the Elections provided for herein as shall be necessary or desirable to effect such Elections fully.

   Section 1.4 Allocation and Proration.

   (a) Notwithstanding anything in this Agreement to the contrary, the maximum number of shares of Company Common Stock which shall be converted into the right to receive cash in the Merger (other than pursuant to Partial Cash Elections and other than Dissenting Shares) shall be equal to the All Cash Election Number. The maximum number of shares of Company Common Stock to be converted into the right to receive Buyer Shares in the Merger (other than pursuant to Partial Cash Elections (other than Dissenting Shares)) shall be equal to the Stock Election Number.

   (b) If the aggregate number of shares of Company Common Stock covered by All Cash Elections (the "All Cash Election Shares") (other than Dissenting Shares) exceeds the All Cash Election Number, all shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Company Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive Buyer Shares, and the All Cash Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

    each All Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the All Cash Election Number and the denominator of which shall be the total number of All Cash Election Shares (other than Dissenting Shares), and (ii) a number of shares of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

   (c) If the aggregate number of Stock Election Shares (other than Dissenting Shares) exceeds the Stock Election Number, all All Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and the Stock Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

    each Stock Election Share shall be converted into the right to receive
    (i) a number of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares (other than Dissenting Shares), and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction equal to one minus the Stock Fraction.

   (d) In the event that neither Section 1.4(b) nor 1.4(c) above is applicable, all All Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive Buyer Shares and the Non-Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

    each Non-Election Share shall be converted into the right to receive
    (i) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess of the All Cash Election Number over the total number of All Cash Election Shares (other than Dissenting Shares) and the denominator of which shall be the excess of
    (A) the number of Exchanged Shares over (B) the sum of the total number of All Cash Election Shares (other than Dissenting Shares) and the total number of Stock

    Election Shares (other than Dissenting Shares) and (ii) a number of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Non-Election Fraction.

   (e) Partial Cash Election Shares (other than Dissenting Shares) shall not be subject to proration and shall be converted into the right to receive the Merger Consideration pursuant to Section 1.2(b)(X)(ii) hereof, subject to
Section 1.4(f) hereof.

   (f) If the sum of (i) the Aggregate Cash Amount (without giving effect to the reference therein to this subsection (f)) and (ii) 40% of the Cash Merger Price multiplied by the number of Partial Cash Election Shares (such sum being the "Cash Amount") exceeds 55% of the sum of (x) the Cash Amount and (y) the product of (A) the closing price of Buyer Shares reported on the NYSE Composite Tape on the trading day immediately preceding the Closing Date (the "Closing Price") multiplied by (B) 3.7131 multiplied by (C) 60% of the excess of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time over the number of outstanding shares of Company Common Stock cancelled pursuant to Section 1.2(a) hereof (such sum of (x) and (y) being the "Tota1 Consideration"), then the components of the Merger Consideration shall be modified (1) first, in the case of shares of Company Common Stock (other than Dissenting Shares) as to which All Cash Elections shall have been made, by reducing the cash portion of the Merger Consideration to the minimum extent necessary, and in no event below 40% of the Cash Merger Price, and issuing in lieu thereof additional Buyer Shares in an amount equal to the result obtained by dividing (x) the amount of such per share cash reduction by (y) the Closing Price and (2) second, in the event that the foregoing reduction is not sufficient to result in the Cash Amount not exceeding 55% of the Total Consideration, in the case of shares of Company Common Stock as to which an All Cash Election or a Partial Cash Election shall have been made, by further reducing the amount of the cash portion of the Merger Consideration to the minimum extent necessary to satisfy the 55% limitation referred to above and to issue in lieu thereof additional Buyer Shares, in amount equal to the result obtained by dividing (u) the amount of such per share reduction by (v) the Closing Price. In the case of the Forward Merger, if either (i) the tax opinion referred to in Section 7.3(c) hereof cannot be rendered (as reasonably determined by Kaye, Scholer, Fierman, Hays & Handler, LLP), or (ii) the tax opinion to Buyer referred to in Section 7.2(f) cannot be rendered (as reasonably determined by Squadron, Ellenoff, Plesent & Sheinfeld LLP), then the foregoing adjustments shall be similarly made, in each case to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered. For purposes of this Section 1.4(f), holders of Dissenting Shares shall be deemed to be Persons making All Cash Elections notwithstanding, and in lieu of, any election they have or have not made.

   Section 1.5 Exchange of Certificates.

   (a) As of the Effective Time, Buyer shall (i) deposit, or cause to be deposited with (A) the Exchange Agent for the benefit of holders of shares of Company Common Stock, cash to the extent it constitutes Merger Consideration and (B) pursuant to the terms of the Deposit Agreement (as defined below) the Custodian (as defined in the Deposit Agreement) certificates representing the Buyer Preferred Stock underlying the Buyer Shares to the extent they constitute Merger Consideration and (ii) pursuant to the terms of the Deposit Agreement, instruct the Depositary to deposit the Buyer Shares to be issued in the Merger with the Exchange Agent for the benefit of holders of shares of Company Common Stock for exchange in the Merger. For purposes of this Agreement, "Depositary" shall mean Citibank, N.A., as Depositary, pursuant to the Amended and Restated Deposit Agreement, dated as of December 3, 1996, among Buyer, the Depositary and the holders from time to time of Buyer Shares (the "Deposit Agreement"). In addition, Buyer shall make available to the Exchange Agent on a daily basis sufficient cash to permit prompt payment to all Holders entitled to receive the Merger Consideration in the form of cash. The Buyer shall pay, or cause one of its affiliates to pay, any transfer taxes and all other charges and fees (including all fees for the depositary, registry or custodian for the ADRs).

   (b) As of or promptly following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (other than in the case of the Forward Merger those who had not previously properly delivered their Certificates to the Exchange Agent along with a Form of Election), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in the form and have such other provisions as Buyer and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) a certificate or certificates representing that number of whole Buyer Shares, if any, into which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement and (B) the amount of cash, if any, into which all or a portion of the number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall provide that at the election of the surrendering holder, Certificates may be surrendered, and the Merger Consideration in exchange therefor collected, by hand delivery). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within five business days following the later to occur of
(i) the Effective Time or (ii) the Exchange Agent's receipt of such Certificates, and the Certificate so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration (or the cash pursuant to subsections
(c) and (d) below) payable upon the surrender of the Certificates.

   (c) Buyer may retain any dividends or other distributions with respect to Buyer Shares with a record date on or after the Effective Time in respect of the holder of any unsurrendered Certificate with respect to the Buyer Shares represented thereby by reason of the conversion of shares of Company Common Stock pursuant to Sections 1.2(b), 1.3 and 1.4 hereof and no cash payment in lieu of fractional Buyer Shares shall be paid to any such holder pursuant to
Section 1.5(d) hereof until such Certificate is surrendered in accordance with this Article 1. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be released and paid, without interest, to the Person in whose name the Buyer Shares representing such securities are registered (i) at the time of such surrender or as promptly as practicable after the sale of the Excess Buyer Shares (as defined in Section 1.5(d) hereof), the amount of any cash payable in lieu of fractional Buyer Shares to which such holder is entitled pursuant to Section 1.5(d) hereof and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Buyer Shares issued upon conversion of Company Common Stock, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Buyer Shares.

   (d) Notwithstanding any other provision of this Agreement, no fraction of a Buyer Share will be issued and no dividend or other distribution, stock split or interest with respect to Buyer Shares shall relate to any fractional Buyer Share, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of the Buyer Shares. In lieu of any such fractional security, each holder of shares of Company Common Stock otherwise entitled to a fraction of a Buyer Share will be entitled to receive in accordance with the provisions of this Section 1.5 from the Exchange Agent a cash payment representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of Buyer Shares which would otherwise be issued (the "Excess Buyer Shares"). The sale of the Excess Buyer Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of shares of Company Common Stock, the Exchange Agent will, subject to
Section 1.5(e) hereof, hold such proceeds in trust for the holders of such shares (the "Buyer Shares Trust"). Subject to its right to withhold for taxes as described in Section 1.6 hereof, the Surviving Corporation shall pay all commissions, transfer taxes (other than those transfer taxes for which the

Company's former stockholders are solely liable) and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Buyer Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Company Common Stock in lieu of any fractional Buyer Share interests, the Exchange Agent shall make available such amounts to such holders of shares of Company Common Stock without interest.

   (e) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 1.5 (the "Exchange Fund") which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Buyer, upon demand, and any holders of shares of Company Common Stock prior to the Merger who have not theretofore complied with this Article I shall thereafter look for payment of their claim, as general creditors thereof, only to Buyer for their claim for (1) cash, if any, without interest, (2) Buyer Shares, if any, (3) any cash without interest, to be paid, in lieu of any fractional Buyer Shares and (4) any dividends or other distributions with respect to Buyer Shares to which such holders may be entitled. None of Buyer, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Buyer Shares or cash held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (f) None of Buyer, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Buyer Shares or cash held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which (i) any cash, (ii) any Buyer Shares, (iii) any cash in lieu of fractional Buyer Shares or (iv) any dividends or distributions with respect to Buyer Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 9.3 hereof)), any such Buyer Shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Buyer, free and clear of all claims or interest of any Person previously entitled thereto.

   (g) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Buyer on a daily basis. Any interest and any other income resulting from such investments shall be paid to Buyer. Nothing contained in this Section 1.5(g) shall relieve Buyer or the Exchange Agent from making the payments required by this Article I to be made to the holders of shares of Company Common Stock.

   Section 1.6 Transfer Taxes; Withholding; Certain Stock.

   (a) If any certificate for a Buyer Share is to be issued to, or cash is to be remitted to, a Person who holds shares of Company Common Stock (other than the Person in whose name the Certificate surrendered in exchange therefor is registered), it shall be a condition of such exchange that the Company Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall (i) pay to the Exchange Agent any transfer or other Taxes (as defined in Section 3.14 hereof) required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered, or
(ii) establish to the satisfaction of the Exchange Agent that such Tax either has been paid or is not applicable. Buyer or the Exchange Agent shall be entitled to deduct and withhold from the Buyer Shares (or cash in lieu of fractional Buyer Shares) otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Buyer or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Buyer or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of whom such deduction and withholding was made by Buyer or the Exchange Agent.

   (b) Prior to the Effective Time, Buyer and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Buyer equity securities (including derivative securities) in connection with this Agreement by each individual who
(a) is a director or officer of the Company or (b) at the Effective Time, will become a director or officer of Buyer, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to the extent Section 16 of the Exchange Act is applicable to such person.

   Section 1.7 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article I.

   Section 1.8 Dissenting Shares. Notwithstanding Sections 1.2 and 1.4 hereof, to the extent that holders thereof are entitled to appraisal rights under
Section 262 of Delaware Law, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of Delaware Law (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of Delaware Law; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal and payment under Delaware Law, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. Any payments required to be made with respect to the Dissenting Shares shall be made by Buyer (and not the Company or Acquisition Sub).

   Section 1.9 Merger Closing. Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof, the closing of the Merger (the "Closing") will take place at 9:00 a.m., New York City time, on a date determined in accordance with, in the case of the Forward Merger, the third sentence of Section 1.3(c) hereof and, in the case of the Reverse Merger, the proviso of the third sentence of Section 1.3(c) hereof, and in each case at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto (such date being the "Closing Date").

                                   ARTICLE II

                           The Surviving Corporation

   Section 2.1 Certificate of Incorporation. The certificate of incorporation of Acquisition Sub in the case of the Forward Merger, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The certificate of incorporation of the Company in the case of the Reverse Merger shall be the certificate of incorporation of the Surviving Corporation, amended at the Effective Time to read in its entirety as the certificate of incorporation of Acquisition Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with applicable law.

   Section 2.2 By-laws. The By-laws of Acquisition Sub in effect at the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with applicable law, the articles of formation of such entity and the By-laws of such entity.

   Section 2.3 Officers and Board of Directors.

   (a) From and after the Effective Time, the officers of Acquisition Sub at the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

   (b) The Board of Directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the Board of Directors of Acquisition Sub immediately prior to the Effective Time.

                                  ARTICLE III

                 Representations and Warranties of the Company

   Except (i) as disclosed in the report on Form 10-K dated March 30, 2000 for the year ended December 31, 1999, the reports on Form 10-Q and Form 8-K filed by the Company since December 31, 1999 or the proxy statement dated April 5, 2000, in each case in the form filed by the Company with the SEC prior to the date of this Agreement or in such similar forms filed by the Company's subsidiaries for such periods or, to the extent it is readily apparent that such disclosure would be applicable hereto, in the disclosure schedules to the Chris-Craft Merger Agreement or the UTV Merger Agreement, and (ii) as disclosed in a separate disclosure schedule which has been delivered by the Company to Buyer prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), the Company hereby represents and warrants to Buyer:

   Section 3.1 Organization and Qualification; Subsidiaries.

   (a) Each of the Company and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, operations, results of operations or financial condition of Chris-Craft and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the television broadcasting industry,
(ii) changes in general economic conditions or securities markets in general, or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

   (b) Other than with respect to UTV (the capitalization of which is described in Section 3.22 hereof) and its subsidiaries, all the outstanding shares of capital stock or other equity or voting interests of each subsidiary of the Company are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above or in Section 3.1(b) of the Company Disclosure Schedule and except for the capital stock of, or other equity or voting interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any corporation, partnership, joint venture, association or other entity.

   Section 3.2 Restated Certificate of Incorporation and By-Laws. The Company has made available to Buyer a complete and correct copy of the Restated Certificate of Incorporation and the By-laws, each as amended to date, of the Company. The Restated Certificate of Incorporation and By-laws (or equivalent organizational documents) of the Company and its subsidiaries are in full force and effect. None of the Company or its subsidiaries is in material violation of any provision of its Restated Certificate of Incorporation or By-laws (or equivalent organizational documents).

   Section 3.3 Capitalization.

   (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 200,000,000 shares of Class A Common Stock, 200,000,000 shares of Class B Common Stock, and 50,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"). At the close of business on June 30, 2000, (i) 4,510,823 shares of Class A Common Stock were issued and outstanding, 18,000,000 shares of Class B Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding; (ii) no shares of Class A Common Stock, Class B Common Stock or Preferred Stock were held by the Company in its treasury; and (iii) no shares of Class A Common Stock or Class B Common Stock were reserved for issuance upon the exercise of outstanding options to purchase such shares. Since January 31, 2000, no shares of capital stock of the Company have been issued. As of the date of this Agreement, except as set forth above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. As of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries, and no securities or other instruments or obligations of the Company or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in Section 3.3(a) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (ii) to vote or to dispose of any shares of the capital stock of any of the Company.

   (b) As of the date of this Agreement the Company, directly or indirectly, owns 5,509,027 shares of Common Stock of UTV, par value $.10 per share (the "UTV Common Stock").

   Section 3.4 Authority Relative to Agreement.

   (a) The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement and the approval of the Merger by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote at the Stockholders' Meeting (as defined in Section 6.2 hereof) voting together as a single class. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

   (b) The Special Committee has been duly authorized and constituted. The Special Committee, at a meeting thereof duly called and held on August 13, 2000, (A) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders (other than Buyer and its affiliates), (B) determined that this Agreement and the Merger should be approved and declared advisable and (C) resolved to recommend that the stockholders of the Company approve the Merger and adopt this Agreement. The Board of Directors of the Company, at a meeting thereof duly called and held on August 13, 2000, in reliance upon the advice of the Special Committee (X) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders (other than Buyer and its affiliates), (Y) approved and declared the advisability of this Agreement and the Merger and (Z) resolved to recommend that the stockholders of the Company approve the Merger and adopt this Agreement.

   Section 3.5 No Conflict; Required Filings and Consents.

   (a) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company and its subsidiaries will not,
(i) conflict with or violate the Restated Certificate of Incorporation or By-Laws (or equivalent organizational documents) of (A) the Company or (B) any of its subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 3.5(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any domestic (Federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger or the UTV Merger; provided, however, that for purposes of this Section 3.5(a), the definition of "Company Material Adverse Effect" shall be read so as not to include clause (iii) thereof.

   (b) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company and its subsidiaries will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except for applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the pre-merger notification arrangements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), any filings and approvals and waivers of the Federal Communications Commission or any successor entity (the "FCC") as may be required under the Communications Act of 1934, as amended, and the rules, regulations and published orders of the FCC thereunder (collectively, the "Communications Act"), filing and recordation of appropriate merger documents as required by Delaware Law and the rules of the NYSE and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger or the UTV Merger; provided, however, that for purposes of this Section 3.5(b), the definition of "Company Material Adverse Effect" shall be read so as not to include clause (iii) thereof.

   Section 3.6 Permits and Licenses; Contracts; Compliance with Laws.

   (a) Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the

Company or any of its subsidiaries to own, lease and operate the properties of the Company and its subsidiaries or to carry on its business as it is now being conducted and contemplated to be conducted (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.6(a) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is in conflict with, or in default or violation of, (i) any Laws applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, (ii) any of the Company Permits or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (b) Except as set forth in Section 3.6(b) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is a party to, or to the knowledge of the Company is bound by, any contract or agreement that contains a covenant restricting the ability of the Company or any of its subsidiaries or, after the Effective Time, could restrict the ability of Buyer or any of its subsidiaries or affiliates, to compete in any line of business or with any person or engage in any business in any geographic area.

   (c) The Company and its subsidiaries have operated their respective television stations and associated facilities (the "Company Stations"), in compliance with the terms of the Company Permits issued by the FCC to the Company and its subsidiaries ("Company FCC Licenses"), and in compliance with the Communications Act, and the Company and its subsidiaries have timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Company Stations and have timely paid all FCC regulatory fees with respect thereto, in each case except as, individually or in the aggregate, (i) as of the date of this Agreement, would not materially adversely affect the operation of any of the broadcasting facilities of the Company's subsidiaries' New York or Los Angeles television stations and would not have a Company Material Adverse Effect and (ii) would not result in the loss of the Company's subsidiaries' main station license issued by the FCC with respect to any of the Company's subsidiaries' New York or Los Angeles television stations and would not have a Company Material Adverse Effect. (i) There is not, as of the date of this Agreement, pending or, to the Company's knowledge, threatened before the FCC any material proceeding, notice of violation, order of forfeiture or complaint or, to the knowledge of the Company, investigation against the Company or any of its subsidiaries, relating to any of the Company Stations or FCC regulated services conducted by the Company or any of its subsidiaries and (ii) there is not pending or, to the Company's knowledge, threatened before the FCC any proceeding, notice of violation, order of forfeiture or complaint or, to the knowledge of the Company, investigation against the Company or any of its subsidiaries, relating to any of the Company Stations or FCC regulated services conducted by the Company or any of its subsidiaries, except for any such proceedings, notices, orders, complaints or investigations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (d) Except as disclosed in Section 3.6(d) of the Company Disclosure Schedule, as of the date of this Agreement, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries is in violation or default of, nor has the Company or, to the knowledge of the Company, any subsidiary or affiliate thereof received written notice from any third party alleging that the Company or any of its subsidiaries is in violation of or in default under, nor, to the knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for any such violations or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger or the UTV Merger.

   (e) Set forth in Section 3.6(e) of the Company Disclosure Schedule is a list, as of the date of this Agreement, of all (i) network affiliation agreements, (ii) employment agreements involving payments in excess of $100,000 per annum or $300,000 in the aggregate, (iii) talent agreements involving payments in excess of $250,000 per annum or $500,000 in the aggregate, (iv) program or film syndication or license agreements requiring remaining payments after the date hereof of more than $500,000 per annum or $2,500,000 in the aggregate or, in the case of barter agreements, having a term ending more than one year from the date hereof, (v) retransmission consent agreements entered into with any direct satellite providers and each of the top 10 (ranked by number of subscribers) multiple system operators, and (vi) agreements licensing or creating any obligations with respect to the current or future use of the digital data stream of any digital television ("DTV") station owned or to be constructed by the Company or any of its subsidiaries that would be in effect following the Effective Time, to which, in each case, the Company or any of its subsidiaries is a party, and the Company has made available to Buyer true and complete copies of the agreements described in this Section 3.6(e). Also set forth in Section 3.6(e) of the Company Disclosure Schedule are the most recent syndicated program and feature film inventory reports for each of the Company Stations.

   (f) Section 3.6(f) of the Company Disclosure Schedules sets forth a list, as of the date of this Agreement, of all material licenses and construction permits held by the Company with respect to the construction and operation of DTV stations in each of the markets in which the Company and its subsidiaries operate broadcast television stations (the "DTV Stations"). Except as set forth in Section 3.6(f) of the Company Disclosure Schedule, to the knowledge of the Company, there are no facts or circumstances existing as of the date of this Agreement that would prevent the construction and operation of the DTV Stations by the relevant deadline established by the FCC.

   (g) Set forth in Section 3.6(g) of the Company Disclosure Schedule is a list of all attributable interests, as defined at Note 2 to 47 C.F.R. Section 73.3555, of the Company and its subsidiaries in any broadcast radio or television station, daily English language newspaper or cable television system.

   Section 3.7 SEC Reports. The Company and UTV have filed with the SEC, and have heretofore made available to Buyer true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed with the SEC by the Company and UTV since January 1, 1997 (together with all information incorporated therein by reference, the "Company SEC Reports"). Except for UTV, no subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC. As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by forms or rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and UTV and their respective consolidated subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as and to the extent set forth in Section 3.7 of the Company Disclosure Schedule, the Company and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.8 Absence of Certain Changes or Events.

   (a) Since December 31, 1999, except as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Company Material Adverse Effect, including, to the extent covered by the definition of such term set forth in
Section 3.1 hereof, any adverse effect on the Company's investment in UTV, and
(b) since December 31, 1999 to the date of this Agreement, (i) each of the Company and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any material change by the Company or any of its subsidiaries in its material accounting policies, practices and procedures, (B) any entry by the Company or any of its subsidiaries into any commitment or transaction material to the Company and its subsidiaries taken as a whole other than in the ordinary course of business consistent with past practice, (C) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or the Company, the Company's special dividend which was paid in February 2000 and the UTV regular annual cash dividend paid in April 2000), (D) any increase in the compensation payable or to become payable to any corporate officers or heads of divisions of the Company or any of its subsidiaries, except in the ordinary course of business consistent with past practice, or (E) any action, event, occurrence or transaction that would have been prohibited by Section 5.1 hereof if this Agreement had been in effect since December 31, 1999.

   Section 3.9 Absence of Litigation. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any property or asset of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Authority, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect. None of the Company, any of its subsidiaries nor any property or asset of the Company or any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award imposed by any court, arbitration or Governmental Authority, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.10 Employee Benefit Plans.

   (a) Section 3.10(a) of the Company Disclosure Schedule lists each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans")), maintained, contributed or required to be contributed to by the Company, any of its subsidiaries or any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate"), or with respect to which the Company, any of its subsidiaries or any ERISA Affiliate could incur liability under Section 4069 of ERISA (the "Company Benefit Plans"), each, with respect to which current and former employees of the Company and any of its subsidiaries (the "Company Employees") participate. No Company Benefit Plan has ever been or is currently subject to or governed by the Laws of any jurisdiction other than the United States or any State or Commonwealth of the United States. The Company has provided to Buyer a true and correct copy of each of the following documents, including any amendments thereto, with respect to each Company Benefit Plan, other than Multiemployer
Plans: (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) all plan documents for such Company Benefit Plan, (iii) each trust agreement, insurance contract or other funding vehicle relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code or voluntary employees' benefit association ("VEBA") qualified under Section 501(c)(9) of the Code. Except as specifically provided in the foregoing documents delivered to Buyer or except as otherwise contemplated by this Agreement or except as disclosed in Section 3.10(a) of the Company Disclosure Schedule, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan. The Company will, promptly following the date of this

Agreement, request a copy of each Company Benefit Plan that is a multiemployer plan within the meaning of Section 3(37) of ERISA from the trustees of such multiemployer plan and the Company shall deliver such copy of the plan to Buyer promptly upon its receipt thereof.

   (b) Each Company Benefit Plan has been administered in accordance with its terms and the terms of any applicable collective bargaining or other labor union contract or agreement, and in compliance with applicable laws. The Company, its subsidiaries and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Company Benefit Plans, except for any defaults or violations which would not, individually or in the aggregate, have a Company Material Adverse Effect. With respect to the Company Benefit Plans, no event has occurred and no condition or set of circumstances exists, in connection with which the Company, any of its subsidiaries or any ERISA Affiliate is subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law except as would not, individually or in the aggregate, have a Company Material Adverse Effect. No Company Benefit Plan (other than a Multiemployer Plan) is under audit or investigation by any Governmental Authority nor has the Company, any subsidiary or any ERISA Affiliate been notified of any audit or investigation. Neither the Company nor any ERISA Affiliate has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), including, without limitation, any liability in connection with
(i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan (within the meaning of Section 400l(a)(3) and 4063, respectively, of the Code), and no fact or event exists which is reasonably likely to give rise to any such liability, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (c) The Company has made available to Buyer: (i) copies of all employment agreements with executive officers of the Company and its subsidiaries; (ii) copies of all severance agreements, programs and policies of the Company, any of its subsidiaries or any ERISA Affiliate with or relating to the Company Employees; and (iii) copies of all plans, programs, agreements and other arrangements of the Company, any of its subsidiaries or any ERISA Affiliate with or relating to the Company Employees which contain change in control provisions. Except as disclosed in Section 3.10(c) of the Company Disclosure Schedule, or except as otherwise contemplated by this Agreement neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of the Company or any of its subsidiaries from the Company or any of its affiliates under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any material benefits, (iv) result in a restriction on Buyer's ability to amend, modify or terminate any plan, (v) trigger a requirement for funding or the acceleration of funding of any material benefits, (vi) commence a period during which a subsequent termination of employment by a Company Employee will entitle such Company Employee to benefits in excess of what would otherwise have been required in the absence of the transactions contemplated hereby or (vii) result in a reportable event within the meaning of Section 4043(c) of ERISA for which a notice requirement has not been waived. There are no outstanding options to purchase Company Common Stock or any other equity security of the Company and there are no other awards or grants outstanding that relate to the Company Common Stock or other equity securities of the Company. Without limiting the generality of the foregoing, except as set forth in Section 3.10(c) of the Company Disclosure Schedule, no amount paid or payable by the Company to any employee of the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

   (d) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Company Benefit Plan is so qualified and each trust established in connection with any Company Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS which is reasonably likely to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust. Each Company Benefit Plan that is a VEBA meets the requirements of Section 501(c)(9) of the Code.

   (e) The Company and its subsidiaries have no liability for life, health, medical or other welfare benefits to former officers, directors or employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

   (f) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, or to Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Company Benefit Plans which could reasonably be expected to result in any liability of the Company or any of the ERISA Affiliates to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan.

   (g) The Company has taken reasonable steps to ensure that each individual classified by the Company or any subsidiary as an independent contractor has been properly classified as such.

   Section 3.11 Labor Matters. There is no labor dispute, strike, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employee of the Company or any of its subsidiaries, except where such dispute, strike, work stoppage or lockout individually or in the aggregate would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining or other labor union contract applicable to any employees of the Company or any of its subsidiaries and there are no grievances or complaints outstanding or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any such contract except for any breaches or failures to comply that, individually or in the aggregate, would not have a Company Material Adverse Effect.

   Section 3.12 Environmental Matters. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

   (a) the Company and its subsidiaries (i) are in compliance with all, and, to the Company's knowledge, are not subject to any asserted liability or liability (including liability with respect to current or former subsidiaries or operations), in each case with respect to any Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

   (b) neither the Company nor any Company subsidiary has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its subsidiaries or, to the Company's knowledge as of the date of this Agreement, any of their predecessors in interest, is or may be in violation of, or liable under, any Environmental Law;

   (c) (i) neither the Company nor any of its subsidiaries has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, and (ii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company as of the date of this Agreement, any of their predecessors in interest, is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee or is the subject of a claim for personal injury or property damage for any liability under any Environmental Law or relating to any Hazardous Materials; and

   (d) none of the real property owned or leased by the Company or any of its subsidiaries or, to the knowledge of the Company as of the date of this Agreement, any of their predecessors in interest, is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

   For purposes of this Agreement:

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

     "Environmental Laws" means any applicable federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or to the siting, construction, operation, closure and post-closure care of waste disposal, handling and transfer facilities.

     "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any Environmental Law.

     "Hazardous Materials" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls and (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

   Section 3.13 Trademarks, Patents and Copyrights.

   (a) Except as would not have a Company Material Adverse Effect, (i) the Company and its subsidiaries own, or possess necessary or required licenses, to be used in each case in the manner currently used, or other necessary or required rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, domain names, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, know-how and other proprietary rights and information (the "Intellectual Property Rights") used in connection with the business of the Company and its subsidiaries as currently conducted (the "Company Intellectual Property Rights"), and (ii) neither the Company nor any of its subsidiaries has received any written charge, complaint, claim, demand or notice challenging the validity of any of the Company Intellectual Property Rights.

   (b) To the Company's knowledge, none of the Company or any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that the Company or any of its subsidiaries must license or refrain from using any Company Intellectual Property Rights or other proprietary information of any other person) that has not been settled or otherwise fully resolved, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect. To the Company's knowledge, no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Company

Intellectual Property Rights, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect.

   Section 3.14 Taxes.

   (a) For purposes of this Agreement, (i) "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges; and liability for the payment of any of the foregoing as a result of (x) being a member of an affiliated, consolidated, combined or unitary group, (y) being party to any tax sharing agreement and (z) any express or implied obligation to indemnify any other person with respect to the payment of any of the foregoing; and (ii) "Tax Returns" means returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

   (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule and except as would not, individually or in the aggregate, have a Company Material Adverse Effect (unless stated otherwise below): (i) each of the Company and each of its subsidiaries has timely filed all U.S. Federal, state, local and non-U.S. Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete, and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than such payments as are being contested in good faith by appropriate proceedings; (ii) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting in writing or, to the knowledge of the Company or its subsidiaries after due inquiry, threatening in writing to assert against the Company or any of its subsidiaries any deficiency or claim with respect to Taxes of the Company or any of its subsidiaries; (iii) no waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax has been granted by the Company or any of its subsidiaries without regard to whether such waiver or extension could have a Company Material Adverse Effect in connection with Federal, New York State and California Taxes; (iv) the accruals and reserves for Taxes reflected in the Company's audited consolidated balance sheet as of December 31, 1999 (and the notes thereto) (the "1999 Balance Sheet") and the most recent quarterly financial statements (and the notes thereto) are adequate to cover all Taxes accruable through the date thereof in accordance with generally accepted accounting principles; (v) no election under Section 341(f) of the Code has been made by the Company or any of its subsidiaries; (vi) the Company and each of its subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected; (vii) there are no liens for Taxes upon the assets of the Company or any of its subsidiaries, other than liens for Taxes that are being contested in good faith by appropriate proceedings or are not yet due, (viii) neither the Company nor any of its subsidiaries have constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement; (ix) the Federal income Tax Returns for the Company and each of its subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of Federal income Taxes for such periods have expired) for all years through 1995; (x) the Company and its subsidiaries have given or otherwise made available to Buyer correct and complete copies of (A) all Federal income Tax Returns of the Company and UTV filed for periods ending after December 31, 1993 and (B) income Tax returns filed on behalf of KCOP Television, Inc. and affiliates for California and WWOR-TV, Inc. for New Jersey and New York State for tax years 1997 and 1998; (xi) neither the Company nor any of its subsidiaries are a party to any agreement relating to the sharing, allocation, or indemnification of Taxes or any similar contract or arrangement without regard to whether any such agreement could have a Company Material Adverse Effect other than agreements between members of the affiliated group of which the Company is the common parent under Section 1504 of the Code; (xii) neither the Company nor any of its subsidiaries have agreed, or is required to make, any adjustment under Section 481 of the Code; (xiii) the Company and each of its subsidiaries were not, at any time during the period specified in
Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code without regard to whether such status could give rise to a Company Material Adverse Effect; and (xiv) there have been no redemptions by the Company or any of its subsidiaries since March 31, 1998 without regard to whether such redemptions could give rise to a Company Material Adverse Effect.

   Section 3.15 Tax Matters. None of the Company or any of its affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code; provided, however, that the foregoing representation is made only as of the date hereof in the case of the Reverse Merger. The preceding sentence excludes all transactions contemplated by this Agreement.

   Section 3.16 Title to Properties; Assets. Neither the Company nor any of its subsidiaries owns, or has any material interest in, (i) any material assets in Australia or (ii) any television, media or other broadcasting assets in Australia. Except in each case as, individually or in the aggregate, (i) as of the date of this Agreement, would not materially adversely affect the operation of the broadcasting facilities of the Company's subsidiaries' New York or Los Angeles television stations and (ii) would not have a Company Material Adverse
Effect:

   (a) Each of the Company and its subsidiaries has good, marketable fee simple title to its owned properties and assets or good and valid leasehold interests in all of its leasehold properties and assets together with full legal and practical access to all of its properties except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business. All such properties and assets, other than properties and assets in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens.

   (b) Each of the Company and its subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all deeds in respect of property which it owns, and all such leases and deeds are in full force and effect. Section 3.16(b) of the Company Disclosure Schedule sets forth a description of (i) each lease to which it is a party relating to its television broadcasting, (ii) all other leases to which it is a party in which the annual rental payments exceed $250,000 or which contemplate aggregate payments in excess of $500,000 and (iii) each deed under which it is the owner; and a copy of each such lease or deed, as applicable, has previously been provided to Buyer. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases. There are no facts that would prevent Buyer or any of its subsidiaries from using or occupying all of the leased and owned property referred to in clauses (i), (ii) and (iii) above, after the Effective Time, in the same manner such leased and owned property is used or occupied by the Company or its subsidiaries immediately prior to the Effective Time.

   (c) The assets of the Company and each of its subsidiaries constitute all of the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in, the conduct of the business as it is now being conducted and contemplated to be conducted by the Company and its subsidiaries. At all times since December 31, 1999, each of the Company and its subsidiaries has caused such assets to be maintained in accordance with good business practice, and all of such assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

   Section 3.17 Year 2000 Compliance.

   (a) The Company has adopted a plan that it believes will cause Company Systems (as defined below) to be Company Year 2000 Compliant (as defined below) (such plan, as it may be amended, modified or supplemented from time to time being, the "Company Year 2000 Plan") in all material respects. The Company has taken, and between the date of this Agreement and the Effective Time will continue to take, all reasonable steps to implement the Company Year 2000 Plan with respect to the Company Systems.

   (b) For purposes of this Section 3.17, (i) "Company Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company and its subsidiaries, and/or material to or necessary for the Company and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "Company Year 2000 Compliant" means that Company Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the year 2000.

   Section 3.18 Opinion of Financial Advisors. The Special Committee has received the written opinion of Wasserstein Perella & Co. (the "Company Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Merger Consideration is fair to the stockholders of the Company (other than Chris-Craft) from a financial point of view, and the Company will deliver a copy of such opinion to Buyer promptly after the date of this Agreement.

   SECTION 3.19 Vote Required. At the Stockholders' Meeting, the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock voting together as a single class are the only votes of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement.

   SECTION 3.20 Brokers. The Company Financial Advisor has entered into a letter of engagement with the Special Committee in connection with the Merger, a copy of which has previously been provided to Buyer. Except as disclosed in
Section 3.20 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company other than as provided in a letter of engagement previously provided to Buyer.

   SECTION 3.21 State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to render inapplicable to the Merger and the Voting Agreement and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law. To the knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger.

   SECTION 3.22 UTV.

   (a) As of the date of this Agreement, the authorized capital stock of UTV consists of 25,000,000 shares of UTV Common Stock and 1,000,000 shares of Preferred Stock, par value $1.00 per share ("UTV Preferred Stock"). At the close of business on June 30, 2000, (i) 9,486,173 shares of UTV Common Stock were issued and outstanding and no shares of UTV Preferred Stock were issued and outstanding; (ii) no shares were held by UTV in its treasury; and (iii) 234,570 shares of UTV Common Stock were reserved for issuance upon the exercise of outstanding options to purchase such shares. Since January 31, 2000, no shares of capital stock of UTV have been issued except pursuant to exercise of options of UTV outstanding as of September 30, 1999 in accordance with the terms thereof. As of the date of this Agreement, except as set forth above, no shares of capital stock or other voting securities of UTV are issued, reserved for issuance or outstanding. As of the date of this Agreement, except as set forth above or in Section 3.22(a) of the Company Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which UTV or any of its subsidiaries is a party or by which any of them is bound obligating UTV or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of UTV or of any of its subsidiaries or obligating UTV or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of capital stock of UTV are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of UTV or any of its subsidiaries, and no securities or other instruments or obligations of UTV or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of UTV having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of UTV may vote. Except as set forth in Section 3.22(a) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date of this Agreement, there are no outstanding contractual obligations of UTV or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of UTV or
(ii) to vote or to dispose of any shares of the capital stock of any of UTV's subsidiaries.

   (b) As of the date of this Agreement, the Company, directly or indirectly, owns 5,509,027 shares of UTV Common Stock.

                                   ARTICLE IV

                    Representations and Warranties of Buyer

   Except as disclosed in its Annual Report on Form 20-F filed with the SEC on October 27, 1999 and the reports on Form 6-K filed with the SEC on November 3, 1999, February 15, 2000 and May 12, 2000, or in a separate disclosure schedule which has been delivered by Buyer to the Company prior to the execution of this Agreement (the "Buyer Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), Buyer hereby represents and warrants to the Company that:

   Section 4.1 Organization and Qualification; Subsidiaries. Each of Buyer and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and in good standing, under the laws of its jurisdiction of incorporation or formation, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Buyer Material Adverse Effect (as defined below). Each of Buyer and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Buyer Material Adverse Effect. The term "Buyer Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, operations, results of operations or financial condition of Buyer and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the industry in which Buyer conducts business, (ii) changes in general economic conditions or securities markets in general or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

   Section 4.2 Charter Documents. Buyer has made available to the Company a complete and correct copy of the constitution, as amended to date, of Buyer. The constitution (or equivalent organizational documents) of Buyer and its subsidiaries are in full force and effect. Except as would not have a Buyer Material Adverse Effect, none of Buyer or its subsidiaries is in violation of any provision of its corporate charter documents (or equivalent organizational documents).

   Section 4.3 Capitalization. (a) No shares of capital stock of Buyer are owned by any subsidiary of Buyer. All outstanding shares of capital stock of Buyer are, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Buyer or any of its subsidiaries, and no securities or other instruments or obligations of Buyer or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of Buyer, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote. Except as set forth above, there are no contracts of any kind to which Buyer or any of its subsidiaries is a party or by which

Buyer or any of its subsidiaries is bound obligating Buyer or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Buyer or any of its subsidiaries or obligating Buyer or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. There are not any outstanding contractual obligations of Buyer or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Buyer or any of its subsidiaries or (ii) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries. To the knowledge of Buyer as of the date of this Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of Buyer or any of its subsidiaries.

   (b) All shares of Buyer Preferred Stock underlying the Buyer Shares to be issued in the Merger, when deposited with the Custodian in accordance with
Section 1.5(a) hereof and the terms of the Deposit Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens. Upon the due issuance by the Depositary of Buyer Shares evidencing Preferred Stock against the deposit of Buyer Preferred Stock in accordance with the terms of the Deposit Agreement, the Buyer Shares to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens, and the persons in whose names the Buyer Shares are registered will be entitled to the rights of registered holders of Buyer Shares specified in the Deposit Agreement, and the Buyer Shares will conform in all material respects to the description of the Buyer Shares set forth on the proxy statement dated July 10, 1997 of Heritage Media Corporation, which proxy statement was incorporated by reference into the Registration Statement on Form F-4 of Buyer. The Deposit Agreement has been duly and validly authorized by all necessary corporate action of Buyer, has been duly and validly executed and delivered by Buyer, and, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

   Section 4.4 Authority Relative to Agreement. Buyer and its subsidiaries have all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer and certain of its subsidiaries of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer or any of its subsidiaries are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than any necessary stockholder approval of Buyer (as provided in Section 4.5(b) hereof) or of any publicly owned subsidiaries of Buyer in connection with Section 6.18 hereof, which shall be obtained in accordance with Section 6.2(b) hereof). This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The Newco-FTH Agreement (as hereinafter defined), when executed and delivered by the parties thereto, will have been duly and validly executed and delivered by such parties and will constitute a legal, valid and binding obligation of such parties, enforceable against such parties in accordance with its terms.

   Section 4.5 No Conflict; Required Filings and Consents.

   (a) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Buyer and its subsidiaries will not, (i) conflict with or violate the corporate charter documents (or equivalent organizational documents) of (A) Buyer or (B) any of its subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 4.5(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law or the Listing Rules (the "ASX Listing Rules") of the Australian Stock Exchange Limited ("ASX") applicable to Buyer or any of its subsidiaries or by which any property or asset of Buyer or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or, to Buyer's knowledge as of the date of this Agreement, any other, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries or any property or asset of Buyer or any of its subsidiaries is bound or affected, except, in the case of clauses
(i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a Buyer Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this
Section 4.5(a), the definition of Buyer Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   (b) The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer and the consummation of the Merger and the other transactions contemplated hereby by Buyer and its subsidiaries will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the HSR Act, such filings and approvals as may be required under the Communications Act, filing and recordation of appropriate merger documents as required by Delaware Law and the rules of the NYSE filings and recordings of appropriate documents with, and announcements to, the Australian Securities and Investment Commission and the ASX, and a waiver from the ASX (or, if not obtained, the approval of Buyer's shareholders at a special meeting of Buyer shareholders (the "Buyer Shareholder Approval") with respect to the Listing Rule 10.1 of the ASX Listing Rules (the "ASX Waiver") and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Buyer Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 4.5(b), the definition of Buyer Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   Section 4.6 Permits and Licenses. Buyer or its subsidiaries have (i) operated the television stations and associated facilities for which Buyer or any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by Buyer or its subsidiaries (the "Buyer Licensed Facilities"), in compliance with the terms of the permits issued by the FCC to Buyer or its subsidiaries ("Buyer FCC Licenses"), and in compliance with the Communications Act, and (ii) timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Buyer Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, in each case except as would not have a Buyer Material Adverse Effect. As of the date hereof, to Buyer's knowledge, there is not pending or threatened before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against Buyer or any of its subsidiaries, relating to any of the Buyer Licensed Facilities or FCC regulated services conducted by Buyer or its subsidiaries that, if adversely decided, would have a Buyer Material Adverse Effect.

   Section 4.7 Buyer SEC/ASX Reports. Buyer has filed with the SEC and ASX all forms, reports, schedules, statements and other documents required to be filed with the SEC and ASX by Buyer since January 1, 1997 (together with all information incorporated therein by reference, the "Buyer Reports"). As of their respective dates, the Buyer Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act or the ASX Listing Rules, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer Reports, and none of the Buyer Reports at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of Buyer included in the Buyer Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or the ASX with respect thereto, have been prepared in accordance with Australian generally accepted accounting principles with appropriate reconciliation to GAAP as required by SEC rules (except, in the case of unaudited statements, as permitted by forms or rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Buyer and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

   Section 4.8 Absence of Certain Changes or Events.

   (a) Since December 31, 1999, except as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Buyer Material Adverse Effect, and (b) since December 31, 1999 to the date of this Agreement, each of Buyer and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice.

   Section 4.9 Tax Matters. None of Buyer or any of its affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the foregoing representation is made only as of the date hereof in the case of the Reverse Merger. The preceding sentence excludes all transactions contemplated by this Agreement.

   Section 4.10 Brokers. No broker, finder or investment banker (other than Donaldson, Lufkin & Jenrette, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Buyer.

   Section 4.11 Interim Operations of Acquisition Sub. In the case of the Reverse Merger, Acquisition Sub will be a newly formed indirect subsidiary of Buyer or a newly formed subsidiary of Chris-Craft (unless the Chris-Craft Merger has not occurred prior to the Effective Time), will be a Delaware corporation and, when formed, will have been formed solely for the purpose of engaging in the transactions contemplated hereby, the Chris-Craft Merger and the UTV Merger, as applicable, and will have engaged in no business other than in connection with such transactions and the transactions contemplated by this Agreement. In the case of the Forward Merger, Acquisition Sub will be News Publishing Australia Limited, a Delaware corporation, of which Buyer directly owns and will continue to own at least 80% of the total combined voting power of all classes of stock entitled to vote and 80% of the total number of shares of each other class of stock of such corporation.

                                   ARTICLE V

                     Conduct of Business Pending the Merger

   Section 5.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except (x) as expressly contemplated by this Agreement (including, without limitation, as set forth in Section 5.1 of the Company Disclosure Schedule or as set forth as an exception or qualification to paragraphs (a) through (n) of this Section 5.1), (y) as expressly authorized pursuant to the Chris-Craft Merger Agreement, and (z) as Buyer shall otherwise agree in advance in writing, the business of the Company and its subsidiaries shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and its subsidiaries shall use their reasonable best efforts to preserve substantially intact the Company's business organization, to keep available the services of the current officers, employees and consultants of the Company and its subsidiaries (provided that the foregoing covenant to use reasonable best efforts shall not require or permit the Company to offer retention bonuses or other non-ordinary course compensation to such individuals without Buyer's written consent) and to preserve the current relationships of the Company and its subsidiaries with customers, distributors, dealers, suppliers and other persons with which the Company and its subsidiaries have significant business relations. By way of amplification and not limitation, between the date of this Agreement and the Effective Time, the Company will not do, and, subject to the fiduciary duties of the Company to UTV and the members of the Board of Directors of UTV, shall not permit any of its subsidiaries to do, directly or indirectly, any of the following except in compliance with the exceptions listed above:

   (a) amend or otherwise change the Restated Certificate of Incorporation or By-laws of the Company or, in any material respect, that of any of its subsidiaries;

   (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its or its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock or any other ownership interest (including any phantom interest), of the Company or any of its subsidiaries, (ii) any assets except for sales of marketable securities and investment assets for their fair value and except for sales of other assets in the ordinary course of business consistent with past practice not in excess of $500,000 in the aggregate (including, for purposes of calculating such $500,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, the Company or UTV pursuant to
Section 5.1(b) of the Chris-Craft Merger Agreement or by or on behalf of UTV pursuant to Section 5.1(b) of the UTV Merger Agreement);

   (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company's or any of its subsidiaries' capital stock (other than cash dividends payable by any wholly owned subsidiary (or by UTV if permitted under the UTV Merger Agreement)) with respect to ordinary course dividends, including dividends designated as special dividends, in a manner consistent with past practice);

   (d) in the case of the Company, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

   (e) (i) except in connection with acquisitions or investments which are made in the ordinary cause of business consistent with past practice not in excess of $10,000,000 individually or $25,000,000 in the aggregate (including, for purposes of calculating such $25,000,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, the Company or UTV pursuant to Section 5.1(e) of the Chris-Craft Merger Agreement or by or on behalf of UTV pursuant to
Section 5.1(e) of the UTV Merger Agreement) and which the Buyer has not reasonably objected to as presenting any meaningful risk of resulting in the FCC Consent (with no Adverse Condition) not being obtained or delayed for more than an immaterial period of time and except with respect to the reinvestment of marketable securities or investment assets, and the investment of cash generated by the operations of the Company and its subsidiaries in marketable securities, in each case in the ordinary course of business consistent with past practice (A) acquire (including by merger, consolidation, or acquisition of stock or assets), or otherwise make any investment in, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets, or acquire any interest in any broadcast radio or television station, daily English-language newspaper or cable television system, as defined at Note 2 to 47 C.F.R. Section 73.3555; or
(B) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, agree to amend or otherwise modify in any manner any agreement or instrument pursuant to which the Company has incurred indebtedness, or make any loans or advances, except in the ordinary course of business and consistent with past practice, except the refinancing of existing indebtedness, borrowings under commercial paper programs in the ordinary course of business or borrowings under existing bank lines of credit in the ordinary course of business, (ii) enter into any material contract, agreement or transaction, other than (X) in the ordinary course of business, and (Y) which would not be reasonably likely to prevent or materially delay the consummation of the Merger, (iii) authorize any capital expenditures which are, in the aggregate, in excess of 110% of the amounts currently budgeted for fiscal year 2000, and with respect to fiscal year 2001, in excess of 120% of the amount budgeted for fiscal year 2000, in each case for the Company and its subsidiaries taken as a whole; provided that any amounts budgeted in respect of DTV may be reallocated between the two years or (iv) enter into or amend any contract, agreement, commitment or arrangement which would require the Company to take any action prohibited by this subsection (e);

   (f) except as set forth in Section 6.12 hereof or as required by Law or by the terms of any collective bargaining agreement or other labor union contract or other agreement currently in effect between the Company or any subsidiary of the Company and any executive officer or employee thereof, (provided, however, that except as contemplated hereby no actions shall be taken with respect to the acceleration of vesting or cashing-out of Company Options in connection with the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby or otherwise), increase the compensation payable or to become payable to its executive officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or executive officer or employee of it or any of its subsidiaries, or establish, adopt, enter into or amend in any respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee, provided that this clause shall not prevent the Company or any of its subsidiaries from (i) making severance payments to the extent contractually obligated under contractual arrangements currently existing at the Company or such subsidiary and previously disclosed to Buyer, (ii) increasing compensation in accordance with the provisions of agreements with executive officers or employees in accordance with the terms of such agreements in effect on the date of this Agreement, provided that if any such agreement does not specify the amount of such increase, no such increase shall (A) fail to be in the ordinary course of business and in accordance with the past practices of the Company and
(B) exceed 10 percent of the compensation of such executive officer or employee in effect on the date of this Agreement, or (iii) increasing compensation for employees who are not parties to agreements relating to compensation, provided that each such increase (A) is in the ordinary course of business, and in accordance with the past practices of the Company and (B) does not exceed, with respect to any employee, 10 percent of the compensation of such employee on the date of this Agreement;

   (g) change (except as required by the SEC or changes in GAAP which become effective after the date of this Agreement) any accounting methods, policies, practices or procedures;

   (h) enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which if in existence and known to the Company prior to the date of this Agreement would have resulted in a breach of Section
3.4 hereof;

   (i) settle or compromise any material arbitration, action, suit, investigation or proceeding (other than those related to Tax matters, which shall be governed exclusively by the provisions of Section 5.3 hereof), other than in the ordinary course of business consistent with past practice not in excess of $2,500,000 in the aggregate (including for purposes of calculating such $2,500,000 aggregate limitation, any action taken by or on behalf of Chris-Craft (other than in respect of Excluded Matters) (as defined in the Chris-Craft Merger Agreement), UTV or the Company pursuant to Section 5.1(i) of the Chris-Craft Merger Agreement or by or on behalf of UTV pursuant to Section 5.1(i) of the UTV Merger Agreement); provided, however that the Company shall not in any event settle any arbitration action, suit, investigation or proceeding arising out of this Agreement, the Voting Agreement or the matters contemplated hereby or thereby without Buyer's consent (other than those related to Tax matters, which shall be governed exclusively by the provisions of Section 5.3 hereof);

   (j) settle or discharge any material liability of a type not covered in subsection (i) above, other than in accordance with its terms or on terms no less favorable to the Company and its subsidiaries;

   (k) amend or waive any right under or enter into any agreement with any affiliate of the Company (other than its wholly owned subsidiaries or UTV in the ordinary course of business consistent with past practice) or with any stockholder of the Company or any of its subsidiaries or any affiliate of any such stockholder;

   (l) enter into, amend in any material respect or terminate any network affiliation agreement, retransmission consent agreement or, except in the case of agreements terminable without cost or penalty by the Company prior to the Closing or by Buyer within 30 days thereafter, any agreement licensing or creating any obligations with respect to the use of the digital data stream of any DTV Station;

   (m) enter into, amend or terminate any film or program license or syndication agreement (each a "Program Agreement") involving aggregate payments of more than (i) $2,500,000 in the aggregate on a per Program Agreement, per station basis (including, for purposes of calculating such $2,500,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, the Company or UTV pursuant to Section 5.1(m) of the Chris-Craft Merger Agreement or by or on behalf of UTV pursuant to Section 5.1(m) of the UTV Merger Agreement), (ii) $5,000,000 in the aggregate (including, for purposes of calculating such $500,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, the Company or UTV pursuant to Section 5.1(m) of the Chris-Craft Merger Agreement or by or on behalf of UTV pursuant to Section 5.1(m) of the UTV Merger Agreement) on a per station basis, (iii) $500,000 per annum on a per Program Agreement, per station basis and (iv) barter agreements that expire after December 31, 2001; or

   (n) enter into or publicly announce an intention to enter into any contract, agreement, commitment or arrangement to, do any of the foregoing actions set forth in this Section 5.1.

   Section 5.2 FCC Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries: (i) to use its reasonable best efforts to comply with all material requirements of the FCC applicable to the operation of the Company Stations; (ii) promptly to deliver to Buyer copies of any material reports, applications or responses filed with the FCC; (iii) promptly to notify Buyer of any inquiry, investigation or proceeding initiated by the FCC; (iv) not to make or revoke any material election with the FCC; and (v) use its reasonable best efforts to take all actions necessary to complete construction and initiate operation of the DTV Stations by the relevant deadline established by the FCC, as it may be extended, and to consult with Buyer about, and keep Buyer reasonably informed of, the progress of construction of the DTV Stations.

   Section 5.3 Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries to: (i) timely file all Tax Returns ("Post-Signing Returns") required to be filed by it and such Post-Signing Returns shall be prepared in a manner consistent with past practice; (ii) timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) accrue a reserve in its books and records and financial statements in accordance with past practice for all Taxes payable by it for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Buyer of any Federal, California, New Jersey or New York income or franchise tax and any other material suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its subsidiaries in respect of any Tax matter, including (without limitation) Tax liabilities and refund claims, and not settle or compromise any such Tax matter or Action without Buyer's consent, which consent shall not be unreasonably withheld; and (v) not make or revoke any material Tax election or adopt or change a material tax accounting method without Buyer's consent.

                                   ARTICLE VI

                             Additional Agreements

   Section 6.1 Registration Statement; Proxy Statement.

   (a) As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare and shall cause to be filed with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meeting of the Company's stockholders to be held to consider the adoption of this Agreement and the approval of the Merger and (ii) Buyer shall prepare and file with the SEC a registration statement on the appropriate form (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Buyer Shares to be issued to the stockholders of the Company pursuant to the Merger. In addition to the foregoing, Buyer shall make such other appropriate filings and deliveries as may be required by applicable law (including any applicable prospectus delivery requirements thereof). Each of Buyer and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective at such time as they shall agree, and, prior to the effective date of the Registration Statement, Buyer shall use reasonable best efforts to take all or any action required under any applicable Federal or state securities Laws in connection with the issuance of Buyer Shares pursuant to the Merger. If requested by the SEC, each of the Forward Merger and the Reverse Merger shall be submitted to the Company's stockholders at the Stockholders' Meeting (as defined in Section 6.2) as separate proposals. Each of Buyer and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement and Registration Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. Each of Buyer and the Company shall also promptly file, use reasonable best efforts to cause to become effective as promptly as practicable and, if required, mail to the Company's stockholders, any amendment to the Registration Statement or Proxy Statement which may become necessary after the date the Registration Statement is declared effective.

   (b) The Proxy Statement shall include the recommendations of the Special Committee and the Board of Directors of the Company to the stockholders of the Company in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that the Special Committee and the Board of Directors of the Company may take or disclose to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make any disclosure required under applicable Law and may, prior to the date of its Stockholders' Meeting (as defined in Section 6.2 hereof), withdraw, modify, or change any such recommendation to the extent that the Special Committee or the Board of Directors of the Company determines in good faith that such withdrawal, modification or change is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be the Company's regularly engaged outside legal counsel). Unless this Agreement is previously terminated in accordance with Article VIII, the Company shall submit this Agreement to its stockholders at its Stockholders' Meeting even if the Special Committee or the Board of Directors of the Company determines at any time after the date hereof that is no longer advisable or recommends that the Company's stockholders reject it.

   (c) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Buyer or the Company without the approval of the other party, which shall not be unreasonably withheld or delayed. Each of Buyer and the Company will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Buyer Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

   (d) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its subsidiaries, or their respective officers or directors, should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Buyer. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   (e) The information supplied by Buyer for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective,
(ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Buyer or any of its subsidiaries, or their respective officers or directors, should be discovered by Buyer which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Buyer shall promptly inform the Company. All documents that Buyer is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   Section 6.2 Stockholders' Meetings.

   (a) The Company shall, as promptly as practicable following the date of this Agreement establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting"), for the purpose of voting upon the adoption of this Agreement and approval of the Merger, and the Company shall hold the Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall use its reasonable best efforts to cause the Stockholders' Meeting to occur on the same day as the meetings of stockholders are held to consider the Chris-Craft Merger and the UTV Merger. The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the Merger, and shall take all other action necessary or advisable to secure the vote of its stockholders, required by the NYSE or Delaware Law, as applicable, to obtain such approvals; provided, however, that the Company shall not be obligated to solicit proxies in favor of the adoption of this Agreement at its Stockholders' Meeting (but shall nonetheless remain obligated to submit this Agreement to a vote of its stockholders) to the extent that the Board of Directors of the Company determines in good faith that such failure to solicit proxies is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be such party's regularly engaged outside legal counsel).

   (b) Without limiting the provisions of Section 4.4 hereof, Buyer shall, as promptly as practicable following the date of this Agreement, obtain, and cause its subsidiaries to obtain, all stockholder and other approvals, including the Buyer Shareholder Approval if required, necessary to consummate the Merger and the other transactions contemplated hereby, including, without limitation, entering into and performing the agreements and transactions contemplated by
Section 6.18 hereof.

   Section 6.3 Appropriate Action; Consents; Filings.

   (a) Each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated herein and (ii) make promptly filings with or applications to the FCC with respect to the transactions contemplated herein (the "FCC Application"). The parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated herein and to cause the conditions to the Forward Merger and, if a Restructuring Trigger has occurred, the Reverse Merger, in each case as set forth in Article VII to be satisfied (including using reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, waivers, qualifications and orders of Governmental Authorities as are necessary for the consummation of the transactions contemplated herein), and will do so in a manner designed to obtain such regulatory clearance and the satisfaction of such conditions as expeditiously as reasonably possible; provided, however, that Buyer and FTH shall have the right to make all decisions concerning any divestiture commitments necessary to comply with the FCC's multiple ownership rules set forth at 47 C.F.R. Section 73.3555) as in effect on the date of this Agreement (the "FCC Multiple Ownership Rules"); provided, that Buyer and FTH shall regularly consult with the Company during the processes referred to in this
Section 6.3 and consider in good faith the views of the Company with respect thereto; and provided, further, that, in connection with the Merger, Buyer and FTH shall not seek a waiver of Section 73.3555 of the FCC's rules except for a temporary waiver of subsections (b), and (e) thereof for a period not to exceed twelve months from the Closing Date for television divestitures required in order to obtain the FCC Consent (as defined in Section 7.1(e) hereof) and, with respect to subsection (d) thereof, in the FCC Application when it is filed, Buyer will (1) maintain that no waiver is required to permit it to own a newspaper and two television stations in the New York market, and (2) request in the alternative, if that position is rejected or a permanent waiver is not issued by the FCC, a temporary waiver to hold the two television stations and newspaper for a period not to extend beyond the date which is the later of (A) twelve months from the Closing Date and (B) the conclusion of any then pending FCC rule making proceeding regarding 47 C.F.R. Section 73.3555(d); provided, that the foregoing sentence shall be subject to the provisions of subsection
(b) below. Failure to obtain any of the waivers set forth above shall not limit Buyer's obligations pursuant to subsection (b) below.

   (b) Notwithstanding anything to the contrary in this Agreement other than the following sentence, the Company and Buyer and FTH each agree to take promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast Law that may be validly required by any U.S. federal, state or local antitrust or competition Governmental Authority, or by the FCC or similar Governmental Authority, or by any Australian Law, in each case with competent jurisdiction, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as reasonably possible, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such of its assets or businesses as are required to be divested in order to obtain the FCC Consent (as defined below), or to avoid the entry of, or to effect the dissolution of or vacate or lift, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority (each, an "Order"), that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, (i) neither Buyer nor FTH shall be required to divest any of its material assets or accept any material limitation on any of its material businesses other than (x) the divestiture of such broadcast assets (i.e., newspaper and television stations) as it is required to divest or (y) the material limitation on such broadcast assets or Buyer's and FTH's operation thereof as it is required to be subject to, in the case of each of clauses (x) and (y) in order to comply with the FCC Multiple Ownership Rules or a final Order in an action brought by an antitrust or competition or FCC or similar Governmental Authority, (ii) notwithstanding clause (i), neither the Company, Buyer nor FTH shall be required to divest or to hold separate, or to accept any substantial limitation on the operation of, or to waive any rights material to, the Los Angeles television station of Buyer or the Company (each of the actions described in clause (i) and (ii) above being an "Adverse Condition"), (iii) neither party shall be required to take any of the foregoing actions if such action is not conditioned on the consummation of the Merger and (iv) without limiting Buyer's obligations set forth herein, the Company shall not agree to any of the foregoing without Buyer's consent and, at Buyer's request, the Company shall agree to any of the foregoing so long as such agreement is conditioned upon consummation of the Merger.

   (c) Each of Buyer, FTH and the Company shall give (or shall cause its respective subsidiaries to give) any notices to third parties, and Buyer, FTH and the Company shall use, and cause each of its subsidiaries to use, its reasonable best efforts to obtain any third party consents not covered by paragraphs (a) and (b) above, necessary, proper or advisable to consummate the Forward Merger or, if a Restructuring Trigger has occurred, the Reverse Merger; provided that neither Buyer nor FTH shall be required to pay, and the Company shall not pay, without Buyer's prior written consent, any material consideration to obtain any such third party consent.

Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement.

   Section 6.4 Access to Information; Confidentiality.

   (a) From the date hereof to the Effective Time, Buyer will comply with the reasonable requests of the Company to make officers available to respond to the reasonable inquiries of the Company in connection with the transactions contemplated by this Agreement and to make available information regarding Buyer and its subsidiaries as the Company may reasonably request.

   (b) From the date hereof to the Effective Time, to the extent permitted by applicable Law and contracts, the Company will provide to Buyer (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access to all employees, sites, properties, information and documents which Buyer may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company; provided, however, that the Company shall not be required to provide access to any employees, sites, properties, information or documents which would breach any agreement with any third-party or which would constitute a waiver of the attorney-client or other privilege by the Company.

   (c) Except with respect to matters related to the hiring of employees and the solicitation for hiring of employees, which matters shall be governed by the provisions of Section 6.17 hereof, the parties hereto shall comply with, and shall cause their respective Representatives to comply with all of their respective obligations under the Confidentiality Agreement dated September 16, 1999 between Buyer and Chris-Craft, as supplemented by the Addendum to the Confidentiality Agreement, dated August 7, 2000 (as so supplemented, the "Confidentiality Agreement"); provided that, following any termination of this Agreement, Section 6.17 hereof shall be of no further force or effect.

   (d) No investigation pursuant to this Section 6.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.
   Section 6.5 No Solicitation of Competing Transactions.

   (a) The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other agent or representative of the Company to take any such action, and the Company shall notify Buyer as promptly as practicable of all of the relevant material details relating to all inquiries and proposals which the Company or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative may receive relating to any of such matters, provided, however, that prior to the adoption of this Agreement and the approval of the Merger by the stockholders of the Company, nothing contained in this Section 6.5 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes an unsolicited proposal that the Board of Directors of the Company determines in good faith, after consultation with the Company's financial advisors and independent legal counsel, can be reasonably expected to result in a Superior Proposal; provided that prior to furnishing such information to, or entering into discussions or negotiations with, such person, the

Company (1) provides notice to Buyer to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person and provides, in any such notice to Buyer in reasonable detail the identity of the Person making such proposal and the material terms and conditions of such proposal, and (2) has received from such person or entity an executed confidentiality agreement or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or making any disclosure required under applicable Law.

   (b) For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company: (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction other than transactions specifically permitted pursuant to
Section 5.1 of this Agreement; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Company in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for the Company's securities or the filing of a registration statement under the Securities Act in connection with any such exchange offer; in the case of clauses (i), (ii) or (iii) above, which transaction would result in a third party (or its stockholders) acquiring more than 25% of the voting power of the capital stock then outstanding or more than 25% of the assets of the Company and its subsidiaries, taken as a whole; or (iv) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter.

   For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party which would result in such party (or in the case of a parent-to-parent merger, its stockholders) acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, share purchase, asset purchase, recapitalization, liquidation, dissolution, joint venture or similar transaction, more than 50% of the voting power of the capital stock then outstanding or all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, for consideration which the Board of Directors of the Company determines in its good faith judgment, after consultation with independent legal counsel and its financial advisors, to be more favorable to the Company's stockholders than the Merger.

   Section 6.6 Directors' and Officers' Indemnification and Insurance.

   (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Restated Certificate of Incorporation and By-laws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were officers, directors or employees of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

   (b) The Surviving Corporation shall maintain (or cause to be maintained) in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.6 more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance; and provided further that if the annual premiums exceed such amount, Buyer shall be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

   (c) In addition to the other rights provided for in this Section 6.6 and not in limitation thereof (but without in any way limiting or modifying the obligations of any insurance carrier contemplated by Section 6.6(b)), from and after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, to the fullest extent permitted by applicable Law (the "Indemnifying Party"), (i) indemnify and hold harmless (and release from any liability to Buyer or the Surviving Corporation or any of their respective subsidiaries), the individuals who, on or prior to the Effective Time, were officers, directors or employees of the Company or served on behalf of the Company as an officer, director or employee of any of the Company's current or former subsidiaries or affiliates (including, without limitation, those affiliates listed in Section 6.6(c) of the Company Disclosure Schedule (collectively, "Covered Affiliates") or any of their predecessors in all of their capacities (including as stockholder, controlling or otherwise) and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors or employees (the "Indemnitees") against all Expenses (as defined hereinafter), losses, claims, damages, judgments or amounts paid in settlement ("Costs") in respect of any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, based on, or arising out of or relating to the fact that such person is or was a director, officer, employee or stockholder (controlling or otherwise) of the Company or any of its current or former subsidiaries or Covered Affiliates or any of their predecessors arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby (an "Indemnifiable Claim"; except for acts or omissions which involve conduct known to such Person at the time to constitute a material violation of Law); provided that the Surviving Corporation and Buyer shall not be responsible for any amounts paid in settlement of any Indemnifiable Claim without the consent of Buyer and the Surviving Corporation; and (ii) advance to such Indemnitees all Expenses incurred in connection with any Indemnifiable Claim (including in circumstances where the Indemnifying Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor; provided that, the person to whom Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from Buyer or the Surviving Corporation. Any Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied. Except as otherwise may be provided pursuant to any Indemnity Agreement, the Indemnitees as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees; provided that any law firm or firms so retained shall be reasonably acceptable to Buyer. The Indemnifying Party shall be entitled to assume and control the defense of any potential Indemnifiable Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of its receipt of notice from the Indemnified Party that a potential Indemnifiable Claim has been made and so long as it unconditionally agrees in writing (x) to indemnify fully and indefinitely, subject only to limitations required by applicable Law, and (y) not to seek repayment of any Expenses advanced (unless such repayment would otherwise be available pursuant to clause (ii) of the first sentence of this Section 6.6(c) solely because such matter was excluded from the definition of Indemnifiable Claim pursuant to the exception contained in the definition thereof appearing immediately prior to the initial proviso in this subsection) from, the Indemnitees in respect of such potential Indemnifiable Claim, and acknowledges in writing its obligation to do so under this Section; provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Indemnifiable Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Indemnifiable Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Indemnifiable Claim may be settled by any Indemnified Party without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed. For the purposes of this Section 6.6, "Expenses" shall include reasonable attorneys' fees and all other reasonable costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in

(including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim, but shall exclude damages, losses, claims, judgments and amounts paid in settlement. The term "Indemnitees" shall exclude persons who both (x) were serving as officers or directors or employees of the Covered Affiliates listed on Section 6.6(c) of the Company Disclosure Schedule at the request of an entity other than the Company or one of its current or former subsidiaries, or any predecessor thereto, and (y) are not otherwise an Indemnitee.

   (d) Notwithstanding anything contained in Section 9.1 hereof to the contrary, this Section 6.6 shall survive the consummation of the Merger indefinitely, is intended to benefit each Indemnitee, shall be binding, jointly and severally, on all successors and assigns of Buyer, the Surviving Corporation and its subsidiaries, and shall be enforceable by the Indemnitees and their successors. In the event that Buyer or the Surviving Corporation or any of its subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, the successors and assigns of Buyer or the Surviving Corporation or its subsidiary, as the case may be, shall expressly assume and be bound by the indemnification obligations set forth in this Section 6.6.

   (e) The obligations of the Surviving Corporation, its subsidiaries and Buyer under this Section 6.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.6 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6).

   Section 6.7 Notification of Certain Matters. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (i) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied or
(z) the Forward Merger not to be consummated and (ii) any failure of the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   Section 6.8 Tax Matters. Buyer and Chris-Craft shall submit any filings or documents necessary to obtain the IRS Ruling and shall engage, through their representatives in any communications with the IRS and Buyer and, on behalf of the Company, Chris-Craft shall control the process of obtaining the IRS Ruling. Buyer and the Company shall make reasonable best efforts to obtain the IRS Ruling, the tax opinions set forth in Sections 7.2(f) and 7.3(c) hereof, and the FCC Consent, including taking any reasonable actions requested by the IRS or the FCC in connection with obtaining the IRS Ruling and the FCC Consent and cooperating in preparing and submitting any filings and documents to the IRS and the FCC in a prompt manner. In the case of the Forward Merger (a) the Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code; (b) neither the Company nor Buyer nor their affiliates shall directly or indirectly (without the consent of the other) take any action, that would reasonably be expected to adversely affect the intended tax treatment of the transactions contemplated by this Agreement; (c) officers of Buyer, Acquisition Sub and the Company shall execute and deliver to (i) Squadron, Ellenoff, Plesent & Sheinfeld LLP, tax counsel to Buyer, and Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Company, certificates substantially in the form agreed to by the parties as of the date hereof and other appropriate representations at such time or times as may be reasonably requested by such law firms, including contemporaneously with the execution of this Agreement and at the Effective Time, in connection with their respective deliveries of opinions, pursuant to Sections 7.2(f) and 7.3(c) hereof, with respect to the tax treatment of the Merger and (ii) Squadron, Ellenoff, Plesent & Sheinfeld LLP, counsel to Buyer and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Chris-Craft, such representations as are required by the IRS in order to issue the IRS Ruling; and (d) none of the Buyer, Acquisition Sub or the Company shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of such certificates and representations.

   Section 6.9 Stock Exchange Listing. Buyer and the Company shall (a) as promptly as reasonably practicable prepare and submit to the NYSE an application covering the Buyer Shares to be issued in the Merger, and shall use their reasonable best efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, (b) within two business days after the Effective Time, prepare and submit to ASX, pursuant to the applicable listing rules of the ASX, applications covering the Buyer Preferred Stock underlying the Buyer Shares issued pursuant to the Merger and cause such securities to be approved for quotation by the ASX, and (c) promptly seek the ASX Waiver or, if the ASX Waiver is not granted, as soon as possible thereafter call a special meeting of shareholders to obtain the Buyer Shareholder Approval) and take all actions and prepare all documents and shareholder materials required in connection therewith.

   Section 6.10 Public Announcements. Buyer and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or any listing rules of, or listing agreement or arrangement with, a national securities exchange or the ASX to which Buyer or the Company is a party. The parties have agreed on the text of a joint press release by which Buyer and the Company will announce the execution of this Agreement.

   Section 6.11 Affiliates of the Company. The Company represents and warrants to Buyer that prior to the date of the Stockholders' Meeting the Company will deliver to Buyer a letter identifying all persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company, and the Company represents and warrants to Buyer that the Company has advised the persons identified in such letter of the resale restrictions imposed by applicable securities laws. The Company shall use its reasonable best efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Exhibit A. The Company shall use its reasonable best efforts to obtain as soon as practicable from any person who may be deemed to have become an affiliate of the Company after the Company's delivery of the letter referred to above and prior to the Effective Time, a written agreement substantially in the form of Exhibit A.

   Section 6.12 Employee Matters.

   (a) During the one-year period commencing on the Effective Date, Buyer shall provide or shall cause the Surviving Corporation to provide to each Company Employee employee benefits (including incentive opportunities but excluding benefits under equity-based plans) that are either (i) in the aggregate, substantially comparable to the benefits being provided to Company Employees as of the date of this Agreement under the Company Benefit Plans or (ii) substantially similar to those being provided to similarly situated employees of the Buyer (other than for former employees of the Company).

   (b) Without limiting the generality of paragraph (a) of this Section 6.12, if the Effective Time occurs prior to December 31, 2000, (1) each Company Employee who received an annual bonus in respect of 1999 and is eligible to receive an annual bonus for the year 2000 and who, is employed by the Company immediately prior to the Effective Time, shall be entitled to receive, in lieu of any other bonus to which the participant may otherwise be entitled under such plan, or for the period from January 1, 2000 through the Effective Time, as the case may be, a prorated bonus (the "Pro-Rata Bonus"), determined by multiplying (i) the participant's annual bonus in respect of 1999 by (ii) a fraction, the numerator of which is equal to the number of days in calendar year 2000 through and including the Effective Time and the denominator of which is 366 and (2) each such Company Employee who remains employed with the Company (or its successor) or any affiliate thereof through December 31, 2000, shall be entitled to receive an additional bonus such that, when added to such employee's Pro-Rata Bonus, such employee's aggregate annual bonus in respect of 2000 is not less than such employee's annual bonus in respect of 1999. Such annual bonus with respect of 2000 shall be payable at such time that annual bonuses are normally paid to similarly situated employees of the Company. If the Effective Time occurs during the calendar year 2001, then the process described in (i) of the preceding sentence shall apply in an analogous manner to the Company's 2001 Bonus Plan and to other employees who receive an annual bonus in respect of the year 2000, with the references to the year 2000 therein being deemed to be references to the year 2001 and with references to the year 1999 therein being deemed to be references to the year 2000 and subject to Section 6.12(a), the process for determining the bonus for those who remain employed on and after the Effective Time through December 31, 2001 shall be determined in the discretion of the Buyer.

   (c) Without limiting the generality of paragraph (a) of this Section 6.12, with respect to each Surviving Corporation plan and such other employee benefit plans as may be maintained for Company Employees from time to time following the Effective Time by Buyer, the Surviving Corporation or any subsidiary of the Surviving Corporation (including, without limitation, plans or policies providing severance benefits and vacation entitlement), and service with the Company and any of its subsidiaries (or a predecessor to the Company's or any of its subsidiaries' business or assets) shall be treated as service with the Buyer, the Surviving Corporation or any of its subsidiaries, as the case may be, to the extent recognized in the comparable plans of the Company for purposes of determining eligibility to participate and vesting but not for purposes of benefit accrual. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. In the event Company Employees are transferred to a new health plan maintained by the Surviving Corporation effective as of a date within the annual plan year for purposes of accumulating annual deductibles, copayments and out-of-pocket maximums, Company Employees shall be given credit for amounts they have paid under a corresponding benefit plan during the new health plan's year in which the Company Employees are transferred for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the benefit plan maintained by Surviving Corporation or any of its subsidiaries. Buyer shall also honor, or cause the Surviving Corporation to honor, all vacation, personal and sick days accrued by the Company Employees under the plans, policies, programs and arrangements of the Company or any of its subsidiaries immediately prior to the Effective Time to the extent reserved against the Company's financial statements.

   (d) Without limiting the generality of paragraph (a) of this Section 6.12, the Surviving Corporation shall, or shall cause its subsidiaries to, honor, in accordance with their terms, and shall, or shall cause its subsidiaries to, make required payments when due under, all Company Benefit Plans maintained or contributed to by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party (including, but not limited to, employment, incentive and severance agreements and arrangements), that are applicable with respect to any Company Employee or any director of the Company or any of its subsidiaries (whether current, former or retired) or their beneficiaries; provided, however, that, subject to the provisions of Section 6.12(e) of the Chris-Craft Disclosure Schedule, the foregoing shall not preclude the Surviving Corporation or any of its subsidiaries from amending or terminating any Company Benefit Plan in accordance with its terms.

   Section 6.13 Letters of the Company's Accountants. The Company shall use reasonable best efforts to cause to be delivered to Buyer two "comfort" letters in customary form from PricewaterhouseCoopers LLP, the Company's independent public accountants, one dated a date within five business days before the date on which the Registration Statement shall become effective and one dated a date within five business days before the Closing Date, each addressed to Buyer.

   Section 6.14 Letters of Buyer's Accountants. Buyer shall use reasonable best efforts to cause to be delivered to the Company two "comfort" letters in customary form from Arthur Andersen LLP, Buyer's independent public accountants, one dated a date within five business days before the date on which the Registration Statement shall become effective and one dated a date within five business days before the Closing Date, each addressed to the Company.

   Section 6.15 [INTENTIONALLY OMITTED].

   Section 6.16 Other Merger Agreements. Buyer shall comply with its obligations under the Chris-Craft Merger Agreement and the UTV Merger Agreement. The Company shall comply with its obligations under the Voting Agreement related to the UTV Merger.

   Section 6.17 Employee Solicitation. In addition to, and not in limitation of any restrictions on the parties hereto contained in other documents, the parties hereto agree that during the period from the date hereof to the earlier of the termination of this Agreement or the consummation of the Merger, neither they nor any of their controlled affiliates shall solicit for employment any current senior management level employees or any of the three (3) highest compensated on air talent employees at each station of the other party hereto. This Section 6.17 shall govern in the event of any inconsistency between this
Section 6.17 and Section 6.4 hereof.

   Section 6.18 Post-Closing Covenant of Buyer. As of or promptly following the Effective Time, in the event of the Forward Merger (as defined in the Chris-Craft Merger Agreement) under the Chris-Craft Merger Agreement Buyer shall cause such assets as Buyer shall determine, but at a minimum shall include the broadcast assets and related liabilities held or previously held by the Company and its subsidiaries, to be transferred to and assumed by one or more direct or indirect subsidiaries of Buyer, and shall cause such assets and liabilities to be ultimately held by a newly formed subsidiary which is controlled by Buyer within the meaning of Section 368(c) of the Code ("Newco") of Fox Entertainment Group, Inc. ("FEG"). As of or promptly following the Effective Time, Newco and either FTH or a wholly owned subsidiary will enter into the Newco-FTH Agreement (as hereinafter defined). The Newco-FTH Agreement shall be an agreement prepared by Buyer and FTH as soon as practicable after the date hereof and in any event no later than August 31, 2000 which (i) reflects and is consistent with the terms set forth on Exhibit C hereto and (ii) otherwise is as Buyer and FTH shall determine, but which is consistent with the objective of obtaining the FCC Consent (without an Adverse Condition) with respect to the Forward Merger and, if the Chris-Craft Merger is to be effected as a Forward Merger (as defined in the Chris-Craft Merger Agreement), with respect to the Chris-Craft Merger, and the IRS Ruling; provided that it shall not contain any provisions as to which Chris-Craft or, if the Merger is to be effected as a Forward Merger, the Company reasonably objects by reason of concerns as to the Federal income tax treatment of the Chris-Craft Merger or, if the Merger is a Forward Merger, the Forward Merger, or the ability to obtain the FCC Consent (without any Adverse Condition) or the IRS Ruling for the Forward Merger or, if the Chris-Craft Merger is to be effected as a Forward Merger (as defined in the Chris-Craft Merger Agreement), for the Chris-Craft Merger. Buyer and FTH shall comply with this Section 6.18 in a manner deemed appropriate by Buyer and FTH; provided, that Buyer and FTH shall act in a manner that preserves (i) the qualification of the Merger or the Chris-Craft Merger, as the case may be, as a reorganization under Section 368(a) of the Code and (ii) the effectiveness and validity of the FCC Consent (as defined below). In the event (and only in the event) that the Merger is a Reverse Merger and the Chris-Craft Merger is a Reverse Merger (as defined in the Chris-Craft Merger Agreement), as of or promptly following the Effective Time, the broadcast assets and related liabilities held by the Company and its subsidiaries (or the Company and its subsidiaries themselves by way of merger) will be transferred to and assumed by FTH or one or more direct or indirect subsidiaries thereof. The foregoing processes contained in this Section 6.18 and the actions contemplated hereby shall be deemed to constitute "transactions contemplated by this Agreement" for purposes of Buyer's representations and warranties herein.

   Section 6.19 Form of Merger. In the event that there is a Ruling Failure or an FCC Failure (each, a "Restructuring Trigger"), then the Merger shall be effected as the Reverse Merger and not as the Forward Merger and, in lieu of News Publishing Australia Limited, a newly formed indirect subsidiary of Buyer (which could, at the election of Buyer, be a subsidiary of Chris-Craft unless the Chris-Craft Merger has not occurred prior to the Effective Time) shall be Acquisition Sub and Buyer shall cause such Acquisition Sub to execute a counterpart signature page to this Agreement and become a party hereto; provided, that, notwithstanding the foregoing, if the Chris-Craft Merger is to be effected as a Forward Merger (as defined in the Chris-Craft Merger Agreement), then such Acquisition Sub shall be a first-tier subsidiary of Buyer that is controlled by Buyer within the meaning of Section 368(c) of the Code. In the event that, following the occurrence of a Restructuring Trigger and prior to the Effective Time, subsequent events occur such that the conditions to effecting the Forward Merger are all satisfied, then the Merger shall occur as if such Triggering Event had never occurred. For purposes of this Agreement, a "Ruling Failure" shall be deemed to have occurred (i) if the IRS Ruling (as defined herein) is not obtained on or prior to the seven-month anniversary of the submission of the ruling request to the IRS (unless a responsible officer of the IRS has indicated to representatives of both the

Company and Buyer that the IRS Ruling is likely to be issued within the next succeeding three months and such IRS Ruling is so issued within such three-month period) in form and substance reasonably satisfactory to each of the parties hereto or (ii) a responsible officer of the IRS has indicated to representatives of both Chris-Craft and Buyer prior to the three-month anniversary of this Agreement that the IRS Ruling, in form and substance reasonably satisfactory to each of the parties hereto, is not likely to be issued, and such indication shall not have been reversed or withdrawn prior to the five-month anniversary of the date of this Agreement or (iii) either Kaye, Scholer, Fierman, Hays & Handler, LLP or Squadron, Ellenoff, Plesent & Sheinfeld LLP indicates in writing to Chris-Craft and Buyer that it will not be able to deliver its respective opinion pursuant to Section 7.3 or Section 7.2, as the case may be. For purposes of this Agreement, an "FCC Failure" shall be deemed to have occurred (i) if the FCC Consent (without an Adverse Condition) is not obtained on or prior to the ten-month anniversary of this Agreement (unless a responsible officer of the FCC has indicated to representatives of both the Company and Buyer that the FCC Consent (without an Adverse Condition) will be issued within the next succeeding two months and such FCC Consent is so issued within such two-month period) in form and substance reasonably satisfactory to each of the parties hereto or (ii) a responsible officer of the FCC has indicated to representatives of both the Company and Buyer that the FCC Consent, in form and substance reasonably satisfactory to each of the parties hereto, will not be issued and, prior to the three- month anniversary of this Agreement, such indication shall not have been reversed or withdrawn; provided that no FCC Failure shall have occurred if a responsible officer of the FCC has indicated (and subsequently not withdrawn or changed such indication) to representatives of both the Company and Buyer that the sole reason or reasons for the FCC Consent (without an Adverse Condition) not having been obtained does not relate in any manner to whether the Merger is the Forward Merger or the Reverse Merger and that there is no material greater likelihood of obtaining the FCC Consent (without an Adverse Condition) with respect to the Reverse Merger than the Forward Merger.

   Section 6.20 Advance of Funds. Notwithstanding anything to the contrary contained in this Agreement, the Company shall (and shall be permitted to) advance funds to Chris-Craft on an as needed basis, including, without limitation, to pay any and all fees and expenses payable by Chris-Craft in connection with the Chris-Craft Merger; provided, however, that any such advances shall be made pursuant to short term loans on arms-length terms and must be repaid no later than 30 days after consummation of the Merger, unless the Chris-Craft Merger has also been consummated.

   Section 6.21 Obligations of FTH. In view of the fact that one or more subsidiaries of FTH would become the licensees of the Company Stations under either the Forward Merger or the Reverse Merger and would otherwise benefit from either merger, FTH agrees that it shall take such actions, and shall cause its subsidiaries to take such actions, as may be necessary to accomplish the requirements of FTH under Sections 6.3, 6.18 and 6.19 hereof and any other requirements of this Agreement relating to the effectuation of, or transactions to be accomplished immediately following, the Forward Merger and the Reverse Merger, as the case may be.

                                  ARTICLE VII

                            Conditions to the Merger

   Section 7.1 Conditions to the Obligations of Each Party. The obligations of the Company and Buyer to consummate the Merger are subject to the satisfaction or waiver by the Company and Buyer of the following conditions:

   (a) this Agreement shall have been adopted by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote at the Stockholders' Meeting voting together as a single class;

   (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

   (c) no Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or Order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger;

   (d) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

   (e) the FCC Consent (as defined below) shall have been obtained. "FCC Consent," as used herein, means action by the FCC granting its consent to the assignment or to the transfer of control of the FCC licenses of the Company and UTV to FTH (or a wholly owned subsidiary of FTH), including transfer of those authorizations, licenses, permits, and other approvals, issued by the FCC, and used in the operation of the Company Stations, pursuant to appropriate applications filed by the parties with the FCC, as contemplated by this Agreement;

   (f) all other authorizations, consents, waivers, orders or approvals for the Merger required to be obtained, and all other filings, notices or declarations required to be made, by Buyer and the Company prior to the consummation of the Merger and the transactions contemplated hereunder, shall have been obtained from, and made with, all required Governmental Authorities, including the ASX Waiver or, if the ASX Waiver is not granted, the Buyer Shareholder Approval, and except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not, individually or in the aggregate, have a Company Material Adverse Effect or Buyer Material Adverse Effect; provided, however, that a party who has failed to fulfill its obligations under Section 6.3 hereof shall not be entitled to deem this Section 7.1(e) unsatisfied by reason of such non-fulfillment;

   (g) the Buyer Shares issuable to the Company's stockholders in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance;

   (h) the Chris-Craft Merger shall have occurred or the stockholders of Chris-Craft shall have failed to approve the Chris-Craft Merger at a duly held stockholders' meeting called for such purpose or at any adjournment or postponement thereof; and

   (i) all conditions to all parties' obligations to consummate the UTV Merger, except completion of the UTV Merger, shall have been satisfied or waived; provided, however, that this condition may not be enforced by a party if such party's actions or failure to act has prevented the conditions to the consummation of the UTV Merger from being satisfied; and provided further that this condition may not be enforced by the Company by reason of the failure to obtain the requisite stockholder vote by the stockholders of UTV at a duly held stockholders' meeting called for such purpose or at any adjournment or postponement thereof.

   Section 7.2 Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Merger are subject to the satisfaction or waiver by Buyer of the following further conditions:

   (a) each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect;

   (b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect;

   (c) Buyer shall have received from each person named in the letter referred to in Section 6.11 an executed copy of an agreement substantially in the form of Exhibit B hereto;

   (d) Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that Buyer or the Company shall have obtained (i) all material consents, approvals, authorizations, qualifications and orders of all Governmental Authorities legally required for the consummation of the Merger and (ii) all other consents, approvals, authorizations, qualifications and orders of Governmental Authorities or third parties required (other than those set forth in Section 7.2(d) of the Company Disclosure Schedule) for the consummation of the Merger, except, in the case of this clause (ii), for those the failure of which to be obtained individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect or a Buyer Material Adverse Effect; provided, however, that if Buyer has failed to fulfill its obligations under Section 6.3 hereof it shall not be entitled to deem this
Section 7.2(d) unsatisfied by reason of such non-fulfillment;

   (e) [INTENTIONALLY OMITTED]

   (f) In the case of the Forward Merger, Buyer shall have received (i) the opinion of Squadron, Ellenoff, Plesent & Sheinfeld LLP, in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, the IRS Ruling, and certificates obtained from officers of Buyer, Acquisition Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (A) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (B) for U.S. federal income tax purposes, no income, gain or loss will be recognized by Buyer, Acquisition Sub and the Company as a result of the Merger, and (C) for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of Company Common Stock as a result of the Merger except to the extent such holders receive cash as Merger Consideration and (ii) a private letter ruling (the "IRS Ruling") from the IRS, to the effect that the Merger will satisfy the continuity of business enterprise requirement described in Treasury Regulations Section 1.368-1(d). In rendering the opinion described in clause (i) hereof, Squadron, Ellenoff, Plesent & Sheinfeld LLP shall have received and may rely upon the certificates and representations referred to in
Section 6.8 hereof; and

   (g) the FCC Consent shall not contain any Adverse Condition.

   Section 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company of the following further conditions:

   (a) each of the representations and warranties of Buyer contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of Buyer contained in this Agreement that are not qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect;

   (b) Buyer and FTH shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect; and

   (c) in the case of the Forward Merger, the Company shall have received (i) the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, the IRS Ruling, and certificates obtained from officers of Buyer, Acquisition Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (A) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (B) for U.S. federal income tax purposes, no income, gain or loss will be recognized by Buyer, Acquisition Sub and the Company as a result of the Merger, and (C) for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of Company Common Stock as a result of the Merger except to the extent such holders receive cash as Merger Consideration and (ii) the IRS Ruling. In rendering the opinion described in clause (i) hereof, Kaye, Scholer, Fierman, Hays & Handler, LLP shall have received and may rely upon the certificates and representations referred to in Section 6.8 hereof.

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

   Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption of this Agreement and approval of the Merger, as follows:

   (a) by mutual written consent duly authorized by the Boards of Directors of each of Buyer and the Company;

   (b) by either Buyer or the Company, if the Effective Time shall not have occurred on or before 15 months from the execution of this Agreement (the "Termination Date");

   (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer or FTH set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or (b) cannot be satisfied on or before the Termination Date (a "Terminating Buyer Breach");

   (d) by Buyer, upon breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a) or (b) cannot be satisfied on or before the Termination Date ("Terminating Company Breach");

   (e) by either Buyer or the Company, if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable;

   (f) by Buyer or the Company if the approval of the Merger by the stockholders of the Company required for the consummation of the Merger as set forth in Section 7.1(a) shall not have been obtained by reason of the failure to obtain such required vote at a duly held Stockholders' Meeting or at any adjournment or postponement thereof provided, however, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(f) if the breach by Chris-Craft of the Voting Agreement is the reason for such failure;

   (g) by Buyer or the Company if the Chris-Craft Merger Agreement shall have been terminated; provided, however, that a party shall not have the right to terminate the Agreement pursuant to this Section 8.1(g) if its actions or failure to act shall have prevented the consummation of the Chris-Craft Merger; provided, further, that the Company shall not have the right to terminate the Agreement pursuant to this Section 8.1(g) if the Chris-Craft Merger shall have been terminated as a result of the failure of the Chris-Craft stockholders to approve the Chris-Craft Merger at a duly held stockholders meeting called for such purpose or at any adjournment or postponement thereof; or

   (h) by Buyer or the Company if the UTV Merger Agreement shall have been terminated; provided, however, that a party shall not have the right to terminate this Agreement pursuant to this Section 8.1(h) if its actions or failure to act shall have prevented the consummation of UTV Merger; and provided further that the right to terminate this Agreement pursuant to this Section 8.1(h) may not be enforced by the Company by reason of the failure to obtain the requisite stockholder vote by the stockholders of UTV at a duly held stockholders' meeting called for such purpose or at any adjournment or postponement thereof.

   Section 8.2 Effect of Termination. Subject to Sections 8.5 and 9.1 hereof, in the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Buyer, FTH or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

   Section 8.3 Amendment. This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement and the approval of the Merger by stockholders of the Company, there shall not be any amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders and provided further that any such amendment must also be approved by the Special Committee. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   Section 8.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 8.3, waive compliance with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

   Section 8.5 Expenses. Except as set forth in this Section 8.5, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Buyer each shall pay one-half of all Expenses relating to (i) printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement,
(ii) any filing with the FCC or similar authority and (iii) any filing with antitrust authorities; provided, however, that Buyer shall pay all Expenses relating to the Exchange Agent and, provided further, that the Company, Chris-Craft and UTV shall not, in the aggregate, pay more than one-half of the Expenses. "Expenses" as used in this Agreement (other than Section 6.6 hereof) shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder and stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations, any filings with the SEC or the FCC and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE IX

                               General Provisions

   Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including, without limitation, those contained in Sections 6.4, 6.6, 6.8, 6.10, 6.11, 6.12, 6.18 and 6.21.

   Section 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

   if to Buyer or FTH:

    The News Corporation Limited
    1211 Avenue of the Americas
    New York, New York 10036
    Telecopier No.: (212) 768-2029
    Attention: Arthur M. Siskind, Esq.
     Senior Executive Vice President and Group General Counsel

   with copies to:

    Squadron, Ellenoff, Plesent & Sheinfeld LLP
    551 Fifth Avenue
    New York, New York 10176
    Telecopier No.: (212) 697-6686
    Attention: Jeffrey W. Rubin, Esq.

   if to the Company:

    BHC Communications, Inc.
    767 Fifth Avenue
    New York, New York 10153
    Telecopier No.: (212) 759-7653
    Attention: General Counsel

   with copies to:

    Swidler Berlin Shereff Friedman, LLP
    The Chrysler Building
    405 Lexington Avenue
    New York, New York 10174
    Telecopier No.: (212) 891-9598
    Attention: Charles I. Weissman, Esq.

   with copies to:

    Kaye, Scholer, Fierman, Hays & Handler, LLP
    425 Park Avenue
    New York, New York 10022
    Telecopier No.: (212) 836-8689
    Attention: Lynn Toby Fisher, Esq.

   Section 9.3 Interpretation, Certain Definitions. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also references to its permitted successors and assigns. References of "$" or "dollars" herein shall be deemed to be references to U.S. $.

   For purposes of this Agreement, the term:

     (a) "affiliate," of a specified Person, means a Person who, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person;

     (b) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

     (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

     (d) "Governmental Authority" means any United States (Federal, state or local) or foreign government, or governmental, regulatory, judicial or administrative authority, agency or commission;


     (e) "knowledge" means the actual knowledge of the following officers and employees of the Company (or Chris-Craft) and Buyer, without benefit of an independent investigation of any matter, as to (i) the Company: Herbert J. Siegel, John C. Siegel, William D. Siegel, Brian C. Kelly, Evan C. Thompson and Joelen K. Merkel and (ii) Buyer: K.R. Murdoch, D.F. DeVoe, A. Siskind, Peter Chernin and Chase Carey; and

     (f) "subsidiary" or "subsidiaries," of any Person, means any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. For purposes of this Agreement, FTH and its subsidiaries shall each be deemed to be a subsidiary of Buyer, of FEG and of all of the entities of which FEG is itself a subsidiary.

   Section 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

   Section 9.5 Entire Agreement; Assignment. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Buyer Disclosure Schedule which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein), the Voting Agreement, and the Confidentiality Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The parties agree to comply with all covenants and agreements set forth on the Company Disclosure Schedule and the Buyer Disclosure Schedule as if such covenants and agreements were fully set forth in this Agreement. This Agreement shall not be assigned by the Company. Buyer shall not assign this Agreement, other than to an affiliate of Buyer; provided that no such assignment shall relieve Buyer of any of its obligations hereunder.

   Section 9.6 Parties in Interest. Except as otherwise provided in this
Section 9.6, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement other than Sections 6.6, 6.8, 6.12, 6.18 and 6.21 (which are intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons (including Chris-Craft in respect of Sections 6.8, 6.9, 6.18 and 6.21)). In the event that the Forward Merger is consummated, Sections 6.8, 6.18 and 6.21 are intended for the benefit of the persons who were the stockholders of the Company immediately preceding the Effective Time.

   Section 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

   Section 9.8 Consent to Jurisdiction.

   (a) Each of Buyer and the Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of Buyer and the Company hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court. Each of Buyer and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

   (b) Each of Buyer and the Company irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party in accordance with Section 9.2. Nothing in this Section 9.8 shall affect the right of any party to serve legal process in any other manner permitted by law.

   Section 9.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   Section 9.10 WAIVER OF JURY TRIAL. EACH OF BUYER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   In Witness Whereof, Buyer, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          The News Corporation Limited

                                             /s/ Arthur M. Siskind
                                          By: _________________________________
                                            Name:Arthur M. Siskind
                                            Title:Director

                                          News Publishing Australia Limited

                                             /s/ Paula Wardynski
                                          By: _________________________________
                                            Name:Paula Wardynski
                                            Title:Vice President

                                          BHC Communications, Inc.

                                             /s/ William D. Siegel
                                          By: _________________________________
                                            Name:William D. Siegel
                                            Title:President and Chief
                                            Executive Officer

                                          Fox Television Holdings, Inc.
                                           (solely as to Section 6.3 and
                                           Section 6.21 of this Agreement)

                                             /s/ Paula Wardynski
                                          By: _________________________________
                                            Name:Paula Wardynski
                                            Title:Vice President

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CONFORMED COPY
                                                                         ANNEX C

                          AGREEMENT AND PLAN OF MERGER

                                     Among

                            UNITED TELEVISION, INC.,

                         THE NEWS CORPORATION LIMITED,

                       NEWS PUBLISHING AUSTRALIA LIMITED

                                      and

                         FOX TELEVISION HOLDINGS, INC.

                    Dated as of August 13, 2000, as Amended

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                   ARTICLE I
                                   The Merger
 Section 1.1  The Merger.................................................   C-2
 Section 1.2  Effect on Securities.......................................   C-2
 Section 1.3  Share Election.............................................   C-5
 Section 1.4  Allocation and Proration...................................   C-6
 Section 1.5  Exchange of Certificates...................................   C-8
 Section 1.6  Transfer Taxes; Withholding................................  C-10
 Section 1.7  Stock Options and Other Stock..............................  C-10
 Section 1.8  Lost Certificates..........................................  C-11
 Section 1.9  Dissenting Shares..........................................  C-12
 Section 1.10 Merger Closing.............................................  C-12
                                   ARTICLE II
                           The Surviving Corporation
 Section 2.1  Certificate of Incorporation...............................  C-12
 Section 2.2  By-laws....................................................  C-12
 Section 2.3  Officers and Board of Directors............................  C-12
                                  ARTICLE III
                 Representations and Warranties of the Company
 Section 3.1  Organization and Qualification; Subsidiaries...............  C-13
 Section 3.2  Restated Certificate of Incorporation and By-Laws..........  C-13
 Section 3.3  Capitalization.............................................  C-13
 Section 3.4  Authority Relative to Agreement............................  C-14
 Section 3.5  No Conflict; Required Filings and Consents.................  C-14
 Section 3.6  Permits and Licenses; Contracts; Compliance with Laws......  C-15
 Section 3.7  SEC Reports................................................  C-17
 Section 3.8  Absence of Certain Changes or Events.......................  C-17
 Section 3.9  Absence of Litigation......................................  C-18
 Section 3.10 Employee Benefit Plans.....................................  C-18
 Section 3.11 Labor Matters..............................................  C-20
 Section 3.12 Environmental Matters......................................  C-20
 Section 3.13 Trademarks, Patents and Copyrights.........................  C-21
 Section 3.14 Taxes......................................................  C-21
 Section 3.15 Tax Matters................................................  C-22
 Section 3.16 Title to Properties; Assets................................  C-23
 Section 3.17 Year 2000 Compliance.......................................  C-23
 Section 3.18 Opinion of Financial Advisors..............................  C-24
 Section 3.19 Vote Required..............................................  C-24
 Section 3.20 Brokers....................................................  C-24
 Section 3.21 State Takeover Statutes....................................  C-24

                                                                           Page
                                                                           ----
                                   ARTICLE IV
                    Representations and Warranties of Buyer
 Section 4.1  Organization and Qualification; Subsidiaries...............  C-24
 Section 4.2  Charter Documents..........................................  C-25
 Section 4.3  Capitalization.............................................  C-25
 Section 4.4  Authority Relative to Agreement............................  C-25
 Section 4.5  No Conflict; Required Filings and Consents.................  C-26
 Section 4.6  Permits and Licenses.......................................  C-26
 Section 4.7  Buyer SEC/ASX Reports......................................  C-27
 Section 4.8  Absence of Certain Changes or Events.......................  C-27
 Section 4.9  Tax Matters................................................  C-27
 Section 4.10 Brokers....................................................  C-27
 Section 4.11 Interim Operations of Acquisition Sub......................  C-27
                                   ARTICLE V
                     Conduct of Business Pending the Merger
 Section 5.1  Conduct of Business by the Company Pending the Merger......  C-28
 Section 5.2  FCC Matters................................................  C-30
 Section 5.3  Certain Tax Matters........................................  C-30
                                   ARTICLE VI
                             Additional Agreements
 Section 6.1  Registration Statement; Proxy Statement....................  C-31
 Section 6.2  Stockholders' Meetings.....................................  C-32
 Section 6.3  Appropriate Action; Consents; Filings......................  C-33
 Section 6.4  Access to Information; Confidentiality.....................  C-34
 Section 6.5  No Solicitation of Competing Transactions..................  C-34
 Section 6.6  Directors' and Officers' Indemnification and Insurance.....  C-35
 Section 6.7  Notification of Certain Matters............................  C-37
 Section 6.8  Tax Matters................................................  C-37
 Section 6.9  Stock Exchange Listing.....................................  C-38
 Section 6.10 Public Announcements.......................................  C-38
 Section 6.11 Affiliates of the Company..................................  C-38
 Section 6.12 Employee Matters...........................................  C-38
 Section 6.13 Letters of the Company's Accountants.......................  C-40
 Section 6.14 Letters of Buyer's Accountants.............................  C-40
 Section 6.15 [INTENTIONALLY OMITTED]....................................  C-40
 Section 6.16 Other Merger Agreements....................................  C-40
 Section 6.17 Employee Solicitation......................................  C-40
 Section 6.18 Post-Closing Covenant of Buyer.............................  C-40
 Section 6.19 Form of Merger.............................................  C-41
 Section 6.20 Advance of Funds...........................................  C-41
 Section 6.21 Obligations................................................  C-41
                                  ARTICLE VII
                            Conditions to the Merger
 Section 7.1  Conditions to the Obligations of Each Party................  C-42
 Section 7.2  Conditions to the Obligations of Buyer.....................  C-43
 Section 7.3  Conditions to the Obligations of the Company...............  C-43

                                                                        Page
                                                                        ----
                                ARTICLE VIII
                      Termination, Amendment and Waiver
 Section 8.1  Termination.............................................  C-44
 Section 8.2  Effect of Termination...................................  C-45
 Section 8.3  Amendment...............................................  C-45
 Section 8.4  Waiver..................................................  C-45
 Section 8.5  Expenses................................................  C-45
                                 ARTICLE IX
                             General Provisions
 Section 9.1  Non-Survival of Representations, Warranties and
               Agreements.............................................  C-46
 Section 9.2  Notices.................................................  C-46
 Section 9.3  Interpretation, Certain Definitions.....................  C-47
 Section 9.4  Severability............................................  C-48
 Section 9.5  Entire Agreement; Assignment............................  C-48
 Section 9.6  Parties in Interest.....................................  C-48
 Section 9.7  Governing Law...........................................  C-48
 Section 9.8  Consent to Jurisdiction.................................  C-48
 Section 9.9  Counterparts............................................  C-48
 Section 9.10 WAIVER OF JURY TRIAL....................................  C-49
 EXHIBITS
 Exhibit A    Voting Agreement
 Exhibit B    Form of Written Agreement with Company Affiliate
 Exhibit C    Terms of Newco--FTH Agreement

                             INDEX OF DEFINED TERMS

                                                                            Page
                                                                            ----
1999 Balance Sheet.........................................................  22
Acquisition Sub............................................................   1
Actions....................................................................  30
Adverse Condition..........................................................  34
affiliate..................................................................  47
Aggregate Buyer Share Amount...............................................   4
Aggregate Cash Amount......................................................   4
Agreement..................................................................   1
All Cash Election..........................................................   5
All Cash Election Number...................................................   4
All Cash Election Shares...................................................   7
ASX........................................................................  10
ASX Waiver.................................................................  28
BHC........................................................................   1
BHC Merger.................................................................   1
BHC Merger Agreement.......................................................   1
Blue Sky Laws..............................................................  15
business day...............................................................  47
Buyer......................................................................   1
Buyer Disclosure Schedule..................................................  24
Buyer FCC Licenses.........................................................  26
Buyer Licensed Facilities..................................................  26
Buyer Material Adverse Effect..............................................  24
Buyer Preferred Stock......................................................   3
Buyer SEC Reports..........................................................  27
Buyer Shareholder Approval.................................................  26
Buyer Shares...............................................................   3
Buyer Shares Trust.........................................................   9
Cash Amount................................................................   7
Cash Election Shares.......................................................   3
Cash Fraction..............................................................   7
Cash Merger Price..........................................................   4
CERCLA.....................................................................  20
Certificate of Merger......................................................   2
Certificates...............................................................   8
change in control..........................................................  11
Chris-Craft................................................................   1
Chris-Craft Merger.........................................................   1
Chris-Craft Merger Agreement...............................................   1
Closing....................................................................  12
Closing Buyer Share Value..................................................   4
Closing Date...............................................................  12
Closing Price..............................................................   7
Closing Transaction Value..................................................   4
Code.......................................................................   1
Communications Act.........................................................  15
Company....................................................................   1
Company Benefit Plans......................................................  18

                                                                           Page
                                                                          ------
Company Common Stock.....................................................      1
Company Disclosure Schedule..............................................     13
Company Employees........................................................     18
Company FCC Licenses.....................................................     16
Company Financial Advisor................................................     24
Company Intellectual Property Rights.....................................     21
Company Material Adverse Effect.......................................... 13, 15
Company Options..........................................................     10
Company Permits..........................................................     15
Company Preferred Stock..................................................     13
Company SEC Reports......................................................     17
Company Stations.........................................................     16
Company Systems..........................................................     23
Company Year 2000 Compliant..............................................     23
Company Year 2000 Plan...................................................     23
Competing Transaction....................................................     35
Confidentiality Agreement................................................     34
control..................................................................     47
controlled by............................................................     47
Costs....................................................................     36
Covered Affiliates.......................................................     36
Delaware Law.............................................................      1
Deposit Agreement........................................................      8
Depositary...............................................................      8
Dissenting Shares........................................................  5, 12
DTV......................................................................     16
DTV Stations.............................................................     17
Effective Time...........................................................      2
Election Deadline........................................................      6
Elections................................................................      5
Environmental Laws.......................................................     21
Environmental Permits....................................................     21
ERISA....................................................................     18
ERISA Affiliate..........................................................     18
Excess Buyer Shares......................................................      9
excess parachute payment.................................................     19
Exchange Act.............................................................     11
Exchange Agent...........................................................      5
Exchange Fund............................................................      9
Exchange Ratio...........................................................      5
Exchangeable Shares......................................................      5
Exchanged Shares.........................................................      5
Expenses................................................................. 37, 45
FCC......................................................................     15
FCC Consent..............................................................     42
FCC Failure..............................................................     41
FCC Multiple Ownership Rules.............................................     33
FEG......................................................................     40
Form of Election.........................................................      5
Forward Merger...........................................................      1

                                                                           Page
                                                                          ------
FTH......................................................................     40
GAAP.....................................................................     17
Governmental Authority...................................................     47
Hazardous Materials......................................................     21
herein...................................................................     47
hereof...................................................................     47
hereunder................................................................     47
Holders..................................................................      5
HSR Act..................................................................     15
incentive stock options..................................................     11
include..................................................................     47
includes.................................................................     47
including................................................................     47
Indemnifiable Claim......................................................     36
Indemnifying Party.......................................................     36
Indemnitees.............................................................. 36, 37
Intellectual Property Rights.............................................     21
IRS...................................................................... 18, 43
IRS Ruling...............................................................     43
knowledge................................................................     47
Laws.....................................................................     15
Liens....................................................................     13
Merger...................................................................      1
Merger Consideration.....................................................      2
Multiemployer Plans......................................................     18
National Priorities List.................................................     29
Newco....................................................................     40
Non-Election.............................................................      5
Non-Election Fraction....................................................      7
Non-Election Shares......................................................      7
NYSE.....................................................................      4
Option Registration Statement............................................     31
Order....................................................................     33
Partial Cash Election....................................................      3
Partial Cash Election Shares.............................................      3
Partial Exchange Ratio...................................................      3
Per Share Amount.........................................................      5
Person...................................................................      5
Post-Signing Returns.....................................................     43
Pro-Rata Bonus...........................................................     39
Program Agreement........................................................     43
Proxy Statement..........................................................     31
Registration Statement...................................................     31
Representatives..........................................................     34
Restructuring Trigger....................................................     41
Reverse Merger...........................................................      1
Reverse Merger Exchange Ratio............................................      3
Ruling Failure...........................................................     41
SEC......................................................................      4
Secretary of State.......................................................      2

                                                                            Page
                                                                            ----
Securities Act.............................................................  15
Share Registration Statement...............................................  31
Special Committee..........................................................   1
Stock Election.............................................................   5
Stock Election Number......................................................   5
Stock Election Shares......................................................   7
Stock Fraction.............................................................   7
Stockholders Meeting ......................................................  32
subsidiaries...............................................................  47
subsidiary.................................................................  47
Substituted Option.........................................................  10
Superior Proposal..........................................................  34
Surviving Corporation......................................................   2
Tax........................................................................  21
Tax Returns................................................................  22
Taxes......................................................................  21
Terminating Buyer Breach...................................................  44
Terminating Company Breach.................................................  44
Termination Date...........................................................  44
Total Consideration........................................................   7
Valuation Period...........................................................   4
VEBA.......................................................................  18
Voting and Proxy Agreement.................................................   1

   AGREEMENT AND PLAN OF MERGER dated as of August 13, 2000, as amended (this "Agreement") by and among UNITED TELEVISION, INC., a Delaware corporation (the "Company"), THE NEWS CORPORATION LIMITED, a South Australian corporation ("Buyer"), NEWS PUBLISHING AUSTRALIA LIMITED, a Delaware corporation and a subsidiary of Buyer ("Acquisition Sub") and FOX TELEVISION HOLDINGS, INC., a Delaware corporation and an indirect subsidiary of Buyer ("FTH") (but solely as to Section 6.3 and Section 6.21 of this Agreement).

   Whereas, in furtherance of the acquisition of the Company by Buyer, the respective Boards of Directors of the Company, Buyer and Acquisition Sub, and Buyer, as the sole stockholder of Acquisition Sub, have each approved this Agreement and the merger of (A) the Company with and into Acquisition Sub (the "Forward Merger") and (B) in the event a Restructuring Trigger (as defined herein) has occurred, the merger of Acquisition Sub with and into the Company (the "Reverse Merger" and, together with the Forward Merger, as applicable, the "Merger"), in each case upon the terms and subject to the conditions and limitations set forth herein and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law");

   Whereas, each of the Board of Directors of the Company and the special committee of the Board of Directors of the Company (the "Special Committee")
(i) has determined that the Merger is fair to, advisable and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval of this Agreement by the stockholders of the Company;

   Whereas, for Federal income tax purposes, it is intended that the Forward Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

   Whereas, simultaneously with the execution and delivery of this Agreement, Buyer, Acquisition Sub and Chris-Craft Industries, Inc. ("Chris-Craft"), a Delaware corporation and the indirect parent corporation of the Company, are entering into an agreement and plan of merger (the "Chris-Craft Merger Agreement"), providing for the merger of Chris-Craft with and into Acquisition Sub, or, if a Restructuring Trigger (as defined for purposes of such agreement) has occurred, the merger of a direct or indirect owned subsidiary of Buyer with and into Chris-Craft, in each case upon the terms and subject to the conditions set forth in the Chris-Craft Merger Agreement (the "Chris-Craft Merger");

   Whereas, simultaneously with the execution and delivery of this Agreement, Buyer, Acquisition Sub and BHC Communications, Inc. ("BHC"), a Delaware corporation and the direct parent of the Company, are entering into an agreement and plan of merger (the "BHC Merger Agreement"), providing for the merger of BHC with and into Acquisition Sub, or, if a Restructuring Trigger (as defined for purposes of such agreement) has occurred, the merger of a direct or indirect owned subsidiary of Buyer (or of Chris-Craft) with and into BHC, in each case upon the terms and subject to the conditions set forth in the BHC Merger Agreement (the "BHC Merger");

   Whereas , it is intended that the mergers heretofore referred to shall be completed in the following order: first, the Chris-Craft Merger; second, the BHC Merger; and third, the Merger; and

   Whereas, as a condition and inducement to Buyer to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Buyer is entering into a Voting Agreement, substantially in the form of Exhibit A attached hereto (the "Voting Agreement"), with BHC pursuant to which, among other things, it has agreed, subject to the terms and conditions contained therein, to vote all shares of Common Stock of the Company, par value $.10 per share (the "Company Common Stock"), owned by it in favor of this Agreement and the Merger and, to the extent provided for therein, against any conflicting transaction.

   Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained and contained in the Voting Agreement and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   The Merger

   Section 1.1 The Merger.

   (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined below), in the case of the Forward Merger, the Company shall be merged with and into Acquisition Sub, whereupon the separate existence of the Company shall cease, and Acquisition Sub shall continue as the surviving corporation and, in the case of the Reverse Merger, Acquisition Sub shall be merged with and into the Company, whereupon the separate corporate existence of Acquisition Sub shall cease, and the Company shall continue as the surviving corporation (the surviving corporation in the Merger is sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware and shall continue under the name "News Publishing Australia Limited." Whether the Forward Merger or the Reverse Merger is to be effected shall be determined in accordance with Section 6.19 hereof.

   (b) Concurrently with the Closing (as defined in Section 1.10 hereof), the Company, Buyer and Acquisition Sub shall cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided under Delaware Law. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State or at such other date and time as are agreed between the parties and specified in the Certificate of Merger, and such date and time is hereinafter referred to as the "Effective Time."

   (c) From and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, immunities, powers and franchises and be subject to all of the obligations, restrictions, disabilities, liabilities, debts and duties of the Company and Acquisition Sub.

   Section 1.2 Effect on Securities. At the Effective Time:

   (a) Cancellation of Securities. In the case of the Forward Merger, each share of Company Common Stock held by the Company as treasury stock or held by Buyer or its subsidiaries or by BHC (unless the BHC Merger shall not have occurred prior to the Effective Time) immediately prior to the Effective Time shall automatically be cancelled and revert to the status of authorized but unissued shares, and no consideration or payment shall be delivered therefor or in respect thereto. In the case of the Reverse Merger, each share of Company Common Stock held by BHC (unless the BHC Merger shall not have occurred prior to the Effective Time) immediately prior to the Effective Time shall remain outstanding and continue to represent one share of common stock of the Company.

   (b) Conversion of Securities. Except as otherwise provided in this Agreement and subject to Section 1.4 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 1.2(a) hereof and Dissenting Shares (as defined in Section 1.9 hereof)) shall be converted into the following (the "Merger Consideration"):

   Either (X) in the case of the Forward Merger:

     (i) for each share of Company Common Stock with respect to which an election to receive only cash (to the extent available) has been effectively made and not revoked or lost, pursuant to 1.3 hereof, the right to receive in cash from Buyer the Per Share Amount (as defined below), subject to Sections 1.2(f) and 1.4(f) and to the allocation and proration procedures set forth in Section 1.4 hereof; and

     (ii) for each share of Company Common Stock with respect to which an election to receive forty percent (40%) of the Cash Merger Price in cash and the remainder of the Merger Consideration American Depositary Shares of Buyer ("Buyer Shares"), each of which represents four (4) fully paid and nonassessable Preferred Limited Voting Ordinary Shares of Buyer ("Buyer Preferred Stock") has been effectively made and not revoked or lost, pursuant to Section 1.3 hereof (a "Partial Cash Election"), (A) the right to receive from Buyer an amount in cash equal to $60 and (B) 2.0253 (the "Partial Exchange Ratio") Buyer Shares (such shares of Company Common Stock being, collectively, "Partial Cash Election Shares" and, together with the All Cash Election Shares (as defined herein), "Cash Election Shares"); provided, however, that the foregoing shall be subject to Sections 1.2(f) and 1.4(f) hereof. The Buyer Preferred Stock allotted and issued in accordance with this Agreement shall on and from its date of allotment rank pari passu with all existing Buyer Preferred Stock on issue at that date, including as to all dividend entitlements (in respect of which they shall receive the same entitlement as any previously issued Buyer Preferred Stock); and

     (iii) for each other share of Company Common Stock, the right to receive from Buyer, the number of Buyer Shares equal to the Exchange Ratio (as defined below), subject to Sections 1.2(f) and 1.4(f) and to the allocation and proration procedures set forth in Section 1.4 hereof; or,

   (Y) in the case of the Reverse Merger, subject to Section 1.2(f), for each share of Company Common Stock, (A) the right to receive from Buyer an amount in cash equal to $63 and (B) 2.1266 Buyer Shares (the "Reverse Merger Exchange Ratio").

   (c) Cancellation of Company Common Stock. All shares of Company Common Stock to be converted into the Merger Consideration pursuant to this Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist; and each holder of a certificate representing prior to the Effective Time any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive (i) the Merger Consideration, (ii) any dividends and other distributions in accordance with Section 1.5(c) hereof and (iii) any cash to be paid in lieu of any fractional Buyer Share in accordance with Section 1.5(d) hereof.

   (d) [INTENTIONALLY OMITTED]

   (e) Capital Stock of Acquisition Sub. In the Forward Merger, no shares of Acquisition Sub stock will be issued directly or indirectly and each share of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time. In the case of the Reverse Merger, each share of common stock of Acquisition Sub shall be converted into one fully paid and nonassessable share of the Surviving Corporation.

   (f) Adjustments to Exchange Ratio.

     (i) Subject to clause (ii) below, in the event that Buyer declares or effects a stock split, stock or cash dividend (other than ordinary course cash dividends declared and paid consistent with past practice) or other reclassification, acquisition, exchange or distribution with respect to the Buyer Shares or Buyer Preferred Stock, in each case with a record or ex-dividend date or effective date occurring after the date hereof and on or prior to the date of the Effective Time, there will be an appropriate adjustment made to the Merger Consideration so as to provide for the inclusion therein of the cash, property, securities or combination thereof that each holder of Company Common Stock who has the right to receive the Merger Consideration pursuant to Section 1.2 hereof would have received had such Company Common Stock been converted into Buyer Shares or Buyer Preferred Stock as of the date hereof.

     (ii) If either (A) in the case of the Forward Merger, the tax opinion to the Company referred to in Section 7.3(c) hereof as to the Merger qualifying as a reorganization cannot be rendered (as reasonably determined by Kaye, Scholer, Fierman, Hays & Handler, LLP), (B) in the case of the Forward Merger, the tax opinion to Buyer referred to in Section 7.2(f) as to the Merger qualifying as a reorganization cannot be rendered (as reasonably determined by Squadron, Ellenoff, Plesent & Sheinfeld LLP),
  (C) in the case of the Forward Merger, in the reasonable judgment of the Company or Buyer, based on the advice of their respective counsel, there is a meaningful risk that the receipt of the cash, property, securities or combination thereof referred to in clause (i) above would be taxable or have an adverse tax consequence to the holders of Company Common Stock or
  (D) in the case of either the Forward Merger or the Reverse Merger, the adjustment referred to in clause (i) above is not possible or not possible without materially changing the tax treatment of the transaction referred to in clause (i) in question, then, in each case, Buyer (but only if requested by the Company in the case of clause (C) above) shall make an appropriate adjustment to the Merger Consideration that (x) conveys an equivalent value (taking into account, among other things, the impact of the transaction referred to in clause (i) above on the trading price of Company Common Stock, Buyer Shares, Buyer Preferred Stock and any newly issued securities) to the holders of Company Common Stock as the adjustments contemplated in paragraph (i) above, (y) in the case of the Forward Merger, allows such tax opinions to be delivered and (z) in the case of the Forward Merger, avoids the consequences referred to in clause
  (C) above; it being understood that, by way of illustration and not limitation, the Company's written agreement that clause (x) is satisfied shall constitute conclusive evidence as to such fact.

   (g) Certain Definitions. For purposes of this Agreement, or, in the case of clause (xii) below, solely for purposes of Sections 1.2, 1.3 and 1.4 hereof, the following terms shall have the following meanings:

     (i) "Aggregate Buyer Share Amount" means (A) 60% of the product of (x) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, less the number of outstanding shares of Company Common Stock cancelled pursuant to Section 1.2(a) hereof, and (y) 3.3755, less (B) the number of Buyer Shares to be paid in respect of Partial Cash Election Shares (other than Dissenting Shares), in each case subject to adjustment as described in Section 1.4(f) hereof.

     (ii) "Aggregate Cash Amount" means (A) 40% of the product of (x) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, less the number of outstanding shares of Company Common Stock cancelled pursuant to Section 1.2(a) hereof and (y) the Cash Merger Price, less (B) the amount of cash to be paid in respect of Partial Cash Election Shares (other than Dissenting Shares), in each case subject to adjustment as described in Section 1.4(f) hereof.

     (iii) "All Cash Election Number" means (A) that number of shares of Company Common Stock as shall be equal to the quotient obtained by dividing the Aggregate Cash Amount by the Per Share Amount, less (B) the number of Dissenting Shares, subject to adjustment as described in Section 1.4(f) hereof.

     (iv) "Cash Merger Price" means $150.

     (v) "Closing Buyer Share Value" means the volume weighted average sales price for all trades of Buyer Shares reported on the New York Stock Exchange (the "NYSE") for each of the five trading days immediately preceding but not including the Closing Date (the "Valuation Period"); provided, however, if necessary to comply with any requirements of the Securities and Exchange Commission (the "SEC"), the term Closing Date in this clause (iv) shall be deemed to mean the date which is the closest in time but prior to the Closing Date which complies with such rules and regulations. Buyer agrees that during the Valuation Period neither Buyer nor its affiliates shall (x) purchase or acquire, or offer to purchase or acquire, or announce any intention to purchase or acquire, any Buyer Shares or Buyer Preferred Stock or other outstanding securities of Buyer or its affiliates convertible into Buyer Shares or Buyer Preferred Stock (other than purchases at market value of Buyer Shares (in accordance with all applicable laws) by a broker who has full discretion as to the amount and timing of such purchases pursuant to a pre-existing stock buyback program) or (y) announce or effect any material corporate transaction.

     (vi) "Closing Transaction Value" means the sum of (A) the Aggregate Cash Amount and (B) the product obtained by multiplying the Aggregate Buyer Share Amount by the Closing Buyer Share Value.

     (vii) "Exchange Ratio" means that number of Buyer Shares as shall be obtained by dividing the Per Share Amount by the Closing Buyer Share Value.

     (viii) "Exchangeable Shares" means the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time less the number of such shares cancelled pursuant to Section 1.2(a) hereof and less the aggregate number of Partial Cash Election Shares (other than Dissenting Shares).

     (ix) "Exchanged Shares" means the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time less the number of such shares (A) cancelled pursuant to Section 1.2(a) hereof and (B) that are Dissenting Shares.

     (x) "Per Share Amount" means the amount obtained by dividing the Closing Transaction Value by the number of Exchangeable Shares.

     (xi) "Stock Election Number" means that number of shares of Company Common Stock as shall be equal to (A) the number of Exchanged Shares less
  (B) the sum of (i) the All Cash Election Number and (ii) the aggregate number of Partial Cash Election Shares (other than Dissenting Shares), subject to adjustment as described in Section 1.4(f) hereof.

     (xii) "Dissenting Shares" means shares of Company Common Stock that are potentially Dissenting Shares within the meaning of Section 1.9 hereof in respect of which the holder thereof shall have taken all steps necessary to exercise and perfect properly his or her demand for appraisal under Section 262 of the Delaware Law to the extent that such steps are required to have been taken by the applicable date of determination.

   Section 1.3 Share Election. In the case of the Forward Merger (and, with respect to clauses (b) and, unless a Restructuring Trigger has theretofore occurred, (c) and (e) below, in the case of the Reverse Merger to the extent applicable):

   (a) Each Person (as defined in Section 1.3(b) hereof) who, on or prior to the Election Deadline referred to in subsection (c) below is a record holder of shares of Company Common Stock (collectively, "Holders") shall have the right, with respect to the Merger Consideration, (i) to elect to receive only cash for such shares pursuant to Section 1.2(b)(X)(i) hereof (an "All Cash Election"),
(ii) to make a Partial Cash Election, (iii) to elect to receive Buyer Shares for such shares pursuant to Section 1.2(b)(X)(iii) hereof (a "Stock Election"),
(iv) to indicate that such record holder has no preference as to the receipt of cash or Buyer Shares for such shares (a "Non-Election") or (v) to make a mixed election, specifying the number of shares of Company Common Stock corresponding with each such Election (the All Cash Election, the Partial Cash Election, the Stock Election, and the Non-Election are collectively referred to as the "Elections"). Holders who hold such shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election (as defined below).

   (b) Prior to the mailing of the Proxy Statement (as defined in Section 6.1 hereof), The Bank of New York or such other bank, trust company, Person or Persons shall be designated by Buyer and reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for payment of the Merger Consideration. The Exchange Agent shall act as the agent for the Company's stockholders for the purpose of receiving and holding their Forms of Election and Certificates (as defined below) and shall obtain no rights or interests (beneficial or otherwise) in such shares. For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

   (c) All Elections shall be made on a form designed for that purpose, which shall include a letter of transmittal and election form (together, a "Form of Election"). Elections shall be made by Holders by mailing to the Exchange Agent a Form of Election, which shall specify that delivery shall be effected, and risk of loss and title to any Certificates) shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer, in consultation with the Company, may reasonably specify. Buyer and the Company will announce the Exchange Ratio and the Per Share Amount when known and will announce the anticipated Closing Date at least three business days, but not more than five business days, prior thereto; provided, however, that the Closing Date shall occur immediately following the closing of the BHC Merger. All Certificates so surrendered shall be subject to the exchange procedures set forth in Section 1.5 hereof. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the Certificates as to which the election is being made (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within five NYSE trading days after the Election Deadline (as defined below)). Buyer will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Buyer (or the Exchange Agent) in such matters, absent manifest error, shall be conclusive and binding. Neither Buyer nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent and Buyer shall also make all computations contemplated by this
Section 1.3 and by Section 1.4 hereof and all such computations shall be conclusive and binding on the Holders absent manifest error. The Form of Election and the accompanying Certificates (or appropriate guarantee of delivery in respect thereof) must be received by the Exchange Agent prior to 10:00 a.m. New York City time on the day on which the Closing occurs (the "Election Deadline") in order to be effective. If the Closing is delayed to a subsequent date, the Election Deadline shall be similarly delayed and Buyer will promptly announce such rescheduled Election Deadline and Closing. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Election Form, accompanied by a Certificate, is thereafter submitted in accordance with this paragraph (c), such shares shall be deemed to be Non-Election Shares (as defined in Section 1.4 hereof). If a Form of Election is revoked, or in the event that this Agreement is terminated pursuant to the provisions hereof, and any Certificates (or guarantee(s) of delivery, as appropriate), have been transmitted to the Exchange Agent pursuant to the provisions hereof, such Certificates (and, in the case of a revoked Form of Election, guarantee(s) of delivery, as appropriate), shall promptly be returned without charge to the Person submitting the same.

   (d) For the purposes hereof, Company Common Stock as to which the Holder has not made a valid Election prior to the Election Deadline, including as a result of revocation, shall be deemed to be Non-Election Shares. If Buyer or the Exchange Agent shall determine that any purported All Cash Election, Partial Cash Election or Stock Election was not properly made, such purported All Cash Election, Partial Cash Election or Stock Election shall be deemed to be of no force and effect and the Holder making such purported All Cash Election, Partial Cash Election or Stock Election shall for purposes hereof be deemed to have made a Non-Election. Shares in respect of which a Non-Election shall have been made or deemed made shall be treated as Non-Election Shares.

   (e) Concurrently with the mailing of the Proxy Statement, Buyer and the Company shall mail the Form of Election to each person who is a Holder on the record date for the Stockholders' Meeting (as defined in Section 6.2 hereof) and shall each use its reasonable best efforts to mail the Form of Election to all persons who become Holders during the period between (i) such record date and (ii) the date seven calendar days prior to the anticipated Effective Time, and to make the Form of Election available to all persons who become Holders subsequent to the date described in clause (ii) but not later than 5:00 p.m. New York City time on the last business day prior to the Effective Time. The Exchange Agent may, with the mutual agreement of Buyer and the Company, make such rules as are consistent with this Section 1.3 for the implementation of the Elections provided for herein as shall be necessary or desirable to effect such Elections fully.

   Section 1.4 Allocation and Proration.

   (a) Notwithstanding anything in this Agreement to the contrary, the maximum number of shares of Company Common Stock which shall be converted into the right to receive cash in the Merger (other than pursuant to Partial Cash Elections and other than Dissenting Shares) shall be equal to the All Cash Election Number. The maximum number of shares of Company Common Stock to be converted into the right to receive Buyer Shares in the Merger (other than pursuant to Partial Cash Elections (other than Dissenting Shares)) shall be equal to the Stock Election Number.

   (b) If the aggregate number of shares of Company Common Stock covered by All Cash Elections (the "All Cash Election Shares") (other than Dissenting Shares) exceeds the All Cash Election Number, all shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Company Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive Buyer Shares, and the All Cash Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

    each All Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the All Cash Election Number and the denominator of which shall be the total number of All Cash Election Shares (other than Dissenting Shares), and (ii) a number of shares of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

   (c) If the aggregate number of Stock Election Shares (other than Dissenting Shares) exceeds the Stock Election Number, all All Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and the Stock Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

    each Stock Election Share shall be converted into the right to receive
    (i) a number of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares (other than Dissenting Shares), and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction equal to one minus the Stock Fraction.

   (d) In the event that neither Section 1.4(b) nor 1.4(c) above is applicable, all Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive Buyer Shares and the Non-Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

    each Non-Election Share shall be converted into the right to receive
    (i) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess of the All Cash Election Number over the total number of All Cash Election Shares (other than Dissenting Shares) and the denominator of which shall be the excess of
    (A) the number of Exchanged Shares over (B) the sum of the total number of All Cash Election Shares (other than Dissenting Shares) and the total number of Stock Election Shares (other than Dissenting Shares) and (ii) a number of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Non-Election Fraction.

   (e) Partial Cash Election Shares (other than Dissenting Shares) shall not be subject to proration and shall be converted into the right to receive the Merger Consideration pursuant to Section 1.2(b)(X)(ii) hereof, subject to
Section 1.4(f) hereof.

   (f) If the sum of (i) the Aggregate Cash Amount (without giving effect to the reference therein to this subsection (f)) and (ii) 40% of the Cash Merger Price multiplied by the number of Partial Cash Election Shares (such sum being the "Cash Amount") exceeds 55% of the sum of (x) the Cash Amount and (y) the product of (A) the closing price of Buyer Shares reported on the NYSE Composite Tape on the trading day immediately preceding the Closing Date (the "Closing Price") multiplied by (B) 3.3755 multiplied by (C) 60% of the excess of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time over the number of outstanding shares of Company Common Stock cancelled pursuant to Section 1.2(a) hereof (such sum of (x) and (y) being the "Total Consideration"), then the components of the Merger Consideration shall be modified (1) first, in the case of shares of Company Common Stock (other than Dissenting Shares) as to which All Cash Elections shall have been made, by reducing the cash portion of the Merger Consideration to the minimum extent necessary, and in no event below 40% of the Cash Merger Price, and issuing in lieu thereof additional Buyer Shares in an amount equal to the result obtained by dividing (x) the amount of such per share cash reduction by (y) the Closing Price and (2) second, in the event that the foregoing reduction is not sufficient to result in the Cash Amount not exceeding 55% of the Total Consideration, in the case of shares of Company Common Stock as to which an All Cash Election or a Partial Cash Election shall have been made, by further reducing the amount of the cash portion of the Merger Consideration to the minimum extent necessary to satisfy the 55% limitation referred to above and to issue in lieu thereof additional Buyer Shares, in amount equal to the result obtained by dividing (u) the amount of such per share reduction by (v) the Closing Price. In the case of the Forward Merger, if either (i) the tax opinion referred to in Section 7.3(c) hereof cannot be rendered (as reasonably determined by Kaye, Scholer, Fierman, Hays & Handler, LLP), or (ii) the tax opinion to Buyer referred to in Section 7.2(f) cannot be rendered (as reasonably determined by Squadron, Ellenoff, Plesent & Sheinfeld LLP), then the foregoing adjustments shall be similarly made, in each case to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered. For purposes of this Section 1.4(f), holders of Dissenting Shares shall be deemed to be Persons making All Cash Elections notwithstanding, and in lieu of, any election they have or have not made.

   Section 1.5 Exchange of Certificates.

   (a) As of the Effective Time Buyer shall (i) deposit, or cause to be deposited with (A) the Exchange Agent for the benefit of holders of shares of Company Common Stock, cash to the extent it constitutes Merger Consideration and (B) pursuant to the terms of the Deposit Agreement (as defined below) the Custodian (as defined in the Deposit Agreement) certificates representing the Buyer Preferred Stock underlying the Buyer Shares to the extent they constitute Merger Consideration and (ii) pursuant to the terms of the Deposit Agreement, instruct the Depositary to deposit the Buyer Shares to be issued in the Merger with the Exchange Agent for the benefit of the holders of shares of Company Common Stock for exchange in the Merger. For purposes of this Agreement, "Depositary" shall mean Citibank, N.A., as Depositary, pursuant to the Amended and Restated Deposit Agreement, dated as of December 3, 1996, among Buyer, the Depositary and the holders from time to time of Buyer Shares (the "Deposit Agreement"). In addition, Buyer shall make available to the Exchange Agent on a daily basis sufficient cash to permit prompt payment to all Holders entitled to receive the Merger Consideration in the form of cash. The Buyer shall pay, or cause one of its affiliates to pay, any transfer taxes and all other charges and fees (including all fees for the depositary, registry or custodian for the ADRs).

   (b) As of or promptly following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (other than in the case of the Forward Merger those who had not previously properly delivered their Certificates to the Exchange Agent along with a Form of Election), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in the form and have such other provisions as Buyer and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) a certificate or certificates representing that number of whole Buyer Shares, if any, into which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement and (B) the amount of cash, if any, into which all or a portion of the number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall provide that at the election of the surrendering holder, Certificates may be surrendered, and the Merger Consideration in exchange therefor collected, by hand delivery). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within five business days following the later to occur of (i) the Effective Time or (ii) the Exchange Agent's receipt of such Certificates, and the Certificate so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration (or the cash pursuant to subsections (c) and (d) below) payable upon the surrender of the Certificates.

   (c) Buyer may retain any dividends or other distributions with respect to Buyer Shares with a record date on or after the Effective Time in respect of the holder of any unsurrendered Certificate with respect to the Buyer Shares represented thereby by reason of the conversion of shares of Company Common Stock pursuant to Sections 1.2(b), 1.3 and 1.4 hereof and no cash payment in lieu of fractional Buyer Shares shall be paid to any such holder pursuant to
Section 1.5(d) hereof until such Certificate is surrendered in accordance with this Article I. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be released and paid, without interest, to the Person in whose name the Buyer Shares representing such securities are registered (i) at the time of such surrender or as promptly as practicable after the sale of the Excess Buyer Shares (as defined in Section 1.5(d) hereof), the amount of any cash payable in lieu of fractional Buyer Shares to which such holder is entitled pursuant to Section 1.5(d) hereof and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Buyer Shares issued upon conversion of Company Common Stock, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Buyer Shares.

   (d) Notwithstanding any other provision of this Agreement, no fraction of a Buyer Share will be issued and no dividend or other distribution, stock split or interest with respect to Buyer Shares shall relate to any fractional Buyer Share, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of the Buyer Shares. In lieu of any such fractional security, each holder of shares of Company Common Stock otherwise entitled to a fraction of a Buyer Share will be entitled to receive in accordance with the provisions of this Section 1.5 from the Exchange Agent a cash payment representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of Buyer Shares which would otherwise be issued (the "Excess Buyer Shares"). The sale of the Excess Buyer Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of shares of Company Common Stock, the Exchange Agent will, subject to
Section 1.5(e) hereof, hold such proceeds in trust for the holders of such shares (the "Buyer Shares Trust"). Subject to its right to withhold for taxes as described in Section 1.6 hereof, the Surviving Corporation shall pay all commissions, transfer taxes (other than those transfer taxes for which the Company's former stockholders are solely liable) and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Buyer Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Company Common Stock in lieu of any fractional Buyer Share interests, the Exchange Agent shall make available such amounts to such holders of shares of Company Common Stock without interest.

   (e) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 1.5 (the "Exchange Fund") which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Buyer, upon demand, and any holders of shares of Company Common Stock prior to the Merger who have not theretofore complied with this Article I shall thereafter look for payment of their claim, as general creditors thereof, only to Buyer for their claim for (1) cash, if any, without interest, (2) Buyer Shares, if any, (3) any cash without interest, to be paid, in lieu of any fractional Buyer Shares and (4) any dividends or other distributions with respect to Buyer Shares to which such holders may be entitled. None of the Buyer, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Buyer Shares or cash held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (f) None of Buyer, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Buyer Shares or cash held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which (i) any cash, (ii) any Buyer Shares, (iii) any cash in lieu of fractional Buyer Shares or (iv) any dividends or distributions with respect to Buyer Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 9.3 hereof)), any such Buyer Shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Buyer, free and clear of all claims or interest of any Person previously entitled thereto.

   (g) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Buyer on a daily basis. Any interest and any other income resulting from such investments shall be paid to Buyer. Nothing contained in this Section 1.5(g) shall relieve Buyer or the Exchange Agent from making the payments required by this Article I to be made to the holders of shares of Company Common Stock.

   Section 1.6 Transfer Taxes; Withholding. If any certificate for a Buyer Share is to be issued to, or cash is to be remitted to, a Person who holds shares of Company Common Stock (other than the Person in whose name the Certificate surrendered in exchange therefor is registered), it shall be a condition of such exchange that the Company Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall (i) pay to the Exchange Agent any transfer or other Taxes (as defined in Section 3.14 hereof) required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered, or (ii) establish to the satisfaction of the Exchange Agent that such Tax either has been paid or is not applicable. Buyer or the Exchange Agent shall be entitled to deduct and withhold from the Buyer Shares (or cash in lieu of fractional Buyer Shares) otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Buyer or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Buyer or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of whom such deduction and withholding was made by Buyer or the Exchange Agent.

   Section 1.7 Stock Options and Other Stock.

   (a) Prior to the Effective Time, Buyer and the Company shall take such action as may be necessary (including, without limitation, enacting such amendments, if any, to the Company stock plans as necessary to comply with the requirements of the Australian Stock Exchange ("ASX") or Australian Law; provided, however, that any such amendments shall not affect in any respect the number of Buyer Shares issuable upon exercise of Substituted Options (as defined below) or the exercise price thereof) to cause each unexpired and unexercised option to purchase shares of Common Stock which is outstanding immediately prior to the Effective Time (collectively, "Company Options"), to be automatically converted at the Effective Time into an option (collectively, a "Substituted Option") to purchase a number of Buyer Shares equal to the number of shares of Common Stock that could have been purchased under such Company Option multiplied by the Exchange Ratio in the case of the Forward Merger and by the product of one and two-thirds and the Reverse Merger Exchange Ratio in the case of the Reverse Merger (in each case, rounded to the nearest whole number of Buyer Shares) at a price per Buyer Share equal to the per-share option exercise price specified in the Company Option divided by the Exchange Ratio in the case of the Forward Merger and by the product of one and two-thirds and the Reverse Merger Exchange Ratio in the case of the Reverse Merger (in each case, rounded down to the nearest whole cent). Except as otherwise provided in this Agreement, such Substituted Option shall otherwise be subject to the same terms and conditions as were applicable to such Company Option, except as mandated by the requirements of the ASX or Australian Law; provided, however, that clarification of the terms of the Substitute Options shall be made so as to make clear that, to the extent permitted by applicable law (without the need for obtaining additional Buyer shareholder approval), the optionee may use shares of capital stock of Buyer that have been held for six months by the option holder (including any period prior to the Effective Time during which such stock was stock of the Company) as payment of the exercise price thereof and in respect of the legally required withholding obligation. The date of the grant of the Substituted Option shall be the date on which the corresponding Company Option was granted and at the Effective Time all references in the related stock option agreements to the Company shall be deemed to refer to Buyer. Except as otherwise provided herein or in the applicable plan or program, employee deferrals and all other equity based compensation that reference Common Stock will, as of and after the Effective Time, be deemed to refer to Buyer Shares (as adjusted to reflect the Exchange Ratio or one and two-thirds multiplied by the Reverse Merger Exchange Ratio, as applicable). The adjustments provided for herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code. Nothing contained herein shall alter or affect any provision providing for the accelerated vesting of Company Options in the event of a termination of employment following a "change in control" of the Company contained in any severance plans of the Company in effect as of the date hereof, as such terms are set forth in such plans, and Buyer agrees not to amend such provisions of any such plans following the Closing.

   (b) Buyer shall take such corporate action as may be necessary or appropriate within two (2) business days following the Effective Time, file with the SEC a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the Buyer Shares subject to the Substituted Options to the extent such registration is required under applicable law in order for such Buyer Shares to be sold without restriction in the United States, and Buyer shall use its reasonable best efforts to obtain and maintain the effectiveness of such registration statement for so long as such Substituted Options remain outstanding. Buyer shall promptly prepare and submit to the NYSE applications covering the Buyer Shares subject to the Substituted Options and use commercially reasonable efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance, and within ten days after the Effective Time, prepare and submit to the ASX, pursuant to the applicable listing rules of the ASX, applications covering the Buyer Preferred Stock underlying the Buyer Shares to be issued upon the exercise of Substituted Options.

   (c) Prior to the Effective Time, Buyer and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Buyer equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time, will become a director or officer of Buyer, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to the extent Section 16 of the Exchange Act is applicable to such persons.

   (d) At the time that a Substituted Option is exercised in accordance with the terms hereof, Buyer shall, pursuant to the terms of the Deposit Agreement,
(x) deposit with the Custodian the shares of Buyer Preferred Stock underlying the Buyer Shares to be issued upon such exercise and (y) instruct the Depositary to deliver the Buyer Shares to be issued upon such exercise in accordance with the written instructions of the holder of such Substituted Option so exercised.

   Section 1.8 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article I.

   Section 1.9 Dissenting Shares. Notwithstanding Sections 1.2 and 1.4 hereof, to the extent that holders thereof are entitled to appraisal rights under
Section 262 of Delaware Law, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of Delaware Law (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of Delaware Law; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal and payment under Delaware Law, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. Any payments required to be made with respect to the Dissenting Shares shall be made by Buyer (and not the Company or Acquisition Sub).

   Section 1.10 Merger Closing. Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof, the closing of the Merger (the "Closing") will take place at 9:00 a.m., New York City time, on a date determined in accordance with, in the case of the Forward Merger, the third sentence of Section 1.3(c) hereof and, in the case of the Reverse Merger, the proviso of the third sentence of Section 1.3(c) hereof, and in each case at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto (such date being the "Closing Date").

                                   ARTICLE II

                           The Surviving Corporation

   Section 2.1 Certificate of Incorporation. The certificate of incorporation of Acquisition Sub in the case of the Forward Merger and, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The certificate of incorporation of the Company in the case of the Reverse Merger shall be the certificate of incorporation of the Surviving Corporation, amended at the Effective Time to read in its entirety as the certificate of incorporation of Acquisition Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with applicable law.

   Section 2.2 By-laws. The By-laws of Acquisition Sub in effect at the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with applicable law, the articles of formation of such entity and the By-laws of such entity.

   Section 2.3 Officers and Board of Directors. (a) From and after the Effective Time, the officers of the Acquisition Sub at the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

   (b) The Board of Directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the Board of Directors of Acquisition Sub immediately prior to the Effective Time.

                                  ARTICLE III

                 Representations and Warranties of the Company

   Except (i) as disclosed in the report on Form 10-K dated March 30, 2000 for the year ended December 31, 1999, the reports on Form 10-Q and Form 8-K filed by the Company since December 31, 1999 or the proxy statement dated April 5, 2000, in each case in the form filed by the Company with the SEC prior to the date of this Agreement or, to the extent it is readily apparent that such disclosure would be applicable hereto, in the disclosure schedules to the Chris-Craft Merger Agreement or the BHC Merger Agreement, and (ii) as disclosed in a separate disclosure schedule which has been delivered by the Company to Buyer prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), the Company hereby represents and warrants to Buyer:

   Section 3.1 Organization and Qualification; Subsidiaries.

   (a) Each of the Company and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, operations, results of operations or financial condition of Chris-Craft and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the television broadcasting industry,
(ii) changes in general economic conditions or securities markets in general, or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

   (b) All the outstanding shares of capital stock or other equity or voting interests of each subsidiary of the Company are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above or in Section 3.1(b) of the Company Disclosure Schedule and except for the capital stock of, or other equity or voting interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any corporation, partnership, joint venture, association or other entity.

   Section 3.2 Restated Certificate of Incorporation and By-Laws. The Company has made available to Buyer a complete and correct copy of the Restated Certificate of Incorporation and the By-laws, each as amended to date, of the Company. The Restated Certificate of Incorporation and By-laws (or equivalent organizational documents) of the Company and its subsidiaries are in full force and effect. None of the Company or its subsidiaries is in material violation of any provision of its Restated Certificate of Incorporation or By-laws (or equivalent organizational documents).

   Section 3.3 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock, par value $1.00 per share ("Company Preferred Stock"). At the close of business on June 30, 2000, (i) 9,486,173 shares of Company Common Stock were issued and outstanding and no shares of Company Preferred Stock were issued and outstanding; (ii) no shares were held by the Company in its treasury; and (iii) 234,570 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase such shares. Since January 31, 2000, no shares of capital stock of Company have been issued except pursuant to exercise of options of Company outstanding as of September 30, 1999 in accordance with the terms thereof. As of the date of this Agreement, except as set forth above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. As of the date of this Agreement, other than the options referred to in clause (iii) above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries, and no securities or other instruments or obligations of the Company or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in Section 3.3(a) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (ii) to vote or to dispose of any shares of the capital stock of any of the Company's subsidiaries.

   Section 3.4 Authority Relative to Agreement.

   (a) The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement and the approval of the Merger by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote at the Stockholders' Meeting (as defined in Section 6.2 hereof) voting together as a single class. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

   (b) The Special Committee has been duly authorized and constituted. The Special Committee, at a meeting thereof duly called and held on August 13, 2000, (A) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders (other than Buyer and its affiliates), (B) determined that this Agreement and the Merger should be approved and declared advisable and (C) resolved to recommend that the stockholders of the Company approve the Merger and adopt this Agreement. The Board of Directors of the Company, at a meeting thereof duly called and held on August 13, 2000, in reliance upon the advice of the Special Committee (X) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders (other than Buyer and its affiliates), (Y) approved and declared the advisability of this Agreement and the Merger and (Z) resolved to recommend that the stockholders of the Company approve the Merger and adopt this Agreement.

   Section 3.5 No Conflict; Required Filings and Consents.

   (a) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company and its subsidiaries will not,
(i) conflict with or violate the Restated Certificate of Incorporation or By-Laws (or equivalent organizational documents) of (A) the Company or (B) any of its subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 3.5(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any domestic (Federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this
Section 3.5(a), the definition of "Company Material Adverse Effect" shall be read so as not to include clause (iii) thereof.

   (b) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company and its subsidiaries will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except for applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the pre-merger notification arrangements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), any filings and approvals and waivers of the Federal Communications Commission or any successor entity (the "FCC") as may be required under the Communications Act of 1934, as amended, and the rules, regulations and published orders of the FCC thereunder (collectively, the "Communications Act"), filing and recordation of appropriate merger documents as required by Delaware Law and the rules of the NYSE and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this
Section 3.5(b), the definition of "Company Material Adverse Effect" shall be read so as not to include clause (iii) thereof.

   Section 3.6 Permits And Licenses; Contracts; Compliance With Laws.

   (a) Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company or any of its subsidiaries to own, lease and operate the properties of the Company and its subsidiaries or to carry on its business as it is now being conducted and contemplated to be conducted (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.6(a) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is in conflict with, or in default or violation of, (i) any Laws applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, (ii) any of the Company Permits or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (b) Except as set forth in Section 3.6(b) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is a party to, or to the knowledge of the Company is bound by, any contract or agreement that contains a covenant restricting the ability of the Company or any of its subsidiaries or, after the Effective Time, could restrict the ability of Buyer or any of its subsidiaries or affiliates, to compete in any line of business or with any person or engage in any business in any geographic area.

   (c) The Company and its subsidiaries have operated their respective television stations and associated facilities (the "Company Stations"), in compliance with the terms of the Company Permits issued by the FCC to the Company and its subsidiaries ("Company FCC Licenses"), and in compliance with the Communications Act, and the Company and its subsidiaries have timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Company Stations and have timely paid all FCC regulatory fees with respect thereto, in each case except as, individually or in the aggregate, (i) as of the date of this Agreement, would not materially adversely affect the operation of any of the broadcasting facilities of the Company's subsidiaries' San Francisco or Minneapolis television stations and would not have a Company Material Adverse Effect and (ii) would not result in the loss of the Company's subsidiaries' main station license issued by the FCC with respect to the Company's subsidiaries' San Francisco or Minneapolis television stations and would not have a Company Material Adverse Effect. Except as set forth in Section 3.6(c) of the Company Disclosure Schedule, (i) there is not, as of the date of this Agreement, pending or, to the Company's knowledge, threatened before the FCC any material proceeding, notice of violation, order of forfeiture or complaint or, to the knowledge of the Company, investigation against the Company or any of its subsidiaries, relating to any of the Company Stations or FCC regulated services conducted by the Company or any of its subsidiaries and, (ii) there is not pending or, to the Company's knowledge, threatened before the FCC any proceeding, notice of violation, order of forfeiture or complaint or, to the knowledge of the Company, investigation against the Company or any of its subsidiaries, relating to any of the Company Stations or FCC regulated services conducted by the Company or any of its subsidiaries, except for any such proceedings, notices, orders, complaints or investigations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (d) Except as disclosed in Section 3.6(d) of the Company Disclosure Schedule, as of the date of this Agreement, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries is in violation or default of, nor has the Company or, to the knowledge of the Company, any subsidiary or affiliate thereof received written notice from any third party alleging that the Company or any of its subsidiaries is in violation of or in default under, nor, to the knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for any such violations or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

   (e) Set forth in Section 3.6(e) of the Company Disclosure Schedule is a list, as of the date of this Agreement, of all (i) network affiliation agreements, (ii) employment agreements involving payments in excess of $100,000 per annum or $300,000 in the aggregate, (iii) talent agreements involving payments in excess of $250,000 per annum or $500,000 in the aggregate, (iv) program or film syndication or license agreements requiring remaining payments after the date hereof of more than $500,000 per annum or $2,500,000 in the aggregate or, in the case of barter agreements, having a term ending more than one year from the date hereof, (v) retransmission consent agreements entered into with any direct satellite providers and each of the top 10 (ranked by number of subscribers) multiple system operators, and (vi) agreements licensing or creating any obligations with respect to the current or future use of the digital data stream of any digital television ("DTV") station owned or to be constructed by the Company or any of its subsidiaries that would be in effect following the Effective Time, to which, in each case, the Company or any of its subsidiaries is a party, and the Company has made available to Buyer true and complete copies of the agreements described in this Section 3.6(e). Also set forth in Section 3.6(e) of the Company Disclosure Schedule are the most recent syndicated program and feature film inventory reports for each of the Company Stations.

   (f) Section 3.6(f) of the Company Disclosure Schedules sets forth a list, as of the date of this Agreement, of all material licenses and construction permits held by the Company with respect to the construction and operation of DTV stations in each of the markets in which the Company and its subsidiaries operate broadcast television stations (the "DTV Stations"). Except as set forth in Section 3.6(f) of the Company Disclosure Schedule, to the knowledge of the Company, there are no facts or circumstances existing as of the date of this Agreement that would prevent the construction and operation of the DTV Stations by the relevant deadline established by the FCC.

   (g) Set forth in Section 3.6(g) of the Company Disclosure Schedule is a list of all attributable interests, as defined at Note 2 to 47 C.F.R. Section 73.3555, of the Company and its subsidiaries in any broadcast radio or television station, daily English-language newspaper or cable television system.

   Section 3.7 SEC Reports. The Company has filed with the SEC, and has heretofore made available to Buyer true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed with the SEC by the Company since January 1, 1997 (together with all information incorporated therein by reference, the "Company SEC Reports"). No subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC. As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by forms or rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as and to the extent set forth in
Section 3.7 of the Company Disclosure Schedule, the Company and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.8 Absence of Certain Changes or Events.

   (a) Since December 31, 1999, except as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Company Material Adverse Effect, and (b) since December 31, 1999 to the date of this Agreement, (i) each of the Company and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any material change by the Company or any of its subsidiaries in its material accounting policies, practices and procedures, (B) any entry by the Company or any of its subsidiaries into any commitment or transaction material to the Company and its subsidiaries taken as a whole other than in the ordinary course of business consistent with past practice, (C) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or the Company and other than the Company's regular annual cash dividend paid in April 2000), (D) any increase in the compensation payable or to become payable to any corporate officers or heads of divisions of the Company or any of its subsidiaries, except in the ordinary course of business consistent with past practice, or (E) any action, event, occurrence or transaction that would have been prohibited by Section 5.1 hereof if this Agreement had been in effect since December 31, 1999.

   Section 3.9 Absence of Litigation. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any property or asset of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Authority, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect. None of the Company, any of its subsidiaries nor any property or asset of the Company or any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award imposed by any court, arbitration or Governmental Authority, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.10 Employee Benefit Plans.

   (a) Section 3.10(a) of the Company Disclosure Schedule lists each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans")), maintained, contributed or required to be contributed to by the Company, any of its subsidiaries or any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate"), or with respect to which the Company, any of its subsidiaries or any ERISA Affiliate could incur liability under Section 4069 of ERISA (the "Company Benefit Plans"), each, with respect to which current and former employees of the Company and any of its subsidiaries (the "Company Employees") participate. No Company Benefit Plan has ever been or is currently subject to or governed by the Laws of any jurisdiction other than the United States or any State or Commonwealth of the United States. The Company has provided to Buyer a true and correct copy of each of the following documents, including any amendments thereto, with respect to each Company Benefit Plan, other than Multiemployer
Plans: (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) all plan documents for such Company Benefit Plan, (iii) each trust agreement, insurance contract or other funding vehicle relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code or voluntary employees' benefit association ("VEBA") qualified under Section 501(c)(9) of the Code. Except as specifically provided in the foregoing documents delivered to Buyer or except as otherwise contemplated by this Agreement or except as disclosed in Section 3.10(a) of the Company Disclosure Schedule, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan. The Company will, promptly following the date of this Agreement, request a copy of each Company Benefit Plan that is a multiemployer plan within the meaning of Section 3(37) of ERISA from the trustees of such multiemployer plan and the Company shall deliver such copy of the plan to Buyer promptly upon its receipt thereof.

   (b) Each Company Benefit Plan has been administered in accordance with its terms and the terms of any applicable collective bargaining or other labor union contract or agreement, and in compliance with applicable laws. The Company, its subsidiaries and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Company Benefit Plans, except for any defaults or violations which would not, individually or in the aggregate, have a Company Material Adverse Effect. With respect to the Company Benefit Plans, no event has occurred and no condition or set of circumstances exists, in connection with which the Company, any of its subsidiaries or any ERISA Affiliate is subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law except as would not, individually or in the aggregate, have a Company Material Adverse Effect. No Company Benefit Plan (other than a Multiemployer Plan) is under audit or investigation by any Governmental Authority nor has the Company, any subsidiary or any ERISA Affiliate been notified of any audit or investigation. Neither the Company nor any ERISA Affiliate has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan (within the meaning of Section 4001(a)(3) and 4063, respectively, of the Code), and no fact or event exists which is reasonably likely to give rise to any such liability, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (c) The Company has made available to Buyer: (i) copies of all employment agreements with executive officers of the Company and its subsidiaries; (ii) copies of all severance agreements, programs and policies of the Company, any of its subsidiaries or any ERISA Affiliate with or relating to the Company Employees; and (iii) copies of all plans, programs, agreements and other arrangements of the Company, any of its subsidiaries or any ERISA Affiliate with or relating to the Company Employees which contain change in control provisions. Except as disclosed in Section 3.10(c) of the Company Disclosure Schedule, or except as otherwise contemplated by this Agreement neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of the Company or any of its subsidiaries from the Company or any of its affiliates under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any material benefits, (iv) result in a restriction on Buyer's ability to amend, modify or terminate any plan, (v) trigger a requirement for funding or the acceleration of funding of any material benefits, (vi) commence a period during which a subsequent termination of employment by a Company Employee will entitle such Company Employee to benefits in excess of what would otherwise have been required in the absence of the transactions contemplated hereby or (vii) result in a reportable event within the meaning of Section 4043(c) of ERISA for which a notice requirement has not been waived. Except as contemplated hereby, or as otherwise disclosed in Section 3.10(c) of the Company Disclosure Schedule, the Company has taken no action with respect to the Company Options that would result in any acceleration of vesting of the Company Options in connection with the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby or otherwise. Without limiting the generality of the foregoing, except as set forth in Section 3.10(c) of the Company Disclosure Schedule, no amount paid or payable by the Company to any employee of the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

   (d) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Company Benefit Plan is so qualified and each trust established in connection with any Company Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS which is reasonably likely to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust. Each Company Benefit Plan that is a VEBA meets the requirements of Section 501(c)(9) of the Code.

   (e) The Company and its subsidiaries have no liability for life, health, medical or other welfare benefits to former officers, directors or employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

   (f) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, or to Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Company Benefit Plans which could reasonably be expected to result in any liability of the Company or any of the ERISA Affiliates to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan.

   (g) The Company has taken reasonable steps to ensure that each individual classified by the Company or any subsidiary as an independent contractor has been properly classified as such.

   Section 3.11 Labor Matters. There is no labor dispute, strike, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employee of the Company or any of its subsidiaries, except where such dispute, strike, work stoppage or lockout individually or in the aggregate would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining or other labor union contract applicable to any employees of the Company or any of its subsidiaries and there are no grievances or complaints outstanding or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any such contract except for any breaches or failures to comply that, individually or in the aggregate, would not have a Company Material Adverse Effect.

   Section 3.12 Environmental Matters. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

   (a) the Company and its subsidiaries (i) are in compliance with all, and, to the Company's knowledge, are not subject to any asserted liability or liability (including liability with respect to current or former subsidiaries or operations), in each case with respect to any Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

   (b) neither the Company nor any Company subsidiary has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its subsidiaries or, to the Company's knowledge as of the date of this Agreement, any of their predecessors in interest, is or may be in violation of, or liable under, any Environmental Law;

   (c) (i) neither the Company nor any of its subsidiaries has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, and (ii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company as of the date of this Agreement, any of their predecessors in interest, is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee or is the subject of a claim for personal injury or property damage for any liability under any Environmental Law or relating to any Hazardous Materials; and

   (d) none of the real property owned or leased by the Company or any of its subsidiaries or, to the knowledge of the Company as of the date of this Agreement, any of their predecessors in interest, is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

   For purposes of this Agreement:

   "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

   "Environmental Laws" means any applicable federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or to the siting, construction, operation, closure and post-closure care of waste disposal, handling and transfer facilities.

   "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any Environmental Law.

   "Hazardous Materials" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls and (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

   Section 3.13 Trademarks, Patents and Copyrights.

   (a) Except as would not have a Company Material Adverse Effect, (i) the Company and its subsidiaries own, or possess necessary or required licenses, to be used in each case in the manner currently used, or other necessary or required rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, domain names, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, know-how and other proprietary rights and information (the "Intellectual Property Rights") used in connection with the business of the Company and its subsidiaries as currently conducted (the "Company Intellectual Property Rights"), and (ii) neither the Company nor any of its subsidiaries has received any written charge, complaint, claim, demand or notice challenging the validity of any of the Company Intellectual Property Rights.

   (b) To the Company's knowledge, none of the Company or any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that the Company or any of its subsidiaries must license or refrain from using any Company Intellectual Property Rights or other proprietary information of any other person) that has not been settled or otherwise fully resolved, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect. To the Company's knowledge, no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Company Intellectual Property Rights, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect.

   Section 3.14 Taxes.

   (a) For purposes of this Agreement, (i) "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges; and liability for the payment of any of the foregoing as a result of (x) being a member of an affiliated, consolidated, combined or unitary group, (y) being party to any tax sharing agreement and (z) any express or implied obligation to indemnify any other person with respect to the payment of any of the foregoing; and (ii) "Tax Returns" means returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

   (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule and except as would not, individually or in the aggregate, have a Company Material Adverse Effect (unless stated otherwise below): (i) each of the Company and each of its subsidiaries has timely filed all U.S. Federal, state, local and non-U.S. Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete, and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than such payments as are being contested in good faith by appropriate proceedings; (ii) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting in writing or, to the knowledge of the Company or its subsidiaries after due inquiry, threatening in writing to assert against the Company or any of its subsidiaries any deficiency or claim with respect to Taxes of the Company or any of its subsidiaries; (iii) no waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax has been granted by the Company or any of its subsidiaries without regard to whether such waiver or extension could have a Company Material Adverse Effect in connection with Federal, New York State and California Taxes; (iv) the accruals and reserves for Taxes reflected in the Company's audited consolidated balance sheet as of December 31, 1999 (and the notes thereto) (the "1999 Balance Sheet") and the most recent quarterly financial statements (and the notes thereto) are adequate to cover all Taxes accruable through the date thereof in accordance with generally accepted accounting principles; (v) no election under Section 341(f) of the Code has been made by the Company or any of its subsidiaries; (vi) the Company and each of its subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected; (vii) there are no liens for Taxes upon the assets of the Company or any of its subsidiaries, other than liens for Taxes that are being contested in good faith by appropriate proceedings or are not yet due, (viii) neither the Company nor any of its subsidiaries have constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement; (ix) the Federal income Tax Returns for the Company and each of its subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of Federal income Taxes for such periods have expired) for all years through 1996; (x) the Company and its subsidiaries have given or otherwise made available to Buyer correct and complete copies of (A) all Federal income Tax Returns of the Company filed for periods ending after December 31, 1993 and (B) income Tax returns filed on behalf of KCOP Television, Inc. and affiliates for California for tax years 1997 and 1998; (xi) neither the Company nor any of its subsidiaries is a party to any agreement relating to the sharing, allocation, or indemnification of Taxes or any similar contract or arrangement without regard to whether any such agreement could have a Company Material Adverse Effect other than agreements between members of the affiliated group of which the Company is the common parent under Section 1504 of the Code; (xii) neither the Company nor any of its subsidiaries have agreed, or is required to make, any adjustment under Section 481 of the Code; (xiii) the Company and each of its subsidiaries were not, at any time during the period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code without regard to whether such status could give rise to a Company Material Adverse Effect; and (xiv) there have been no redemptions by the Company or any of its subsidiaries since March 31, 1998 without regard to whether such redemptions could give rise to a Company Material Adverse Effect.

   Section 3.15 Tax Matters. None of the Company or any of its affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section

368(a) of the Code; provided, however, that the foregoing representation is made only as of the date hereof in the case of the Reverse Merger. The preceding sentence excludes all transactions contemplated by this Agreement.

   Section 3.16 Title to Properties; Assets. Neither the Company nor any of its subsidiaries owns, or has any material interest in, (i) any material assets in Australia or (ii) any television, media or other broadcasting assets in Australia. Except in each case as, individually or in the aggregate, (i) as of the date of this Agreement, would not materially adversely affect the operation of the broadcasting facilities of the Company's subsidiaries' San Francisco or Minneapolis television stations and (ii) would not have a Company Material Adverse Effect:

   (a) Each of the Company and its subsidiaries has good, marketable fee simple title to its owned properties and assets or good and valid leasehold interests in all of its leasehold properties and assets together with full legal and practical access to all of its properties except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business. All such properties and assets, other than properties and assets in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens.

   (b) Each of the Company and its subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all deeds in respect of property which it owns, and all such leases and deeds are in full force and effect. Section 3.16(b) of the Company Disclosure Schedule sets forth a description of (i) each lease to which it is a party relating to its television broadcasting, (ii) all other leases to which it is a party in which the annual rental payments exceed $250,000 or which contemplate aggregate payments in excess of $500,000 and (iii) each deed under which it is the owner; and a copy of each such lease or deed, as applicable, has previously been provided to Buyer. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases. There are no facts that would prevent Buyer or any of its subsidiaries from using or occupying all of the leased and owned property referred to in clauses (i), (ii) and (iii) above, after the Effective Time, in the same manner such leased and owned property is used or occupied by the Company or its subsidiaries immediately prior to the Effective Time.

   (c) The assets of the Company and each of its subsidiaries constitute all of the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in, the conduct of the business as it is now being conducted and contemplated to be conducted by the Company and its subsidiaries. At all times since December 31, 1999, each of the Company and its subsidiaries has caused such assets to be maintained in accordance with good business practice, and all of such assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

   Section 3.17 Year 2000 Compliance.

   (a) The Company has adopted a plan that it believes will cause Company Systems (as defined below) to be Company Year 2000 Compliant (as defined below) (such plan, as it may be amended, modified or supplemented from time to time being, the "Company Year 2000 Plan") in all material respects. The Company has taken, and between the date of this Agreement and the Effective Time will continue to take, all reasonable steps to implement the Company Year 2000 Plan with respect to the Company Systems.

   (b) For purposes of this Section 3.17, (i) "Company Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company and its subsidiaries, and/or material to or necessary for the Company and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "Company Year 2000 Compliant" means that Company Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the year 2000.

   Section 3.18 Opinion of Financial Advisors. The Special Committee has received the written opinion of Bear, Stearns & Co. Inc. (the "Company Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Merger Consideration is fair to the stockholders of the Company (other than BHC) from a financial point of view, and the Company will deliver a copy of such opinion to Buyer promptly after the date of this Agreement.

   Section 3.19 Vote Required. At the Stockholders' Meeting, the affirmative vote of the holders of a majority of the outstanding Common Stock voting together as a single class are the only votes of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement.

   Section 3.20 Brokers. The Company Financial Advisor has entered into a letter of engagement with the Special Committee in connection with the Merger, a copy of which has previously been provided to Buyer. Except as disclosed in
Section 3.20 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company other than as provided in a letter of engagement previously provided to Buyer.

   Section 3.21 State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to render inapplicable to the Merger and the Voting Agreement and the transactions contemplated hereby and thereby (including the proxy with respect to the Common Stock delivered by BHC concurrently with the delivery of the Voting Agreement) the provisions of
Section 203 of Delaware Law. To the knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger.

                                   ARTICLE IV

                    Representations and Warranties of Buyer

   Except as disclosed in its Annual Report on Form 20-F filed with the SEC on October 27, 1999 and the reports on Form 6-K filed with the SEC on November 3, 1999, February 15, 2000 and May 12, 2000, or in a separate disclosure schedule which has been delivered by Buyer to the Company prior to the execution of this Agreement (the "Buyer Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), Buyer hereby represents and warrants to the Company that:

   Section 4.1 Organization and Qualification; Subsidiaries. Each of Buyer and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and, as applicable, in good standing, under the laws of its jurisdiction of incorporation or formation, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Buyer Material Adverse Effect (as defined below). Each of Buyer and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Buyer Material Adverse Effect. The term "Buyer Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, operations, results of operations or financial condition of Buyer and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the industry in which Buyer conducts business, (ii) changes in general economic conditions or securities markets in general or
(iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

   Section 4.2 Charter Documents. Buyer has made available to the Company a complete and correct copy of the constitution, as amended to date, of Buyer. The constitution (or equivalent organizational documents) of Buyer and its subsidiaries are in full force and effect. Except as would not have a Buyer Material Adverse Effect, none of Buyer or its subsidiaries is in violation of any provision of its corporate charter documents (or equivalent organizational documents).

   Section 4.3 Capitalization. (a) No shares of capital stock of Buyer are owned by any subsidiary of Buyer. All outstanding shares of capital stock of Buyer are, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Buyer or any of its subsidiaries, and no securities or other instruments or obligations of Buyer or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of Buyer, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote. Except as set forth above, there are no contracts of any kind to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries is bound obligating Buyer or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Buyer or any of its subsidiaries or obligating Buyer or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. There are not any outstanding contractual obligations of Buyer or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Buyer or any of its subsidiaries or (ii) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries. To the knowledge of Buyer as of the date of this Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of Buyer or any of its subsidiaries.

   (b) All shares of Buyer Preferred Stock underlying the Buyer Shares to be issued in the Merger, when deposited with the Custodian in accordance with
Section 1.5(a) hereof and the terms of the Deposit Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens. Upon the due issuance by the Depositary of Buyer Shares evidencing Buyer Preferred Stock against the deposit of Buyer Preferred Stock in accordance with the terms of the Deposit Agreement, the Buyer Shares to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, and the persons in whose names the Buyer Shares are registered will be entitled to the rights of registered holders of Buyer Shares specified in the Deposit Agreement, and the Buyer Shares will conform in all material respects to the description of the Buyer Shares set forth in the proxy statement dated July 10, 1997 of Heritage Media Corporation, which proxy statement was incorporated by reference into the Registration Statement on Form F-4 of Buyer. The Deposit Agreement has been duly and validly authorized by all necessary corporate action of Buyer, has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

   Section 4.4 Authority Relative to Agreement. Buyer and its subsidiaries have all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer and certain of its subsidiaries of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer or any of its subsidiaries are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than any necessary stockholder approval of Buyer (as provided in Section 4.5(b) hereof) or of any publicly owned subsidiaries of Buyer in connection with Section 6.18 hereof, which shall be obtained in accordance with Section 6.2(b) hereof). This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The Newco-FTH Agreement (as hereinafter defined), when executed and delivered by the parties thereto, will have been duly and validly executed and delivered by such parties and will constitute a legal, valid and binding obligation of such parties, enforceable against such parties in accordance with its terms.

   Section 4.5 No Conflict; Required Filings and Consents.

   (a) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Buyer and its subsidiaries will not, (i) conflict with or violate the corporate charter documents (or equivalent organizational documents) of (A) Buyer or (B) any of its subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 4.5(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law or the Listing Rules (the "ASX Listing Rules") of the Australian Stock Exchange Limited ("ASX") applicable to Buyer or any of its subsidiaries or by which any property or asset of Buyer or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or, to Buyer's knowledge as of the date of this Agreement, any other, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries or any property or asset of Buyer or any of its subsidiaries is bound or affected, except, in the case of clauses
(i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a Buyer Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this
Section 4.5(a), the definition of Buyer Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   (b) The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer and the consummation of the Merger and the other transactions contemplated hereby by Buyer and its subsidiaries will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the HSR Act, such filings and approvals as may be required under the Communications Act, filing and recordation of appropriate merger documents as required by Delaware Law, the rules of the NYSE filings and recordings of appropriate documents with, and announcements to, the Australian Securities and Investment Commission and the ASX, and a waiver from the ASX (or, if not obtained, the approval of Buyer's shareholders at a special meeting of Buyer shareholders (the "Buyer Shareholder Approval")) with respect to Listing Rule
10.1 of the ASX Listing Rules (the "ASX Waiver") and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Buyer Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 4.5(b), the definition of Buyer Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   Section 4.6 Permits and Licenses. Buyer or its subsidiaries have (i) operated the television stations and associated facilities for which Buyer or any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by Buyer or its subsidiaries (the "Buyer Licensed Facilities"), in compliance with the terms of the permits issued by the FCC to Buyer or its subsidiaries ("Buyer FCC Licenses"), and in compliance with the Communications Act, and (ii) timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Buyer Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, in each case except as would not have a Buyer Material Adverse Effect. As of the date hereof, to Buyer's knowledge, there is not pending or threatened before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against Buyer or any of its subsidiaries, relating to any of the Buyer Licensed Facilities or FCC regulated services conducted by Buyer or its subsidiaries that, if adversely decided, would have a Buyer Material Adverse Effect.

   Section 4.7 Buyer SEC/ASX Reports. Buyer has filed with the SEC and ASX all forms, reports, schedules, statements and other documents required to be filed with the SEC by Buyer since January 1, 1997 (together with all information incorporated therein by reference, the "Buyer Reports"). As of their respective dates, the Buyer Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act or the ASX Listing Rules, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer Reports, and none of the Buyer Reports at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of Buyer included in the Buyer Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or the ASX with respect thereto, have been prepared in accordance with Australian generally accepted accounting principles with appropriate reconciliation to GAAP as required by SEC rules (except, in the case of unaudited statements, as permitted by forms or rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Buyer and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

   Section 4.8 Absence of Certain Changes or Events.

   (a) Since December 31, 1999, except as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Buyer Material Adverse Effect, and

   (b) since December 31, 1999 to the date of this Agreement, each of Buyer and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice.

   Section 4.9 Tax Matters. None of Buyer or any of its affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the foregoing representation is made only as of the date hereof in the case of the Reverse Merger. The preceding sentence excludes all transactions contemplated by this Agreement.

   Section 4.10 Brokers. No broker, finder or investment banker (other than Donaldson, Lufkin & Jenrette, Inc. is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Buyer.

   Section 4.11 Interim Operations of Acquisition Sub. In the case of the Reverse Merger, Acquisition Sub will be a newly formed indirect subsidiary of Buyer or a newly formed subsidiary of BHC (unless the BHC Merger has not occurred prior to the Effective Time of the Merger), will be a Delaware corporation and, when formed, will have been formed solely for the purpose of engaging in the transactions contemplated hereby, the Chris-Craft Merger and the BHC Merger, as applicable, and will have engaged in no business other than in connection with such transactions and the transactions contemplated by this Agreement. In the case of the Forward Merger, Acquisition Sub will be News Publishing Australia Limited, a Delaware corporation, of which Buyer directly owns and will continue to own at least 80% of the total combined voting power of all classes of stock entitled to vote and 80% of the total number of shares of each other class of stock of such corporation.

                                   ARTICLE V

                     Conduct of Business Pending the Merger

   Section 5.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except (x) as expressly contemplated by this Agreement (including, without limitation, as set forth in Section 5.1 of the Company Disclosure Schedule or as set forth as an exception or qualification to paragraphs (a) through (n) of this Section 5.1), (y) as expressly authorized pursuant to the Chris-Craft Merger Agreement and (z) as Buyer shall otherwise agree in advance in writing, the business of the Company and its subsidiaries shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and its subsidiaries shall use their reasonable best efforts to preserve substantially intact the Company's business organization, to keep available the services of the current officers, employees and consultants of the Company and its subsidiaries (provided that the foregoing covenant to use reasonable best efforts shall not require or permit the Company to offer retention bonuses or other non-ordinary course compensation to such individuals without Buyer's written consent) and to preserve the current relationships of the Company and its subsidiaries with customers, distributors, dealers, suppliers and other persons with which the Company and its subsidiaries have significant business relations. By way of amplification and not limitation, between the date of this Agreement and the Effective Time, the Company will not do, and shall not permit any of its subsidiaries to do, directly or indirectly, any of the following except in compliance with the exceptions listed above:

   (a) amend or otherwise change the Restated Certificate of Incorporation or By-laws of the Company or, in any material respect, that of any of its subsidiaries;

   (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its or its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock or any other ownership interest (including any phantom interest), of the Company or any of its subsidiaries (except for the issuance of shares issuable pursuant to any Company Options outstanding as of the date hereof), (ii) any assets except for sales of marketable securities and investment assets for their fair value and except for sales of other assets in the ordinary course of business consistent with past practice not in excess of $500,000 in the aggregate (including, for purposes of calculating such $500,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, BHC or the Company pursuant to Section 5.1(b) of the Chris-Craft Merger Agreement or by or on behalf of BHC pursuant to Section 5.1(b) of the BHC Merger Agreement);

   (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company's or any of its subsidiaries' capital stock (other than cash dividends payable by any wholly owned subsidiary with respect to ordinary course dividends, including dividends designated as special dividends, in a manner consistent with past practice);

   (d) in the case of the Company, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

   (e) (i) except in connection with acquisitions or investments which are made in the ordinary cause of business consistent with past practice not in excess of $10,000,000 individually or $25,000,000 in the aggregate (including for purposes of calculating such $25,000,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, BHC or the Company pursuant to Section 5.1(e) of the Chris-Craft Merger Agreement or by or on behalf of BHC pursuant to
Section 5.1(e) of the BHC Merger Agreement) and which the Buyer has not reasonably objected to as presenting any meaningful risk of resulting in the FCC Consent (with no Adverse Condition) not being obtained or delayed for more than an immaterial period of time and except with respect to the reinvestment of marketable securities or investment assets, and the investment of cash generated by the operations of the Company and its subsidiaries in marketable securities, in each case in the ordinary course of business consistent with past practice (A) acquire (including by merger, consolidation, or acquisition of stock or assets), or otherwise make any investment in, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets, or acquire any interest in any broadcast radio or television station, daily English-language newspaper or cable television system, as defined at Note 2 to 47 C.F.R. Section 73.3555; or (B) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, agree to amend or otherwise modify in any manner any agreement or instrument pursuant to which the Company has incurred indebtedness, or make any loans or advances, except in the ordinary course of business and consistent with past practice, except the refinancing of existing indebtedness, borrowings under commercial paper programs in the ordinary course of business or borrowings under existing bank lines of credit in the ordinary course of business, (ii) enter into any material contract, agreement or transaction, other than (X) in the ordinary course of business, and (Y) which would not be reasonably likely to prevent or materially delay the consummation of the Merger, (iii) authorize any capital expenditures which are, in the aggregate, in excess of 110% of the amounts currently budgeted for fiscal year 2000, and with respect to fiscal year 2001, in excess of 120% of the amount budgeted for fiscal year 2000, in each case for the Company and its subsidiaries taken as a whole; provided that any amounts budgeted in respect of DTV may be reallocated between the two years or (iv) enter into or amend any contract, agreement, commitment or arrangement which would require the Company to take any action prohibited by this subsection (e);

   (f) except as set forth in Section 6.12 hereof or as required by Law or by the terms of any collective bargaining agreement or other labor union contract or other agreement currently in effect between the Company or any subsidiary of the Company and any executive officer or employee thereof, (provided, however, that except as contemplated hereby no actions shall be taken with respect to the acceleration of vesting or cashing-out of Company Options in connection with the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby or otherwise), increase the compensation payable or to become payable to its executive officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or executive officer or employee of it or any of its subsidiaries, or establish, adopt, enter into or amend in any respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee, provided that this clause shall not prevent the Company or any of its subsidiaries from (i) making severance payments to the extent contractually obligated under contractual arrangements currently existing at the Company or such subsidiary and previously disclosed to Buyer, (ii) increasing compensation in accordance with the provisions of agreements with executive officers or employees in accordance with the terms of such agreements in effect on the date of this Agreement, provided that if any such agreement does not specify the amount of such increase, no such increase shall (A) fail to be in the ordinary course of business and in accordance with the past practices of the Company and
(B) exceed 10 percent of the compensation of such executive officer or employee in effect on the date of this Agreement, (iii) increasing compensation for employees who are not parties to agreements relating to compensation, provided that each such increase (A) is in the ordinary course of business, and in accordance with the past practices of the Company and (B) does not exceed, with respect to any employee, 10 percent of the compensation of such employee on the date of this Agreement;

   (g) change (except as required by the SEC or changes in GAAP which become effective after the date of this Agreement) any accounting methods, policies, practices or procedures;

   (h) enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which if in existence and known to the Company prior to the date of this Agreement would have resulted in a breach of Section
3.4 hereof;

   (i) settle or compromise any material arbitration, action, suit, investigation or proceeding (other than those related to Tax matters, which shall be governed exclusively by the provisions of Section 5.3 hereof), other than in the ordinary course of business consistent with past practice not in excess of $2,500,000 in the aggregate (including for purposes of calculating such $2,500,000 aggregate limitation, any action taken by or on behalf of Chris-Craft (other than in respect of Excluded Matters) (as defined in the Chris-Craft Merger Agreement), BHC or the Company pursuant to Section 5.1(i) of the Chris-Craft Merger Agreement or by or on behalf of BHC pursuant to Section 5.1(i) of the BHC Merger Agreement); provided, however, that the Company shall not in any event settle any arbitration action, suit, investigation or proceeding arising out of this Agreement, the Voting Agreement or the matters contemplated hereby or thereby without Buyer's consent (other than those related to Tax matters, which shall be governed exclusively by the provisions of Section 5.3 hereof);

   (j) settle or discharge any material liability of a type not covered in subsection (i) above, other than in accordance with its terms or on terms no less favorable to the Company and its subsidiaries;

   (k) amend or waive any right under or enter into any agreement with any affiliate of the Company (other than its wholly owned subsidiaries in the ordinary course of business consistent with past practice) or with any stockholder of the Company or any of its subsidiaries or any affiliate of any such stockholder;

   (l) enter into, amend in any material respect or terminate any network affiliation agreement, retransmission consent agreement or, except in the case of agreements terminable without cost or penalty by the Company prior to the Closing or by Buyer within 30 days thereafter, any agreement licensing or creating any obligations with respect to the use of the digital data stream of any DTV Station;

   (m) enter into, amend or terminate any film or program license or syndication agreement (each a "Program Agreement") involving aggregate payments of more than (i) $2,500,000 in the aggregate on a per Program Agreement, per station basis (including, for purposes of calculating such $2,500,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, BHC or the Company pursuant to Section 5.1(m) of the Chris-Craft Merger Agreement or by or on behalf of BHC pursuant to Section 5.1(m) of the BHC Merger Agreement), (ii) $5,000,000 in the aggregate (including, for purposes of calculating such $5,000,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, BHC or the Company pursuant to Section 5.1(m) of the Chris-Craft Merger Agreement or by or on behalf of BHC pursuant to Section 5.1(m) of the BHC Merger Agreement) on a per station basis, (iii) $500,000 per annum on a per Program Agreement, per station basis and (iv) barter agreements that expire after December 31, 2001; or

   (n) enter into or publicly announce an intention to enter into any contract, agreement, commitment or arrangement to do any of the foregoing actions set forth in this Section 5.1.

   Section 5.2 FCC Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries: (i) to use its reasonable best efforts to comply with all material requirements of the FCC applicable to the operation of the Company Stations; (ii) promptly to deliver to Buyer copies of any material reports, applications or responses filed with the FCC; (iii) promptly to notify Buyer of any inquiry, investigation or proceeding initiated by the FCC; (iv) not to make or revoke any material election with the FCC; and (v) use its reasonable best efforts to take all actions necessary to complete construction and initiate operation of the DTV Stations by the relevant deadline established by the FCC, as it may be extended, and to consult with Buyer about, and keep Buyer reasonably informed of, the progress of construction of the DTV Stations.

   Section 5.3 Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries to: (i) timely file all Tax Returns ("Post-Signing Returns") required to be filed by it and such Post-Signing Returns shall be prepared in a manner consistent with past practice; (ii) timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) accrue a reserve in its books and records and financial statements in accordance with past practice for all Taxes payable by it for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Buyer of any Federal or New Jersey income or franchise tax and any other material suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the

Company or any of its subsidiaries in respect of any Tax matter, including (without limitation) Tax liabilities and refund claims, and not settle or compromise any such Tax matter or Action without Buyer's consent, which consent shall not be unreasonably withheld, and (v) not make or revoke any material Tax election or adopt or change a material tax accounting method without Buyer's consent.

                                   ARTICLE VI

                             Additional Agreements

   Section 6.1 Registration Statement; Proxy Statement.

   (a) As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare and shall cause to be filed with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meeting of the Company's stockholders to be held to consider the adoption of this Agreement and the approval of the Merger,
(ii) Buyer shall prepare and file with the SEC a registration statement on the appropriate form (together with all amendments thereto, the "Share Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Buyer Shares to be issued to the stockholders of the Company pursuant to the Merger and
(iii) Buyer shall prepare and file with the SEC a registration statement on the appropriate form (together with all amendments thereto, the "Option Registration Statement," and together with the Share Registration Statement, the "Registration Statement") in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Buyer Shares to the issued upon exercise of the Substituted Options, it being understood that the Option Registration Statement shall be considered filed as promptly as practicable if it is filed by Buyer within at least two
(2) business days following the Effective Time. In addition to the foregoing, Buyer shall make such other appropriate filings and deliveries as may be required by applicable law (including any applicable prospectus delivery requirements thereof). Each of Buyer and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective at such time as they shall agree, and, prior to the effective date of the Registration Statement, Buyer shall use reasonable best efforts to take all or any action required under any applicable Federal or state securities Laws in connection with the issuance of Buyer Shares pursuant to the Merger. If requested by the SEC, each of the Forward Merger and the Reverse Merger shall be submitted to the Company's stockholders at the Stockholders' Meeting (as defined in Section 6.2) as separate proposals. Each of Buyer and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement and Registration Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. Each of Buyer and the Company shall also promptly file, use reasonable best efforts to cause to become effective as promptly as practicable and, if required, mail to the Company's stockholders, any amendment to the Registration Statement or Proxy Statement which may become necessary after the date the Registration Statement is declared effective.

   (b) The Proxy Statement shall include the recommendations of the Special Committee and the Board of Directors of the Company to the stockholders of the Company in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that the Special Committee and the Board of Directors of the Company may take or disclose to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make any disclosure required under applicable Law and may, prior to the date of its Stockholders' Meeting (as defined in Section 6.2 hereof), withdraw, modify, or change any such recommendation to the extent that the Special Committee or the Board of Directors of the Company determines in good faith that such withdrawal, modification or change is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be the Company's regularly engaged outside legal counsel). Unless this Agreement is previously terminated in accordance with Article VIII, the Company shall submit this Agreement to its stockholders at its Stockholders' Meeting even if the Special Committee or the Board of Directors of the Company determines at any time after the date hereof that is no longer advisable or recommends that the Company's stockholders reject it.

   (c) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Buyer or the Company without the approval of the other party, which shall not be unreasonably withheld or delayed. Each of Buyer and the Company will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Buyer Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

   (d) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its subsidiaries, or their respective officers or directors, should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Buyer. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   (e) The information supplied by Buyer for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective,
(ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Buyer or any of its subsidiaries, or their respective officers or directors, should be discovered by Buyer which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Buyer shall promptly inform the Company. All documents that Buyer is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   Section 6.2 Stockholders' Meetings.

   (a) The Company shall, as promptly as practicable following the date of this Agreement establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting"), for the purpose of voting upon the adoption of this Agreement and approval of the Merger, and the Company shall hold the Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall use its reasonable best efforts to cause the Stockholders' Meeting to occur on the same day as the meetings of stockholders are held to consider the Chris-Craft Merger and the BHC Merger. The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the Merger, and shall take all other action necessary or advisable to secure the vote of its stockholders, required by the NYSE or Delaware Law, as applicable, to obtain such approvals; provided, however, that the Company shall not be obligated to solicit proxies in favor of the adoption of this Agreement at its Stockholders' Meeting (but shall nonetheless remain obligated to submit this Agreement to a vote of its stockholders) to the extent that the Board of Directors of the Company determines in good faith that such failure to solicit proxies is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be such party's regularly engaged outside legal counsel).

   (b) Without limiting the provisions of Section 4.4 hereof, Buyer shall, as promptly as practicable following the date of this Agreement, obtain, and cause its subsidiaries to obtain, all stockholder and other approvals, including the Buyer Shareholder Approval if required, necessary to consummate the Merger and the other transactions contemplated hereby, including, without limitation, entering into and performing the agreements and transactions contemplated by
Section 6.18 hereof.

   Section 6.3 Appropriate Action; Consents; Filings.

   (a) Each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated herein and (ii) make promptly filings with or applications to the FCC with respect to the transactions contemplated herein (the "FCC Application"). The parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated herein and to cause the conditions to the Forward Merger and, if a Restructuring Trigger has occurred, the Reverse Merger, in each case as set forth in Article VII to be satisfied (including using reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, waivers, qualifications and orders of Governmental Authorities as are necessary for the consummation of the transactions contemplated herein), and will do so in a manner designed to obtain such regulatory clearance and the satisfaction of such conditions as expeditiously as reasonably possible; provided, however, that Buyer and FTH shall have the right to make all decisions concerning any divestiture commitments necessary to comply with the FCC's multiple ownership rules set forth at 47 C.F.R. Section 73.3555 as in effect on the date of this Agreement (the "FCC Multiple Ownership Rules"); provided that Buyer and FTH shall regularly consult with the Company during the processes referred to in this Section 6.3 and consider in good faith the views of the Company with respect thereto; and provided, further, that, in connection with the Merger, Buyer and FTH shall not seek a waiver of Section 73.3555 of the FCC's rules except for a temporary waiver of subsections (b) and (e) thereof for a period not to exceed twelve months from the Closing Date for television divestitures required in order to obtain the FCC Consent (as defined in Section 7.1(e) hereof) and, with respect to subsection (d) thereof, in the FCC Application when it is filed, Buyer will (1) maintain that no waiver is required to permit it to own a newspaper and two television stations in the New York market, and (2) request in the alternative, if that position is rejected or a permanent waiver is not issued by the FCC, a temporary waiver to hold two television stations and a newspaper for a period not to extend beyond the date which is the later of (A) twelve months from the Closing Date and (B) the conclusion of any then pending FCC rule making proceeding regarding 47 C.F.R.
Section 73.3555(d); provided, that the foregoing sentence shall be subject to the provisions of subsection (b) below. Failure to obtain any of the waivers set forth above shall not limit Buyer's obligations pursuant to subsection (b) below.

   (b) Notwithstanding anything to the contrary in this Agreement other than the following sentence, the Company, Buyer and FTH each agree to take promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast Law that may be validly required by any U.S. federal, state or local antitrust or competition Governmental Authority, or by the FCC or similar Governmental Authority, or by any Australian Law, in each case with competent jurisdiction, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as reasonably possible, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such of its assets or businesses as are required to be divested in order to obtain the FCC Consent (as defined below), or to avoid the entry of, or to effect the dissolution of or vacate or lift, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority (each, an "Order"), that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, (i) neither Buyer nor FTH shall not be required to divest any of its material assets or accept any material limitation on any of its material businesses other than (x) the divestiture of such broadcast assets (i.e., newspaper and television stations) as it is required to divest or (y) the material limitation on such broadcast assets or Buyer's and FTH's operation thereof as it is required to be subject to, in the case of each of clauses (x) and (y) in order to comply with the

FCC Multiple Ownership Rules or a final Order in an action brought by an antitrust or competition or FCC or similar Governmental Authority, (ii) notwithstanding clause (i), neither the Company, Buyer nor FTH shall be required to divest or to hold separate, or to accept any substantial limitation on the operation of, or to waive any rights material to, the San Francisco television station of Buyer or the Company (each of the actions described in clause (i) and (ii) above being an "Adverse Condition"), (iii) neither party shall be required to take any of the foregoing actions if such action is not conditioned on the consummation of the Merger and (iv) without limiting Buyer's obligations set forth herein, the Company shall not agree to any of the foregoing without Buyer's consent and, at Buyer's request, the Company shall agree to any of the foregoing so long as such agreement is conditioned upon consummation of the Merger.

   (c) Each of Buyer, FTH and the Company shall give (or shall cause its respective subsidiaries to give) any notices to third parties, and Buyer, FTH and the Company shall use, and cause each of its subsidiaries to use, its reasonable best efforts to obtain any third party consents not covered by paragraphs (a) and (b) above, necessary, proper or advisable to consummate the Forward Merger or, if a Restructuring Trigger has occurred, the Reverse Merger; provided that neither Buyer nor FTH shall be required to pay, and the Company shall not pay, without Buyer's prior written consent, any material consideration to obtain any such third party consent. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement.

   Section 6.4 Access to Information; Confidentiality.

   (a) From the date hereof to the Effective Time, Buyer will comply with the reasonable requests of the Company to make officers available to respond to the reasonable inquiries of the Company in connection with the transactions contemplated by this Agreement and to make available information regarding Buyer and its subsidiaries as the Company may reasonably request.

   (b) From the date hereof to the Effective Time, to the extent permitted by applicable Law and contracts, the Company will provide to Buyer (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access to all employees, sites, properties, information and documents which Buyer may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company; provided, however, that the Company shall not be required to provide access to any employees, sites, properties, information or documents which would breach any agreement with any third-party or which would constitute a waiver of the attorney-client or other privilege by the Company.

   (c) Except with respect to matters relating to the hiring of employees and the solicitation for hiring of employees, which matters shall be governed by the provisions of Section 6.17 hereof, the parties hereto shall comply with, and shall cause their respective Representatives to comply with all of their respective obligations under the Confidentiality Agreement dated September 16, 1999 between Buyer and Chris-Craft, as supplemented by the Addendum to the Confidentiality Agreement, dated August 7, 2000 (as so supplemented, the "Confidentiality Agreement") provided that, following any termination of this Agreement, Section 6.17 hereof shall be of no further force or effect.

   (d) No investigation pursuant to this Section 6.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

   Section 6.5 No Solicitation of Competing Transactions.

   (a) The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other agent or representative of the Company to take any such action, and the Company shall notify Buyer as promptly as practicable of all of the relevant material details relating to all inquiries and proposals which the Company or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative may receive relating to any of such matters, provided, however, that prior to the adoption of this Agreement and the approval of the Merger by the stockholders of the Company, nothing contained in this Section 6.5 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes an unsolicited proposal that the Board of Directors of the Company determines in good faith, after consultation with the Company's financial advisors and independent legal counsel, can be reasonably expected to result in a Superior Proposal; provided that prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company (1) provides notice to Buyer to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person and provides, in any such notice to Buyer in reasonable detail the identity of the Person making such proposal and the material terms and conditions of such proposal, and (2) has received from such person or entity an executed confidentiality agreement or
(ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or making any disclosure required under applicable Law.

   (b) For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company: (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction other than transactions specifically permitted pursuant to
Section 5.1 of this Agreement; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Company in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for the Company's securities or the filing of a registration statement under the Securities Act in connection with any such exchange offer; in the case of clauses (i), (ii) or (iii) above, which transaction would result in a third party (or its stockholders) acquiring more than 25% of the voting power of the capital stock then outstanding or more than 25% of the assets of the Company and its subsidiaries, taken as a whole; or (iv) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter.

   For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party which would result in such party (or in the case of a parent-to-parent merger, its stockholders) acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, share purchase, asset purchase, recapitalization, liquidation, dissolution, joint venture or similar transaction, more than 50% of the voting power of the capital stock then outstanding or all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, for consideration which the Board of Directors of the Company determines in its good faith judgment, after consultation with independent legal counsel and its financial advisors, to be more favorable to the Company's stockholders than the Merger.

   Section 6.6 Directors' and Officers' Indemnification and Insurance.

   (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Restated Certificate of Incorporation and By-laws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were officers, directors or employees of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

   (b) The Surviving Corporation shall maintain (or cause to be maintained) in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.6 more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance; and provided further that if the annual premiums exceed such amount, Buyer shall be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

   (c) In addition to the other rights provided for in this Section 6.6 and not in limitation thereof (but without in any way limiting or modifying the obligations of any insurance carrier contemplated by Section 6.6(b)), from and after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, to the fullest extent permitted by applicable Law (the "Indemnifying Party"), (i) indemnify and hold harmless (and release from any liability to Buyer or the Surviving Corporation or any of their respective subsidiaries), the individuals who, on or prior to the Effective Time, were officers, directors or employees of the Company or served on behalf of the Company as an officer, director or employee of any of the Company's current or former subsidiaries or affiliates (including, without limitation, those affiliates listed in Section 6.6(c) of the Company Disclosure Schedule (collectively, "Covered Affiliates") or any of their predecessors in all of their capacities (including as stockholder, controlling or otherwise) and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors or employees (the "Indemnitees") against all Expenses (as defined hereinafter), losses, claims, damages, judgments or amounts paid in settlement ("Costs") in respect of any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, based on, or arising out of or relating to the fact that such person is or was a director, officer, employee or stockholder (controlling or otherwise) of the Company or any of its current or former subsidiaries or Covered Affiliates or any of their predecessors arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby (an "Indemnifiable Claim"; except for acts or omissions which involve conduct known to such Person at the time to constitute a material violation of Law); provided that the Surviving Corporation and Buyer shall not be responsible for any amounts paid in settlement of any Indemnifiable Claim without the consent of Buyer and the Surviving Corporation; and (ii) advance to such Indemnitees all Expenses incurred in connection with any Indemnifiable Claim (including in circumstances where the Indemnifying Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor; provided that the person to whom Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from Buyer or the Surviving Corporation. Any Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied. Except as otherwise may be provided pursuant to any Indemnity Agreement, the Indemnitees as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees; provided that any law firm or firms so retained shall be reasonably acceptable to Buyer. The Indemnifying Party shall be entitled to assume and control the defense of any potential Indemnifiable Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of its receipt of notice from the Indemnified Party that a potential Indemnifiable Claim has been made and so long as it unconditionally agrees in writing (x) to indemnify fully and indefinitely, subject only to limitations required by applicable Law, and (y) not to seek repayment of any Expenses advanced (unless such repayment would otherwise be available pursuant to clause (ii) of the first sentence of this Section 6.6(c) solely because such matter was excluded from the definition of Indemnifiable Claim pursuant to the exception contained in the definition thereof appearing immediately prior to the initial proviso in this subsection) from, the Indemnitees in respect of such potential Indemnifiable Claim, and acknowledges in writing its obligation to do so under this Section; provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Indemnifiable Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Indemnifiable Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Indemnifiable Claim may be settled by any Indemnified Party without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed. For the purposes of this Section 6.6, "Expenses" shall include reasonable attorneys' fees and all other reasonable costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim, but shall exclude damages, losses, claims, judgments and amounts paid in settlement. The term "Indemnitees" shall exclude persons who both (x) were serving as officers or directors or employees of the Covered Affiliates listed on Section 6.6(c) of the Company Disclosure Schedule at the request of an entity other than the Company or one of its current or former subsidiaries, or any predecessor thereto, and (y) are not otherwise an Indemnitee.

   (d) Notwithstanding anything contained in Section 9.1 hereof to the contrary, this Section 6.6 shall survive the consummation of the Merger indefinitely, is intended to benefit each Indemnitee, shall be binding, jointly and severally, on all successors and assigns of Buyer, the Surviving Corporation and its subsidiaries, and shall be enforceable by the Indemnitees and their successors. In the event that Buyer or the Surviving Corporation or any of its subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, the successors and assigns of Buyer or the Surviving Corporation or its subsidiary, as the case may be, shall expressly assume and be bound by the indemnification obligations set forth in this Section 6.6.

   (e) The obligations of the Surviving Corporation, its subsidiaries and Buyer under this Section 6.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.6 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6).

   Section 6.7 Notification of Certain Matters. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (i) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied or
(z) the Forward Merger not to be consummated and (ii) any failure of the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   Section 6.8 Tax Matters. Buyer and Chris-Craft shall submit any filings or documents necessary to obtain the IRS Ruling and shall engage, through their representatives, in any communications with the IRS and Buyer and, on behalf of the Company, Chris-Craft shall control the process of obtaining the IRS Ruling. Buyer and the Company shall make reasonable best efforts to obtain the IRS Ruling, the tax opinions set forth in Sections 7.2(f) and 7.3(c) hereof, and the FCC Consent, including taking any reasonable actions requested by the IRS or the FCC in connection with obtaining the IRS Ruling and the FCC Consent and cooperating in preparing and submitting any filings and documents to the IRS and the FCC in a prompt manner. In the case of the Forward Merger (a) the Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code; (b) neither the Company nor Buyer nor their affiliates shall directly or indirectly (without the consent of the other) take any action, that would reasonably be expected to adversely affect the intended tax treatment of the transactions contemplated by this Agreement; (c) officers of Buyer, Acquisition Sub and the Company shall execute and deliver to (i) Squadron, Ellenoff, Plesent & Sheinfeld LLP, tax counsel to Buyer, and Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Company, certificates substantially in the form agreed to by the parties as of the date hereof and other appropriate representations at such time or times as may be reasonably requested by such law firms, including contemporaneously with the execution of this Agreement and at the Effective Time, in connection with their respective deliveries of opinions, pursuant to Sections 7.2(f) and 7.3(c) hereof, with respect to the tax treatment of the Merger and (ii) Squadron, Ellenoff, Plesent & Sheinfeld LLP, counsel to Buyer and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Chris-Craft, such representations as are required by the IRS in order to issue the IRS Ruling; and (d) none of the Buyer, Acquisition Sub or the Company shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of such certificates and representations.

   Section 6.9 Stock Exchange Listing. Buyer and the Company shall (a) as promptly as reasonably practicable prepare and submit to the NYSE applications covering the Buyer Shares to be issued in the Merger and the Buyer Shares underlying the Company Options outstanding immediately prior to the Effective Time and shall use their reasonable best efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, (b) within two business days after the Effective Time, prepare and submit to the ASX, pursuant to the applicable listing rules of the ASX, applications covering the Buyer Preferred Stock underlying the Buyer Shares issued pursuant to the Merger and cause such securities to be approved for quotation by the ASX, and (c) promptly seek the ASX Waiver or, if the ASX Waiver is not granted, as soon as possible thereafter call a special meeting of shareholders to obtain the Buyer Shareholder Approval and take all actions and prepare all documents and shareholder materials required in connection therewith.

   Section 6.10 Public Announcements. Buyer and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or any listing rules of, or listing agreement or arrangement with, a national securities exchange or the ASX to which Buyer or the Company is a party. The parties have agreed on the text of a joint press release by which Buyer and the Company will announce the execution of this Agreement.

   Section 6.11 Affiliates of the Company. The Company represents and warrants to Buyer that prior to the date of the Stockholders' Meeting the Company will deliver to Buyer a letter identifying all persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company, and the Company represents and warrants to Buyer that the Company has advised the persons identified in such letter of the resale restrictions imposed by applicable securities laws. The Company shall use its reasonable best efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Exhibit B. The Company shall use its reasonable best efforts to obtain as soon as practicable from any person who may be deemed to have become an affiliate of the Company after the Company's delivery of the letter referred to above and prior to the Effective Time, a written agreement substantially in the form of Exhibit A.

   Section 6.12 Employee Matters.

   (a) During the one-year period commencing on the Effective Date, Buyer shall provide or shall cause the Surviving Corporation to provide to each Company Employee employee benefits (including incentive opportunities but excluding benefits under equity-based plans) that are either (i) in the aggregate, substantially comparable to the benefits being provided to Company Employees as of the date of this Agreement under the

Company Benefit Plans or (ii) substantially similar to those being provided to similarly situated employees of the Buyer (other than for former employees of the Company).

   (b) Without limiting the generality of paragraph (a) of this Section 6.12, if the Effective Time occurs prior to December 31, 2000, (1) each Company Employee who received an annual bonus in respect of 1999 and is eligible to receive an annual bonus for the year 2000 and who is employed by the Company immediately prior to the Effective Time, shall be entitled to receive, in lieu of any other bonus to which the participant may otherwise be entitled under such plan, or for the period from January 1, 2000 through the Effective Time, as the case may be, a prorated bonus (the "Pro-Rata Bonus"), determined by multiplying (i) the participant's annual bonus in respect of 1999 by (ii) a fraction, the numerator of which is equal to the number of days in calendar year 2000 through and including the Effective Time and the denominator of which is 366 and (2) each such Company Employee who remains employed with the Company (or its successor) or any affiliate thereof through December 31, 2000, shall be entitled to receive an additional bonus such that, when added to such employee's Pro-Rata Bonus, such employee's aggregate annual bonus in respect of 2000 is not less than such employee's annual bonus in respect of 1999. Such annual bonus with respect of 2000 shall be payable at such time that annual bonuses are normally paid to similarly situated employees of the Company. If the Effective Time occurs during the calendar year 2001, then the process described in (i) of the preceding sentence shall apply in an analogous manner to the Company's 2001 Bonus Plan and to other employees who receive an annual bonus in respect of the year 2000, with the references to the year 2000 therein being deemed to be references to the year 2001 and with references to the year 1999 therein being deemed to be references to the year 2000 and subject to
Section 6.12(a), the process for determining the bonus for those who remain employed on and after the Effective Time through December 31, 2001 shall be determined in the discretion of the Buyer.

   (c) Without limiting the generality of paragraph (a) of this Section 6.12, with respect to each Buyer Plan, each Surviving Corporation plan and such other employee benefit plans as may be maintained for Company Employees from time to time following the Effective Time by Buyer, the Surviving Corporation or any subsidiary of the Surviving Corporation (including, without limitation, plans or policies providing severance benefits and vacation entitlement), and service with the Company and any of its subsidiaries (or a predecessor to the Company's or any of its subsidiaries' business or assets) shall be treated as service with the Buyer, the Surviving Corporation or any of its subsidiaries, as the case may be, to the extent recognized in the comparable plans of the Company for purposes of determining eligibility to participate and vesting but not for purposes of benefit accrual. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. In the event Company Employees are transferred to a new health plan maintained by the Surviving Corporation effective as of a date within the annual plan year for purposes of accumulating annual deductibles, copayments and out-of-pocket maximums, Company Employees shall be given credit for amounts they have paid under a corresponding benefit plan during the new health plan's year in which the Company Employees are transferred for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the benefit plan maintained by Surviving Corporation or any of its subsidiaries. Buyer shall also honor, or cause the Surviving Corporation to honor, all vacation, personal and sick days accrued by the Company Employees under the plans, policies, programs and arrangements of the Company or any of its subsidiaries immediately prior to the Effective Time to the extent reserved against the Company's financial statements.

   (d) Without limiting the generality of paragraph (a) of this Section 6.12, the Surviving Corporation shall, or shall cause its subsidiaries to, honor, in accordance with their terms, and shall, or shall cause its subsidiaries to, make required payments when due under, all Company Benefit Plans maintained or contributed to by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party (including, but not limited to, employment, incentive and severance agreements and arrangements), that are applicable with respect to any Company Employee or any director of the Company or any of its subsidiaries (whether current, former or retired) or their beneficiaries; provided, however, that, subject to the provisions of Section 6.12(e) of the Chris-Craft Disclosure Schedule Merger Agreement, the foregoing shall not preclude the Surviving

Corporation or any of its subsidiaries from amending or terminating any Company Benefit Plan in accordance with its terms.

   Section 6.13 Letters of the Company's Accountants. The Company shall use reasonable best efforts to cause to be delivered to Buyer two "comfort" letters in customary form from PricewaterhouseCoopers LLP, the Company's independent public accountants, one dated a date within five business days before the date on which the Registration Statement shall become effective and one dated a date within five business days before the Closing Date, each addressed to Buyer.

   Section 6.14 Letters of Buyer's Accountants. Buyer shall use reasonable best efforts to cause to be delivered to the Company two "comfort" letters in customary form from Arthur Andersen LLP, Buyer's independent public accountants, one dated a date within five business days before the date on which the Registration Statement shall become effective and one dated a date within five business days before the Closing Date, each addressed to the Company.

   Section 6.15 [INTENTIONALLY OMITTED].

   Section 6.16 Other Merger Agreements. Buyer shall comply with its obligations under the Chris-Craft Merger Agreement and the BHC Merger Agreement.

   Section 6.17 Employee Solicitation. In addition to, and not in limitation of any restrictions on the parties hereto contained in other documents, the parties hereto agree that during the period from the date hereof to the earlier of the termination of this Agreement or the consummation of the Merger, neither they nor any of their controlled affiliates shall solicit for employment any current senior management level employees or any of the three (3) highest compensated on air talent employees at each station of the other party hereto. This Section 6.17 shall govern in the event of any inconsistency between this
Section 6.17 and Section 6.4 hereof.

   Section 6.18 Post-Closing Covenant of Buyer. As of or promptly following the Effective Time, in the event of the Forward Merger (as defined in the Chris-Craft Merger Agreement) under the Chris-Craft Merger Agreement Buyer shall cause such assets as Buyer shall determine, but at a minimum shall include the broadcast assets and related liabilities held or previously held by the Company and its subsidiaries, to be transferred to and assumed by one or more direct or indirect subsidiaries of Buyer, and shall cause such assets and liabilities to be ultimately held by a newly formed subsidiary which is controlled by Buyer within the meaning of Section 368(c) of the Code ("Newco") of Fox Entertainment Group, Inc. ("FEG"). As of or promptly following the Effective Time, Newco and either FTH or a wholly owned subsidiary thereof will enter into the Newco-FTH Agreement (as hereinafter defined). The Newco-FTH Agreement shall be an agreement prepared by Buyer and FTH as soon as practicable after the date hereof and in any event no later than August 31, 2000 which (i) reflects and is consistent with the terms set forth on Exhibit C hereto and (ii) otherwise is as Buyer and FTH shall determine, but which is consistent with the objective of obtaining the FCC Consent (without an Adverse Condition) with respect to the Forward Merger and, if the Chris-Craft Merger is to be effected as a Forward Merger (as defined in the Chris-Craft Merger Agreement), with respect to the Chris-Craft Merger, and the IRS Ruling; provided that it shall not contain any provisions as to which Chris-Craft or, if the Merger is a Forward Merger, the Company reasonably objects by reason of concerns as to the Federal income tax treatment of the Chris-Craft Merger or, if the Merger is a Forward Merger, the Forward Merger, or the ability to obtain the FCC Consent (without any Adverse Condition) or the IRS Ruling for the Forward Merger or, if the Chris-Craft Merger is a Forward Merger (as defined in the Chris-Craft Merger Agreement), for the Chris-Craft Merger. Buyer shall comply with this Section 6.18 in a manner deemed appropriate by Buyer and FTH; provided, that Buyer and FTH shall act in a manner that preserves (i) the qualification of the Merger or the Chris-Craft Merger, as the case may be, as a reorganization under Section 368(a) of the Code and (ii) the effectiveness and validity of the FCC Consent (as defined below). In the event (and only in the event) that the Merger is a Reverse Merger and the Chris-Craft Merger is a Reverse Merger (as defined in the Chris-Craft Merger Agreement), as of or promptly following the Effective Time, the broadcast assets and related liabilities held by the Company and its subsidiaries (or the Company and its subsidiaries themselves by way of merger) will be transferred to and assumed by FTH or one or more direct or indirect subsidiaries thereof. The foregoing processes contained in this Section 6.18 and the actions contemplated hereby shall be deemed to constitute "transactions contemplated by this Agreement" for purposes of Buyer's representations and warranties herein.

   Section 6.19 Form of Merger. In the event that there is a Ruling Failure or an FCC Failure (each, a "Restructuring Trigger"), then the Merger shall be effected as the Reverse Merger and not as the Forward Merger and, in lieu of News Publishing Australia Limited, a newly formed indirect subsidiary of Buyer (which could, at the election of Buyer, be a subsidiary of BHC unless the BHC Merger has not occurred prior to the Effective Time) shall be Acquisition Sub and Buyer shall cause such Acquisition Sub to execute a counterpart signature page to this Agreement and become a party hereto; provided, that, notwithstanding the foregoing, if the Chris-Craft Merger is to be effected as a Forward Merger (as defined in the Chris-Craft Merger Agreement), then such Acquisition Sub shall be a first-tier subsidiary of Buyer that is controlled by Buyer within the meaning of Section 368(c) of the Code. In the event that, following the occurrence of a Restructuring Trigger, and prior to the Effective Time, subsequent events occur such that the conditions to effecting the Forward Merger are all satisfied, then the Merger shall occur as if such Triggering Event had never occurred. For purposes of this Agreement, a "Ruling Failure" shall be deemed to have occurred (i) if the IRS Ruling (as defined herein) is not obtained on or prior to the seven-month anniversary of the submission of the ruling request to the IRS (unless a responsible officer of the IRS has indicated to representatives of both the Company and Buyer that the IRS Ruling is likely to be issued within the next succeeding three months and such IRS Ruling is so issued within such three-month period) in form and substance reasonably satisfactory to each of the parties hereto or (ii) a responsible officer of the IRS has indicated to representatives of both Chris-Craft and Buyer prior to the three-month anniversary of this Agreement that the IRS Ruling, in form and substance reasonably satisfactory to each of the parties hereto, is not likely to be issued, and such indication shall not have been reversed or withdrawn prior to the five-month anniversary of the date of this Agreement or (iii) either Kaye, Scholer, Fierman, Hays & Handler, LLP or Squadron, Ellenoff, Plesent & Sheinfeld LLP indicates in writing to Chris-Craft and Buyer that it will not be able to deliver its respective opinion pursuant to Section 7.3 or Section 7.2, as the case may be. For purposes of this Agreement, an "FCC Failure" shall be deemed to have occurred (i) if the FCC Consent (without an Adverse Condition) is not obtained on or prior to the ten-month anniversary of this Agreement (unless a responsible officer of the FCC has indicated to representatives of both the Company and Buyer that the FCC Consent (without an Adverse Condition) will be issued within the next succeeding two months and such FCC Consent is so issued within such two-month period) in form and substance reasonably satisfactory to each of the parties hereto or (ii) a responsible officer of the FCC has indicated to representatives of both the Company and Buyer that the FCC Consent, in form and substance reasonably satisfactory to each of the parties hereto, will not be issued and, prior to the three-month anniversary of this Agreement, such indication shall not have been reversed or withdrawn; provided that no FCC Failure shall have occurred if a responsible officer of the FCC has indicated (and subsequently not withdrawn or changed such indication) to representatives of both the Company and Buyer that the sole reason or reasons for the FCC Consent (without an Adverse Condition) not having been obtained does not relate in any manner to whether the Merger is the Forward Merger or the Reverse Merger and that there is no material greater likelihood of obtaining the FCC Consent (without an Adverse Condition) with respect to the Reverse Merger than the Forward Merger.

   Section 6.20 Advance of Funds. Notwithstanding anything to the contrary contained in this Agreement, the Company shall (and shall be permitted to) advance funds to Chris-Craft on an as needed basis, including, without limitation, to pay any and all fees and expenses payable by Chris-Craft in connection with the Chris-Craft Merger; provided, however, that any such advances shall be made pursuant to short term loans on arms-length terms and must be repaid no later than 30 days after consummation of the Merger, unless the Chris-Craft Merger has also been consummated.

   Section 6.21 Obligations of FTH. In view of the fact that one or more subsidiaries of FTH would become the licensees of the Company Stations under either the Forward Merger or the Reverse Merger and would otherwise benefit from either merger, FTH agrees that it shall take such actions, and shall cause its subsidiaries to take such actions, as may be necessary to accomplish the requirements of FTH under Sections 6.3, 6.18 and 6.19 hereof and any other requirements of this Agreement relating to the effectuation of, or transactions to be accomplished immediately following, the Forward Merger and the Reverse Merger.

                                  ARTICLE VII

                            Conditions to the Merger

   Section 7.1 Conditions to the Obligations of Each Party. The obligations of the Company and Buyer to consummate the Merger are subject to the satisfaction or waiver by the Company and Buyer of the following conditions:

   (a) this Agreement shall have been adopted by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote at the Stockholders' Meeting voting together as a single class;

   (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

   (c) no Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or Order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger;

   (d) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

   (e) the FCC Consent (as defined below) shall have been obtained. "FCC Consent," as used herein, means action by the FCC granting its consent to the transfer of control of the FCC licenses of the Company and its subsidiaries to FTH (or a wholly owned subsidiary of FTH), including transfer of those authorizations, licenses, permits, and other approvals, issued by the FCC, and used in the operation of the Company Stations, pursuant to appropriate applications filed by the parties with the FCC, as contemplated by this Agreement;

   (f) all other authorizations, consents, waivers, orders or approvals for the Merger required to be obtained, and all other filings, notices or declarations required to be made, by Buyer and the Company prior to the consummation of the Merger and the transactions contemplated hereunder, shall have been obtained from, and made with, all required Governmental Authorities including the ASX Waiver or, if the ASX Waiver is not granted, the Buyer Shareholder Approval, and except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not, individually or in the aggregate, have a Company Material Adverse Effect or Buyer Material Adverse Effect; provided, however, that a party who has failed to fulfill its obligations under Section 6.3 hereof shall not be entitled to deem this Section 7.1(e) unsatisfied by reason of such non-fulfillment;

   (g) the Buyer Shares issuable to the Company's stockholders in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance;

   (h) the Chris-Craft Merger shall have occurred or the stockholders of Chris-Craft shall have failed to approve the Chris-Craft Merger at a duly held stockholders' meeting called for such purpose or at any adjournment or postponement thereof; and

   (i) all conditions to all parties' obligations to consummate the BHC Merger, except completion of the BHC Merger, shall have been satisfied or waived; provided, however, that this condition may not be enforced by a party if such party's actions or failure to act has prevented the conditions to the consummation of the BHC Merger from being satisfied.

   Section 7.2 Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Merger are subject to the satisfaction or waiver by Buyer of the following further conditions:

   (a) each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect;

   (b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect;

   (c) Buyer shall have received from each person named in the letter referred to in Section 6.11 an executed copy of an agreement substantially in the form of Exhibit B hereto;

   (d) Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that Buyer or the Company shall have obtained (i) all material consents, approvals, authorizations, qualifications and orders of all Governmental Authorities legally required for the consummation of the Merger and (ii) all other consents, approvals, authorizations, qualifications and orders of Governmental Authorities or third parties required (other than those set forth in Section 7.2(d) of the Company Disclosure Schedule) for the consummation of the Merger, except, in the case of this clause (ii), for those the failure of which to be obtained individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect or a Buyer Material Adverse Effect; provided, however, that if Buyer has failed to fulfill its obligations under Section 6.3 hereof it shall not be entitled to deem this
Section 7.2(d) unsatisfied by reason of such non-fulfillment;

   (e) [INTENTIONALLY OMITTED]

   (f) In the case of the Forward Merger, Buyer shall have received (i) the opinion of Squadron, Ellenoff, Plesent & Sheinfeld LLP, in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, the IRS Ruling, and certificates obtained from officers of Buyer, Acquisition Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (A) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (B) for U.S. federal income tax purposes, no income, gain or loss will be recognized by Buyer, Acquisition Sub and the Company as a result of the Merger, and (C) for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of Company Common Stock as a result of the Merger except to the extent such holders receive cash as Merger Consideration and (ii) a private letter ruling (the "IRS Ruling") from the IRS, to the effect that the Merger will satisfy the continuity of business enterprise requirement described in Treasury Regulations Section 1.368-1(d). In rendering the opinion described in clause (i) hereof, Squadron, Ellenoff, Plesent & Sheinfeld LLP shall have received and may rely upon the certificates and representations referred to in
Section 6.8 hereof; and

   (g) the FCC Consent shall not contain any Adverse Condition.

   Section 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company of the following further conditions:

   (a) each of the representations and warranties of Buyer contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of Buyer contained in this

Agreement that are not qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect;

   (b) Buyer and FTH shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect; and

   (c) in the case of the Forward Merger, the Company shall have received (i) the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, the IRS Ruling, and certificates obtained from officers of Buyer, Acquisition Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (A) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code,
(B) for U.S. federal income tax purposes, no income, gain or loss will be recognized by Buyer, Acquisition Sub and the Company as a result of the Merger, and (C) for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of Company Common Stock as a result of the Merger except to the extent such holders receive cash as Merger Consideration and (ii) the IRS Ruling. In rendering the opinion described in clause (i) hereof, Kaye, Scholer, Fierman, Hays & Handler, LLP shall have received and may rely upon the certificates and representations referred to in Section 6.8 hereof.

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

   Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption of this Agreement and approval of the Merger, as follows:

   (a) by mutual written consent duly authorized by the Boards of Directors of each of Buyer and the Company;

   (b) by either Buyer or the Company, if the Effective Time shall not have occurred on or before 15 months from the execution of this Agreement (the "Termination Date");

   (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer or FTH set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or (b) cannot be satisfied on or before the Termination Date (a "Terminating Buyer Breach");

   (d) by Buyer, upon breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a) or (b) cannot be satisfied on or before the Termination Date ("Terminating Company Breach");

   (e) by either Buyer or the Company, if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable;

   (f) by Buyer or the Company if the approval of the Merger by the stockholders of the Company required for the consummation of the Merger as set forth in Section 7.1(a) shall not have been obtained by reason of the failure to obtain such required vote at a duly held Stockholders' Meeting or at any adjournment or postponement thereof; provided, however, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(f) if the breach by BHC of the Voting Agreement is the reason for such failure;

   (g) by Buyer or the Company if the Chris-Craft Merger Agreement shall have been terminated; provided, however, that a party shall not have the right to terminate the Agreement pursuant to this Section 8.1(g) if its actions or failure to act shall have prevented the consummation of the Chris-Craft Merger; provided, further, that the Company shall not have the right to terminate the Agreement pursuant to this Section 8.1(g) if the Chris-Craft Merger shall have been terminated as a result of the failure of the Chris-Craft stockholders to approve the Chris-Craft Merger at a duly held stockholders meeting called for such purpose or at any adjournment or postponement thereof; or

   (h) by Buyer or the Company if the BHC Merger Agreement shall have been terminated; provided, however, that a party shall not have the right to terminate this Agreement pursuant to this Section 8.1(h) if its actions or failure to act shall have prevented the consummation of the BHC Merger.

   Section 8.2 Effect of Termination. Subject to Sections 8.5 and 9.1 hereof, in the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Buyer, FTH or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

   Section 8.3 Amendment. This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement and the approval of the Merger by stockholders of the Company, there shall not be any amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders and provided further that any such amendment must also be approved by the Special Committee. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   Section 8.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 8.3, waive compliance with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

   Section 8.5 Expenses. Except as set forth in this Section 8.5, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Buyer each shall pay one-half of all Expenses relating to (i) printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement,
(ii) any filing with the FCC or similar authority and (iii) any filing with antitrust authorities; provided, however, that Buyer shall pay all Expenses relating to the Exchange Agent and, provided further, that the Company, Chris-Craft and BHC shall not, in the aggregate, pay more than one-half of the Expenses. "Expenses" as used in this Agreement (other than Section 6.6 hereof) shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder and stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations, any filings with the SEC or the FCC and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE IX

                               General Provisions

   Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including, without limitation, those contained in Sections 6.4, 6.6, 6.8, 6.10, 6.11, 6.12, 6.18 and 6.21.

   Section 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

   if to Buyer:

    The News Corporation Limited
    1211 Avenue of the Americas
    New York, New York 10036
    Telecopier No.: (212) 768-2029
    Attention: Arthur M. Siskind, Esq.
    Senior Executive Vice President and Group General Counsel

   with copies to:

    Squadron, Ellenoff, Plesent & Sheinfeld LLP
    551 Fifth Avenue
    New York, New York 10176
    Telecopier No.: (212) 697-6686
    Attention: Jeffrey W. Rubin, Esq.

   if to the Company:

    United Television, Inc.
    132 South Rodeo Drive
    4th Floor
    Beverly Hills, California 90212
    Telecopier No.: (310) 281-5870
    Attention: Garth S. Lindsey

   with copies to:

    Kramer Levin Naftalis & Frankel LLP
    919 Third Avenue
    New York, New York 10022
    Telecopier No.: (212) 718-8000
    Attention: Thomas D. Balliett, Esq.

   with copies to:

    Kaye, Scholer, Fierman, Hays & Handler, LLP
    425 Park Avenue
    New York, New York 10022
    Telecopier No.: (212) 836-8689
    Attention: Lynn Toby Fisher, Esq.

   Section 9.3 Interpretation, Certain Definitions. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also references to its permitted successors and assigns. References of "$" or "dollars" herein shall be deemed to be references to US $.

   For purposes of this Agreement, the term:

   (a) "affiliate," of a specified Person, means a Person who, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person;

   (b) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

   (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

   (d) "Governmental Authority" means any United States (Federal, state or local) or foreign government, or governmental, regulatory, judicial or administrative authority, agency or commission;

   (e) "knowledge" means the actual knowledge of the following officers and employees of the Company (or Chris-Craft) and Buyer, without benefit of an independent investigation of any matter, as to (i) the Company: Herbert J. Siegel, John C. Siegel, William D. Siegel, Brian C. Kelly, Evan C. Thompson, Joelen K. Merkel and Garth Lindsey and (ii) Buyer: K.R. Murdoch, D.F. DeVoe, A. Siskind, Peter Chernin and Chase Carey; and

   (f) "subsidiary" or "subsidiaries," of any Person, means any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. For purposes of this Agreement, FTH and its subsidiaries shall each be deemed to be a subsidiary of Buyer, of FEG and of all of the entities of which FEG is itself a subsidiary.

   Section 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

   Section 9.5 Entire Agreement; Assignment. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Buyer Disclosure Schedule which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein), the Voting Agreement, and the Confidentiality Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The parties agree to comply with all covenants and agreements set forth on the Company Disclosure Schedule and the Buyer Disclosure Schedule as if such covenants and agreements were fully set forth in this Agreement. This Agreement shall not be assigned by the Company. Buyer shall not assign this Agreement, other than to an affiliate of Buyer; provided that no such assignment shall relieve Buyer of any of its obligations hereunder.

   Section 9.6 Parties in Interest. Except as otherwise provided in this
Section 9.6, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement other than Sections 6.6, 6.8, 6.12, 6.18 and 6.21 (which are intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons (including Chris-Craft in respect of Sections 6.8, 6.9, 6.18 and 6.21)). In the event that the Forward Merger is consummated, Sections 6.8, 6.18 and 6.21 are intended for the benefit of the persons who were the stockholders of the Company immediately preceding the Effective Time.

   Section 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

   Section 9.8 Consent to Jurisdiction.

   (a) Each of Buyer and the Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of Buyer and the Company hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court. Each of Buyer and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

   (b) Each of Buyer and the Company irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party in accordance with Section 9.2 hereof. Nothing in this Section 9.8 shall affect the right of any party to serve legal process in any other manner permitted by law.

   Section 9.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   Section 9.10 WAIVER OF JURY TRIAL. EACH OF BUYER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   In Witness Whereof, Buyer, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          The News Corporation Limited

                                           /s/ Arthur M. Siskind
                                          By: _________________________________
                                            Name: Arthur M. Siskind
                                            Title: Director

                                          News Publishing Australia Limited

                                            /s/ Paula Wardynski
                                          By: _________________________________
                                            Name: Paula Wardynski
                                            Title:Vice President

                                          Fox Television Holdings, Inc.
                                          (solely as to Section 6.3 and
                                           Section 6.21 of this Agreement)

                                            /s/ Paula Wardynski
                                          By: _________________________________
                                            Name: Paula Wardynski
                                            Title:Vice President

                                          United Television, Inc.

                                           /s/ John C. Siegel
                                          By: _________________________________
                                            Name: John C. Siegel
                                            Title:Chairman of the Board

                                                                         ANNEX D

[ALLEN & COMPANY LOGO]

                                                                 August 13, 2000

Board of Directors
Chris-Craft Industries, Inc.
767 Fifth Avenue
New York, NY 10153

Members of the Board of Directors:

   We understand that Chris-Craft Industries, Inc. ("Chris-Craft") and The News Corporation Limited ("News Corporation"), through its wholly owned subsidiary News Publishers Australia Limited, are considering entering into an Agreement and Plan of Merger with terms substantially as set forth in the draft dated August 12, 2000 (the "Merger Agreement") proposing to effect a transaction as described in the Merger Agreement and related documentation (the "Transaction").

   Pursuant to an engagement letter dated September 13, 1999, as amended from time to time and most recently on July 31, 2000, you have asked us to render our opinion as of the date hereof as to the fairness of the consideration to be received by the stockholders of Chris-Craft (collectively, "Securityholders") in connection with the Transaction, from a financial point of view.

   Allen & Company Incorporated ("Allen"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes.

   As you know, Allen has been engaged by Chris-Craft since September 13, 1999, to render certain financial advisory services in connection with a potential sale of Chris-Craft. In connection with such engagement, Allen will receive a fee upon consummation of the Transaction. In the past, Allen has provided financial advisory services to each of Chris-Craft and News Corporation and has received fees for the rendering of such services.

   Stanley S. Shuman, who is a Managing Director of Allen and has participated in this engagement, also serves as a Director and is a shareholder of News Corporation. News Corporation has acknowledged that while Mr. Shuman is a member of News Corporation's Board of Directors, he has acted solely on behalf of Chris-Craft with respect to the Transaction and has recused himself from News Corporation's deliberations with respect to the Transaction.

   In the course of its business as a broker-dealer, Allen may from time to time trade in the securities of Chris-Craft and News Corporation for its own account, the accounts of investment funds under management of Allen and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

   Our opinion as expressed herein reflects and gives effect to information concerning each of Chris-Craft and News Corporation which we acquired during the course of this assignment, including information provided by senior management in the course of a number of discussions. We have not, however, conducted an independent appraisal of either Chris-Craft's or News Corporation's assets, or independently verified the information concerning either Chris-Craft's or News Corporation's operations or other data which we have considered in our review, and for the purpose of expressing our opinion set forth herein, we have assumed that all such information is accurate, complete and current.

   In arriving at our conclusion, we have considered, among other factors we deemed relevant, (i) the terms of the draft Merger Agreement and related documentation (which prior to the delivery of this opinion has not been executed by the parties); (ii) the nature of the operations, assets and financial history of each of Chris-Craft and News Corporation, including discussions with senior management of each regarding their respective businesses and prospects relating to, among other things, their respective operating budgets and financial outlooks; (iii) filings with the Securities and Exchange Commission, including audited and unaudited financial statements, for each of Chris-Craft and News Corporation; (iv) the historical trading information for the equity securities of each of Chris-Craft and News Corporation; (v) certain publicly available equity research reports, published by nationally recognized brokerage houses, covering News Corporation and certain other companies in businesses related to those of News Corporation;
(vi) certain financial and stock market information for certain other companies in businesses related to those of each of Chris-Craft and News Corporation;
(vii) certain financial information relating to certain merger and acquisition transactions involving companies in businesses related to those of Chris-Craft; and (viii) certain publicly available information relating to premiums paid in certain selected merger and acquisition transactions. In addition to our review and analyses of the specific information set forth above, our opinion herein reflects and gives effect to our assessment of general economic, monetary, market and industry conditions existing as of the date hereof as they may affect the business and prospects of Chris-Craft.

   It is understood that this letter is for the information of the Board of Directors of Chris-Craft and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Chris-Craft or News Corporation with the Securities and Exchange Commission with respect to the Transaction.

   The opinion rendered herein does not constitute a recommendation to Securityholders of Chris-Craft as to how they should vote or what action they should take in connection with the Transaction.

   Based upon and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by the Securityholders of Chris-Craft in connection with the Transaction is fair from a financial point of view.

                                          Very truly yours,

                                          ALLEN & COMPANY INCORPORATED

                                                                         ANNEX E

[WASSERSTEIN PERELLA & CO. LOGO]

                                                                 August 13, 2000

Special Committee of the Board of Directors
BHC Communications, Inc.
767 Fifth Avenue
New York, NY 10153

Members of the Special Committee of the Board:

   You have asked us to advise you with respect to the fairness, from a financial point of view, to the stockholders of BHC Communications, Inc. ("BHC"), other than Chris-Craft Industries, Inc. ("Chris-Craft"), of the Merger Consideration (as defined below) provided for pursuant to the terms of the Agreement and Plan of Merger, dated as of August 13, 2000 (the "Merger Agreement"), among BHC, The News Corporation Limited ("News Corp"), News Publishing Australia Limited, a wholly owned subsidiary of News Corp ("Acquisition Sub") and Fox Television Holdings Inc., an indirect subsidiary of News Corp. The Merger Agreement provides for, among other things, a merger of BHC with and into Acquisition Sub (the "Merger") pursuant to which the holder of each outstanding share of Class A common stock, par value $.01 per share, of BHC (other than any such shares held in the treasury of BHC, owned by Chris-Craft or owned by News Corp, Acquisition Sub or their respective affiliates ) will have the option to elect to convert each share into (a) $165.00 of cash (the "All Cash Amount"), (b) 3.7131 American Depositary Shares of News Corp (the "News Corp ADSs"), each of which represents four fully paid and nonassessable Preferred Limited Voting Ordinary Shares of News Corp (the "All Stock Exchange Ratio"), or (c) a combination of $66.00 (the "Partial Cash Amount") and 2.2278 American Depositary Shares of News Corp (the "Partial Exchange Ratio"). The All Cash Amount, the All Stock Exchange Ratio and the Partial Cash Amount and Partial Exchange Ratio are referred to collectively herein as the "Merger Consideration." The terms and conditions of the Merger are set forth in more detail in the Merger Agreement. The Merger Agreement contains adjustments to the amounts of cash and stock to be received by BHC stockholders who elect to receive the All Cash Amount or the All Stock Amount, the effect of which is intended to equalize the value of the consideration received by the BHC stockholders regardless of their election by giving effect to the market value of the News Corp ADSs during a period prior to the closing (the "Rebalancing Mechanism").

   In connection with rendering our opinion, we have reviewed a draft of the Merger Agreement, and for purposes hereof, we have assumed that the final form of this document will not differ in any material respect from the draft provided to us. We have also reviewed and analyzed certain publicly available business and financial information relating to BHC, Chris-Craft, United Television ("UTV"), Inc., a 57.9% owned subsidiary of BHC, and News Corp for recent years and interim periods to date, as well as certain internal financial and operating information, including certain prospective financial information for the calendar year 2000 prepared by or on behalf of BHC, Chris-Craft and UTV and provided to us for purposes of our analysis, (collectively, the "Prospective Financial Information"). We have also reviewed the estimates of third party research analysts of the earnings of News Corp for 2000 and 2001 (the "Analysts' Estimates"). We have met with the managements, of BHC, Chris-Craft, UTV and News Corp to review and discuss such information and, among other matters, each of BHC's, Chris-Craft's, UTV's and News Corp's businesses, results of operations, assets, financial conditions and future prospects.

   We have reviewed and considered certain financial and stock market data relating to BHC, Chris-Craft, UTV and News Corp and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to BHC, or one or more of its businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and other business combination transactions in the television broadcasting industry specifically, and in other industries generally, that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other financial studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion. Management informed us that BHC does not prepare prospective financial information for periods extending beyond fiscal year 2000; therefore, we did not perform a discounted cash flow analysis in connection with rendering this opinion.

   In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also assumed and relied upon the reasonableness and accuracy of the Prospective Financial Information provided to us, and we have assumed that such Prospective Financial Information was reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of BHC's, Chris-Craft's and UTV's respective managements. We express no opinion with respect to such Prospective Financial Information or the respective assumptions upon which it is based. We have also assumed and relied on the reasonableness and accuracy of the Analysts' Estimates. In addition, we have not reviewed any of the books and records of BHC, Chris-Craft, UTV or News Corp, or assumed any responsibility for conducting a physical inspection of the properties or facilities of BHC, Chris-Craft, UTV or News Corp, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of BHC, Chris-Craft, UTV or News Corp, and no such independent valuation or appraisal was provided to us. We also have assumed that obtaining all regulatory and other approvals and third party consents required for consummation of the Merger will not have a material effect on BHC or News Corp or on the anticipated benefits of the Merger, and we have assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. We are not expressing any opinion herein as to the prices at which any securities of News Corp, Chris-Craft, BHC or UTV will actually trade at any time.

   In the ordinary course of our business, we may actively trade the debt and equity securities of BHC, Chris-Craft, UTV or News Corp for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We are acting as exclusive financial advisor to the Special Committee of the Board of Directors of BHC in connection with the proposed Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger, as well as a fee for rendering this opinion. BHC has also agreed to indemnify us for certain liabilities arising out of our engagement and the rendering of this opinion.

   It should be noted that in the context of our engagement, we were not authorized to and did not solicit third party indications of interest in acquiring all or any part of BHC, or investigate any alternative transactions that may be available to BHC.

   Our opinion addresses only the fairness from a financial point of view to the stockholders of BHC (other than Chris-Craft) of the Merger Consideration provided for pursuant to the Merger Agreement, and we do not express any views on any other term of the Merger Agreement or the Merger (including the Rebalancing Mechanism and the consideration to be paid to Chris-Craft pursuant to the Merger or any transaction related thereto). Specifically, our opinion does not address BHC's underlying business decision to effect the transactions contemplated by the Merger Agreement or the merits of the Merger relative to any alternative transaction or business strategy that may be available to BHC.

   It is understood that this letter is for the benefit and use of the Special Committee of the Board of Directors of BHC in its consideration of the Merger and, except for inclusion in its entirety in any registration statement or proxy statement required to be circulated to stockholders of BHC relating to the Merger, may not be quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any stockholder as to how such holder should vote with respect to the Merger or whether such holder should elect to receive the All Cash Amount, the All Stock Exchange Ratio, or the Partial Cash Amount and Partial Exchange Ratio, and should not be relied upon by any stockholder as such.

   Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof the Merger Consideration provided for pursuant to the Merger Agreement is fair to the stockholders of BHC (other than Chris-Craft) from a financial point of view.

                                          Very truly yours,

                                          WASSERSTEIN PERELLA & CO., INC.

                                                                        ANNEX F
Bear Stearns

                                                       BEAR, STEARNS & CO. INC.

                                                                245 PARK AVENUE
                                                       NEW YORK, NEW YORK 10167
                                                                 (212) 272-2000
                                                            FAX: (212) 272-3092


                                                               ATLANTA * BOSTON
                                                 CHICAGO * DALLAS * LOS ANGELES
                                                       NEW YORK * SAN FRANCISCO

                                            SAO PAULO * LONDON * PARIS * GENEVA
                                         BEIJING * HONG KONG * SHANGHAI * TOKYO

August 13, 2000

The Special Committee of the Board of Directors
United Television, Inc.
132 South Rodeo Drive, Fourth Floor
Beverly Hills, CA 30212

Attention:  James D. Hodgson
      Director

      Howard F. Roycroft
      Director

Gentlemen:

We understand that United Television, Inc. ("UTVI") proposes to enter into an Agreement and Plan of Merger dated August 13, 2000 (the "Agreement"), pursuant to which UTVI will be acquired by The News Corporation Limited ("News Corp.") (the "Transaction"). Upon consummation of the Transaction contemplated by the Agreement, each share of UTVI Common Stock, other than certain shares, including for example those held in treasury or as to which dissenter's rights have been perfected, will be converted into the right to receive a combination of $60 in cash (the "Partial Cash") and 2.0253 American Depositary Shares of News Corp. (NYSE ticker symbol: NWS.A), each of which represents four (4) fully paid and nonassessable Preferred Limited Voting Ordinary Shares of News Corp. (the "ADRs") (the "Partial Exchange Ratio"); provided, that each stockholder will be entitled to elect to receive instead, subject to pro-ration, equivalent value of the sum of the Partial Cash and the Partial Exchange Ratio either in (i) cash (the "Cash") or (ii) ADRs (the "ADR Value") (such consideration being referred to collectively as the "Base Consideration").

If the value of the ADRs declines such that the aggregate value of the ADRs at closing does not equal at least 45% of the aggregate value of the total consideration paid for the UTVI Common Stock, the components of the Base Consideration will be modified, in accordance with and as more fully described in the Agreement, by reducing the cash portion of the Base Consideration to the minimum extent necessary, and issuing in lieu thereof ADRs, such that the total cash paid for shares of UTVI Common Stock in the Transaction does not exceed 55% of the aggregate value of the total consideration paid (the modified Base Consideration is referred to as the "Tax-Adjusted Consideration"), as provided for in Section 1.4(f) of the Agreement.

Pursuant to the Agreement, if News Corp. does not receive the necessary
Federal Communications Commission approval for the Transaction to be accomplished in a manner that will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or if a ruling from the Internal Revenue Service and certain tax opinions are not obtained and the Transaction will not be effected as a tax-free reorganization, the ADR Value, the Partial Exchange Ratio, the Cash and the Partial Cash each will be increased by 5% (the increased ADR Value, Partial Exchange Ratio, Cash and Partial Cash are referred collectively as the "Enhanced Consideration"). The value delivered as a result of the Base Consideration, the Tax-Adjusted Consideration or the Enhanced Consideration are referred collectively to as the "Consideration". You have provided us with a copy of the Agreement.

We also understand that, simultaneously with the Transaction, News Corp. will enter into agreements to acquire both BHC Communications, Inc. ("BHC") and Chris-Craft Industries, Inc. ("Chris-Craft"), which owns 80.0% of the shares and controls 95.0% of the vote of BHC, and that BHC, which owns 57.9% of the voting shares of UTVI, will agree to vote its shares in favor of the Transaction.

You have asked us to render our opinion as to whether the Consideration to be received is fair, from a financial point of view, to the public shareholders of UTVI.

In the course of performing our review and analyses for rendering this opinion, we have:

 .  reviewed the Agreement;

 .  reviewed UTVI's Annual Reports to Shareholders and Annual Reports on Form
   10-K for the years ended December 31, 1997 through 1999, its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2000 and its Report on Form 8-K dated July 7, 1999;

 .  reviewed BHC's Annual Reports to Shareholders and Annual Reports on Form 10-
   K for the years ended December 31, 1997 through 1999, its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2000 and its Report on Form 8-K dated February 8, 2000;

 .  reviewed Chris-Craft's Annual Reports to Shareholders and Annual Reports on
   Form 10-K for the years ended December 31, 1997 through 1999 and its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2000;

 .  reviewed News Corp.'s Annual Reports to Shareholders and Annual Reports on
   Form 20-F for the fiscal years ended June 30, 1997 through 1999 and its Interim Report on Form 6-K for the period ended March 31, 2000;

 . reviewed certain operating and financial information, including a budget for the year ended December 31, 2000, provided to us by UTVI's management relating to UTVI's business and prospects;

 . reviewed certain operating and financial information, including a budget for the year ended December 31, 2000, provided to us by Chris-Craft's management relating to Chris-Craft's business and prospects;

 . met with certain members of UTVI's senior management to discuss UTVI's business, operations, historical and budgeted financial results and future prospects;

 .  spoke with certain members of News Corp.'s senior management to discuss News
   Corp.'s business, operations, historical and projected financial results and future prospects and noted that News Corp.'s management expressed confidence that it would meet analyst expectations for 2000 and 2001;

 . reviewed the historical prices, trading multiples and trading volumes of the common shares of UTVI, BHC and Chris-Craft and Ordinary Shares and Preferred Limited Voting Ordinary Shares (and respective American Depositary Shares) of News Corp. (collectively, the "News Corp. Ordinary Share Classes");

 . reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to UTVI and News Corp.;

 . reviewed the terms of recent mergers and acquisitions of companies which we deemed generally comparable to the Transaction involving companies which we deemed generally comparable to UTVI;

 . reviewed the pro forma results, financial condition and capitalization of News Corp. giving effect to the Transaction; and

 . conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the budget, provided to us by UTVI and Chris-Craft. With respect to such budgeted financial results, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of each such company as to the expected future performance of such companies. We have not independently verified any such information or the budget provided to us, and we have further relied upon the assurances of the senior management of each such company that they are unaware of any facts that would make the information and budget provided to us incomplete or misleading.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of UTVI, nor have we been furnished with any such appraisals. Except in the case of the Enhanced Consideration, we have assumed that the stock portion of the consideration to be received will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. We have assumed that the Transaction will be consummated in a timely manner and in accordance with the terms of the Agreement without any regulatory limitations, restrictions, conditions, amendments or modifications that collectively would have a material effect on UTVI, News Corp., BHC or Chris-Craft.

We do not express any opinion as to the price or range of prices at which the shares of common stock of UTVI and the News Corp. Ordinary Share Classes may trade subsequent to the announcement of the Transaction or as to the price or range of prices at which the News Corp. Ordinary Share Classes may trade subsequent to the consummation of the Transaction.

We have acted as a financial advisor to the Special Committee of UTVI in connection with the Transaction and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Transaction. In the ordinary course of business, Bear Stearns may actively trade the equity and debt securities of UTVI, BHC, Chris-Craft, and/or News Corp. for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

This letter was provided to the Special Committee of the Board of Directors of UTVI for their use in considering the Transaction and does not constitute a recommendation to the Special Committee of the Board of Directors of UTVI or any holders of UTVI common stock as to how to vote in connection with the Transaction. This opinion does not address UTVI's underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for UTVI or the effects of any other transaction in which UTVI might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any joint proxy statement/prospectus to be distributed to the holders of UTVI common stock in connection with the Transaction. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received is fair, from a financial point of view, to the public shareholders of UTVI.

Very truly yours,

BEAR, STEARNS & CO. INC.

                                                                         ANNEX G

                          THE GENERAL CORPORATION LAW
                                       OF
                             THE STATE OF DELAWARE

  SECTION 262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or
(S) 264 of this title:

       (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

       (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

       (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

       (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

       (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertified stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20 Indemnification of Directors and Officers.

   With respect to News Corporation, Section 199A of the Corporations Law of South Australia provides:

     "(1) A company or a related body corporate must not exempt a person (whether directly or through an interposed entity) from a liability to the company incurred as an officer or auditor of the company.

     (2) A company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against any of the following liabilities incurred as an officer or auditor of the company:

       (a) a liability owed to the company or a related body corporate

       (b) a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H

       (c) a liability that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

   This subsection does not apply to a liability for legal costs.

     (3) A company or related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred:

       (a) in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under subsection (2); or

       (b) in defending or resisting criminal proceedings in which the person is found guilty; or

       (c) in defending or resisting proceedings brought by ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established; or

       (d) in connection with proceedings for relief to the person under this Law in which the Court denies the relief.

   Paragraph (c) does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order.

     (4) For the purpose of subsection (3), the outcome of proceedings is the outcome of the proceedings and any appeal in relation to the proceedings."

   Section 116 of the Articles of Association of News Corporation provides as follows:

     "(1) To the extent permitted by law and without limiting the powers of the Company, the Company must indemnify each person who is, or has been, a director, principal executive officer or secretary of the Company against any liability which results directly or indirectly from facts or circumstances relating to the person serving or having served in that capacity: (a) incurred on or after 15 April 1994 to any person (other than the Company or a related body corporate), whether or not arising from a prior contingent liability, and which does not arise out of conduct involving a lack of good faith or conduct known to the person to be wrongful; or (b) for costs and expenses incurred by the person in defending proceedings, whether civil or criminal, in which judgment is given in favor of the person or in which the person is acquitted, or in connection with any application in relation to such proceedings in which the court grants relief to the person under the Law.

     (2) The Company need not indemnify a person as provided for in paragraph
  (1) in respect of a liability to the extent that the person is entitled to an indemnity in respect of that liability under a contract of insurance.

     (3) To the extent permitted by law and without limiting the powers of the Company, the Board of Directors may authorize the Company to, and the Company may, enter into any: (a) documentary indemnity in favor of; or (b) insurance policy for the benefit of, a person who is, or has been, a director, principal executive officer, secretary, auditor, employee or other officer of the Company, or of a subsidiary of the Company.

     (4) The benefit of any indemnity previously given to any person in respect of liabilities incurred prior to 15 April 1994 is not affected by this Article.

     (5) The benefit of each indemnity given in paragraph (1) continues, even after its terms are modified or deleted, in respect of a liability arising out of acts or omissions occurring prior to the modification or deletion."

Item 21 Exhibits and Financial Statement Schedules.

   See the Exhibit Index of this Registration Statement.

Item 22 Undertakings.

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8 of Form 20-F at the start of any delayed offering or throughout a continuous offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

   (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (2) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

   (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (e) The undersigned registrant hereby undertakes: (1) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (2) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 7, 2000.

                                          The News Corporation Limited
                                          (Registrant)


                                                   /s/ K. Rupert Murdoch
                                          By: _________________________________
                                                     K. Rupert Murdoch
                                                Chairman and Chief Executive

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints K. Rupert Murdoch, David F. DeVoe and Arthur M. Siskind or any one of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ K. Rupert Murdoch          Executive Director,         December 7, 2000
______________________________________ Chairman and Chief
          K. Rupert Murdoch            Executive (Principal
                                       Executive Officer)

          /s/ David F. DeVoe           Executive Director, Chief   December 7, 2000
______________________________________ Financial Officer and
            David F. DeVoe             Finance Director
                                       (Principal Financial and
                                       Accounting Officer)

        /s/ Geoffrey C. Bible          Non-Executive Director      December 7, 2000
______________________________________
          Geoffrey C. Bible

           /s/ Chase Carey             Executive Director          December 7, 2000
______________________________________
             Chase Carey

              Signature                          Title                   Date
              ---------                          -----                   ----
          /s/ Peter Chernin            Executive Director          December 7, 2000
______________________________________
            Peter Chernin

        /s/ Kenneth E. Cowley          Non-Executive Director      December 7, 2000
______________________________________
          Kenneth E. Cowley

      /s/ Roderich I. Eddington        Non-Executive Director      December 7, 2000
______________________________________
        Roderich I. Eddington

           /s/ Aatos Erkko             Non-Executive Director      December 7, 2000
______________________________________
             Aatos Erkko

       /s/ Andrew S. B. Knight         Non-Executive Director      December 7, 2000
______________________________________
         Andrew S. B. Knight

        /s/ Lachlan L. Murdoch         Executive Director          December 7, 2000
______________________________________
          Lachlan L. Murdoch

        /s/ Thomas J. Perkins          Non-Executive Director      December 7, 2000
______________________________________
          Thomas J. Perkins

       /s/ Bert C. Roberts, Jr.        Non-Executive Director      December 7, 2000
______________________________________
         Bert C. Roberts, Jr.

        /s/ Stanley S. Shuman          Non-Executive Director      December 7, 2000
______________________________________
          Stanley S. Shuman

        /s/ Arthur M. Siskind          Executive Director          December 7, 2000
______________________________________
          Arthur M. Siskind

                                 EXHIBIT INDEX

  No.                                    Item
  ---                                    ----
  2.1   Agreement and Plan of Merger, dated as of August 13, 2000, among
        Chris-Craft Industries, Inc., The News Corporation Limited, News
        Publishing Australia Limited and Fox Television Holdings, Inc. (3)

  2.2   Agreement and Plan of Merger, dated as of August 13, 2000, among BHC
        Communications, Inc., The News Corporation Limited, News Publishing
        Australia Limited and Fox Television Holdings, Inc. (4)

  2.3   Agreement and Plan of Merger, dated as of August 13, 2000, among
        United Television, Inc., The News Corporation Limited, News Publishing
        Australia Limited and Fox Television Holdings, Inc. (5)

  2.4   Amendment No. 1 to Agreement and Plan of Merger, dated as of August
        13, 2000, among Chris-Craft Industries, Inc., The News Corporation
        Limited, News Publishing Australia Limited and Fox Television
        Holdings, Inc. (1)

  2.5   Amendment No. 1 to Agreement and Plan of Merger, dated as of August
        13, 2000, among BHC Communications, Inc., The News Corporation
        Limited, News Publishing Australia Limited and Fox Television
        Holdings, Inc. (1)

  2.6   Amendment No. 1 to Agreement and Plan of Merger, dated as of August
        13, 2000, among United Television, Inc., The News Corporation Limited,
        News Publishing Australia Limited and Fox Television Holdings, Inc.
        (1)

  5.1   Opinion of Allen Allen & Hemsley as to the validity of the Preferred
        Limited Voting Ordinary Shares of News Corporation offered hereby and certain other matters. (1)

  8.1   Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP as to certain
        U.S. federal income tax matters. (2)

  8.2   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain U.S.
        federal income tax matters. (2)

  8.3   Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP as to certain
        U.S. federal income tax matters. (2)

 10.1   Voting Agreement, dated as of August 13, 2000, among The News
        Corporation Limited, News Publishing Australia Limited and Chris-Craft
        Industries, Inc. (6)

 10.2   Voting Agreement, dated as of August 13, 2000, among The News
        Corporation Limited, News Publishing Australia Limited and BHC
        Communications, Inc. (7)

 23.1   Consent of Arthur Andersen LLP regarding The News Corporation Limited.
        (1)

 23.2   Consent of Arthur Andersen LLP regarding Fox Entertainment Group, Inc.
        (1)

 23.3   Consent of Arthur Andersen LLP regarding British Sky Broadcasting
        Group plc. (1)

 23.4   Consent of Arthur Andersen LLP regarding Stream S.p.A. (1)

 23.5   Consent of PricewaterhouseCoopers LLP regarding Chris-Craft
        Industries, Inc. (1)

 23.6   Consent of PricewaterhouseCoopers LLP regarding BHC Communications,
        Inc. (1)

 23.7   Consent of PricewaterhouseCoopers LLP regarding United Television,
        Inc. (1)

 23.8   Consent of Allen Allen & Hemsley (included in the opinion filed as
        Exhibit 5 to this Registration Statement and incorporated herein by reference). (1)

 23.9 Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (included in the opinion filed as Exhibit 8.1 to this Registration Statement and incorporated herein by reference). (2)

 23.10 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement and incorporated herein by reference). (2)

  No.                                  Item
  ---                                  ----

 23.11 Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP (included in the opinion filed as Exhibit 8.3 to this Registration Statement and incorporated herein by reference). (2)

 24.1   Powers of Attorney (included at page II-4). (1)

 99.1   Consent of Allen & Company, Incorporated. (1)

 99.2   Consent of Bear, Stearns & Co. (1)

 99.3   Consent of Wasserstein Perella & Co. (1)

 99.4   Form of proxy card of Chris-Craft Industries, Inc. (2)

 99.5   Form of proxy card of BHC Communications, Inc. (2)

 99.6   Form of proxy card of United Television, Inc. (2)

--------
(1) Filed herewith.
(2) To be filed by amendment.
(3) Incorporated herein by reference to exhibit number 2.1 to Chris-Craft's Current Report on Form 8-K filed on August 23, 2000 (File No. 001-02999).
(4) Incorporated herein by reference to exhibit number 2.1 to BHC's Current Report on Form 8-K filed on August 23, 2000 (File No. 001-10342).
(5) Incorporated herein by reference to exhibit number 2.1 to United Television's Current Report on Form 8-K filed on August 23, 2000 (File No. 001-08411).
(6) Incorporated herein by reference to exhibit number 10.1 to Chris-Craft's Current Report on Form 8-K filed on August 23, 2000 (File No. 001-02999).
(7) Incorporated herein by reference to exhibit number 10.3 to BHC's Current Report on Form 8-K filed on August 23, 2000 (File No. 001-10342).